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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Aldabra 2 Acquisition Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Not Applicable
	(2)	Aggregate number of securities to which transaction applies: Not Applicable
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$1,675,170,000.00(1)

	(4)	Proposed maximum aggregate value of transaction: $1,675,170,000.00
	(5)	Total fee paid: $51,427.70(2)
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

(1)
Our estimate of the transaction value is based on the following estimated values, assuming that the deal closes in January 2008: cash and Aldabra stock of $1,625,000,000 plus (i) $38,000,000 (the cash and cash equivalents of Boise Packaging & Newsprint, L.L.C., Boise White Paper, L.L.C. and Boise Cascade Transportation Holdings Corp.); (ii) zero (a working capital adjustment of zero, calculated based on an assumption that the estimated net working capital of the paper and packaging and newsprint businesses equals $329,000,000; and (iii) $12,170,000 (a working capital adjustment of $12,170,000, calculated based on an assumption that the estimated net working capital for Aldabra 2 Acquisition Corp. and its subsidiaries is $392,180,800, which equals $12,170,000 less than $404,350,800).

(2)
This amount is $1,675,170,000 (the transaction value) multiplied by the SEC's fee of $30.70 per million (or 1,675,170,000 * 0.00003070).

ALDABRA 2 ACQUISITION CORP.
c/o TERRAPIN PARTNERS, LLC
540 MADISON AVENUE, 17TH FLOOR
NEW YORK, NY 10022

[                        ], 2008

Dear Aldabra Stockholder:

        You are cordially invited to attend a special meeting of the stockholders of Aldabra 2 Acquisition Corp. ("Aldabra") relating to the acquisition of Boise White Paper, L.L.C., Boise Packaging & Newsprint, L.L.C., Boise Cascade Transportation Holdings Corp. (collectively, the "Paper Group") and other assets and liabilities related to the operation of the paper, packaging and newsprint, and transportation businesses of the Paper Group and most of the headquarters operations of Boise Cascade, L.L.C. (the "Seller") (collectively, the business to be acquired from the Seller, "Boise Paper Products" or "BPP") through the acquisition of Boise Paper Holdings, L.L.C. The special meeting will be held at 10:00 a.m., Eastern Standard Time, on [                        ], 2008, at Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY 10036.

        At the special meeting, you will be asked to consider and vote upon the following proposals:

1.
to adopt the Purchase and Sale Agreement, dated as of September 7, 2007, by and among the Seller, Boise Paper Holdings, L.L.C., the Paper Group, Aldabra and Aldabra Sub LLC, as amended by Amendment No. 1 to Purchase and Sale Agreement, dated October 18, 2007, by and among such persons (the "purchase agreement"), and to approve the transactions contemplated by the purchase agreement (the "Acquisition");

2.
to adopt a certificate of amendment to our existing amended and restated certificate of incorporation (our "charter") to increase the number of authorized shares of common stock from 100 million to 250 million (the "closing charter amendment");

3.
to adopt an amended and restated charter, immediately following the closing of the Acquisition, to, among other things, change our name to "Boise Inc.," delete certain provisions that relate to us as a blank check company and create perpetual corporate existence (the "amended and restated charter");

4.
to elect nine members of the board of directors to serve on the Boise Inc. board of directors from the completion of the Acquisition until their successors are duly elected and qualified;

5.
to adopt the 2008 Boise Inc. Incentive and Performance Plan (the "Incentive Plan"); and

6.
to adopt an adjournment proposal to authorize the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes at the time of the special meeting to adopt the Acquisition proposal, the closing charter amendment proposal, the amended and restated charter proposal and/or the Incentive Plan proposal (the "adjournment proposal").

        The adoption of the Acquisition proposal is conditioned upon the approval of the closing charter amendment proposal, the amended and restated charter proposal and the election of directors proposal but not the Incentive Plan proposal or the adjournment proposal. The adoption of each of the other proposals, other than the adjournment proposal, is conditioned upon the adoption of the Acquisition proposal.

        The board of directors of Aldabra has fixed the close of business on January 16, 2008 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the special meeting and at any adjournments or postponements thereof.

        The affirmative vote of holders of a majority of the shares of Aldabra's common stock that were issued in its initial public offering (the "IPO Shares") voting in person or by proxy at the special meeting and the affirmative vote of holders of a majority of the shares voting in person or by proxy (including the holders of the Private Shares, which holders have agreed to vote all their Private Shares in accordance with the majority of the votes cast by holders of the IPO Shares), are required to approve the Acquisition and the transactions contemplated thereby. As discussed in the section entitled "The Purchase Agreement—Payment of Estimated Total Purchase Price," the Acquisition will result in shares being issued to the Seller such that the Seller's ownership interest in Aldabra is expected to be approximately 40% but may be up to a maximum of 49%. However, the Acquisition will not be consummated if holders of 40% or more of the IPO Shares vote against the Acquisition proposal and contemporaneously elect to exercise their conversion rights.

        Aldabra will deliver at closing cash and stock (and under certain conditions detailed below, a subordinated promissory note) equal to $1,625,000,000 plus or minus an incremental amount equal to the sum of (i) the Paper Group's cash and cash equivalents (expected to be $38,000,000), (ii) plus or minus the amount by which the estimated net working capital of the paper and packaging and newsprint businesses of the Seller is greater or less than $329,000,000 (as applicable), and (iii) plus the amount (if any) by which Aldabra's and its subsidiaries' estimated net working capital is less than $404,350,800 (the net amount derived from the foregoing, the "total purchase price"), in each case estimated as of 11:59 p.m. (Boise, Idaho time) on the day before the closing. Following the closing, these estimated amounts will be compared against the actual amounts with any subsequent adjustments payable through the issuance to the Seller of additional shares of Aldabra common stock or the return by the Seller and cancellation of shares of Aldabra common stock held by the Seller.

        At least $1,210,000,000 of the total purchase price must be paid in cash, plus the amount of fees and expenses paid directly by the Seller to lenders and/or agents providing the debt financing, minus other expenses specified in the purchase agreement (together, the "Minimum Cash Amount"). The actual cash portion of the total purchase price will equal the amount of Aldabra's cash at closing (including cash held in the trust fund but excluding any amounts paid upon the exercise of conversion rights by Aldabra stockholders), less transaction expenses plus the amount of the net proceeds from the debt financing, but will not in any event be less than the Minimum Cash Amount (the "Cash Portion").

        The balance of the total purchase price will be paid in Aldabra common stock, with the amount of Aldabra common stock issued to the Seller valued based upon an average per share closing price of Aldabra common stock for the 20 trading day period ending three trading days prior to closing (disregarding for this purpose in such period any day in which trading of Aldabra common stock was conducted by, or on behalf of, an officer or director of Aldabra or a family member or affiliate thereof) (the "Average Trading Price"). For purposes of calculating the number of shares that will be issued to the Seller, the Average Trading Price will not be higher than $10.00 per share or lower than $9.54 per share. Assuming an Average Trading Price of $9.77 (the midpoint of the range), no exercise of conversion rights, and based upon the other assumptions set forth in the unaudited pro forma financial statements, Aldabra will issue to the Seller 34,510,747 shares of Aldabra common stock. See "Unaudited Pro Forma Condensed Consolidated Financial Statements." The exact number of shares to be issued cannot be determined at this time, since the Average Trading Price, the cash and net working capital adjustments (which will affect the total purchase price), and the Cash Portion cannot be calculated at this time. The purchase agreement also provides that the Seller will not receive shares to the extent such receipt would cause it to hold in excess of 49% of Aldabra's common stock immediately following the closing of the Acquisition (excluding, for purposes of this calculation, Aldabra's outstanding warrants) and that, in lieu of receiving shares in excess of 49%, Aldabra will instead pay the Seller an amount equal to the value of such shares (valued at the Average Trading Price) through the issuance by Aldabra of a subordinated promissory note to the Seller.

        Assuming the Acquisition proposal is approved by Aldabra stockholders, the affirmative vote of the holders of a majority of the shares of Aldabra common stock outstanding as of the Record Date is required to approve the proposals to adopt the closing charter amendment and the amended and restated charter. The affirmative vote of a majority of the shares of Aldabra common stock represented in person or by proxy and entitled to vote at the special meeting is required to approve the Incentive Plan proposal and the adjournment proposal. The nine directors to be elected at the special meeting will be elected by a plurality of the votes cast by the stockholders present in person or by proxy and entitled to vote.

        Each Aldabra stockholder that holds IPO Shares has the right to vote against the Acquisition proposal and at the same time demand that Aldabra convert such stockholder's shares into an amount of cash equal to the pro rata portion of the trust account in which a substantial portion of the net proceeds of Aldabra's initial public offering, plus interest thereon, are deposited. Based upon the foregoing and on the amount of cash held in the trust account, net of accrued taxes and expenses, as an illustration, as of January 1, 2008, without taking into account any interest earned or expenses incurred after such date, you would have been entitled to redeem each of the IPO Shares you held for approximately $9.71. If the Acquisition is not completed, then these IPO Shares will not be converted into cash. However, if the holders of 16,560,000 or more IPO Shares, representing approximately 40% or more of the total number of IPO Shares, exercise their conversion rights, then, in accordance with the terms of our charter and the documents governing the trust account, we will not consummate the Acquisition, and your shares will not be converted.

        Aldabra shares of common stock, warrants and units are quoted on the American Stock Exchange under the symbols "AII," "AII.WS" and "AII.U," respectively. On January 9, 2008, the closing price of Aldabra common stock, warrants and units was $9.66, $2.80 and $12.65, respectively.

        AFTER CAREFUL CONSIDERATION OF THE TERMS AND CONDITIONS OF THE ACQUISITION PROPOSAL, THE BOARD OF DIRECTORS OF ALDABRA BELIEVES THAT THE ACQUISITION PROPOSAL IS FAIR TO, AND IN THE BEST INTERESTS OF, ALDABRA AND ITS STOCKHOLDERS AND THAT THE FAIR MARKET VALUE OF BPP IS AT LEAST EQUAL TO 80% OF THE NET ASSETS OF ALDABRA. AFTER CAREFUL CONSIDERATION OF THE TERMS AND CONDITIONS OF ALL OF THE PROPOSALS, THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED ALL OF THE PROPOSALS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE PROPOSALS.

        The accompanying proxy statement provides detailed information concerning the proposals and additional information, including, without limitation, the information set forth under the heading "Risk Factors," all of which you are urged to read carefully. It is important that your Aldabra common stock be represented at the special meeting, regardless of the number of shares you hold. Therefore, please vote your shares as soon as possible, whether or not you plan to attend the special meeting. Voting your shares prior to the special meeting will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

Sincerely,
/s/ Nathan D. Leight Nathan D. Leight Chairman of the Board

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE PROMPTLY VOTE YOUR SHARES AND SUBMIT YOUR PROXY BY TELEPHONE OR BY INTERNET, OR BY COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY FORM IN THE ENCLOSED ENVELOPE. IF YOU RETURN A PROXY WITH YOUR SIGNATURE BUT WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS.

        ALDABRA MAINTAINS A WEBSITE AT WWW.ALDABRACORP2.COM. THE CONTENTS OF THAT WEBSITE ARE NOT PART OF THIS PROXY STATEMENT.

        SEE "RISK FACTORS" FOR A DISCUSSION OF VARIOUS FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE PROPOSED ACQUISITION SINCE, UPON THE CONSUMMATION OF THE ACQUISITION, THE OPERATIONS AND ASSETS OF BOISE PAPER PRODUCTS WILL ESSENTIALLY CONSTITUTE ALL OF THE OPERATIONS AND ASSETS OF ALDABRA.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE ACQUISITION, PASSED UPON THE MERITS OR FAIRNESS OF THE ACQUISITION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

        This proxy statement is dated [                             ], 2008 and is first being mailed to Aldabra stockholders on or about [                       ], 2008.

Notice of Special Meeting of Stockholders

ALDABRA 2 ACQUISITION CORP.
c/o Terrapin Partners, LLC
540 Madison Avenue, 17th Floor
New York, New York 10022

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [                             ], 2008

        You are cordially invited to attend a special meeting of the stockholders of Aldabra 2 Acquisition Corp. ("Aldabra") relating to the acquisition of Boise White Paper, L.L.C., Boise Packaging & Newsprint, L.L.C., Boise Cascade Transportation Holdings Corp. (collectively, the "Paper Group") and other assets and liabilities related to the operation of the paper, packaging and newsprint, and transportation businesses of the Paper Group and most of the headquarters operations of Boise Cascade, L.L.C. (the "Seller") (collectively, the business to be acquired from the Seller, "Boise Paper Products" or "BPP") through the acquisition of Boise Paper Holdings, L.L.C. The special meeting will be held at 10:00 a.m., Eastern Standard Time, on [                        ], 2008, at Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY 10036 for the following purposes:

1.
to adopt the Purchase and Sale Agreement, dated as of September 7, 2007, by and among the Seller, Boise Paper Holdings, L.L.C., the Paper Group, Aldabra and Aldabra Sub LLC, as amended by Amendment No. 1 to Purchase and Sale Agreement, dated October 18, 2007, by and among such persons (the "purchase agreement"), and to approve the transactions contemplated by the purchase agreement (the "Acquisition");

2.
to adopt a certificate of amendment to our existing amended and restated certificate of incorporation (our "charter") to increase the number of authorized shares of common stock from 100 million to 250 million (the "closing charter amendment");

3.
to adopt an amended and restated charter, immediately following the closing of the Acquisition, to, among other things, change our name to "Boise Inc.," delete certain provisions that relate to us as a blank check company and create perpetual corporate existence (the "amended and restated charter");

4.
to elect nine members of the board of directors to serve on the Boise Inc. board of directors from the completion of the Acquisition until their successors are duly elected and qualified;

5.
to adopt the 2008 Boise Inc. Incentive and Performance Plan (the "Incentive Plan"); and

6.
to adopt an adjournment proposal to authorize the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes at the time of the special meeting to adopt the Acquisition proposal, the closing charter amendment proposal, the amended and restated charter proposal and/or the Incentive Plan proposal (the "adjournment proposal").

        The adoption of the Acquisition proposal is conditioned upon the approval of the closing charter amendment proposal, the amended and restated charter proposal and the election of directors proposal but not the Incentive Plan proposal or the adjournment proposal. The adoption of each of the other proposals, other than the adjournment proposal, is conditioned upon the adoption of the Acquisition proposal.

        The board of directors of Aldabra fixed the close of business on January 16, 2008 (the "Record Date"), as the date for which Aldabra stockholders are entitled to receive notice of, and to vote at, the special meeting. Only the holders of record of Aldabra common stock on the Record Date are entitled to have their votes counted at the special meeting and any adjournments or postponements of it.

        On the Record Date, there were 51,750,000 outstanding shares of Aldabra common stock, of which 41,400,000 were issued to the public in Aldabra's initial public offering (the "IPO") (such shares, the "IPO Shares") and 10,350,000 were issued prior to its IPO to its initial stockholders, each of which is entitled to one vote per share at the special meeting. The holders of the shares issued prior to Aldabra's IPO, which are referred to as the "Private Shares," are held by its directors and executive officers and certain of their affiliates, each of whom has agreed to vote all of his shares with respect to the Acquisition proposal only in accordance with the majority of the votes cast by the holders of the IPO Shares. If holders of a majority of the IPO Shares voting in person or by proxy at the special meeting vote against, or abstain with respect to, the Acquisition proposal, such proposal will not be approved.

        Your vote is important. Please vote as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record of Aldabra common stock on the Record Date, you may cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. Abstentions will have the same effect as voting against the Acquisition proposal, the incentive plan proposal and the adjournment proposal, but broker non-votes will have no effect on these proposals. Not voting, abstentions and broker non-votes will have the same effect as voting against the closing charter amendment proposal and the restated charter proposal. Abstentions and broker non-votes will have no effect on the election of directors proposal.

        Any proxy may be revoked at any time prior to its exercise by delivery of a later dated proxy, by notifying Jason G. Weiss, our corporate secretary, in writing before the special meeting, or by voting in person at the special meeting. By authorizing your proxy promptly, you can help us avoid the expense of further proxy solicitations.

        Your attention is directed to the proxy statement accompanying this notice (including the annexes thereto) for a more complete statement regarding the matters proposed to be acted on at the special meeting. We encourage you to read this proxy statement carefully. If you have any questions or need assistance voting your shares, please contact either Aldabra and its representatives at (212) 710-4100 or our proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016, by telephone at 1-800-322-2885 or by email at proxy@mackenziepartners.com.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Jason G. Weiss Jason G. Weiss Chief Executive Officer and Secretary
[ ], 2008

Page
Summary of the Proxy Statement	1
Questions and Answers About the Special Meeting and the Proposals	16
Selected Historical Financial Information of Aldabra	23
Selected Historical Financial Information of Boise Paper Products	24
Selected Unaudited Pro Forma Financial Information	28
Comparative Historical and Unaudited Pro Forma Per Share Information	31
Risk Factors	32
Cautionary Statement Concerning Forward-Looking Information	47
The Special Meeting	49
Proposal I—Acquisition Proposal	54
The Houlihan Lokey Fairness Opinion	75
Interests of Certain Persons in the Acquisition	84
The Purchase Agreement	87
Acquisition Financing	116
Unaudited Pro Forma Condensed Consolidated Financial Statements	123
Proposal II—Closing Charter Amendment	135
Proposal III—Amended and Restated Charter	136
Proposal IV—Election of Directors	142
Proposal V—Incentive Plan	143
Proposal VI—Adjournment Proposal	148
Information About Aldabra	149
Aldabra Management's Discussion and Analysis of Financial Condition and Results of Operations	153
Information About Boise Paper Products	159
Boise Paper Products Management's Discussion and Analysis of Financial Condition and Results of Operations	170
Management Following the Acquisition	200
Compensation Discussion and Analysis	207
Beneficial Ownership of Securities	221
Certain Relationships and Related Party Transactions	224
Market Prices of Aldabra's Common Stock	228
Transfer Agent and Registrar	229
Submission of Stockholder Proposals	229
Where to Find Additional Information	229
Index to Financial Statements	F-1
Financial Statements	F-2
Annex A Purchase Agreement; Amendment No. 1 to Purchase Agreement	A-1
Annex B Fairness Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.	B-1
Annex C Closing Charter Amendment	C-1
Annex D Amended and Restated Charter	D-1
Annex E 2008 Boise Inc. Incentive and Performance Plan	E-1
Annex F Bylaws of Boise Inc.	F-1
Annex G Investor Rights Agreement	G-1

SUMMARY OF THE PROXY STATEMENT

        The following pages summarize selected information from this proxy statement, but do not contain all of the information that is important to you. The proposals are described in greater detail elsewhere in this proxy statement. You should carefully read this entire document, including the attached annexes. Unless the context indicates otherwise, in this proxy statement, prior to the Acquisition, the terms "we," "us," "our" and "the Company" refer to Aldabra and, following the Acquisition, such terms (and "Boise") refer to the combined company, which will be renamed Boise Inc.

The Special Meeting

        This proxy statement is being furnished to holders of Aldabra common stock for use at the special meeting, and at any adjournments or postponements of that meeting. At the special meeting, Aldabra stockholders will be asked to consider and vote upon proposals (1) to adopt the purchase agreement and to approve the Acquisition; (2) to adopt the closing charter amendment to increase the number of authorized shares of common stock from 100 million to 250 million; (3) to adopt an amended and restated charter; (4) to elect nine members to our board of directors to serve on the Boise Inc. board of directors from the completion of the Acquisition until their successors are duly elected and qualified; (5) to adopt the 2008 Boise Inc. Incentive and Performance Plan; and (6) to adopt the adjournment proposal to authorize the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes at the time of the special meeting to adopt any of the other proposals. The special meeting will be held on [                        ], 2008, at 10:00 a.m., Eastern Standard Time, at Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY 10036.

The Parties

        Aldabra 2 Acquisition Corp.    We are a blank check company that was formed on February 1, 2007 to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. A registration statement for our initial public offering (the "IPO") was declared effective on June 19, 2007, and on June 22, 2007, we consummated our IPO of 41,400,000 units, including 5,400,000 units subject to the underwriters' over-allotment option, at an offering price of $10.00 per unit. Each unit consists of one share of our common stock and one warrant. The units were sold at an offering price of $10.00 per unit, generating total gross proceeds of $414,000,000. We agreed to pay the underwriters in the offering an underwriting discount of 7% of the gross proceeds of the offering, and the underwriters agreed that 3% ($12,420,000) would not be payable unless and until we completed a business combination. Simultaneously with the consummation of our IPO, Messrs. Leight and Weiss, our chairman and chief executive officer, respectively, each purchased 1,500,000 warrants from us at $1.00 per warrant in a private placement for an aggregate purchase price of $3,000,000 (the "Aldabra Insider Warrants"). After deducting commissions, offering expenses and a portion of the underwriting discount, the total net proceeds from the offering were approximately $384,380,000. Upon the closing of the IPO, an aggregate of $399,500,000 (including the $3,000,000 of proceeds from the private placement of warrants to our chairman and chief executive officer and the $12,420,000 of deferred underwriters' discounts described above) was deposited into a trust fund. Approximately $275,000 was withheld from the trust to pay initial business, legal and accounting due diligence expenses on prospective business combinations, general and administrative expenses and corporate income and franchise taxes. The net proceeds deposited into the trust fund remain on deposit in the trust fund earning interest and will not be released until the earlier of the consummation of a business combination or our liquidation. As of January 1, 2008, the value of the trust fund was approximately $402,145,013, net of accrued expenses and taxes. Such funds were invested in the Wells Fargo Advantage Prime Investment Money Market Fund, currently earning interest (before accrual for income taxes) of approximately 3.94% per annum.

        We are not presently engaged in, and will not engage in, any substantive commercial business until the consummation of a business combination. The Aldabra units, common stock and warrants are traded on the American Stock Exchange (the "AMEX") under the symbols "AII.U," "AII" and "AII.WS," respectively. If the proposals set forth in this proxy statement are not approved, and the Acquisition is not consummated, we will continue to search for an operating company or assets to acquire. However, if we do not consummate a business combination by June 19, 2009, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Our executive offices are located at c/o Terrapin Partners, LLC, 540 Madison Avenue, 17th Floor, New York, NY 10022. We file reports with the Securities and Exchange Commission (the "SEC"), which are available free of charge at www.sec.gov. For more information about Aldabra, please see the section entitled "Information About Aldabra."

        Aldabra Sub LLC.    Aldabra Sub LLC is a Delaware limited liability company formed solely for the purpose of acquiring Boise Paper Products. Aldabra Sub LLC is a direct, wholly-owned subsidiary of Aldabra. Aldabra Sub LLC is sometimes referred to in this proxy statement as "Buyer Sub."

        Boise Cascade, L.L.C.    Boise Cascade, L.L.C., a wholly-owned subsidiary of Boise Cascade Holdings, L.L.C., is a diversified North American paper and forest products company headquartered in Boise, Idaho. Boise Cascade, L.L.C. is a leading manufacturer and national wholesale distributor of building materials, including engineered wood products, plywood and lumber. Through its paper and packaging and newsprint segments, Boise Cascade, L.L.C. is a leading manufacturer of uncoated free sheet paper, and also manufactures containerboard (linerboard), corrugated containers and sheets, as well as newsprint. Madison Dearborn Capital Partners IV, L.P. and OfficeMax Incorporated indirectly hold ownership interests in Boise Cascade, L.L.C. of approximately 76.7% and 19.9%, respectively, with management and other co-investors owning the remaining approximately 3.4%. By virtue of their ownership interests in Boise Cascade, L.L.C., Madison Dearborn Capital Partners IV, L.P. and OfficeMax will have indirect economic interests of approximately 30% and 8%, respectively, in the common stock of Boise following the Acquisition. Boise Cascade, L.L.C. is sometimes referred to in this proxy statement as the "Seller."

        Boise Paper Products.    Boise Paper Products or "BPP" is the business to be acquired from the Seller and is comprised of Boise White Paper, L.L.C. ("Boise White Paper"), Boise Packaging & Newsprint, L.L.C. ("BP&N") and Boise Cascade Transportation Holdings Corp. ("Boise Transportation") (collectively, the "Paper Group") and certain assets and liabilities related to the operation of the paper, packaging and newsprint, and transportation businesses of the Paper Group and most of the headquarters operations of the Seller. BPP owns pulp and paper mill operations in the following locations: Jackson, Alabama; International Falls, Minnesota; St. Helens, Oregon; and Wallula, Washington, all of which manufacture uncoated free sheet paper. BPP also owns a mill in DeRidder, Louisiana, which produces containerboard (linerboard) as well as newsprint and is one of the largest paper mills in North America. BPP also has a network of six corrugated converting plants, located in the Pacific Northwest and Texas, which manufacture corrugated containers and sheets.

        Boise Paper Holdings, L.L.C.    Boise Paper Holdings, L.L.C. is a Delaware limited liability company formed solely for the purpose of holding 100% of BPP, including 100% of the outstanding equity interests of the Paper Group. Boise Paper Holdings, L.L.C. will be a direct, wholly-owned subsidiary of the Seller, and is sometimes referred to in this proxy statement as the "Target."

        The mailing address for the principal executive offices of the Seller, BPP and the Target is 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728, and their telephone number is (208) 384-6161.

The Acquisition

        Under the purchase agreement, Aldabra is acquiring BPP, which is comprised of the Paper Group and certain assets and liabilities related to the operation of the paper, packaging and newsprint, and transportation businesses of the Paper Group and most of the headquarters operations of the Seller. The Acquisition is structured such that, upon closing, Aldabra will indirectly own through Buyer Sub 100% of the outstanding common units of the Target, which will in turn own 100% of BPP, including 100% of the outstanding equity interests of the Paper Group. Aldabra will account for the Acquisition using the purchase method of accounting and will also allocate fair market value to these assets at the time of the Acquisition from a tax perspective.

        The following diagram sets forth Aldabra's corporate structure immediately following the Acquisition:

Purchase Price

        At the closing of the Acquisition, Aldabra will deliver cash and stock (and under certain conditions detailed below, a subordinated promissory note) equal to $1,625,000,000 plus or minus an incremental amount equal to the sum of (i) the Paper Group's cash and cash equivalents (expected to be $38,000,000), (ii) plus or minus the amount by which the estimated net working capital of the paper and packaging and newsprint businesses of the Seller is greater or less than $329,000,000 (as applicable), and (iii) plus the amount (if any) by which Aldabra's and its subsidiaries' estimated net working capital is less than $404,350,800, in each case calculated as of 11:59 p.m. (Boise, Idaho time) on the day before closing (the "Adjustment Calculation Time") (the net amount derived from the foregoing, the "total purchase price"). Following the closing, these estimated amounts will be compared against the actual amounts with any subsequent adjustments payable through the issuance to the Seller of additional shares of Aldabra common stock or the return by the Seller and cancellation of shares of Aldabra common stock (in each case, valued at the Average Trading Price, as defined below) held by the Seller.

        At least $1,210,000,000 of the total purchase price must be paid in cash, plus the amount of fees and expenses paid directly by the Seller to lenders and/or agents providing the debt financing and minus other expenses specified in the purchase agreement (the "Minimum Cash Amount"). The actual cash portion of the total purchase price will equal the amount of Aldabra's cash at closing (including the cash held in the trust fund, but excluding any amounts paid upon exercise by Aldabra stockholders of conversion rights), less transaction expenses plus the amount of the net proceeds from the debt financing, but will not in any event be less than the Minimum Cash Amount (the "Cash Portion").

        The balance of the total purchase price will be paid in Aldabra common stock, with the amount of Aldabra common stock issued to the Seller valued based upon an average per share closing price of Aldabra common stock for the 20 trading day period ending three trading days prior to closing (disregarding for this purpose in such period any day in which trading of Aldabra common stock was conducted by, or on behalf of, an officer or director of Aldabra or a family member or affiliate thereof) (the "Average Trading Price"). For purposes of calculating the number of shares that will be issued to the Seller, the Average Trading Price will not be higher than $10.00 per share or lower than $9.54 per share. Assuming an Average Trading Price of $9.77 (the midpoint of the range) and based upon the other assumptions set forth in the unaudited pro forma financial statements, (i) in the case of no exercise of conversion rights, Aldabra will issue to the Seller 34,510,747 shares of Aldabra common stock, or (ii) in the case of maximum exercise of conversion rights, Aldabra (a) will incur additional indebtedness of approximately $61 million under the second lien facility (as described under "Acquisition Financing") and $108 million in the form of a subordinated promissory note issued by Aldabra to the Seller and (b) will issue to the Seller 33,813,977 shares of Aldabra common stock. See "Unaudited Pro Forma Condensed Consolidated Financial Statements." The exact number of shares to be issued cannot be determined at this time, since the Average Trading Price, the cash and net working capital adjustments (which will affect the total purchase price), and the Cash Portion cannot be calculated at this time. The purchase agreement also provides that the Seller will not receive shares that would cause it to hold in excess of 49% of Aldabra's common stock immediately following the closing of the Acquisition (excluding, for purposes of this calculation, Aldabra's outstanding warrants) and that, in lieu of receiving shares in excess of 49%, Aldabra will instead pay the Seller an amount equal to the value of such shares (valued at the Average Trading Price) through the issuance of a subordinated promissory note.

        Only by way of example, assuming an Average Trading Price of $9.77 (the midpoint of the range) and based upon other assumptions set forth in the unaudited pro forma financial statements (see "Unaudited Pro Forma Condensed Consolidated Financial Statements"), the Acquisition consideration would have been calculated as follows:

	Assuming No Exercise of Conversion Rights	Assuming Maximum Exercise of Conversion Rights
Base Consideration	$1,625,000,000	$1,625,000,000
Net working capital of paper and packaging and newsprint businesses of the Seller adjustment	—	—
Estimated cash and cash equivalents of Paper Group	+38,000,000	+38,000,000
Net working capital of Aldabra adjustment paid with equity consideration	+12,170,000	+5,000,000
Net working capital of Aldabra adjustment paid with subordinated note payable to Seller	—	+7,170,000

Estimated Total Purchase Price	1,675,170,000	1,675,170,000
Contributed cash by the Seller	-38,000,000	-38,000,000
New debt issuance fees	+11,000,000	+11,000,000

Total Purchase Price Net of Contributed Cash	$1,648,170,000	$1,648,170,000

Non-Equity Portion
Aldabra cash	$392,000,000	$230,000,000
Debt financing cash	+957,000,000	+1,018,000,000
New debt issuance fees	-11,000,000	-11,000,000
Subordinated note payable to Seller	—	+107,807,449
Aldabra estimated fees and other expenses	-26,000,000	-26,000,000

Total Non-Equity Consideration	$1,312,000,000	$1,318,807,449

Stock Portion
Estimated total purchase price(1)	$1,675,170,000	$1,675,170,000
Cash paid to Seller	-1,312,000,000	-1,211,000,000
Subordinated note payable to Seller	—	-107,807,449
Aldabra estimated fees and other expenses	-26,000,000	-26,000,000

Equity value amount(2)	$337,170,000	$330,362,551
Average Trading Price	÷9.77	÷9.77

Total Stock Consideration (Aldabra shares issued)	34,510,747	33,813,977

  (1)
  For the definition of "estimated total purchase price," see "—Post-Closing Price Adjustment."

  (2)
  For the definition of "Equity Value Amount," see "The Purchase Agreement—Payment of Estimated Total Purchase Price."

Post-Closing Purchase Price Adjustment

        The estimated purchase price paid on the closing date (the "estimated total purchase price") will be subject to a post-closing reconciliation within 140 days after closing based on actual cash and net working capital amounts. If the estimated total purchase price is less than the total purchase price,

Aldabra will deliver to the Seller an additional number of shares of Aldabra common stock (valued at the Average Trading Price) equal to the quotient determined by dividing (i) the amount of such shortfall by (ii) the Average Trading Price. If the estimated total purchase price is greater than the total purchase price, the Seller will deliver to Aldabra for cancellation shares of Aldabra common stock (valued at the Average Trading Price) equal in value to such excess amount.

The Closing Charter Amendment

        Assuming the Acquisition proposal is approved, Aldabra stockholders are also being asked to approve an amendment to our existing charter, to be effective prior to the closing of the Acquisition, to increase the number of authorized shares of Aldabra common stock from 100 million to 250 million.

The Amended and Restated Charter

        Assuming the Acquisition proposal is approved, Aldabra stockholders are also being asked to approve the amendment and restatement of our charter, to be effective immediately following the closing of the Acquisition. We are proposing the amendment and restatement of our charter to adequately address the post-Acquisition needs of Aldabra as an operating company, by, among other things:

  •
  changing our name to "Boise Inc." to better reflect the business we will conduct after the Acquisition;

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  deleting existing provisions that relate to us as a blank check company; and

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  creating perpetual corporate existence.

The Election of Directors

        You are being asked to elect the following persons to serve as our directors upon consummation of the Acquisition: Carl A. Albert, Zaid F. Alsikafi, Jonathan W. Berger, Jack Goldman, Nathan D. Leight, Thomas S. Souleles, W. Thomas Stephens, Alexander Toeldte and Jason G. Weiss. Please see the section entitled "Management Following the Acquisition—Directors and Executive Officers Following the Acquisition" and "Interests of Certain Persons in the Acquisition" for information regarding these persons. The board of directors has determined that the following directors satisfy the definition of independence as defined under the listing standards of the New York Stock Exchange (the "NYSE"): Messrs. Albert, Alsikafi, Berger, Goldman and Souleles.

        Under the proposed amended and restated charter, our board of directors will be divided into three classes, designated Class I, Class II and Class III. The members of the three classes that are proposed to be elected in this proxy statement will have initial terms beginning upon completion of the Acquisition and terminating, in the case of Class I directors, on the date of the 2008 annual meeting, in the case of Class II directors, on the date of the 2009 annual meeting and, in the case of Class III directors, on the date of the 2010 annual meeting. At each succeeding annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualified.

        Effective upon completion of the Acquisition and approval of the amended and restated charter, the current directors of Aldabra will resign, and the new directors elected will be allocated to the three different classes as follows:

  •
  the Class I directors will be Messrs. Albert, Souleles and Weiss;

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  the Class II directors will be Messrs. Berger, Goldman and Stephens; and

  •
  the Class III directors will be Messrs. Alsikafi, Leight and Toeldte.

The Incentive Plan

        The 2008 Boise Inc. Incentive and Performance Plan proposes reserving 5,175,000 shares of common stock in Boise Inc., which will be Aldabra's new name post-Acquisition, for issuance in accordance with the Incentive Plan's terms. The Incentive Plan has been established to enable us to attract, retain, motivate and provide additional incentives to certain directors, officers, employees, consultants and advisors, whose contributions are essential to our growth and success by enabling them to participate in our long-term growth through the exercise of stock options and the ownership of our stock. For more information regarding the Incentive Plan, see "Proposal V—Incentive Plan." Additionally, the Incentive Plan is attached as Annex E to this proxy statement. We encourage you to read the plan in its entirety.

Aldabra's Insider Stock Ownership

        The board of directors of Aldabra has fixed the close of business on January 16, 2008 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and at any adjournments or postponements thereof. As of January 7, 2008, our directors and executive officers and their affiliates (the "Aldabra Insider Stockholders") beneficially held and are entitled to vote, in the aggregate, 10,468,300 shares of Aldabra common stock, representing approximately 20.23% of the outstanding Aldabra common stock, of which 10,350,000 were issued prior to the IPO and of which 118,300 were purchased by the Aldabra Insider Stockholders following the IPO and immediately prior to the filing of this proxy statement. Such number does not include the 3,000,000 shares of Aldabra common stock issuable upon exercise of the Aldabra Insider Warrants held by Messrs. Leight and Weiss (which includes common stock shares underlying units purchased by Mr. Leight). Such number also does not include 57,900 warrants purchased by our directors and executive officers and their affiliates, including warrants underlying units purchased by Mr. Leight. With respect to the proposal for approval of the Acquisition only, each of the Aldabra Insider Stockholders has agreed to vote all of his or its Private Shares in accordance with the majority of the votes cast with respect to the Acquisition proposal by the holders of the IPO Shares. This voting arrangement shall not apply to any proposal other than the Acquisition proposal and shall not apply to shares of Aldabra common stock purchased after the IPO in the open market by any of the Aldabra Insider Stockholders. While the Aldabra Insider Stockholders may vote these shares on a proposed business combination in any way they choose, the Aldabra Insider Stockholders have informed Aldabra that they intend to vote all of their shares that are not Private Shares for the Acquisition proposal. The Aldabra Insider Stockholders have further informed Aldabra that they intend to vote all of their shares for the closing charter amendment, the amended and restated charter, the board nominees, the Incentive Plan and the adjournment proposal.

        Record holders of Aldabra warrants do not have voting rights with respect to such warrants. If holders of a majority of the IPO Shares voting in person or by proxy at the special meeting vote against, or abstain with respect to, the Acquisition proposal, such proposal will not be approved.

Consideration Offered to Aldabra's Stockholders

        Our stockholders will not receive any cash or property in the Acquisition, but instead will continue to hold their shares of Aldabra common stock. As a result of the Acquisition, our stockholders will own approximately 60% of Boise Inc., assuming none of Aldabra's shareholders exercise their conversion rights, and based upon the other assumptions set forth in the unaudited pro forma financial statements contained in this proxy statement. See "Unaudited Pro Forma Condensed Consolidated Financial Statements."

Engagement of Houlihan Lokey Howard & Zukin Financial Advisors

        In connection with its consideration of the Acquisition, Aldabra's board of directors engaged Houlihan Lokey Howard & Zukin Financial Advisors, Inc., an independent investment banking firm ("Houlihan Lokey"), to provide it with Houlihan Lokey's opinion as to whether (i) the merger consideration to be paid by Aldabra in the Acquisition is fair to Aldabra from a financial point of view and (ii) the fair market value of BPP is at least equal to 80% of the net assets of Aldabra. Houlihan Lokey's opinion did not state any other conclusion or address any other aspect or implication of the Acquisition. Houlihan Lokey is a member of the National Association of Securities Dealers, Inc. and provides a broad range of valuation, investment banking and other advisory services. Houlihan Lokey has extensive experience in the valuation of companies and certain other elements of finance and financial transactions, and Aldabra's board selected Houlihan Lokey on the basis of these skills.

Aldabra's Recommendations to Stockholders; Reasons for the Acquisition

        After careful consideration of the terms and conditions of the Acquisition (as set forth in the purchase agreement), the board of directors of Aldabra has determined that the Acquisition is advisable and fair to, and in the best interests of, Aldabra and its stockholders. In reaching this decision, the board of directors of Aldabra reviewed a fairness opinion from Houlihan Lokey that, in the opinion of Houlihan Lokey and subject to assumptions and conditions set forth in such opinion, the consideration to be paid by Aldabra in the Acquisition is fair to Aldabra from a financial point of view and the fair market value of BPP is at least equal to 80% of the net assets of Aldabra. After careful consideration of the terms and conditions of the (i) Acquisition; (ii) the proposed closing charter amendment; (iii) the proposed amendment and restatement of Aldabra's charter; (iv) the proposed election of the board of directors for Boise Inc.; (v) the proposed Incentive Plan; and (vi) the adjournment proposal, the board of directors of Aldabra has unanimously approved all such proposals. Accordingly, the board of directors of Aldabra recommends that the Aldabra stockholders vote:

  •
  "FOR" the adoption of the purchase agreement and the approval of the Acquisition;

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  "FOR" the closing charter amendment;

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  "FOR" the amended and restated charter;

  •
  "FOR" the election of the nine director nominees;

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  "FOR" the proposed Incentive Plan; and

  •
  "FOR" the adjournment proposal.

        For a description of the factors that the board of directors considered in reaching its decision to recommend the Acquisition, see "Proposal I—Acquisition Proposal—Factors Considered by the Aldabra Board in Approving the Acquisition."

Interests of Certain Persons in the Acquisition

        In considering the recommendation of Aldabra's board of directors to vote "FOR" the approval of the Acquisition and the adoption of the purchase agreement, Aldabra's stockholders should be aware that Aldabra's executive officers and Aldabra's board of directors have interests in the Acquisition that are different from, or in addition to, the interests of Aldabra's stockholders generally. Aldabra's stockholders should also understand that some of the current officers of the Seller have interests in the Acquisition that are different from, or in addition to, the interests of Aldabra's stockholders generally. Alexander Toeldte, Robert M. McNutt, Samuel K. Cotterell, Miles A. Hewitt, Judith M. Lassa and Robert E. Strenge, all currently officers of the Seller, are expected to become executive officers of Boise Inc. following the Acquisition. After the completion of the Acquisition, Aldabra expects to enter into employment agreements with Messrs. Toeldte, McNutt, Cotterell, Hewitt, Strenge and Ms. Lassa.

It is contemplated that such individuals will receive compensation and benefits that are no less than the level of compensation and benefits that the Seller has maintained for these individuals. The members of the board of directors were aware of these different interests and considered them, among other matters, in evaluating and negotiating the purchase agreement and the Acquisition and in recommending to the Aldabra stockholders that they vote in favor of approving the Acquisition and adopting the purchase agreement. For a description of these interests, see "Interests of Certain Persons in the Acquisition."

        If the Acquisition is not approved and Aldabra is unable to complete another business combination by June 19, 2009, Aldabra will be forced to liquidate. In such case, the Aldabra Insider Warrants will expire (and will not participate in Aldabra's trust account), and such warrants will therefore be worthless. In addition, the Private Shares held by the Aldabra Insider Stockholders will also be worthless, as Aldabra Insider Stockholders have agreed that they are not entitled to receive any liquidation proceeds with respect to such shares. Alternatively, if the Acquisition is approved, Aldabra's officers and directors will benefit because they will continue to hold their shares. Following the IPO and immediately prior to the filing of this proxy statement, Aldabra Insider Stockholders purchased additional securities of Aldabra in the open market. To the extent the sellers in these transactions were stockholders that were otherwise likely to vote against the transaction or convert their shares, these open market purchases by the Aldabra Insider Stockholders have increased the probability that the Acquisition will be approved.

        Messrs. Leight and Weiss and/or trusts established for the benefit of their respective families have an ownership interest in two Madison Dearborn Partners, L.L.C. ("MDP" or "Madison Dearborn") funds: Madison Dearborn Capital Partners IV, L.P. ("MDCP IV") and Madison Dearborn Capital Partners V, L.P. ("MDCP V"). Messrs. Leight and Weiss and/or trusts established for the benefit of their respective families have an ownership interest of approximately 0.0124% (approximately 1/80th of 1%) and 0.0248% (approximately 1/40th of 1%), respectively, in MDCP IV (which beneficially owns approximately 76.7% of the Seller) and each have an ownership interest in MDCP V of approximately 0.01535% (approximately 1/65th of 1%). On December 13, 2007, Messrs. Leight and Weiss and Mr. Leight's family trust subscribed for investments of $500,000, $1,000,000 and $500,000, respectively, in Madison Dearborn Capital Partners VI, LP ("MDCP VI"). Such investment subscriptions have not been formally accepted by MDP yet, since the first fundraising closing for MDCP VI is not expected to occur until early 2008, though the subscriptions are expected to be accepted. Given the expected size of MDCP VI, the ownership interests of Messrs. Leight, Weiss and Mr. Leight's family trust in MDCP VI, as a percentage, will be de minimis. Furthermore, Messrs. Leight, Weiss and Berger serve on the board of directors of Great Lakes Dredge & Dock Corporation ("Great Lakes"). Great Lakes was merged into Aldabra Acquisition Corporation, a blank check company formed by Messrs. Leight and Weiss, in December 2006. Great Lakes was formerly owned by MDP, which retains an ownership interest in Great Lakes.

        Those current officers of the Seller that are expected to become executive officers of Boise following the Acquisition have equity interests in Forest Products Holdings, L.L.C., the Seller's parent company, that will be subject to repurchase rights and put rights upon consummation of the Acquisition. See "Director and Officer Compensation—Long-Term Incentive Compensation (Management Equity Plan)."

Conditions to the Completion of the Acquisition

        The obligation of each of the parties to the purchase agreement to consummate the Acquisition is subject to the satisfaction or waiver of specified conditions, as of immediately prior to the Acquisition, including the following:

Conditions to All Parties' Obligations to Consummate the Acquisition

  •
  the representations and warranties of the other party (i) that are qualified as to material adverse effect must be true and correct as of the closing date (except those that relate to a date earlier than the closing date, in which case as of such earlier date), except to the extent caused by transactions pursuant to the purchase agreement, and (ii) that are not so qualified must also be true and correct as of such date (except those that relate to a date earlier than the closing date, in which case as of such earlier date), except to the extent caused by transactions pursuant to the purchase agreement and except for failure of any such representation or warranty to be true and correct as does not, and would not reasonably be expected to, have a material adverse effect;

  •
  the other party's performance or compliance in all material respects with its covenants and agreements contained in the purchase agreement, except to the extent caused by transactions pursuant to the purchase agreement;

  •
  no injunction or order of any court or administrative agency of competent jurisdiction restraining or prohibiting the consummation of the Acquisition;

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  stockholder approval of the Acquisition proposal and the other proposals (other than the Incentive Plan and adjournment proposals) contained in this proxy statement;

  •
  approval and adoption of the amendment and restatement of our bylaws, substantially in the form attached hereto in Annex F;

  •
  the time period for the valid exercise of conversion rights by Aldabra's stockholders shall have terminated and, as of such time, holders of less than 40% of the shares of Aldabra common stock issued in Aldabra's IPO and outstanding immediately before the closing shall have exercised their rights to convert their shares into a pro rata share of the trust fund;

  •
  the receipt by the parties of required consents, approvals, authorizations and/or waivers and the providing of specified notices;

  •
  Aldabra and/or Buyer Sub shall have received debt financing in an aggregate amount of $946,000,000 (in addition to borrowings to fund any issuance fees and in addition to borrowings that arise from the exercise of conversion rights) in accordance with the Amended and Restated Commitment Letter, dated as of November 2, 2007, by and between Goldman Sachs Credit Partners, L.P. ("GSCP") and Lehman Brothers Inc., as joint lead arrangers and joint bookrunners (the "Arrangers") and GSCP and Lehman Brothers Commercial Paper Inc. as the initial lenders (the "Initial Lenders" and together with the Arrangers, the "Commitment Parties") and Buyer Sub (the "Debt Commitment Letter") on terms not materially less favorable to Aldabra and Buyer Sub than those set forth in the Debt Commitment Letter including any exercise by GSCP of its right, subject to certain limitations, to make changes to the facilities as necessary for a successful syndication, which debt financing shall allow for the support obligations of the Seller in respect of BPP to be substituted by Buyer at, or promptly after, closing and allow for Aldabra and its domestic subsidiaries to issue an Acceptable Note (as defined in "The Purchase Agreement—Payment of Estimated Total Purchase Price") to the Seller (if applicable); and

  •
  the execution and delivery by each party of the applicable related transaction documents.

Conditions to Aldabra's and Buyer Sub's Obligations to Consummate the Acquisition

  •
  all guarantee and payment obligations to which any member of the Seller, Paper Group and its subsidiaries is subject in respect of indebtedness (excluding any letter of credit, performance bond and surety bond obligations) outstanding under (i) the notes governed by the indenture, dated as of October 29, 2004, by and among the Seller, its affiliates and U.S. Bank National Association relating to Boise Cascade, L.L.C.'s senior floating rate notes due 2012 and 7 1/8% senior subordinated notes due 2014 and (ii) the Third Amended and Restated Credit Agreement, dated as of May 3, 2007, among Boise Cascade, L.L.C., its affiliates and the lenders and agents party thereto, shall be released, in each case effective as of the closing, and all liens on the equity interests of the Target, the equity interests of the other members of the Paper Group and the assets of the members of the Paper Group and their respective subsidiaries arising by reason of the Third Amended and Restated Credit Agreement, dated as of May 3, 2007, and the related security agreement shall have been released effective as of the closing;

  •
  the Seller must have delivered evidence reasonably satisfactory to Aldabra that the aggregate cash and cash equivalents of the Paper Group and its subsidiaries as of the Adjustment Calculation Time is not less than $38,000,000;

  •
  the Seller must have delivered to Aldabra and Buyer Sub certified copies of the resolutions or consents of (i) the board of managers/directors of the Seller and each member of the Paper Group and (ii) the Seller, as the sole equityholder of the Target, approving the Acquisition and the purchase agreement; and

  •
  Aldabra must have received from the Seller (or the Seller's parent company) certification of non-foreign status pursuant to Treasury Regulation Section 1.1445-2(b)(2).

Conditions to the Seller's and the Paper Group's Obligations to Consummate the Acquisition

  •
  Aldabra and Buyer Sub must have delivered to the Seller certified copies of the resolutions or consents of (i) the board of directors of Aldabra, (ii) the stockholders of Aldabra and (iii) Aldabra, in its capacity as the sole equityholder of Buyer Sub, approving the purchase agreement and the Acquisition, respectively;

  •
  there must be no material action or proceeding pending or threatened with respect to or against the trust fund other than claims by holders of shares of Aldabra common stock solely arising from the exercise of their conversion rights. Aldabra must have made appropriate arrangements with its transfer agent, Continental Stock Transfer & Trust Company, to have the trust fund disbursed to Aldabra immediately prior to the closing and to have all such cash released from the trust fund available to Aldabra and Buyer Sub for payment of the estimated total purchase price and the payment of fees and expenses related to the transactions contemplated hereby (which expenses shall not include any amount to be paid to holders of shares of Aldabra common stock that exercise their conversion rights);

  •
  agreements involving Aldabra and its affiliates shall have been terminated without any further liability to, or obligation on the part of, Aldabra and/or any of its subsidiaries;

  •
  quotation or listing for trade on either the NASDAQ Global Market or the NYSE (as mutually agreed by Aldabra and the Seller) of Aldabra's common stock and no action or proceeding shall be pending or threatened against Aldabra to prohibit or terminate listing on such mutually selected exchange and such mutually selected exchange shall not have required, as a condition to such listing, any material amendment to the investor rights agreement being entered into in connection with closing of the Acquisition or the proposed amended and restated charter of Aldabra; and

  •
  the Cash Portion to be delivered to the Seller at the closing shall not be less than an amount equal to (x) $1,210,000,000, plus (y) the aggregate amount of fees and expenses incurred by the parties in connection with the debt financing, which is paid directly by the Seller to lenders and/or agents providing the debt financing, minus (z) certain fees and expenses (including transfer taxes, antitrust filing fees, costs associated with the phase I reports (see "The Purchase Agreement—Phase I Reports") and fees incurred in connection with the allocation of the purchase price) that pursuant to the purchase agreement shall be borne 50% by the Seller, on the one hand, and 50% by Aldabra and Buyer Sub on the other hand, regardless of the party incurring such fees and expenses (collectively, the "Shared Expenses").

Termination

        The purchase agreement may be terminated at any time prior to the closing of the Acquisition by the party specified below for the following reasons:

  •
  by mutual written consent of Aldabra and the Seller;

  •
  by either Aldabra or the Seller if stockholder approval of the proposals set forth in this proxy statement (other than the Incentive Plan and adjournment proposals) is not obtained or holders of 40% or more of the shares of Aldabra common stock issued in Aldabra's IPO exercise their conversion rights;

  •
  by either Aldabra or the Seller if the transactions contemplated by the purchase agreement have not been consummated prior to September 7, 2008, but a party whose breach has prevented the consummation of such transactions will not be entitled to so terminate the purchase agreement;

  •
  by either Aldabra or the Seller if any governmental body or other entity institutes any suit or action challenging the validity or legality, or seeks to restrain the consummation of, the transactions contemplated by the purchase agreement; or

  •
  by either Aldabra or the Seller if there has been a material violation or breach by the other party or any of such other party's subsidiaries of their covenants, representations or warranties by or of the other party contained in the purchase agreement such that any of the terminating party's conditions to closing cannot be satisfied prior to September 7, 2008, and such violation or breach has not been waived by the terminating party or cured by the breaching party.

Investor Rights Agreement

        In connection with the Acquisition, Aldabra, certain Aldabra stockholders who are directors and/or officers of Aldabra or affiliates of such officers or directors and the Seller will enter into an investor rights agreement. The investor rights agreement will provide for registration rights for the parties to the agreement, including the Seller with respect to the shares of Aldabra common stock issued to the Seller pursuant to the Acquisition or any other shares of Aldabra common stock that it acquires (the "Seller Registrable Securities"), and certain of Aldabra's stockholders with respect to shares of Aldabra common stock acquired pursuant to the investor rights agreement (the "Aldabra Registrable Securities").

        The investor rights agreement provides that the holders of a majority of the Seller Registrable Securities will have the right to nominate for election to Aldabra's board a number of directors proportional to the voting power represented by the shares of Aldabra common stock that the holders of Seller Registrable Securities own until such time as the holders of Seller Registrable Securities own less than 5% of the voting power of all of the outstanding capital stock of Aldabra. MDCP IV, as the controlling stockholder of the Seller, will effectively have the ability to exercise these director nomination rights. Similarly, pursuant to the investor rights agreement, the holders of a majority of the Aldabra Registrable Securities will have the right to nominate to be elected to Aldabra's board a number of directors proportional to the voting power represented by the shares of Aldabra common stock that the holders of Aldabra Registrable Securities own until such time as the holders of Aldabra Registrable Securities own less than 5% of the voting power of all of the outstanding capital stock of Aldabra.

        Additionally, the investor rights agreement sets forth affirmative and negative covenants to which Aldabra will be subject as long as the holders of Seller Registrable Securities own at least 33% of the shares of Aldabra common stock issued to the holders of Seller Registrable Securities as of the closing date of the Acquisition. MDCP IV, as the controlling stockholder of the Seller, will have the ability to influence Aldabra's operations following the Acquisition as a result of such affirmative and negative covenants. For a more detailed description of the Investor Rights Agreement, see "Purchase Agreement—Agreements Related to the Purchase Agreement—Investor Rights Agreement."

Acquisition Financing

        Buyer Sub has obtained a commitment from the Initial Lenders to provide, subject to customary conditions, the following debt financing arrangements (the "Debt Financing"):

  •
  a six-year amortizing $250.0 million senior secured Tranche A term loan;

  •
  a seven-year amortizing $475.0 million senior secured Tranche B term loan;

  •
  a six-year non-amortizing $250.0 million senior secured revolving credit facility (together with the Tranche A and Tranche B term facilities, the "first lien facilities"); and

  •
  an eight-year non-amortizing $200.0 million second lien term loan facility, which amount may be increased to up to $260.7 million, as needed, to fund, in part, the cash portion of the Acquisition purchase price (the "second lien facility"). The size of the second lien facility will depend on the percentage of holders of IPO Shares electing to exercise conversion rights.

        The first and second lien facilities will be guaranteed by each of Buyer Sub's existing and subsequently acquired or organized domestic (and, to the extent no material adverse tax consequences to Buyer Sub would result, foreign) subsidiaries (including Target) and a wholly-owned subsidiary of Aldabra that will be formed prior to the Acquisition closing date for the purpose of holding all of the outstanding equity securities of Buyer Sub. The first lien facilities will be secured by a first priority security interest in substantially all of the real, personal and mixed property of Buyer Sub and the guarantors. Additionally, the first lien facilities will be secured by 100% of the capital stock of Buyer Sub and each of its domestic subsidiaries, 65% of the capital stock of each of Buyer Sub's foreign subsidiaries and all intercompany debt. The second lien facility will be secured by a second priority security interest in substantially all of the real, personal and mixed property of Buyer Sub and the guarantors. Additionally, the second lien facility will be secured by a second priority security interest in 100% of the capital stock of Buyer Sub and each of its domestic subsidiaries, 65% of the capital stock of each of Buyer Sub's foreign subsidiaries and all intercompany debt.

        All amounts borrowed under the first lien facilities will initially bear interest, at Buyer Sub's option, as follows:

  •
  with respect to the loans made under the Tranche A term facility and the first lien revolving facility:

  •
  at a customary base rate (as described below) plus 2.25% per annum; or

  •
  at the reserve adjusted Eurodollar rate plus 3.25% per annum; and

  •
  with respect to loans made under the Tranche B term facility:

  •
  at a customary base rate plus 2.50% per annum; or

  •
  at the reserve adjusted Eurodollar rate plus 3.50% per annum.

        For purposes of the facilities, the "customary base rate" means, for any day, a rate per annum equal to the greater of (i) the rate of interest quoted in The Wall Street Journal, Money Rates Section as the "Prime Rate" (currently defined as the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks), as in effect from time to time and (ii) the federal funds effective rate in effect on such day plus 1/2 of 1%.

        Beginning on the date on which Buyer Sub delivers to the lenders financial statements for the first full fiscal quarter after the Acquisition closing date (the "adjustment date"), the applicable margin for the Tranche A term facility and the first lien revolving facility will be subject to change based upon a leverage ratio with margins equal to or lower than the initial margins.

        All amounts borrowed under the second lien facility will bear interest, at Buyer Sub's option, as follows:

  •
  at a customary base rate plus 5.00% per annum; or

  •
  at the reserve adjusted Eurodollar rate plus 6.00% per annum.

        Although the total amount of the facilities may not be reduced, subject to certain limitations, the terms (other than conditions), pricing (including interest rates and issue price) and/or structure of the first and second lien facilities are subject to change at any time prior to the earlier of (i) a successful syndication and (ii) 90 days after the closing date, if GSCP determines that such changes are reasonably necessary to facilitate the successful syndication of any of the facilities. See "Risk Factors—Risks Associated with the Acquisition—The terms of Aldabra's new credit facilities have not been finalized and are subject to market risk."

        Each Initial Lender's commitments under the commitment letter will terminate upon the first to occur of (i) the consummation of the Acquisition, (ii) the termination of, or the date on which Buyer Sub notifies the Commitment Parties of the abandonment of, the purchase agreement, (iii) a material breach by Buyer Sub under the Debt Commitment Letter that is capable of being cured and has not been cured within ten days following (x) notice of such breach given by the arranger to Buyer Sub or (y) knowledge of such breach by Aldabra and (iv) February 28, 2008, unless the closing of the facilities has occurred on or before such date.

        GSCP and Lehman Brothers Inc. are acting as joint lead arrangers and joint bookrunners; GSCP is acting as syndication agent for both the first lien and second lien facilities, and as the sole administrative agent with respect to the first lien facilities; LCPI is acting as administrative agent for the second lien facility. For a more detailed description of the first and second lien facilities, please see "Acquisition Financing."

United States Federal Income Tax Consequences of the Acquisition

        The following discussion summarizes the U.S. federal income tax consequences of the Acquisition to stockholders of Aldabra who are United States Persons (as defined in the United States Internal Revenue Code of 1986, as amended (the "Code")) and hold their Aldabra stock as capital assets (generally, for investment). This discussion is based on the Code, Treasury Regulations promulgated thereunder, administrative pronouncements and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect. This discussion does not address the potential application of the alternative minimum tax, any aspect of U.S. federal estate or gift taxes, or any state, local or non-U.S. tax laws. Aldabra does not intend to obtain an opinion of counsel with respect to the U.S. federal income tax consequences of the Acquisition on Aldabra stockholders. Accordingly, Aldabra stockholders should consult their personal tax advisors as to the tax consequences to them of the Acquisition.

        Aldabra stockholders who do not exercise their conversion rights will continue to hold their Aldabra shares and, as a result, will not recognize any gain or loss for U.S. federal income tax purposes as result of the Acquisition.

        However, Aldabra stockholders who exercise their conversion rights and receive consideration in exchange for their shares will recognize gain or loss to the extent that the consideration received by such stockholders is greater than or less than such stockholders' tax basis in their shares. An Aldabra stockholder's tax basis in its shares generally will equal the cost of such shares. A stockholder who purchased Aldabra's units will have to allocate the cost of the units between the shares and the warrants that comprised such units based on their fair market values at the time of purchase. Any gain or loss realized upon the conversion generally will be a capital gain or loss and will be a long-term capital gain or loss if such stockholder's holding period in the shares is longer than one year. Long-term capital gains recognized by certain non-corporate holders may qualify for a reduced rate of taxation of 15% or less. The deductibility of capital losses may be subject to certain limitations.

Regulatory Matters

        The Acquisition and the transactions contemplated by the purchase agreement are not subject to any federal, state or provincial regulatory requirement or approval, except for the filing and delivery of this proxy statement in connection with the special meeting of stockholders of Aldabra under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and compliance under Hart-Scott-Rodino Act, as amended, (the "HSR Act"), which compliance has been met in that Aldabra has received approval of its request for early termination of the HSR Act waiting period with respect to the Acquisition.

Risk Factors

        In evaluating each of the proposals set forth in this proxy statement, you should carefully read this proxy statement and especially consider the factors discussed in the section entitled "Risk Factors."

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PROPOSALS

Q.    What is being voted on?

A.    You are being asked to vote on the following proposals:

  •
  a proposal to approve the transactions contemplated by the purchase agreement providing for the Acquisition;

  •
  a proposal to adopt an amendment to our existing charter to increase the number of authorized shares of Aldabra common stock from 100 million to 250 million, which amendment would be filed immediately prior to closing of the Acquisition;

  •
  a proposal to adopt an amended and restated charter to, among other things, change our name to "Boise Inc.," create a classified board of directors and delete certain provisions that relate to us as a blank check company; such amended and restated charter would be filed immediately following the closing of the Acquisition;

  •
  a proposal to elect nine new directors;

  •
  a proposal to adopt the Incentive Plan; and

  •
  a proposal to authorize the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes at the time of the special meeting to adopt the Acquisition proposal, the closing charter amendment proposal, the amended and restated charter proposal or the Incentive Plan proposal.

Q.    What is the Record Date for the special meeting? Who is entitled to vote?

A.
The Record Date for the special meeting is January 16, 2008. Record holders of Aldabra common stock at the close of business on the Record Date are entitled to vote, or have their votes cast, at the special meeting and any and all adjournments or postponements thereof. On the Record Date, there were 51,750,000 shares of our common stock outstanding, which includes 41,400,000 IPO Shares and 10,350,000 Private Shares.

  Each share of Aldabra common stock is entitled to one vote per share at the special meeting. Record holders of Aldabra warrants do not have voting rights with respect to their warrants.

Q.    How do Aldabra's directors and officers intend to vote their shares on the Acquisition proposal?

A.
With respect to the proposal for approval of the Acquisition only, each of the Aldabra Insider Stockholders, consisting of Aldabra's entire board of directors, its executive officers and their affiliates, has agreed to vote their Private Shares in accordance with the majority of the votes cast with respect to the Acquisition proposal by the holders of the IPO Shares. If holders of a majority of the IPO Shares voting in person or by proxy at the meeting vote for or against, or abstain with respect to, the Acquisition proposal, the holders of the Private Shares will cast all of their Private Shares with respect to the Acquisition proposal in accordance with such vote by such holders of a majority of the IPO Shares. The Aldabra Insider Stockholders have informed Aldabra that they intend to vote all of their shares that are not Private Shares "FOR" the Acquisition proposal, and that they intend to vote all of their shares "FOR" the other proposals.

Q.    What vote is required to adopt the Acquisition proposal?

A.
The affirmative vote of holders of a majority of the IPO Shares voting in person or by proxy at the special meeting and the affirmative vote of holders of a majority of the shares voting in person or by proxy (including the holders of the Private Shares, which holders have agreed to vote all their Private Shares in accordance with the majority of the votes cast by holders of the IPO Shares), are required to approve the Acquisition and the transactions contemplated thereby. As discussed in the section entitled "The Purchase Agreement—Payment of Estimated Total Purchase Price," the Acquisition will result in shares being issued to the Seller such that the Seller's ownership interest in Aldabra is expected to be approximately 40% but may be up to a maximum of 49%. If the holders of 40% or more of the total IPO Shares vote against the Acquisition and contemporaneously demand that we convert their IPO Shares into pro rata portions of the trust account established at the time the IPO was consummated, the Acquisition will not be consummated, even if a majority of the IPO Shares voting approve the Acquisition proposal. Because the approval of the Acquisition is a condition to the approval of the other proposals (other than the adjournment proposal), if the Acquisition is not approved, the other proposals will not take effect (other than the adjournment proposal).

Q.    What vote is required to adopt the closing charter amendment proposal?

A.
Approval of the closing charter amendment requires the affirmative vote of a majority of the shares of Aldabra common stock outstanding on the Record Date. Approval of this proposal is conditioned upon approval of the Acquisition proposal.

Q.    What vote is required to adopt the amended and restated charter proposal?

A.
Approval of this proposal requires the affirmative vote of a majority of the shares of Aldabra common stock outstanding on the Record Date, and is conditioned upon approval of the Acquisition proposal.

Q.    What vote is required to adopt the election of directors proposal?

A.
The nine directors to be elected at the special meeting will be elected by a plurality of the votes cast by the stockholders present in person or by proxy and entitled to vote. This means that the nine nominees with the most votes will be elected. Votes may be cast for or withheld from each nominee, but a withheld vote or a broker non-vote will have no effect on the outcome of the election. Approval of the election of directors proposal is conditioned upon approval of the Acquisition proposal.

Q.    What vote is required to adopt the Incentive Plan proposal?

A.
Adoption of the Incentive Plan proposal requires the affirmative vote of a majority of the shares of Aldabra common stock represented in person or by proxy and entitled to vote at the special meeting. Approval of the Incentive Plan proposal is conditioned upon approval of the Acquisition proposal.

Q.    What vote is required to adopt the adjournment proposal?

A.
Adoption of the adjournment proposal requires the affirmative vote of a majority of the shares of Aldabra common stock represented in person or by proxy and entitled to vote at the special meeting. Approval of the adjournment proposal is not conditioned upon approval of the Acquisition proposal.

Q.    Do I have appraisal or dissenters rights?

A.
No appraisal or dissenters rights are available under the Delaware General Corporation Law (the "DGCL") for holders of Aldabra common stock in connection with the Acquisition proposal.

Q.    Do I have conversion rights?

A.
If you hold IPO Shares and vote against the Acquisition, you will have the right to, contemporaneously with such vote, demand that we convert your shares into a pro rata portion of the trust account in connection with the Acquisition. If the holders of 40% or more of the total IPO Shares vote against the Acquisition and contemporaneously demand that we convert their IPO Shares into pro rata portions of the trust account, the Acquisition will not be consummated, and no conversion will occur.

Q.    How do I exercise my conversion rights?

A.
If you wish to exercise your conversion rights, you must vote (i) against the Acquisition proposal, (ii) contemporaneously demand that we convert your IPO Shares into cash (iii) continue to hold your shares through the closing of the Acquisition and (iv) then deliver your stock certificate(s) to our transfer agent, Continental Stock Transfer & Trust Company, within the period specified in a notice that you will receive from Aldabra. In lieu of delivering your physical stock certificate(s) to the transfer agent, you may deliver your shares to the transfer agent electronically using Depository Trust Company's DWAC (Deposit Withdrawal at Custodian) System. If you hold your shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be converted into cash.

  Any action that does not include a vote against the Acquisition proposal will prevent you from exercising your conversion rights. Your vote on any proposal other than the Acquisition proposal will have no impact on your right to seek conversion.

  You may exercise your conversion rights either by checking the box on the proxy card or by submitting your request in writing to Aldabra at the following address: c/o Terrapin Partners, LLC, 540 Madison Avenue, 17th Floor, New York, New York 10022. If you (i) initially vote for the Acquisition proposal but then wish to vote against it and exercise your conversion rights or (ii) vote against the Acquisition proposal and wish to exercise your conversion rights but do not check the box on the proxy card providing for the exercise of your conversion rights or do not send a written request to Aldabra to exercise your conversion rights or (iii) initially vote against the Acquisition but later wish to vote for it or (iv) otherwise wish to correct or change your proxy card, you may request that Aldabra send you another proxy card on which you may indicate your intended vote and, if that vote is against the Acquisition proposal, exercise your conversion rights by checking the box provided for such purpose on the proxy card. You may make such request by contacting Aldabra and its representatives at (212) 710-4100 or at the following address: c/o Terrapin Partners, LLC, 540 Madison Avenue, 17th Floor, New York, New York 10022.

  Any corrected or changed proxy card or written demand of conversion rights must be received by Aldabra prior to the special meeting. No demand for conversion will be honored unless the holder's stock certificate has been delivered to Aldabra's transfer agent within the period specified in the notice that will be provided by Aldabra as described above.

  If, notwithstanding your vote, the Acquisition is completed, you will be entitled to receive a pro rata portion of the trust account, including any interest earned or expenses incurred through two days prior to the closing date of the Acquisition. As of January 1, 2008, the value of the trust fund was approximately $402,145,013 (net of accrued expenses and taxes); therefore, if a stockholder had voted against the Acquisition proposal and had properly demanded conversion, such stockholder would have been entitled to receive approximately $9.71 per IPO Share as of such date. The trust funds were invested in the Wells Fargo Advantage Prime Investment Money Market Fund, currently earning interest (before accrual for income taxes) of approximately 3.94% per annum. You will be entitled to receive this cash only if, as stated above, (i) the Acquisition is completed, (ii) if you continue to hold your shares through the closing of the Acquisition and (iii) you then tender your stock certificate(s). Upon conversion of your shares, you will no longer own them. Do not send your stock certificates with your proxy. You will receive instructions on how to return your stock certificates if you elect conversion. Prior to exercising conversion rights, you should verify the market price of Aldabra common stock as you may receive higher proceeds from the sale of your common stock in the public market than from exercising your conversion rights if the market price per share is higher than the amount of cash that you would receive upon exercise of your conversion rights.

Q.    What happens to the funds deposited in the trust account after consummation of the Acquisition?

A.
Aldabra stockholders who exercise their conversion rights will receive their pro rata portions of the trust account. The remainder of the trust account funds will be used to pay a portion of the total purchase price for the Acquisition.

Q.    Who will manage the acquired business?

A.
Following the Acquisition, Boise Inc. will be overseen by the newly-elected board of directors. Alexander Toeldte, who is currently the Seller's Executive Vice President, Paper, Packaging & Newsprint, will be appointed the Chief Executive Officer of Boise Inc. upon closing of the Acquisition. In addition, substantially all of the senior members of the management team that currently run the Seller's paper, packaging and newsprint, and transportation businesses, as well as a number of key members of the headquarters operations, will join Boise Inc.

Q.    What happens if the Acquisition is not consummated?

A.
If the Acquisition proposal is not approved by the stockholders, we will not acquire BPP, and we will continue to seek other potential business combinations. If we do not consummate a business combination by June 19, 2009, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the DGCL. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the DGCL. Our charter limits our corporate existence to a specified date as permitted by Section 102(b)(5) of the DGCL, thereby removing the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with our dissolution and liquidation, the funds in the trust account would be distributed pro rata to the Aldabra stockholders (other than holders of Private Shares, who have waived any right to any liquidating distribution with respect to the Private Shares). Following dissolution, we would no longer exist as a corporation.

Q.    When do you expect the Acquisition to be completed?

A.
If the Acquisition is approved at the special meeting, we intend to consummate the transaction as soon as possible thereafter.

Q:    What is the location, date and time of the special meeting?

A.
The special meeting will be held on [                   ], 2008, at 10:00 a.m., Eastern Standard Time, at Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY 10036.

Q.    What happens if I am an Aldabra stockholder and I sell my Aldabra common stock before the special meeting?

A.
The Record Date for the special meeting, January 16, 2008, is earlier than the date of the special meeting. If you held your Aldabra common stock on the Record Date but transfer your common stock before the special meeting, you will retain your right to vote at the special meeting.

Q.    What constitutes a quorum for the special meeting?

A.
The holders of a majority of Aldabra common stock issued and outstanding and entitled to vote, present in person or represented by proxy, constitutes a quorum at the special meeting.

Q.    Can additional matters aside from the proposals noted in this proxy statement be presented by stockholders at the meeting?

A.
The special meeting has been called only to consider the adoption of the Acquisition proposal, the closing charter amendment proposal, the amended and restated charter proposal, the election of the directors proposal, the Incentive Plan proposal and the adjournment proposal. Under our bylaws, other than procedural matters incidental to the conduct of the meeting, no other matters may be considered at the special meeting if they are not included in the notice of the meeting.

Q.    If I am an Aldabra stockholder, how do I vote?

A.
Each share of common stock that you own in your name entitles you to one vote; your proxy card shows the number of shares that you own. There are four ways to vote at the special meeting:

•
You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, the "proxy" of the person whose name is listed on the proxy card will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by our board of directors: "FOR" the adoption of the Acquisition proposal, the closing charter amendment proposal, the amended and restated charter proposal, the election of directors proposal, the Incentive Plan proposal and the adjournment proposal.

•
You can vote by telephone by calling toll-free 1 (866) 894-0537, 24 hours a day, 7 days a week, and by following the telephone voting instructions that are included with your proxy card. If you vote by telephone, you should not return your proxy card. The deadline for voting by telephone is 11:59 p.m., Eastern Standard Time, on [                   ], 2008.

•
You can vote by Internet by going to the website www.continentalstock.com and following the instructions on your proxy card.

•
You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

ABSTENTIONS WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE ACQUISITION PROPOSAL, THE INCENTIVE PLAN PROPOSAL AND THE ADJOURNMENT PROPOSAL, BUT BROKER NON-VOTES WILL HAVE NO EFFECT ON THESE PROPOSALS. NOT VOTING, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE CLOSING CHARTER AMENDMENT PROPOSAL AND THE RESTATED CHARTER PROPOSAL. ABSTENTIONS AND BROKER NON-VOTES WILL HAVE NO EFFECT ON THE ELECTION OF DIRECTORS PROPOSAL.

Q.    If my shares of Aldabra common stock are held for me by my broker, will my broker vote my shares for me?

A.
If you hold your shares of Aldabra common stock in "street name" through a broker or other nominee, your broker or nominee will not vote your shares unless you provide instructions on how to vote. You should instruct your broker or nominee how to vote your common stock by following the directions your broker or nominee will provide to you. Abstentions will have the same effect as voting against the Acquisition proposal, the incentive plan proposal and the adjournment proposal, but broker non-votes will have no effect on these proposals. Not voting, abstentions and broker non-votes will have the same effect as voting against the closing charter amendment proposal and the restated charter proposal. Abstentions and broker non-votes will have no effect on the election of directors proposal. Because the approval of the Acquisition is a condition to the approval of the other proposals (other than the adjournment proposal), if the Acquisition is not approved, the other proposals (other than the adjournment proposal) will not take effect.

  If you have instructed a broker or nominee to vote your shares, you must follow the directions received from your broker or nominee to change those instructions. Also, if you elect to vote in person at the special meeting and your shares are held by a broker or nominee, you must bring to the special meeting a legal proxy from the broker or nominee authorizing you to vote your shares.

Q.    How can I revoke my proxy after I have given a proxy?

A.
If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following: (i) you may send another proxy card with a later date; (ii) you may notify Jason G. Weiss, our corporate secretary, in writing before the special meeting that you have revoked your proxy; or (iii) you may attend the special meeting, revoke your proxy and vote in person. The powers of the proxy holders will be suspended with respect to your proxy if you attend the special meeting in person and so request; your attendance at the special meeting, however, will not, by itself, revoke your proxy.

Q.    Where can I find more information about BPP?

A.
BPP is comprised of the paper, packaging and newsprint, and the transportation businesses and most of the headquarters operations of the Seller. The Seller is a wholly-owned subsidiary of Boise Cascade Holdings, L.L.C., which files annual and periodic reports and other information regarding the Seller with the SEC under the Exchange Act. You may read and copy this information at the SEC's public reference facilities. You may call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the internet site the SEC maintains at www.sec.gov and on the Seller's website at www.bc.com. Information contained on the Seller's website is not part of, or incorporated in, this proxy statement.

Q.    Where can I find more information about Aldabra?

A.
We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by us with the SEC at the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's website at www.sec.gov and on our website at www.aldabracorp2.com.

Q.    Who will solicit and pay the cost of soliciting proxies?

A.
We have selected MacKenzie Partners, Inc. as our proxy solicitor. We will bear the cost of soliciting proxies. We will pay approximately $7,500 (plus reimbursement of out-of-pocket expenses) to MacKenzie Partners. In addition to solicitation by mail and, without additional compensation for such services, proxies may be solicited personally, or by telephone or telecopy, by our officers, employees or representatives. In addition, Lazard Capital Markets LLC and Pali Capital, Inc., two of the underwriters for our IPO, may be assisting our directors and officers in connection with these efforts. In connection with our IPO, we have agreed to pay the underwriters for the IPO an underwriting discount, a portion of which (in the amount of $12,420,000) would not be payable unless and until we completed a business combination. We will not pay the underwriters additional fees in connection with any such efforts. We will also request that banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of common stock held of record by such persons, and we will, upon request of such record holders, reimburse forwarding charges and other out-of-pocket expenses.

Q.    Whom can I call with questions?

A.
If you have any questions about the Acquisition or the other proposals set forth in this proxy statement or, if you are an Aldabra stockholder and have questions about how to submit your proxy or would like additional copies of this proxy statement, you should contact either Aldabra and its representatives at (212) 710-4100 or Aldabra's proxy solicitor:

105 Madison Avenue
New York, New York 10010
 proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free: 1-(800) 322-2885

SELECTED HISTORICAL FINANCIAL INFORMATION OF ALDABRA

        The summary historical financial information of Aldabra as of September 30, 2007 was derived from the unaudited financial statements of Aldabra for the period of February 1, 2007 (inception) through September 30, 2007. The selected financial data below should be read in conjunction with Aldabra's consolidated financial statements and "Aldabra Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this proxy statement.

Statement of Operations Data:	February 1, 2007 (inception) through September 30, 2007
Interest income	$5,769,309
Expenses	155,236
Net income before income taxes	5,614,073
Provision for income taxes	(2,555,022)
Net income	3,059,051
Net income per share basic and diluted	0.11
Weighted average shares outstanding	27,628,512
Balance Sheet Data:	As of September 30, 2007
Working capital	$390,426,347
Total assets	406,050,373
Total liabilities	15,586,497
Common stock, subject to possible conversion	159,760,000
Stockholders' equity	230,703,876

 SELECTED HISTORICAL FINANCIAL INFORMATION OF BOISE PAPER PRODUCTS

        The following table sets forth historical financial data for the dates indicated below. The financial information is provided to assist you in your analysis of the financial aspects of the Acquisition. The term "predecessor" refers to the forest products and paper assets of OfficeMax Incorporated ("OfficeMax") other than its related timberland operations that Boise Cascade Holdings, L.L.C. acquired on October 29, 2004 (inception) (such acquisition, the "2004 Transaction"). BPP's selected historical information is derived from the following audited and unaudited consolidated financial statements:

Boise Paper Products Audited Consolidated Financial Statements

  •
  Consolidated balance sheets as of December 31, 2005 and 2006; and

  •
  Consolidated statements of income (loss) for the years ended December 31, 2005 and 2006, the periods of January 1, 2004 through October 28, 2004 (Predecessor), and October 29, 2004 (inception) through December 31, 2004.

Boise Paper Products Unaudited Consolidated Financial Statements

  •
  Consolidated balance sheets as of December 31, 2002, 2003, October 28, 2004, December 31, 2004, and September 30, 2006 and 2007; and

  •
  Consolidated statements of income for the nine months ended September 30, 2006 and September 30, 2007.

        The information is only a summary and should be read in conjunction with BPP's historical consolidated financial statements and related notes and "Boise Paper Products Management's Discussion and Analysis of Financial Condition and Results of Operations" contained elsewhere in this proxy statement. The historical results included below and elsewhere in this proxy statement may not be indicative of the future performance of BPP.

				Boise Paper Products
	Predecessor
							Nine months ended September 30,
	Year ended December 31,		January 1 through October 28, 2004	October 29 (inception) through December 31, 2004	Year ended December 31,
	2002	2003			2005	2006	2006	2007
	(dollars in millions)
Statement of income (loss) data
Sales	$1,902.7	$1,873.4	$1,688.5	$360.2	$2,129.0	$2,222.0	$1,674.6	$1,745.1
Costs and expenses(1)	1,912.8	1,931.8	1,754.4	338.4	2,055.4	2,128.2	1,608.6	1,655.1

Income (loss) from operations	(10.1)	(58.4)	(65.9)	21.8	73.6	93.8	66.0	90.0
Foreign exchange gain (loss)	—	0.4	0.7	0.2	—	(0.1)	0.2	1.2
Interest income	1.1	0.5	0.3	0.1	0.2	0.6	0.4	0.5

Income (loss) before income taxes and cumulative effect of accounting change	(9.0)	(57.5)	(64.9)	22.1	73.8	94.3	66.6	91.7
Income tax provision (benefit)	3.2	21.0	25.0	(0.3)	(2.2)	(1.4)	(1.3)	(3.0)

Income (loss) before cumulative effect of accounting change	(5.8)	(36.5)	(39.9)	21.8	71.6	92.9	65.3	88.7
Cumulative effect of accounting change(2)	—	(3.9)	—	—	—	—	—	—

Net income (loss)	$(5.8)	$(40.4)	$(39.9)	$21.8	$71.6	$92.9	$65.3	$88.7

Balance sheet data (at end of period)
Property and equipment and fiber farms and deposits, net	$1,944.0	$1,906.8	$1,842.4	$1,136.7	$1,141.8	$1,144.5	$1,141.0	$1,180.7
Total assets	2,445.6	2,406.3	2,370.2	1,629.9	1,678.3	1,758.8	1,760.9	1,849.4
Total capital	1,679.8	1,631.6	1,576.9	1,414.6	1,424.5	1,481.2	1,465.5	1,571.2
Other financial data
Depreciation, amortization, and depletion	$185.0	$182.0	$157.7	$15.0	$95.4	$116.4	$85.7	$84.5
Capital expenditures(3)	101.7	123.0	90.8	17.6	100.9	109.1	74.0	106.0
EBITDA(4)	174.9	120.3	92.5	37.0	169.0	210.1	151.8	175.8

(1)
Costs and expenses reflected in the statement of income as other (income) expense, net, for the nine months ended September 30, 2007, include $2.2 million of expense related to the closure of BPP's facility in Salem, Oregon, and a $4.4 million gain for the changes in BPP's retiree healthcare programs. Other costs reflected in the statement of income as materials, labor and other operating expenses include $8.7 million of incremental costs related to unfavorable energy hedges and approximately $4.0 million of incremental costs recorded for the start-up of our reconfigured paper machine in Wallula, Washington.

Costs and expenses reflected in the statement of income as other (income) expense, net, for the nine months ended September 30, 2006, include a $3.7 million gain for the changes in BPP's retiree healthcare programs and a $2.1 million charge for special project costs. Other costs reflected in the statement of income as materials, labor, and other operating expenses include $10.0 million of costs related to unfavorable energy hedges.

Costs and expenses reflected in the statement of income as other (income) expense, net, for the year ended December 31, 2006, include $3.7 million gain for the changes in BPP's retiree healthcare programs, a $2.8 million charge for special project costs and a $0.6 million charge for the sawmill closure in Jackson, Alabama. Other costs reflected in the statement of income as materials, labor and other operating expenses include $18.1 million of costs related to unfavorable energy hedges, approximately $2.4 million of expense primarily for inventory write-downs at BPP's closed Vancouver, Washington operations and $1.1 million of expense related to the closure of the sawmill in Jackson, Alabama.

Costs and expenses reflected in the statement of income as other (income) expense, net, for the year ended December 31, 2005, include a $5.2 million gain for changes in BPP's retiree healthcare programs.

Costs and expenses reflected in the statement of income as materials, labor and other operating expenses for the period of October 29 (inception) through December 31, 2004, include an $11.7 million non-cash inventory purchase price adjustment recorded in connection with the October 29, 2004 acquisition of the forest products and paper assets of the Seller's parent company, Boise Cascade Holdings, L.L.C.

Costs and expenses reflected in the statement of loss as other (income) expense, net, for the period of January 1, 2004 through October 28, 2004, include $7.3 million of costs recorded by BPP's predecessor in October 2004, related primarily to a one-time retention bonus that became payable as a result of the 2004 Transaction.

Costs and expenses reflected in the statement of loss as other (income) expense, net, for the year ended December 31, 2003, include $3.6 million of costs due to the early termination of an operating lease used in connection with the predecessor's paper business.

(2)
BPP's predecessor recorded a one-time charge of $3.9 million as a cumulative effect adjustment relating to its adoption in January 2003 of Statement of Financial Accounting Standards ("SFAS") No. 143, Accounting for Asset Retirement Obligations, which affected the way it accounted for landfill closure costs.

(3)
The nine months ended September 30, 2007, includes approximately $42 million of expenditures related to the reconfiguration of the paper machine at BPP's pulp and paper mill in Wallula, Washington, to produce both pressure sensitive paper and commodity uncoated free sheet paper.

The year ended December 31, 2006 and the nine months ended September 30, 2006 exclude approximately $42.6 million of cash paid for the purchase of the assets of Central Texas Corrugated ("CTC") in Waco, Texas. The year ended December 31, 2006 also includes approximately $34 million of expenditures related to the reconfiguration of the paper machine at BPP's pulp and paper mill in Wallula, Washington, to produce both pressure sensitive paper and commodity uncoated free sheet paper.

(4)
"EBITDA" represents income (loss) before interest (interest expense and interest income), income tax provision (benefit), and depreciation, amortization and depletion. EBITDA is the primary measure used by BPP's chief operating decision makers to evaluate segment operating performance and to decide how to allocate resources to segments. BPP believes EBITDA is useful to investors because it provides a means to evaluate the operating performance of its segments and its company on an ongoing basis using criteria that are used by its internal decision makers and because it is frequently used by investors and other interested parties in the evaluation of companies with substantial financial leverage. BPP believes EBITDA is a meaningful measure because it presents a transparent view of its recurring operating performance and allows management to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance. For example, BPP believes that the inclusion of items such as taxes, interest expense and interest income distorts management's ability to assess and view the core operating trends in its segments. EBITDA, however, is not a measure of our liquidity or financial performance under generally accepted accounting principles ("GAAP") and should not be considered as an alternative to net income (loss), income (loss) from operations or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. The use of EBITDA instead of net income (loss) or segment income (loss) has limitations as an analytical tool, including the inability to determine profitability; the exclusion of interest expense, interest income and associated significant cash requirements; and the exclusion of depreciation, amortization and depletion, which represent significant and unavoidable operating costs, given the level of indebtedness and the capital expenditures needed to maintain BPP's businesses. Management compensates for these limitations by relying on BPP's GAAP results. BPP's measures of EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

The following is a reconciliation of net income (loss) to EBITDA:

	Predecessor			Boise Paper Products
	Year ended December 31,				Year ended December 31,		Nine months ended September 30,
			January 1 through October 28, 2004	October 29 (inception) through December 31, 2004
	2002	2003			2005	2006	2006	2007
	(dollars in millions)
Net income (loss)	$(5.8)	$(40.4)	$(39.9)	$21.8	$71.6	$92.9	$65.3	$88.7
Interest income	(1.1)	(0.5)	(0.3)	(0.1)	(0.2)	(0.6)	(0.4)	(0.5)
Income tax provision (benefit)	(3.2)	(21.0)	(25.0)	0.3	2.2	1.4	1.3	3.0
Depreciation, amortization, and depletion	185.0	182.2	157.7	15.0	95.4	116.4	85.7	84.5

EBITDA	$174.9	$120.3	$92.5	$37.0	$169.0	$210.1	$151.8	$175.8

The following items resulted in an (increase) or decrease in EBITDA as reflected below:

Gain on changes in retiree healthcare programs	$—	$—	$—	$—	$(5.2)	$(3.7)	$(3.7)	$(4.4)
Impact of energy hedges	—	—	—	—	—	18.1	10.0	8.7
Wallula start-up	—	—	—	—	—	—	—	4.0
Expense related to the closure of the paper converting facility in Salem, Oregon	—	—	—	—	—	—	—	2.2
Write-downs associated with sale of Vancouver mill	—	—	—	—	—	2.4	—	—
Jackson sawmill closure expense	—	—	—	—	—	1.7	—	—
Special project costs	—	—	—	—	—	2.8	2.1	—
Inventory purchase price adjustment	—	—	—	11.7	—	—	—	—
Expense for a one-time retention bonus OfficeMax granted to its employees	—	—	7.3	—	—	—	—	—
Loss on lease termination	—	3.6	—	—	—	—	—	—

	$—	$3.6	$7.3	$11.7	$(5.2)	$21.3	$8.4	$10.5

SELECTED UNAUDITED PRO FORMA FINANCIAL INFORMATION

        The following selected unaudited pro forma condensed consolidated balance sheet information combines the historical unaudited balance sheets of Aldabra and BPP as of September 30, 2007, giving effect to the Acquisition and the Debt Financing as if they had occurred on September 30, 2007.

        The unaudited pro forma condensed consolidated statements of income (loss) information for the nine months ended September 30, 2007 combine the unaudited historical statement of operations of Aldabra from February 1, 2007 (date of inception) through September 30, 2007, with the unaudited historical statement of income of BPP for the nine months ended September 30, 2007. The unaudited pro forma condensed consolidated statement of loss for the year ended December 31, 2006 is derived from the historical audited statement of income of BPP for the year ended December 31, 2006. Because Aldabra was formed on February 1, 2007, it has no results included in the pro forma condensed consolidated statement of loss for the year ended December 31, 2006. These pro forma income statements give effect to the Acquisition and the Debt Financing as if they had occurred on January 1, 2006.

        The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the transaction, are factually supportable and, in the case of the pro forma income statements, have a recurring impact.

        The Acquisition will be accounted for under the purchase method of accounting. The purchase price allocation has not been finalized and is subject to change based upon recording actual transaction costs, finalization of working capital adjustments, and completion of appraisals of tangible and intangible assets of the acquired BPP business.

        These selected unaudited pro forma financial statements assume that Aldabra receives the full amount of debt financing contemplated by the Debt Commitment Letter and reflect assumptions with respect to the Debt Financing, including but not limited to, the structure of the new credit facilities, interest rates and issuance fees, which assumptions are subject to changes that may be material. These unaudited pro forma financial statements assume an Average Trading Price of $9.77, which is the midpoint of the range of average trading values provided for in the purchase agreement. The actual price per share will equal the average per share closing price of Aldabra common stock for the 20 trading days ending on the third trading day immediately prior to the consummation of the Acquisition. In accordance with SFAS No. 141, Business Combinations, the value of the securities issued in the Acquisition will reflect the market price for the securities for a reasonable period before the Acquisition measurement date, which may differ from the 20 trading days referenced above.

        The unaudited pro forma condensed consolidated balance sheet information at September 30, 2007, and the unaudited pro forma condensed consolidated statements of income (loss) information for the nine months ended September 30, 2007, and the year ended December 31, 2006, have been prepared using two different levels of approval of the transaction by the Aldabra stockholders, as follows:

  •
  Assuming No Exercise of Conversion Rights:  This presentation assumes that none of the Aldabra stockholders exercise their conversion rights; and

  •
  Assuming Maximum Exercise of Conversion Rights:  This presentation assumes that 39.99% of the Aldabra stockholders exercise their conversion rights, that Aldabra pays a portion of the remainder of the purchase price with the issuance of shares of common stock, an increase in borrowings under the second lien facility and a subordinated note payable to the Seller in lieu of shares of Aldabra common stock so that the Seller's ownership in Aldabra does not exceed 49%.

        Aldabra is providing this information to aid you in your analysis of the financial aspects of the Acquisition. The selected unaudited pro forma condensed consolidated financial statements should be read in conjunction with the unaudited pro forma condensed consolidated financial statements and notes and the historical financial statements of Aldabra and BPP and the related notes thereto included elsewhere in this proxy statement. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the transaction taken place on the dates noted, or the future financial position or operating results of the combined company.

Boise Inc.
Selected Unaudited Pro Forma Condensed Consolidated Balance Sheet Information
(dollars in millions)

	As of September 30, 2007
	Assuming No Exercise of Conversion rights	Assuming Maximum Exercise of Conversion Rights
Property and equipment and fiber farms and deposits, net	$1,268.6	$1,268.6
Total assets	1,984.4	1,984.4
Long-term debt, less current portion	946.3	1,007.0
Note payable to related party	—	107.8
Total capital	727.6	559.1

Boise Inc.
Selected Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss) Information
(dollars in millions, except share data)

	Year Ended December 31, 2006		Nine Months Ended September 30, 2007
	Assuming No Exercise of Conversion Rights	Assuming Maximum Exercise of Conversion Rights	Assuming No Exercise of Conversion Rights	Assuming Maximum Exercise of Conversion Rights
Sales	$2,222.0	$2,222.0	$1,745.1	$1,745.1
Costs and expenses	2,136.2	2,136.2	1,670.7	1,670.7

Income from operations	85.8	85.8	74.4	74.4
Foreign exchange gain (loss)	(0.1)	(0.1)	1.2	1.2
Interest expense	(97.0)	(118.6)	(71.6)	(87.6)
Interest income	0.6	0.6	6.2	6.2

Income (loss) before income taxes	(10.8)	(32.4)	10.2	(5.8)
Income tax provision	—	—	—	—

Net income (loss)	(10.8)	(32.4)	10.2	(5.8)
Depreciation, amortization and depletion	124.5	124.5	100.1	100.1
EBITDA(1)	210.1	210.1	175.6	175.6
Income (loss) per share
Basic	(0.13)	(0.47)	0.12	(0.08)
Diluted	(0.13)	(0.47)	0.10	(0.08)
Weighted-average number of shares outstanding
Basic	86,260,747	69,008,117	86,260,747	69,008,117
Diluted	86,260,747	69,008,117	98,879,785	69,008,117

(1)
The following is a reconciliation of pro forma income (loss) to EBITDA.

	Year Ended December 31, 2006		Nine Months Ended September 30, 2007
	Assuming No Exercise of Conversion Rights	Assuming Maximum Exercise of Conversion Rights	Assuming No Exercise of Conversion Rights	Assuming Maximum Exercise of Conversion Rights
	(dollars in millions)
Net income (loss)	$(10.8)	$(32.4)	$10.2	$(5.8)
Interest income	(0.6)	(0.6)	(6.2)	(6.2)
Interest expense	97.0	118.6	71.6	87.6
Depreciation, amortization, and depletion	124.5	124.5	100.1	100.1

EBITDA	$210.1	$210.1	$175.6	$175.6

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE INFORMATION

        The following tables set forth certain historical per share data of Aldabra common stock and pro forma per share data of Aldabra giving effect to the Acquisition. Historical per share data is not presented for BPP because BPP consists of the paper and packaging and newsprint businesses of the Seller and is comprised of the Paper Group: Boise White Paper, Boise P&N, and Boise Transportation, and assets and liabilities related to the operation of the paper, packaging and newsprint, and transportation businesses of the Paper Group and most of the headquarters operations of the Seller. For historical periods, per share information is not available for BPP because these businesses were not held in a single legal entity. The information in the tables should be read in conjunction with the audited and unaudited financial statements of BPP and Aldabra and the attached notes, and the unaudited pro forma condensed consolidated financial statements and the attached notes included in this proxy statement. See "Unaudited Pro Forma Condensed Consolidated Financial Statements" and "Financial Statements." The unaudited pro forma combined information provided below is for illustrative purposes only. Aldabra and BPP may have performed differently had they been combined previously. You should not rely on this information as being indicative of the historical results that would have been achieved had Aldabra and BPP always been combined or the future results that we will experience after the Acquisition.

        The table has been prepared using two different assumed levels of approval of the Acquisition by Aldabra stockholders, as follows: (1) no exercise of conversion rights; and (2) maximum exercise of conversion rights reflecting up to 39.99% of shares sold in the IPO.

As of and for the period February 1, 2007 (inception) through September 30, 2007
Aldabra – Historical:
Net income (loss) per share basic and diluted	$0.11
Cash dividends declared per share	$—
Book value per share	$8.35
	As of and for the Year Ended December 31, 2006		As of and for the Nine Months Ended September 30, 2007
	Assuming No Exercise of Conversion Rights	Assuming Maximum Exercise of Conversion Rights	Assuming No Exercise of Conversion Rights	Assuming Maximum Exercise of Conversion Rights
Pro Forma Combined:
Income (loss) per share
Basic	$(0.13)	$(0.47)	$0.12	$(0.08)
Diluted	$(0.13)	$(0.47)	$0.10	$(0.08)
Cash dividends declared per share	$—	$—	$—	$—
Book value per share	$—	$—	$8.44	$8.10

RISK FACTORS

        You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or direct your vote to be cast to approve the Acquisition and the related proposals. If any of these factors actually occur, the business, financial condition or results of operations of Aldabra could be materially and adversely affected, the value of our common stock could decline and stockholders could lose all or part of their investment.

Risks Associated with the Acquisition

If the Acquisition's benefits do not meet the expectations of the marketplace, investors, financial analysts or industry analysts, the market price of Aldabra's common stock may decline.

        The market price of our common stock may decline as a result of the Acquisition if Boise does not perform as expected or if we do not otherwise achieve the perceived benefits of the Acquisition as rapidly as, or to the extent anticipated by, the marketplace, investors, financial analysts or industry analysts. Accordingly, investors may experience a loss as a result of a decreasing stock price, and we may not be able to raise future capital, if necessary, in the equity markets.

Stock ownership of Aldabra after the Acquisition will be highly concentrated, and as a result, Boise Cascade, L.L.C. will influence Aldabra's affairs significantly.

        Immediately after the Acquisition is consummated, Boise Cascade, L.L.C. will own approximately 40% of our common stock, assuming an average trading price of $9.77 per share (which is the midpoint of the range of average trading values provided for in the purchase agreement), that no Aldabra stockholders exercise their conversion rights and based upon the other assumptions set forth in the unaudited pro forma financial statements. See "Unaudited Pro Forma Condensed Financial Statements." As a result, the Seller will have significant representation on our board of directors and will have the voting power to significantly influence our policies, business and affairs, and will also have the ability to influence the outcome of any corporate transaction or other matter, including mergers, consolidations and the sale of all or substantially all of our assets. This concentration in control may have the effect of delaying, deterring or preventing a change of control that otherwise could result in a premium in the price of our common stock.

        In addition, as long as the holders of the Seller Registrable Securities control 33% or more of the Aldabra common stock issued to the Seller at the closing, we will be subject to restrictions on our business activities pursuant to the terms of an investor rights agreement by and between Aldabra, the Seller and certain directors and officers of Aldabra. More specifically, for so long as the 33% ownership threshold is met or exceeded, the investor rights agreement will restrict us from conducting specified activities or taking specified actions without the affirmative written consent of the holders of a majority of the Seller Registrable Securities then outstanding. The restricted activities include, without limitation, making distributions on our equity securities, redemptions, purchases or acquisitions of our equity securities, issuances or sales of equity securities or securities exchangeable or convertible for equity securities, issuing debt or convertible/exchangeable debt securities, making loans, advances or guarantees, mergers and/or acquisitions, asset sales, liquidations, recapitalizations, non-ordinary business activities, making changes to our organizational documents, making changes to arrangements with our officers, directors, employees and other related persons, incurrence of indebtedness for borrowed money or capital leases above specified thresholds and consummating a sale of Aldabra. Additionally, pursuant to affirmative covenants under the investor rights agreement (and subject to the same 33% ownership threshold), unless the holders of a majority of the Seller Registrable Securities then outstanding have otherwise consented in writing, we are required to perform specified activities, including, without limitation, preservation of our corporate existence and material licenses, authorizations and permits necessary to the conduct of our business, maintenance of our material properties, discharge of certain statutory liens, performance under material contracts, compliance with applicable laws and regulations, preservation of adequate insurance coverage and maintenance of proper books of record and account. See "The Purchase Agreement—Agreements Related to the Purchase Agreement."

If we are unable to consummate a business combination within the prescribed time frame and are forced to dissolve and distribute our assets, you could receive less than $9.71 per IPO Share upon the distribution of trust account funds, and our warrants will expire worthless.

        Aldabra's amended and restated charter provides that it will continue in existence only until June 19, 2009. This provision may not be amended except in connection with the consummation of a business combination. If Aldabra has not completed a business combination by such date, its corporate existence will cease except for the purposes of winding up its affairs and liquidating, pursuant to Section 278 of the DGCL. This has the same effect as if Aldabra's board of directors and stockholders had formally voted to approve Aldabra's dissolution pursuant to Section 275 of the DGCL.

        If we are unable to complete a business combination by June 19, 2009 and must dissolve and liquidate our assets, the funds in the trust account would be distributed pro rata to the Aldabra stockholders (other than holders of Private Shares, who have waived any right to any liquidating distribution with respect to the Private Shares). The per-share liquidating distribution could be less than approximately $9.71 because of claims or potential claims of creditors. We cannot assure you that the actual per share liquidation price will not be less than $9.71.

        In addition, our outstanding warrants are not entitled to participate in a liquidating distribution, and the warrants will therefore expire and become worthless if we dissolve and liquidate before completing a business combination. Furthermore, the Private Shares held by the Aldabra Insider Stockholders will also be worthless, as Aldabra Insider Stockholders have agreed that they are not entitled to receive any liquidation proceeds with respect to such shares.

If we lose our key management and technical personnel, our business may suffer.

        After the Acquisition, we will rely upon a relatively small group of key managers who have extensive experience in the paper and packaging and newsprint businesses. We do not expect to maintain any key man insurance. The loss of management or an inability to attract or retain other key individuals following the Acquisition could materially and adversely affect our business. We will seek to compensate management, as well as other employees, through competitive salaries, bonuses and other incentive plans, but there can be no assurance that these programs will allow us to retain key management executives or hire new key employees.

Members of Aldabra's board of directors have interests in the Acquisition that are different from the interests of Aldabra's common stockholders. If the Acquisition is not approved, there is a possibility that their shares could become worthless.

        In considering the recommendation of our board of directors to vote to approve the Acquisition, you should be aware that its members have arrangements that provide them with interests in the Acquisition that differ from, or are in addition to, those of our stockholders generally. Our directors, as holders of Private Shares, have waived their respective rights to participate in any liquidation distribution with respect to shares acquired by them prior to our IPO offering. Therefore, if the Acquisition is not approved and Aldabra does not consummate a business combination prior to June 19, 2009, their Private Shares and Aldabra Insider Warrants will become worthless. Alternatively, if the Acquisition is approved, Aldabra's officers and directors will benefit because they will continue to hold their Aldabra shares. Furthermore, Messrs. Leight and Weiss and/or trusts established for the benefit of their respective families have an ownership interest in MDCP IV of approximately 0.0124% (approximately 1/80th of 1%) and 0.0248% (approximately 1/40th of 1%), respectively, which beneficially owns approximately 76.7% of the Seller. Therefore, the personal and financial interests of our board of directors may have influenced their motivation in identifying and selecting a target business and completing a business combination before June 19, 2009 (the time frame required by our charter). As a result, their discretion in identifying and selecting a suitable target business may have resulted in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination were appropriate and in our stockholders' best interests. For a more detailed discussion of these interests, see "Interests of Certain Persons in the Acquisition."

If Aldabra's stockholders exercise their right to convert their shares into cash, Aldabra's current stockholders could end up owning as little as 51% of Boise Inc.'s shares, and Boise Inc. may incur additional indebtedness.

        After giving effect to the Acquisition, our stockholders prior to the closing of the Acquisition will become the owners of approximately 60% of Boise Inc.'s outstanding common stock, assuming none of our stockholders exercise their conversion rights and based on the other assumptions set forth in the pro forma financial statements. See "Unaudited Pro Forma Condensed Consolidated Financial Statements." However, if the holders of up to 39.99% of the IPO Shares exercise their conversion rights, the number of shares of our common stock outstanding after the Acquisition would decrease and, as a result, the remaining stockholders will end up owning as little as 51% of Boise Inc.'s common stock on a fully-diluted basis and will have to issue an additional subordinated promissory note of approximately $108 million under the same assumptions.

        Pursuant to our charter, holders of IPO Shares may vote against the Acquisition and contemporaneously demand that we convert their IPO Shares into pro-rata portions of the trust fund as of the Record Date. We will not consummate the Acquisition if holders of 40% or more of the IPO Shares exercise these conversion rights. To the extent the Acquisition is consummated and holders demand to convert their shares, the amount of cash in our trust fund available for our use to fund the purchase price to be paid to the Seller would decrease and, as a result, we would need to pay the balance of the purchase price through the issuance of additional Aldabra common stock, cash or a subordinated promissory note or a combination thereof.

The expected amount of post-Acquisition indebtedness could adversely affect Aldabra's financial condition and impair its ability to operate Boise.

        Assuming the Acquisition is consummated and none of the Aldabra stockholders exercise their conversion rights, Boise will have approximately $957 million of outstanding indebtedness (approximately $1,126 million of indebtedness, consisting of approximately $1,018 million under the new credit facilities and approximately $108 million under the subordinated promissory note to the Seller, if 39.99% of Aldabra stockholders exercise their conversion rights). The level of indebtedness incurred by Aldabra in connection with the Acquisition could have important consequences on our business, financial condition and operating results, including the following:

  •
  It may limit our ability to borrow money or sell stock to fund our working capital, capital expenditures, acquisitions, debt service requirements and other financing needs;

  •
  Our interest expense would increase if interest rates generally rise because a substantial portion of our indebtedness, including all of our indebtedness under our new credit facilities, bears interest at floating rates;

  •
  It may limit our flexibility in planning for, or reacting to, changes in our business and future business opportunities;

  •
  We will be subject to debt covenants that may restrict management's ability to make certain business decisions;

  •
  Boise may be more highly leveraged than some of its competitors, which may place it at a competitive disadvantage;

  •
  It may make us more vulnerable to a downturn in our business, our industry or the economy in general;

  •
  A substantial portion of Boise's cash flow from operations may be dedicated to the repayment of indebtedness, including indebtedness we may incur in the future, and will not be available for other business purposes; and

  •
  There would be a material adverse effect on our business and financial condition if we were unable to service our indebtedness or obtain additional financing as needed.

Boise's operations may not be able to generate sufficient cash flows to meet Aldabra's debt service obligations.

        Our ability to make payments on and to refinance our indebtedness and to fund planned capital expenditures depends on our ability to generate cash from Boise's future operations. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. As a result, it is possible that Boise may not generate sufficient cash flow from its operations to enable us to repay our indebtedness, make interest payments and to fund other liquidity needs. To the extent Boise does not generate sufficient cash flow to meet these requirements, it would impact Boise's ability to operate as a going concern.

        The indebtedness to be incurred by us under the new credit facilities will bear interest at variable rates, in which case increases in interest rates would cause our debt service requirements to increase. In such a case, we might need to refinance or restructure all or a portion of our indebtedness on or before maturity. However, we may not be able to refinance any of our indebtedness, including the new credit facilities, on commercially reasonable terms, or at all. Following the Acquisition, our expected debt service obligation, assuming interest rates stay at November 30, 2007 levels, is initially estimated to be approximately $89 million in cash interest payments and fees per annum (assuming none of Aldabra's conversion rights are exercised), which amount will be reduced each year in accordance with scheduled debt amortization payments, if made. In addition, debt service requirements will also include scheduled annual principal payments starting at $11.0 million during 2008 (assuming the Acquisition is completed on December 31, 2007) and will rise to a maximum of $441.8 million in 2015.

        If, however, the holders of up to 39.99% of the IPO Shares exercise their conversion rights, the number of shares of Aldabra common stock outstanding after the Acquisition would decrease and, as a result, the remaining stockholders would end up owning as little as 51% of Boise's common stock on a fully-diluted basis and would have to issue an additional subordinated promissory note of approximately $108 million, thereby increasing total indebtedness to approximately $1,126 million (consisting of approximately $1,018 million under the new credit facilities and approximately $108 million under the subordinated promissory note to the Seller). The debt service requirements on this increased amount assuming interest rates at November 30, 2007, therefore, would be approximately $110 million in cash interest payments and fees per annum, which amount will be reduced each year in accordance with scheduled debt amortization payments, if made. In addition, debt service requirements will also include scheduled annual principal payments starting at $11.0 million during 2008 (assuming the Acquisition is completed on December 31, 2007) and will rise to a maximum of $441.8 million in 2015.

        These above estimates are based on the terms set forth in the Debt Commitment Letter. The terms, including pricing and amortization, are subject to change and any such changes may be material. See "—The terms of Aldabra's new credit facilities have not been finalized and are subject to market risk." If we cannot service or refinance our indebtedness, we may have to take actions such as selling assets, seeking additional equity or reducing or delaying capital expenditures, any of which could have a material adverse effect on our operations and financial condition.

A default under Aldabra's indebtedness may have a material adverse effect on its business and financial condition.

        In the event of a default under our new credit facilities, the lenders generally would be able to declare all of such indebtedness, together with interest, to be due and payable. In addition, borrowings under the new credit facilities are secured by first- and second-priority liens, as applicable, on all of our assets and our subsidiaries' assets (which include BPP assets), and in the event of a default under those facilities, the lenders generally would be entitled to seize the collateral. Moreover, upon the occurrence of an event of default, the commitment of the lenders to make any further loans would be terminated. Accordingly, a default under any debt instrument, unless cured or waived, would likely have a material adverse effect on our overall business, the results of our operations and our financial condition.

Aldabra's loan commitments could expire before Aldabra is able to consummate the Acquisition.

        Aldabra Sub LLC entered into a commitment letter with the Commitment Parties with respect to a $250 million senior secured Tranche A term loan facility, a $475 million senior secured Tranche B term loan facility, a $250 million senior secured revolving credit facility and a $200 million (which amount may be increased up to $260.7 million) senior secured second lien term loan facility, to provide financing for the Acquisition. This commitment is subject to the lack of a material change in our financial condition and the financial condition of BPP, legal requirements such as the granting of security interests for the benefit of the lenders, and other matters that are in addition to the conditions under the purchase agreement. Accordingly, while we believe that we will satisfy such conditions, there can be no assurance that we will and thereby obtain the funding contemplated by such commitment letter. In addition, this commitment has an expiration date of February 28, 2008, and it is therefore possible that the lender's commitment could expire before the Acquisition is consummated. If such an event were to occur, we might not be able to obtain an extension of the current commitment, and we might also be unable to obtain a replacement commitment on the same or similar terms prior to the termination date of the purchase agreement (which is September 7, 2008). If the commitment had to be replaced on less favorable terms, the Acquisition could become less attractive to our stockholders, and in more extreme situations the loss of the original commitment could affect the feasibility of consummating the Acquisition.

Servicing debt could limit funds available for other purposes.

        Following the Acquisition, we will use cash from operations to pay the principal and interest on our debt. These payments will limit funds available for other purposes, including expansion of our operations through acquisitions, funding future capital expenditures and the payment of dividends.

The terms of Aldabra's new credit facilities have not been finalized and are subject to market risk.

        The terms of Aldabra's new credit facilities described under "Acquisition Financing" have not been finalized and are subject to market risk. The economic terms of the indebtedness are subject to change if GSCP determines that such changes are reasonably necessary to facilitate the successful syndication of the credit facilities. Adverse market conditions could result in higher than expected interest rates (or additional issuance fees), changes in the amortization schedule, restructuring of the facilities or subject Aldabra to covenants and restrictions that are in addition to, or are more restrictive than, those currently expected.

Aldabra's new credit facilities will contain restrictive covenants that will limit Aldabra's overall liquidity and corporate activities.

        The new credit facilities will impose operating and financial restrictions that will limit our ability to:

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  create additional liens on our assets;

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  make investments or acquisitions;

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  pay dividends;

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  incur additional indebtedness or enter into sale/leaseback transactions;

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  sell assets, including capital stock of subsidiaries;

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  enable our subsidiaries to make distributions;

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  enter into transactions with our affiliates;

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  enter into new lines of business; and

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  engage in consolidations, mergers or sales of substantially all of our assets.

        We will need to seek permission from the lenders in order to engage in certain corporate actions. The lenders' interests may be different from ours, and no assurance can be given that we will be able to obtain the lenders' permission when needed. This may prevent us from taking actions that are in our stockholders' best interest.

        The new credit facilities also require us to achieve specified financial and operating results and maintain compliance with specified financial ratios. Our ability to comply with these ratios may be affected by events beyond our control, and these types of restrictions could:

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  limit our ability to plan for, or react to, market conditions or meet capital needs or otherwise restrict our activities or business plans; and

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  adversely affect our ability to finance our operations, strategic acquisitions, investments, alliances and other capital needs, or to engage in other business activities that would be in our best interest.

The consideration to be paid as part of the Acquisition is subject to change, and the exact consideration is not determinable at this time.

        The Acquisition consideration consists of cash and stock (and under certain conditions, a subordinated promissory note) equal to $1,625,000,000 plus or minus an incremental amount equal to the sum of (i) the Paper Group's cash and cash equivalents (expected to be $38,000,000), (ii) plus or minus the amount by which the net working capital of the paper and packaging and newsprint businesses of the Seller is greater or less than $329,000,000 (as applicable), and (iii) plus the amount (if any) by which Aldabra's net working capital is less than $404,350,800, in each case calculated as of the Adjustment Calculation Time. The actual cash portion of the total purchase price will equal the amount of Aldabra's cash at closing (including the aggregate amount of cash held in the trust fund account, but excluding any amounts paid upon exercise by Aldabra stockholders of conversion rights), less transaction expenses plus the amount of the net proceeds from the Debt Financing, but will not in any event be less than the Minimum Cash Amount. The balance of the total purchase price will be paid in Aldabra common stock, with the Aldabra common stock valued based upon an Average Trading Price that will not be higher than $10.00 or lower than $9.54. Assuming an Average Trading Price of $9.77 (the midpoint of the range) and based upon the other assumptions set forth in the unaudited pro forma financial statements, (i) in the case of no exercise of conversion rights, Aldabra will issue to the

Seller 34,510,747 shares of Aldabra common stock, or (ii) in the case of maximum exercise of conversion rights, Aldabra (a) will incur additional indebtedness of approximately $61 million under the second lien facility and $108 million in the form of a subordinated promissory note issued by Aldabra to the Seller and (b) will issue to the Seller 33,813,977 shares of Aldabra common stock. See "Unaudited Pro Forma Condensed Consolidated Financial Statements." The exact number of shares to be issued cannot be determined at this time, since the Average Trading Price, cash and net working capital adjustments (which will affect the total purchase price) and the Cash Portion cannot be calculated at this time. The purchase agreement provides that the Seller will not receive shares that would cause it to hold in excess of 49% of Aldabra's common stock immediately following the closing of the Acquisition, and Aldabra will instead pay the Seller an amount equal to the value of the shares that would otherwise cause it to hold more than 49% (valued at the Average Trading Price) or through the issuance of a subordinated promissory note.

Registration rights held by the Seller and certain Aldabra stockholders may have an adverse effect on the market price of Aldabra's common stock.

        An investor rights agreement to be entered into as a condition for the completion of the Acquisition will provide for registration rights with respect to: (1) Aldabra Registrable Securities; (2) the Seller Registrable Securities; and (3) shares held by other Aldabra stockholders party to the investor rights agreement (the "Other Registrable Securities"). Assuming that none of our stockholders exercise their conversion rights and based upon the other assumptions set forth in the pro forma financial statements, approximately 44,860,747 (or approximately 52% of our outstanding common stock) would have registration rights. See "Unaudited Pro Forma Condensed Consolidated Financial Statements."

        After the consummation of the Acquisition, holders of the Seller Registrable Securities or the Aldabra Registrable Securities will have the right to demand registration under the Securities Act of all or a portion of their registrable securities subject to amount and time limitations. Holders of the Seller Registrable Securities may demand five long-form registrations and an unlimited number of short-form registrations, while holders of Aldabra Registrable Securities may demand two long-form registrations and an unlimited number of short-form registrations. The minimum aggregate offering value of the securities required to be registered must equal at least $25,000,000 for long-form registrations and $5,000,000 for short-form registrations.

        Additionally, whenever (i) we propose to register any of our securities under the Securities Act (ii) and the method we select would permit the registration of registrable securities, holders of Aldabra Registrable Securities, the Seller Registrable Securities or Other Registrable Securities will have the right to request the inclusion of their registrable securities in such registration. The resale of these shares in the public market upon exercise of the registration rights described above could adversely affect the market price of our common stock or impact our ability to raise additional equity capital.

Delaware law and the proposed amended and restated charter documents may impede or discourage a takeover that Aldabra's stockholders may consider favorable.

        The provisions of our amended and restated charter that will be put into effect in connection with the Acquisition may deter, delay or prevent a third party from acquiring us. These provisions include:

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  limitations on the ability of stockholders to amend our charter documents, including stockholder supermajority voting requirements;

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  the inability of stockholders to act by written consent or to call special meetings after such time the Seller owns less than 25% of the voting power of our common stock entitled to vote generally in the election of directors;

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  a classified board of directors with staggered three-year terms; and

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  the authority of our board of directors to issue, without stockholder approval, up to 1,000,000 shares of preferred stock with such terms as the board of directors may determine and to issue additional shares of our common stock.

        These provisions could have the effect of delaying, deferring or preventing a change in control, discourage others from making tender offers for our shares, lower the market price of our stock or impede the ability of our stockholders to change our management, even if such changes would be beneficial to our stockholders.

Stockholders of Aldabra may not receive dividends because of restrictions in the new credit facilities, Delaware law and state regulatory requirements.

        Our ability to pay dividends will be restricted by our new credit facilities, as well as Delaware law and state regulatory authorities. Under Delaware law, our board of directors may not authorize payment of a dividend unless it is either paid out of our capital surplus, as calculated in accordance with the DGCL, or, if we do not have a surplus, it is paid out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. To the extent we do not have adequate surplus or net profits, we will be prohibited from paying dividends.

If Aldabra is unable to obtain a listing of its securities on the NYSE or the NASDAQ Global Market, then it may be more difficult for its stockholders to sell their securities.

        Shares of Aldabra common stock, warrants and units are currently traded on the American Stock Exchange. Aldabra plans to apply to have the common stock and warrants listed on the NYSE or the NASDAQ Global Market upon consummation of the Acquisition. The listing of the Aldabra common stock, warrants and units on the NYSE or the NASDAQ Global Market is not a condition to the Acquisition and the possible quotation of Aldabra's securities on either such national securities exchange is uncertain. If Aldabra is unable to obtain a listing or approval of trading of its securities on the NYSE or the NASDAQ Global Market, then it may be more difficult for its stockholders to sell their securities.

The post-Acquisition business may incur increased costs as a result of having publicly-traded equity securities.

        We will continue to have publicly-traded equity securities following the Acquisition, and as a result, we will incur significant legal, accounting and other expenses that BPP did not incur as part of a private company with public debt. In addition, the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley Act"), as well as new rules subsequently implemented by the SEC, the NYSE and the NASDAQ Global Market have required changes in corporate governance practices of public companies. These new rules and regulations have increased legal and financial compliance costs and made activities more time-consuming and costly. For example, as a result of having publicly-traded equity securities, we will be required to have a majority of independent directors and to create additional board committees, such as audit, compensation, and nominating and corporate governance committees. These new rules and regulations make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

If third parties bring claims against us, the proceeds held in trust may be reduced, and the per share liquidation price received by you could be less than $9.71 per IPO Share.

        As of January 1, 2008, the value of the trust fund was approximately $402,145,013, net of accrued expenses and taxes, or approximately $9.71 per IPO Share. The proceeds deposited in the trust account could, however, become subject to the claims of Aldabra's creditors (which could include vendors and service providers it has engaged to assist Aldabra in any way in connection with its search for a target business and that are owed money by Aldabra, as well as target businesses themselves), which could have higher priority than the claims of its public stockholders to the extent that these vendors have not signed waivers. Messrs. Leight and Weiss have personally agreed, pursuant to agreements with Aldabra and Lazard Capital Markets LLC that, if Aldabra liquidates prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by Aldabra for services rendered or contracted for or products sold to Aldabra in excess of the net proceeds of the offering not held in the trust account, but only if, and to the extent, the claims reduce the amounts in the trust account (not including allowable expenses up to $3,100,000). We cannot assure you, however, that Messrs. Leight and Weiss would be able to satisfy those obligations. Furthermore, Messrs. Leight and Weiss will not have any personal liability as to any claimed amounts owed to a third party (including target businesses) that executed a waiver. If a claim were made that resulted in Messrs. Leight and Weiss having personal liability and they refused to satisfy their obligations, Aldabra would have a fiduciary obligation to bring an action against them to enforce Aldabra's indemnification rights and would accordingly bring such an action against them. Accordingly, the actual per IPO Share liquidation price could be less than approximately $9.71, due to claims of creditors. Additionally, in the case of a prospective target business that did not execute a waiver, such liability will only be in an amount necessary to ensure that holders of IPO Shares receive no less than $10.00 per share upon liquidation. Furthermore, if Aldabra is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against Aldabra that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in Aldabra's bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you that Aldabra will be able to return to its public stockholders at least $9.71 per IPO Share.

        Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, in the event of a liquidation, it is Aldabra's intention to make liquidating distributions to its stockholders as soon as reasonably possible after June 19, 2009 and, therefore, Aldabra does not intend to comply with those procedures. As such, Aldabra's stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of its stockholders may extend well beyond the third anniversary of such date. Because Aldabra will not be complying with Section 280, Section 281(b) of the DGCL requires Aldabra to adopt a plan that will provide for Aldabra's payment, based on facts known to Aldabra at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against Aldabra within the subsequent 10 years. Accordingly, Aldabra would be required to provide for any claims of creditors known to it at that time or those that it believes could be potentially brought against it within the subsequent 10 years prior to its distributing the funds in the trust account to its public stockholders. However, because Aldabra is a blank check company, rather than an operating company, and its operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from Aldabra's vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. All vendors, service providers and prospective target businesses are asked to execute agreements with Aldabra, waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against Aldabra will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. Aldabra therefore believes that any necessary provision for creditors will be reduced and should not have a significant impact on its ability to distribute the funds in the trust account to its public stockholders should a liquidation be necessary. Nevertheless, we cannot assure you of this fact, as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if Aldabra liquidates, the per-share distribution from the trust account could be less than $9.71 due to claims or potential claims of creditors.

        If Aldabra is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against the Company that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by Aldabra's stockholders. Furthermore, because Aldabra intends to distribute the proceeds held in the trust account to its public stockholders promptly after June 19, 2009 (in the event of a liquidation), this result may be viewed or interpreted as giving preference to Aldabra's public stockholders over any potential creditors regarding access to, or distributions from, Aldabra's assets. Furthermore, Aldabra's board may be viewed as having breached its fiduciary duties to its creditors and/or may have acted in bad faith, and thereby exposing itself and Aldabra to claims of punitive damages by paying public stockholders from the trust account prior to addressing the claims of creditors. Aldabra cannot assure you that claims will not be brought against it for these reasons.

If Aldabra fails to maintain effective systems for disclosure and internal controls over financial reporting as a result of the Acquisition, it may be unable to comply with the requirements of Section 404 of the Sarbanes Oxley Act in a timely manner.

        Section 404 of the Sarbanes-Oxley Act will require us to document and test the effectiveness of our internal controls over financial reporting in accordance with an established internal control framework and to report on our conclusion as to the effectiveness of the internal controls. It will also require an independent registered public accounting firm to test our internal controls over financial reporting and report on the effectiveness of such controls for our fiscal year ending December 31, 2008 and subsequent years. An independent registered public accounting firm will also be required to test, evaluate and report on the completeness of our assessment. It may cost us more than we expect to comply with these controls and procedure-related requirements. If we discover areas of internal controls that need improvement, we cannot be certain that any remedial measures taken will ensure that we implement and maintain adequate internal controls over financial processes and reporting in the future. Any failure to implement requirements for new or improved controls, or difficulties encountered in their implementation could harm our operating results or cause us to fail to meet our reporting obligations.

Risks Related to BPP's Business

The paper industry is cyclical. Fluctuations in the prices of and the demand for BPP's products could result in smaller profit margins and lower sales volumes.

        Historically, economic and market shifts, fluctuations in capacity, and changes in foreign currency exchange rates have created cyclical changes in prices, sales volumes, and margins for BPP's products. The length and magnitude of industry cycles have varied over time and by product but generally reflect changes in macroeconomic conditions and levels of industry operating capacity. Most of BPP's paper products, including its cut-size office paper, containerboard, and newsprint, are commodities that are widely available from other producers. Even BPP's non-commodity products, such as premium papers, are impacted by commodity product prices since the prices of these grades is often tied to commodity prices. Commodity products have few distinguishing qualities from producer to producer, and as a result competition for these products is based primarily on price, which is determined by supply relative to demand.

        The overall levels of demand for the commodity products BPP makes and distributes, and consequently its sales and profitability, reflect fluctuations in levels of end-user demand, which depend in large part on general macroeconomic conditions in North America and regional economic conditions in BPP's markets, as well as foreign currency exchange rates. For example, demand for BPP's paper products fluctuates with levels of employment, the state of durable and nondurable goods industries, prevailing levels of advertising and print circulation, and the availability of functional substitute products and technologies. In recent years, particularly since 2000, demand for some grades of paper such as forms and envelopes, has decreased as electronic transmission and document storage alternatives have become more prevalent. Newsprint demand in North America has been in decline for decades as electronic media has increasingly displaced paper as a medium for information and communication.

        Industry supply of commodity paper products is also subject to fluctuation, as changing industry conditions can influence producers to idle or permanently close individual machines or entire mills. In addition, to avoid substantial cash costs in connection with idling or closing a mill, some producers will choose to continue to operate at a loss, sometimes even a cash loss, which could prolong weak pricing environments due to oversupply. Oversupply in these markets can also result from producers introducing new capacity in response to favorable short-term pricing trends.

        Industry supply of commodity paper products is also influenced by overseas production capacity, which has grown in recent years and is expected to continue to grow. In recent years, papermaking capacity has been dramatically increased, particularly in Asia. While the weakness of the U.S. dollar has mitigated the levels of imports in recent years, a strengthening of the U.S. dollar in the future would likely increase imports of commodity paper products from overseas, putting downward pressure on prices.

        Prices for all of BPP's products are driven by many factors outside its control, and it has little influence over the timing and extent of price changes, which are often volatile. Market conditions beyond BPP's control determine the prices for its commodity products, and as a result, the price for any one or more of these products may fall below the corresponding cash production costs, which would require BPP to either incur short-term losses on product sales or cease production at one or more of its manufacturing facilities. Therefore, BPP's profitability with respect to these products depends on managing its cost structure, particularly raw materials and energy prices, which represent the largest components of its operating costs and can fluctuate based upon factors beyond its control, as described below. If the prices of BPP's products decline, or if its raw materials or energy costs increase, or both, then its sales and profitability could be materially and adversely affected.

BPP faces strong competition in its markets.

        The paper and packaging and newsprint industry is highly competitive, and BPP faces competition from numerous competitors, domestic as well as foreign. Some of BPP's competitors are large, vertically-integrated companies that have greater financial and other resources, greater manufacturing economies of scale, greater energy self-sufficiency, and/or lower operating costs as compared to BPP. Recent industry consolidation has exacerbated this risk as major industry players have merged to create competitors substantially larger than BPP. Some of BPP's competitors have less indebtedness than Boise will after the Acquisition is consummated, and therefore more of their cash will be available for business purposes other than debt service. As a result, Boise may be unable to compete with other companies in the market during the various stages of the business cycle and particularly during any downturns.

BPP's manufacturing businesses may have difficulty obtaining logs and fiber at favorable prices or at all.

        Wood fiber is BPP's principal raw material, and it accounted for approximately 28% and 14% of the aggregate cost (defined as materials, labor, and other operating expenses, including fiber costs from related parties) for the Seller's paper and packaging and newsprint segments, respectively, in 2006. Wood fiber is a commodity, and prices have historically been cyclical. In addition, availability of wood fiber is often negatively affected if demand for building products declines since wood fiber, including wood chips, sawdust and shavings, is a by-product in the manufacture of building products. Environmental litigation and regulatory developments have caused, and may cause in the future, significant reductions in the amount of logs and fiber available for commercial harvest in the United States. These reductions have caused the closure of paper and plywood and lumber operations in some of the geographic areas in which BPP operates. In addition, future domestic or foreign legislation and litigation concerning the use of timberlands, the protection of endangered species, the promotion of forest health, and the response to and prevention of catastrophic wildfires could also affect log and fiber supply. Availability of harvested logs and fiber may be further limited by fire, insect infestation, disease, ice storms, windstorms, hurricanes, flooding, and other natural and man-made causes, thereby reducing supply and increasing prices. Wood fiber pricing is subject to regional market influences, and BPP's cost of wood fiber may increase in particular regions due to market shifts in those regions. Any sustained increase in wood fiber prices would increase BPP's operating costs, and it may be unable to increase prices for its products in response to increased wood fiber costs due to additional factors affecting the demand or supply of its products. In addition, since BPP uses wood-based biomass ("hog fuel") as an alternative energy source, an increase in wood fiber costs or a reduction in availability can increase the price of, or reduce the total usage of, hog fuel, which could result in higher energy costs for BPP.

Further increases in the cost of BPP's purchased energy or chemicals would lead to higher manufacturing costs, thereby reducing its margins.

        Energy is one of BPP's most significant costs, and it accounted for approximately 15% of the aggregate cost (defined as materials, labor, and other operating expenses, including fiber costs from related parties) for the Seller's paper and packaging and newsprint segments, in 2006. While BPP has made a concerted effort to increase energy efficiency, it is still negatively impacted by rising energy prices. Energy prices, particularly for electricity, natural gas, and fuel oil, have been volatile in recent years and currently exceed historical averages. These fluctuations impact BPP's manufacturing costs and contribute to earnings volatility. BPP has some flexibility to switch between fuel sources; however, it has significant exposure to natural gas, fuel oil, and hog fuel price increases. Increased demand for these fuels (which could be driven by cold weather) or further supply constraints could drive prices higher. The electricity rates charged to BPP are impacted by the increase in natural gas prices, although the degree of impact depends on each utility's mix of energy resources and the relevant regulatory situation.

        Other raw materials BPP uses include various chemical compounds, such as precipitated calcium carbonate, sodium chlorate, sodium hydroxide and dyes. Purchases of chemicals accounted for approximately 14% and 5% of the aggregate cost (defined as materials, labor, and other operating expenses, including fiber costs from related parties) for the Seller's paper and packaging and newsprint segments, respectively, in 2006. The costs of these chemicals have been volatile historically and are influenced by capacity utilization, energy prices, and other factors beyond the control of BPP.

        For BPP's products, the relationship between industry supply and demand, rather than changes in the cost of raw materials, determines BPP's ability to increase prices. Consequently, BPP may be unable to pass increases in its operating costs to its customers in the short term. Any sustained increase in chemical or energy prices would reduce BPP's operating margins and potentially require it to limit or cease operations of one or more of its machines or facilities.

Some of BPP's paper products are vulnerable to long-term declines in demand due to competing technologies or materials.

        BPP's uncoated free sheet paper and newsprint compete with electronic transmission, document storage alternatives, and paper grades BPP does not produce. As the use of these alternatives grow, demand for paper products may shift from one grade of paper to another or be eliminated altogether. For example, demand for newsprint has declined and may continue to decline as newspapers are replaced with electronic media, and demand for BPP's uncoated free sheet paper for use in pre-printed forms has declined and may continue to decline as the use of desktop publishing and on-demand printing continues to displace traditional forms. Demand for BPP's containerboard may decline as corrugated paper packaging may be replaced with other packaging materials, such as plastic. Any substantial shift in demand from BPP's products to competing technologies or materials could result in a material decrease in sales of BPP's products. The increase in imports also has negatively influenced demand for domestic containerboard, as more products are manufactured and packaged offshore.

A material disruption at one of BPP's manufacturing facilities could prevent it from meeting customer demand, reduce its sales, and/or negatively impact its net income.

        Any of BPP's manufacturing facilities, or any of BPP's machines within an otherwise operational facility, could cease operations unexpectedly due to a number of events, including:

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  maintenance outages;

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  prolonged power failures;

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  an equipment failure;

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  a chemical spill or release;

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  closure because of environmental-related concerns;

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  explosion of a boiler;

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  the effect of a drought or reduced rainfall on BPP's water supply;

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  disruptions in the transportation infrastructure, including roads, bridges, railroad tracks, and tunnels;

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  fires, floods, earthquakes, hurricanes, or other catastrophes;

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  terrorism or threats of terrorism;

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  labor difficulties; or

  •
  other operational problems.

        Future events may cause shutdowns, which may result in downtime and/or cause damage to BPP's facilities. Any such downtime or facility damage could prevent BPP from meeting customer demand for its products and/or require BPP to make unplanned capital expenditures. If BPP's machines or facilities were to incur significant downtime, BPP's ability to meet its production capacity targets and satisfy customer requirements would be impaired, resulting in lower sales and net income.

BPP's operations require substantial capital, and it may not have adequate capital resources to provide for all of its capital requirements.

        BPP's manufacturing businesses are capital-intensive, and BPP regularly incurs capital expenditures to expand its operations, maintain its equipment, increase its operating efficiency, and comply with environmental laws. During 2006, BPP's total capital expenditures, excluding acquisitions, were approximately $109 million, including approximately $41 million for maintenance capital (replacements) and approximately $7 million for environmental expenditures. BPP expects to spend approximately $140 million, excluding acquisitions, on capital expenditures during 2007, including approximately $46 million related to upgrades to the Wallula #3 paper machine (the "Wallula #3 machine") to convert one of its machines to be able to produce specialty paper grades in addition to commodity grades, approximately $59 million for maintenance capital (replacements) and approximately $4 million for environmental expenditures. Capital expenditures for BPP are expected to be between $100 million and $125 million annually over the next five years, excluding acquisitions or major capital projects.

        If BPP requires funds for operating needs and capital expenditures beyond those generated from operations, it may not be able to obtain them on favorable terms, or at all. In addition, debt service obligations will reduce BPP's available cash flows. If BPP cannot maintain or upgrade its equipment as it requires or ensure environmental compliance, it could be required to cease or curtail some of its manufacturing operations or it may become unable to manufacture products that can compete effectively in one or more of its markets.

BPP's operations are affected by its relationship with OfficeMax.

        BPP operated as a business unit of OfficeMax until the 2004 Transaction, when BPP was acquired by the Seller's parent company (the "2004 Transaction"). OfficeMax has continued to hold a 19.9% indirect ownership interest in the Seller since the 2004 Transaction and will continue to retain an indirect ownership stake in Seller (and thus an indirect stake in BPP) post-Acquisition. The Seller also currently has an agreement in place whereby it receives or makes an additional payment to Office Max each year based on changes in paper prices. This agreement will be terminated as a result of the Acquisition, and consequently, Boise will neither receive payments from, nor make payments to, Office Max under this agreement. Pursuant to a 2004 paper supply contract, OfficeMax is required to purchase its North American requirements for certain grades of paper from BPP. BPP anticipates that OfficeMax will continue to be BPP's largest customer and that it will continue to depend on OfficeMax's distribution network for a substantial portion of BPP's uncoated free sheet sales in the future. Any significant deterioration in OfficeMax's financial condition or BPP's relationship with OfficeMax, or a significant change in OfficeMax's business strategy, could result in OfficeMax ceasing to be BPP's customer, or failing to satisfy its contractual obligations to BPP, or simply result in lower uncoated free sheet (cut size) paper sales through OfficeMax, which in turn could reduce BPP's sales.

BPP is subject to significant environmental regulation and environmental compliance expenditures, as well as other potential environmental liabilities.

        BPP is subject to a wide range of general and industry-specific environmental laws and regulations, particularly with respect to air emissions, wastewater discharges, solid and hazardous waste management, and site remediation. BPP's capital expenditures for environmental compliance were approximately $7 million, $16 million, and $5 million in 2006, 2005, and 2004, respectively, and BPP expects to incur approximately $4 million in 2007. BPP expects to continue to incur significant capital and operating expenditures in order to maintain compliance with applicable environmental laws and regulations. If BPP fails to comply with applicable environmental laws and regulations, it may face civil or criminal fines, penalties, or enforcement actions, including orders limiting its operations or requiring corrective measures, installation of pollution control equipment, or other remedial actions.

        As an owner and operator of real estate, BPP may be liable under environmental laws for cleanup and other damages (including tort liability) resulting from releases of hazardous substances on or from its properties. BPP may have liability under these laws whether or not it knew of, or was responsible for, the presence of these substances on its property, and in some cases, its liability may not be limited to the value of the property.

        The purchase and sale agreement governing the 2004 Transaction contained customary representations, warranties, covenants, and indemnification rights in favor of the Seller's parent entity (as the purchaser thereunder) and Boise White Paper, BP&N and Boise Transportation (as "permitted affiliate purchasers" thereunder); therefore, after the Acquisition is consummated the Paper Group will continue to have unlimited indemnification rights against OfficeMax for certain pre-closing liabilities, including for hazardous substance releases and other environmental violations that occurred prior to the 2004 Transaction or that arose out of pre-2004 operations at the businesses, facilities, and other assets purchased by the Seller. However, OfficeMax may not have sufficient funds to fully satisfy its indemnification obligations when required. Furthermore, BPP is not entitled to indemnification for liabilities incurred due to releases and violations of environmental laws occurring after the 2004 Transaction.

        Enactment of new environmental laws or regulations or changes in existing laws or regulations might require significant expenditures. BPP may be unable to generate funds or other sources of liquidity and capital to fund unforeseen environmental liabilities or expenditures. In addition, BPP may be impacted if carbon emission laws are enacted that require the company to install additional equipment or pay for existing emissions.

Labor disruptions or increased labor costs could adversely affect BPP's business.

        While BPP believes it has good labor relations and has established staggered labor contracts for each of its five paper mills to minimize potential disruptions in the event of a labor dispute, it could experience a material labor disruption or significantly increased labor costs at one or more of its facilities, either in the course of negotiations of a labor agreement or otherwise. Either of these situations could prevent BPP from meeting customer demand or increase costs, thereby reducing its sales and profitability. BPP is expected to have approximately 4,700 employees after the Acquisition is consummated, and approximately 2,675, or 57%, of these employees work pursuant to collective bargaining agreements. The agreement at BPP's Wallula, Washington container plant expires in the fourth quarter of 2007. BPP does not expect material work interruptions or increases in its costs during the course of the negotiations with its collective bargaining units. Nevertheless, if its expectations are not accurate, BPP could experience a material labor disruption or significantly increased labor costs at one or more of its facilities, any of which could prevent BPP from meeting customer demand or reduce its sales and profitability.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        Some of the information in this proxy statement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by looking for forward-looking words such as "may," "expect," "anticipate," "contemplate," "believe," "estimate," "intends," and "continue" or similar words. You should read statements that contain these words carefully because they:

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  discuss future expectations;

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  contain information that could impact future results of operations or financial condition; or

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  state other "forward-looking" information.

        Examples of forward-looking statements in this proxy statement include references to future prospects of growth in the paper and packaging and newsprint industries, the level of future expenditures by companies and other trends in those markets, the ability to maintain or increase BPP's market share, future operating results, future capital expenditure levels and plans to fund future liquidity needs.

        We believe it is important to communicate our expectations to the Aldabra stockholders; however, there may be events in the future that we are not able to accurately predict or over which we have little or no control. The following factors (among others) may cause actual results to differ materially from the expectations described in our forward-looking statements:

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  inability to obtain the necessary debt financing;

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  continued compliance with government regulations;

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  legislation or regulatory environments, requirements or changes affecting the businesses in which BPP is engaged;

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  paper and packaging and newsprint industry trends, including factors affecting supply and demand;

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  cost and availability of raw materials and energy;

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  labor and personnel relations;

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  shortages of skilled and technical labor;

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  credit or currency risks affecting BPP's revenue and profitability;

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  changing interpretations of generally accepted accounting principals;

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  major equipment failure;

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  severe weather phenomena such as drought, hurricanes, and fire;

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  BPP's customer concentration; and

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  general economic conditions.

        You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. New risks and uncertainties arise from time to time, and it is impossible to predict these events or how they may affect us. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any of our forward-looking statements might not occur.

        All forward-looking statements included herein attributable to Aldabra or any person acting on Aldabra's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

        BEFORE YOU GRANT YOUR PROXY OR INSTRUCT HOW YOUR VOTE SHOULD BE CAST, YOU SHOULD BE AWARE THAT THE OCCURRENCE OF THE EVENTS DESCRIBED IN THE "RISK FACTORS" SECTION AND ELSEWHERE IN THIS PROXY STATEMENT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATIONS AND RESULTS AND COULD THEREFORE CAUSE A DECLINE IN THE VALUE OF YOUR INVESTMENT.

THE SPECIAL MEETING

General

        We are furnishing this proxy statement to you as part of the solicitation of proxies by our board of directors for use at the special meeting in connection with the Acquisition proposal, the closing charter amendment proposal, the amended and restated charter proposal, the election of directors proposal, the Incentive Plan proposal and the adjournment proposal. This proxy statement provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

        We will hold the special meeting on [                        ], 2008, at 10:00 a.m., Eastern Standard Time, at Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY 10036.

Purpose of the Special Meeting

        At the special meeting we are asking holders of Aldabra common stock:

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  to approve the transactions contemplated by the purchase agreement providing for the Acquisition;

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  to approve an amendment to our existing charter to increase the number of authorized shares of common stock from 100 million to 250 million, which amendment would be filed immediately prior to the closing of the Acquisition;

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  to adopt an amended and restated charter to, among other things, change our name to "Boise Inc.," delete certain provisions that relate to us as a blank check company and to create perpetual corporate existence, which amended and restated charter would be filed immediately following the closing of the Acquisition;

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  to elect nine members of the board of directors to serve from the completion of the Acquisition until their successors are elected and qualified;

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  to approve the Incentive Plan; and

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  to adopt an adjournment proposal to authorize the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes at the time of the special meeting to adopt the Acquisition proposal, the closing charter amendment proposal, the amended and restated charter proposal or the Incentive Plan proposal.

Recommendation of Aldabra's Board of Directors

        Our board of directors:

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  has unanimously determined that the Acquisition proposal is fair to and in the best interests of Aldabra and our stockholders and that the fair market value of BPP is at least equal to 80% of the net assets of Aldabra;

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  has unanimously approved and declared advisable: (1) the Acquisition proposal; (2) the closing charter amendment proposal; (3) the amended and restated charter proposal; (4) the election of directors proposal; (5) the Incentive Plan proposal; and (6) the adjournment proposal;

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  unanimously recommends that Aldabra common stockholders vote "FOR" the Acquisition proposal and the transactions contemplated by the purchase agreement;

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  unanimously recommends that Aldabra common stockholders vote "FOR" the closing charter amendment proposal;

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  unanimously recommends that Aldabra common stockholders vote "FOR" the amended and restated charter proposal;

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  unanimously recommends that Aldabra common stockholders vote "FOR" the election of the director nominees as set forth in the election of directors proposal;

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  unanimously recommends that Aldabra common stockholders vote "FOR" the proposal to adopt the Incentive Plan; and

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  unanimously recommends that Aldabra common stockholders vote "FOR" the adjournment proposal.

Record Date; Who is Entitled to Vote

        The Record Date for the special meeting is January 16, 2008. Record holders of our common stock at the close of business on the Record Date are entitled to vote or have their votes cast at the special meeting. On the Record Date, there were 51,750,000 shares of our common stock outstanding, which includes 41,400,000 IPO Shares and 10,350,000 Private Shares.

        Each share of our common stock is entitled to one vote per share at the special meeting. Our issued and outstanding warrants do not have voting rights, and record holders of our warrants will not be entitled to vote at the special meeting.

Quorum

        The holders of a majority of our common stock issued and outstanding and entitled to vote, present in person or represented by proxy, constitutes a quorum at the special meeting.

Voting Your Shares

        Each share of common stock that you own in your name entitles you to one vote; your proxy card shows the number of shares that you own. There are four ways to vote at the special meeting:

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  You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your "proxy," whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by our board of directors: "FOR" the adoption of the Acquisition proposal, the closing charter amendment proposal, the amended and restated charter proposal, the election of directors proposal, the Incentive Plan proposal and the adjournment proposal.

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  You can vote by telephone by calling toll-free 1 (866) 894-0537, 24 hours a day, 7 days a week, and by following the telephone voting instructions that are included with your proxy card. If you vote by telephone, you should not return your proxy card. The deadline for voting by telephone is 11:59 p.m., Eastern Standard Time, on [                        ], 2008.

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  You can vote by Internet by going to the website www.continentalstock.com and following the instructions on your proxy card.

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  You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

        ABSTENTIONS WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE ACQUISITION PROPOSAL, THE INCENTIVE PLAN PROPOSAL AND THE ADJOURNMENT PROPOSAL, BUT BROKER NON-VOTES WILL HAVE NO EFFECT ON THESE PROPOSALS. NOT VOTING, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE CLOSING CHARTER AMENDMENT PROPOSAL AND THE RESTATED CHARTER PROPOSAL. ABSTENTIONS AND BROKER NON-VOTES WILL HAVE NO EFFECT ON THE ELECTION OF DIRECTORS PROPOSAL.

Who Can Answer Your Questions About Voting Your Shares

        If you have any questions about how to vote or direct a vote in respect of your Aldabra common stock, you may contact either Aldabra and its representatives by phone at (212) 710-4100 or MacKenzie Partners, Inc. (our proxy solicitor) by phone at 1-800-322-2885, or by email at proxy@mackenziepartners.com.

No Additional Matters May Be Presented at the Special Meeting

        The special meeting has been called only to consider the adoption of the Acquisition proposal, the closing charter amendment proposal, the amended and restated charter proposal, the election of directors proposal, the Incentive Plan proposal and the adjournment proposal. Under our bylaws, other than procedural matters incidental to the conduct of the meeting, no other matters may be considered at the special meeting if they are not included in the notice of the meeting.

Revoking Your Proxy

        If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

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  You may send another proxy card with a later date;

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  You may notify Jason G. Weiss, our corporate secretary, in writing before the special meeting that you have revoked your proxy; or

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  You may attend the special meeting, revoke your proxy, and vote in person.

Vote Required of Aldabra Stockholders

        The affirmative vote of holders of a majority of the IPO Shares voting in person or by proxy at the special meeting and the affirmative vote of holders of a majority of the shares voting in person or by proxy (including the holders of the Private Shares, which holders have agreed to vote all their Private Shares in accordance with the majority of the votes cast by holders of the IPO Shares), are required to approve the Acquisition and the transactions contemplated thereby. As discussed in the section entitled "The Purchase Agreement—Payment of Estimated Total Purchase Price," the Acquisition will result in shares being issued to the Seller such that the Seller's ownership interest in Aldabra is expected to be approximately 40% but may be up to a maximum of 49%.

        The affirmative vote of holders of a majority of the shares of our common stock outstanding on the Record Date is required to approve the closing charter amendment proposal and the amended and restated charter proposal. The affirmative vote of a majority of the shares of Aldabra common stock represented in person or by proxy and entitled to vote at the special meeting is required to approve the Incentive Plan proposal and the adjournment proposal. The nine directors to be elected at the special meeting will be elected by a plurality of the votes cast by the stockholders present in person or by proxy and entitled to vote.

        The adoption of the Acquisition proposal is conditioned upon the approval of the closing charter amendment proposal, the amended and restated charter proposal and the election of directors proposal but not the Incentive Plan proposal or the adjournment proposal. The adoption of each of the other proposals, other than the adjournment proposal, is conditioned upon the adoption of the Acquisition proposal.

Abstentions and Broker Non-Votes

        If you hold your shares of our common stock in "street name" through a broker or other nominee, your broker or nominee will not vote your shares unless you provide instructions on how to vote. You should instruct your broker or nominee how to vote your common stock by following the directions your broker or nominee will provide to you. If you do not provide instructions to your broker or nominee under the rules of the NASD, your broker may not vote your shares. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a "broker non-vote." Abstentions will have the same effect as voting against the Acquisition proposal, the incentive plan proposal and the adjournment proposal, but broker non-votes will have no effect on these proposals. Not voting, abstentions and broker non-votes will have the same effect as voting against the closing charter amendment proposal and the restated charter proposal. Abstentions and broker non-votes will have no effect on the election of directors proposal. Because the approval of the Acquisition proposal is a condition to the approval of the other proposals, other than the adjournment proposal, if the Acquisition is not approved, the other proposals will not take effect.

Conversion Rights

        Pursuant to our charter, holders of IPO Shares voting against the Acquisition proposal will be entitled to, contemporaneously with such vote, demand that we convert their stock into a pro rata share of the trust account. This demand must be made on the proxy card at the same time that the stockholder votes against the Acquisition proposal. If so demanded, and if the Acquisition is completed, we will convert each share of common stock issued in our IPO into a pro rata portion of the trust account in which a substantial portion of the net proceeds of our IPO are held, plus interest earned thereon until two business days prior to consummation of the Acquisition and less any expenses incurred. However, if the holders of 16,560,000 or more IPO Shares, representing 40% or more of the total number of IPO Shares, exercise their conversion rights, then, in accordance with the terms of our charter and the documents governing the trust account, we will not consummate the Acquisition and your shares will not be converted. Based on the amount of cash held in the trust account, net of accrued taxes and expenses as of January 1, 2008, without taking into account any interest earned or expenses incurred after such date, you will be entitled to convert each share of common stock that you hold for approximately $9.71 per share. If you exercise your conversion rights, then you will be converting your shares of our common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the Acquisition and then tender your stock certificate to us. If the Acquisition is not completed, then these shares will not be converted into cash. A stockholder who exercises conversion rights will continue to own any warrants to acquire our common stock owned by such stockholder as such warrants will remain outstanding and unaffected by the exercise of conversion rights. Prior to exercising conversion rights, our stockholders should verify the market price of our common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights. Our shares of common stock are listed on the AMEX under the symbol "AII."

Solicitation Costs

        We are soliciting proxies on behalf of our board of directors. This solicitation is being made by Aldabra and our respective directors, officers and representatives by mail, but solicitations also may be made by telephone, in person, or by other electronic means. These persons will not be paid for doing this. In addition, Lazard Capital Markets LLC and Pali Capital, Inc., two of the underwriters for our IPO, may be assisting our directors and officers in connection with these efforts. In connection with our IPO, we had agreed to pay the underwriters for the IPO an underwriting discount, a portion of which (in the amount of $12,420,000) would not be payable unless and until we completed a business combination. We will not pay the underwriters any additional fees in connection with such efforts. We have hired MacKenzie Partners, Inc. to assist in the proxy solicitation process. We will pay all fees and expenses related to the retention of such proxy solicitation firm.

        We will ask banks, brokers, other institutions, nominees, and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Aldabra will reimburse them for their reasonable out-of-pocket expenses.

        AFTER CAREFUL CONSIDERATION OF THE TERMS AND CONDITIONS OF THE ACQUISITION PROPOSAL, THE BOARD OF DIRECTORS OF ALDABRA BELIEVES THAT THE ACQUISITION PROPOSAL IS FAIR TO, AND IN THE BEST INTERESTS OF, ALDABRA AND ITS STOCKHOLDERS AND THAT THE FAIR MARKET VALUE OF BPP IS AT LEAST EQUAL TO 80% OF THE NET ASSETS OF ALDABRA. AFTER CAREFUL CONSIDERATION OF THE TERMS AND CONDITIONS OF ALL OF THE PROPOSALS, THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED ALL OF THE PROPOSALS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE PURCHASE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, THE CLOSING CHARTER AMENDMENT PROPOSAL, THE AMENDED AND RESTATED CHARTER PROPOSAL, THE ELECTION OF DIRECTORS PROPOSAL, THE INCENTIVE PLAN PROPOSAL AND THE ADJOURNMENT PROPOSAL. SEE "PROPOSAL I—THE ACQUISITION PROPOSAL—FACTORS CONSIDERED BY THE ALDABRA BOARD IN APPROVING THE ACQUISITION."

PROPOSAL I—THE ACQUISITION PROPOSAL

        The discussion in this proxy statement of the Acquisition and the principal terms of the purchase agreement is subject to, and is qualified in its entirety by reference to, the purchase agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated in this proxy statement by reference.

Description of the Acquisition

        Upon completion of the Acquisition, we will own 100% of the units of Boise Paper Holdings, L.L.C., which will in turn own 100% of Boise Paper Products, including 100% of the outstanding equity interests of the Paper Group.

Background of the Acquisition

        The terms of the purchase agreement are the result of arms-length negotiations between our representatives and those of the Seller. The following is a brief discussion of the background of these negotiations and the Acquisition.

        We are a blank check company that was formed on February 1, 2007 to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. We stated in our prospectus relating to our IPO that we intended to focus our efforts on seeking a business combination with a portfolio company currently held by a private equity firm specializing in either leveraged buyouts or venture capital. A registration statement for our IPO was declared effective on June 19, 2007. On June 22, 2007, we consummated our IPO of 41,400,000 units, including 5,400,000 units subject to the underwriters' over-allotment option at an offering price of $10.00 per unit. Each unit consisted of one share of our common stock and one warrant that entitles its holder to purchase one share of our common stock. The units were sold at an offering price of $10.00 per unit, generating total gross proceeds of $414,000,000. We agreed to pay the underwriters in the offering an underwriting discount of 7% of the gross proceeds of the offering, and the underwriters agreed that 3% ($12,420,000) of that amount would not be payable unless and until we completed a business combination. Simultaneously with consummation of our IPO, Messrs. Leight and Weiss, our chairman and chief executive officer, respectively, each purchased 1,500,000 Insider Warrants from us at $1.00 per warrant in a private placement for an aggregate purchase price of $3,000,000. The Insider Warrants purchased by Messrs. Leight and Weiss are identical to the warrants issued in our IPO except that the Insider Warrants may not be called for redemption and may be exercisable on a "cashless basis" at the holder's option, so long as such securities are held by such purchaser or his affiliates.

        After deducting commissions, offering expenses and a portion of the underwriting discount, the total net proceeds from the offering were approximately $384,380,000. Upon the closing of our IPO, an aggregate of $399,500,000 (including the $3,000,000 of proceeds from the private placement of warrants to our chairman and chief executive officer and the $12,420,000 of deferred underwriters discounts described above) was deposited into a trust fund. Approximately $275,000 was withheld from the trust to pay initial business, legal and accounting due diligence expenses on prospective business combinations, general and administrative expenses and corporate income and franchise taxes. Through January 1, 2008, we have withdrawn approximately $5.925 million of interest earned on the trust fund to pay such expenses (including approximately $3.395 million to pay corporate income and franchise taxes). The net proceeds deposited into the trust fund remain on deposit in the trust fund earning interest and will not be released until the earlier of the consummation of a business combination or our liquidation. As of January 1, 2008, the value of the trust fund was approximately $402,145,013, net of accrued expenses and taxes. Such funds were invested in the Wells Fargo Advantage Prime Investment Money Market Fund, currently earning interest (before accrual for income taxes) of approximately

3.94% per annum. If, by June 19, 2009, we have not completed a business combination, we must promptly liquidate thereafter.

        Subsequent to our IPO, our officers and directors and other representatives commenced an active search for a prospective operating business. As part of our efforts to identify potential acquisitions, we contacted approximately 150 investment bankers, private equity professionals, business brokers, business owners, lawyers and others to describe our company and share our criteria for a potential acquisition target. During these discussions, we often provided such parties with background materials we had prepared and other information concerning our organization and our search for potential acquisition targets. In many cases, we needed to educate prospective targets about "blank check" companies and explain, from our perspective, the benefits we could offer to them versus other financing or exit alternatives. In addition, we were contacted independently by a number of investment bankers, private equity professionals, business brokers, business owners, lawyers and others who had learned of our June 22, 2007 IPO and were interested in bringing to our attention potential targets. Other than customary non-disclosure agreements and letters waiving potential claims against our trust fund (a "Trust Fund Waiver Letter"), we have not entered into any agreements with any entities through which we identified potential acquisition targets other than BPP.

        The search process described above resulted in referrals to 15 potential candidates. Given the high volume of leads resulting from our level of outreach activity, we adopted a transaction screening methodology aimed at rapidly evaluating each opportunity and were able to quickly eliminate transactions that did not fully meet our acquisition criteria. Beginning on June 22, 2007, we began applying this screening process to all potential candidates. The screening methodology included both financial and strategic factors. First, we applied a general financial analysis to determine the potential transaction size of each opportunity in comparison to our mandated minimum investment amount of 80% of our net assets held in trust. Specifically, we analyzed recent acquisition multiples and current public trading multiples comparable to each potential target, and using such information, determined the approximate enterprise value for each candidate based on the financial data, including revenue, operating profit, cash flow, and earnings, to which we had access. We determined the approximate transaction size by assessing the estimated enterprise value of the target and multiplying that amount by the likely majority or minority ownership stake available to us in any transaction. Simultaneously, we did fundamental research on the business and economic trends driving each candidate's revenue and profit growth. Taken together, if the size of a particular transaction fell below our minimum size requirement or there were no compelling economic trends supporting a candidate's growth or valuation, we eliminated a target transaction from additional in-depth consideration. On that basis, we were able to narrow the total roster of 15 potential targets to a remaining list of 5 candidates other than the Seller with whom we pursued additional discussions.

        Between July 10, 2007 and July 18, 2007, we entered into either a non-disclosure agreement or a Trust Fund Waiver Letter with each of the five potential targets (not including the Seller). In three of these cases, we entered into both a non-disclosure and a Trust Fund Waiver Letter with a candidate. These potential targets included a consumer credit company, an aerospace company, an Eastern European shipping company, an entertainment company and a bio-diesel company. In three of these cases, discussions were terminated because the target company determined it would pursue an auction sale; our search criteria typically excluded candidates selling via auction due to our inability to assess or control the speed of such a sale and our belief that the auction process would not be compatible with our acquisition strategy since our need for a shareholder vote to consummate a transaction, in most cases, put us at a material disadvantage to other auction participants. In the two remaining cases, discussions continued until July 20, 2007, at which time, because we believed that the opportunity of entering into a transaction with the Seller was highly attractive for our shareholders, we ended those discussions, as we were required to do under the terms of the letter of intent we signed with the Seller.

        We elected to pursue a transaction with the Seller rather than with the other companies with which we held preliminary discussions primarily because, in our judgment, BPP had advantages in each of our key screening criteria. BPP possesses a strong management team, is profitable, operates in an industry with significant barriers to entry and favorable structural trends, has multiple opportunities for growth, has a number of attractive strategies for the use of the future warrant proceeds, is virtually Sarbanes-Oxley compliant already and, in general, meets the requirements of a company that is "ready to be public." In addition, we believed that the proposed terms of the transaction were favorable to our stockholders and that the likelihood of completing the transaction once a purchase agreement was signed was very high, including the likelihood of raising financing for the transaction.

        Although each of the other potential targets exhibited some or all of these qualities in varying degrees, our management team believed that the combination of BPP's attributes provided the most favorable prospects to increase our stockholder value.

        After consummation of the IPO, during the evening of June 22, 2007, Thomas S. Souleles, a member of the Seller's board of managers and a managing director of MDP, called Mr. Weiss and asked him if he would be interested in exploring a potential transaction between us and the Seller. Mr. Souleles explained that MDP was a substantial indirect stockholder of the Seller and that there might be some assets that the Seller might be interested in selling to, or merging with, Aldabra. Mr. Weiss told Mr. Souleles that he would be interested in looking at a company in the paper industry. Mr. Weiss and Mr. Souleles did not discuss any details of a proposed transaction. Mr. Souleles indicated that he would have to look further into whether such a transaction would even be feasible from a legal and tax perspective, and he would have to talk to the Seller's board and senior management to see if they would be interested in pursuing a transaction with us.

        Mr. Weiss was personally acquainted with Mr. Souleles, with whom he attended law school. In addition, Nathan Leight, our chairman of the board, and Mr. Weiss were both familiar with MDP, having (i) previously made capital contributions of $500,000 and $1,000,000, respectively, in MDCP IV (which investment gives them an indirect interest in the Seller because MDCP IV beneficially owns approximately 76.7% of the Seller); (ii) previously made capital contributions (through trusts established for the benefit of their respective families and in the case of Mr. Leight, also by Mr. Leight individually) of $1,000,000 each in MDCP V; (iii) served as the chairman and chief executive officer, respectively, of Aldabra Acquisition Corporation, which began discussions of a possible transaction with Great Lakes Dredge & Dock Corporation, a portfolio company of MDP, on April 24, 2006 and completed a merger with Great Lakes Dredge & Dock Corporation in December 2006; and (iv) served, along with Mr. Berger (another member of our board), since December 2006 with Mr. Souleles as well as another principal of MDP on the board of directors of Great Lakes Dredge & Dock Corporation (now traded on NASDAQ). See "Interests of Certain Persons in the Acquisition—Aldabra."

        During the week of June 25, 2007, Mr. Souleles and Mr. Weiss communicated several times. Mr. Souleles indicated to Mr. Weiss that he had spoken with Samuel M. Mencoff, one of his partners at MDP, about the idea of a transaction between Aldabra and the Seller, and that Mr. Mencoff thought the idea was worth pursuing. Mr. Souleles notified Mr. Weiss that the type of transaction the Seller envisioned was the carving out of certain assets of the Seller and merging with or selling such assets to us, and that he had asked the Seller's counsel, Kirkland & Ellis LLP ("Kirkland & Ellis"), to analyze whether this structure was feasible for the Seller from a tax standpoint. Later that week, Mr. Souleles notified Mr. Weiss that Kirkland & Ellis indicated that based on their initial research a transaction of the type that the Seller was contemplating was feasible. Mr. Souleles began working with one of MDP's financial advisors to analyze comparable company valuations to establish some valuation benchmarks.

        During the week of June 25, 2007, as part of our ongoing review of potential acquisition targets, our representatives began to contact a number of intermediaries as well as potential candidates to discuss potential opportunities. Mr. Leight met with representatives of approximately 11 different banks, law firms and private equity firms to discuss our acquisition criteria. Separately, we were presented an opportunity to consider purchasing assets in an electricity generation business. Our representatives reviewed this transaction and decided that it did not fit our criteria. Our professional team also inaugurated weekly telephonic status meetings during which potential transactions or leads were introduced and discussed. All active opportunities were then entered into a tracking log. On the first call, Mr. Weiss mentioned the possibility of a transaction in the paper or forest products industry. Mr. Leight had the team initiate work on an alternative fuel company and the medical device industry in addition to selected other areas of opportunity.

        On June 29, 2007, Mr. Weiss, in response to questions posed by Mr. Souleles, provided Mr. Souleles with a more detailed explanation of our capital structure.

        During the week of July 2, 2007, we started discussions on a number of potential transactions including the potential purchase of a consumer credit company, an aerospace company, and a bio-diesel company. In each case, there were preliminary discussions with the proposed target or its representatives to elicit information on the target company and the industry in which it operates.

        On July 2, 2007, Mr. Souleles communicated to Mr. Weiss about the possibility of two alternative structures for a proposed transaction with the Seller. Over the course of the next several days, Mr. Souleles explained that the Seller operated two different paper businesses: (1) the office papers and specialty paper segment, also known as the paper business and (2) the packaging and newsprint business. Mr. Souleles explained to Mr. Weiss that the proposed transaction could take the form of either the sale by the Seller of the assets comprising the paper business only or the assets comprising the combined paper and packaging and newsprint businesses. Mr. Souleles also indicated to Mr. Weiss that it might not be possible for the Seller to sell the assets of the packaging and newsprint business to us since the Seller was simultaneously considering other alternatives for the sale of the packaging and newsprint business. Messrs. Weiss and Souleles had several conversations about the proposed transaction over the next several days, including discussions of preliminary financial operating figures for the target businesses. Mr. Weiss (after discussions with Mr. Leight) expressed to Mr. Souleles that we had a strong preference for the packaging and newsprint business to be included in any potential transaction because the Company would have a more diversified and therefore, potentially, a more stable business.

        On July 5, 2007, Messrs. Souleles and Weiss discussed EBITDA and leverage multiples for numerous public paper companies in North America. Over the course of the next few days, Messrs. Weiss and Souleles began discussing valuation multiples, which conversations were further informed by Mr. Weiss' conversations with Mr. Leight, Sanjay Arora and Guy Barudin, two employees of Terrapin Partners, LLC, and Michael Powell of Pali Capital, Inc. In response to Mr. Weiss's question about whether the proposed transaction would include the assets of the packaging and newsprint business, Mr. Souleles indicated that he was not able to give a definitive response and that the parties should proceed by negotiating two different transactions: one for the paper business only, and the other for the combined paper and packaging and newsprint businesses.

        While Messrs. Weiss and Souleles continued to explore the possibility of a transaction involving the assets of the paper businesses of the Seller, some of our other members and representatives continued to explore other possible business combination targets with third parties. Mr. Leight and some of our other representatives met with a number of private equity firms to review their portfolio companies. There were a number of potential candidates that resulted from these discussions, including an entertainment company that is a portfolio company of a private equity firm. After preliminary discussions and our review of this opportunity, Mr. Leight requested Pali Capital, Inc. to construct a preliminary financial model to assist in evaluating how much we would be willing to pay for the entertainment company.

        On July 7, 2007, we received a detailed financial model from Pali Capital, Inc. regarding the potential entertainment acquisition. Since the transaction looked feasible, Mr. Leight asked such financial advisor to set up a meeting with the private equity firm to review the transaction in greater detail.

        During the week of July 9, 2007, we began discussions on additional transaction opportunities in, among others, the global shipping, real estate development and publishing industries.

        On July 11, 2007, some of our representatives met with the private equity firm that is a substantial shareholder of the entertainment company to discuss a potential transaction. Pali Capital, Inc. prepared a revised financial model, which was provided to the private equity firm. The private equity firm executed a Trust Fund Waiver Letter in connection with its discussions with us. The private equity firm also asked us to draft a letter of intent that would be presented to the board of the entertainment company.

        On July 11, 2007, we engaged the law firm of Kramer Levin Naftalis & Frankel LLP to act as our legal advisor in connection with the potential transaction involving the Seller.

        On July 11, 2007, in contemplation of a board meeting of the entertainment company during the upcoming week, Pali Capital, Inc. prepared and distributed to us a revised financial model of the potential entertainment company acquisition and a draft letter of intent.

        On July 12, 2007, for purposes of continuing discussions on valuation for the proposed transaction, Mr. Souleles provided Mr. Weiss with a summary of financial metrics—including sales, EBITDA margins, EBIT margins and trading data—for other paper companies prepared for MDP by one of its financial advisors.

        On July 13, 2007, one of our team members met with the head of the financial institutions group of an investment bank to discuss potential acquisition targets in the alternative asset management industry.

        On July 13, 2007, Mr. Souleles indicated to Mr. Weiss that the Seller was interested in pursuing the proposed transaction and that the Seller's representatives had participated in a conference call to discuss the proposed transaction.

        Over the next several days, Messrs. Souleles and Weiss engaged in further discussions about the proposed transaction. Messrs. Weiss and Leight and other members of our team had internal discussions about the proposed transaction and continued to review information about the paper industry in general and the Seller in particular. After consultations with Mr. Leight, Messrs. Souleles and Weiss agreed on a preliminary valuation for a transaction involving the sale by the Seller to us of the assets of the paper business, and, in the alternative, for a transaction involving the sale by the Seller to us of the assets of both the paper and packaging and newsprint businesses.

        Based on the progression of discussions about a potential transaction between us and the Seller, and the higher level of conviction on our part that the Seller's transaction would create greater shareholder value versus the entertainment transaction being considered by our team, we elected not to proceed with sending a letter of intent to the entertainment company during the weekend of July 13, 2007 and ceased working on that transaction.

        On July 14, 2007, Mr. Souleles indicated to Mr. Weiss that members of the Seller's finance team were putting together projections for the paper businesses, which would be provided to Aldabra.

        During the week of July 16, 2007, a member of our team traveled to London to meet with more than 10 banks, private equity firms and companies to discuss our attributes and philosophy in seeking a potential combination or acquisition with a company that operated primarily outside the United States.

        On July 16, 2007, we provided the Seller with two abbreviated financial models that we created—one for a transaction involving the assets of the paper business and the other for a transaction involving the assets of the combined paper and packaging and newsprint businesses. These models primarily illustrated the implied value per share of the combined company based upon various multiples of enterprise value to EBITDA on a fully-diluted and non-diluted share basis, and also demonstrated projected free cash flow of the combined company. As described below, we continued to revise and refine these models, including for purposes of presenting these models to our board of directors. Pali Capital, Inc. also continued to assist us by reviewing and commenting on these models in July and August 2007.

        On July 17, 2007, we sent to the Seller a draft letter of intent proposing a transaction in which we would acquire either the Seller's paper business at an implied enterprise value of $1,087,500,000 based upon a multiple of 6.25x 2007 estimated Adjusted EBITDA for the white paper businesses or the Seller's combined paper and packaging and newsprint businesses at an implied enterprise value of $1,644,500,000 based upon a multiple of 6.5x 2007 estimated Adjusted EBITDA for the BPP business of $253 million, payable in cash and shares of our common stock. Pali Capital, Inc. had assisted us by reviewing and commenting on the draft letter of intent and continued to comment on subsequent versions of the letter of intent later that week. On the same day, our board of directors was informed that a draft letter of intent was delivered to the Seller, and the board was provided with related materials, including our preliminary financial models for each of the two proposed transactions.

        On July 18, 2007, we executed a confidentiality agreement with the Seller and intensified our review of the Seller's paper and packaging and newsprint businesses. On the same day, the Seller executed a Trust Fund Waiver Letter in our favor.

        On July 18, 2007, the Seller responded with comments to the draft letter of intent. Later that day, we forwarded to the Seller a revised letter of intent. The most significant changes to the terms of the transaction as proposed in the letter of intent included: (a) a change in valuation due to a revision in certain assumptions concerning BPP (primarily relating to the amount of debt that the combined company would inherit from the Seller); and (b) clarification that we would only be given an exclusivity period to purchase the paper business.

        Between July 18 and 20, 2007, the parties had multiple discussions about the terms of the letter of the intent with the main issues discussed involving: (i) the Seller's 2007 projections and (ii) the Seller and Aldabra agreeing on $9.77 as the implied price per share of Aldabra common stock for purposes of calculating the value of any equity issued in this transaction, which number was, in turn, based on revised Aldabra projected cash per share calculations contemplating a closing of the transaction at the end of January 2008.

        On July 19, 2007, our board of directors was updated on the status of the discussions between us and the Seller. The board members were provided with an updated version of the letter of intent, valuation models prepared by Aldabra's management, and a copy of a comparable company valuation report prepared for MDP by one of its financial advisors. For a summary of the key information presented in these models that were considered by our board of directors for purposes of the Acquisition, see "Factors Considered by the Aldabra Board in Approving the Acquisition—Financial factors". Our board members were also informed about proposed due diligence steps.

        On July 20, 2007, we came to an agreement on the terms with the Seller and executed a non-binding letter of intent, which proposed a transaction in which we would acquire either (a) the Seller's paper business for $1,111,625,000 based upon a multiple of 6.25x 2007 estimated Adjusted EBITDA of $178.6 million or (b) the Seller's combined paper and packaging and newsprint businesses for $1,649,700,000 based upon a multiple of 6.5x 2007 estimated Adjusted EBITDA of $253.8 million. The letter of intent precluded us from pursuing any other acquisition or business combination other than the contemplated Acquisition by us of the paper business or the paper and packaging and newsprint businesses of the Seller during the period from July 20, 2007 to August 31, 2007. In addition, the Seller was precluded from pursuing any other discussions, transactions or business combinations with respect to the paper business (but explicitly not the packaging and newsprint business) until August 31, 2007.

        A telephonic meeting took place on July 20, 2007 between Messrs. Leight and Weiss and a senior investment banker at Lazard Freres & Co. LLC. Aldabra's management sought the advice of this individual because he had more than 25 years of experience in the investment banking and mergers and acquisition industries and, in particular, had extensive expertise in the forest product and paper markets. During this telephone call, the parties discussed the basic outlook and structure of the paper industry including trends in supply, demand, pricing and, in particular, consolidation among large manufacturers. Overall, the advisor expressed support for Aldabra's investment thesis that BPP's markets were consolidating and that capacity was likely to continue to be eliminated as competitors sought to apply their capital more efficiently; as a result, supply and demand dynamics would likely result in more rational pricing.

        On July 24 and 25, 2007, our team and many of our advisors attended a management presentation given by members of the Seller's management team in Boise, Idaho.

        On July 26, 2007, a telephonic meeting of our board of directors was held to discuss the proposed transaction. The discussion included, among other things, an overview of general trends for the paper industry, the merits of the transaction (including discussion of financial metrics and comparison against other opportunities considered by us), discussion about the July 24-25, 2007 trip to Boise, Idaho and the proposed due diligence process, the proposed hiring of Houlihan Lokey to provide a fairness opinion, and the possible effects of the market's recent decline and liquidity changes on other transactions that we could pursue.

        On July 27, 2007, our board of directors engaged Houlihan Lokey to review the terms of the proposed transaction with the Seller and to render to the board a written opinion as to whether the consideration to be paid by us in the proposed transaction is fair to us from a financial point of view. Houlihan Lokey did not participate in any discussions regarding the determination of the amount of such consideration nor did they assist in structuring the transaction. As legal counsel to the parties negotiated the terms of the purchase agreement and prepared revised drafts, we provided those drafts to Houlihan Lokey so that it would be familiar with the proposed terms of the Acquisition.

        Beginning on July 27, 2007, we were provided with access to an electronic "data room" containing information regarding the Seller's paper and packaging and newsprint businesses. We continued to perform due diligence, employing outside assistance to supplement our internal resources. Ernst & Young LLP and Kramer Levin Naftalis & Frankel LLP were engaged to assist with due diligence and were compensated on arms-length terms that did not include any success fee component based on a closing of the Acquisition. MDP also arranged for us to review due diligence materials that MDP had compiled in its 2004 acquisition of Boise Cascade Corporation.

        From July 31, 2007 through August 2, 2007, our team and our advisors, along with representatives of the Seller and the Seller's advisors traveled for onsite meetings and facilities tours at the Seller's manufacturing plants in Jackson, Alabama; DeRidder, Louisiana; Salt Lake City, Utah; and Wallula, Washington.

        On August 1, 2007, we received a set of comparable public company multiples from Aldabra's financial advisors at Lazard Freres & Co. LLC. Subsequently, on August 7, 2007, Lazard Freres & Co. LLC also sent to us a comparable acquisition multiples analysis for the paper industry, which Lazard further updated that month.

        On August 8, 2007, we received an initial draft of the purchase agreement from the Seller's legal counsel. Over the course of the next several weeks, Aldabra, the Seller and each party's respective legal counsel negotiated the terms of the purchase agreement and related agreements.

        Throughout the month of August 2007, our board of directors was updated with multiple e-mails on the status of the transaction. Our board of directors was also sent a significant amount of information concerning the paper industry, in general, as well as the Seller, in particular. Such information included, but was not limited to, numerous Wall Street research reports, results of internal and third-party due diligence, and third-party research reports, such as Resource Information Systems Incorporated ("RISI") pricing forecasts.

        Over the course of the next few weeks, our management continued discussions with the Seller to encourage them to include the packaging and newsprint business in the transaction. At all times, we included the packaging and newsprint business in all of our due diligence activities. By the end of August, the packaging and newsprint business was included in the transaction.

        On August 29, 2007, a telephonic meeting of our board of directors was held to discuss the status of the proposed transaction. At that meeting, Houlihan Lokey also reviewed a draft of its preliminary fairness opinion analysis with the board. See "The Houlihan Lokey Fairness Opinion" for details of Houlihan Lokey's analysis and conclusions. Aldabra's management also presented an updated version of its financial model for the Acquisition. For a summary of the key information in the model, see "Factors Considered by the Aldabra Board in Approving the Acquisition—Financial factors." Mr. Weiss also reported to the board at such meeting that several minutes before the meeting, Mr. Souleles had called to advise him of a possible decline of approximately $3-$5 million of EBITDA for BPP (as compared to 2007 projections that were previously provided to Aldabra by the Seller) as a result of an unexpected boiler outage at BPP's DeRidder, Louisiana facility. Mr. Weiss noted that Mr. Souleles had advised him that such equipment issues were not expected to have any ongoing impact on BPP's future earnings capacity, but were instead associated with a one-time event. Our board of directors directed our management to continue to negotiate the terms of the definitive purchase agreement.

        As a result of further negotiations, the parties agreed on August 30, 2007 to a reduction in the total purchase price for the combined paper and packaging and newsprint businesses from $1,649,700,000 to $1,625,000,000. The parties arrived at this reduction by assuming an EBITDA decline of $4 million (the midpoint of the possible range of $3 - $5 million), applying the same multiple of 6.5x 2007 estimated Adjusted EBITDA that had previously been used to calculate the purchase price, and generally adjusting the result to obtain a round purchase price number.

        On September 5, 2007, our board of directors was provided with an updated version of Houlihan Lokey's fairness opinion analysis as well as a draft of Houlihan Lokey's fairness opinion, along with a revised draft of the purchase agreement. On September 6, 2007, all of the directors agreed, through unanimous written consent, that, (a) subject to the receipt by the board of a final opinion from Houlihan Lokey that the consideration to be paid by us to the Seller is fair from a financial point of view to us and that the fair market value of BPP is at least equal to 80% of our net assets, (b) the Acquisition was approved, and (c) that our officers were authorized to execute the purchase agreement once the parties had finalized the agreement.

        On September 6, 2007, Houlihan Lokey delivered in writing its final, executed opinion to our board of directors that as of the date of the opinion, the consideration to be paid by us in the transaction is fair to us from a financial point of view and the fair market value of BPP was at least equal to 80% of our net assets as of such date.

        On September 6-7, 2007, our representatives and the Seller negotiated the final terms of the purchase agreement and the ancillary documents.

        On September 7, 2007, the parties executed the purchase agreement. Immediately thereafter, each party issued separate press releases announcing the execution of the purchase agreement.

        On October 18, 2007, the parties executed an amendment to the purchase agreement and entered into the Debt Commitment Letter with GSCP. The amendment reduced the minimum portion of the total purchase price required to be paid in cash to the Seller from $1,312,000 to $1,212,000, plus the amount of fees and expenses paid directly by the Seller to lenders and/or agents providing the debt financing, minus other expenses specified in the purchase agreement, such that the minimum cash condition would be capable of being satisfied even in the event that the maximum conversion rights were exercised, taking into account the amount of debt financing anticipated to be received under the Debt Commitment Letter. The parties also (i) clarified the treatment of certain costs and expenses incurred in connection with the preparation of the purchase price allocation as a shared expense among the parties, (ii) agreed that the Debt Commitment Letter would be the "Debt Commitment Letters" for purposes of the purchase agreement and (iii) agreed which fees and expenses with respect to the debt financing contemplated by the Debt Commitment Letter the Seller would be responsible for under the purchase agreement.

        Aldabra, BPP and the combined entity have not paid and will not pay any finder's fees to any person or entity in connection with the Acquisition.

Factors Considered by the Aldabra Board in Approving the Acquisition

        After careful consideration of the terms and conditions of the purchase agreement and the consideration to be paid in the Acquisition, the board of directors of Aldabra unanimously approved the Acquisition and determined that the purchase agreement and the Acquisition, upon the terms and conditions set forth in the purchase agreement, are advisable and fair to, and in the best interests of, Aldabra and its stockholders and that the fair market value of BPP is at least equal to 80% of the net assets of Aldabra. In reaching this decision, the board of directors of Aldabra reviewed a fairness opinion from Houlihan Lokey that, in its opinion and subject to the assumptions and conditions set forth therein, the consideration to be paid by us in Acquisition is fair to Aldabra from a financial point of view and that the fair market value of BPP is at least equal to 80% of the net assets of Aldabra. Accordingly, Aldabra's board of directors unanimously recommends that Aldabra stockholders vote "FOR" the approval of the Acquisition and the adoption of the purchase agreement, as well as for the other proposals submitted to the stockholders.

        The Aldabra board of directors considered a wide range of business, financial, and other factors and believes that the non-exhaustive list of factors below, which are all of the material factors considered by Aldabra's board of directors, strongly supports its determination and recommendation to approve the Acquisition.

Business factors:

        Favorable factors:

  •
  BPP is one of the largest manufacturers of uncoated free sheet paper ("UFS") in North America and a significant producer of linerboard and newsprint.

    BPP is currently the third largest producer of uncoated free sheet in North America with approximately 1.5 million tons per year of capacity. It has nearly 560,000 tons of annual linerboard capacity, which ranks it as the seventh largest North American linerboard producer. It also has approximately 425,000 tons of newsprint capacity. BPP has a manufacturing asset utilization rate of approximately 98% according to standard industry measures. BPP's production capacity exceeds the general industry utilization rate of approximately 92%. We considered that BPP benefits when larger competitors idle or permanently close manufacturing capacity.

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  The UFS market is large and fundamental to the economy, with 14.8 million tons consumed annually, equivalent to more than 650 pounds per person in the United States.

    Uncoated free sheet papers have been used historically for communication related purposes such as copying and computer printing, stationary, envelopes, and commercial printing. While demand for these uses has been affected negatively by the growing use of electronic media, total demand for uncoated free sheet products continues to be significant. Uncoated free sheet paper has recently been used for packaging related products such as label and release and flexible packaging, which are newer applications that are growing rapidly.

  •
  BPP has been producing paper and packaging products for almost 50 years and has developed a strong brand name.

    Brands related to BPP and its products have strong, unaided customer recognition and consumer brand awareness. To the extent that certain of the BPP's products are sold under its long-standing "Boise" brand, consumer and purchasing agent brand recognition is an important factor in distinguishing BPP's products from those of competitors.

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  Many leading industry observers, including RISI, are forecasting price increases in many of BPP's product categories during the next few years.

    RISI has forecasted that prices for BPP's key paper products will be higher in 2008 than in 2007. In its September 2007 published reports, RISI forecasted uncoated free sheet prices to be $66 per ton higher in 2008 than in 2007, and linerboard prices to be $15 per ton higher in 2008 than in 2007. These September RISI price forecasts were higher than the 2008 forecasts that RISI previously published in May 2007. RISI price forecasts for 2008 published in December 2007 are even higher than those published in September 2007. BPP should benefit from higher product pricing because of its high utilization rates.

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  BPP will benefit from any declines in the U.S. dollar and from rising fiber costs in Europe and Asia, which may reduce the competitiveness of imports.

    The paper industry is significantly impacted by the exchange rate since a weak dollar results in reduced imports while a strong dollar significantly increases supply of products due to greater imports. The current decline in the U.S. dollar has the effect of making finished goods produced by European and Asian manufacturers more expensive, in dollar terms, than for U.S. producers. In addition, prices have increased for important sources of European and Asian fiber, specifically recycled fiber for Asia and Russian timber in the case of Western Europe. This increase in fiber costs puts pressure on Asian and European producers to keep prices high to remain profitable. These high dollar-denominated prices for paper and packaging products produced in Asia and Europe, caused by raw material costs and exchange rate effects, have the effect of making imports from those regions more expensive and, therefore, less competitive in North American markets as compared to products produced in the United States.

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  Management estimates that it would cost at least $4 billion to replace BPP's existing assets with new greenfield assets of similar manufacturing capacity.

    No new uncoated free sheet paper mill has been built in North America since 1995. Construction of new paper or packaging manufacturing involves procuring real estate, obtaining environmental and regulatory permits and local public and political support, and purchasing and assembling large, sophisticated paper manufacturing machinery. The lack of public support for the construction of large industrial facilities near their communities can lead to delays and related costs. The price of manufacturing equipment and real estate has also increased dramatically since BPP's facilities were established.

  •
  BPP owns and operates one of North America's lowest cost and largest linerboard production facilities in DeRidder, Louisiana.

    Cost curves that measure the production cost per ton of product produced are a standard industry metric to determine the relative competitiveness of manufacturing facilities in BPP's markets. By that measure, as measured by RISI and by BPP's own estimates, the DeRidder facility ranks among the lowest cost producers of linerboard in North America. In addition, this asset is located in a region with abundant forests that represent a reliable, low cost, and long-term supply of high quality virgin fiber. Further, management believes that DeRidder has one of the paper and packaging industry's best safety records, along with a continuously improving record for efficiency as measured in tons of product produced per person. The combination of large scale, high production and low cost raw materials make DeRidder a valuable asset.

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  BPP expects to benefit from ongoing and recently completed extraordinary capital expenditures, involving more than $103 million, which will increase its capacity to produce specialty paper grades and increase energy efficiency in its plants.

    BPP recently completed an $80 million upgrade to its Wallula, Washington facility that increases its capacity to produce label and release products. The market for label and release products is attractive because products in that market sell for higher and more stable margins than commodity products. In addition, BPP expects to spend $23 million to install a shoe press at its DeRidder mill, which press will improve energy efficiency and linerboard production by approximately 50,000 tons when it becomes operational in Spring 2008.

  •
  Management has identified and ranked a list of future capital and operating projects that will support continuous improvement in productivity, efficiency and safety and would provide an effective use for future warrant proceeds.

    BPP management maintains a backlog of projects and projected efficiency improvements or cost savings associated with each project and updates that roster as old projects are completed, new opportunities emerge, or priorities change. Projects are generally prioritized based on rate of return or payback criteria. Examples of projects include, but are not limited to, energy saving projects, such as boiler upgrades and fossil fuel substitution initiatives, manufacturing equipment upgrades, control systems improvements and maintenance systems automation.

  •
  BPP has opportunities to grow existing revenue streams and create new revenue streams, including through acquisitions, that might provide an effective use for future warrant proceeds.

    As the packaging and paper industry continues to consolidate and existing competitors scale back their operations, BPP is presented regularly with opportunities to acquire companies or assets that may be a good strategic and operating fit with its current business. BPP's acquisition of CTC in 2006 is an example of a transaction that created new revenue and EBITDA by increasing BPP's vertical integration of containerboard from approximately 54% in 2004 to 72% in 2007.

  •
  BPP has demonstrated its ability to continuously improve its energy efficiency through incremental operating improvements.

    BPP's recently completed boiler transition at the Wallula, Washington mill from natural gas to residual wood "hog" fuel and its pending installation of a shoe press at its DeRidder mill demonstrate its ability to identify and complete projects with proven energy savings. BPP's fossil fuel use per ton of product produced has declined from approximately 7.5 million BTU/Ton in 2005 to approximately 5.7 million BTU/Ton in 2006.

  •
  BPP sells market pulp in quantities approximately equal to the market pulp it purchases, and BPP produces more than 70% of its own requirements (including trades) for containerboard used to make corrugated containers and sheets.

    BPP purchases pulp in amounts roughly equal to the amounts it sells in the market. By doing so, BPP maintains a risk-neutral profile relative to changes in the price of market pulp. Producers that purchase more pulp than they sell are exposed to increases in the price of market pulp. While recent increases in market pulp prices have provided increased margin to manufacturers that produce more pulp than is required by their own facilities, higher prices have also put financial pressure on those producers forced to purchase market pulp to meet their manufacturing needs. Similarly, by meeting most of its own containerboard needs internally, BPP is not subject to cost pressure from increases in linerboard and corrugating medium prices as are box and corrugated sheet producers who must purchase these components in the market. By maintaining a pulp neutral production balance and a highly integrated packaging system, BPP's strategy is to focus on the needs of its customers regardless of the price environment for either market pulp or containerboard.

  •
  BPP will be a relatively diversified company with two operating businesses, paper and packaging, each of which has different demand characteristics and economic cycles.

    BPP's two operating segments require similar core competencies in production, raw materials, marketing and distribution that take advantage of management and institutional expertise. The packaging segment serves diverse customers geographically focused in the Pacific Northwest and South Central regions of the United States. The economic activity in these regions has generally grown faster than the overall national average. In addition, BPP focuses on food and agricultural-oriented customer segments whose demand characteristics are linked more to food consumption than to general economic activity. Demand for BPP's commodity uncoated freesheet paper is related primarily to computer printing, photocopying, direct mail activity, commercial printing and general economic activity. BPP's strategy is to increase the proportion of its paper business that serves packaging related customers, including label and release and flexible food packaging paper. Pricing for these products is not generally as volatile as pricing for commodity paper products. Since the primary demand drivers for the two segments are different, BPP benefits from combining two operating segments that are not as dependent on the demand drivers.

  •
  BPP has a long-term paper supply contract in place with OfficeMax that assures demand, from a practical perspective, for a significant amount of BPP's commodity office paper volume for at least the next five years.

    OfficeMax is required to purchase its requirements for cut-size uncoated free sheet office paper from BPP. The effect of this contract allows BPP to run its largest machines most efficiently at the highest practical utilization rates and also creates significant supply chain efficiencies for both parties. The term of this contract runs through 2012. If either party chooses at that time to terminate, a four-year transitional ramp-down period would begin.

  •
  BPP is shifting its product mix to more premium paper products, which generally generates higher growth and margins than commodity grades.

    In 2004, 28% of BPP's UFS manufacturing capacity was dedicated to specialty and premium products, which include label and release. That proportion increased to 33% in 2007, at which point its ability to increase this proportion was constrained by lack of excess capacity. With BPP's recently completed $80 million investment, the company has added approximately 200,000 annual tons of label and release production capacity at its Wallula mill. If that capacity is fully utilized, BPP's overall specialty and premium paper production will increase to 46% of its total uncoated free sheet volume.

  •
  Volume growth in BPP's packaging business in the Pacific Northwest has been strong, growing 35% since 1997 (compared to 8% for BPP's regional competitors and less than 2% for the national market).

    BPP's strategy is to continue its focus on regions of the country growing faster than the national average.

  •
  BPP's packaging business is well positioned for growth opportunities, as demonstrated by its 2006 acquisition of the CTC facility.

    The packaging industry in North America has consolidated and will continue to consolidate. In 1997, the top three competitors represented approximately 33% of total linerboard production market share; by 2007, the market share of the top three competitors had increased to approximately 47%. BPP's management believes that consolidation will continue and that there are a number of acquisition opportunities that could augment BPP's packaging business cost-effectively, depending on the unique characteristics of each opportunity, including acquisition price.

  •
  BPP has the flexibility to change its newsprint capacity to other grades of paper at reasonable capital conversion costs should newsprint prices continue to decline.

    While the newsprint business has been challenging due to declining demand, BPP's newsprint business generated positive cash flow during 2007. BPP has conducted operating trials and established that its newsprint production machines could be converted to linerboard or similar products at a moderate capital cost. This gives BPP flexibility to respond to further weakening in the newsprint market.

  •
  BPP has an experienced management team, which averages 17 years with the company and 23 years in the paper industry, that will continue to manage the business.

  •
  BPP has a high quality workforce and good relations with its unions.

    The terms of BPP's labor contracts are staggered and have all been renegotiated in the past two years. Union members take leadership roles in facility and product management teams. The company recently completed an all-employees training program aimed at providing all personnel with an understanding of business fundamentals and the impact of their daily responsibilities on the financial health of their facility, their business unit and the company as a whole. BPP management believes that safety is one of the most important measurements of workplace quality and places great emphasis on employee safety. For example, the DeRidder mill has one of the best safety records of any comparable mill in North America.

        Negative factors:

  •
  Price cyclicality and volatility, or a general economic downturn, could have a negative effect on BPP's profitability and cash flow.

    Paper industry product prices have historically been cyclical, and the prices of and demand for many of BPP's commodity products have historically been subject to wide fluctuations. Overall demand for BPP's commodity products reflect fluctuations in end-user demand, which depends in part on macroeconomic conditions. Our board of directors considered the unfavorable impact that a recession in North America could have on the paper industry and on BPP in particular.

  •
  BPP is vulnerable to increases in price or scarcity of key raw materials.

    BPP's profitability depends, in part, on the prices it must pay for raw materials, particularly wood fiber, energy and chemicals. Increases in the prices for these products could decrease BPP's operating margins. Wood fiber availability and price depends on regional weather patterns, demand from alternate purchasers including the homebuilding and commercial construction industry, and other factors beyond the control of BPP. BPP uses chemicals during the manufacturing process and to treat water both as input and as effluent. Typically, these chemicals are available from many sources, but in some cases there are few suppliers for specialty chemicals that may have limited regional production or delivery capacity. Energy costs are dependent on macroeconomic activity and supply availability, the safe and continuous operation of infrastructure such as pipelines, and BPP's ability to obtain and use energy from multiple sources. In certain locations, BPP produces energy from a single fuel source. The board of directors considered BPP's current supply factors and management's ability to manage risks associated with changes in the supply or prices of raw materials.

  •
  Competitors offer different products that may exceed BPP's products in satisfying customer requirements.

    BPP faces competition in many of its businesses, including the manufacturing of specialty and premium paper products, where a shift in demand or customer requirements in favor of competing products could slow its growth. Customer requirements for speed of application, weight, chemical composition, the ability to biodegrade without emitting harmful substances, durability, and other factors may be very specific and demanding in nature. BPP may not be able to continuously meet changing customer requirements. The board considered BPP's product portfolio and the prospects for the company's success in meeting evolving customer requirements, particularly in label and release and other specialty and premium products.

  •
  Aggregate customer demand for certain products may decline.

    Some of BPP's paper products are vulnerable to long-term declines in demand due to competing technologies and materials, such as electronic substitution and document storage alternatives. As use of these alternatives grows, demand for paper products could be reduced. The board considered BPP's overall product strategy and that sales and profitability could be adversely affected by declines in sales of BPP's commodity products if Boise was not successful in shifting its product mix.

Financial factors:

        Favorable factors:

  •
  The financial analyses and presentation of Houlihan Lokey and its written fairness opinion to our board of directors.

    Houlihan Lokey's fairness opinion stated that, as of September 6, 2007, and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be paid by us in the Acquisition is fair, from a financial point of view, to us, and that the fair market value of BPP is at least equal to 80% of our net assets.

  •
  The attractive purchase price compared to the public valuation of comparable companies in each of BPP's two operating segments on a number of different valuation metrics including Enterprise Valuation/EBITDA.

    The transaction value of $1.625 billion is approximately 7.0x LTM EBITDA. In calculating this ratio, our board considered the projections provided by BPP of Adjusted EBITDA for the twelve months ending June 30, 2007 described below under "—Certain Financial Projections." This transaction value compares favorably to the mean LTM EBITDA multiple for comparable companies of 8.6x presented in Houlihan Lokey's analysis furnished to our board of directors on September 5, 2007. We believe the EV/EBITDA ratio, which is independent of a company's capital structure, is more meaningful to compare companies in the paper sector than such metrics as price to earnings ratios since leverage ratios among paper companies vary significantly. The EV/EBITDA ratio is not affected by the amount or terms of a comparable company's debt or the capital structure in general of comparable companies. In addition, Lazard's August 1, 2007 analysis of public valuations of comparable companies prepared for Aldabra's executive officers corroborated the attractiveness of the purchase price.

  •
  The attractive purchase price relative to recent acquisition multiples in the paper and packaging sectors.

    The transaction value of $1.625 billion is approximately 7.0x LTM EBITDA. In calculating this ratio, our board considered the projections provided by BPP of Adjusted EBITDA for the twelve months ending June 30, 2007 described below under "—Certain Financial Projections." This transaction value compares favorably to the mean LTM EBITDA multiple for comparable companies of 8.6x presented in Houlihan Lokey's analysis furnished to our board of directors on September 5, 2007. In addition, Lazard's August 7, 2007 analysis of acquisition multiples of comparable companies prepared for Aldabra's executive officers, as updated, corroborated the attractiveness of the purchase price.

  •
  We believe that BPP will have a stable balance sheet following the Acquisition.

    The board considered analysis based on a financial model prepared by Aldabra management that showed the level of debt required under the proposed acquisition structure. Based on the anticipated debt facility, for which we have obtained commitments, our board of directors considered that the expected interest coverage ratio would be within an acceptable range and lower than that of many other industry competitors.

  •
  An estimate of the value of BPP provided to us by Houlihan Lokey using a discounted cash flow model with third-party forecasts from RISI on pricing and certain input costs suggested that the purchase price was attractive.

    Houlihan Lokey performed a discounted cash flow analysis of BPP's unlevered, after-tax cash flows based on the projections provided by BPP management. In performing this analysis, Houlihan Lokey utilized a range of discount rates based on the estimated weighted average cost of capital (WACC) for BPP, which in turn was based on estimated costs of debt and equity. Houlihan Lokey also used terminal value multiples based on the multiples indicated by its selected companies analysis. The discounted cash flow analysis indicated an implied reference range value of BPP of $1,610,000,000 to $1,870,000,000, as compared to the proposed Acquisition consideration of $1,625,000,000. This discounted cash flow analysis was therefore one of several data points that the board considered in determining that the purchase price was attractive. See "The Houlihan Lokey Fairness Opinion—Discounted Cash Flow Analysis" for further details.

  •
  Significant opportunities for strategic acquisitions with either free cash flow or future warrant proceeds.

    BPP acquired CTC for approximately $43 million in 2004 and believes there are opportunities for smaller and larger strategic acquisitions in both the packaging and paper segments of its markets. BPP also recently completed several extraordinary capital spending projects; management expects typical capital spending to be between $100 and $120 million annually. Given BPP's expected levels of earnings and projected interest expenses, management believes BPP will have the capacity to make additional strategic acquisitions similar in size to, or larger than, CTC funded by free cash flow, which we define as net income plus depreciation, amortization and other non-cash expenses less capital expenditures. Potential warrant proceeds of up to approximately $333 million could fund acquisitions of larger size or augment free cash flow.

  •
  BPP's historical financial results, including strong cash flow, and the potential for higher cash flows and revenue growth based on RISI price forecasts for the industry.

    Aldabra's executive officers reviewed industry data from RISI as well as recent reports from various equity research analysts that cover the paper industry to develop a view on future prices in each of BPP's key product categories. Aldabra's executive officers found that RISI and many research analysts projected increases in the near term in all of BPP's key product areas. If these price increases occur, BPP and its competitors could achieve significantly higher cash flows.

  •
  Significant opportunities for high-return internal investments with either free cash flow or future warrant proceeds.

    Examples of projects include, but are not limited to, energy saving projects such as boiler upgrades and fossil fuel substitution initiatives, manufacturing equipment upgrades, control systems improvements and maintenance systems automation.

  •
  BPP has recently completed a significant capital upgrade and should experience more normalized capital expenditures in the future, which should result in greater free cash flow.

    BPP's recent $80 million to upgrade the Wallula, Washington mill exceeded normal annual capital spending. Capital expenditures should return to a projected normalized range of $100 million to $120 million per year.

  •
  This transaction may result in significant tax advantages since the acquisition will result in a step-up in the company's asset base.

    BPP and, consequently, Boise's shareholders, may achieve tax benefits estimated to be approximately $150 million over the next 10 years on a discounted basis (relative to its current position), that will result from the step-up in asset values as a result of the Acquisition (assuming a tax rate of 39%, preliminary assumptions of purchase price and purchase price allocations, which may change, a discount rate of 10% and that BPP will have sufficient taxable income to utilize the resulting tax deductions).

        Negative factor:

  •
  The fact that adverse conditions in the credit markets could negatively affect our ability to consummate the Acquisition within the time period permitted by our certificate of incorporation due to the necessity of raising between $957 million and $1,126 million of debt financing, depending on whether Aldabra stockholders exercise conversion rights. Our board of directors considered that adverse credit market conditions could affect the terms of such indebtedness, including interest rates, and that higher debt service obligations could reduce BPP's free cash flow and operational flexibility.

Other factors:

        Favorable factors:

  •
  Current stockholders are not selling any shares as part of the transaction.

    Madison Dearborn and OfficeMax (the two current institutional owners of the Seller) have not requested to sell any shares as part of the Acquisition, although they do have certain registration rights as described below.

  •
  The structure of the 2004 Transaction is advantageous for BPP.

    OfficeMax's indemnification obligations pursuant to the purchase and sale agreement for the 2004 Transaction result in BPP having significantly less litigation, retiree health benefits and environmental liabilities relative to other paper companies and other older industrial companies. Industrial companies with a long history of continuous operation may accumulate liabilities such as those mentioned above. We believe the minimization of these liabilities gives BPP a competitive advantage.

  •
  Strategic alliances and corporate partnering skills enhance BPP's prospects.

    BPP's long-standing relationships with OfficeMax and with AbitibiBowater are representative of BPP's strategic alliances. We believe strategic alliance and corporate partnering capabilities are important competitive advantages. For example, by partnering with OfficeMax, BPP is able to optimize the use of its largest paper machines, thereby reducing manufacturing costs. By partnering with AbitibiBowater, BPP is able to reduce its sales and marketing costs in the newsprint market. We believe the capability to build and maintain corporate relationships like these represents a competitive strength.

  •
  BPP has an experienced corporate staff with significant public reporting capability.

    BPP's corporate and senior line operating staff has an average of more than 20 years of experience in the paper and packaging industry. In addition, the corporate staff, which will become part of Aldabra at closing, includes many individuals with extensive experience meeting the requirements of public reporting due to the fact that BPP's predecessor companies were public and that the company has maintained publicly-traded debt requiring the filing of annual and quarterly reports and interaction with the investment community. We believe the presence of this staff alleviates the need to build new reporting capabilities for BPP to meet the requirements of a stand-alone corporate entity.

  •
  BPP is substantially Sarbanes-Oxley compliant.

    BPP's management team is already familiar with the public markets and related Sarbanes-Oxley regulations as a result of the fact that the Seller already has public debt outstanding. Although the company has been privately owned since 2004, BPP does not expect to incur any significant new costs to meet the requirements of Sarbanes-Oxley as a public company.

Satisfaction of the 80% Test

        Pursuant to the terms of our IPO prospectus and our agreement with the underwriters of our IPO, any business acquired by us must have a fair market value equal to at least 80% of our net assets at the time of acquisition, which assets shall include the amount in the trust account. Based on the financial analysis of BPP, Houlihan Lokey concluded in its fairness opinion that it presented to our board that this 80% requirement was met.

Certain Financial Projections

        On July 28, 2007, the Seller provided certain projections to Aldabra in connection with Aldabra's due diligence, a summary of which is set forth at the end of this section. Product prices and production input cost data was obtained from the latest RISI estimates available at the time the projections were prepared and have not been updated for subsequent changes in RISI estimates. Volume data and other key inputs were derived from third party (where available) and internal estimates based on management experience. While the financial projections set forth below were prepared in good faith by BPP's management, no assurance can be given regarding future events. Therefore, such financial projections cannot be considered a reliable predictor of future operating results, and this information should not be relied on as such. The financial projections in this section were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information or published guidelines of the SEC regarding forward-looking statements. In light of the foregoing, and considering that the Aldabra stockholder meeting will be held at least seven months after the date the financial projections included below were prepared, as well as the uncertainties inherent in any financial projections, stockholders are cautioned to keep these facts in mind and to understand that the information contained in this proxy statement under the header "Cautionary Statement Concerning Forward-Looking Information" apply particularly to these financial projections.

        Aldabra and its management did not participate in preparing, and they do not express any view on, BPP's financial projections summarized below, or the assumptions underlying such financial projections. These projections are not included in this document in order to induce any Aldabra stockholder to vote in favor of the Acquisition or to impact any investment decision with respect to Aldabra common stock. These projections are included solely to provide the reader of this proxy statement with background information on the information considered by Aldabra's board in connection with its evaluation of BPP and by Houlihan Lokey in its analysis described below under "The Houlihan Lokey Fairness Opinion."

        The estimates and assumptions underlying the financial projections involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions. In any event, these estimates and assumptions may not be realized and are inherently subject to significant business, economic, competitive and regulatory uncertainties, all of which are difficult to predict and many of which are beyond the control of BPP and will be beyond the control of Aldabra after the Acquisition. Accordingly, there can be no assurance that the projected results would be realized or that actual results would not differ materially from those presented in the financial projections. The inclusion of these financial projections should not be interpreted as an indication that BPP or Aldabra considers this information to be a reliable prediction of future results, and this information should not be relied on for that purpose.

(in millions)	2007	2008	2009	2010	2011	2012
Revenue(1)	$2,367.6	$2,439.2	$2,483.4	$2,546.1	$2,354.8	$2,511.7
EBITDA(1)(2)	$247.9	$336.8	388.8	$363.6	$261.1	$382.5
Adjusted EBITDA(3)	$250.0	—	—	—	—	—
Capital Expenditures	$147.0	$125.9	$115	$115	$115	$115

(1)
Estimated paper price increases and fiber cost data were obtained from the latest RISI estimates available at the time the projections were prepared. Volume data and other key inputs were derived from third-party sources (where available) and internal estimates based on management experience. Relative to 2007, the Seller projected 2008 revenue would increase approximately $72 million based primarily on estimated increases in paper prices and, to a lesser degree, on estimated increases in sales volume. For 2008, the Seller projected that estimated paper prices would increase from between 2.4% and 6.6% in BPP's major product categories. The Seller further estimated an increase in sales volume of approximately 2% for 2008, primarily based on increased production in its packaging and newsprint segments that is expected to result from the installation of a shoe press in its DeRidder plant in the first quarter of 2008. While sales volumes in its paper segment are expected to be relatively flat, the increase in projected 2008 revenue is due in part to the shift from lower margin commodity products to higher margin specialty and premium papers on its reconfigured W-3 machine. The Seller projected EBITDA would increase approximately $89 million as a result of the full benefit of the projected increase in revenue of $72 million, an increase in margins arising primarily from lower fiber costs in the paper segment, and realization of increased integrative value from using more of BPP's containerboard production in its own packaging plants rather than selling to outside customers in its packaging and newsprint segment.

(2)
EBITDA represents the estimated EBITDA of the paper and packaging and newsprint operating segments and further assumes $18.0 million of negative EBITDA for the corporate and other segment as if BPP were a stand-alone company.

(3)
Adjusted for the $2.2 million loss on the closure of the paper converting facility in Salem, Oregon and the $4.0 million of incremental costs recorded for the start-up of the reconfigured paper machine in Wallula, Washington. Reflects a decrease from an earlier forecast of $253.9 million. BPP reduced the forecast in August 2007 to reflect the $4 million negative impact of an unexpected boiler outage in DeRidder, Louisiana in July 2007.

        Actual revenues, EBITDA, Adjusted EBITDA and capital expenditures for the nine months ended September 30, 2007 were $1,745.1 million, $165.8 million, $182.6 million and $106.0 million.

Appraisal or Dissenters Rights

        No appraisal or dissenters rights are available under the DGCL for the stockholders of Aldabra in connection with the Acquisition proposal.

Conversion Rights

        Pursuant to our charter, holders of the IPO shares voting against the Acquisition proposal will be entitled to, contemporaneously with such vote, demand that we convert their stock into a pro rata share of the trust account. This demand must be made at the same time that the stockholder votes against the Acquisition proposal. If so demanded, and if the Acquisition is completed, we will convert each share of common stock into a pro rata portion of the trust account in which a substantial portion of the net proceeds of our IPO are held, plus interest earned thereon but less any expenses incurred. However, if the holders of 16,560,000 or more IPO Shares, representing 40% or more of the total number of IPO Shares, exercise their conversion rights, then, in accordance with the terms of our charter and the documents governing the trust account, we will not consummate the Acquisition and your shares will not be converted. Based on the amount of cash held in the trust account, net of accrued taxes and expenses as of January 1, 2008, without taking into account any interest earned or expenses accrued after such date, you would be entitled to convert each share of common stock that you held for approximately $9.71. If you exercise your conversion rights, then you will be converting your shares of our common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the Acquisition and then tender your stock certificate to us. If the Acquisition is not completed, then these shares will not be converted into cash. A stockholder who exercises conversion rights will continue to own any warrants to acquire our common stock owned by such stockholder as such warrants will remain outstanding and unaffected by the exercise of conversion rights. Prior to exercising conversion rights, our stockholders should verify the market price of our common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights.

United States Federal Income Tax Consequences of the Acquisition

        The following discussion summarizes the U.S. federal income tax consequences of the Acquisition to stockholders of Aldabra who are United States Persons (as defined in the Code) and hold their Aldabra stock as capital assets (generally, for investment). This discussion is based on the Code, Treasury Regulations promulgated thereunder, administrative pronouncements and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect. This discussion does not address the potential application of the alternative minimum tax, any aspect of U.S. federal estate or gift taxes, or any state, local or non-U.S. tax laws. Aldabra does not intend to obtain an opinion of counsel with respect to the U.S. federal income tax consequences of the Acquisition. Accordingly, Aldabra stockholders should consult their personal tax advisor as to the tax consequences to them of the Acquisition.

        Aldabra stockholders who do not exercise their conversion rights will continue to hold their Aldabra shares and, as a result, will not recognize any gain or loss for U.S. federal income tax purposes as result of the Acquisition.

        However, Aldabra stockholders who exercise their conversion rights and receive consideration in exchange for their shares will recognize gain or loss to the extent that the consideration received by such stockholders is greater than or less than such stockholders' tax basis in their shares. An Aldabra stockholder's tax basis in its shares generally will equal the cost of such shares. A stockholder who purchased Aldabra's units will have to allocate the cost of the units between the shares and the warrants that comprised such units based on their fair market values at the time of purchase. Any gain or loss realized upon the conversion generally will be a capital gain or loss and will be long-term capital gain or loss if such stockholder's holding period in the shares is longer than one year. Long-term capital gains recognized by certain non-corporate holders may qualify for a reduced rate of taxation of 15% or less. The deductibility of capital losses may be subject to certain limitations.

Regulatory Matters

        The Acquisition and the transactions contemplated by the purchase agreement are not subject to any federal, state or provincial regulatory requirement or approval, except for the filing and delivery of this proxy statement in connection with the special meeting of stockholders of Aldabra under the Exchange Act, and compliance under the HSR Act, which compliance has been met in that Aldabra has received approval of its request for early termination of the HSR Act waiting period with respect to the Acquisition.

Consequences If the Acquisition Proposal Is Not Approved

        If the Acquisition proposal is not approved by the stockholders, we will not acquire BPP and we will continue to seek other potential business combinations. If we do not consummate a business combination by June 19, 2009, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the DGCL. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the DGCL. Our charter limits our corporate existence to a specified date as permitted by Section 102(b)(5) of the DGCL, thereby removing the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State).

Required Vote

        The affirmative vote of holders of a majority of the IPO Shares voting in person or by proxy at the special meeting and the affirmative vote of holders of a majority of the shares voting in person or by proxy (including the holders of the Private Shares, which holders have agreed to vote all their Private Shares in accordance with the majority of the votes cast by holders of the IPO Shares), are required to approve the Acquisition and the transactions contemplated thereby. As discussed in the section entitled "The Purchase Agreement—Payment of Estimated Total Purchase Price," the Acquisition will result in shares being issued to the Seller such that the Seller's ownership interest in Aldabra is expected to be approximately 40% but may be up to a maximum of 49%. However, in accordance with our charter and the terms governing the trust account, we will not be able to complete the Acquisition if the holders of 16,560,000 or more IPO Shares, representing an amount equal to 40% or more of the total number of IPO Shares, vote against the Acquisition (and also contemporaneously demand that we redeem their shares for their pro rata portion of the trust account in which a substantial portion of the net proceeds of our IPO are held).

        The Aldabra Insider Stockholders have agreed to vote, with respect to the Acquisition proposal only, their 10,350,000 Private Shares, representing an aggregate of 20% of the outstanding shares of Aldabra common stock, in accordance with the vote of the majority of the IPO Shares cast at the special meeting with respect to the Acquisition proposal. This voting arrangement does not apply to shares of Aldabra common stock purchased after the IPO in the open market by any of the Aldabra Insider Stockholders and does not apply to any proposal other than the Acquisition proposal.

        As of January 7, 2007, the Aldabra Insider Stockholders beneficially held and are entitled to vote, in the aggregate, 10,468,300 shares of Aldabra common stock, representing approximately 20.23% of the outstanding Aldabra common stock, of which 10,350,000 were issued prior to the IPO and of which 118,300 were purchased by the Aldabra Insider Stockholders following the IPO and immediately prior to the filing of this proxy statement. Such number does not include the 3,000,000 shares of Aldabra common stock issuable upon exercise of the Aldabra Insider Warrants held by Messrs. Leight and Weiss (which includes common stock shares underlying units purchased by Mr. Leight). Such number also does not include 57,900 warrants purchased by our directors and executive officers and their affiliates, including warrants underlying units purchased by Mr. Leight. With respect to the proposal for approval of the Acquisition only, each of the Aldabra Insider Stockholders has agreed to vote all of his or its Private Shares in accordance with the majority of the votes cast with respect to the Acquisition proposal by the holders of the IPO Shares. This voting arrangement shall not apply to any proposal other than the Acquisition proposal and shall not apply to shares of Aldabra common stock purchased after the IPO in the open market by any of the Aldabra Insider Stockholders. While the Aldabra Insider Stockholders may vote these shares on a proposed business combination in any way they choose, the Aldabra Insider Stockholders have informed Aldabra that they intend to vote in favor of the Acquisition proposal all of their shares that are not Private Shares.

        The adoption of the Acquisition proposal is conditioned upon the approval of the closing charter amendment proposal, the amended and restated charter proposal and the election of directors proposal but not the Incentive Plan proposal or the adjournment proposal. The adoption of each of the other proposals, other than the adjournment proposal, is conditioned upon the adoption of the Acquisition proposal.

Recommendation

        AFTER CAREFUL CONSIDERATION, ALDABRA'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE OR INSTRUCT YOUR VOTE TO BE CAST "FOR" THE ACQUISITION PROPOSAL.

THE HOULIHAN LOKEY FAIRNESS OPINION

Opinion of Houlihan Lokey

        At the August 29, 2007 meeting of our board of directors, Houlihan Lokey rendered its oral opinion to our board of directors (which was subsequently confirmed in writing by delivery of Houlihan Lokey's written opinion dated September 6, 2007). Houlihan Lokey is a member of the National Association of Securities Dealers, Inc. and provides a broad range of valuation, investment banking and other advisory services. Houlihan Lokey's opinion, which was rendered to our board of directors, stated that, as of September 6, 2007, (i) the consideration to be paid by Aldabra in the Acquisition is fair to Aldabra from a financial point of view, and (ii) the fair market value of BPP is at least equal to 80% of the net assets of Aldabra. Houlihan Lokey's opinion did not state any other conclusion or address any other aspect or implication of the Acquisition.

        The summary of Houlihan Lokey's opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by Houlihan Lokey in preparing its opinion. Stockholders are urged to read the opinion in its entirety. Neither Houlihan Lokey's written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to any stockholder as to how such stockholder should act or vote with respect to the Acquisition or the matters proposed in this proxy statement.

        In arriving at its opinion, Houlihan Lokey, among other things:

  •
  reviewed publicly available information related to Aldabra, including Aldabra's registration statement on Form S-1 filed March 19, 2007 and amendments thereto, and quarterly report on Form 10-Q for the quarter ended June 30, 2007, which Aldabra's management identified as being the most current financial statements available;

  •
  reviewed unaudited financial statements pertaining to BPP prepared by the Seller for the years ended December 31, 2004, December 31, 2005, and December 31, 2006, and the six-months ended June 30, 2006 and June 30, 2007, which management of the Seller identified as being the most current financial statements available;

  •
  spoke with certain members of the management of the Seller and BPP regarding the operations, financial condition, future prospects, and projected operations and performance of BPP and regarding the Acquisition;

  •
  spoke with certain members of the management of Aldabra regarding the Acquisition, BPP and related matters;

  •
  visited BPP's manufacturing plant in Wallula, Washington;

  •
  reviewed drafts of the purchase agreement;

  •
  reviewed financial forecasts and projections prepared by the management of the Seller with respect to BPP for the years ended December 31, 2007 through 2012 as described in this proxy statement under "Proposal I—The Acquisition Proposal—Certain Financial Projections";

  •
  reviewed the historical market prices and trading volume and certain financial data for certain publicly traded companies which Houlihan Lokey deemed relevant;

  •
  reviewed certain financial data for certain transactions that Houlihan Lokey deemed relevant; and

  •
  conducted such other financial studies, analyses and inquiries and considered such other information as Houlihan Lokey deemed appropriate.

        Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished or otherwise made available to it, discussed with or reviewed by it, or that was publicly available, and Houlihan Lokey did not assume any responsibility with respect to such data, material or other information. In addition, we advised Houlihan Lokey, and Houlihan Lokey assumed, that the financial forecasts and projections reviewed by it had been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the Seller and Aldabra as to the future financial results and condition of BPP, and Houlihan Lokey expressed no opinion with respect to such forecasts and projections or the assumptions on which they were based. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of BPP since the date of the most recent financial statements provided to it, and that there was no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading. Houlihan Lokey did not consider any aspect or implication of any other transaction or agreement, except as expressly set forth in Houlihan Lokey's opinion.

        Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified above and all other related documents and instruments that are referred to therein were true and correct, (b) each party to all such agreements would fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Acquisition would be satisfied without waiver thereof, and (d) the Acquisition would be consummated in a timely manner in accordance with the terms described in the agreements and documents provided to Houlihan Lokey, without any amendments or modifications thereto material to its analyses or any adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments, or otherwise) or any other financial term of the Acquisition. Houlihan Lokey also relied upon and assumed, without independent verification, that (i) the Acquisition would be consummated in a manner that complies in all material respects with all applicable federal and state statutes, rules and regulations, and that the Acquisition would be completed and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications, or waivers made that would result in the disposition of any material portion of the assets of the Seller, or otherwise have an adverse effect on BPP or any expected benefits of the Acquisition. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final forms of the draft documents identified above would not differ in any material respect from such draft documents.

        Furthermore, in connection with its opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal of any of the assets, properties, or liabilities (fixed, contingent, derivative, off-balance-sheet, or otherwise) of BPP or any other party, nor was Houlihan Lokey provided with any such appraisal. Houlihan Lokey expressed no opinion regarding the liquidation value of any entity. Houlihan Lokey did not undertake an independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims, or other contingent liabilities, to which BPP was or may be a party or was or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which BPP was or may be a party or was or may be subject and, at our direction and with our consent, Houlihan Lokey's opinion made no assumption concerning, and therefore did not consider, the potential effects of any such litigation, claims, or investigations or possible assertion of claims, outcomes, or damages arising out of any such matters.

        Houlihan Lokey was not requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Acquisition, the assets, businesses, or operations of BPP, or any alternatives to the Acquisition, (b) negotiate the terms of the Acquisition or (c) advise our board of directors or any other party with respect to alternatives to the Acquisition. Houlihan Lokey's opinion was necessarily based on financial, economic, market, and other conditions as in effect on, and the information made available to it as of, the date of Houlihan Lokey's opinion.

Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm, or withdraw its opinion, or otherwise comment on or consider events occurring after the date of the opinion.

        Houlihan Lokey's opinion was furnished for the use and benefit of our board of directors in connection with its consideration of the Acquisition, and is not intended to be used, and may not be used, for any other purpose, without Houlihan Lokey's prior written consent. Houlihan Lokey's opinion should not be construed as creating any fiduciary duty on Houlihan Lokey's part to any party. Houlihan Lokey's opinion was not intended to be, and does not constitute, a recommendation to any security holder of Aldabra or any other person as to how such person should act or vote with respect to the Acquisition or the matters covered in this proxy statement.

        Houlihan Lokey was not requested to opine as to, and its opinion does not address: (i) the underlying business decision of Aldabra, the Seller, their respective security holders, or any other party to proceed with or effect the Acquisition, (ii) the terms of any arrangements, understandings, agreements, or documents related to, or the form or any other portion or aspect of, the Acquisition or otherwise, except as expressly addressed in Houlihan Lokey's opinion, (iii) the fairness of any portion or aspect of the Acquisition to the holders of any class of securities, creditors, or other constituencies of Aldabra or the Seller, or any other party other than those set forth in Houlihan Lokey's opinion, (iv) the relative merits of the Acquisition as compared to any alternative business strategies that might exist for Aldabra, or any other party or the effect of any other transaction in which Aldabra, or any other party might engage, (v) the tax or legal consequences of the Acquisition to either Aldabra, BPP, the Seller, its security holders, or any other party, (vi) the fairness of any portion or aspect of the Acquisition to any one class or group of Aldabra's, BPP's, or any other party's security holders vis-à-vis any other class or group of Aldabra's, BPP's or any other party's security holders (including without limitation the allocation of any consideration amongst or within such classes or groups of security holders), (vii) whether or not Aldabra, the Seller, its security holders, or any other party is receiving or paying reasonably equivalent value in the Acquisition or (viii) the solvency, creditworthiness, or fair value of Aldabra, the Seller, or any other participant in the Acquisition under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, or similar matters. Furthermore, no opinion, counsel, or interpretation was intended in matters that require legal, regulatory, accounting, insurance, tax, or other similar professional advice. It was assumed that such opinions, counsel, or interpretations have been or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with our consent, on the assessment by Aldabra and its advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to BPP and the Acquisition.

        In preparing its opinion to our board of directors, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey's valuation analyses is not a complete description of the analyses underlying Houlihan Lokey's fairness opinion. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither a fairness opinion nor its underlying analyses are readily susceptible to partial analysis or summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Accordingly, Houlihan Lokey believes that its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods, and factors, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        In performing its analyses, Houlihan Lokey considered business, economic, industry, and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of the written opinion. No company, transaction, or business used in Houlihan Lokey's analyses for comparative purposes is identical to BPP or the proposed Transaction. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness,

Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. The implied reference range values indicated by Houlihan Lokey's analyses are illustrative and not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond our control and the control of Houlihan Lokey. Much of the information used in, and accordingly the results of, Houlihan Lokey's analyses are inherently subject to substantial uncertainty.

        Houlihan Lokey's opinion and analyses were provided to our board of directors in connection with its consideration of the proposed Acquisition and were among many factors considered by our board of directors in evaluating the proposed Acquisition. Neither Houlihan Lokey's opinion nor its analyses were determinative of the Acquisition consideration or of the views of our board of directors or management with respect to the Acquisition.

        The following is a summary of the material valuation analyses performed in connection with the preparation of Houlihan Lokey's opinion rendered to our board of directors on September 6, 2007. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying and the assumptions, qualifications, and limitations affecting each analysis, could create a misleading or incomplete view of Houlihan Lokey's analyses.

        For purposes of its analyses, Houlihan Lokey reviewed a number of financial metrics including:

  •
  Enterprise Value—generally the value as of a specified date of the relevant company's outstanding equity securities (taking into account any derivative or convertible securities), plus the value of its minority interests, plus the value of its net debt (the value of its outstanding indebtedness, preferred stock, and capital lease obligations, less the amount of cash on its balance sheet) as of a specified date; and

  •
  EBITDA—generally the amount of the relevant company's earnings before interest, taxes, depreciation, and amortization for a specified time period, subject to adjustments for non-recurring charges and income.

        In preparing its analyses, Houlihan Lokey noted the following:

  •
  The financial forecasts and projections prepared by the management of the Seller with respect to BPP for the years ended December 31, 2007 through 2012 included reliance on certain forecasts of pricing and key material costs prepared by RISI, a well-known information provider to the global forest products industry (such projections are set forth under the heading "Proposal 1—The Acquisition Proposal—Certain Financial Projections").

  •
  BPP has recently made significant capital expenditures in amounts materially above and beyond what BPP's management believes to be a normalized level of expenditures. BPP's management expects such expenditures to result in greater capacity to produce higher EBITDA margin specialty products at one of its plants, as well as cost savings and increased productivity at certain other plants, all of which management expects to increase EBITDA over time.

  •
  BPP management indicated that BPP has no pending material litigation claims and has mitigated certain legacy costs typically associated with the paper industry, including environmental liabilities and certain retirement and benefit plan costs, pursuant to the 2004 purchase and sale agreement which provided for certain legacy liabilities to be retained by OfficeMax and for certain indemnification obligations by OfficeMax.

  •
  BPP management expects an additional tax benefit from the step-up in asset values (as compared to BPP's current position) as a result of the proposed transaction. The five-year present value of such depreciation tax shields was estimated based on discussions with BPP's management to be approximately $101.7 million and was based on certain assumptions, including a tax rate of 40% and a cost of equity discount rate of 14.4%.

        Unless the context indicates otherwise, enterprise values used in the selected companies analysis described below were calculated using the closing price of our common stock and the common stock of the selected companies listed below as of September 4, 2007, and the enterprise values for BPP companies used in the selected transactions analysis described below were calculated as of the announcement date of the relevant transaction based on the purchase prices paid in the relevant transactions. Accordingly, this information does not necessarily reflect current or future market conditions. Estimates of EBITDA for BPP for the fiscal years ending December 31, 2007 and December 31, 2008 were based on estimates provided by the Seller's management. Estimates of EBITDA for the selected companies listed below for the fiscal years ending 2007 and 2008 were based on publicly available research analyst estimates for those companies. For purposes of its analyses, Houlihan Lokey calculated enterprise values for BPP before taking into account the estimated present value of certain net operating losses and the increase in depreciable tax basis that would result from the step-up in asset values as a result of the Acquisition.

Implied Transaction Multiples

        Houlihan Lokey compared the transaction value of $1,625 million to BPP's relevant EBITDA figures shown below, including estimates for future periods, and calculated the following implied transaction multiples. These EBITDA estimates were based upon projections provided by BPP management.

	EBITDA	Multiple
Last 12 Months ("LTM") Period Ending June 30, 2007	$230.9 million	7.0	x
Estimated FY 2007	$250.0 million	6.5	x
Estimated FY 2008	$336.8 million	4.8	x

        Management's estimate of LTM EBITDA, 2007 EBITDA and 2008 EBITDA did not include certain pro forma effects of the Acquisition, including the application of purchase accounting. However, certain adjustments were made to LTM EBITDA, estimated 2007 EBITDA and estimated 2008 EBITDA as follows: LTM EBITDA, estimated 2007 EBITDA and estimated 2008 EBITDA were adjusted to reflect total annual corporate expenses of $18.2 million, $18.2 million and $19.7 million, respectively. LTM and estimated 2007 EBITDA were adjusted to reflect the elimination of $10.1 million and $6 million of non-recurring items, respectively. LTM was adjusted to include pro forma benefits related to BPP's acquisition of Central Texas Corrugated (CTC) of $0.9 million.

Selected Companies Analysis

        Houlihan Lokey compiled and reviewed publicly available financial information and quoted market prices in order to calculate certain financial multiples and ratios for selected publicly traded companies in the paper products industry.

        The calculated multiples included:

  •
  enterprise value as a multiple of EBITDA for the LTM period ending June 30, 2007;

  •
  enterprise value as a multiple of estimated 2007 EBITDA; and

  •
  enterprise value as a multiple of estimated 2008 EBITDA.

        The selected companies that comprised a mix of companies whose main businesses were the manufacture of uncoated free sheet, containerboard and other paper products, were:

  •
  Domtar Corporation;

  •
  International Paper Co.;

  •
  MeadWestvaco Corporation;

  •
  Neenah Paper, Inc.;

  •
  Packaging Corp. of America;

  •
  PH Glatfelter Co.;

  •
  Smurfit-Stone Container; and

  •
  Weyerhaeuser Co.

        The selected companies analysis indicated the following:

Multiple Description	Low		High		Median		Mean
Enterprise Value as a multiple of:
LTM EBITDA	7.3	x	9.6	x	8.8	x	8.6	x
2007 Estimated EBITDA	7.0	x	12.0	x	7.9	x	8.4	x
2008 Estimated EBITDA	6.3	x	10.6	x	7.0	x	7.5	x

        Taking these observed multiples into account, Houlihan Lokey applied a range of multiples for BPP based on a quantitative and qualitative comparison of the business and performance of BPP compared to the selected companies. As a result, Houlihan Lokey applied the following multiple ranges to the financial performance data of BPP:

Multiple Range
Multiple Description
	Low	High
Enterprise Value as a multiple of:
LTM EBITDA	7.0x	8.0x
2007 Estimated EBITDA	7.0x	8.0x
2008 Estimated EBITDA	5.5x	6.5x

        Houlihan Lokey applied the multiple range in the table immediately above based on the selected companies analysis to corresponding financial data for BPP provided by BPP's management. The selected companies analysis indicated an implied reference range value of BPP of $1,740,000,000 to $2,010,000,000, as compared to the proposed Acquisition consideration of $1,625,000,000.

Selected Transactions Analysis

        Houlihan Lokey compiled and reviewed publicly available financial information and estimated purchase prices offered or paid in order to calculate certain financial multiples and ratios for the selected publicly-announced transactions involving target companies in the paper products industry.

        The calculated multiples included:

  •
  Enterprise value as a multiple of BPP's LTM EBITDA.

        The selected transactions were as set forth below. These transactions were selected because they involved companies whose main businesses were the manufacture of uncoated free sheet, containerboard and other paper products.

Target	Acquirer	Announcement Date	Enterprise Value/ LTM EBITDA
Blue Ridge Paper Products Inc.	Rank Group Investments Limited	6/13/2007	8.0x
Abitibi-Consolidated Inc.	Bowater Inc.	1/29/2007	8.8x
Norampac Inc.	Cascades Inc.	12/6/2006	8.7x
Weyerhaeuser Co., Fine Paper Business	Domtar, Inc.	8/22/2006	8.7x
Verso Paper Holdings, LLC	Apollo Management, L.P.	6/4/2006	7.0x
Packaging Dynamics Corp.	Thilmany, LLC	2/24/2006	8.6x
NewPage Corporation, Carbonless Paper Business	PH Glatfelter Co.	2/21/2006	NA
Georgia-Pacific Corporation	Koch Forest Products, Inc.	11/13/2005	9.2x
International Paper, Industrial Specialty Papers Business (Thilmany, LLC)	Kohlberg & Company, LLC	3/14/2005	NA
NewPage Corporation	Cerberus Capital Management, L.P.	1/14/2005	10.8x
International Paper, Fine Papers Business	Mohawk Fine Papers, Inc.	12/15/2004	NA
Boise Cascade Corporation	Madison Dearborn	7/26/2004	7.3x

        The selected transactions analysis indicated the following:

Multiple Description	Low		High		Median		Mean
Enterprise Value as a multiple of:
LTM EBITDA	7.0	x	10.8	x	8.7	x	8.6	x

        Taking these observed multiples into account, Houlihan Lokey applied a range of multiples for BPP based on a quantitative and qualitative comparison of the business and performance of BPP compared to the companies involved in the selected transactions listed above. As a result, Houlihan Lokey applied the following multiple ranges to the financial performance data of BPP:

Selected Multiple Range
Multiple Description
	Low	High
Enterprise Value as a multiple of:
LTM EBITDA	6.5x	7.5x
2007 Estimated EBITDA	6.5x	7.5x

        Houlihan Lokey applied the multiple ranges shown in the table immediately above based on the selected transactions analysis to corresponding financial data for BPP provided by the Seller's management. The selected transactions analysis indicated an implied reference range value of BPP of $1,560,000,000 to $1,800,000,000, as compared to the proposed Acquisition consideration of $1,625,000,000.

Discounted Cash Flow Analysis

        Houlihan Lokey performed a discounted cash flow analysis of BPP's unlevered, after-tax cash flows based on the projections provided by BPP management. In performing this analysis, Houlihan Lokey utilized a range of discount rates of 10% to 12% based on the estimated weighted average cost of capital (WACC) for BPP, which in turn was based on an estimated cost of debt of 7.3% and an estimated cost of equity of 14.4%, and by using a debt-to-enterprise value ratio of 36% and an equity-to-enterprise value ratio of 64%. The estimated cost of debt, the debt-to-enterprise value ratio and the equity-to-enterprise value ratio were each determined based on the median ratios of the same group of selected publicly traded companies in the paper products industry. The estimated cost of equity was determined based on the Capital Asset Pricing Model (CAPM), a finance model widely used in securities' valuation to determine a theoretically appropriate required rate of return. In addition, Houlihan Lokey used terminal value multiples ranging from 5.0x to 7.0x based on the multiples indicated by its selected companies analysis. The discounted cash flow analysis indicated an implied reference range value of BPP of $1,610,000,000 to $1,870,000,000, as compared to the proposed Acquisition consideration of $1,625,000,000.

80% Test

        Aldabra's initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of Aldabra's net assets (including the funds held in the trust account, less its liabilities) at the time of such acquisition.

        Houlihan Lokey compared its implied reference range of enterprise values for BPP to Aldabra's net assets as of June 30, 2007. Houlihan Lokey noted that each of the implied reference values exceeds 80% of Aldabra's net asset value of $227.9 million.

	Implied Reference Range of Enterprise Value		Implied Value as a Percentage of Aldabra Net Assets
	Low	High	Low	High
Selected Companies Analysis	$1,740 million	$2,010 million	763.5%	882.0%
Selected Transactions Analysis	$1,560 million	$1,800 million	684.5%	789.8%
Discounted Cash Flow Analysis	$1,610 million	$1,870 million	706.5%	820.5%

Engagement and Compensation of Houlihan Lokey

        We engaged Houlihan Lokey, pursuant to a letter agreement, dated as of July 27, 2007, to render an opinion to our board of directors with respect to whether (i) the consideration to be paid by Aldabra in the Acquisition is fair to Aldabra from a financial point of view, and (ii) the fair market value of BPP is at least equal to 80% of the net assets of Aldabra. We engaged Houlihan Lokey based on its experience and reputation. Houlihan Lokey is regularly engaged to render financial opinions in connection with mergers and acquisitions, financial restructuring, tax matters, ESOP and ERISA matters, corporate planning, and for other purposes. Under the terms of the letter agreement, Houlihan Lokey received a fee of $500,000 for its services, one-half of which was paid upon the execution of the engagement letter with Houlihan Lokey, with the remainder paid on the delivery of Houlihan Lokey's opinion. No portion of the fee is contingent upon the consummation of the Acquisition or the conclusions set forth in Houlihan Lokey's opinion. In addition, Aldabra has agreed to reimburse Houlihan Lokey for certain of its reasonable out-of-pocket expenses incurred in connection with the service rendered by Houlihan Lokey under its engagement letter with Aldabra, which out-of-pocket expenses have totaled approximately $56,000 to date. Aldabra has also agreed to indemnify Houlihan Lokey and certain related parties for certain liabilities and to reimburse Houlihan Lokey for certain expenses arising out of its engagement. Houlihan Lokey has consented to the inclusion of its written opinion as Annex B to this proxy statement.

        During the past two years, Houlihan Lokey has not performed services for, or had any direct material business relationship with, Aldabra or its affiliates, and no such future relationship is contemplated. Houlihan Lokey was not engaged to provide a fairness opinion for Aldabra Acquisition Corp. (a blank check company formed by Messrs. Leight and Weiss, the chairman and chief executive officer, respectively, of Aldabra), or any other blank check companies affiliated with Aldabra's management.

        In the ordinary course of business, however, certain of Houlihan Lokey's affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, Aldabra, the Seller, Madison Dearborn or any other party that may be involved in the Acquisition, and their respective affiliates, or any currency or commodity that may be involved in the Acquisition.

INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION

Aldabra

        In considering the recommendation of the Aldabra board of directors to vote "FOR" the approval of the Acquisition and the adoption of the purchase agreement, the Aldabra stockholders should be aware that some of Aldabra's executive officers and members of its board of directors have interests in the Acquisition that are different from, or in addition to, the interests of Aldabra's stockholders generally. The members of the board of directors were aware of these differing interests and considered them, among other matters, in evaluating and negotiating the purchase agreement and the Acquisition and in recommending to the stockholders that they vote in favor of approving the Acquisition and adopting the purchase agreement. These interests include, among other things:

  •
  If the Acquisition is not approved and Aldabra is unable to complete another business combination by June 19, 2009, Aldabra will be forced to liquidate. In such event, the 10,350,000 shares of common stock held by Aldabra Insider Stockholders that were acquired prior to the IPO for an aggregate purchase price of $25,000 ($0.002 per share), will be worthless because Aldabra's Insider Stockholders have agreed that they will not receive any liquidation proceeds with respect to such shares. Such shares had an aggregate market value of $99,981,000, based upon the last sale price of $9.66 on the AMEX on January 9, 2008.

  •
  Following the IPO and through November 29, 2007, Aldabra Insider Stockholders purchased securities of Aldabra in the open market as noted below:

  •
  Mr. Leight and/or family trusts affiliated with him: (i) 45,400 shares of common stock at an aggregate purchase price of $431,745 and (ii) 2,900 units at an aggregate purchase price of $33,737, which warrants will expire worthless since there will be no distribution with respect to Aldabra outstanding warrants in the event of a liquidation;

  •
  Mr. Weiss and/or family trusts affiliated with him: 50,000 shares of common stock at an aggregate purchase price of $475,688;

  •
  Mr. Albert: 10,000 shares of common stock at an aggregate purchase price of $95,261;

  •
  Mr. Berger: 10,000 warrants at an aggregate purchase price of $21,900, which warrants will expire worthless since there will be no distribution with respect to Aldabra outstanding warrants in the event of a liquidation; and

  •
  Mr. Rogel: (i) 10,000 shares of common stock at an aggregate purchase price of $94,997 (ii) 40,000 warrants at an aggregate purchase price of $92,000, which warrants will expire worthless since there will be no distribution with respect to Aldabra outstanding warrants in the event of a liquidation.

  •
  Aldabra Insider Stockholders did not purchase any Aldabra securities in the open market from November 30, 2007 through the date of filing of this proxy statement. Aldabra Insider Stockholders have no specific plans to, but may, purchase Aldabra securities in the open market prior to the closing of the Acquisition.

        If Aldabra Insider Stockholders purchase securities in the open market from Aldabra stockholders that are likely to vote against the transaction or that are likely to convert their shares, the probability that the business combination will succeed increases.

  •
  In addition to the shares of Aldabra common stock they purchased prior to the IPO, Messrs. Leight and Weiss each also purchased 1,500,000 warrants for an aggregate purchase price of $3,000,000 (or $1.00 per warrant) in a private placement simultaneously with the consummation of the IPO, pursuant to letter agreements among Aldabra, Lazard Capital Markets LLC and Messrs. Leight and Weiss. These agreements were entered into by Messrs. Leight and Weiss at a time when neither was in possession of any material non-public information relating to Aldabra. Such warrants had an aggregate market value of $4,200,000, based on the last sale price of $2.80 on the AMEX on January 9, 2008. Furthermore, Messrs. Berger and Rogel, respectively, purchased 10,000 warrants (for an aggregate purchase price of $21,900) and 40,000 warrants (for an aggregate purchase price of $92,000) in the open market following the IPO and immediately prior to the filing of this proxy statement. Such warrants purchased by Messrs. Berger and Rogel had an aggregate market value of $28,000 and $112,000, respectively, based on the last sale price of $2.80 on the AMEX on January 9, 2008. If Aldabra is unable to complete a business combination within the prescribed time frames and is forced to liquidate its assets, there will be no distribution with respect to Aldabra outstanding warrants (including the Aldabra Insider Warrants, the warrants held by Messrs. Berger and Rogel and public warrants), and the warrants will thereby expire worthless.

  •
  If the Acquisition is completed, Messrs. Leight, Weiss, Albert and Berger will continue as directors of the post-Acquisition entity, Boise Inc. In addition, as non-executive directors, Messrs. Leight, Weiss, Albert and Berger each will receive any cash fees, stock options or stock awards that the Boise Inc.'s board of directors determines to pay its non-executive directors;

  •
  If Aldabra liquidates prior to the consummation of a business combination, Messrs. Leight and Weiss will be personally liable to pay debts and obligations, if any, to target businesses (that have not signed a waiver) or vendors or other entities that are owed money by Aldabra for services rendered or contracted for to the extent such creditors bring claims that would otherwise require payment from monies in the trust account in excess of the $3,100,000 cap provided for in our charter. This arrangement was entered into to ensure that, in the event of liquidation, the trust account is not reduced by claims of creditors. Based on Aldabra's estimated debts and obligations, Aldabra does not currently expect that Messrs. Leight or Weiss will have any exposure under this arrangement in the event of liquidation.

  •
  Messrs. Leight and Weiss hold interests in MDCP IV of approximately 0.0124% (approximately 1/80th of 1%) and 0.0248% (approximately 1/40th of 1%), respectively, which give them indirect holdings in the Seller since MDCP IV beneficially owns approximately 76.7% of the Seller. Messrs. Leight and Weiss acquired their interests in MDCP IV on February 15, 2001, the date of MDCP IV's formation. Such interests stem from Mr. Leight's $500,000 capital commitment in MDCP IV and Mr. Weiss' $1,000,000 capital commitment in MDCP IV. Based on MDCP IV's investment in the Seller in October 2004, and Mr. Leight's and Mr. Weiss' pro rata ownership level in MDCP IV, Mr. Leight and Mr. Weiss each has an indirect investment cost basis of $55,789 and $111,497, respectively, in the Seller (including the Seller's other businesses that are not a part of the Acquisition), prior to giving effect to the proposed transaction. Because of their indirect holdings in the Seller through MDCP IV, both Messrs. Leight and Weiss have a financial interest in the completion of the Acquisition.

  •
  In addition to their investment in MDCP IV, Mr. Leight, Mr. Weiss and/or trusts established for the benefit of their respective families also hold interests in MDCP V of approximately 0.01535% (approximately 1/65th of 1%) each. Such interests stem from capital commitments in MDCP V of $500,000 by Mr. Leight, $500,000 by a family trust established by Mr. Leight for the benefit of Mr. Leight's family, and $1,000,000 by a family trust established by Mr. Weiss for the benefit of Mr. Weiss' family. Messrs. Leight and Weiss acquired their interests in MDCP V on July 1, 2006, the date of MDCP V's formation. On December 13, 2007, Messrs. Leight and Weiss and Mr. Leight's family trust subscribed for investments of $500,000, $1,000,000 and $500,000, respectively, in MDCP VI. Such investment subscriptions have not been formally accepted by MDP yet, since the first fundraising closing for MDCP VI is not expected to occur until early 2008, though the subscriptions are expected to be accepted. Given the expected size of MDCP VI, the ownership interests of Messrs. Leight, Weiss and Mr. Leight's family trust in MDCP VI, as a percentage, will be de minimis.

  •
  Messrs. Leight, Weiss, Berger and Souleles, and another principal of Madison Dearborn have served together on the board of directors of Great Lakes since December 2006.

Boise Paper Products

        Aldabra shareholders should be aware that the current officers of BPP and those persons who will become directors upon consummation of the Acquisition have interests that are different from, or in addition to, the interests of Aldabra's stockholders generally. Alexander Toeldte, currently the executive vice president of the Seller's paper and packaging and newsprint segments, is expected to become Boise's chief executive officer and a director, and Robert M. McNutt, currently the vice president of investor relations and public policy for the Seller, is expected to become Boise's chief financial officer. Further, Samuel K. Cotterell, Miles A. Hewitt, Judith M. Lassa and Robert E. Strenge, all currently vice presidents of the Seller, are expected to become vice presidents of Boise. After the completion of the Acquisition, we expect to enter into employment agreements with Messrs. Toeldte, McNutt, Cotterell, Hewitt, Strenge and Ms. Lassa. It is contemplated that such individuals will receive compensation and benefits that are no less than the level of compensation and benefits that the Seller has maintained for these individuals. At present, no employment agreements have been entered into with, nor have there been any discussions regarding the terms of employment of, Messrs. Toeldte, McNutt, Cotterell, Hewitt, Strenge and Ms. Lassa. Because we have made a determination to postpone discussions regarding such employment agreements until after the closing of the Acquisition and the formation of the compensation committee, you will not have information you may deem material to your decision on whether or not to vote in favor of the Acquisition.

        Each of Messrs. Toeldte, McNutt, Cotterell, Hewitt, Strenge and Ms. Lassa currently hold equity interests in Forest Products Holdings L.L.C. ("FPH"), the parent company of the Seller, under FPH's Management Equity Plan (the "MEP"). These officers hold Series B and Series C units in FPH. The Series B units and 50% of the Series C units held by these officers are subject to time vesting, and will be 60% vested as of December 31, 2007, with an additional 20% scheduled to vest on each of December 31, 2008 and December 31, 2009 (with pro rata vesting for portions of any year). As a result of the Acquisition, time vesting on the Series B units and 50% of the Series C units subject to time vesting will cease because these officers will no longer be employees of FPH or any of its subsidiaries. The 50% of the Series C units that are subject to performance vesting will instead automatically vest on the same schedule as the Series C units that were subject to time vesting.

        The Acquisition will trigger a repurchase right exercisable by either FPH or other FPH investors within 90 days of the closing of the Acquisition. The repurchase price for vested Series B and Series C units is determined pursuant to a formula set forth in the management equity agreements that is based upon average 12-month EBITDA over the 36-month period ending on the month immediately preceding the determination date. All unvested Series B equity units are subject to repurchase at their original cost and all unvested Series C equity units will be forfeited without payment. The Acquisition will also trigger a put right by these officers with respect to the Series B or Series C equity units within 90 days of the closing of the Acquisition. The exercise price of these put rights is calculated in the same way as the repurchase price (explained above). It is expected that these officers will exercise this put option. We estimate that Messrs. Toeldte, McNutt, Cotterell, Hewitt, Strenge and Ms. Lassa would receive $1,611,600, $461,606, $435,820, $2,059,960, $672,220 and $631,720, respectively, in respect of their equity interests assuming the transaction had been consummated at December 31, 2006. For a more detailed discussion of these repurchase and put rights, please see "Compensation Discussion and Analysis—Boise Paper Products—Long-Term Incentive Compensation (Management Equity Plan)."

        Due to legal considerations, none of Messrs. Toeldte, McNutt, Cotterell, Hewitt, Strenge and Ms. Lassa currently own, nor do they intend to purchase prior to the closing of the Acquisition, any equity interests in Aldabra. After the closing of the Acquisition, it is expected that all or some of these individuals will purchase equity interests in Aldabra or be awarded equity interests through the Incentive Plan.

THE PURCHASE AGREEMENT

        The following summary of material provisions of the purchase agreement is qualified by reference to the complete text of the purchase agreement, a copy of which is attached as Annex A to this proxy statement. All stockholders are encouraged to read the purchase agreement in its entirety for a more complete description of the terms and conditions of the Acquisition.

Structure of the Acquisition

        Under the purchase agreement, at the closing of the Acquisition (and after giving effect to the transactions described below under "—Contribution"), Aldabra will indirectly own through Buyer Sub 100% of the outstanding common units of Target, which will in turn own 100% of BPP, including 100% of the outstanding equity interests of the "Paper Group".

Contribution

        Under the purchase agreement, the Seller will cause its parent company, FPH, to transfer to the Seller all of the issued and outstanding common units of the Target prior to closing. The Seller will then contribute and transfer to the Target all of the issued and outstanding common units or stock, as applicable, of the members of the Paper Group. The Seller will also contribute, assign and transfer, and cause certain of its affiliates to contribute, assign and transfer, to the Target or one of its subsidiaries certain assets and liabilities of the Seller and/or certain of its other affiliates related to the operation of the paper, packaging and newsprint, and transportation businesses of the Paper Group and their respective subsidiaries and most of the headquarters operations of the Seller and its subsidiaries. The headquarters operations include the business operations, support functions, and other activities conducted by the Seller and its subsidiaries at the Seller's headquarters office located at 1111 West Jefferson Street, Boise, Idaho (the "Headquarters Facility") (including all assets of the Seller and its subsidiaries located at the headquarters and any other assets of the Seller and its subsidiaries exclusively or primarily related to, or used exclusively or primarily in, the Headquarters Facility or the conduct of such activities), except those staff functions at the Headquarters Facility that are exclusively or primarily related to any of the other businesses of the Seller and/or any of its subsidiaries and certain other staff functions.

        The Seller shall also contribute to the Target and/or one or more of its subsidiaries, cash and cash equivalents, which, together with cash and cash equivalents of the Target and its subsidiaries as of immediately prior to such contribution, causes the aggregate amount of cash and cash equivalents of the Target and its subsidiaries as of the Adjustment Calculation Time to be not less than $38,000,000 (such contribution of cash and/or cash equivalents, the "Cash Contribution").

Purchase Price

        The base purchase price is $1,625,000,000 (subject to the purchase price adjustments described below under "—Purchase Price Adjustments"), payable at closing in a combination of cash and shares of Aldabra common stock (and under certain conditions, a subordinated promissory note). See below "—Payment of Estimated Total Purchase Price."

Payment of Estimated Total Purchase Price

        At the closing, Buyer Sub shall pay to the Seller the estimated total purchase price by delivering to the Seller:

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  an aggregate amount in cash equal to (a) the aggregate amount of cash on hand of Aldabra and its pre-closing subsidiaries as of immediately prior to the closing, plus (b) the aggregate amount of cash held in the trust fund (excluding any portion of the trust fund to the extent paid or payable to the holders of shares of Aldabra common stock in respect of which conversion rights have been properly exercised prior to the closing), plus (c) the aggregate cash proceeds received by Aldabra and/or its subsidiaries on or prior to the closing date in respect of the debt financing, minus (d) without duplication, fees and expenses payable by Aldabra and/or Buyer Sub at or prior to the closing in connection with the debt financing (to the extent such fees and expenses are approved by the Seller) and other fees and expenses incurred by Aldabra and/or Buyer Sub in connection with the Acquisition (e.g., the deferred underwriting discounts and commissions incurred by Aldabra in connection with its IPO and which are payable by Aldabra to its underwriters at the closing and fees and expenses of its attorneys, accountants and advisors) as well as other shared expenses (the net result derived from the foregoing clauses (a)—(d), the "Cash Portion"); and

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  a number of shares of Aldabra common stock equal to the quotient determined by dividing (1) the Equity Value Amount by (2) the Average Trading Price, with such shares to be registered in the Seller's and/or its designee(s)'s name.

        If the exercise of conversion rights or any payment by Aldabra and/or Buyer Sub to the Seller under the purchase agreement consisting of shares of Aldabra common stock would result in the Seller and its affiliates (at the time of any such contemplated payment and calculated assuming the repurchase and cancellation by Aldabra of all shares of Aldabra common stock for which conversion rights have been exercised) collectively holding more than 49% of the Aldabra common stock outstanding as of immediately after the closing (taking into account the shares of Aldabra common stock issued to the Seller under the purchase agreement at the closing, but (x) excluding any and all shares of Aldabra common stock issued upon exercise of the warrants and any and all shares of Aldabra common stock issued to any officers or employees of Aldabra and/or any of its post-closing affiliates and (y) calculated assuming the repurchase and cancellation by Aldabra of all shares of Aldabra common stock for which conversion rights have been exercised), then (A) in lieu of delivering to the Seller the portion of any such payment consisting of the aggregate number of shares of Aldabra common stock which would result in the Seller and its affiliates collectively holding more than 49% of the Aldabra common stock outstanding as of immediately after the closing (such number of shares of Aldabra common stock that would cause the Seller to hold more than 49% of the Aldabra common stock outstanding as of immediately after the closing, as determined by the Seller in good faith, the "Cash Pay Shares"), but without limiting any other payment due to the Seller under the purchase agreement, Aldabra shall, at its election, either (1) pay to the Seller an amount in cash equal to the product of (x) the aggregate number of Cash Pay Shares and (y) the Average Trading Price (such product, the "Alternative Payment Amount") or (2) deliver to the Seller an Acceptable Note (as defined below) in an aggregate principal amount equal to the Alternative Payment Amount, and (B) deliver to the Seller as and when due the remaining portion of any such payment consisting of the aggregate number of shares of Aldabra common stock that are not converted into the right to receive such a cash payment. Interest shall accrue on the Alternative Payment Amount at a rate per annum equal to the Acceptable Note Rate (as defined below) until such Alternative Payment Amount, together with such accrued but unpaid interest, is paid in full to the Seller.

        An "Acceptable Note" under the purchase agreement means a transferable unsecured promissory note issued by Aldabra and each of its domestic subsidiaries to the Seller reflecting Aldabra's and such domestic subsidiaries' joint and several obligation to pay the Alternative Payment Amount to the Seller, together with interest thereon, and including the following terms and conditions: (A) the Seller's rights to receive amounts pursuant to the Acceptable Note shall be contractually subordinated only to the principal and interest repayment obligations of Aldabra and Buyer Sub with respect to the aggregate amount of the debt financing raised at closing in connection with the Acquisition, without any refinancing thereof; (B) Aldabra and each of its domestic subsidiaries shall be entitled to prepay the Acceptable Note in whole or in part in cash at any time without penalty; (C) interest shall accrue on unpaid balances under the Acceptable Note at a rate per annum (the "Acceptable Note Rate") that is 200 basis points higher (and a default rate of interest that is 400 basis points higher) than the highest interest rate payable by Aldabra and its subsidiaries with respect to the debt financing raised by Aldabra and its subsidiaries at closing and shall be paid quarterly in cash (and, to the extent not so paid in cash in any quarter, will accrue and compound); (D) all principal and other obligations outstanding under any such Acceptable Note shall become immediately due and payable upon the earliest to occur of (1) 181 days after the scheduled maturity of the latest maturity date of the debt financing raised by Aldabra and its subsidiaries at closing, (2) upon any change-of-control (to be defined as mutually agreed) of Aldabra or Buyer Sub, (3) upon any refinancing of the debt financing outstanding as of immediately after the closing and (4) upon other customary repayment events and events of default (including cross-defaults under the debt financing agreements); and (E) other terms and provisions in form and substance reasonably satisfactory to Aldabra and the Seller.

Purchase Price Adjustments

        No later than one business day prior to the closing, (i) the Seller will deliver to Aldabra the Seller's calculation of the estimated net working capital of the paper and packaging and newsprint businesses of the Seller as of the Adjustment Calculation Time and the estimated aggregate cash and cash equivalents of the Paper Group and its subsidiaries as of the Adjustment Calculation Time and (ii) Aldabra will deliver to the Seller Aldabra's calculation of the estimated net working capital of Aldabra and its subsidiaries as of the Adjustment Calculation Time. At the closing of the Acquisition, the estimated total purchase price of $1,625,000,000 will be adjusted by (x) either adding the amount, if any, by which the estimated net working capital of the paper and packaging and newsprint businesses of the Seller is greater than $329,000,000 or subtracting the amount, if any, by which the estimated net working capital of the paper and packaging and newsprint businesses of the Seller is less than $329,000,000, (y) adding the estimated aggregate cash and cash equivalents of the Paper Group and its subsidiaries as of the Adjustment Calculation Time and (z) adding the amount, if any, by which the estimated net working capital of Aldabra and its subsidiaries is less than $404,350,800.

        Following the closing, the estimated total purchase price will be subject to reconciliation based upon the actual net working capital of the paper and packaging and newsprint businesses of the Seller, the actual aggregate cash and cash equivalents of the Paper Group and its subsidiaries and the actual net working capital of Aldabra and its subsidiaries (in each case as of the Adjustment Calculation Time) relative to the estimates therefore utilized in the calculation of the estimated total purchase price. In particular, as a result of the reconciliation procedures, the total purchase price will be determined as follows: (i) the base purchase price of $1,625,000,000 will be adjusted by (x) either adding the amount, if any, by which the actual net working capital of the paper and packaging and newsprint businesses of the Seller (as determined by the post-closing reconciliation procedures) is greater than $329,000,000 or subtracting the amount, if any, by which the actual net working capital of the paper and packaging and newsprint businesses of the Seller (as determined by the post-closing reconciliation procedures) is less than $329,000,000, (y) adding the actual aggregate cash and cash equivalents of the Paper Group and its subsidiaries as of the Adjustment Calculation Time (as determined by the post-closing reconciliation procedures) and (z) adding the amount, if any, by which the actual net working capital of Aldabra and its subsidiaries is less than $404,350,800 (as determined by the post-closing reconciliation procedures). If the estimated total purchase price is less than the total purchase price, Aldabra is required, within 5 business days after the total purchase price is finally determined, to pay the Seller an amount equal to such shortfall, which shortfall amount is payable by Aldabra's delivery of a number of shares of Aldabra common stock equal to the quotient determined by dividing (1) an amount equal to such shortfall by (2) the Average Trading Price. If the estimated purchase price is greater than the total purchase price, the Seller is required, within 5 business days after the total purchase price is finally determined, to pay Aldabra an amount equal to such excess, which excess amount is payable by the Seller's delivery to Aldabra for cancellation of shares of Aldabra common stock which, when multiplied by the Average Trading Price, equals such excess amount.

Closing of the Acquisition

        The closing of the Acquisition will take place on the second business day following the satisfaction or waiver of the conditions described below under "—Conditions to the Completion of the Acquisition" (other than conditions which by their terms are to be, or can be, performed at the closing, which conditions shall be satisfied at the closing) or, at the Seller's election, on the first business day of the calendar month immediately following the satisfaction or waiver of all such conditions.

Amendment to Aldabra's Existing Charter

        As a condition to the consummation of the Acquisition, Aldabra's existing charter will be amended to increase the number of authorized shares of Aldabra common stock from 100 million to 250 million. See "Proposal II—Closing Charter Amendment."

Representations and Warranties

        The purchase agreement contains a number of representations and warranties made between Aldabra and Buyer Sub, on the one hand, and the Seller (as to itself and as to the Paper Group), on the other hand, subject to exceptions set forth in the disclosure letters. See below "—Disclosure Letters."

        The representations and warranties made by the Seller as to the Paper Group include representations regarding:

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  organization, good standing and corporate or limited liability company (as applicable) power;

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  capital structure, subsidiaries and equity interests;

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  execution, delivery and enforceability of the purchase agreement;

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  absence of any conflict, breach or default, any third-party termination, amendment, cancellation or acceleration right, any creation of a lien, security interest, charge or encumbrance (other than permitted liens) or any required filing or consent under organizational documents, certain agreements and applicable laws as a result of the consummation of the Acquisition or the execution, delivery or performance of the purchase agreement by the Paper Group;

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  to the extent related to the paper and packaging and newsprint businesses, the Seller's filings with the SEC and the accuracy and completeness of the information contained in such filings;

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  consolidated financial statements of the Paper Group (other than the Target) and their subsidiaries;

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  absence of undisclosed GAAP liabilities;

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  absence of certain developments since June 30, 2007;

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  real property and leasehold interests;

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  ownership of material assets;

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  sufficiency of assets;

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  taxes;

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  material contracts;

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  intellectual property;

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  litigation;

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  brokerage;

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  employee benefit plans;

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  insurance;

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  permits and compliance with applicable laws;

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  environmental; and

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  employee matters.

        The representations and warranties made by the Seller as to itself include representations regarding:

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  organization, good standing and limited liability company power;

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  execution, delivery and enforceability of the purchase agreement;

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  absence of any breach or default, any third-party termination right, any creation of a lien (other than permitted liens) or any required consent or approval under organizational documents, certain agreements and applicable laws as a result of the consummation of the Acquisition or the execution, delivery or performance of the purchase agreement by the Seller;

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  litigation;

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  brokerage;

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  ownership of equity interests; and

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  accredited investor.

        The representations and warranties made by Aldabra and Buyer Sub include representations regarding:

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  organization, good standing and corporate or limited liability company (as applicable) power;

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  capital structure, capitalization, subsidiaries and equity interests;

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  execution, delivery and enforceability of the purchase agreement;

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  absence of any conflict, breach or default, any third-party termination, amendment, cancellation or acceleration right, any creation of a lien, security interest, charge or encumbrance or any required filing, consent or notice under organizational documents, certain agreements and applicable laws as a result of the consummation of the Acquisition or the execution, delivery or performance of the purchase agreement by Aldabra and Buyer Sub;

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  litigation;

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  board approvals in connection with the Acquisition;

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  filings with the SEC and the accuracy and completeness of the information contained in such filings, including the financial statements;

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  absence of undisclosed liabilities;

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  amount of funds contained in the trust account and no status as an investment company;

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  brokerage;

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  absence of certain developments since the date of Aldabra's formation;

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  director and officer insurance policy;

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  compliance with applicable laws;

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  material contacts; and

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  absence of defaults or breaches under organizational documents, certain agreements and applicable laws a result of Aldabra's agreement to perform and cause its post-closing affiliates to perform the ancillary agreements.

Materiality and Material Adverse Effect

        Many of the representations and warranties made by either the Seller, on the one hand, or Aldabra and/or Buyer Sub, on the other hand, are qualified by materiality or material adverse effect. For purposes of the representations and warranties made by the Seller, a material adverse effect means a material adverse effect upon (x) the financial condition or operating results of the Paper Group (and their subsidiaries) or BPP, taken as a whole, or (y) the ability of the Seller and the Paper Group to consummate the Acquisition; provided, however, that a material adverse effect shall not include any such adverse effect to the extent arising from or relating to any of the following:

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  general business or economic conditions affecting the industry in which any member of the Paper Group, any of its subsidiaries or BPP operates;

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  national or international political or social conditions, including the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States;

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  financial, banking or securities markets (including any disruption of any such markets and any decline in the price of any security or any market index);

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  changes in GAAP or, solely as a result of changes in GAAP, changes in the customary accounting methods, policies, practices and procedures, including classification and estimation methodology, used by the Seller and its parent company with respect to the Paper Group, any of its subsidiaries and/or BPP during the annual and interim accounting periods from January 1, 2005 through the closing date ("SAAP");

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  changes in laws, rules, regulations, orders, or other binding directives issued by any governmental entity:

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  the taking of any action contemplated by the purchase agreement or the announcement of the purchase agreement or the transactions contemplated by the purchase agreement;

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  any existing event, occurrence or circumstance with respect to which Aldabra has knowledge as of the date of the purchase agreement;

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  any adverse change in or effect on the business of any member of the Paper Group, any of its subsidiaries and/or BPP that is caused by any delay in consummating the Acquisition as a result of any violation or breach by Aldabra and/or Buyer Sub of any covenant, representation or warranty contained in the purchase agreement;

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  any adverse change in or effect on the business of any member of the Paper Group, any of its subsidiaries and/or BPP that is cured before the earlier of the date on which the closing occurs and the date on which the purchase agreement is terminated; or

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  Aldabra's and/or the Buyer Sub's failure to consent to certain actions of the Paper Group, its subsidiaries and, with respect to BPP, the Seller that are restricted under the purchase agreement as described below in "—Interim Operations of Aldabra, Buyer Sub and BPP."

Interim Operations of Aldabra, Buyer Sub and BPP

        Interim covenants relating to Aldabra, Buyer Sub and BPP.    Under the purchase agreement, each of Aldabra and Buyer Sub, on the one hand, and the members of the Paper Group and, solely with respect to BPP, the Seller, on the other hand, has agreed not to, and has agreed to cause each of its subsidiaries not to, subject to certain exceptions, prior to the earlier of the completion of the Acquisition and the termination of the purchase agreement:

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  make any material change in the conduct of its business, except for changes that are in the ordinary course or not inconsistent in material respects with past practice;

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  fail to comply with all applicable laws and regulations, except for any such failures to comply as would not, individually or in the aggregate, have a material adverse effect;

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  fail to perform when due all of their respective obligations under any material contract, except for any such failures to perform as would not, individually or in the aggregate, have a material adverse effect;

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  issue, sell, split, combine or reclassify any of its capital stock or equity securities, or any options, warrants or other rights to purchase its capital stock or equity securities, or any securities convertible into or exchangeable for such capital stock or equity securities, or enter into any agreement regarding the foregoing;

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  amend its organizational documents; or

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  acquire by merging or consolidating with, or agreeing to merge or consolidate with, or purchase substantially all the assets of, or otherwise acquire any business or any corporation, partnership, association or other business organization or division thereof.

        Interim covenants relating to BPP.    In addition, under the purchase agreement, the members of the Paper Group and, solely with respect to BPP, the Seller, on the other hand, has agreed not to, and has agreed to cause each of its subsidiaries not to, subject to certain exceptions, prior to the earlier of the completion of the Acquisition and the termination of the purchase agreement:

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  except in the ordinary course of business, sell, lease, sublease, mortgage, pledge or otherwise encumber or dispose of any of the material properties, assets or equipment of BPP (other than any of the foregoing within or to BPP) or enter into any agreement regarding the foregoing;

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  incur any indebtedness for borrowed money, or guarantee any such indebtedness, or issue or sell any debt securities or warrants or rights to acquire any debt securities of any member of the Paper Group, or guarantee any debt securities of others for which Aldabra and/or any of its post-closing subsidiaries would be liable following the closing, other than (a) indebtedness and guarantees that will be released in connection with or prior to the closing, (b) the debt financing and (c) certain other permitted indebtedness (including capitalized lease obligations, intercompany debt, letter of credit, performance bond and surety bond obligations and liabilities being repaid in connection with the Acquisition);

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  enter into any new material agreement or amend or terminate any of its material agreements in a manner materially adverse to BPP, other than in the ordinary course of business consistent in material respects with past practice or as otherwise necessary for the maintenance of property relating to their respective businesses or as otherwise necessary to permit the consummation of the transactions contemplated by the purchase agreement;

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  grant any material lien in respect of any portion of its material properties or assets (other than with respect to the any of its interests in real property), other than (i) liens to be released in connection with the transactions contemplated hereby, (ii) permitted liens and (iii) liens to be incurred in connection with the debt financing;

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  take any position, make an election, or adopt any method in preparing or filing a tax return that is materially inconsistent with positions taken, elections made or methods used in preparing or filing similar tax returns in prior periods;

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  except in the ordinary course of business or as required by law or contractual obligations or other agreements existing on the signing date of the purchase agreement, increase in any manner the compensation of, or enter into any new bonus, incentive, employee benefits, severance or termination agreement or arrangement with, any of the employees of BPP;

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  with respect to the real property, (i) cause any mortgages or encumbrances to be placed on any of its owned real property, its interest in any material leased real property, other than certain permitted liens or (ii) seek any material zoning changes which would materially adversely affect its usage of such real property; or

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  fail to prepare and file all tax returns of the Paper Group and its subsidiaries that are required to be filed prior to the closing (taking into account extensions) or fail to pay all taxes shown to be due and payable prior to the closing on such tax returns.

        Interim covenants relating to Aldabra and Buyer Sub.    In addition, under the purchase agreement, each of Aldabra and Buyer Sub has agreed not to, and has agreed to cause each of its subsidiaries not to, prior to completion of the Acquisition or the termination of the purchase agreement:

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  spend any cash in the trust fund or spend any other cash other than for payment of liabilities incurred in the ordinary course of business or declare or pay any dividends on or make any distributions in respect of any of its capital stock or other equity securities (provided that the foregoing restriction shall not apply to or restrict Aldabra's ability to spend up to $3,100,000 in the aggregate of the interest income earned on the trust fund to pay fees and expenses (including those of its advisors in connection with the Acquisition) and other working capital requirements) or amend or otherwise modify the investment management trust agreement;

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  grant any material lien in respect of any portion of its material properties or assets (including any cash in the trust fund), other than liens to be incurred at the closing in accordance with the terms of the debt financing;

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  incur any indebtedness for borrowed money or any capitalized lease obligations or guaranteed any such indebtedness or capitalized lease obligations or issue or sell any debt securities or warrants or rights to acquire any of its debt securities or guarantee any of its debt securities, other than the debt financing to be incurred at the closing;

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  make any loans or advances to, or guarantees for the benefit of, any persons or entities (except to employees in the ordinary course of business);

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  enter into any new material agreement (other than the Debt Commitment Letter described below in "—Financing") or amend in a material manner any of the material agreement, other than in the ordinary course of business consistent with past practice or as otherwise necessary for the maintenance of property relating to their respective businesses;

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  incur any material tax liability that is not paid prior to closing, other than any income tax liability to the extent it arises as a result of the trust fund's investment in government securities or money market funds in the ordinary course of business;

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  other than in connection with the Acquisition (and with the prior written approval of the Seller), approve or enter into any employee benefit plans, programs, practices or arrangements;

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  prepare or file any tax return inconsistent in any material respect with past practice or, on any such tax return, take any position, make an election, or adopt any method that is materially inconsistent with positions taken, elections made or methods used in preparing or filing similar tax returns in prior periods; or

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  except in the ordinary course of business or as required by law or contractual obligations or other agreements existing on the date hereof, increase in any manner the compensation of, or enter into any new bonus, incentive, employee benefits, severance or termination agreement or arrangement with, any of its officers or employees.

        Additionally, in no event will the aggregate amount of indebtedness and capitalized lease obligations incurred and/or guaranteed by Aldabra and/or any of its subsidiaries exceed $1,000,000 in the aggregate (disregarding for this purpose any obligations of Aldabra to pay for shares of Aldabra common stock pursuant to the exercise of conversion rights).

Exclusivity

        Under the purchase agreement, the Seller has agreed that, until the earlier of the consummation of the Acquisition and the termination of the purchase agreement, it will not enter into negotiations or any agreement regarding the terms of any sale of any of the outstanding equity securities of the members of the Paper Group, or any or substantially all of the assets of any member of the Paper Group, or any of their subsidiaries, other than with Aldabra, its affiliates and their respective representatives. Additionally, Aldabra and Buyer Sub have each agreed that, until the earlier of the consummation of the Acquisition and the termination of the purchase agreement, it will not enter into any negotiations or any agreement regarding a "business combination" (as defined in Aldabra's amended and restated charter).

Aldabra Stockholders' Meeting

        Aldabra has agreed to call and hold a meeting of its stockholders as soon as practicable in accordance with applicable law for the purpose of seeking the approval of stockholders with respect to:

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  the Acquisition proposal and the transactions contemplated by the purchase agreement;

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  the appointment of the following individuals as directors of Aldabra from the closing of the Acquisition until their successors are elected and qualified: Carl A. Albert; Zaid F. Alsikafi; Jonathan W. Berger; Jack Goldman; Nathan D. Leight; Thomas S. Souleles; Alexander Toeldte; and Jason G. Weiss;

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  an amendment, to be filed immediately prior to the closing, to Aldabra's existing charter to increase the number of authorized shares of Aldabra common stock from 100 million to 250 million, in the form attached as Annex C to this proxy statement;

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  the amendment and restatement of Aldabra's amended and restated charter in the form attached hereto as Annex D to this proxy statement, to become effective immediately after the closing of the Acquisition; and

  •
  the Incentive Plan proposal (see "Proposal V—Incentive Plan").

        Aldabra has also agreed that (1) it will, through its board of directors, recommend to its stockholders that they give such approval, (2) it will not withdraw or modify its recommendation and (3) it will use its reasonable best efforts to obtain such approval.

Access to Information; Confidentiality

        Until the earlier of the closing of the Acquisition and the termination of the purchase agreement, each of Aldabra and Buyer Sub, on the one hand, and the Seller and the members of the Paper Group, on the other hand, will grant to the other and its authorized representatives reasonable access, during normal business hours and upon reasonable notice, to the personnel, properties, books and records of the other to the extent reasonably necessary for consummation of the transactions contemplated by the purchase agreement. Such obligation on the part of any providing party is not applicable when such access or disclosure:

  •
  would unreasonably interfere with the normal operations of the providing party;

  •
  does not occur in such a manner as the providing party reasonably determines to be appropriate to protect the confidentiality of the information sought;

  •
  would cause significant competitive harm to the providing party if the transactions contemplated by the purchase agreement are not consummated; or

  •
  would be in violation of applicable laws or regulations of any governmental entity (including any anti-competition laws) or the provisions of any agreement to which such party is a party.

        Other than the designated contacts, neither Aldabra nor Buyer Sub is authorized to (and each will cause its employees, agents, representatives and affiliates not to) contact any officer, director, employee, franchisee, customer, supplier, lessor, lessee, licensor, distributor, lender or other material business relation of the Seller or any of its subsidiaries prior to the closing of the Acquisition without the prior written consent of the Seller.

        All information furnished to either the Seller or Aldabra (or any of their respective affiliates or representatives) by the other party (or any of its affiliates or representatives) is subject to the terms of a confidentiality agreement dated July 18, 2007 between the Seller and Aldabra; provided that, notwithstanding anything to the contrary contained in the confidentiality agreement, the obligations of Aldabra and its affiliates (excluding, for the avoidance of doubt, the Seller and its post-closing affiliates), financing sources, agents and representatives under the confidentiality agreement shall continue with respect to confidential information of the Seller and its post-closing affiliates with respect to the Seller's other businesses. In addition, during the two year period immediately following the closing of the Acquisition (other than with respect to protected trade secrets, which shall be considered confidential information of Aldabra for so long as such trade secrets remain protected trade secrets under applicable law), all confidential information of BPP or the Paper Group and their subsidiaries shall be deemed confidential information of Aldabra, and the Seller and its post-closing affiliates have agreed to keep such confidential information confidential and, without the prior written consent of Aldabra, to not use or disclose such confidential information other than to the extent required by applicable law or regulation and/or as contemplated by or permitted under any ancillary agreement between or among any of the parties.

Disclosure Letters

        On the date of the purchase agreement, the Seller delivered a disclosure letter containing information required, or exceptions to, the representations and warranties made by the Seller. Such letter may be supplemented, modified or updated by the Seller prior to the closing of the Acquisition with respect to matters first arising after the date of the purchase agreement. In addition, prior to the closing of the Acquisition, Aldabra may provide to the Seller any updates or changes with respect to the representations and warranties made by Aldabra and Buyer Sub for matters first arising after the date of the purchase agreement.

Fees and Expenses

        Except as specifically provided in the purchase agreement, each of Aldabra and Buyer Sub, on the one hand, and the Seller, on the other hand, shall be responsible for payment of any fees and expenses incurred by it or its affiliates in connection with the transactions contemplated by the purchase agreement or otherwise required by applicable law. In addition, the purchase agreement provides that the Shared Expenses shall be borne 50% by the Seller, on the one hand, and 50% by Aldabra and Buyer Sub on the other hand, regardless of the party incurring such fees and expenses, including (i) the aggregate transfer taxes related to the transactions contemplated by the purchase agreement, (ii) the aggregate fees and expenses of the environmental consultants for environmental reports on the primary operating facilities of BPP (see below "The Purchase Agreement—Phase I Reports"), (iii) aggregate filing fees under the HSR Act and for foreign antitrust filings, (iv) aggregate consent fees to third parties and governmental entities in connection with the transactions contemplated by the purchase agreement, and (v) aggregate fees and expenses incurred in connection with preparation of an allocation of the purchase price. Under the purchase agreement, the fees and expenses payable by Aldabra and/or Buyer Sub at or prior to the closing of the Acquisition to lenders providing the debt financing, including agent fees related to such financing, shall be borne by the Seller; provided that the Seller shall not be required to be bear the cost of any such fees or expenses unless the Seller has agreed to the incurrence and payment of such fees and expenses in advance in writing.

Press Release and Announcements

        The parties to the purchase agreement have agreed that, prior to the closing of the Acquisition, no public release or announcement concerning the transactions contemplated by the purchase agreement will be issued or made by or on behalf of any party without the prior consent of the other, except that:

  •
  The Seller and its subsidiaries may make announcements from time to time to their respective employees, customers, suppliers and other business relations and otherwise as the Seller may, after consultation with counsel, reasonably determine is necessary to comply with applicable law or the requirements of the existing debt financing arrangements; and

  •
  Each party may make such releases or announcements as required by law, rule or regulation of the SEC.

        Aldabra and the Seller have agreed under the purchase agreement to cooperate to prepare a joint press release to be issued on the closing date; provided that, in lieu thereof, each party may (with the consent of the other party) release its own press release to be issued on the closing date.

Conditions to the Completion of the Acquisition

Conditions to all Parties obligations to consummate the Acquisition

        The obligation of each of the parties to the purchase agreement to consummate the Acquisition is subject to the satisfaction or waiver of specified conditions, as of immediately prior to the Acquisition, including the following:

  •
  no injunction or order of any court or administrative agency of competent jurisdiction restraining or prohibiting the consummation of the Acquisition;

  •
  expiration or termination of any applicable waiting periods under the HSR Act, which condition has been satisfied in that Aldabra has received approval of its request for early termination of the HSR Act waiting period with respect to the Acquisition;

  •
  approval and adoption of the amendment and restatement of Aldabra's bylaws, substantially in the form attached hereto as Annex F;

  •
  Aldabra stockholder approval of the Acquisition proposal, the closing charter amendment proposal, the amended and restated charter proposal, the election of directors proposal and the Incentive Plan proposal;

  •
  the time period for the valid exercise of conversion rights by the Aldabra stockholders shall have terminated and, as of such time, holders of less than 40% of the shares of Aldabra common stock issued in Aldabra's IPO and outstanding immediately prior to the closing shall have exercised their rights to convert their shares into a pro rata share of the trust fund;

  •
  receipt by the parties of required consents, approvals, authorizations and/or waivers and the providing of specified notices;

  •
  Aldabra and/or Buyer Sub shall have received debt financing in an aggregate amount of $957,250,000 on terms not materially less favorable to Aldabra and Buyer Sub than those set forth in the Debt Commitment Letter (including any exercise by GSCP of its right, subject to certain limitations, to make any changes to the facilities as necessary for a successful syndication), which debt financing shall include sufficient capacity to allow for the support obligations of Seller in respect of BPP to be substituted by Aldabra at or promptly after closing and allow for Aldabra and its domestic subsidiaries to issue an Acceptable Note to the Seller (if applicable).

  •
  the purchase agreement has not been terminated.

Conditions to Aldabra's and Buyer Sub's obligations to consummate the Acquisition

        Each of Aldabra's and Buyer Sub's obligations to consummate the Acquisition are subject to the satisfaction or waiver of specified conditions as of immediately prior to the Acquisition, including the following:

  •
  Each of the representations and warranties of the Seller and the Paper Group that (i) is qualified as to material adverse effect must be true and correct as of the closing date (except those that relate to a date earlier than the closing date, in which case as of such earlier date), except to the extent caused by transactions pursuant to the purchase agreement, and (ii) that is not so qualified must also be true and correct as of such date (except those that relate to a date earlier than the closing date, in which case as of such earlier date), except to the extent caused by transactions pursuant to the purchase agreement and except for failure of any such representation or warranty to be true and correct as does not, and would not reasonably be expected to, have a material adverse effect. Notwithstanding the foregoing, representations concerning capital structure, subsidiaries and equity interests must be true and correct in all respects as of the closing date (subject to any materiality or similar qualifications or limitations set forth in such representations). The Seller must have delivered to Aldabra and Buyer Sub a certificate dated the closing date and signed by a senior executive officer of the Seller confirming the foregoing matters;

  •
  Each of the covenants agreed upon, and the agreements entered into, by the Seller and the Paper Group and to be performed as of, or prior to, the closing must have been performed in all material respects, except to the extent caused by transactions pursuant to the purchase agreement, and the Seller must have delivered to Aldabra and Buyer Sub a certificate dated the closing date and signed by a senior executive officer of the Seller to that effect;

  •
  All guarantee and payment obligations to which any member of the Paper Group and its subsidiaries is subject in respect of indebtedness (excluding any letter of credit, performance bond and surety bond obligations) outstanding under (i) the notes governed by that certain indenture, dated as of October 29, 2004, by and among the Seller, certain of its affiliates and U.S. Bank National Association relating to the Seller's senior floating rate notes due 2012 and

    7 1/8% senior subordinated notes due 2014, and (ii) the Third Amended and Restated Credit Agreement, dated as of May 3, 2007, among the Seller, its affiliates and the lenders and agents party thereto, shall be released, in each case effective as of the closing, and all liens on the equity interests of the Target, the equity interests of the other members of the Paper Group and the assets of the members of the Paper Group and their respective subsidiaries arising by reason of the credit agreement described in clause (ii) and the related security agreement shall have been released effective as of the closing;

  •
  The receipt of executed counterparts to the outsourcing agreement, the timber procurement and management agreement, the intellectual property license agreement and the investor rights agreement (see below "—Outsourcing Agreement," "—Timber Procurement and Management Agreement," "—Intellectual Property License Agreement" and "—Investor Rights Agreement");

  •
  The Seller must have delivered evidence reasonably satisfactory to Aldabra that the aggregate cash and cash equivalents of the Paper Group and its subsidiaries as of the Adjustment Calculation Time is not less than $38,000,000;

  •
  The Seller must have delivered to Aldabra and Buyer Sub certified copies of the resolutions or consents of (i) the board of managers/directors of the Seller and each member of the Paper Group and (ii) the Seller, as the sole equityholder of the Target, approving the Acquisition and the purchase agreement;

  •
  Aldabra must have received from the Seller (or the Seller's parent company) certification of non-foreign status pursuant to Treasury Regulation Section 1.1445-2(b)(2).

Conditions to the Seller's and the Paper Group's obligations to consummate the Acquisition

        The obligation of the Seller and each member of the Paper Group to consummate the Acquisition is subject to the satisfaction or waiver of specified conditions as of immediately prior to the Acquisition, including the following:

  •
  Each of the representations and warranties of Aldabra and Buyer Sub that (i) is qualified as to material adverse effect must be true and correct as of the closing date (except those that relate to a date earlier than the closing date, in which case as of such earlier date), except to the extent caused by transactions pursuant to the purchase agreement, and (ii) that is not so qualified must also be true and correct as of such date (except those that relate to a date earlier than the closing date, in which case as of such earlier date), except to the extent caused by transactions pursuant to the purchase agreement and except for failure of any such representation or warranty to be true and correct as does not, and would not reasonably be expected to, have a material adverse effect. Notwithstanding the foregoing, representations concerning capital structure, subsidiaries and equity interests must be true and correct in all respects as of the closing date. Aldabra must have delivered to the Seller a certificate dated the closing date and signed by a senior executive officer of Aldabra confirming the foregoing matters;

  •
  Each of Aldabra's and Buyer Sub's covenants and agreements to be performed as of or prior to the closing must have been performed in all material respects, except to the extent caused by transactions pursuant to the purchase agreement, and Aldabra must have delivered to the Seller a certificate dated the closing date and signed by a senior executive officer of Aldabra to that effect;

  •
  The receipt of executed counterparts to the outsourcing agreement, the timber procurement and management agreement, the intellectual property license agreement and the investor rights agreement (see below "—Outsourcing Agreement," "—Timber Procurement and Management Agreement," "—Intellectual Property License Agreement "and "—Investor Rights Agreement");

  •
  Aldabra and Buyer Sub must have delivered to the Seller certified copies of the resolutions or consents of (i) the board of directors of Aldabra, (ii) the stockholders of Aldabra and (iii) Aldabra, in its capacity as the sole equityholder of Buyer Sub, approving the purchase agreement and the Acquisition, respectively;

  •
  There must be no material action or proceeding pending or threatened with respect to or against the trust fund other than claims by holders of shares of Aldabra common stock solely arising from the exercise of their conversion rights. Aldabra must have made appropriate arrangements with Continental Stock Transfer & Trust Company to have the trust fund disbursed to Aldabra immediately prior to the closing, all of such cash released from the trust fund shall be available to Aldabra and Buyer Sub for payment of the estimated total purchase price and the payment of fees and expenses related to the transactions contemplated hereby (which expenses shall not include any amount to be paid to holders of shares of Aldabra common stock that exercise their conversion rights);

  •
  Certain agreements involving Aldabra and certain of its affiliates shall have been terminated without any further liability to or obligation on the part of Aldabra and/or any of its subsidiaries;

  •
  Quotation or listing for trading on either the NASDAQ Global Market or the NYSE (as mutually agreed by Aldabra and the Seller) of Aldabra's common stock and no action or proceeding pending or threatened against Aldabra to prohibit or terminate listing on the NASDAQ Global Market or the NYSE, as applicable, and such mutually selected exchange shall not have required, as a condition to such listing, any material amendment to the investor rights agreement or the proposed amended and restated charter; and

  •
  The Cash Portion to be delivered to the Seller at the closing shall not be less than an amount equal to (x) $1,210,000,000, plus (y) the aggregate amount of fees and expenses incurred by the parties in connection with the debt financing that is paid directly by the Seller to lenders and/or agents providing the debt financing to Aldabra and/or Buyer Sub in connection with the Acquisition, minus (z) the Shared Expenses.

We cannot assure you that all of the conditions above will be satisfied or waived or that the Acquisition will occur.

Termination

Causes of Termination

        The purchase agreement may be terminated at any time prior to the closing of the Acquisition by mutual written consent of Aldabra and the Seller.

        In addition, either Aldabra or the Seller may terminate the purchase agreement if:

  •
  stockholder approval of the Acquisition proposal, the closing charter amendment proposal, the amended and restated charter proposal, the election of directors proposal and the Incentive Plan proposal is not obtained or holders of 40% or more of the shares of Aldabra common stock issued in Aldabra's IPO exercise their conversion rights;

  •
  the transactions contemplated by the purchase agreement have not been consummated prior to September 7, 2008, but the party whose breach has prevented the consummation of such transactions will not be entitled to so terminate the purchase agreement; or

  •
  any governmental body or other entity institutes any suit or action challenging the validity or legality, or seeking to restrain the consummation of, the transactions contemplated by the purchase agreement.

Aldabra may terminate the purchase agreement if:

  •
  there has been a material violation or breach by the Seller or any member of the Paper Group of any covenant, representation or warranty contained in the purchase agreement such that any of the Aldabra's or Buyer Sub's conditions to closing cannot be satisfied prior to September 7, 2008, and such violation or breach has not been waived by Aldabra and such violation or breach is not capable of being cured or, if capable of being cured, shall not have been cured prior to the earlier of (i) 30 days after written notice of such violation or breach from Aldabra to the Seller and (ii) September 7, 2008.

The Seller may terminate the purchase agreement if:

  •
  there has been a material violation or breach by Aldabra or Buyer Sub of any covenant, representation or warranty contained in the purchase agreement such that any of the conditions to closing of the Seller and/or the Paper Group cannot be satisfied prior to September 7, 2008, such violation or breach has not been waived by the Seller and such violation or breach is not capable of being cured or, if capable of being cured, shall not have been cured prior to the earlier of (i) (30) days after written notice of such violation or breach from the Seller to Aldabra and (ii) September 7, 2008; or

  •
  this proxy statement has not been cleared by the SEC and mailed to Aldabra's stockholders before August 7, 2008 unless the failure to be cleared or be mailed prior to such date resulted from the Seller's failure to provide information;

Effect of Termination and Remedies

        In the event of a termination of the purchase agreement by either Aldabra or the Seller, the purchase agreement will become void and of no further force or effect, except in connection with:

  •
  the provisions related to effect of termination and limitation on remedy;

  •
  the provisions described under "The Purchase Agreement—Fees and Expenses"; and

  •
  the general provisions of the purchase agreement.

        In addition, in the event of any such termination, there will be no liability or obligation on the part of any of the parties to the purchase agreement, except for:

  •
  liabilities or obligations arising from the provisions listed above, which will survive termination;

  •
  willful breaches of the purchase agreement prior to the time of such termination; and

  •
  in the case of Aldabra and Buyer Sub, the failure to deliver the estimated total purchase price as and when required under the purchase agreement.

        In the event that the purchase agreement is terminated and there is liability on the part of Aldabra and/or Buyer Sub, the Seller has agreed that, without limiting the rights of the Seller to pursue a claim for or obtain a judgment against Aldabra for a willful breach of the purchase agreement, no recovery for such claim or judgment may be made by the Seller against the assets of the trust fund unless and until the assets of trust fund are released to Aldabra in connection with consummation of a "business combination" within the meaning of Aldabra's charter as in effect on the date of the purchase agreement.

Amendment and Waiver

        The purchase agreement may be amended or any provision of the purchase agreement may be waived. However, such amendment or waiver will only be binding if it is in writing and executed by the party against whom enforcement is sought.

Assignment

        The purchase agreement may not be assigned by any party without the prior written consent of the other parties to the purchase agreement; provided, however, that (i) the Seller may from time to time assign, without the consent of any other party to the purchase agreement, all or any portion of its rights, interests and/or obligations under this purchase agreement to a purchaser of assets of any segment of the Seller as long as the agreement by which any obligations of the Seller hereunder are assumed are by such purchaser in a written instrument that includes Aldabra as a third-party beneficiary thereof with respect to the Seller's obligations under this purchase agreement, (ii) any party to the purchase agreement may cause any of its affiliates to perform on its behalf any of such party's agreements and obligations under the purchase agreement and such performance by any of such party's affiliates shall be deemed to have satisfied such party's obligations under the purchase agreement to perform such agreements and/or discharge such obligations (as applicable) and (iii) each party to the purchase agreement may, without the consent of any other party, assign in whole or in part its rights under the purchase agreement for collateral security purposes to such party's financing sources.

Survival Period; Responsibility for Certain Liabilities

        None of the representations and warranties and covenants requiring performance prior to the closing of the Acquisition will survive the closing, and no claim for breach of any such representation, warranty or covenant, detrimental reliance or other right or remedy (other than for common law actual fraud) may be brought after the closing of the Acquisition. Any covenant of any party under the purchase agreement that requires performance at or after the closing of the Acquisition shall survive the closing until the expiration of the statute of limitations for breach of contract with respect to such covenant.

        In addition, Aldabra has agreed that, from and after the closing of the Acquisition, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it or any of its affiliates may have against the Seller or any current or former affiliate of the Seller and any officers, directors, employees, partners, stockholders, members, agents, attorneys representatives, successors and permitted assigns of the Seller or any of its affiliates relating to the operation of the Target or its subsidiaries or their respective businesses or relating to the subject matter of this purchase agreement, the Seller's disclosure letter and the transactions contemplated by the purchase agreement of any kind or nature are waived, other than (i) any claim based upon common law fraud or breach by the Seller of any covenant applicable to the Seller requiring performance at or after the closing contained in the purchase agreement or any of the ancillary agreements, (ii) any claim by any member of the Paper Group for indemnification against OfficeMax pursuant to and in accordance with the terms of the Purchase and Sale Agreement, dated as of July 26, 2004, by and among OfficeMax (formerly Boise Cascade Corporation), Minidoka Paper Company, Boise Southern Company, Forest Products Holdings, L.L.C., Boise Land & Timber Holdings Corp. ("Timber Holdings") and the other parties thereto from time to time (as amended, modified, supplemented or waived from time to time), or (iii) any claim against the Seller or its affiliates with respect to liabilities for which the Seller has expressly agreed to be responsible under the purchase agreement.

Indemnification of Directors and Officers

        Aldabra and its subsidiaries shall maintain in effect for six years from the date of closing of the Acquisition directors' and officers' liability insurance covering those persons who at the closing of the Acquisition were directors, officers or employees of any member of the Paper Group and/or any of its subsidiaries and/or BPP and who are currently covered under any current directors' and officers' liability insurance policy of or with respect to BPP, any member of the Paper Group and/or any of their respective subsidiaries on terms not less favorable than such existing insurance coverage. In addition, the indemnification provisions of each member of the Paper Group's and its subsidiaries' constitutive documents as in effect at the closing of the Acquisition shall not be amended, repealed or otherwise modified for a period of six years from the closing date in any manner that would adversely affect the rights thereunder of individuals who at the closing were directors, officers or employees of any such entity and/or BPP.

Phase I Reports

        Prior to the closing of the Acquisition, with respect to certain designated primary facilities of BPP, the Seller agreed to engage an environmental consultant to deliver to the Seller a phase I environmental report that meets the requirements of ASTM International's Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process E1527-05 (collectively, "phase I reports"), with copies of such phase I reports to be provided to each of Aldabra and the lenders for the Debt Financing. The Seller agreed to cooperate with Aldabra in its review of the phase I report and, if any of such phase I reports reported a Recognized Environmental Condition ("REC") that (a) was not reported in any phase I reports, environmental reports and/or other due diligence information or documentation made available to Aldabra, Buyer Sub and/or any of their representatives prior to the date on which the purchase agreement was executed by the parties, (b) in the reasonable judgment of Aldabra or the Seller, was not covered by the indemnification obligations of the former owners of BPP under the agreements governing the 2004 Transaction, (c) would reasonably be expected to result in liability to Aldabra or its post-closing subsidiaries in excess of $2,000,000, and (d) in the reasonable judgment of Aldabra or the Seller, had a material uncertainty as to the extent of the liability to Aldabra or its post-closing subsidiaries, then within 10 days after receipt of each such phase I report, either party under the purchase agreement could have requested that further investigation of any such REC be conducted by the environmental consultants engaged by the Seller or another contractor agreed upon by the parties (a "phase II investigation"). Such reports were delivered by the Seller to Aldabra, and no phase II investigation has been requested by Aldabra.

Reasonable Efforts; Notification

        Each of the parties to the purchase agreement have agreed that they will use their respective reasonable best efforts to cause the closing of the Acquisition to occur; provided that the "reasonable best efforts" of the parties to the purchase agreement does not require any party or any of its subsidiaries, affiliates or representatives to expend any money to remedy any breach of any representation or warranty under the purchase agreement, to commence any litigation or arbitration proceeding, to offer or grant any material accommodation (financial or otherwise) or pay any material consent fee to any third party, to provide the Buyer financing for the transactions contemplated by the purchase agreement or to obtain any consent or approval from a governmental entity or other person or entity required for the transactions contemplated by the purchase agreement (other than, with respect to Aldabra and Buyer Sub, the Aldabra Stockholder Approval).

        Prior to the closing of the Acquisition, each of Aldabra and the Seller have agreed to promptly notify the other parties to the purchase agreement if it obtains knowledge that any of the representations and warranties in the purchase agreement or the Seller's disclosure letter are not true and correct in all material respects, or if it obtains knowledge of any material errors in, or omissions from, the Seller's disclosure letter.

Financing

        Each of Aldabra, Buyer Sub and the Seller agreed to use their respective reasonable best efforts to obtain as promptly as is reasonably practicable following the execution of the purchase agreement a debt commitment letter in favor of Aldabra and Buyer Sub from lenders reasonably satisfactory to Aldabra and the Seller, pursuant to which the lenders party thereto shall have agreed, subject to the terms and conditions set forth therein (which terms and conditions shall be reasonably satisfactory to Aldabra and the Seller), to lend to Aldabra and Buyer Sub at the closing of the Acquisition not less than $946,000,000 for the purposes of funding, in part, payment of the Cash Portion of the estimated total purchase price, paying the fees and expenses of Aldabra and its subsidiaries relating to the transactions contemplated by this purchase agreement, satisfying any other obligations of Aldabra and its subsidiaries to be paid in cash on the closing date, and funding the ongoing operations of the Aldabra and its post-closing subsidiaries. The parties have agreed that the Debt Commitment Letter described under "Acquisition Financing" shall constitute the "Debt Commitment Letter" referenced in the purchase agreement.

        From and after such time as the Debt Commitment Letter has been obtained, Aldabra and Buyer Sub have agreed that:

  •
  each of them will perform all obligations required to be performed by each of them under the Debt Commitment Letter;

  •
  each of them will use reasonable best efforts to maintain the Debt Commitment Letter in full force and effect, and will not amend, terminate or waive any provisions under such Debt Commitment Letter without the prior written consent of the Seller;

  •
  each of them will provide, from time to time, such information as the Seller may reasonably request regarding the status of such financings and related negotiations; and

  •
  Aldabra will provide prompt written notice to the Seller following its receipt of notification by any financing source under the Debt Commitment Letter or in connection with any substitute debt or other financing of such source's refusal or intended refusal to provide the financing described in the applicable Debt Commitment Letter and, in each case, the stated reasons therefore (if any) and shall use reasonable best efforts (including institution of suit) to require the counterparties to such Debt Commitment Letter to perform their obligations under the Debt Commitment Letter (including by the provision to Aldabra and Buyer Sub of the financing contemplated by the Debt Commitment Letter when required thereby).

        Until the earlier of the closing of the Acquisition or the termination of the purchase agreement, the Seller will use its reasonable best efforts to instruct its and BPP's management to cooperate with Aldabra and Buyer Sub as reasonably requested by Aldabra in connection with Aldabra's arrangement of the debt financing (including by making appropriate officers available for participation in meetings, due diligence sessions and road shows, assistance in the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents, as may be reasonably requested by Aldabra or any prospective lender to Aldabra and/or Buyer Sub).

        The Seller has agreed to be responsible for the fees and expenses related to the debt financing regardless of whether the debt financing is obtained or the Acquisition is consummated. The purchase agreement expressly provides that, without limiting any of their other rights or remedies under the purchase agreement, the Seller and its affiliates have no obligation or liability of any nature (whether in relation to the exercise and/or discharge of their respective reasonable best efforts under any provision of the purchase agreement or otherwise) to consent to, agree to and/or otherwise approve any Debt Commitment Letter, the debt financing and/or any other debt financing for the Acquisition (including for purposes of the financing condition of the parties under the purchase agreement) and/or any terms and conditions with respect thereto, if the Seller reasonably disapproves of any fees, expenses or similar amounts that may be required to be paid and/or assumed in connection therewith. The purchase agreement also provides that the Seller shall be deemed to be reasonable in disapproving any of the foregoing if (a) the fees and expenses for which the Seller would be responsible exceed amounts that would have been paid for a similar financing if committed to during the period from January 1, 2007 through June 30, 2007 or (b) any fees, expenses or similar amounts in respect thereof are required to be paid and/or assumed prior to the closing of the Acquisition (other than the reimbursement of customary and reasonable out-of-pocket expenses incurred by the counterparty to the Debt Commitment Letter).

Employee and Employee Benefit Matters

        Effective as of immediately prior to the closing of the Acquisition, the Seller shall terminate (or cause to be terminated) the employment of all employees of the Seller (other than those that are already employed by a member of the Paper Group and/or any of their subsidiaries) whose services for the Seller are or were primarily dedicated to BPP (as opposed to the Seller's other Businesses) and certain other designated employees (collectively, the "eligible Seller employees"). Aldabra has agreed to offer, or cause one of its affiliates to offer, employment to each eligible employee on terms and conditions substantially comparable in the aggregate to those such employees had with the Seller and its subsidiaries immediately prior to the closing of the Acquisition. Eligible Seller employees who accept employment with Aldabra or one of its affiliates are referred to herein as "Transferred Employees."

        Subject to Aldabra's compliance with provisions of the purchase agreement (including the requirement to make offers of employment to the eligible Seller employees), the Seller has agreed to remain responsible for any severance, change in control payments or parachute payments owed to any current or former employee of the Seller or any of its subsidiaries whose services for the Seller or its subsidiaries are or were primarily dedicated to BPP (collectively, together with other designated employees and including the employees of the Paper Group and their respective subsidiaries, the "BPP employees") that are payable solely as a result of the consummation of the transactions contemplated by the purchase agreement pursuant to the terms of any agreements, plans or programs entered into or sponsored by the Seller or any of its subsidiaries prior to the closing, except to the extent any such amounts are accrued for as a current liability in the net working capital computation.

        Except as otherwise provided in the purchase agreement (e.g., the Seller's agreement above to be responsible for severance, change in control and parachute payments owed to BPP employees), Aldabra has agreed to assume and become solely responsible for all employment and employee benefit-related matters, obligations, liabilities and commitments of the Seller and its subsidiaries with respect to all BPP employees and their dependents and beneficiaries (regardless of when or where such matters, obligations, liabilities and commitments arose or arise or were or are incurred), under or with respect to any employee benefit plan sponsored or contributed to by the Seller or any of its subsidiaries.

        In addition, Aldabra has agreed that:

  •
  if any Transferred Employee (other than union employees) is terminated without cause at any time within two years after the closing of the Acquisition, Aldabra shall, or shall cause one of its affiliates to, pay severance pay to such employee that is at least as much as the maximum cash severance such employee would have received under the applicable severance pay plan of the Seller in effect as of the closing date of the Acquisition (based on such employee's salary immediately prior to the closing date or, if greater, such employee's salary as of the date of termination) and aggregate service (taking service recognized under the Seller's severance programs and post-closing service with Aldabra into account) as of the date of termination, and such other amount as may be required under applicable law;

  •
  for at least one year following the closing date of the Acquisition, Aldabra will provide, or cause one of its affiliates to provide, to the Transferred Employees (other than union employees)

    compensation and employee benefits that are in the aggregate substantially comparable to the compensation and employee benefits provided to such employees immediately prior to the closing of the Acquisition;

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  from and after the closing date of the Acquisition, Buyer will, or will cause one of its affiliates to, grant to all Transferred Employees credit for any service with the Seller, its affiliates (including any member of the Paper Group and/or any of its subsidiaries) and its predecessors earned prior to the closing date for purposes of (A) eligibility and vesting and (B) post-closing paid time off accrual and determination of severance amounts under any benefit plan, program or arrangement established or maintained by Aldabra or its affiliates (the "new Aldabra plans"). In addition, Aldabra (x) shall waive and cause its affiliates to waive for the Transferred Employees all pre-existing condition exclusion and actively-at-work requirements and similar limitations, eligibility waiting periods and evidence of insurability requirements under any new Aldabra plans that are employee welfare benefit plans, and (y) shall cause any deductibles, co-insurance and out-of-pocket covered expenses incurred on or before the closing date by any such employees (or dependent or beneficiary thereof) to be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the closing date under any new Aldabra plan that is an employee welfare benefit plan;

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  as of the closing date of the Acquisition, Aldabra shall assume and pay, or cause one of its affiliates to assume and pay, when due, all liabilities and obligations of the Seller and its affiliates relating to accrued paid time off of the Transferred Employees to the extent such liabilities are not required by law or applicable collective bargaining agreements to be paid out by the Seller or such affiliate as of the closing date. The respective Transferred Employee shall be entitled to either use such paid time off on terms substantially similar to those in effect under the applicable collective bargaining agreement or paid time off policy of the Seller or any of its affiliates as of the closing date, or, consistent with such applicable collective bargaining agreement or paid time off policy, receive payment in respect of such accrued paid time off upon such employee's termination of employment with Aldabra or any of its affiliates;

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  as of the closing date of the Acquisition, Aldabra shall adopt a flexible benefit plan for the benefit of BPP employees that participate under the Seller's flexible benefit plan, which Aldabra plan shall be responsible for reimbursement of eligible health-care and dependent-care expenses incurred during the year in which the closing occurs by BPP employees (and their respective spouses and eligible dependents), to the extent such expenses have not previously been reimbursed under the Seller's flexible benefit plan. Similarly, on and after the closing date, Aldabra's health reimbursement account plan shall be responsible for reimbursement of eligible medical expenses incurred on or after January 1, 2007 by Transferred Employees (and their respective spouses and eligible dependents), to the extent such expenses have not previously been reimbursed under the Seller's health reimbursement account plan; and

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  Aldabra shall assume the Seller's liabilities and obligations to provide post-employment welfare benefit coverage to BPP employees who retired on or after October 29, 2004 or who have not yet retired, in accordance with all applicable collective bargaining agreements and the Seller's post-employment welfare benefit plans (provided, however, that Aldabra shall have the right (subject to applicable collective bargaining agreements) to modify or terminate such benefits at any time).

        Prior to the closing date of the Acquisition, the Seller has agreed to establish 401(k) plans that mirror in all material respects the 401(k) plans currently sponsored by the Seller (such currently sponsored plans, collectively, the "Seller 401(k) plans"). The 401(k) plans established by the Seller as described in the immediately foregoing sentence are herein referred to as the "Spun-off 401(k) plans." On the closing date of the Acquisition, the Seller shall assign to Aldabra, and Aldabra shall assume from the Seller, sponsorship of such Spun-off 401(k) plans, the Transferred Employees shall cease to participate in Seller 401(k) plans, and Aldabra shall provide to such employees the right to participate in the Spun-off 401(k) plans. As soon as is reasonably practicable following the closing date, the Seller shall cause the trustee of Seller 401(k) plan to transfer the account balances of the Transferred Employees (including any outstanding loans) from Seller 401(k) plan to the Spun-off 401(k) plan in accordance with applicable law.

        Effective as of the closing date of the Acquisition, the Seller has agreed to assign to Aldabra and Aldabra has agreed to assume from the Seller, sponsorship of certain pension plans (including plans to be spun off from specified existing pension plans of the Seller relating to the portion of such plans attributable to BPP employees) and all liabilities and obligations arising thereunder or related thereto. In addition, effective as of the closing, Aldabra has agreed to create, for BPP employees, plans that in the aggregate are substantially comparable to the Seller's supplemental pension plan and the Seller's supplemental early retirement plan. For purposes of determining benefits under the new Aldabra plans, Aldabra shall provide participants in such plans with a past service credit reflecting such participants' service for the Seller and its affiliates and their respective predecessors, without duplication of any benefit accrued under the Seller's supplemental pension plans. From and after the closing, Aldabra shall assume and fully satisfy all obligations that exist as of the closing date under the Seller's supplemental pension plans with respect to BPP employees.

Use of Cash and Other Assets by the Seller

        Nothing in the purchase agreement prevents, or is to be construed to prevent, the Seller or any of its affiliates from (i) using cash and/or cash equivalents of any member of the Paper Group, any of their respective subsidiaries and/or BPP as it deems fit (including by causing the distribution by any of the foregoing of its cash and/or cash equivalents to the Seller or any other person or entity or the repayment of indebtedness of the Seller and/or any of its affiliates) and/or (ii) transferring and/or otherwise distributing to the Seller and/or any of its post-closing affiliates any assets and/or properties of any member of the Paper Group and/or any of its subsidiaries not primarily held for use in the operation of BPP). Notwithstanding the foregoing, the Seller shall cause the aggregate amount of cash and cash equivalents of the Paper Group and its Subsidiaries as of the Adjustment Calculation Time to be not less than $38,000,000.

Cancellation of Inter-Company Services; Insurance Matters

        Except as contemplated by the ancillary agreements (including the outsourcing agreement) entered by and/or among parties to the purchase agreement (and/or certain of their affiliates) or as otherwise expressly provided in the purchase agreement, from and after the closing of the Acquisition, all services (including cash management and treasury, accounting, tax, insurance, human resources, environmental, banking, legal, data network and other services) provided to the Paper Group, their respective subsidiaries and BPP by the Seller or any of its affiliates, including any agreements or understandings (written or oral) with respect thereto, will terminate without liability on the part of the parties thereto and inter-company accounts from the Seller or any of its affiliates to any of the Paper Group, their respective subsidiaries and/or BPP shall be terminated without liability to the Seller or such affiliates (other than accounts receivable and accounts payable arising in the ordinary course of business).

        Aldabra and Buyer Sub each agree to arrange for its own insurance policies with respect to the Paper Group, their respective subsidiaries and BPP covering all periods beginning after the closing of the Acquisition and agrees not to seek, through any means, to benefit from any of the insurance policies maintained by the Seller or its affiliates which may provide coverage for claims relating in any way to the Paper Group, their respective subsidiaries and/or BPP on or prior to the closing, except that from and after the closing, the Seller shall, to the extent commercially practicable, assist Aldabra and its subsidiaries in submitting all general liability and casualty loss claims against or relating to the Paper

Group for which insurance coverage is then available under certain specified insurance policies for coverage thereunder to the extent such claims relate to events occurring prior to the closing (subject to Aldabra satisfying any deductibles, self-insured retentions and other retained amounts on insurance coverage with respect to such claims).

        Similarly, from and after the closing of the Acquisition, Aldabra shall, to the extent commercially practicable, assist the Seller and the Seller's post-closing affiliates in submitting all general liability and casualty loss claims against or relating to the Seller and/or any of the Seller's post-closing affiliates for which insurance coverage is then available to any such entities under certain specified insurance policies and/or any other insurance policies owned by or transferred to any member of the Paper Group prior to the closing for coverage thereunder to the extent such claims relate to events occurring prior to the Closing (subject to the Seller satisfying any deductibles, self-insured retentions and other retained amounts on insurance coverage with respect to such claims).

Headquarters Lease

        Currently, the Seller's headquarters offices house both the headquarters operations of BPP and the Seller's other businesses. Prior to the closing of the Acquisition, the parties shall use their respective reasonable best efforts to: (i) cause the current lease for the headquarters facility to be terminated without any further liability to the Seller and/or any of its affiliates effective as of the closing and, in replacement thereof, cause the landlord under the lease to enter into two separate replacement leases, with each of Aldabra and the Seller entering into separate leases in respect of the portion of the headquarters facility to be utilized by each of them following the closing (as mutually agreed upon by the parties); (ii) in the event that landlord does not agree to split the current lease as contemplated above, the parties will seek to have the current lease assigned to Aldabra on terms reasonably acceptable to the parties and to have Aldabra and the Seller enter into a mutually agreeable sublease under which the Seller shall sublease from Aldabra the portion of the existing headquarters facility to be utilized by it following the closing; or (iii) in the event that the landlord does not consent to either of the transactions described above, Aldabra and the Seller have agreed to enter into a sublease under which Aldabra shall sublease from the Seller the portion of the existing headquarters facility to be utilized by it following the closing on mutually agreeable terms.

Consents

        Each of Aldabra and the Seller have agreed to use reasonable best efforts to obtain all required consents of third parties and governmental entities in connection with the transactions contemplated by the purchase agreement and that all fees and expenses related to all such consents shall be shared equally by Aldabra and the Seller. Aldabra and the Seller have also agreed that neither of them would be responsible for paying more than one-half of $5,000 for any consent fee or related expense without the consent of both parties, unless one party agrees to bear the portion of the consent fee or expense in excess thereof. Under the purchase agreement, we have acknowledged consents may not be obtained by the parties prior to closing and that the Seller and its subsidiaries shall not be obligated to transfer, contribute or assign any contract, permit or other asset to Aldabra or any member of the Paper Group until such time as all consents necessary for the legal transfer and/or assumption thereof are obtained or delivered. If the transfer, sale or assignment of any contract, permit or other asset intended to be transferred, contributed or assigned hereunder is not consummated at the closing of the Acquisition, the Seller has agreed to, unless otherwise agreed in writing by Aldabra, thereafter hold such contract, permit or other asset for the use and benefit, insofar as commercially reasonably practicable and to the extent it may lawfully do so, of Aldabra (at Aldabra's expense), with the intent that all the benefits and burdens relating to such contract, permit or other asset, including possession, use, risk of loss, potential for gain, and dominion, control and command over such asset, are to inure from and after the closing date of the Acquisition to Aldabra and the Paper Group. Until any such contract, permit or other asset is transferred, contributed, or assigned to Aldabra, Aldabra has agreed to indemnify the Seller and its subsidiaries from all such liabilities as though such contract, permit or other asset had been transferred, contributed or assigned at the closing of the Acquisition.

Regulatory Compliance

        Aldabra and the Seller each had agreed to file or cause to be filed within 30 days following the date on which the purchase agreement was executed, any notifications or the like required to be filed under the HSR Act and other anti-competition laws with respect to the transactions contemplated by the purchase agreement, to use their respective reasonable best efforts to respond to any requests for additional information made by any agencies and to cause the waiting periods or other requirements under the HSR Act and all other applicable anti-competition laws to terminate or expire at the earliest possible date and to consult with the other prior to any meetings or other contacts with any regulatory agency. Aldabra has received approval of its request for early termination of the HSR Act waiting period with respect to the Acquisition.

Responsibility for Liabilities of Boise Paper Products

        Except as expressly set forth in the purchase agreement with respect to certain liabilities for outstanding checks written by the Seller or any of its affiliates with respect to BPP, from and after the closing of the Acquisition, Aldabra will, and will cause its subsidiaries (including the members of the Paper Group and their respective subsidiaries) to, pay and perform when due or obligated, all obligations, liabilities and commitments of any nature arising out of or relating to the assets, business and/or operation or conduct of BPP (whether conducted by the members of the Paper Group and their respective subsidiaries and their respective predecessors prior to and on the closing date and/or Aldabra and its affiliates (including the members of the Paper Group and their respective subsidiaries) after the closing date), other than (i) those obligations, liabilities and commitments for which the Seller and its post-closing affiliates have agreed to be responsible under the purchase agreement or any of the ancillary agreements contemplated thereby and (ii) certain liabilities retained by the former owners of BPP under the agreements governing the 2004 Transaction.

Support Obligations

        Aldabra has agreed to use its reasonable best efforts to effect the full and unconditional release of the Seller and its affiliates from all credit support obligations they have provided to the Paper Group, their subsidiaries and/or BPP, including by the issuance, to the beneficiaries thereof, in sufficient amount of letters of credit, guaranties, cash collateral and/or other credit support as would reasonably be expected to cause the release of the credit support obligations that may have been provided by the Seller and its affiliates. If Aldabra is not successful in obtaining the complete and unconditional release of the Seller and its affiliates from such credit support obligations prior to the closing, then Aldabra has agreed to continue to try to obtain such release after closing and to indemnify the Seller and its affiliates from and against any and all liability incurred by any of them in connection with such support obligations.

        Prior to the later to occur of (i) the date on which all of the credit support obligations described above have been fully and unconditionally released and (ii) the date on which the Seller has no more obligations owing to Aldabra and/or Buyer Sub under the purchase agreement, each of Aldabra and Buyer Sub agrees not to assign, sell, transfer or convey all or any portion of the equity interests in any of the members of the Paper Group, in each case without the assignment to the transferee of the rights of Aldabra under the purchase agreement and the assumption in writing by the transferee of the obligations of Aldabra and Buyer Sub under this purchase agreement.

Cooperation

        Some ancillary agreements to be entered into between and/or among of the parties to the purchase agreement in connection with the closing of the Acquisition were not finalized prior to the execution of the purchase agreement. Such forms have required and/or will require input and cooperation from employees and representatives of the Seller and its subsidiaries that were not privy to the terms and conditions of the transactions contemplated by the purchase agreement prior to its signing (in order to preserve the confidentiality of the transactions contemplated by the purchase agreement) and then review by Aldabra and the Seller. The parties agreed to consider in good faith any changes or revisions proposed by the other to the forms of the such agreements and any changes or revisions thereto to reflect comments and proposals of those persons described above whose input is necessary to finalize such agreements.

Mutual Non-Solicitation Period

        Except as otherwise set forth in the outsourcing agreement, during the three-year period beginning on the closing date of the Acquisition, the Seller has agreed that it will not, and will cause its post-closing subsidiaries not to, induce or attempt to induce any BPP employee to leave the employ of Aldabra or its affiliates, interfere with the relationship between Aldabra and its affiliates and any such employee or employ, or otherwise engage as an independent contractor, any executive employee of Aldabra or its affiliates; provided that the Seller and its subsidiaries shall not be restricted (x) in any general solicitation for employees (including through the use of employment agencies) not specifically directed at such individuals or having discussions with any such individuals who contact the Seller or any of its subsidiaries to initiate employment discussions, (y) in hiring any person who responds to any such general solicitation or any person who contacts the Seller or any of its subsidiaries to initiate employment discussions, or (z) from inducing or hiring any person that terminated his or her employment with Aldabra or its affiliates at least two months prior to the date of such solicitation or hiring.

        Similarly, except as otherwise set forth in the outsourcing agreement, during the three-year period beginning on the closing date of the Acquisition, Aldabra has agreed that it will not, and will cause its subsidiaries not to, (a) induce or attempt to induce any employee of the Seller or any of its affiliates (other than BPP employees) to leave the employ of the Seller or its affiliates, interfere with the relationship between the Seller and its affiliates and any such employee, or employ, or otherwise engage as an independent contractor, any executive employee of the Seller or its affiliates; provided that Aldabra and its subsidiaries shall not be restricted (x) in any general solicitation for employees (including through the use of employment agencies) not specifically directed at employees of the Seller or its affiliates or having discussions with any employees of the Seller or its affiliates who contact Aldabra or any of its subsidiaries to initiate discussions, (y) in hiring any person who responds to any such general solicitation or any person who contacts Aldabra or any of its subsidiaries to initiate employment discussions, or (z) from inducing or hiring any person that terminated his or her employment with the Seller or its affiliates at least two months prior to the date of such solicitation or hiring.

Shared Contracts

        There are contracts, understandings or agreements to which the Seller or one or more of its subsidiaries is a party that contains terms that are relevant to, are for the benefit of and/or impose obligations on the Seller and its subsidiaries with respect to both BPP and one or more of the Seller's other businesses (such contracts, understandings and arrangements being collectively referred to herein as "shared contracts"). Under some of those shared contracts, Aldabra and its post-closing affiliates will cease to have any rights or obligations from and after the closing of the Acquisition, unless expressly agreed. Under other shared contracts, the parties have agreed that they will cooperate and assist the other regarding a split of each such contract that, as nearly as practicable, approximates the rights and obligations of BPP and the Seller's other businesses with respect to such contract, and to the extent a split contract is not obtained prior to closing, then from and after the closing until any such contract expires or is terminated, to the extent permitted by law and under the terms of such contract, the parties shall cooperate with each other and use reasonable best efforts to perform and operate under such contract in a manner that as nearly as practicable approximates the obligations and benefits of BPP and the Seller's other businesses with respect to such ongoing shared contract.

Responsibility for Certain Actions

        Aldabra has agreed to cause Buyer Sub to perform all of its obligations and agreements under this purchase agreement. In addition, Aldabra has agreed that, from and after the closing of the Acquisition, it shall cause each of its post-closing subsidiaries (including the Paper Group) to comply with each of the terms of the ancillary agreements to the purchase agreement to which it is party or subject.

Treatment of Conversion Rights

        Aldabra will take action such that each issued and outstanding share of Aldabra common stock that is held by a stockholder who has voted against the Acquisition and who, in accordance with the Aldabra amended and restated charter, has contemporaneously with such vote exercised and not withdrawn his, her or its right to convert his, her or its share of Aldabra common stock into cash upon consummation of the Acquisition shall be paid from the trust fund the portion of the trust fund to which such holder is entitled or from Aldabra to the extent any such amounts are distributed to Aldabra. Shares of Aldabra common stock in respect of which conversion rights have been exercised shall from and after the closing of the Acquisition represent only the right to receive the portion of the trust fund to which such holder is entitled under Aldabra's amended and restated charter, and upon payment of any such amounts, Aldabra shall cause such shares of Aldabra common stock to be canceled and no longer outstanding.

Seller Noncompetition

        From and after the closing of the Acquisition, during the period beginning on the closing date and ending on the earlier of (i) the third anniversary of the closing date and, (ii) with respect to the Seller or any of its subsidiaries (as applicable), the date that a person or group of related persons (other than Madison Dearborn Partners IV, L.P. or an affiliate thereof) owns or acquires (directly or indirectly) equity securities of such entity that represent more than 50% of the ordinary voting power entitled to vote in the election of such entity's board of directors or managers (as applicable), the Seller will not and will cause its subsidiaries not to, build and operate any greenfield plants for the production of uncoated free sheet paper or linerboard mills corrugated containerboard, anywhere within the United States; provided that no such entity will be considered to be in breach of its obligations under the noncompetition provision of the purchase agreement by virtue of its or their (a) engaging in the Seller's other businesses or activities reasonably related thereto, (b) ownership of Aldabra common stock, (c) ownership of less than 5% of the outstanding stock of any publicly-traded corporation, or (d) acquisition of any entity or business that is engaged in a business that competes with BPP.

Governing Law

        The purchase agreement is governed by the laws of the State of Delaware.

Further Assurances

        Each party to the purchase agreement has agreed that it will execute and deliver, or cause to be executed and delivered, all such documents and instruments and will take, or cause to be taken, all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by the purchase agreement on the terms described in the purchase agreement.

Tax Matters

        The aggregate transfer taxes related to the transactions contemplated by the purchase agreement shall be borne 50% by the Seller, on the one hand, and 50% by the Buyer and Buyer Sub, on the other hand, regardless of the party to which the transfer tax is imposed.

        From and after the closing date of the Acquisition, Aldabra and its affiliates shall have the right to amend any tax return previously filed with respect to BPP or any member of the Paper Group or its subsidiaries for any pre-closing tax period (i) to the extent such tax return is with respect to any entity that was at the time of filing such tax return and at the closing treated as a C-corporation for U.S. federal income tax purposes and (ii) in any other circumstance provided that the filing of any such amended tax return shall not cause or result in any increased liability for taxes on the part of the Seller or any owner (whether direct or indirect) of the Seller or any of the Seller's affiliates, unless the Seller consents in writing (such consent not to be unreasonably withheld where the incurred liability is not material). Notwithstanding the above, Aldabra and its affiliates may not amend any income tax return of the Seller or any owner (whether direct or indirect) of the Seller or any of the Seller's affiliates.

        In addition, from and after the closing date of the Acquisition, Aldabra shall not, and shall cause the members of the Paper Group and their respective subsidiaries not to, make any election under Section 338 of the Code with respect to any member of the Paper Group and/or any of its subsidiaries if such election would give rise to any liability to the Seller or any of its affiliates, including any tax liability or any liability under the purchase agreement.

        Following the closing, Aldabra shall be responsible for all taxes of BPP (whether related to periods ending prior to, on or after the closing).

Agreements Related to the Purchase Agreement

Investor Rights Agreement

        In connection with the Acquisition and as a condition for its completion, Aldabra, certain Aldabra stockholders who are directors and/or officers of Aldabra or affiliates of such officers or directors including Mr. Weiss (and/or affiliated entities), and Mr. Leight (and/or affiliated entities), Terrapin Partners Venture Partnership (an affiliate of Messrs. Leight and Weiss), Terrapin Partners Employee Partnership (an affiliate of Messrs. Leight and Weiss), Mr. Berger, Mr. Rogel, Mr. Albert, and the Seller will enter into an investor rights agreement.

        The investor rights agreement will provide for registration rights for the parties to the agreement, including the Seller with respect to its Seller Registrable Securities and Aldabra's current officers and directors with respect to their Aldabra Registrable Securities, as well as with any other persons who become parties to the agreement in the future and are deemed to hold Other Registrable Securities.

        From and after the closing date of the Acquisition, holders of at least a majority of the Seller Registrable Securities, or Aldabra Registrable Securities, as the case may be, will have the right to demand registration under the Securities Act of all or any portion of their registrable securities, subject to amount and time limitations. Holders of a majority of the Seller Registrable Securities may demand five long-form registrations and an unlimited number of short-form registrations, while holders of

Aldabra Registrable Securities may demand two long-form registrations and an unlimited number of short-form registrations; provided that, in the case of any long-form registration, the aggregate offering value of the registrable securities requested to be registered in such long-form registration must equal at least $25,000,000, and, in the case of any short-form registration, the aggregate offering value of the registrable securities requested to be registered in such short-form registration must equal at least $5,000,000. Additionally, whenever Aldabra proposes to register any of its securities under the Securities Act and the registration form to be used may be used for the registration of registrable securities, holders of Aldabra Registrable Securities, Seller Registrable Securities or Other Registrable Securities will have the right to request the inclusion of their registrable securities in such registration pursuant to piggyback registration rights granted under the investor rights agreement.

        Pursuant to the investor rights agreement, the holders of a majority of the Seller Registrable Securities will have the right to nominate for election to Aldabra's board a number of directors proportional to the voting power represented by the shares of Aldabra common stock that the holders of Seller Registrable Securities own until such time as the holders of Seller Registrable Securities own less than 5% of the voting power of all of the outstanding capital stock of Aldabra. MDCP IV, through its approximate 76.7% ownership interest in the Seller, will effectively have the ability to exercise these director nomination rights. Similarly, pursuant to the investor rights agreement, the holders of a majority of the Aldabra Registrable Securities will have the right to nominate to be elected to Aldabra's board a number of directors proportional to the voting power represented by the shares of Aldabra common stock that the holders of Aldabra Registrable Securities own until such time as the holders of Aldabra Registrable Securities own less than 5% of the voting power of all of the outstanding capital stock of Aldabra.

        Holders of registrable securities representing at least 5% of Aldabra's common stock will have information and inspection rights with respect to Aldabra and its subsidiaries (including the right to receive copies of quarterly and annual consolidated financial statements of Aldabra and copies of annual budgets and the right to visit and inspect any of the properties and to examine the corporate and financial records of Aldabra and its subsidiaries). Additionally, the investor rights agreement sets forth affirmative and negative covenants to which Aldabra will be subject as long as the holders of Seller Registrable Securities own at least 33% of the shares of Aldabra common stock issued to the holders of Seller Registrable Securities as of the closing date of the Acquisition. MDCP IV, through its approximate 76.7% ownership interest in the Seller, will be the majority holder of the Seller Registrable Securities and will therefore have the ability to influence Aldabra's operations following the Acquisition as a result of the affirmative and negative covenants described below. The negative covenants restrict Aldabra and/or its subsidiaries from conducting certain activities or taking certain actions without the affirmative written consent of the holders of a majority of the Seller Registrable Securities then outstanding, including, without limitation, making distributions on its equity securities, redemptions, purchases or acquisitions of its equity securities, issuances or sales of equity securities, securities exchangeable or convertible for equity securities, debt or convertible or exchangeable debt securities, loans, advances or guarantees, mergers and acquisitions, asset sales, liquidations, recapitalizations, non-ordinary business activities, changes of organizational documents, change of arrangements with its officers, directors, employees and other related persons, incurrence of indebtedness for borrowed money or capital leases above specified thresholds and a sale of Aldabra. Pursuant to the affirmative covenants, unless the holders of a majority of the Seller Registrable Securities then outstanding have otherwise consented in writing, Aldabra and each of its subsidiaries is required to perform certain activities, including, without limitation, preservation of its corporate existence and material licenses, authorizations and permits necessary to the conduct of its business, maintenance of its material properties, discharge of certain statutory liens, performance under material contracts, compliance with applicable laws and regulations, preservation of adequate insurance coverage, and maintenance of proper books of record and account.

        In addition, the investor rights agreement sets forth additional affirmative covenants to which Aldabra and its subsidiaries will be subject during any period(s) in which the Seller and/or any person or entity affiliated with the Seller is required to consolidate the results of operations and financial position of Aldabra and/or any of its subsidiaries or to account for its investment in Aldabra under the equity method of accounting (determined in accordance with GAAP and consistent with the SEC reporting requirements), including, without limitation: (i) maintaining disclosure controls and procedures and internal control over financial reporting as defined in Exchange Act Rule 13a-15; (ii) maintaining a fiscal year that commences and ends on the same calendar days as Seller's fiscal year commences and ends, and maintaining monthly and quarterly accounting periods that commence and end on the same calendar days as Seller's monthly and quarterly accounting periods commence and end; (iii) delivering monthly, quarterly and annual financial statements and other financial information in a form and within specified time periods such that Seller can properly satisfy its reporting obligations under the Exchange Act and applicable law; (iv) submitting for review and comment by Seller prior to its filing with the SEC, certain information and related filings of Aldabra and its subsidiaries (including, without limitation, financial statements of Aldabra and its subsidiaries); and (v) cooperating fully with (including, without limitation, by providing any information reasonably requested by the Seller) the Seller in the preparation of any of the Seller's public earnings or other press releases, quarterly reports on Form 10-Q, annual reports to its stockholders, annual reports on Form 10-K, any current reports on Form 8-K and any other proxy, information and registration statements, reports, notices, prospectuses and any other filings made by the Seller with the SEC, any national securities exchange or otherwise made publicly available.

Contribution Agreement

        In connection with the Acquisition and as a condition for its completion, prior to the closing of the Acquisition, the Seller and the Target will enter into a contribution agreement pursuant to which the Seller will contribute, and cause certain of its subsidiaries to contribute, to the Target certain assets of the Seller and its subsidiaries to the extent predominantly used in the operation of BPP, and the Seller shall assign, and cause certain of its subsidiaries to assign, to the Target, and the Target shall assume from the Seller and certain of its subsidiaries, certain liabilities related to the operation of BPP, the contributed assets and/or the Paper Group.

Timber Procurement and Management Agreement

        In connection with the Acquisition and as a condition for its completion, prior to the closing of the Acquisition, Louisiana Timber Procurement Company, L.L.C. ("LTPC") shall be formed as a limited liability company in the State of Delaware. LTPC will be managed as a joint venture between Aldabra and the Seller. In connection with the Acquisition and as a condition for its completion, each of BP&N and Boise Building Solutions Manufacturing, L.L.C. ("BBSM"), a post-closing subsidiary of the Seller, will (i) become members of the LTPC, with each owning 50% of the outstanding units, and (ii) enter into a timber procurement and management agreement with LTPC pursuant to which LTPC will manage the procurement for each of BP&N and BBSM of their respective requirements for saw logs and pulpwood for BP&N's pulp and paper mill in DeRidder, Louisiana, and for BBSM's plywood mills in Oakdale, Louisiana and Florien, Louisiana.

Intellectual Property License Agreement

        In connection with the Acquisition and as a condition for its completion, Aldabra (on behalf of itself and its affiliates) and the Seller (on behalf of itself and its affiliates) will enter into an intellectual property license agreement pursuant to which the Seller will provide Aldabra a royalty-free, fully-paid, worldwide, non-transferable (except under certain circumstances (e.g., to any affiliate or a successor-in-interest to BPP)) and exclusive right and license (subject to specified retained rights of the

Seller) to use specified trademarks of the Seller in connection with the operation of BPP (on the terms and conditions set forth therein). Specifically, the Seller will license to Aldabra the tradename "Boise" for exclusive use in all product categories associated with paper and packaging. Seller will also license to Aldabra the trademark for exclusive use in all product categories other than those associated with wood and building products.

Outsourcing Agreement

        In connection with the Acquisition and as a condition for its completion, Aldabra and the Seller will enter into an outsourcing services agreement. Pursuant to this agreement, the parties will provide administrative services, such as information technology, accounting, financial management, and human resources services, to each other for a price equal to the provider's fully allocable cost. The initial term of the agreement is for three years. It will automatically renew for one-year terms unless either party provides notice of termination to the other party at least 12 months in advance of the applicable term.

        Because the headquarters operations (including a majority of legacy corporate functions) of the Seller are being purchased by Aldabra as part of the Acquisition, substantially all of the services provided under this agreement will be provided to the Seller by Boise. The provision of services to the Seller by Boise is important to the operating success of the Seller. Either the Seller or Aldabra may terminate the agreement before its expiration only if (i) the Seller has failed to pay undisputed invoiced amounts due on three consecutive monthly invoices or for a total of 100 days; and (ii) after receipt of notice of the other party's intent to terminate the agreement the party receiving such notice has failed to cure such default. A party that is receiving services pursuant to the agreement may terminate the agreement with respect to the services that it receives (but not with respect to the services it provides) at any time without cause. If the Seller terminates the agreement with respect to the services that it receives without cause during the three-year initial term, it will be required to pay Boise a termination fee that decreases over time. Boise will not be required to pay any termination fee if it terminates the agreement with respect to the services that it receives at any time during the term of the agreement.

ACQUISITION FINANCING

The Debt Commitment Letter

        Buyer Sub has obtained a commitment from the Initial Lenders to provide, subject to customary and other conditions:

  •
  a six-year amortizing $250.0 million senior secured Tranche A term loan;

  •
  a seven-year amortizing $475.0 million senior secured Tranche B term loan;

  •
  a six-year non-amortizing $250.0 million senior secured revolving credit facility (together with the Tranche A term loan and Tranche B term loan, the "first lien facilities"); and

  •
  an eight-year non-amortizing $200.0 million second lien term loan facility, which amount will be increased to up to $260.7 million, as needed, to fund, in part, the cash portion of the Acquisition purchase price (the "second lien facility"). The size of the second lien facility will depend on the percentage of holders of IPO shares electing to exercise conversion rights.

        The incremental $60.7 million of additional borrowings under the second lien facility (the "Incremental Amount") will be made available to fund a portion of the cash purchase price to the extent holders of IPO Shares elect to exercise conversion rights, as follows: (i) any Incremental Amount resulting from the election of conversion rights with respect to up to 10% of the IPO Shares will be funded with additional loans made under the second lien facility; (ii) 50% of any Incremental Amount resulting from the election of conversion rights with respect to more than 10% but no more than 20% of the IPO Shares will be funded by additional loans made under the second lien facility and the remaining 50% of such Incremental Amount will be funded (in lieu of cash in such amount that would otherwise be paid to the Seller) by receipt by the Seller of additional Aldabra common stock; (iii) any Incremental Amount resulting from the election of conversion rights with respect to more than 20% but fewer than 30% of the IPO Shares will be funded (in lieu of cash in such amount that would otherwise be paid to the Seller) by receipt by the Seller of additional Aldabra common stock; (iv) any Incremental Amount resulting from the election of conversion rights with respect to 30% or more but fewer than 40% of the IPO Shares will be funded (in lieu of cash in such amount that would otherwise be paid to the Seller) by receipt by the Seller of additional Aldabra common stock; provided that, in lieu of a portion of the Aldabra common stock otherwise payable to the Seller, the Seller shall receive a subordinated promissory note. For illustrative purposes, the table below sets forth the amount of additional loans that will be made under the second lien facility if holders of IPO Shares elect to exercise conversion rights with respect to 5%, 10%, 15% and 20% of the IPO Shares.

Percentage of IPO Shares with respect to which conversion rights have been exercised	Additional Second Lien Facility
5%	$20.2 million
10%	$40.4 million
15%	$50.6 million
20%	$60.7 million

  Use of Proceeds

        Proceeds from the first and second lien facilities will be used to fund, in part, the cash portion of the Acquisition purchase price and any issuance fee described below under "Issuance Fees," and to pay fees, commissions and expenses in connection with the Acquisition. Proceeds from the first lien revolving facility will also be used to provide for the ongoing working capital requirements of BPP following the Acquisition, for permitted capital expenditures and permitted acquisitions and for general corporate purposes. If there are any additional issuance fees applicable to any of the facilities, such additional fees may be funded through additional borrowings under the first or second lien facilities.

  Issuance Fees

        The first lien term facilities will be subject to an issuance fee in an amount equal to 1.0% of the stated principal amount of the first lien term facilities. The second lien facility will be subject to an issuance fee in an amount equal to 2.0% of the stated principal amount of the second lien facility.

  Amortization

        The outstanding principal amount of the Tranche A term facility will be payable in equal quarterly installments of (i) 2.5% per annum during the first year of the Tranche A term facility, (ii) 5% per annum during the second year of the Tranche A term facility, (iii) 10% per annum during each of the third and fourth years of the Tranche A term facility and (iv) 20% per annum during the fifth year of the Tranche A term facility, with the remaining balance due in equal quarterly installments in the final year of the Tranche A term facility. The outstanding principal amount of the Tranche B term facility will be payable in equal quarterly installments of 1% per annum prior to the seventh anniversary of the closing date of the Acquisition, with the remaining balance due on the maturity date for the Tranche B term facility. No amortization will be required with respect to the first lien revolving facility and the second lien facility.

  Guarantees and Security

        The first and second lien facilities will be guaranteed by each of Buyer Sub's existing and subsequently acquired domestic (and, to the extent no material adverse tax consequences to Buyer Sub would result therefrom, foreign) subsidiaries (including Target) and a wholly-owned subsidiary of Aldabra that will be formed prior to the Acquisition closing date for the purpose of holding all of the outstanding equity securities of Buyer Sub. The first lien facilities will be secured by a first priority security interest in substantially all of the real, personal and mixed property of Buyer Sub and the guarantors. Additionally, the first lien facilities will be secured by a first priority security interest in 100% of the capital stock of Buyer Sub and each of its domestic subsidiaries, 65% of the capital stock of each of Buyer Sub's foreign subsidiaries and all intercompany debt. The second lien facilities will be secured by a second priority security interest in substantially all of the real, personal and mixed property of Buyer Sub and the guarantors. Additionally, the second lien facility will be secured by a second priority security interest in 100% of the capital stock of Buyer Sub and each of its domestic subsidiaries, 65% of the capital stock of each of Buyer Sub's foreign subsidiaries and all intercompany debt.

  Interest Rates

        All amounts borrowed under the first lien facilities will initially bear interest, at Buyer Sub's option, as follows:

  •
  with respect to the loans made under the Tranche A term facility and the first lien revolving facility:

  •
  at a customary base rate plus 2.25% per annum; or

  •
  at the reserve adjusted Eurodollar rate plus 3.25% per annum; and

  •
  with respect to loans made under the Tranche B term facility:

  •
  at a customary base rate plus 2.50% per annum; or

  •
  at the reserve adjusted Eurodollar rate plus 3.50% per annum.

        Beginning on the adjustment date, the applicable margin for the Tranche A term facility and the first lien revolving facility will be subject to change based upon a leverage ratio with margins equal to or lower than the initial margins.

        All amounts borrowed under the second lien facility will bear interest, at Buyer Sub's option, as follows:

  •
  at a customary base rate plus 5.00% per annum; or

  •
  at the reserve adjusted Eurodollar rate plus 6.00% per annum.

        For purposes of the facilities, the "customary base rate" means, for any day, a rate per annum equal to the greater of (i) the rate of interest quoted in The Wall Street Journal, Money Rates Section as the "Prime Rate" (currently defined as the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks), as in effect from time to time and (ii) the federal funds effective rate in effect on such day plus 1/2 of 1%.

        In connection with the first lien revolving credit facility, Buyer Sub will pay commitment fees equal to 0.50% per annum times the daily average undrawn portion of the first lien revolving facility (reduced by the amount of letters of credit issued and outstanding), which fee will accrue from the Acquisition closing date and shall be payable quarterly in arrears. On and after the adjustment date, the first lien revolving facility commitment fee will be determined by a grid based on the leverage ratio at rates to be determined.

        Buyer Sub will also pay annual agency fees with respect to the facilities (not to exceed $200,000 per year in the aggregate).

  Financial Covenants

        During the term of the first and second lien facilities, Buyer Sub, the guarantors and their subsidiaries on a consolidated basis will be subject to financial covenants, setting forth the maximum consolidated indebtedness to EBITDA and minimum EBITDA to consolidated interest expense ratio and maximum capital expenditures.

  Prepayment Terms

        The first lien facilities may be prepaid in whole or in part without premium or penalty; provided that loans bearing interest with reference to the reserve adjusted Eurodollar rate will be prepayable only on the last day of the related interest period unless Buyer Sub pays any related breakage costs. Voluntary prepayments of the first lien term facilities will be applied to scheduled amortization payments as directed by Buyer Sub.

        In the event all or any portion of the Tranche B term facility is repaid for any reason (other than voluntary prepayments and prepayments with respect to insurance proceeds and excess cash flow) prior to the first anniversary of the Acquisition closing date, such repayments will be made at 101.0% of the amount repaid.

        All mandatory prepayments will first be applied to the first lien facilities in a pro rata amount, and only after they are completely paid will prepayments be applied to the second lien facility. The second lien facility may not be prepaid in whole or in part at any time prior to the second anniversary of the Acquisition closing date. Subject to the provisions of the first lien facilities, in the event the second lien facility is prepaid at any time prior to the second anniversary of the Acquisition closing date, which is known as the "make-whole termination date." Buyer Sub shall pay a prepayment premium equal to the "make-whole premium" as described below.

        At any time after the second anniversary of the Acquisition closing date, subject to the provisions of the first lien facilities, the second lien facility may be prepaid in whole or in part subject to the "call premium" as described below; provided that loans bearing interest with reference to the reserve adjusted Eurodollar rate will be prepayable only on the last day of the related interest period unless Buyer Sub pays any related breakage costs.

        The "make-whole premium" means, with respect to a second lien facility loan on any date of prepayment, the present value of (a) all required interest payments due on such second lien facility loan from the date of prepayment through and including the make-whole termination date (excluding accrued interest) (assuming that the interest rate applicable to all such interest is the swap rate at the close of business on the third business day prior to the date of such prepayment with the termination date nearest to make-whole termination date plus the Eurodollar interest rate margin applicable to the second lien facility on such date) plus (b) the prepayment premium that would be due if such prepayment were made on the day after the make-whole termination date, in each case discounted to the date of prepayment on a quarterly basis (assuming a 360-day year and actual days elapsed) at a rate equal to the sum of such swap rate plus 0.50%.

        The "call premium" means, in the event all or any portion of the second lien facility is repaid as a result of a voluntary or mandatory prepayment (other than prepayments with respect to insurance proceeds and excess cash flow) after the second anniversary of the Acquisition closing date, but on or prior to the fourth anniversary of the Acquisition closing date, such repayments will be made at (i) 102.0% of the amount repaid if such repayment occurs after the second anniversary of the Acquisition closing date, but on or prior to the third anniversary of the Acquisition closing date and (ii) 101.0% of the amount repaid if such repayment occurs after the third anniversary of the Acquisition closing date, but on or prior to the fourth anniversary of the Acquisition closing date.

  Covenants

        Except as described below, the loan documentation for the first and second lien facilities will contain, among other terms, representations and warranties, covenants, events of default and indemnification customary for loan agreements for similar leveraged acquisition financings and other representations and warranties and covenants deemed by the administrative agent of the first lien facilities or the second lien facility, as applicable, to be appropriate for the specific transaction.

        Restrictive covenants applicable to Buyer Sub and the guarantors, subject to customary terms and conditions and other negotiated exceptions in addition to those described below, will include limitations on the following:

  •
  other indebtedness;

  •
  liens;

  •
  negative pledges;

  •
  restricted junior payments (including dividends, redemptions and voluntary payments on certain debt);

  •
  restrictions on subsidiary distributions;

  •
  investments, mergers and acquisitions;

  •
  sales of assets (including subsidiary interests);

  •
  sales and lease-backs;

  •
  capital expenditures;

  •
  transactions with affiliates;

  •
  conduct of business;

  •
  amendments and waivers of organizational documents, subordinated indebtedness and other material agreements;

  •
  changes to fiscal year; and

  •
  required interest rate protections.

  Conditions

        Each Initial Lender's commitment is subject to customary conditions to closing and to the following:

  •
  There shall not exist (pro forma for the Acquisition and the financing thereof) any default or event of default under any of the Loan Documents (other than with respect to any representation or warranty, affirmative or negative covenant or event of default not expressly set forth in Annex B or C to the Debt Commitment Letter), or under any other material indebtedness of Buyer Sub or its subsidiaries. Subject to the next sentence, concurrently with the consummation of the Acquisition, all pre-existing indebtedness for borrowed money of Buyer Sub and its subsidiaries shall have been repaid or repurchased in full, all commitments relating thereto shall have been terminated, and all liens or security interests related thereto shall have been terminated or released, in each case on terms satisfactory to the arranger, it being agreed and understood that letters of credit issued under that certain Third Amended and Restated Credit Agreement, dated May 3, 2007, among the Seller, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the "Existing Credit Agreement"), may remain outstanding so long as Buyer Sub has received releases of liens and guarantee obligations with respect thereto. The indebtedness in respect of the $400.0 million senior subordinated notes due 2014 issued by Seller and Boise Cascade Finance Corporation, as issuers (the "Subordinated Bonds") may remain outstanding; provided that (x) the guarantees of the Subordinated Bonds by any entity comprising BPP shall be released, in each case in accordance with the provisions of the indentures governing the Subordinated Bonds and (y) the Seller shall have made arrangements with respect to the Subordinated Bonds as are reasonably satisfactory to GSCP.

  •
  The arranger shall have received (i) audited financial statements for BPP for the fiscal years ended December 31, 2005 and December 31, 2006 (as to which the arranger has acknowledged receipt) and (ii) as soon as internal financial statements are available to BPP, (A) unaudited financial statements for any fiscal quarter of BPP ended after the date of the most recent audited financial statements and at least 45 days prior to the Acquisition closing date (as to which the arranger has acknowledged receipt of financial statements for the fiscal quarters ending March 31, 2007 and June 30, 2007) and (B) unaudited financial statements for any fiscal month of BPP ended after the date of the most recent quarterly financial statements referred to in clause (A) above and at least 30 days prior to the Acquisition closing date); and (iii) customary pro forma financial statements, in each case meeting the requirements of Regulation S-X for Form S-1 registration statements (other than agreed upon adjustments to consolidated EBITDA, as required by Rule 3-10 of Regulation S-X, and other adjustments as the arranger agrees are appropriate).

  •
  At the time of funding, the total amount of indebtedness (other than undrawn letters of credit and additional issuance fees funded with proceeds of the facilities) shall be limited such that the ratio of (i) total indebtedness (other than undrawn letters of credit and additional issuance fees funded with proceeds of the facilities) for Buyer Sub and its subsidiaries as of the Acquisition closing date after giving effect to the Acquisition to (ii) pro forma consolidated adjusted EBITDA of Buyer Sub after giving effect to the Acquisition (calculated in accordance with

    Regulation S-X together with such additional adjustments as the arranger agrees are appropriate) for the latest twelve-month period for which monthly financial statements are then available shall not be greater than 4.04:1.00 (which ratio may be increased in accordance with Incremental Amount borrowed under the second lien facilities). For illustrative purposes, the table below sets forth the leverage ratio that will be required resulting from any Aldabra stockholders electing to exercise conversion rights with respect to 5%, 10%, 15% and 20% of the shares of the IPO Shares.

Percentage of IPO Shares with respect to which conversion rights are elected	Maximum Leverage
5%	4.12:1.00
10%	4.21:1.00
15%	4.25:1.00
20%	4.29:1.00
  •
  It is agreed that for purposes of the above condition, consolidated EBITDA will in any event be adjusted to reflect: (i) any increase in corporate expenses required to operate Buyer Sub as a stand-alone business; (ii) lost contribution and incremental costs in the amount of $4 million associated with the 30-day downtime due to the Wallula #3 machine conversion in excess of costs normally incurred during prior periods; (iii) costs associated with the closure and sale of Jackson Sawmill and the Vancouver and Salem converting facilities; (iv) cost savings resulting from the CTC acquisition relating to the elimination of the negative impact associated with a contractual commitment to buy liner and medium from a third-party supplier that was previously in place, (v) costs relating to out of the money gas hedges based upon a historical policy of entering into fixed rate gas hedges and (vi) cost savings relating to the Wallula Hog Fuel Boiler capital project in the event it is operational as of the Acquisition closing date.

  •
  There shall not have been, since December 31, 2006 (the date of the most recent audited financial statements for BPP furnished by Buyer Sub to the Commitment Parties), any material adverse effect upon (x) financial condition or operating results of the Paper Group (as defined in the purchase agreement) (and their subsidiaries) or the Business (as defined in the purchase agreement), taken as a whole, or (y) the ability of the Seller and BPP to consummate the transactions contemplated by the purchase agreement, except any adverse effect related to or resulting from (i) general business or economic conditions affecting the industry in which any member of the Paper Group, any of its subsidiaries or the Business operates, (ii) national or international political or social conditions, including the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (iii) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (iv) changes in GAAP or, solely as a result of changes in GAAP or SAAP (as defined in the purchase agreement), (v) changes in laws, rules, regulations, orders, or other binding directives issued by any Governmental Entity (as defined in the purchase agreement),

  (vi) the taking of any action contemplated by the purchase agreement or the announcement of the purchase agreement or the transactions contemplated thereby, (vii) any existing event, occurrence, or circumstance with respect to which Aldabra or Buyer Sub has knowledge as of the date hereof (including any matter set forth in the Seller Disclosure Letter (as defined in the purchase agreement)) or (viii) Aldabra's and/or Buyer Sub's failure to consent to any of the actions restricted by Section 3B of the purchase agreement (except in the case of each of the immediately preceding clause (i), (ii), (iii), (iv) and (v), any such adverse effect which has a materially disproportionate effect on BPP and its subsidiaries, taken as a whole, relative to the effect on other companies operating in the same industry).

  •
  There shall not have occurred or exist any disruption, adverse change or condition, since the date of execution of the Debt Commitment Letter, in the financial, banking or capital markets generally, or in the market for loan syndications or high yield debt in particular, which, in GSCP's reasonable judgment, has materially impaired, or could materially impair, the successful syndication of any of the facilities.

  •
  Each Initial Lender's commitment is also conditioned upon Aldabra's and Buyer Sub's satisfaction of the following requirements by a date sufficient to afford GSCP a period of at least 20 consecutive days following the launch of the general syndication of the facilities to syndicate the facilities prior to the closing date:

  •
  Buyer Sub agrees to cooperate with the Arrangers, agrees to cause Aldabra to cooperate with the Arrangers, and agrees to use its commercially reasonable efforts to cause BPP to cooperate with the Arrangers, in connection with (i) the preparation of an information package regarding the business, operations, financial projections and prospects of Buyer Sub and BPP including, without limitation, the delivery of all information relating to the transactions contemplated hereunder prepared by or on behalf of Buyer Sub, Aldabra or BPP deemed reasonably necessary by GSCP to complete the syndication of the facilities, (ii) using its commercially reasonable efforts to obtain a corporate family rating from Moody's Investor Services, Inc. and a corporate credit rating from Standard & Poor's Ratings Group, a division of The McGraw Hill Corporation and (iii) the presentation of an information package reasonably acceptable in format and content to GSCP in meetings and other communications with prospective lenders in connection with the syndication of the facilities (including, without limitation, direct contact between senior management and representatives of Aldabra and Buyer Sub and using commercially reasonable efforts to include senior management of BPP with prospective lenders and participation of such persons in meetings).

  Terms Subject to Change

        Although the total amount of the facilities may not be reduced, subject to certain limitations, the terms (other than conditions), pricing and/or structure of the first and second lien facilities are subject to change at any time prior to the earlier of (i) a successful syndication, as described below, and (ii) 90 days after the closing date, if GSCP determines that such changes are reasonably necessary to facilitate the successful syndication of any of the facilities.

  Termination of Commitments

        Each Initial Lender's commitments under the commitment letter will terminate upon the first to occur of (i) the consummation of the Acquisition, (ii) the termination of, or the date on which Buyer Sub notifies the Commitment Parties of the abandonment of, the purchase agreement, (iii) a material breach by Buyer Sub under the Debt Commitment Letter that is capable of being cured and has not been cured within ten days following (x) notice of such breach given by the arranger to Buyer Sub or (y) knowledge of such breach by Aldabra and (iv) February 28, 2008, unless the closing of the facilities has occurred on or before such date.

        GSCP and Lehman Brothers Inc. are acting as the joint lead arrangers and joint bookrunners; and GSCP is acting as syndication agent for both the first lien and second lien facilities, and as the sole administrative agent with respect to the first lien facilities; LCPI is acting as administrative agent for the second lien facility.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed consolidated balance sheet combines the historical unaudited balance sheets of Aldabra and BPP as of September 30, 2007, giving effect to the Acquisition and the Debt Financing as if they had occurred on September 30, 2007.

        The following unaudited pro forma condensed consolidated statements of income (loss) for the nine months ended September 30, 2007, combine the unaudited historical statement of operations of Aldabra from February 1, 2007 (date of inception) through September 30, 2007, and the unaudited historical statement of income of BPP for the nine months ended September 30, 2007. The unaudited pro forma condensed consolidated statement of loss for the year ended December 31, 2006, is derived from the historical audited statement of income of BPP for the year ended December 31, 2006. Because Aldabra was formed on February 1, 2007, it has no results included in the pro forma condensed consolidated statement of loss for the year ended December 31, 2006. These pro forma income statements give effect to the Acquisition and the Debt Financing as if they had occurred on January 1, 2006.

        The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the transaction, are factually supportable and, in the case of the pro forma income statements, have a recurring impact.

        The Acquisition will be accounted for under the purchase method of accounting. The purchase price allocation has not been finalized and is subject to change based upon recording actual transaction costs, finalization of working capital adjustments, and completion of appraisals of tangible and intangible assets of the acquired BPP business.

        These unaudited pro forma financial statements assume that Aldabra receives the full amount of debt financing at the closing contemplated by the Debt Commitment Letter and reflect assumptions with respect to the Debt Financing, including but not limited to the structure of the new credit facilities, interest rates and issuance fees, which assumptions are subject to changes that may be material. These unaudited pro forma financial statements assume an Average Trading Price of $9.77, which is the midpoint of the range of average trading values provided for in the purchase agreement. The actual price per share will equal the average per share closing price of Aldabra common stock for the 20 trading days ending on the third trading day immediately prior to the consummation of the Acquisition. In accordance with SFAS No. 141, Business Combinations, the value of the securities issued in the Acquisition will reflect the market price for the securities for a reasonable period before the Acquisition measurement date, which period may differ from the 20 trading days referenced above.

        The unaudited pro forma condensed consolidated balance sheet at September 30, 2007, and the unaudited pro forma condensed consolidated statements of income (loss) for the nine months ended September 30, 2007, and the year ended December 31, 2006, have been prepared using two different levels of approval of the transaction by the Aldabra stockholders, as follows:

  •
  Assuming No Exercise of Conversion Rights:  This presentation assumes that none of the Aldabra stockholders exercise their conversion rights; and

  •
  Assuming Maximum Exercise of Conversion Rights:  This presentation assumes that 39.99% of the Aldabra stockholders exercise their conversion rights and that Aldabra pays a portion of the remainder of the purchase price with the issuance of a subordinated promissory note payable to the Seller in lieu of shares of Aldabra common stock so that the Seller's ownership in Aldabra does not exceed 49%.

        Aldabra is providing this information to aid you in your analysis of the financial aspects of the transaction. The unaudited pro forma condensed consolidated financial statements described above should be read in conjunction with the historical financial statements of Aldabra and BPP and the related notes included elsewhere in this proxy statement. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the transaction taken place on the dates noted, or the future financial position or operating results of the combined company.

Unaudited Pro Forma Condensed Consolidated Balance Sheets as of September 30, 2007

	Aldabra	Boise Paper Products	Pro Forma Adjustments (Assuming No Exercise of Conversion Rights)		Pro Forma (Assuming No Exercise of Conversion Rights)	Pro Forma Adjustments (Assuming Maximum Exercise of Conversion Rights)		Pro Forma (Assuming Maximum Exercise of Conversion Rights)
	(dollars in thousands)
ASSETS
Current
Cash	$83	$8	$404,531	(a)	$38,202	$(161,700	)(q)	$38,202
			(1,312,000	)(b)		60,700	(r)
			957,250	(c)		101,000	(s)
			(12,420	)(d)		—
			(37,250	)(e)		—
			38,000	(f)		—
Cash held in trust	404,531	—	(404,531	)(a)	—	—		—
Receivables
Trade, less allowances	—	192,458	—	(g)	192,458	—		192,458
Related parties	—	54,534	—		54,534	—		54,534
Other	—	8,213	—		8,213	—		8,213
Inventories	—	328,727	17,211	(h)	345,938	—		345,938
Other	53	9,661			9,714	—		9,714

	404,667	593,601	(349,209)		649,059	—		649,059

Property
Property and equipment, net	—	1,162,310	87,919	(i)	1,250,229	—		1,250,229
Fiber farms and deposits	—	18,393	—	(i)	18,393	—		18,393

	—	1,180,703	87,919		1,268,622	—		1,268,622

Deferred financing costs	—	—	37,250	(e)	37,250	—		37,250
Goodwill	—	42,336	(42,336	)(j)	—	—		—
Intangible assets	—	23,967	6,698	(k)	30,665	—		30,665
Deferred tax asset	37	—	(37	)(l)	—	—		—
Other assets	1,346	8,746	—		10,092	—		10,092

Total assets	$406,050	$1,849,353	$(259,715)		$1,995,688	$—		$1,995,688

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements, which are an integral part of these statements.

Unaudited Pro Forma Condensed Consolidated Balance Sheets as of September 30, 2007

	Aldabra	Boise Paper Products	Pro Forma Adjustments (Assuming No Exercise of Conversion Rights)		Pro Forma (Assuming No Exercise of Conversion Rights)	Pro Forma Adjustments (Assuming Maximum Exercise of Conversion Rights)		Pro Forma (Assuming Maximum Exercise of Conversion Rights)
	(dollars in thousands)
LIABILITIES AND CAPITAL
Current
Current portion of long-term debt	$—	$—	$11,000	(c)	$11,000	$—		$11,000
Accounts payable
Trade	—	169,907	—		169,907	—		169,907
Related parties	—	674	—		674	—		674
Accrued liabilities
Compensation and benefits	—	51,381	—		51,381	—		51,381
Taxes payable	2,458	1,628	(4,086	)(l)	—	—		—
Other	708	20,603	—		21,311	—		21,311
Deferred underwriting fees	12,420	—	(12,420	)(d)	—	—		—

	15,586	244,193	(5,506)		254,273	—		254,273

Debt
Long-term debt, less current portion	—	—	946,250	(c)	946,250	60,700	(r)	1,006,950
Note payable to related party	—	—	—		—	101,000	(s)	107,807
						6,807	(t)

	—	—	946,250		946,250	168,507		1,114,757

Other
Deferred income taxes	—	773	(773	)(l)	—	—		—
Compensation and benefits	—	5,552	34,300	(m)	39,852	—		39,852
Other long-term liabilities	—	27,679	—		27,679	—		27,679

	—	34,004	33,527		67,531	—		67,531

Common stock subject to possible conversion	159,760	—	(159,760	)(n)	—	—		—
(16,555,860 shares)
Commitments and contingent liabilities
Capital
Net equity transactions with related party	—	1,571,156	(1,312,000	)(o)	—	—		—
			(259,156	)(o)
Common stock par value $.0001, 51,750,000 shares outstanding	5	—	3	(b)	8	(2	)(q)	6
Additional paid-in capital	227,640	—	324,997	(b)	724,567	(159,391	)(q)	558,369
			12,170	(p)		(6,807	)(t)
			159,760	(n)
Income accumulated during development stage	3,059	—	—		3,059	(2,307	)(q)	752

Total capital	230,704	1,571,156	(1,074,226)		727,634	(168,507)		559,127

Total liabilities and capital	$406,050	$1,849,353	$(259,715)		$1,995,688	$—		$1,995,688

        See the accompanying notes to the unaudited pro forma condensed consolidated financial statements, which are an integral part of these statements.

Unaudited Pro Forma Condensed Consolidated Statements of Income (Loss)
for the Nine Months Ended September 30, 2007

	Aldabra	Boise Paper Products	Pro Forma Adjustments (Assuming No Exercise of Conversion Rights)		Pro Forma (Assuming No Exercise of Conversion Rights)	Pro Forma Adjustments (Assuming Maximum Exercise of Conversion Rights)		Pro Forma (Assuming Maximum Exercise of Conversion Rights)
	(dollars in thousands)
Sales
Trade	$—	$1,215,777	$—		$1,215,777	$—		$1,215,777
Related parties	—	529,276	—		529,276	—		529,276

	—	1,745,053	—		1,745,053	—		1,745,053

Costs and expenses
Materials, labor and other operating expenses	—	1,464,284	—		1,464,284	—		1,464,284
Fiber costs from related parties	—	30,834	—		30,834	—		30,834
Depreciation, amortization, and depletion	—	84,536	16,359	(a)	100,068	—		100,068
			(827)	(b)
Selling and distribution expenses	—	43,587	—		43,587	—		43,587
General and administrative expenses	155	32,335	—	(c)	32,490	—		32,490
Other (income) expense, net	—	(567)	—		(567)	—		(567)

	155	1,655,009	15,532		1,670,696	—		1,670,696

Income (loss) from operations	(155)	90,044	(15,532)		74,357	—		74,357

Foreign exchange gain	—	1,207	—		1,207	—		1,207
Interest expense	—	—	(67,524	)(d)	(71,610)	(15,869	)(g)	(87,593)
			(4,086	)(e)		(114	)(h)
Interest income	5,769	475	—		6,244	—		6,244

	5,769	1,682	(71,610)		(64,159)	(15,983)		(80,142)

Income (loss) before income taxes	5,614	91,726	(87,142)		10,198	(15,983)		(5,785)
Income tax (provision) benefit	(2,555)	(2,982)	5,537	(f)	—	—	(i)	—

Net income (loss)	$3,059	$88,744	$(81,605)		$10,198	$(15,983)		$(5,785)

Earnings (loss) per share:
Basic	$0.11				$0.12
Diluted					$0.10
Loss per share assuming maximum exercise of conversion rights
Basic and diluted								$(0.08)

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements, which are an integral part of these statements.

Unaudited Pro Forma Condensed Consolidated Statements of Income (Loss)
for the Year Ended December 31, 2006

	Aldabra	Boise Paper Products	Pro Forma Adjustments (Assuming No Exercise of Conversion Rights)		Pro Forma (Assuming No Exercise of Conversion Rights)	Pro Forma Adjustments (Assuming Maximum Exercise of Conversion Rights)		Pro Forma (Assuming Maximum Exercise of Conversion Rights)
	(dollars in thousands)
Sales
Trade	$—	$1,567,421	$—		$1,567,421	$—		$1,567,421
Related parties	—	654,536	—		654,536	—		654,536

	—	2,221,957	—		2,221,957	—		2,221,957

Costs and expenses
Materials, labor and other operating expenses	—	1,874,344	—		1,874,344	—		1,874,344
Fiber costs from related parties	—	30,418	—		30,418	—		30,418
Depreciation and amortization	—	116,398	8,148	(a)	124,469	—		124,469
			(77	)(b)
Selling and distribution expenses	—	59,756	—		59,756	—		59,756
General and administrative expenses	—	44,498	—	(c)	44,498	—		44,498
Other (income) expense, net	—	2,724	—		2,724	—		2,724

	—	2,128,138	8,071		2,136,209	—		2,136,209

Income (loss) from operations	—	93,819	(8,071)		85,748	—		85,748

Foreign exchange loss	—	(86)	—		(86)	—		(86)
Interest expense	—	—	(91,565	)(d)	(97,015)	(21,422	)(g)	(118,589)
			(5,450	)(e)		(152	)(h)
Interest income	—	569			569	—		569

	—	483	(97,015)		(96,532)	(21,574)		(118,106)

Income (loss) before income taxes	—	94,302	(105,086)		(10,784)	(21,574)		(32,358)
Income tax provision	—	(1,381)	1,381	(f)	—	—	(i)	—

Net income (loss)	$—	$92,921	$(103,705)		$(10,784)	$(21,574)		$(32,358)

Earnings (loss) per share:
Basic and diluted	$—	—	—		$(0.13)	—		—
Loss per share assuming maximum exercise of conversion rights:
Basic and diluted	—	—	—		—	—		$(0.47)

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements, which are an integral part of these statements.

1.     Calculation of Purchase Price

        At the closing of the Acquisition, Aldabra will deliver cash and stock equal to $1,625 million plus an incremental amount equal to the sum of (i) the Paper Group's cash and cash equivalents, (ii) plus or minus the amount by which BPP's paper and packaging and newsprint businesses' net working capital is greater or less than $329 million, and (iii) plus the amount (if any) by which Aldabra's net working capital is less than $404.4 million.

        Because the paper and packaging and newsprint businesses' working capital balances are subject to seasonality, in the sources and uses table disclosed in Note 2 and the unaudited condensed consolidated pro forma financial statements, we did not use the September 30, 2007, working capital balances to adjust for any amount by which we expect net working capital to be greater or less than $329 million. Because of seasonality, any such adjustment would not be representative of the working capital adjustment on the closing date. The unaudited condensed consolidated pro forma financial statements do, however, include a $12.17 million Aldabra purchase price adjustment based on Aldabra's expected net working capital being less than $404.4 million, which would increase the purchase price by $12.17 million.

2.     Sources and Uses

        The following tables of sources and uses has been prepared using the two different levels of approval of the transaction (i) assuming no exercise of conversion rights and (ii) assuming maximum exercise of conversion rights; both of which are described in detail above.

Sources
	Assuming No Exercise of Conversion Rights		Assuming Maximum Exercise of Conversion Rights
	(dollars in millions)
Cash in trust held for payment to Aldabra stockholders that exercise their conversion rights	$—		$162	(1)

Aldabra cash	$392	(2)	$230
Cash proceeds from new debt, net of issuance fees	946	(3)	1,007	(3)
Subordinated note payable to the Seller	—		101	(4)

Non-equity consideration	1,338		1,338

Contributed cash by the Seller	(38)	(5)	(38	)(5)

Net non-equity consideration	1,300		1,300

Equity consideration	325		325

Purchase price before working capital adjustment and new debt issuance fees	1,625		1,625

Aldabra's working capital adjustment paid with subordinated note payable to the Seller	—		7	(4)
Aldabra's working capital adjustment paid with equity consideration	12		5	(4)
Debt issuance fees payable from proceeds of new debt	11	(3)	11	(3)

Total purchase price after Aldabra working capital adjustment and new debt issuance fees, net of contributed cash	$1,648		$1,648

Uses
	Assuming No Exercise of Conversion Rights		Assuming Maximum Exercise of Conversion Rights
	(dollars in millions)
Cash paid to Aldabra shareholders that exercise their conversion rights	$—		$162	(1)

Cash paid to the Seller	$1,312		$1,211
Subordinated note payable to the Seller	—		101	(4)
Financing fees and other expenses, excluding new debt issuance fees	26		26

Total paid	1,338		1,338

Contributed cash by the Seller	(38	)(5)	(38	)(5)

Net amount paid	1,300		1,300

Equity consideration	325		325

Purchase price before working capital adjustments and new debt issuance fees	1,625		1,625

Aldabra's working capital adjustment paid with subordinated note payable to the Seller	—		7	(4)
Aldabra's working capital adjustment paid with equity consideration	12		5	(4)
New debt issuance fees	11		11

Total purchase price after Aldabra working capital adjustment and new debt issuance fees, net of contributed cash	$1,648		$1,648

(1)
Assumes $162 million of cash held in trust is paid to Aldabra stockholders upon exercise of their conversion rights and Aldabra's available cash balance is reduced by the same amount.

(2)
Calculated based on $404.4 million of cash available at closing, less $12.42 million to pay the deferred underwriting fees related to Aldabra's initial public offering, as well as other transaction-related expenses incurred.

(3)
Assumes Aldabra receives the full amount of the debt financing contemplated by the Debt Commitment Letter to pay the Cash Portion of the purchase price and new debt issuance fees.

(4)
Aldabra will pay the non-cash portion of the purchase price in Aldabra stock, valued at the Average Trading Price, but will issue a subordinated promissory note in lieu of Aldabra stock to the extent that the issuance of shares would cause the Seller to own greater than 49% of Aldabra's outstanding common stock. The pro forma statements assume $5 million of additional equity consideration. These pro forma statements also assume the Seller receives a subordinated promissory note in the amount of $108 million, of which $101 million is used to fund the base purchase price and $7 million is used to pay part of the working capital adjustment for Aldabra.

(5)
Immediately prior to the Acquisition, the Seller will contribute $38 million cash to BPP.

3.     Purchase Price Allocation

        The allocation of the purchase price is estimated to be as follows (dollars in millions):

Current assets	$611
Property and equipment	1,250
Fiber farms and deposits	18
Intangible assets	31
Deferred financing costs	37
Other assets	9
Current liabilities	(240)
Long-term liabilities	(68)

Total purchase price	$1,648

        The purchase price allocation is preliminary. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed. The purchase price allocation will remain preliminary until we complete a third-party valuation and determine these fair values, finalize the terms of the financing for the transaction, determine actual transaction costs, and finalize working capital adjustments. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the preliminary amounts presented in the unaudited pro forma condensed consolidated financial statements. See Note 4i and 4k for the estimated useful lives of the assets acquired.

4.     Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

Assuming No Exercise of Conversion Rights

a.
to record the reclassification from "cash held in trust" to "cash";

b.
to record cash paid to Seller before the debt financing and other expenses (discussed in Note e below) and $325 million of equity consideration (before Aldabra working capital adjustments) issued for the Acquisition;

c.
to record the receipt of $957.3 million of debt incurred in connection with the Acquisition (dollars in millions):

	Principal
Revolving credit facility	$32.3
Term loan A	250.0
Term loan B	475.0
Second lien facility	200.0

	$957.3

Less: current portion of long-term debt	(11.0	)(2)

Long-term debt, less current portion	$946.3

(1)
The Debt Commitment Letter provides that the pricing and/or structure of the first and second lien facilities are subject to change at any time prior to the earlier of (i) a successful syndication of the debt facilities, and (ii) 90 days after the closing date, if the arranger determines that such changes are reasonably necessary to facilitate the successful syndication of any of the facilities. If such changes include additional issuance fees applicable to any of the facilities, such additional fees may be funded through additional borrowings under the first or second lien facilities. Each 25 basis point increase in the issuance fees represents a $2.3 million increase in borrowings.

(2)
Reflects the current portion of long-term debt per the amortization schedule outlined in the Debt Commitment Letter.

d.
to reflect the payment of underwriting fees related to Aldabra's initial public offering. These underwriting fees become payable once the Acquisition is completed;

e.
to record deferred financing costs, issuance fees, and other expenses paid by Aldabra in connection with the Acquisition;

f.
to reflect $38 million of cash the Seller is required to contribute to BPP immediately prior to the Acquisition;

g.
to continue to reflect receivables at book value carried on BPP's books, which are estimated to approximate fair value;

h.
to adjust to reflect estimated fair market value, less cost to sell;

i.
to adjust property and equipment and fiber farms and deposits values to BPP management's best estimate of fair value, pending completion of a third-party valuation. The average remaining useful lives of the assets is expected to be approximately 11 years;

j.
to eliminate previously recorded goodwill. We have not allocated any amounts related to the Acquisition to goodwill, pending completion of a third-party valuation;

k.
to record the estimated fair value of intangible assets based on BPP management's estimate, pending completion of a third-party valuation as follows (dollars in millions):

Description	Amount	Amortization Period
Trade names and trademarks	$14.4	—
Customer relationships	11.3	5 years
Technology	5.0	3 to 5 years

	$30.7

l.
to account for the Acquisition using the purchase method of accounting. For tax purposes, BPP will also allocate the fair market value to these assets on the Acquisition date. The values assigned are not expected to differ for financial reporting or tax purposes. As a result, at September 30, 2007, there are no deferred tax assets or liabilities recorded on the balance sheet;

m.
to record estimated pension liabilities assumed in the Acquisition, pending completion of an actuarial review;

n.
to reclassify $159.8 million of common stock subject to redemption to permanent equity;

o.
to eliminate BPP's equity balances;

p.
to issue $12.17 million of equity to the Seller for the amount that Aldabra's net working capital is less than $404.4 million;

Assuming Maximum Exercise of Conversion Rights

q.
to reflect the cash payment to Aldabra stockholders for their pro rata interest in the trust fund;

r.
to reflect the incurrence of an additional $60.7 million of borrowings on the second lien facility;

s.
to reflect the reduction in the cash paid to the Seller (discussed in Note b above) and the payment of a portion of the non-cash purchase price through the issuance to the Seller of a subordinated note in lieu of Aldabra stock (as described in footnote (4) to Note 2 above);

t.
to reflect the issuance of a subordinated note in lieu of Aldabra stock for a portion of Aldabra's working capital adjustment so that the Seller's equity ownership in Aldabra does not exceed 49% (see Note p).

5.     Adjustments to the Unaudited Pro Forma Condensed Consolidated Statements of Income (Loss)

Assuming No Exercise of Conversion Rights

a.
to increase depreciation and amortization expenses for the nine months ended September 30, 2007, approximately $6.2 million as a result of increasing the value of property and equipment as part of the purchase price allocation and $10.2 million for depreciation and amortization related to the assets BPP stopped depreciating in September as a result of classifying them as "held for sale."

The year ended December 31, 2006, includes $8.1 million of incremental depreciation and amortization expenses as a result of increasing the value of property and equipment as part of the purchase price allocation.

b.
to decrease amortization expense as a result of a change in the nature and terms of intangible assets as part of the purchase price allocation;

c.
the total annual corporate and other segment losses (including transportation, finance, accounting, legal, information technology, and the human resource functions) estimated for running BPP as a stand-alone entity is approximately $18 million per year. The BPP financial statements already reflect a portion of these losses. After taking the gains related to changes in retiree healthcare programs into consideration, had BPP operated on a stand-alone basis, we estimate that our corporate and other segment losses would have increased by approximately $6 million to $8 million for the year ended December 31, 2006, and $9 million to $11 million for the nine months ended September 30, 2007, respectively, over the amounts included in the consolidated financial statements for BPP for these periods. However, since these costs are estimates and not currently factually supportable, they have not been included as pro forma adjustments;

d.
to record interest expense, excluding amortization of deferred financing costs, as follows (dollars in millions):

		Interest Rate		Interest Expense
	Principal Amount	Nine Months Ended September 30, 2007	Year Ended December 31, 2006	Nine Months Ended September 30, 2007	Year Ended December 31, 2006
Revolving credit facility	$32.3	8.47%	8.63%	$2.0	$2.8
Term loan A	250.0	8.47%	8.63%	15.9	21.5
Term loan B	475.0	8.72%	8.88%	31.1	42.2
Second lien facility	200.0	11.22%	11.38%	16.8	22.8

	$957.3

Interest, excluding amortization of deferred financing costs				65.8	89.3
Ongoing fees on credit facilities				1.7	2.3

Total cash interest expense				$67.5	$91.6

Increase in interest expense if rates on variable rate debt increased by 100 basis points				$7.2	$9.6

        The foregoing interests rates are based on LIBOR of 5.21% at September 30, 2007, and 5.375% at December 31, 2006, and the applicable margins set forth in the Debt Commitment Letter. These rates are solely for illustrative purposes and reflect assumptions with respect to the debt financing for the Acquisition. As described in Note 4(c), the pricing and/or structure of the first and second lien facilities are subject to change, including changes in the allocation of borrowings between the facilities, the applicable margins and in the amount of issuance fees, which changes may be material;

        As described in Note 4(c), the pricing and/or structure of the first and second lien facilities are subject to change, including changes in the allocation of borrowings between the facilities, the applicable margins and in the amount of issuance fees, which changes may be material. A 25 basis point increase in the issuance fee represents an additional $0.3 million amortization of discount.

e.
to record amortization of deferred financing costs;

f.
Boise reported pro forma losses for the year ended December 31, 2006. The losses generated a deferred tax asset, which was fully reserved with a valuation allowance. The valuation allowance was necessary because Boise did not meet the more likely than not standard to record income tax benefits related to the net operating losses. Boise reported pro forma income for the nine months ended September 30, 2007; therefore Boise released some of the valuation allowance placed against the deferred tax asset generated by the 2006 losses. The income tax effect of releasing the 2006 valuation allowance offset the tax expense generated from the 2007 income. This resulted in no income taxes recorded during the nine months ended September 30, 2007.

Assuming Maximum Exercise of Conversion Rights

g.
to reflect the incremental interest expense related to the additional borrowings incurred under the second lien facility and the subordinated note issued to the Seller in lieu of Aldabra stock as follows (dollars in millions):

		Interest Rate		Interest Expense
	Principal Amount	Nine Months Ended September 30, 2007	Year Ended December 31, 2006	Nine Months Ended September 30, 2007	Year Ended December 31, 2006
Second lien facility	$60.7	11.22%	11.38%	$5.2	$6.9
Less: Second lien facility issuance fee	(1.2)
Revolving credit facility	1.2	8.47%	8.63%	0.1	0.1
Subordinated note payable to the Seller	107.8	13.22%	13.38%	10.6	14.4

	$168.5			$15.9	$21.4

        Interest will accrue on the subordinated note payable to the Seller at a rate per annum that is 200 basis points higher (and a default rate of interest that is 400 basis points higher) than the highest interest rate payable by Aldabra and its subsidiaries with respect to the debt financing raised by Aldabra under the Debt Commitment Letter;

h.
to record the second lien issuance fee.

i.
Boise recorded operating losses for both the nine months ended September 30, 2007, and the year ended December 31, 2006. The losses generated a deferred tax asset, which was fully reserved with a valuation allowance. This valuation allowance was necessary because Boise did not meet the more likely than not standard to record any income tax benefit related to the net operating losses.

6.     Pro Forma Income (Loss) Per Share

        Pro forma income (loss) per share was calculated by dividing pro forma net income (loss) by the weighted average number of shares as follows, assuming Aldabra's initial public offering occurred on January 1, 2006.

	Year Ended December 31, 2006
	Assuming No Exercise of Conversion Rights (0%)	Assuming Maximum Exercise of Conversion Rights (39.99%)
Aldabra	51,750,000	35,194,140
Seller	34,510,747	33,813,977

Pro forma weighted average shares—basic and diluted	86,260,747	69,008,117

        The pro forma loss per share amounts disclosed in the pro forma condensed consolidated statement of loss for the year ended December 31, 2006, exclude potentially dilutive shares of 44.4 million (assuming no exercise of conversion rights) and 27.8 million (assuming maximum exercise of conversion rights) because the calculation of diluted loss per share was anti-dilutive.

	Nine Months Ended September 30, 2007
	Assuming No Exercise of Conversion Rights (0%)	Assuming Maximum Exercise of Conversion Rights (39.99%)
Aldabra	51,750,000	35,194,140
Seller	34,510,747	33,813,977

Pro forma weighted average shares—basic	86,260,747	69,008,117
Incremental shares on exercise of warrants	12,619,038	—

Pro forma weighted average shares—diluted	98,879,785	69,008,117

        The pro forma loss per share amounts disclosed in the pro forma condensed consolidated statement of loss for the nine months ended September 30, 2007 exclude potentially dilutive shares of 27.8 million (assuming maximum exercise of conversion rights) because the calculation of diluted loss per share was anti-dilutive.

PROPOSAL II—CLOSING CHARTER AMENDMENT

Amendment

        Assuming the Acquisition proposal is approved, Aldabra stockholders are also being asked to approve the closing charter amendment prior to the closing of the Acquisition to increase the total number of authorized shares of Aldabra common stock from 100 million to 250 million shares.

        Under the proposal, the first sentence of Article Fourth of Aldabra's current charter will be amended to read as provided in the certificate of amendment attached as Annex C.

        Our board of directors has recommended that our stockholders approve the amendment to our charter to increase the number of our authorized shares. The proposed amendment would provide a sufficient number of available shares to enable us to close the transactions discussed in the Acquisition proposal and would provide the board of directors with the ability to issue additional shares of common stock without requiring stockholder approval of such issuances, except as otherwise may be required by applicable law or the rules of any stock exchange or trading system on which the securities may be listed or traded, including the AMEX and/or the NYSE.

        The increase in the number of authorized shares of Aldabra common stock is being undertaken as a result of and in conjunction with the Acquisition. As a result of the issuance of shares of common stock in the Acquisition and the adoption of Incentive Plan, as described in the Incentive Plan proposal, we will require additional shares of common stock to be reserved in our charter.

        As a result of the Acquisition, it is expected that 34,510,747 shares of common stock will be issued or reserved for issuance in connection with the Acquisition and Aldabra's existing stockholders will own approximately 60% of Boise Inc., assuming that none of Aldabra's stockholders exercise their conversion rights and based upon the other assumptions set forth in the pro forma financial statements. See "Unaudited Pro Forma Condensed Consolidated Financial Statements."

Required Vote

        Approval of the amendment to our charter requires the affirmative vote of a majority of the shares of our common stock outstanding on the Record Date.

Recommendation

AFTER CAREFUL CONSIDERATION, ALDABRA'S BOARD OF DIRECTORS HAS APPROVED AND DECLARED ADVISABLE THE CLOSING CHARTER AMENDMENT AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE CLOSING CHARTER AMENDMENT PROPOSAL.

PROPOSAL III—AMENDED AND RESTATED CHARTER

The Amended and Restated Charter

        Assuming the Acquisition proposal is approved, Aldabra stockholders are also being asked to approve the amendment and restatement of our charter. In the judgment of our board of directors, the proposed amended and restated charter (the "proposed charter") is necessary to adequately address the post-Acquisition needs of Aldabra as an operating company. The following table sets forth a summary of the material differences between our current charter and the proposed charter.

        This summary is qualified by reference to the complete text of the proposed charter, a copy of which is attached to this proxy statement as Annex D. All stockholders are encouraged to read the proposed charter in its entirety for a more complete description of its terms.

	Current Charter	Proposed Charter
Name	Our current charter provides that our name is "Aldabra 2 Acquisition Corp."	The proposed charter provides that our name is "Boise Inc."
Duration of Existence	Our current charter provides that Aldabra's existence shall terminate on June 19, 2009.	The proposed charter is silent as to Aldabra's existence, and under the DGCL, unless specified otherwise, a corporation has perpetual existence.
Provisions Specific to a Blank Check Company	Under our current charter, Section 7 sets forth various provisions related to our operations as a blank check company prior to the consummation of a business combination.	The proposed charter does not include these blank check company provisions because, upon consummation of the Acquisition, we will operate Boise Inc. and cease to be a blank check company.
Voting Rights	Under our current charter, Aldabra common stock is entitled to one vote per share. Our current charter does not provide for cumulative voting rights.
The proposed charter provides that each holder of common stock is entitled to one vote per share, except that shares of common stock have no vote with respect to any amendments to the charter that relate solely to the terms of a series of preferred stock if the holders of the series are entitled to vote separately or with the holders of one or more other series. The proposed charter does not provide for cumulative voting rights.

Conversion Rights
	In the event that a majority of the shares issued in our IPO approve a business combination, any Aldabra stockholder holding shares of common stock issued at the IPO who votes against the business combination, may at the same time demand that we convert the stockholder's IPO Shares to cash.	The proposed charter does not provide for conversion rights.
Removal of Directors
Our current charter is silent as to the removal of directors. Our bylaws currently provide that the entire board of directors or any individual director may be removed without cause at any time by a majority vote of the holders of the outstanding shares then entitled to vote at an election of directors.
Under the proposed charter, as long as the holders of Seller Registrable Securities own at least 25% of the voting power of all Aldabra capital stock entitled to vote in an election of directors, any director may be removed at any time for any reason by a majority of the voting power of all Aldabra capital stock entitled to vote in an election of directors.

If the holders of Seller Registrable Securities own less than 25% of the voting power of all Aldabra capital stock entitled to vote generally in the election of directors, any director may be removed at any time, but only for cause, at a meeting called for that purpose, but only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all such Aldabra capital stock.
Filling Vacancies on the Board of Directors
Our current charter provides that vacancies on the board of directors resulting from the death, resignation or removal of a director or directors may be filled at the time of removal for the unexpired portion of the full term of the director so removed by a vote of the majority of the remaining directors then in office.
Our proposed charter provides that vacancies on the board of directors resulting from death, disqualification, resignation or removal of any director will be filled by directors possessing a majority of the voting power of all directors.

Amendments to Charter
The DGCL prescribes that any amendment to our charter must be approved by the board in a resolution recommending that the amendment be approved by a majority of the outstanding stock entitled to vote on the amendment, plus the approval of a majority of the outstanding stock of any class entitled under the DGCL to vote separately as a class on the amendment.
The DGCL prescribes that any amendment to our proposed charter must be approved by the board in a resolution recommending that the amendment be approved by a majority of the outstanding stock entitled to vote on the amendment, plus the approval of a majority of the outstanding stock of any class entitled under the DGCL to vote separately as a class on the amendment.
Our current charter does not provide requirements to amend the charter in addition to those required by law.
The proposed charter provides that amendments to Article Six (Board of Directors), Article Seven (Definitions), Article Eight (Limitation on Liability), Article Nine (Indemnification), Article Ten (Action by Written Consent; Special Meetings of Stockholders), Article Eleven (Corporate Opportunities), Article Twelve (Section 203) and Article Thirteen (Amendment) may not be amended in any form without approval from at least 66 2/3% of the voting power of all Aldabra shares entitled to vote generally in the election of directors.
Any other provision may be modified with at least a majority of the voting power of all Aldabra shares entitled to vote generally in the election of directors.
Amendments to Bylaws	Our current charter authorizes the board of directors to make, alter, amend, change, add to or repeal the bylaws of the corporation.	Under the proposed charter, the board of directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

Under the DGCL, the bylaws may also be amended, altered and repealed by a majority vote of issued and outstanding Aldabra stock entitled to vote.
The stockholders also have the power to alter or amend the bylaws with the following qualifications: (i) as long as the holders of Seller Registrable Securities own 25% or more of the voting power of all Aldabra capital stock, the affirmative vote of the holders of a majority of the voting power of all Aldabra capital stock must approve of any such alteration or amendment; and (ii) from and after the date that the holders of Seller Registrable Securities own less than 25% of the voting power of all Aldabra capital stock, the holders of 66 2/3% of the voting power of all Aldabra capital stock must approve any such alteration or amendment.
Special Stockholders Meetings
Our current charter is silent as to special stockholders meetings. Under the DGCL, special meetings of the stockholders may be called by the board or by any such person as may be authorized by a corporation's charter or bylaws. Our bylaws currently provide that a special stockholders meeting may only be called by a majority of the board, our chief executive officer or chairman, and by our secretary at the request in writing of stockholders holding a majority of the voting power of the outstanding Aldabra capital stock.
Under the proposed charter, special meetings of the stockholders may be called only by a majority of the voting power of all of the directors; or, if the holders of the Seller Registrable Securities own 25% of the voting power of all Aldabra capital stock, a special meeting may be called by the president upon written request of not less than 25% of the voting power of all Aldabra capital stock.

Action by Consent of the Stockholders	Under the DGCL, unless a company's charter provides otherwise, stockholders may execute an action by written consent in lieu of any annual or special meeting.
The proposed charter prohibits stockholders from taking any action by written consent in lieu of a meeting, and stockholders must take any actions at a duly called annual or special meeting of the stockholders and the power of the stockholders to consent in writing without a meeting is specifically denied. However, the preceding prohibition does not apply at any time when Aldabra common stock is not registered under Section 12 of the Exchange Act, or when holders of the Seller Registrable Securities own at least 25% of the voting power of all Aldabra capital stock.
Limitation of Personal Liability of Directors
Our current charter provides that a director shall not be liable to Aldabra or its stockholders for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
The proposed charter provides that, to the fullest extent permitted by the DGCL, no Aldabra director shall be liable to Aldabra or our stockholders for monetary damages arising from a breach of fiduciary duty owed to Aldabra or our stockholders.

Indemnification of Directors and Officers
Our current charter provides that we shall indemnify all persons whom we may indemnify under Section 145 of the DGCL, including persons made a party, or threatened to be made a party, to any action, proceeding or suit by reason of the fact that he is or was a director or officer, employee or agent of Aldabra, or is or was serving at the request of Aldabra as an officer, employee, director or another entity.
The proposed charter provides that we shall indemnify to the fullest extent permitted under the DGCL each person who was or is made a party, or is threatened to be made a party to, or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, by reason of the fact that he is or was a director or officer of Aldabra or is or was serving at the request of Aldabra as a director or officer of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, an officer or in any other capacity while so serving.
Waiver of Corporate Opportunities	Our current charter does not provide for a waiver of corporate opportunities.
The proposed charter renounces, to the maximum extent permitted under the DGCL, any interest or expectancy of Aldabra in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to our officers, directors or stockholders, other than those officers, directors or stockholders who are employees of Aldabra or any of our subsidiaries.

Required Vote

        Approval of the amended and restated charter requires the affirmative vote of a majority of the shares of our common stock outstanding on the Record Date.

Recommendation

        AFTER CAREFUL CONSIDERATION, ALDABRA'S BOARD OF DIRECTORS HAS APPROVED AND DECLARED ADVISABLE THE AMENDED AND RESTATED CHARTER AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDED AND RESTATED CHARTER PROPOSAL.

PROPOSAL IV—ELECTION OF DIRECTORS

The Director Nominees

        In connection with the Acquisition proposal, Aldabra stockholders are also being asked to elect the following persons to serve as directors of Aldabra: Carl A. Albert, Zaid F. Alsikafi, Jonathan W. Berger, Jack Goldman, Nathan D. Leight, Thomas S. Souleles, W. Thomas Stephens, Alexander Toeldte, and Jason G. Weiss. For information regarding these persons, see "Management Following the Acquisition—Directors and Executive Officers Following the Acquisition."

        Under the proposed amended and restated charter, our board of directors will be divided into three classes, designated Class I, Class II and Class III. The members of the three classes that are proposed to be elected in this proxy statement will have initial terms beginning upon completion of the Acquisition and terminating, in the case of Class I directors, on the date of the 2008 annual meeting, in the case of Class II directors, on the date of the 2009 annual meeting and, in the case of Class III directors, on the date of the 2010 annual meeting. At each succeeding annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualified.

        Effective upon completion of the Acquisition and approval of the amended and restated charter, the current directors of Aldabra will resign, and the newly elected directors will be allocated to the three different classes as follows:

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  the Class I directors will be Messrs. Albert, Souleles, and Weiss;

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  the Class II directors will be Messrs. Berger, Goldman and Stephens; and

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  the Class III directors will be Messrs. Alsikafi, Leight and Toeldte.

Required Vote

        The nine directors to be elected at the special meeting must be elected by a plurality of the votes cast by the stockholders present in person or by proxy and entitled to vote.

Recommendation

AFTER CAREFUL CONSIDERATION, ALDABRA'S BOARD OF DIRECTORS HAS APPROVED AND DECLARED ADVISABLE THE ELECTION OF THE DIRECTOR NOMINEES AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE OR INSTRUCT YOUR VOTE TO BE CAST "FOR" THE DIRECTOR NOMINEES AS SET FORTH IN THE ELECTION OF DIRECTORS PROPOSAL.

PROPOSAL V—INCENTIVE PLAN

The 2008 Boise Inc. Incentive and Performance Plan

        In connection with the Acquisition proposal, Aldabra stockholders are also being asked to approve the 2008 Boise Inc. Incentive and Performance Plan, or the "Incentive Plan." Because the proposed Incentive Plan will take effect following the consummation of the Acquisition, the Incentive Plan as well as the awards issued under the Incentive Plan refer to Aldabra as "Boise Inc.," which is the name that we are proposing to adopt post-Acquisition under the amended and restated charter proposal. The Incentive Plan will permit grants of annual incentive awards, stock bonuses, restricted stock, restricted stock units, performance stock, performance units, SARs, and stock options (including performance based or indexed stock options) to the executive officers, key employees, and nonemployee directors who are selected as participants, including each of the named executive officers. Plan participants will generally be selected by the compensation committee of our post-Acquisition board of directors.

        A total of 5,175,000 shares of common stock are reserved for issuance under the Incentive Plan. Also, the following shares of common stock will again be available for issuance under the Incentive Plan: (1) shares subject to an incentive award that is cancelled, expired, terminated, forfeited, surrendered, or otherwise settled without the issuance of any stock and (2) shares of stock related to an incentive award that is settled in cash in lieu of stock.

        Certain of Boise Inc.'s executive officers, key employees and nonemployee directors are eligible to receive awards under the Incentive Plan at the discretion of the compensation committee. The Incentive Plan restricts the number of stock options, SARs, shares of restricted stock, restricted stock units and performance shares that can be granted during any fiscal year to any participant covered by Section 162(m) of the Code. In addition, the Incentive Plan also limits the amount that may be paid to such participants for both annual incentive awards and performance units granted in a single fiscal year.

        Awards will become exercisable or otherwise vest at the times and upon the conditions that the compensation committee may determine at the time of grant, as reflected in the applicable award agreement. The committee may also make any or all awards performance-based, which means the award will be paid out based on the attainment of specified performance goals, in addition to any other conditions the committee may establish. Awards under the Incentive Plan are discretionary. To date, no awards have been granted under this plan.

        Stock Options.    Stock options entitle the holder to purchase shares of Boise Inc. common stock during a specified period at a purchase price set by the compensation committee (not less than 100% of the fair market value of the common stock on the grant date). Each option granted under the Incentive Plan will be exercisable for a maximum period of 10 years from the date of grant (or for a lesser period if the committee so determines). Participants exercising an option may pay the exercise price by any lawful method permitted by the committee.

        Stock Appreciation Rights.    An SAR is the right, denominated in shares, to receive upon exercise, without payment to Boise Inc., an amount equal to the excess of the fair market value of a share of Boise Inc. common stock on the exercise date over the fair market value of a share of Boise Inc. common stock on the grant date, multiplied by the number of shares with respect to which the SAR is being exercised. Payment will be made in stock or cash, at Boise Inc.'s option. The compensation committee may grant SARs to participants as either freestanding awards or as awards related to stock options. For SARs related to an option, the terms and conditions of the grant will be substantially the same as the terms and conditions applicable to the related option, and exercise of either the SAR or the option will cause the cancellation of the other, unless otherwise determined by the committee. The committee will determine the terms and conditions applicable to awards of freestanding SARs or for awards related to stock options.

        Restricted Stock.    Restricted stock is common stock that is transferred or sold by Boise Inc. to a participant and that is subject to a substantial risk of forfeiture and to restrictions on sale or transfer for a period of time. The compensation committee will determine the amounts, terms and conditions (including the attainment of performance goals) of any grant of restricted stock. Except for restrictions on transfer (and any other restrictions that the committee may impose), participants will have all the rights of a stockholder with respect to the restricted stock. Unless the committee determines otherwise, a participant's termination of employment during the restricted period will result in forfeiture of all shares subject to restrictions.

        Restricted Stock Units.    Restricted stock units are similar to restricted stock, except that the shares of stock are not issued to the participant until after the end of the restriction period and any other applicable conditions are satisfied and except that the participant does not have rights of a stockholder with respect to the restricted stock units. Restricted stock units may also be paid in cash rather than stock, or in a combination of cash and stock, at the committee's discretion.

        Performance Units.    Performance units, which are the right to receive a payment upon the attainment of specified performance goals, may also be awarded by the compensation committee. The committee will establish the applicable performance goals at the time the units are awarded. Payment may be made in cash, stock, or a combination of cash and stock, at the committee's discretion.

        Performance Shares.    Performance shares represent the right to receive a payment at a future date based on the value of the common stock in accordance with the terms of the grant and upon the attainment of specified performance goals. The compensation committee will establish the performance goals and all other terms applicable to the grant. Payment may be made in cash, stock, or a combination of cash and stock, at the committee's discretion.

        Annual Incentive Awards.    Annual incentive awards are payments based on the attainment of performance goals specified by the compensation committee. Awards are calculated as a percentage of salary, based on the extent to which the performance goals are met during the year, as determined by the committee. Awards are paid in cash, stock or a combination of cash and stock, at the committee's discretion.

        Stock Bonuses.    Stock bonus awards, consisting of common stock, may be made at the discretion of the compensation committee upon the terms and conditions (if any) determined by the committee.

        Performance Goals.    Awards of restricted stock, performance units, performance shares, annual incentive awards and other awards under the Incentive Plan may be subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code. These goals may include or be based upon, without limitation: net earnings, sales or revenue, net income, operating income, operating profit or net operating profit, cash flow, economic profit, return on assets, return on capital, return on investment, return on operating revenue, return on equity or average stockholders' equity, total stockholder return, growth in sales or return on sales, gross, operating or net profit margin, working capital, earnings per share, growth in earnings or earnings per share, price per share of stock, market share, overhead or other expense reduction, growth in stockholder value relative to various indices, and strategic plan development and implementation. Performance goals may be used to measure Boise Inc.'s performance as a whole or any Boise Inc. subsidiary, business unit or segment, may be adjusted to include or exclude extraordinary items, and may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group, index or other external measure, in each case as determined by the committee in its discretion.

        Change in Control.    The Incentive Plan provides that in the event of a change in control (as defined in the Incentive Plan), unless otherwise determined by the compensation committee, all then-outstanding stock options and stock appreciation rights shall become fully vested and exercisable, and all other then-outstanding awards that are subject to time-based vesting shall vest in full and be free of restrictions, except to the extent that another award meeting the requirements set forth in the Incentive Plan is provided to the participant to replace such award. The Incentive Plan provides that such a replacement award may take the form of a continuation of the award outstanding prior to the change in control.

        Administration of the Incentive Plan.    The Incentive Plan will be administered by Boise Inc.'s compensation committee. The compensation committee (or any permitted delegee) has the discretion and responsibility to grant incentive awards, determine the participants to whom incentive awards shall be granted and establish and administer performance goals, among other things. Boise Inc.'s board of directors may amend the Incentive Plan at any time and may make adjustments to the Incentive Plan and outstanding options, without stockholder approval, to reflect a stock split, stock dividend, recapitalization, merger, consolidation or other corporate events. Stockholders must approve amendments that:

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  increase the number of shares subject to the plan;

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  decrease the grant or exercise price of any stock-based award to less than the fair market value of a share of Boise Inc. common stock on the date of grant;

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  materially increase the benefits to participants; or

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  are required by applicable law to be approved by stockholders.

        Our post-Acquisition board may terminate the plan at any time. The Incentive Plan, however, will remain in effect as awards may extend beyond that time in accordance with their terms.

        New Plan Benefits.    As of the date of this proxy statement, no awards have been approved under the Incentive Plan. Because the awards to be issued under the Incentive Plan are not determinable at the present time, we are unable to calculate the benefits or amounts that will be received under the Incentive Plan or that would have been received for the last completed fiscal year if the Incentive Plan had been in effect. Any decisions with respect to awards will be made by the compensation committee of our post-Acquisition board of directors.

        U.S. Federal Income Tax Consequences.    The following is a brief description of the principal U.S. federal income tax consequences, based on current law, of awards under the Incentive Plan.

        Incentive Stock Options.    An incentive stock option results in no taxable income to the optionee and no deduction to the Company at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however, (i.e., a "disqualifying disposition"), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such a case, the Company will be entitled to a deduction in the year of the disposition for the amount includible in the optionee's income as compensation. The optionee's basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

        Non-Qualified Stock Options.    A non-qualified stock option results in no taxable income to the optionee and no deduction to the Company at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option exercise price and the then fair market value of the shares. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation recognized by the optionee.

        The optionee's basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

        If a non-qualified option is exercised by tendering previously owned shares of the Company's common stock in payment of the option exercise price, then, instead of the treatment described above, the following generally will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee's basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee's basis in such excess shares will be equal to the amount of such compensation income; and the holding period in such shares will begin on the date of exercise.

        Stock Appreciation Rights.    Generally, the recipient of an SAR will not recognize taxable income at the time the SAR is granted. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If an employee receives the appreciation inherent in the SARs in stock, the value of the stock received will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the settlement of an SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.

        Restricted Stock.    Shares of restricted stock are generally subject to ordinary income tax at the time the restrictions lapse. The participant may, however, make an election to include in income, when the restricted stock is first transferred to him or her, an amount equal to the excess of the fair market value of the stock at that time over the amount, if any, paid for the stock. The result of this election is that appreciation in the value of the stock after the date of transfer is then taxable as capital gain, rather than as ordinary income.

        Restricted Stock Units.    Provided the terms of the RSUs comply with the requirements of Code Section 409A, the recipient will recognize taxable income and be subject to wage and employment tax withholding at the time a participant receives the shares or cash underlying the awards. The amount of ordinary income that a participant will recognize will equal the fair market value of the shares and/or cash at the time it is received, less the amount, if any, that a recipient paid for the RSUs.

        Other Awards.    Recipients of performance units and performance shares will not recognize taxable income at the time the performance unit or performance share is granted but, rather, will be subject to ordinary income tax at the time payment is made at the completion of the performance period, equal to the amount of cash or fair market value of stock received over the amount, if any, paid for the performance unit or performance share.

        In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

        Tax Withholding.    When taxable compensation is realized by a recipient in respect of an award, a recipient must satisfy all applicable federal, state or local taxes required by law to be withheld at that time. The Company will, to the extent permitted by law, have the right to deduct any of the taxes from any payment of any kind otherwise due to the participant. With respect to incentive stock options, no income or employment taxes are currently required to be withheld upon the exercise of the option or upon the disposition of stock acquired upon the exercise of such option. However, the Internal Revenue Service has issued notices indicating that the withholding rules applicable to incentive stock options may be changed in the future.

        Capital Gains Tax.    The sale by the recipient of any Boise common stock acquired under the Incentive Plan may result in the recognition of capital gains or losses for the recipient. Under current law, the federal income tax rates that apply to net capital gains will depend in part upon the length of time the shares are held by the recipient following an exercise, with different tax rates applying for shares held for one year or less, for more than one year, and for more than five years. Net capital gains rates are generally lower for individuals upon satisfaction of longer holding periods. Net capital losses may generally be deducted against net capital gain and against ordinary income to a limited extent.

        Tax Treatment of Awards to Non-Employee Directors and to Employees Outside the United States.    The grant and exercise of options and awards under the Incentive Plan to non-employee directors and to employees outside the United States may be taxed on a different basis.

        Other Tax Considerations.    Section 162(m) of the Code places a $1,000,000 annual limit on the compensation deductible by the Company paid to covered employees. The limit, however, does not apply to "qualified performance-based compensation." The Company believes that awards of stock options, SARs and other awards payable upon the attainment of performance goals under the Incentive Plan will qualify as qualified performance-based compensation. Also, awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to "excess parachute payments" within the meaning of Section 280G of the Code and, to such extent, will be non-deductible by the Company and subject to a 20% excise tax on the participant.

        The foregoing summary of the income tax consequences in respect of the Incentive Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state and local tax laws.

        IRS CIRCULAR 230 DISCLOSURE:

        To ensure compliance with requirements imposed by the U.S. Internal Revenue Service, we inform you that any tax advice contained in this communication (including any attachments) was not intended or written to be used, and cannot be used, by any taxpayer for the purpose of (1) avoiding tax-related penalties under the Code or (2) promoting, marketing or recommending to another party any tax-related matters addressed herein.

Required Vote

        Adoption of the Incentive Plan proposal requires the affirmative vote of a majority of the shares of Aldabra common stock represented in person or by proxy and entitled to vote at the special meeting. Approval of the Incentive Plan is conditioned upon approval of the Acquisition proposal.

Recommendation

AFTER CAREFUL CONSIDERATION, ALDABRA'S BOARD OF DIRECTORS HAS APPROVED AND DECLARED ADVISABLE THE INCENTIVE PLAN AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE OR INSTRUCT YOUR VOTE TO BE CAST "FOR" ADOPTION OF THE INCENTIVE PLAN PROPOSAL.

PROPOSAL VI—ADJOURNMENT PROPOSAL

Adjournment Proposal

        In the event there are not sufficient votes at the time of the special meeting to adopt the Acquisition proposal, the closing charter amendment proposal, the amended and restated charter proposal or the Incentive Plan proposal, the board of directors may submit a proposal to adjourn the special meeting to a later date, or dates, if necessary, to permit further solicitation of proxies. Approval of the adjournment proposal is not conditioned upon approval of the Acquisition proposal.

Required Vote

        The adoption of the adjournment proposal will require the affirmative vote of the holders of a majority of the shares of Aldabra common stock represented in person or by proxy and entitled to vote thereon at the special meeting. Abstentions will have the same effect as a vote against the adjournment proposal, and broker non-votes will have no impact upon the approval of the adjournment proposal.

Recommendation

AFTER CAREFUL CONSIDERATION, ALDABRA'S BOARD OF DIRECTORS HAS APPROVED AND DECLARED ADVISABLE THE ADJOURNMENT PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE OR INSTRUCT YOUR VOTE TO BE CAST "FOR" ADOPTION OF THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT ALDABRA

Other Information Related to Aldabra

Business of Aldabra

        Aldabra is a newly formed blank check company, created on February 1, 2007 and organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Aldabra's efforts in identifying a prospective target business have not been limited to a particular industry. Aldabra intends to utilize cash derived from the proceeds of its IPO, its capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.

        We have focused our efforts on seeking a business combination with a portfolio company currently held by a private equity firm specializing in either leveraged buyouts or venture capital. We believe these types of companies have represented attractive acquisition targets for the following reasons:

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  Substantial Capital Has Been Invested by Private Equity Firms in Recent Years.  According to Standard & Poor's Leveraged Buyout Review, U.S. leveraged buyout volumes have increased from $40.5 billion in 2000 to $405.3 billion for the twelve months ended September 30, 2007, a compound annual growth rate of 40.7%. Furthermore, according to Venture Source Analytics, $444.4 billion of venture capital was raised by private companies from 2000 through the first half of 2007.

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  Private Equity Firms Have an Ongoing Need for Investment Realizations.  Because most private equity funds are limited life investment vehicles, they continuously seek liquidity events for their portfolio companies.

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  Higher Levels of Leverage Used to Fund Leveraged Buyouts Increase the Need to Divest Non-Core Assets.  According to Standard & Poor's Leveraged Buyout Review, the average debt to EBITDA (adjusted for prospective cost savings or synergies) multiples of leveraged buyout loans for issuers with more than $50 million of EBITDA has increased from 4.2x in 2000 to 5.4x in 2006 and 6.3x in the first three quarters of 2007. Given the higher debt levels, private equity firms have been encouraged to quickly sell non-core assets, which we believe created attractive acquisition targets for us.

Accordingly, our principal strategy in sourcing our business combination was to search for an attractive company held by such an investment fund.

        We have focused on companies with positive operating cash flow that are well-positioned to capitalize on one of the following two investment themes:

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  Changing Socio-Economics and Demographics.  We have focused on portfolio companies that are well positioned to capitalize on certain emerging socioeconomic and demographic trends. While many socioeconomic and demographic trends have been well researched and documented, such as the aging of the population and the growing ethnic base of specific minorities, we believe that few companies have actually altered their strategy to specifically prepare for such trends.

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  Intellectual Property, Proprietary Business Practices and/or Other Intangible Assets.  We have focused on companies that have potentially underexploited or not fully-developed intellectual property, proprietary business practices and/or other intangible assets. Such businesses generally have fewer tangible assets and are generally more dependent on the implementation of technology. We have believed that such companies can be acquired for attractive valuations.

Offering Proceeds

        On June 22, 2007, Aldabra consummated its IPO of 41,400,000 units, including 5,400,000 units subject to the underwriters' over-allotment option, with each unit consisting of one share of Aldabra common stock and one warrant, with each warrant bestowing upon its holder the right to purchase one share of Aldabra common stock at an exercise price of $7.50 per share. The units from the IPO (including the over-allotment option) were sold at an offering price of $10.00 per unit, generating total gross proceeds of $414,000,000. Lazard Capital Markets LLC acted as representative of the underwriters in the IPO. The securities sold in the offering were registered under the Securities Act on registration statements on Form S-1 (Nos. 333-141398 and 333-143890). The SEC declared the registration statement effective on June 19, 2007.

        Aldabra paid a total of $16,560,000 in underwriting discounts and commissions (not including $12,420,000, which was deferred by the underwriters until completion of a business combination) and approximately $676,000 for other costs and expenses related to the IPO and the over-allotment option.

        Aldabra also consummated the simultaneous private sale of 3,000,000 warrants at a price of $1.00 per warrant, with each warrant evidencing the right to purchase one share of Aldabra common stock at an exercise price of $7.50 per share, generating total proceeds of approximately $3,000,000. The warrants were purchased by Messrs. Leight and Weiss. The Aldabra Insider Warrants are identical to the warrants included in the units sold in the IPO except that the Aldabra Insider Warrants (i) will be exercisable on a cashless basis, (ii) may be exercised whether or not a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current and (iii) will not be redeemable by Aldabra so long as they are still held by the purchasers or their affiliates. The purchasers of the Aldabra Insider Warrants have agreed that the Aldabra Insider Warrants will not be sold or transferred by them (except in certain cases) until the later of June 19, 2008 and 60 days after the consummation of Aldabra's business combination.

        After deducting the underwriting discounts and commissions and the offering expenses, Aldabra's net proceeds from the offering were approximately $384,344,000, and an amount of $399,500,000, including $3,000,000 in connection with the sale of the Aldabra Insider Warrants and $12,420,000 on deferred underwriting discounts and commissions, was deposited into the trust account and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses.

        The "Use of Proceeds" section of Aldabra's prospectus, filed with the SEC on June 20, 2007 in connection with Aldabra's IPO, provided Aldabra's estimate and projected allocation of how the $3,300,000 in net proceeds held outside the trust account and amounts available from interest income earned on the trust account would be used in connection with Aldabra's search for a potential business combination target, operations and SEC reporting prior to the consummation of a business combination as follows: (i) $1,000,000 for legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination; (ii) $250,000 for due diligence of prospective target businesses by officers, directors and existing stockholders; (iii) $200,000 for legal and accounting fees relating to SEC reporting obligations; (iv) $180,000 for payment of administrative fees to Terrapin Partners, LLC ($7,500 per month for two years); and (v) $1,670,000 for miscellaneous working capital needs. Through January 1, 2008, we have spent the following approximate amounts in each of the above categories: (i) $1,953,079 for legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination; (ii) $86,669 for due diligence of prospective target businesses by officers, directors and existing stockholders; (iii) $86,149 for legal and accounting fees relating to SEC reporting obligations; (iv) $52,500 for payment of administrative fees to Terrapin Partners, LLC; and (v) $502,930 for miscellaneous working capital needs. As a result of the complexity of the Acquisition, the funds we have spent as of January 1, 2008 that are attributable to legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination have exceeded the original estimated amount of $1,000,000 (as specified in our prospectus) by $953,079 (which amount has been paid out of the working capital budgeted amount).

        The trust account will not be released until the earlier of the consummation of a business combination or the liquidation of Aldabra. As of January 1, 2008, the trust account contained approximately $402,145,013 (or approximately $9.71 per IPO Share), net of accrued expenses and taxes. The trust is maintained by Continental Stock Transfer & Trust Company acting as trustee. If the Acquisition is consummated, the trust account will be released to the new entity, Boise Inc., less the amounts paid to stockholders of Aldabra who do not approve the Acquisition and contemporaneously demand that Aldabra convert their shares of common stock into their pro-rata share of the trust account. These funds will not be released, however, until the earlier of the completion of a business combination or Aldabra's liquidation (which may not occur until June 19, 2009).

Fair Market Value of Target Business

        Pursuant to the terms of Aldabra's IPO prospectus and its agreement with the underwriters of its IPO, any business acquired by it must have a fair market value equal to at least 80% of Aldabra's net assets at the time of acquisition, which assets shall include the amount in the trust account. Based on the financial analysis of BPP, Houlihan Lokey concluded in its fairness opinion that it presented to the board that this 80% requirement was met. In addition, Houlihan Lokey determined that the consideration being paid in the Acquisition (which amount was negotiated at arms-length) was fair to Aldabra from a financial point of view.

Stockholder Approval of Business Combination

        In connection with the vote required for any business combination, the Aldabra Insider Stockholders, including all of its directors, executive officers and certain of their affiliates, have agreed to vote their respective Private Shares in accordance with the votes of a majority of the IPO Shares cast by the public stockholders. This voting arrangement does not apply to shares of Aldabra common stock purchased after the IPO in the open market by any of the Aldabra Insider Stockholders and does not apply to any proposal other than with respect to a business combination. Aldabra will proceed with the business combination only if the holders of a majority of the IPO Shares vote their shares in favor of the business combination and holders owning less than 40% of the IPO Shares both exercise their conversion rights and vote against the business combination.

Conversion Rights

        If a holder of IPO shares votes against the Acquisition, contemporaneously demands that Aldabra convert their IPO shares into cash and the Acquisition is approved and completed, Aldabra will deliver to each such holder of IPO shares the per-share conversion price explained below. The Aldabra Insider Stockholders will not have such conversion rights with respect to the Private Shares. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest but less accrued expenses (calculated as of two business days prior to the consummation of the Acquisition), divided by the number of IPO Shares. As of January 1, 2008, the conversion price was approximately $9.71 per IPO Share.

        A request for conversion will not be granted unless the stockholder votes against the Acquisition, contemporaneously elects to convert their shares and the Acquisition is approved and completed. Additionally, Aldabra requires public stockholders, whether they are record holders or hold their shares in "street name," to either tender their certificates to Aldabra's transfer agent at any time through the vote on the Acquisition or to deliver their shares to the transfer agent electronically using Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System, at the holder's option.

        Any request for conversion, once made, may be withdrawn at any time up to the time the vote is taken regarding the Acquisition. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, that stockholder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to those stockholders who are entitled to convert their shares and who elect conversion will be distributed promptly after completion of the Acquisition. Public stockholders who convert their stock into their share of the trust account continue to have the right to exercise any warrants they still hold.

        If a vote on the Acquisition is held and the Acquisition is not approved, Aldabra will continue to try to consummate a business combination with a different target until June 19, 2009. If the Acquisition is not approved or completed for any reason, then public stockholders who voted against the Acquisition and exercised their conversion rights would not be entitled to convert their shares of Aldabra common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if Aldabra has required public stockholders to tender their certificates prior to the meeting, Aldabra will promptly return such certificates to the tendering public stockholder. Public stockholders who have exercised their conversion rights and voted against the Acquisition would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the Acquisition they voted against was duly approved and subsequently completed, or in connection with Aldabra's liquidation.

        Aldabra will not complete any business combination—including this Acquisition—if public stockholders, owning 40% or more of the IPO Shares, both exercise their conversion rights and vote against the Acquisition. Aldabra set the conversion percentage at 40% in order to reduce the likelihood that a small group of investors holding a block of Aldabra stock will be able to stop it from completing the Acquisition that is otherwise approved by a majority of Aldabra's public stockholders.

Liquidation If No Business Combination

        Aldabra's existing charter provides that we will continue in existence only until June 19, 2009. This part of our charter may not be amended except in connection with the consummation of a business combination. If Aldabra has not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the DGCL. This has the same effect as if Aldabra's board of directors and stockholders had formally voted to approve Aldabra's dissolution pursuant to Section 275 of the DGCL. Accordingly, limiting Aldabra's corporate existence to a specified date as permitted by Section 102(b)(5) of the DGCL removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required Aldabra's board of directors and stockholders to formally vote to approve Aldabra's dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this termination by June 19, 2009 provision as an obligation to our stockholders, and Aldabra will not take any action to amend or waive this provision to allow the Company to survive for a longer period of time except in connection with the consummation of a business combination.

        If Aldabra is unable to complete the Acquisition with BPP, Aldabra will continue to try to consummate a business combination with a different target.

Legal Proceedings

        There are currently no legal proceedings pending against Aldabra.

ALDABRA MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion should be read in conjunction with Aldabra's unaudited condensed financial statements from inception through the period ended September 30, 2007 and the related notes, as well as its audited financial statements for the period February 1, 2007 (date of inception) to February 28, 2007, and the notes thereto.

Overview

        Aldabra was formed on February 1, 2007, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Aldabra intends to utilize cash derived from the proceeds of its IPO, its capital stock, debt or a combination of cash, capital stock and debt, in effecting this Acquisition and other future business combinations.

        To date, Aldabra has neither engaged in any operations nor generated any revenues, except interest income. Aldabra's entire activity since inception has been to search for targets for a business combination.

Results of Operations

        For the three months ended September 30, 2007, we had net income of $2,791,250, consisting of interest income of $5,258,765 less operating expenses of $136,233 and provision for income taxes of $2,331,282.

        For the period from February 1, 2007 (inception) to September 30, 2007, we had net income of $3,059,051, consisting of interest income of $5,769,309 less operating expenses of $155,236 and provision for income taxes of $2,555,022.

Financial Condition and Liquidity

        Aldabra consummated its IPO of 41,400,000 units, including 5,400,000 units subject to the underwriters' over-allotment option, on June 22, 2007. Gross proceeds from this IPO were $414,000,000. Aldabra paid a total of $16,560,000 in underwriting discounts and commissions (not including $12,420,000 which was deferred by the underwriters until completion of a business combination) and incurred approximately $640,000 for other costs and expenses related to the offering and the over-allotment option. After deducting the underwriting discounts and commissions and the offering expenses, the total net proceeds—including $3,000,000 from the sale of the Aldabra Insider Warrants—were approximately $399,800,000, and an amount of $399,500,000 was deposited into the trust account. Aldabra intends to use substantially all of the net proceeds of its IPO to consummate the Acquisition, including structuring and negotiating the business combination.

        To the extent that Aldabra's capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund, as well as any other net proceeds not expended, will be used to finance the post-closing operations of the target business. Aldabra believes it will have sufficient available funds outside of the trust fund (including up to $3,100,000 generated from interest on the trust funds) to operate through June 19, 2009, assuming that a business combination is not consummated during that time.

        The "Use of Proceeds" section of Aldabra's prospectus, filed with the SEC on June 20, 2007 in connection with Aldabra's IPO, provided Aldabra's estimate and projected allocation of how the $3,300,000 in net proceeds held outside the trust account and amounts available from interest income earned on the trust account would be used in connection with Aldabra's search for a potential business combination target, operations and SEC reporting prior to the consummation of a business combination as follows:

  •
  $1,000,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

  •
  $250,000 of expenses for the due diligence and investigation of a target business by Aldabra's officers, directors and certain of its initial stockholders;

  •
  $200,000 of expenses in legal and accounting fees relating to Aldabra's SEC reporting obligations;

  •
  $180,000 for the administrative fee payable to Terrapin Partners, LLC ($7,500 per month for 24 months); and

  •
  $1,670,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $120,000 for director and officer liability insurance premiums.

        Through January 1, 2008, we have spent the following approximate amounts in each of the above categories:

  •
  $1,953,079 for legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination;

  •
  $86,669 for due diligence of prospective target businesses by officers, directors and existing stockholders;

  •
  $86,149 for legal and accounting fees relating to SEC reporting obligations;

  •
  $52,500 for payment of administrative fees to Terrapin Partners, LLC; and

  •
  $502,930 for miscellaneous working capital needs.

As a result of the complexity of the Acquisition, the funds we have spent as of November 30, 2007 that are attributable to legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination have exceeded the original estimated amount of $1,000,000 (as specified in our prospectus) by $953,079 (which amount has been paid out of the working capital budgeted amount).

        Aldabra does not believe that it will need to raise additional funds in order to meet the expenditures required for operating its business. However, Aldabra may need to raise additional funds through a private offering of debt or equity securities or other debt financing if such funds are required to consummate a business combination that is presented to it. Aldabra would only consummate such a financing simultaneously with the consummation of a business combination.

        Commencing on June 19, 2007 and ending upon the consummation of a business combination or Aldabra's liquidation, Aldabra began incurring a fee from Terrapin Partners, LLC, an affiliate of Mr. Leight, Aldabra's chairman of the board, and Mr. Weiss, its chief executive officer, of $7,500 per month for administrative, technology and secretarial services, as well as the use of limited office space, including a conference room, in New York City. In addition, in February and June 2007, Messrs. Leight and Weiss advanced an aggregate of $137,000 to Aldabra for payment on its behalf of IPO expenses. These loans were repaid following Aldabra's IPO from the proceeds of the IPO.

Liquidation If No Business Combination

        Aldabra's amended and restated charter provides that it will continue in existence only until June 19, 2009. This provision may not be amended except in connection with the consummation of a business combination. If Aldabra has not completed a business combination by such date, its corporate existence will cease except for the purposes of winding up its affairs and liquidating, pursuant to Section 278 of the DGCL. This has the same effect as if Aldabra's board of directors and stockholders had formally voted to approve Aldabra's dissolution pursuant to Section 275 of the DGCL. Accordingly, limiting Aldabra's corporate existence to a specified date as permitted by Section 102(b)(5) of the DGCL removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required Aldabra's board of directors and stockholders to formally vote to approve its dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). Aldabra views this provision terminating its corporate life by June 19, 2009 as an obligation to its stockholders and will not take any action to amend or waive this provision to allow Aldabra to survive for a longer period of time except in connection with the consummation of a business combination.

        If Aldabra is unable to complete a business combination by June 19, 2009, it will distribute to all holders of its IPO Shares, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest but less any expenses incurred, plus any remaining net assets (subject to its obligations under Delaware law to provide for claims of creditors as described below). Aldabra anticipates notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. The Aldabra Insider Stockholders have waived their rights to participate in any liquidation distribution with respect to their Private Shares. There will be no distribution from the trust account with respect to Aldabra's warrants, which will expire worthless. Aldabra will pay the costs of liquidation from its remaining assets outside of the trust account. If such funds are insufficient, Messrs. Leight and Weiss have agreed to advance Aldabra the funds necessary to complete such liquidation and have agreed not to seek repayment of such expenses.

        As of January 1, 2008, the value of the trust fund was approximately $402,145,013, net of accrued expenses and taxes, or approximately $9.71 per IPO Share. The proceeds deposited in the trust account could, however, become subject to the claims of Aldabra's creditors (which could include vendors and service providers it has engaged to assist Aldabra in any way in connection with its search for a target business and that are owed money by Aldabra, as well as target businesses themselves), which could have higher priority than the claims of its public stockholders to the extent that these vendors have not signed waivers. Messrs. Leight and Weiss have personally agreed, pursuant to agreements with Aldabra and Lazard Capital Markets LLC that, if Aldabra liquidates prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by Aldabra for services rendered or contracted for or products sold to Aldabra in excess of the net proceeds of the offering not held in the trust account, but only if, and to the extent, the claims reduce the amounts in the trust account (not including allowable expenses up to $3,100,000). We cannot assure you, however, that Messrs. Leight and Weiss would be able to satisfy those obligations. Furthermore, Messrs. Leight and Weiss will not have any personal liability as to any claimed amounts owed to a third party (including target businesses) that executed a waiver. If a claim were made that resulted in Messrs. Leight and Weiss having personal liability and they refused to satisfy their obligations, Aldabra would have a fiduciary obligation to bring an action against them to enforce Aldabra's indemnification rights and would accordingly bring such an action against them. Accordingly, the actual per IPO Share liquidation price could be less than approximately $9.71, due to claims of creditors. Additionally, in the case of a prospective target business that did not execute a waiver, such liability will only be in an amount necessary to ensure that holders of IPO Shares receive no less than $10.00 per share upon liquidation. Furthermore, if Aldabra is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against Aldabra that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in Aldabra's bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you that Aldabra will be able to return to its public stockholders at least approximately $9.71 per IPO Share.

        The holders of the IPO Shares will be entitled to receive funds from the trust account only in the event of the expiration of Aldabra's corporate existence and its liquidation or if they seek to convert their respective shares into cash upon a business combination that the stockholder voted against and that is completed by Aldabra. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

        Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is Aldabra's intention to make liquidating distributions to its stockholders as soon as reasonably possible after June 19, 2009 and, therefore, Aldabra does not intend to comply with those procedures. As such, Aldabra's stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of its stockholders may extend well beyond the third anniversary of such date. Because Aldabra will not be complying with Section 280, Section 281(b) of the DGCL requires Aldabra to adopt a plan that will provide for Aldabra's payment, based on facts known to Aldabra at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against Aldabra within the subsequent 10 years. Accordingly, Aldabra would be required to provide for any claims of creditors known to it at that time or those that it believes could be potentially brought against it within the subsequent 10 years prior to its distributing the funds in the trust account to its public stockholders. However, because Aldabra is a blank check company, rather than an operating company, and its operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from Aldabra's vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. All vendors, service providers and prospective target businesses are asked to execute agreements with Aldabra, waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against Aldabra will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. Aldabra therefore believes that any necessary provision for creditors will be reduced and should not have a significant impact on its ability to distribute the funds in the trust account to its public stockholders. Nevertheless, we cannot assure you of this fact, as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if Aldabra liquidates, the per-share distribution from the trust account could be less than approximately $9.71 due to claims or potential claims of creditors.

        If Aldabra is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against the Company that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by Aldabra's stockholders. Furthermore, because Aldabra intends to distribute the proceeds held in the trust account to its public stockholders promptly after June 19, 2009 (in the event of a liquidation), this result may be viewed or interpreted as giving preference to Aldabra's public stockholders over any potential creditors regarding access to, or distributions from, Aldabra's assets. Furthermore, Aldabra's board may be viewed as having breached its fiduciary duties to its creditors and/or may have acted in bad faith, and thereby exposing itself and Aldabra to claims of punitive damages by paying public stockholders from the trust account prior to addressing the claims of creditors. Aldabra cannot assure you that claims will not be brought against it for these reasons.

Competition

        In identifying, evaluating and selecting a target business, Aldabra may encounter intense competition from other entities having a business objective similar to its own. As of January 1, 2008, there were approximately 70 blank check companies in the United States with approximately $11,400,000,000 in trust that are actively seeking business combinations. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed an initial public offering and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this proxy statement and prior to Aldabra's completion of a business combination. Additionally, Aldabra may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than Aldabra and its financial resources will be relatively limited when contrasted with those of many of these competitors. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further, the following may not be viewed favorably by certain target businesses:

  •
  Aldabra's obligation to seek stockholder approval of a business combination may delay the completion of a transaction; and

  •
  Aldabra's obligation to convert into cash shares of common stock held by its public stockholders that both vote against the business combination and contemporaneously exercise their conversion rights may reduce the resources available to Aldabra for a business combination.

        Any of these factors may place Aldabra at a competitive disadvantage in successfully negotiating a business combination. Aldabra's management believes, however, that its status as a public entity and its existing access to the U.S. public equity markets may give Aldabra a competitive advantage over privately-held entities having a similar business objective as it in acquiring a target business with significant growth potential on favorable terms.

        If Aldabra succeeds in effecting this Acquisition and/or a different business combination, there will be, in all likelihood, intense competition from competitors of the business that is acquired by Aldabra. Aldabra cannot assure you that, subsequent to this Acquisition and or a different business combination, it will have the resources or ability to compete effectively.

Facilities

        Aldabra maintains its executive offices at c/o Terrapin Partners, LLC, 540 Madison Avenue, 17th Floor, New York, New York 10022. Terrapin Partners, LLC has agreed to provide Aldabra with administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, at this location pursuant to a letter agreement between Aldabra and Terrapin Partners, LLC. The cost for the foregoing services to be provided to Aldabra by Terrapin

Partners, LLC is $7,500 per month. Aldabra believes, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by Terrapin Partners, LLC is at least as favorable as it could have obtained from an unaffiliated person. Aldabra considers its current office space adequate for its current operations. If the Acquisition is consummated, the arrangement with Terrapin Partners, LLC will cease.

Employees

        Aldabra has two executive officers. These individuals are not obligated to devote any specific number of hours to Aldabra's matters and intend to devote only as much time as they deem necessary to its affairs. The amount of time they will devote in any time period varies depending on whether a target business has been selected for the business combination and the stage of the business combination process in which Aldabra is involved. Aldabra does not have any full-time employees, although Terrapin Partners, LLC has made available to Aldabra the services of two of Terrapin Partners, LLC's employees to assist Aldabra in the search for prospective business combinations, including the proposed Acquisition. These individuals are not required to devote any specific number of hours to Aldabra matters.

Engagement of Certain Financial Advisors

        Pali Capital, Inc. and Lazard Freres & Co. LLC were engaged to provide advisory services to Aldabra in connection with Aldabra's negotiation of the terms of the proposed Acquisition. While such advisors agreed to provide their services without compensation, Aldabra agreed to reimburse such advisors for expenses incurred in connection with their engagement and to indemnify such advisors with respect to losses and claims arising out of such engagement. Pali Capital, Inc. and Lazard Capital Markets LLC were two of the underwriters for the IPO. The parent company of Lazard Capital Markets LLC is party to a business alliance agreement with the parent company of Lazard Freres & Co. LLC pursuant to which certain underwriting and distribution opportunities are referred by Lazard Freres & Co. LLC to Lazard Capital Markets LLC in exchange for a referral fee.

 INFORMATION ABOUT BOISE PAPER PRODUCTS

General

        BPP currently operates as three segments of the Seller: the paper segment, the packaging and newsprint segment, and the corporate and other segment (which includes BPP's transportation business and corporate staff support).

Paper

Products

        BPP's paper segment manufactures and sells uncoated free sheet paper (including cut-size office papers, commercial printing paper, envelope papers, and a wide range of premium and specialty papers), market pulp, and corrugating medium (a component of containerboard). For all years presented, the paper segment's annual paper production was approximately 1.8 million short tons (a short ton is equal to 2,000 pounds) and its annual paper production capacity was approximately 1.9 million short tons. Many of BPP's paper products are commodity products, while others have specialized features that make these products premium or specialty grades. BPP's premium grades include high-bright and colored cut-size office papers, and BPP's specialty grades include custom-developed papers for such uses as label and release and flexible food packaging. BPP sells to customers both directly from its mills and through distribution centers. In 2006, BPP was the fourth-largest manufacturer of uncoated free sheet paper in North America with annual uncoated free sheet paper production capacity of approximately 1.5 million short tons and North American market share of approximately 11% in 2006. Following the merger of two of its competitors in 2007, BPP became the third largest producer of uncoated free sheet paper in North America. During 2006, uncoated free sheet paper accounted for approximately 88% of segment sales.

        The following table sets forth the capacity and production by product for the periods indicated:

	Year Ended December 31,		Nine Months ended September 30,
	2005	2006	2006	2007
	(short tons)
Capacity(1)
Uncoated free sheet	1,550,000	1,547,000	1,159,000	1,111,000
Containerboard (medium)	130,000	134,000	100,000	103,000
Market pulp	228,000	224,000	166,000	167,000

	1,908,000	1,905,000	1,425,000	1,381,000

Production
Uncoated free sheet	1,487,000	1,520,000	1,137,000	1,087,000
Containerboard (medium)	128,000	132,000	102,000	99,000
Market pulp	229,000	187,000	143,000	157,000

	1,844,000	1,839,000	1,382,000	1,343,000

(1)
Capacity assumes production 24 hours per day, 365 days per year, less days allotted for planned maintenance. Accordingly, production can exceed calculated capacity under some operating conditions.

        BPP's strategy is to increase its presence in the growing premium and specialty paper markets, while reducing its exposure to shrinking commodity markets, such as converting paper for business forms. BPP increased sales of premium and specialty papers from approximately 28% of uncoated free sheet tons sold during 2004 to approximately 33% of uncoated free sheet tons sold during 2006. Some traditional communications paper markets have been declining as electronic media has developed. These declines have varied by specific products: for example, roll stock for business forms has declined significantly while cut-size copy paper consumption has been essentially flat over the past several years as increased printer placements in home and manufacturing environments has offset reductions in office consumption. Many premium paper markets, such as recycled and colored papers have been growing. Other paper markets, such as label and release papers and flexible packaging papers, are not impacted negatively by electronic substitution. While BPP produces some uncoated free sheet paper for forms converting use, its commodity uncoated free sheet paper production is heavily weighted to cut-size copy paper sold through OfficeMax, which also helps facilitate sales of premium office papers, such as recycled and colored copy paper.

        The following table sets forth paper segment sales and EBITDA for the periods indicated:

	Predecessor			Boise Paper Products
	Year Ended December 31,			October 29 (inception) through December 31, 2004	Year Ended December 31,		Nine Months Ended September 30,
			January 1 through October 28, 2004
	2002	2003			2005	2006	2006	2007
	(dollars in millions)
Sales	$1,283.1	$1,254.8	$1,141.5	$237.6	$1,415.2	$1,494.7	$1,125.5	$1,198.3
Segment income (loss) before interest and taxes	33.7	(22.9)	(35.2)	17.7	57.5	63.3	47.3	81.9
Depreciation, amortization and depletion	140.6	136.3	118.5	8.4	55.2	62.3	45.8	44.7

EBITDA(1)	$174.3	$113.4	$83.3	$26.2	$112.6	$125.6	$93.1	$126.6

(1)
Segment EBITDA is calculated as segment income (loss) before interest, income tax provision (benefit) and depreciation, amortization and depletion. EBITDA is the primary measure used by our chief operating decision makers to evaluate segment operating performance and to decide how to allocate resources to segments. See "Selected Historical Financial Information of Boise Paper Products" for a description of BPP's reasons for using EBITDA, for a discussion of the limitations of such a measure and for a reconciliation of BPP EBITDA to net income.

        BPP's commodity-grade paper products are produced primarily on its larger paper machines in long, high-volume production runs that achieve economies of scale. On BPP's smaller paper machines, BPP cost-competitively manufactures premium and specialty grades, which are increasingly displacing the production of commodity grades on these machines. Premium and specialty grades tend to require shorter production runs, generate higher and more stable prices, and have higher margins over time. Sales volumes of premium and specialty grades increased 14%, from 436,000 tons in 2005 to 498,000 tons in 2006. This increased focus on premium and specialty grades is an important component of BPP's strategy. In support of this strategy as of September 30, 2007, BPP had spent approximately $80 million to modify its uncoated free sheet paper machine at its Wallula, Washington mill to enable it to produce pressure sensitive papers in addition to the commodity grades it has historically produced. Pressure sensitive papers include those used in the manufacture of labels and other adhesive papers.

        BPP also manufactures and sells market pulp. The quantity of market pulp it sells is approximately equal to the market pulp it purchases across both of its operating segments; therefore, any changes in the price and cost of pulp generally tend to offset one another.

Facilities

        BPP manufactures uncoated free sheet paper at four mills in the United States. These mills had an annual capacity of 1.5 million short tons of uncoated free sheet paper as of December 31, 2006. BPP's uncoated free sheet paper mills are supported by converting machines that, on a net basis, can produce approximately 1 million short tons of cut- and folio-size sheets annually.

        The following table sets forth the annual capacities of manufacturing locations in BPP's paper segment as of December 31, 2006, and production for the year then ended:

	Number of Machines	Capacity(1)	Production
	(short tons)
PULP AND PAPER MILLS
Jackson, Alabama
Uncoated free sheet	2	495,000	498,000
International Falls, Minnesota
Uncoated free sheet	4	548,000	524,000
St. Helens, Oregon
Uncoated free sheet	3	268,000	261,000
Market pulp	—	94,000	69,000
Wallula, Washington
Uncoated free sheet	1	236,000	237,000
Market pulp	1	130,000	118,000
Containerboard (medium)	1	134,000	132,000

	12	1,905,000	1,839,000

ANNUAL CAPACITY BY PRODUCT
Uncoated free sheet		1,547,000
Containerboard (medium)		134,000
Market pulp		224,000

		1,905,000

(1)
Capacity assumes production 24 hours per day, 365 days per year, less days allotted for planned maintenance. Accordingly, production can exceed capacity under some operating conditions.

Raw Materials and Input Costs

        Wood fiber is the principal raw material in this segment. The primary sources of wood fiber are timber and its byproducts, such as wood chips, wood shavings, and sawdust. Most of BPP's manufacturing facilities are located in close proximity to active wood markets. BPP has long-term market-based contracts for a portion of its fiber needs. BPP obtains some of its wood residuals from the Seller's sawmills and wood products facilities in the Pacific Northwest and, to a lesser extent, in the South, and the remainder are purchased from outside sources. As a part of the transaction, BPP is entering into contracts (based on market price) with the Seller to continue to source this fiber based on terms and conditions traditionally used between the businesses when they operated as fully-owned segments of the Seller. BPP also obtains fiber for its pulp mills in the Pacific Northwest from its cottonwood fiber farm near Wallula, Washington. In addition, BPP will continue to enter into fiber supply contracts with other third parties, which enable the Seller to source wood at market prices.

        All of BPP's paper mills have on-site pulp production facilities. Some of BPP's paper mills also purchase pulp from third parties pursuant to contractual arrangements. At the time these arrangements were negotiated, pulp markets were relatively soft and, as a result, BPP was able to negotiate attractive terms. Because the current pulp market is relatively tight, BPP may not be able to achieve new purchase arrangements with similarly attractive terms.

        BPP generally purchases raw materials through contracts or open-market purchases. These contracts are generally with suppliers located in closest proximity to the specific facility they supply, and they generally contain price adjustment mechanisms to account for market price and expense volatility.

        BPP's paper segment consumes substantial amounts of energy, such as electricity, natural gas, and fuel oil. During 2006, energy costs accounted for approximately 16% of the aggregate amount of materials, labor, and other operating expenses, including fiber costs, in this segment. BPP purchases substantial portions of its natural gas and electricity under supply contracts, most of which are between a specific plant and a specific local provider. Under most of these contracts, the providers are bound to provide BPP with all of its needs for a particular type of energy at a specific facility. Most of these contracts have pricing mechanisms that adjust or set prices based on current market prices. In addition, the Seller also uses derivative instruments such as natural gas swaps, options, or a combination of these instruments to partially mitigate price risk for its energy requirements. In addition, BPP has been increasing its use of renewable biomass fuels to displace fossil fuels. Historically, these fuels have been lower cost than fossil fuels per unit of energy output. Some of this shift has required capital investment to convert power boilers to be able to handle biomass fuels. For example, BPP has recently completed a $5 million project in Wallula, Washington, which allows one of its boilers to burn wood waste (hog fuel) instead of natural gas.

Sales, Marketing, and Distribution

        BPP's uncoated free sheet paper is sold primarily by BPP's own sales personnel. BPP sells to customers both directly from its mills and through distribution centers. This allows BPP to respond quickly to customer demands. In 2006, BPP processed a majority of its uncoated free sheet paper orders electronically, either over the Internet or using Electronic Data Interchange, a computer-to-computer purchase ordering and tracking system.

        The following table sets forth sales volumes of paper and paper products for the periods indicated:

	Predecessor			Boise Paper Products
	Year Ended December 31,			October 29 (inception) through December 31, 2004	Year Ended December 31,		Nine Months Ended September 30,
			January 1 through October 28, 2004
	2002	2003			2005	2006	2006	2007
	(thousands of short tons)
Commodity	1,061	1,022	891	178	1,080	999	768	755
Premium and specialty	364	374	358	68	436	498	374	363

Uncoated free sheet	1,425	1,396	1,249	246	1,516	1,497	1,142	1,118

Containerboard (medium)	123	126	110	23	128	132	102	99
Market pulp and other	179	146	138	27	142	112	87	101

	1,727	1,668	1,497	296	1,786	1,741	1,331	1,318

Customers

        BPP's largest customer in this segment is OfficeMax. In 2006, sales to OfficeMax accounted for $575.4 million of paper segment sales. The sales to OfficeMax constitute 45% of BPP's total uncoated free sheet sales volume and 80% of its office papers sales volume. In October 2004, OfficeMax agreed to purchase from the Seller its full North American requirements for cut-size office paper, to the extent the Seller chooses to supply such paper to them, through December 2012. OfficeMax's purchase obligations under the agreement will phase out over a four-year period (25% per year) beginning one year after the delivery of notice of termination, but in no event will the purchase obligation be reduced prior to December 31, 2012. The price for paper sold under this supply agreement approximates market prices. This agreement will be transferred to BPP on closing of the transaction. This supply agreement provides BPP with access to one of North America's largest office products sales and distribution networks, giving it a competitive advantage from the perspective of market access and customer supply-chain management.

        The Seller also currently has an agreement in place whereby it receives or makes additional payment to OfficeMax each year based on the average price of uncoated free sheet paper. For the first and second anniversary periods, which ended October 29, 2005 and 2006, neither Boise Cascade nor OfficeMax owed additional consideration for the purchase price. For the third anniversary period ended October 29, 2007, the Seller estimates that it will owe OfficeMax approximately $32.7 million. This agreement will be terminated as a result of the Acquisition, and consequently, Boise will neither receive payments from, nor make payments to, OfficeMax under this agreement.

        In addition to OfficeMax, BPP has approximately 800 uncoated free sheet paper customers, none of which individually represents a material portion of its sales. BPP's customers include paper merchants, commercial and financial printers, paper converters such as envelope and form manufacturers, and customers who use its paper for specialty applications such as label and release products. The majority of these customers purchase products through individual purchase orders. In addition to its paper supply agreement with OfficeMax, BPP has long-term relationships with other customers, although no single relationship, other than the one with OfficeMax, is material to its business.

Business Plan

        BPP's strategy in its paper segment is to maximize profitability by operating its two largest paper manufacturing machines at full capacity in the production of cut-size commodity office paper while dedicating as much production as possible on its smaller machines to premium and specialty (or value-added) papers for a variety of markets and end uses.

        BPP works closely with its customers to develop and manufacture innovative premium and specialty papers and to provide related service programs that respond to its customers' changing needs and technical requirements. On BPP's smaller machines, it will continue to displace the production of commodity grades with higher-margin premium and specialty grades. By leveraging its existing customer relationships, design capabilities, competitive cost position, and efficient logistics network, BPP seeks to expand its position as a leading North American supplier of premium and specialty papers. In support of this strategy, at September 30, 2007, BPP had spent approximately $80 million to modify its uncoated free sheet paper machine at its Wallula, Washington mill (the Wallula #3 machine), which historically produced a variety of commodity paper grades, to enable it to produce pressure sensitive papers, as well as commodity grades. Significant to the execution of BPP's strategy is the ability to produce, and sell pressure sensitive papers from the Wallula #3 machine and the ability to develop, produce and sell other premium and specialty grades on its smaller machines. Pressure sensitive paper grades, as well as other specialty grade products, are important because these categories are generally growing while North American demand for commodity uncoated free sheet paper in total has declined over the last five years.

        The long-term supply agreement with OfficeMax allows BPP to focus its largest paper machines on producing commodity products in long, high-volume production runs. This relationship allows BPP to continue to improve the capacity utilization of its largest paper machines, achieve supply-chain efficiencies, and develop and test product and packaging innovations. BPP plans to leverage the expertise developed in this relationship to better serve its other customers and develop new customers and products while pursuing productivity improvements and cost reductions.

Packaging & Newsprint

Products

        BPP's packaging and newsprint segment manufactures and sells containerboard (linerboard) and corrugated containers and sheets, as well as newsprint. For all years presented, the packaging and newsprint segment's annual linerboard and newsprint production and production capacity was approximately 1.0 million short tons. BPP produces approximately 74% of its own requirements (including industry trades) for containerboard used to make corrugated containers and sheets in its packaging and newsprint segment.

        The following table sets forth the capacity and production by product for the periods indicated:

	Year Ended December 31,		Nine Months ended September 30,
	2005	2006	2006	2007
	(short tons)
Capacity(1)
Containerboard (linerboard)	554,000	559,000	418,000	421,000
Newsprint	434,000	426,000	318,000	297,000

	988,000	985,000	736,000	718,000

Production
Containerboard (linerboard)	533,000	554,000	414,000	426,000
Newsprint	411,000	415,000	310,000	309,000

	944,000	969,000	724,000	735,000

(1)
Capacity assumes production 24 hours per day, 365 days per year, less days allotted for planned maintenance. Accordingly, production can exceed calculated capacity under some operating conditions.

        The following table sets forth packaging and newsprint segment sales and EBITDA for the periods indicated:

	Predecessor			Boise Paper Products
	Year Ended December 31,			October 29 (inception) through December 31, 2004	Year Ended December 31,		Nine Months Ended September 30,
			January 1 through October 28, 2004
	2002	2003			2005	2006	2006	2007
	(dollars in millions)
Sales	$635.1	$642.7	$565.6	$128.9	$731.6	$766.5	$576.4	$579.9
Segment income (loss) before interest and taxes	(20.5)	(14.4)	(2.1)	7.0	23.8	45.3	30.7	14.6
Depreciation, amortization and depletion	38.5	40.4	34.7	6.0	37.2	50.8	37.5	37.6

EBITDA(1)	18.1	26.0	32.5	13.0	61.0	96.1	68.3	52.2

(1)
Segment EBITDA is calculated as segment income (loss) before interest, income tax provision (benefit) and depreciation, amortization and depletion. EBITDA is the primary measure used by our chief operating decision makers to evaluate segment operating performance and to decide how to allocate resources to segments. See "Selected Historical Financial Information of Boise Paper Products" for a description of BPP's reasons for using EBITDA, for a discussion of the limitations of such a measure and for a reconcililation of BPP EBITDA to net income.

        Containerboard is used in the production of corrugated containers and sheets. BPP's corrugated containers are used in the packaging of fresh fruit and vegetables, processed food, beverages, and other industrial and consumer products. Growth of corrugated containers is driven by durable and non-durable goods production as more packaging gets used in the sale of these products. Corrugated sheets are primarily sold to converters who finish the sheets into corrugated container products. In 2006, BPP's two operating segments produced approximately 554,000 short tons of linerboard and its paper segment produced approximately 132,000 tons of corrugating medium, both of which are used in the production of corrugated containers. In 2006, BPP's two segments produced 686,000 short tons of linerboard and medium while BPP's corrugated container and sheet plants consumed approximately 505,000 tons of containerboard (including both linerboard and corrugating medium) or the equivalent of 74% of its containerboard production.

        BPP manufactured approximately 415,000 tons of newsprint during 2006, primarily for use in printing daily newspapers and other publications in North America. Of the machines at its mills in DeRidder, Louisiana, two machines are currently used in the production of newsprint. It is possible that these machines can be switched to other paper grades (such as linerboard, corrugating medium, unbleached kraft pulp, or packaging papers) provided that additional capital expenditure is undertaken and sufficient fiber can be sourced economically.

Facilities

        BPP manufactures containerboard (linerboard) and newsprint at its mill in DeRidder, Louisiana. This mill is one of the largest paper mills in North America, with an approximate annual production capacity of 1 million short tons as of December 31, 2006. BPP also manufactures corrugated containers and sheets at five plants in the Pacific Northwest and one sheet feeder plant in Texas, with an aggregate annual capacity of approximately 9.3 billion square feet, (which assumes operating the plants five days a week, 24 hours a day).

        The following table sets forth annual capacities of the containerboard (linerboard) and newsprint mill in DeRidder, Louisiana, as of December 31, 2006, and production for the year then ended:

	Number of Machines	Capacity(1)	Production
	(short tons)
PULP AND PAPER MILL
DeRidder, Louisiana
Containerboard (linerboard)	1	559,000	554,000
Newsprint	2	426,000	415,000

	3	985,000	969,000

(1)
Capacity assumes production 24 hours per day, 365 days per year, less days allotted for planned maintenance.

Raw Materials and Input Costs

        Wood fiber is the principal raw material in this segment. The primary sources of wood fiber are timber and its byproducts, such as wood chips. BPP's DeRidder manufacturing facility is located in close proximity to active wood markets. It relies on market-based contracts for a significant portion of its fiber needs. It obtains some of its wood residuals from the Seller's wood products plants in the

South, and the remainder are purchased from outside sources. After the Acquisition and pursuant to written arrangements, Boise and the Seller will continue to jointly source wood requirements to maximize cost efficiencies.

        BPP generally purchases raw materials through contracts or open-market purchases. Its contracts are generally with suppliers located in close proximity to the specific facility they supply, and they generally contain price adjustment mechanisms to account for market price and expense volatility.

        BPP's packaging and newsprint segment consumes substantial amounts of energy, such as electricity and natural gas. During 2006, energy costs accounted for approximately 15% of the sum of materials, labor, and other operating expenses, including fiber costs, in this segment. BPP purchases substantial portions of its natural gas and electricity under supply contracts. Under most of these contracts, the providers are bound to supply BPP with all of its needs for a particular type of energy at a specific facility. BPP's gas contracts have pricing mechanisms based primarily on current market prices, and its electricity contracts have pricing mechanisms based primarily on published tariffs. BPP also uses derivative instruments such as natural gas swaps, options, or a combination of these instruments to partially mitigate price risk. For more information about its use of derivative instruments, see "Boise Paper Products Management's Discussion and Analysis of Financial Condition and Results of Operations—Disclosures of Financial Market Risks." BPP has undertaken a major capital project, which it has almost completed, to reduce fiber and energy costs and increase production of linerboard through the addition of a shoe press in DeRidder.

Sales, Marketing, and Distribution

        BPP's containerboard (linerboard) and corrugated containers and sheets are sold by its own sales personnel and brokers. BPP markets its newsprint through Abitibi-Consolidated Inc. ("Abitibi") pursuant to an arrangement whereby Abitibi purchases all of the newsprint BPP produces at a price equal to the price Abitibi's mills in the southern United States receive from customers, less associated expenses and a sales and marketing discount. The newsprint price is verified through a third-party review. Abitibi is one of the world's largest producers and marketers of newsprint. Abitibi sells BPP's newsprint primarily in regional markets near the DeRidder, Louisiana, manufacturing facility. The contract with Abitibi expires on December 31, 2008. The agreement automatically renews for one additional five-year term unless either party terminates the agreement at the end of the initial term or at any time during the renewal term on one year's prior written notice. The contract will be transferred to BPP at closing of the transaction.

        The following table sets forth sales volumes of containerboard (linerboard), newsprint, and corrugated containers and sheets for the periods indicated:

	Predecessor			Boise Paper Products
	Year Ended December 31,			October 29 (inception) through December 31, 2004	Year Ended December 31,		Nine Months Ended September 30,
			January 1 through October 28, 2004
	2002	2003			2005	2006	2006	2007
	(thousands of short tons)
Containerboard (linerboard)(1)	479	451	382	81	452	266	203	183
Newsprint	406	416	349	81	408	411	307	306
	(millions of square feet)
Corrugated containers and sheets	4,463	4,591	3,876	787	4,770	6,599	4,964	4,976

(1)
Includes the impact of adopting Emerging Issues Task Force ("EITF") 04-13, Accounting for Purchases and Sales of Inventory With the Same Counterparty, effective January 1, 2006, which required BPP to report its inventory buy/sell transactions on a net basis. In accordance with the provisions of EITF 04-13, prior-period financial information has not been reclassified to conform with the current period's presentation. See the consolidated financial statements of Boise Paper Products for more information.

Customers

        During 2006, BPP sold approximately 48% of its linerboard in the open market, both domestically and in the export market. However, once trades (linerboard sales to other producers who, in turn, sell linerboard to BPP to achieve freight benefits) are included, approximately 74% of its total containerboard production (including both linerboard and corrugating medium) was effectively consumed by its own corrugated container and sheet plants. BPP sells its finished corrugated containers to over 1,000 active customers, including large agricultural producers and food and beverage processors. BPP sells corrugated sheets to over 200 converters who use the sheets to manufacture corrugated containers for a variety of customers.

        BPP sells all of its newsprint to Abitibi, one of the largest manufacturers of newsprint in the world, which sells to a number of newspaper publishers located near BPP's mill. In January of 2007, Abitibi, which sells the newsprint BPP produces at its DeRidder mill under a long-term contract, announced its intent to merge with Bowater Incorporated, another major newsprint producer. It is uncertain what the effects of the merger will be, if any, on BPP's newsprint business.

Business Plan

        BPP operates its packaging and newsprint business segment to optimize cash flow through integration between its containerboard and converting operations and operational improvements in its facilities to lower costs and improve efficiency. The acquisition of CTC in February 2006 was a significant step in increasing its integration. BPP is a low-volume producer of newsprint, all of which is sold through Abitibi. BPP's strategy for newsprint is to reduce exposure to that market by identifying an opportunity to convert current newsprint production capacity to serve packaging markets or, if no attractive conversion alternative is identified, to run its newsprint production capacity only if it generates positive cash flow. Should its newsprint production fail to continue to generate positive cash flow, the company will consider a shut down of one or both of the newsprint machines and associated pulp and utility operations.

Corporate and Other

        BPP's corporate and other segment primarily includes an allocation of the Seller's and OfficeMax's (in the predecessor periods) corporate support staff services and related assets and liabilities. These support services include, but are not limited to, finance, accounting, legal, information technology, and human resource functions. This segment also includes certain rail and truck transportation business and related assets that support BPP's manufacturing facilities. During the nine months ended September 30, 2007 and 2006, segment sales related to our rail and truck transportation business were $43.5 million and $47.3 million. During the years ended December 31, 2006 and 2005, and the period of October 29 (inception) through December 31, 2004, these sales were $61.4 million, $66.0 million, and $11.1 million, respectively. For the period of January 1 through October 28, 2004, these segment sales were $54.2 million. Rail cars and trucks are generally leased. BPP provides transportation service not only to its own facilities but also, on a limited basis, to third parties when geographic proximity and logistics are favorable.

Competition

        The markets in each of BPP's operating segments are large and highly competitive. BPP's products and services compete with similar products manufactured and distributed by others. Many factors influence BPP's competitive position in each of its operating segments. Those factors include price, service, quality, product features, and convenience of location.

Paper

        The markets in which BPP's paper segment competes are large and highly competitive. Commodity grades of uncoated free sheet paper are globally traded, with numerous worldwide manufacturers, and as a result, these products compete primarily on the basis of price. All of BPP's paper manufacturing facilities are located in the United States, and although they compete largely in the domestic market, they face competition from foreign producers, some of which have lower operating costs than BPP. The level of this competition varies, depending on domestic and foreign demand and foreign currency exchange rates. In general, paper production does not rely on proprietary processes or formulas, except in highly specialized or custom grades.

        Four major manufacturers in the North American uncoated free sheet paper market comprise approximately 75% of capacity. As of September 2007, BPP was the third largest producer of uncoated free sheet paper in North America. Although price is the primary basis for competition in most of BPP's paper grades, quality and service are important competitive determinants, especially in premium and specialty grades. BPP's paper products also compete with other paper grades, and other technologies such as electronic transmission and document storage alternatives. As the use of these alternatives continues to grow, BPP may see variances in overall demand for paper products or shifts from one type of paper to another.

        In early 2007, two of BPP's major competitors in the uncoated free sheet paper industry, Domtar Inc. and Weyerhaeuser Company, combined their uncoated free sheet paper businesses. This combination has resulted in a larger competitor than the two companies operating their paper businesses independently. It is uncertain what long-term effects, if any, this combination will have on BPP's paper business.

        BPP's execution of its strategy is partially dependent upon the ability to produce and sell pressure sensitive papers from the Wallula #3 machine and the ability to develop, produce and sell other premium and specialty grades on its smaller machines.

Packaging & Newsprint

        Containerboard (corrugating medium and linerboard) and newsprint are globally traded commodities with numerous worldwide manufacturers, and as a result, these products compete primarily on the basis of price. The intensity of competition in these industries fluctuates based on demand and supply levels, as well as prevailing foreign currency exchange rates. BPP's corrugated container operations in the Pacific Northwest have a leading regional market position and compete with several national and regional manufacturers. BPP's plant in Waco, Texas, known as CTC, produces corrugated sheets that are sold to sheet plants in the Southwest, where they are converted into corrugated containers for a variety of customers. Some of BPP's competitors have lower operating costs and/or enjoy greater integration between their containerboard production and corrugated container production than does BPP.

        In January of 2007, Abitibi, which sells the newsprint BPP produces at its DeRidder mill under a long-term contract, announced its intent to merge with Bowater Incorporated, another major newsprint producer. It is uncertain what the effects of the merger will be, if any, on BPP's newsprint business.

Seasonality

        BPP's paper businesses experience some seasonality, based primarily on buying patterns associated with particular products. For example, the demand for corrugated container products is influenced by changes in agricultural shipments in the Pacific Northwest. In addition, seasonally cold weather increases costs, especially energy consumption, at all BPP's manufacturing plants.

Working Capital

        BPP has no unusual working capital practices. BPP believes its management practices with respect to working capital conform to common business practices in the United States.

 BOISE PAPER PRODUCTS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

        You should read the following discussion of the financial condition and results of operations of BPP in conjunction with BPP management's consolidated financial statements and related notes contained elsewhere herein. Among other things, those consolidated financial statements include more detailed information regarding the basis of the presentation.

        This Management's Discussion and Analysis of Financial Condition and Results of Operations (the "MD&A") includes statements regarding BPP's expectations with respect to performance, liquidity, and capital resources. Such statements, along with any other non-historical statements in the discussion, are forward-looking. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in "Risk Factors." Actual results may differ materially from those contained in or implied by any of these forward-looking statements.

Executive Overview

        Boise Paper Products is the paper and packaging and newsprint businesses of Boise Cascade Holdings, L.L.C. and its predecessor in interest. BPP is comprised of the Paper Group: Boise White Paper, Boise P&N, and Boise Transportation, and assets and liabilities related to the operation of the paper, packaging and newsprint, and transportation businesses of the Paper Group and most of the headquarters operations of the Seller.

        Boise Paper Products Management's Discussion and Analysis of Financial Condition and Results of Operations begins with a general overview of the effects of the proposed Acquisition on BPP, including the impact of purchase accounting, costs associated with running the business as a stand-alone company, changes in tax expense as a result of operating as a stand-alone company and the anticipated impact of our increased leverage of the business. The analysis then addresses Seller's acquisition of the BPP business from OfficeMax on October 29, 2004 under "Acquisition of Assets From OfficeMax." The 2004 Transaction was accounted for under purchase accounting, resulting in a new basis for accounting.

        Next, the analysis discusses BPP's three operating segments—paper, packaging and newsprint, and corporate and other. The discussion of "Recent Trends and Operational Outlook" and "Factors That Affect Our Operating Results" is intended to give the reader an overview of the goals and challenges of BPP's business and the direction in which its business and products are moving. Due to the commodity nature of many of BPP's products, price movements are driven largely by supply and demand. Recent trends for BPP's business segments have been mixed. Pricing for cut-size office paper and packaging markets (which represent the majority of BPP's revenue) have been strong, while demand for printing and converting papers as well as newsprint has weakened. Not all of BPP's products are commodities. BPP's specialty papers are differentiated from competing products based on quality and product design, and are therefore less susceptible to market dynamics. BPP's results are also impacted by, among other things, volatility in raw material prices, including wood fiber and chemicals, labor costs and energy prices.

        The analysis then reviews BPP's "Results of Operations" for the nine months ended September 30, 2007 as compared to the nine months ended September 30, 2006 and compares results for fiscal 2006, 2005 and 2004, and the two months ended December 31, 2004. Following the analysis of BPP's results, relevant merger activity in BPP's industry and its "Acquisitions" and "Divestitures," including BPP's February 1, 2006 acquisition of CTC for $43.8 million, is addressed.

        The analysis then provides discussion of changes in BPP's balance sheet and cash flows and discusses its financial commitments in the sections entitled "Liquidity and Capital Resources." This is presented on both a historical basis under "Historical" and pro forma for the proposed Acquisition under "Following the Acquisition." The analysis then addresses BPP's "Contractual Obligations" and "Disclosures of Financial Market Risks", giving effect to the proposed Acquisition. On a historical basis, BPP's financials statements did not include an allocation of the Seller's debt or interest. These sections are followed by a discussion of the "Critical Accounting Estimates" BPP's management believes are important to understanding the assumptions and judgments incorporated in its reported financial results.

Effects of the Acquisition

Purchase Accounting

        BPP will account for the Acquisition using the purchase method of accounting. As a result, the total purchase price of approximately $1.637 billion (assuming a $12.17 million working capital adjustment for Aldabra) will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values as of the date of the Acquisition. The allocation of the purchase price of the assets acquired is expected to result in an increase in the book depreciation and amortization expense as a result of allocating a higher value to the acquired assets than their historical carrying value based on BPP's assessment of fair value, pending completion of a third-party valuation.

Stand-Alone Company

        During all periods presented, BPP used the services and administrative staff of the Seller. These services included, but were not limited to, finance, accounting, legal, information technology, and human resource functions. The costs not specifically identifiable to BPP were allocated based primarily on average sales, assets, and labor costs. Management believes all of the allocations reasonably reflect BPP's use of the services; however, had BPP operated on a stand-alone basis, and excluding gains related to changes in retiree healthcare programs, management estimates BPP's corporate and other segment would have reported segment losses of approximately $18 million in all annual periods presented. For the nine months ended September 30, 2007 and the year ended December 31, 2006, the corporate and other segment reported losses of $3.0 million and $11.6 million, respectively. Relative to December 31, 2006, the variance resulted from a larger gain recorded in 2007 for changes in retiree healthcare programs and fewer special project and other costs incurred in the corporate and other segment.

Taxes

        For all periods presented, the majority of BPP's assets were held and operated by limited liability companies, which are not subject to entity-level federal or state income taxation. The income taxes in respect to these operations were payable by Seller's equity holders in accordance with their respective ownership percentages. Following the Acquisition, BPP will be subject to entity-level federal income taxation.

Increased Leverage

        As of September 30, 2007, after giving pro forma effect to the Acquisition, BPP would have had approximately $957 million of outstanding indebtedness, assuming that none of the Aldabra stockholders exercise their conversion rights. BPP would have approximately $1,126 million of indebtedness, consisting of approximately $1,018 million under the new credit facilities and approximately $108 million under the subordinated promissory note to the Seller, assuming that 39.99% of the Aldabra stockholders exercise their conversion rights. As a result, BPP will be a leveraged company and interest expense will increase significantly in the periods following the consummation of the Acquisition. The indebtedness may limit the company's flexibility in planning for, or reacting to, changes in the business and future business opportunities since a substantial portion of cash flow from operations will be dedicated to the repayment of indebtedness. This may place us at a competitive disadvantage as some of BPP's competitors are less leveraged. BPP's leverage may make it more vulnerable to a downturn in the business, the industry or the economy in general.

Acquisition of Assets From OfficeMax

        The Seller's operations began on October 29, 2004 (inception), when it acquired the forest products and paper assets of OfficeMax. Before the 2004 Transaction, OfficeMax was known as Boise

Cascade Corporation. The Seller acquired the names "Boise" and "Boise Cascade" as part of the 2004 Transaction. The Seller acquired OfficeMax's forest products and paper assets, other than its timberland operations, for an aggregate purchase price of $2.2 billion, including approximately $140 million of related fees and expenses. Concurrently with the 2004 Transaction, Timber Holdings, an entity that was majority-owned by the Seller's majority owner, FPH, acquired from OfficeMax its timberland operations. In 2005, Timber Holdings sold its timberlands, and in November 2006, Timber Holdings merged with and into Boise Cascade Holdings, LLC. For more information related to the merger, see "Merger With Boise Land & Timber Holdings Corp." in this "Boise Paper Products Management's Discussion and Analysis of Financial Condition and Results of Operations."

        The Seller accounted for the 2004 Transaction using the purchase method of accounting. As a result, the purchase price of $2.2 billion was allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values as of the date of the 2004 Transaction. The purchase price was determined based on negotiations between OfficeMax and MDP, the Seller's equity sponsor who controls FPH.

        Compared with the predecessor period presented, the allocation of the purchase price resulted in a decrease in depreciation expense related to BPP's acquired assets because the Seller allocated a lower fair value to the acquired assets. The Seller also assigned new estimated useful lives, resulting in an average useful life of 11.5 years, compared with nine years for the predecessor. The Seller wrote up the value of the inventory by $20.2 million, resulting in increased costs and expenses recognized by the Seller upon the sale of the inventory during the period of October 29 (inception) through December 31, 2004.

        In connection with the 2004 Transaction, the Seller evaluated the acquired facilities and organizational structure. In accordance with the provisions of EITF 95-3, Recognition of Liabilities in Connection With a Purchase Business Combination, exit activities related to the 2004 Transaction increased goodwill. The Seller had one year from the acquisition date to finalize its restructuring plans and adjust goodwill.

        At September 30, 2007, the Seller had approximately $0.1 million of restructuring reserves related to severance costs recorded in "Accrued Liabilities, Compensation and Benefits." The severance costs related to costs for approximately 170 terminated employees. The remaining reserve relates to severance payments that will be paid by the end of 2007. The $0.1 million remaining restructuring reserve was recorded in the Paper segment. Restructuring reserve liability account activity related to these charges is as follows:

	Severance	Other	Total
	(millions)
2004 restructuring reserve	$7.4	$0.5	$7.9
Charges against reserve	(0.3)	—	(0.3)

Restructuring reserve at December 31, 2004	7.1	0.5	7.6
Additions to restructuring reserve	1.4	0.2	1.6
Charges against reserve	(6.3)	(0.6)	(6.9)

Restructuring reserve at December 31, 2005	2.2	0.1	2.3
Charges against reserve	(1.7)	(0.1)	(1.8)

Restructuring reserve at December 31, 2006	0.5	—	0.5
Charges against reserve	(0.4)	—	(0.4)

Restructuring reserve at September 30, 2007	$0.1	$—	$0.1

Material Ongoing Agreements With OfficeMax

        In connection with the 2004 Transaction, the Seller entered into a paper supply agreement with OfficeMax. Under this agreement, OfficeMax will purchase from the Seller all of its North American requirements for cut-size office paper, to the extent the Seller chooses to supply such paper to them, through December 2012 at prices approximating market prices. In addition, if OfficeMax sells additional grades of paper, the Seller gets an opportunity to compete for this business. As of September 2007, the Seller had sold additional grades of paper to OfficeMax that were not in the original agreement. The agreement renews automatically for additional one-year terms unless either party gives notice of termination after the initial termination date of December 31, 2012. If the agreement terminates, OfficeMax will be required to ratably phase out its purchases of our paper over a four-year period beginning on January 1 following the last year of the agreement. The earliest the four-year phase out period could begin is January 1, 2013.

Segments

        BPP operates its business through three segments: paper, packaging and newsprint, and corporate and other. These segments represent distinct businesses that are managed separately because of differing products and services. Each of these businesses requires distinct operating and marketing strategies. Management reviews the performance of the company based on these segments. Historically, OfficeMax conducted Boise Forest Products Operations in three segments: Boise Building Solutions, Boise Paper Solutions, and corporate and other. The financial statements included herein have been recast to conform with current segment presentation. OfficeMax historically allocated the results of its timberland operations to each of its Boise Building Solutions and Boise Paper Solutions segments. Since the Seller did not acquire the timberland operations from OfficeMax, they are not included in these financial statements.

Paper Segment

        BPP's paper segment manufactures and sells uncoated free sheet paper (including cut-size office papers, commercial printing paper, envelope papers, and a wide range of premium and specialty papers), market pulp, and corrugating medium (a component of containerboard). Many of BPP's paper products are commodity products, while others have specialized features that make these products premium and specialty grades. BPP's premium and specialty grades include high-bright and colored cut-size office papers and custom-developed specialty papers for such uses as label and release. BPP sells to customers both directly from its mills and through distribution centers. In 2006, approximately 45% of BPP's uncoated free sheet paper sales volume, including about 80% of its office papers sales volume, was sold to OfficeMax.

Packaging & Newsprint Segment

        BPP's packaging and newsprint segment manufactures and sells containerboard (linerboard) and newsprint at its mill in DeRidder, Louisiana. BPP also operates five corrugated container plants in the Northwest and a sheet feeder plant in Waco, Texas, which it acquired in February 2006 for $44 million. BPP's corrugated containers are used primarily in the packaging of fresh fruit and vegetables, processed food, beverages, and other industrial and consumer products. BPP's Waco plant, known as CTC, produces corrugated sheets that are sold to sheet plants in the Southwest region, where they are converted into corrugated containers for a variety of customers. BPP's containerboard and corrugated products are sold by its own sales personnel and by brokers.

        BPP markets its newsprint through Abitibi pursuant to an arrangement whereby Abitibi purchases all of the newsprint BPP produces at a price equal to the price at which Abitibi sells newsprint produced at its mills located in the southern United States, less associated expenses and a sales and marketing discount. The newsprint price is verified through a third-party review. In October 2007,

Abitibi, which sells the newsprint BPP produces at its DeRidder mill under a long-term contract, merged with Bowater Incorporated, another major newsprint producer. It is uncertain what the effects of the merger will be, if any, on BPP's newsprint business.

Corporate and Other Segment

        BPP's corporate and other segment primarily includes an allocation of the Seller's and OfficeMax's (in the predecessor periods) corporate support staff services and related assets and liabilities. These support services include, but are not limited to, finance, accounting, legal, information technology, and human resource functions. This segment also includes transportation assets such as railcars and trucks that BPP uses to transport its products from its manufacturing sites. During the nine months ended September 30, 2007 and 2006, segment sales related to our rail and truck transportation business were $43.5 million and $47.3 million. During the years ended December 31, 2006 and 2005, and the period of October 29 (inception) through December 31, 2004, these sales were $61.4 million, $66.0 million, and $11.1 million, respectively. For the period of January 1 through October 28, 2004, these segment sales were $54.2 million.

Recent Trends and Operational Outlook

        Recent trends and the outlook for BPP's business segments are mixed. Cut-size office paper and packaging markets have been strong, while printing and converting papers have been softer, and newsprint demand has been weak.

        During 2007, average prices for uncoated free sheet paper products have increased. Effective May 2007, BPP announced a price increase for the cut-size grades it produces. This price increase has now been fully implemented. RISI reports that cut-size paper prices increased 7% between January 1, 2007 and September 30, 2007. The demand for BPP's office papers has continued to be relatively firm and prices are stable. Printing and converting paper demand was negatively affected in the second quarter by the change in the postal rate structures, which caused envelope converters to reduce purchases of BPP's paper while they adjusted their business strategies and equipment to respond to the change in rate structure. It appears that BPP's customers have largely completed these adjustments and more typical order patterns have resumed. Effective September 10, 2007, BPP increased prices on most of its printing and converting grades by $60 per ton. This increase is being phased in as contracts permit. Demand for BPP's uncoated free sheet paper grades has exceeded production year-to-date 2007, resulting in declining inventories. RISI reports that linerboard prices increased 8% between January 1, 2007 and September 30, 2007.

        The reconfiguration of BPP's #3 paper machine in Wallula, Washington, to enable it to produce label and release papers in addition to the historical mix of commodity papers, came online in second quarter 2007 and continues to ramp up production. BPP qualified most of the label and release products on that machine with customers and continues to qualify the remaining grades as they produce them. Product quality has met expectations, customer acceptance has been positive and production efficiency is approaching targets. During the third quarter, the financial performance of BPP's paper segment was somewhat less than expected due, in part, to the efficiency issues encountered on the label and release project. These issues constrained expected production levels and reduced expected revenues. BPP expects the machine to reach expected efficiency levels on all target grades by year-end.

        The demand for BPP products relative to supply has allowed BPP to increase prices for both corrugated products as well as linerboard. The weak US dollar is making linerboard more competitive overseas while making it less attractive for overseas competitors to ship to the United States.

        Newsprint markets have continued to be negatively impacted by oversupply relative to demand in North America. This oversupply has put downward pressure on pricing in the past several quarters.

BPP does not anticipate any changes in the demand trend for newsprint in North America although it expects capacity cuts as marginal producers shut down. The continued pricing pressure on newsprint has led BPP to accelerate the review process of the D-2 paper machine at its DeRidder, Louisiana mill. While no decision has been made, BPP is considering converting the machine to containerboard or other grades or shutting down the machine. A shutdown of the machine would not have a material impact on BPP's cash flow or profitability. Abitibi and Bowater, the two largest producers of newsprint in North America, have merged and have recently announced substantial capacity cuts in newsprint, as well as an intention to increase newsprint prices by $60 per ton. While there can be no assurance that these capacity cuts will be made and the proposed newsprint price increases implemented, these measures may result in a better supply/demand balance in the newsprint sector and a more favorable outlook for this sector.

        Heavy rains in Louisiana during the first half of 2007 drove fiber costs up in the South. In addition, as a result of solid-wood mill curtailments and some closures, residual chip supply markets in the Pacific Northwest have been very tight in recent quarters. Softwood chip prices began to moderate early in the year, due largely to an increased flow of chips from pulpwood. As the year progressed and consumption remained relatively flat, softwood pulpwood and softwood residual chip prices continued to decline. The outlook for residual fiber supply in the Pacific Northwest, however, continues to be difficult. Higher wood fiber costs have had a negative impact on the St. Helens, Oregon, pulp and paper mill. While the mill is currently profitable, continued weakness in the housing sector may prompt further closures of wood products facilities in the region, driving residual fiber supply down further and costs higher. As a result, BPP may choose to change the operating configuration at that facility, including potentially closing some or all of the facility, if BPP cannot continue to operate on a positive cash flow basis.

        Historically, BPP's practice has been to spread its annual maintenance outages evenly during the course of the year. However, during the second quarter of 2007, BPP took maintenance outages at the International Falls, Minnesota, pulp and paper mill and the St. Helens, Oregon, pulp and paper mill. In addition, BPP took the Wallula, Washington, pulp and paper mill down for maintenance and to complete the modification of the Wallula #3 machine to produce label and release (pressure sensitive) grades in addition to the commodity grades historically produced on that machine. The mill was restarted after approximately 30 days. BPP experienced no unusual maintenance outages in the third quarter of 2007.

Factors That Affect Operating Results

        BPP's results of operations and financial performance are influenced by a variety of factors, including the following:

  •
  General economic conditions, including but not limited to white-collar employment, electronic substitution and durable goods production;

  •
  Volatility in raw material, energy prices and currency values;

  •
  The commodity nature of BPP's products and their price movements, which are driven largely by supply and demand;

  •
  Industry cycles and capacity utilization rates;

  •
  The cost of and ability to obtain necessary financing;

  •
  Continued compliance with government regulations;

  •
  Legislative or regulatory environments, requirements or changes affecting the businesses in which BPP is engaged;

  •
  Labor and personnel relations, and shortages of skilled and technical labor;

  •
  Credit or currency risks affecting BPP's revenue and profitability;

  •
  Major equipment failure;

  •
  Severe weather phenomena such as drought, hurricanes, tornadoes and fire;

  •
  BPP's customer concentration;

  •
  BPP's ability to implement its strategies;

  •
  Actions of suppliers, customers, and competitors; and

  •
  The other factors described in "Risk Factors."

Commodity, Premium and Specialty Products and Product Margins

        Many of the products BPP manufactures and distributes are widely available and can be readily produced by its competitors. Because commodity products have few distinguishing qualities from producer to producer, competition for these products is primarily based on price, which is determined by supply relative to demand. Generally, market conditions beyond BPP's control determine the price for its commodity products, and the price for any one or more of these products may fall below BPP's cash production costs. Therefore, BPP's profitability with respect to these products depends on managing its cost structure, particularly raw materials and energy prices, which also exhibit commodity characteristics.

        Not all of BPP's products are commodities. BPP's specialty papers are differentiated from competing products based on quality and product design, as well as related customer service. In the case of these premium and specialty products, BPP is generally able to influence price based on the strength of differentiation and levels of customer service and is generally able to sell these products at higher margins than its commodity products. In order to reduce its sensitivity to the cyclicality inherent in the paper industry, a fundamental component of BPP's strategy is to increase production of premium and specialty papers as a percent of its total paper segment sales. We believe these products are less susceptible to commodity dynamics.

        Comparing 2006 with 2005, BPP increased sales of premium and specialty papers from approximately 29% of uncoated free sheet paper tons sold during 2005 to 33% of uncoated free sheet paper tons sold during 2006. The recently completed project to convert BPP's Wallula #3 machine to enable it to produce pressure sensitive grades is a key step in providing BPP with the capacity to further increase production of premium and specialty paper grades.

Demand

        The overall level of demand for the products BPP makes is affected by, among other things, manufacturing activity, employment, and consumer spending. Accordingly, we believe that BPP's financial results depend in large part on general macroeconomic conditions in North America, as well as on regional economic conditions in the geographic markets in which it operates. While no single product line drives BPP's overall financial performance, individual product lines are influenced by conditions in their respective industries. For example:

  •
  Historically, demand for uncoated free sheet paper correlated positively with general economic activity. However, demand growth for some communications paper grades such as business forms and printing paper, which BPP produces, has decreased as the use of electronic transmission and document storage alternatives has become more widespread. At the same time, the proliferation of electronic bar code reader devices and radio frequency identification (RFID) have helped drive growth in demand for label and release papers, which BPP also produces. Consequently, the growth rates for non-communication based uses of paper are higher as they are less susceptible to the impact of electronic media.

  •
  A large share of the demand for corrugated containers, and therefore containerboard, is driven by manufacturing, specifically the manufacture of nondurable goods. In addition, inventory stocking or liquidation of these goods has an impact, as do currency exchange rates that affect the cost-competitiveness of foreign manufacturers. Demand has strengthened recently, as the weakening U.S. dollar has made U.S. producers more attractive relative to overseas competitors. Demand has been negatively impacted over the last several years by the offshoring of durable and nondurable goods manufacturing, as those products are then packaged abroad rather than in North America. U.S. exports of containerboard have also impacted by the large increase of containerboard capacity, especially in China and Europe.

  •
  Demand for newsprint depends upon prevailing levels of newspaper readership, advertising and circulation. According to the forest products industry research firm RISI, demand for newsprint in North America declined approximately 14% between 2002 and 2006, due in part to the growth of online media as well as substitution with uncoated groundwood grades.

Supply

        In 2005, faced with declining demand, rising energy and fiber costs, ongoing dissatisfaction with financial performance, and in some cases, a declining U.S. dollar, (and/or a rising Canadian dollar), several North American paper producers announced mill closures that decreased or will decrease supply. According to RISI, from 2002 to 2006, North American uncoated free sheet paper, containerboard, and newsprint capacities declined 6%, 3%, and 19%, respectively, according to RISI. According to RISI, in 2007, North American uncoated free sheet paper producers announced further capacity reductions of 1,381 million short tons.

        Industry supply of paper is also influenced by the level of imports and overseas production capacity, which has grown in recent years. While the weakness of the U.S. dollar has mitigated the level of imports in recent years, a strengthening in the U.S. dollar would potentially lead to increased imports of paper from overseas, thereby offsetting domestic capacity rationalization and putting downward pressure on prices.

Operating Costs

        BPP's major costs of production are labor, wood fiber, energy, and chemicals. The relative importance of these costs varies by segment. Given the significance of raw material and energy costs to BPP's total operating expenses and its limited ability to control these costs, compared with other operating costs, volatility in these costs can materially affect BPP's margins. In addition, the timing and degree of price cycles of raw materials and energy differ with respect to each type of raw material and energy BPP uses.

        Labor.    BPP's labor costs tend to increase steadily due to inflation in healthcare and wage costs. Labor costs are not as volatile as our energy and wood fiber costs.

        Wood fiber.    BPP's primary raw material is wood fiber, accounting for the following percentages of materials, labor, and other operating expenses, including fiber costs, for each of the respective segments listed below:

	Predecessor	Boise Paper Products
		October 29 (inception) through December 31, 2004	Year Ended December 31,		Nine Months Ended September 30,
	January 1 through October 28, 2004
			2005	2006	2006	2007
Paper	26%	27%	27%	28%	27%	28%
Packaging & Newsprint	13%	14%	14%	14%	14%	17%

        BPP's primary sources of logs and wood fiber are timber and byproducts of timber, such as wood chips, wood shavings, and sawdust. BPP acquires all of its fiber from outside sources and will continue to enter into fiber supply contracts that enable BPP to source wood at market prices. In BPP's paper and packaging and newsprint segments, logs and wood chips are converted into pulp, which BPP sells or uses at its paper mills to produce paper and linerboard. On an aggregate basis, BPP is able to produce all of its pulp needs, generally purchasing and selling similar amounts on the open market.

        Logs and wood fiber are commodities. Prices for logs and wood fiber have historically been cyclical due to changing levels of demand. Log and fiber supply may be limited by public policy or government regulation as well as fire, insect infestation, disease, ice storms, windstorms, hurricanes, flooding, other weather conditions, and other natural and man-made causes. Residual chip supply may be limited due to reduction in primary manufacturing at sawmills and plywood plants. In recent years, declines in log and fiber supply, driven primarily by changes in public policy and government regulation, have been severe enough to cause the closure of numerous facilities in some of the regions in which BPP operates. During 2006, BPP temporarily reduced pulp production at its St. Helens, Oregon, pulp and paper mill due to the inability to source wood fiber on a cost-effective basis. This resulted in approximately 20,000 tons of lost pulp production at St. Helens. Any sustained undersupply and resulting increase in wood fiber prices could decrease BPP's production volumes and/or increase its operating costs. Prices for BPP's products might not reflect increases or decreases in log and wood fiber prices, and as a result, its operating margins could fluctuate. Market prices for a variety of fiber sources, including logs and chips for BPP's Northwest operations and logs for its Minnesota and Louisiana operations, were higher in the first half of 2006 than in the first half of 2005. While log costs came down in Minnesota and Louisiana during the second half of 2006, during 2007 they are still high by historical standards. In the Pacific Northwest, residual chip costs continue to be high, and availability continues to be challenging. Because residual fiber in the Pacific Northwest comes predominantly from sawmills and plywood plants, curtailments in these mills as a result of decreased demand for these products related to the housing slowdown will continue to impact the availability of chips for BPP's Northwest pulp and paper operations. In Louisiana, historically uncharacteristic heavy and persistent rains since 2006 have negatively impacted the ability to source fiber cost effectively.

        Other raw materials and energy purchasing and pricing.    Other raw materials and energy used to manufacture products are purchased in both the open market and through long-term contracts. These contracts are generally with regional suppliers who agree to supply all of BPP's needs for a certain raw material or energy at one of its facilities. These contracts normally contain minimum purchase requirements and are for terms of various lengths. They also contain price adjustment mechanisms that take into account changes in market prices. Therefore, although the long-term contracts provide BPP with supplies of raw materials and energy that are more stable than open-market purchases, in many cases, they may not alleviate fluctuations in market prices.

        BPP's costs will rise if prices for raw materials or energy rise, and its margins are impacted by how much it can pass such price increases through to its customers. Specifically, some of its key chemicals, including pulping and bleaching chemicals consumed in its paper and packaging and newsprint mills, are heavily influenced by energy costs. A number of BPP's major suppliers have obtained recent price increases tied to their increased energy costs. The ability to affect price increases depends on several factors, primarily supply and demand, which varies by product line.

        Energy.    Energy prices, particularly for electricity, natural gas, and fuel oil, have been volatile in recent years and currently exceed historical averages. Energy costs represented the following percentages of materials, labor, and other operating expenses, including fiber costs, for each of the respective segments listed below:

	Predecessor	Boise Paper Products
		October 29 (inception) through December 31, 2004	Year Ended December 31,		Nine Months Ended September 30,
	January 1 through October 28, 2004
			2005	2006	2006	2007
Paper	13%	16%	16%	16%	15%	14%
Packaging & Newsprint	12%	13%	14%	15%	15%	15%

        BPP is striving to increase its energy efficiency through a combination of conservation initiatives and increasing its use of biomass fuel, which is typically cheaper than fossil fuel such as natural gas. In 2006, approximately 33% of BPP's 2006 fuel requirements were met by biomass fuel. In the third quarter, BPP spent approximately $4 million to upgrade a boiler at its Wallula, Washington mill to burn more biomass waste material and less natural gas. In addition, an example of BPP's energy reduction efforts is a project where the company is currently spending approximately $23 million on a shoe press in its DeRidder plant, which will reduce its use of energy in producing linerboard. In 2006, BPP reduced consumption of purchased fossil fuel in their paper mills by approximately 5.6% per unit of production, compared with 2005. BPP has limited flexibility to switch between fuel sources in the short term; accordingly, BPP has significant exposure to natural gas price changes. To reduce exposure to price increases, the Seller has entered into a variety of contracts to limit its susceptibility to short-term changes in energy costs. The Seller enters into natural gas swaps, options, or a combination of these instruments to hedge its exposure to natural gas price movements. During the nine months ended September 30, 2007, operating income was $8.7 million lower due to additional costs associated with its hedging activities. In 2006, operating income was $18.1 million lower due to hedging activities. As of September 30, 2007, the Seller has also entered into derivative instruments related to approximately 25% of forecasted natural gas purchases through March 2008.

        Chemicals.    Important chemicals BPP uses in the production of its products include precipitated calcium carbonate, sodium chlorate, sodium hydroxide, dyes, resins, and adhesives. Purchases of chemicals represented the following percentages of materials, labor, and other operating expenses, including fiber costs, for each of the respective segments listed below:

	Predecessor	Boise Paper Products
		October 29 (inception) through December 31, 2004	Year Ended December 31,		Nine Months Ended September 30,
	January 1 through October 28, 2004
			2005	2006	2006	2007
Paper	12%	12%	13%	14%	14%	14%
Packaging & Newsprint	3%	3%	4%	5%	5%	5%

        BPP's chemical costs as a percentage of materials, labor and other operating expenses, including fiber costs from related parties, in its paper and packaging and newsprint segments, remained flat during the first nine months of 2007 compared with the same period in 2006.

Results of Operations

        The following tables set forth the results of operations in dollars and as a percentage of sales for the predecessor period of January 1 through October 28, 2004, the period of October 29 (inception) through December 31, 2004, the years ended December 31, 2005 and 2006, and the nine months ended September 30, 2006 and 2007.

	Predecessor	Boise Paper Products
		October 29 (inception) through December 31, 2004			Nine Months Ended September 30,
			Year Ended December 31,
	January 1 through October 28, 2004
			2005	2006	2006	2007
	(dollars in millions)
Sales
Trade	$1,183.3	$246.5	$1,479.5	$1,567.4	$1,186.6	$1,215.8
Related parties	505.2	113.7	649.5	654.6	488.0	529.3

	1,688.5	360.2	2,129.0	2,222.0	1,674.6	1,745.1

Costs and expenses
Materials, labor, and other operating expenses	1,431.7	296.9	1,840.3	1,874.4	1,421.2	1,464.3
Fiber costs from related parties	62.9	13.0	32.4	30.4	21.1	30.9
Depreciation, amortization, and depletion	157.7	15.0	95.4	116.4	85.7	84.5
Selling and distribution expenses	50.4	8.9	55.2	59.8	44.6	43.6
General and administrative expenses	39.2	4.7	36.4	44.5	36.1	32.4
Other (income) expense, net	12.5	(0.1)	(4.3)	2.7	—	(0.6)

	1,754.4	338.4	2,055.4	2,128.2	1,608.7	1,655.1

Income (loss) from operations	$(65.9)	$21.8	$73.6	$93.8	$65.9	$90.0

	(percentage of sales)
Sales
Trade	70.1%	68.4%	69.5%	70.5%	70.9%	69.7%
Related parties	29.9	31.6	30.5	29.5	29.1	30.3

	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Costs and expenses
Materials, labor, and other operating expenses	84.8%	82.4%	86.4%	84.4%	84.9%	83.9%
Fiber costs from related parties	3.7	3.6	1.5	1.4	1.2	1.8
Depreciation, amortization, and depletion	9.3	4.2	4.5	5.2	5.1	4.8
Selling and distribution expenses	3.0	2.5	2.6	2.7	2.7	2.5
General and administrative expenses	2.3	1.3	1.7	2.0	2.2	1.9
Other (income) expense, net	0.8	—	(0.2)	0.1	—	(0.1)

	103.9%	94.0%	96.5%	95.8%	96.1%	94.8%

Income (loss) from operations	(3.9)%	6.0%	3.5%	4.2%	3.9%	5.2%

Sales Volumes and Prices

        Set forth below are segment sales volumes and average net selling prices for BPP's principal products for the predecessor period of January 1 through October 28, 2004, the period of October 29

(inception) through December 31, 2004, the years ended December 31, 2005 and 2006, and the nine months ended September 30, 2006 and 2007.

	Predecessor	Boise Paper Products
		October 29 (inception) through December 31, 2004	Year Ended December 31,		Nine Months Ended September 30,
	January 1 through October 28, 2004
			2005	2006	2006	2007
	(thousands of short tons, except corrugated containers and sheets)
Paper
Uncoated free sheet	1,249	246	1,516	1,497	1,142	1,118
Containerboard (medium)	110	23	128	132	102	99
Market pulp	138	27	142	112	87	101

	1,497	296	1,786	1,741	1,331	1,318

Packaging & Newsprint
Containerboard (linerboard)(1)	382	81	452	266	203	183
Newsprint	349	81	408	411	307	306
Corrugated containers and sheets (msf)	3,876	787	4,770	6,599	4,964	4,976
	(dollars per short ton, except corrugated containers and sheets)
Paper
Uncoated free sheet	$718	$768	$742	$802	$789	$859
Containerboard (medium)	388	452	330	392	384	426
Market pulp	400	394	396	440	419	534
Packaging & Newsprint
Containerboard (linerboard)(1)	$354	$392	$349	$355	$350	$380
Newsprint	434	445	491	533	536	496
Corrugated containers and sheets ($/msf)	47	49	50	50	50	52

(1)
Includes the impact of adopting EITF 04-13, Accounting for Purchases and Sales of Inventory With the Same Counterparty, effective January 1, 2006, which required BPP to report inventory buy/sell transactions on a net basis. In accordance with the provisions of EITF 04-13, prior-period financial information has not been reclassified to conform with the current period's presentation. See Boise Paper Products' Consolidated Financial Statements.

Operating Results

        The consolidated financial statements present the financial results of BPP for the nine months ended September 30, 2007 and September 30, 2006, and the years ended December 31, 2006 and 2005, and for the period of October 29 (inception) through December 31, 2004, and the financial results of BPP's predecessor for the period of January 1 through October 28, 2004. Reference to the period of October 29 (inception) through December 31, 2004, which represents the portion of 2004 following the closing of the 2004 Transaction, is made as the "last two months of 2004" and the period of January 1 through October 28, 2004, is referred to as the "first ten months of 2004." Reference to 2004 results refers to the combined results of the Seller for the period of October 29 (inception) through December 31, 2004, and BPP's predecessor for the period of January 1 through October 28, 2004.

Nine Months Ended September 30, 2007 Compared with Nine Months Ended September 30, 2006

Sales

        For the nine months ended September 30, 2007, total sales increased $70.5 million, or 4%, to $1,745.1 million, compared with $1,674.6 million a year ago. For the nine months ended September 30, 2007, sales increased in BPP's paper and packaging and newsprint segments. The increase in both of the paper businesses was driven by improved pricing in the current year relative to the same period in 2006.

        Paper.    During the nine months ended September 30, 2007, sales increased $72.8 million, or 6%, to $1,198.3 million from $1,125.5 million in the same period a year ago. The increase is the result of higher prices for BPP's uncoated free sheet papers, market pulp, and corrugating medium coupled with higher sales volumes of market pulp. In the comparable period of 2006, BPP curtailed pulp production at its St. Helens mill due to high fiber prices, which resulted in lower market pulp sales in that period. The improved pricing is the result of an improved supply-demand balance for those grades.

        Packaging & Newsprint.    During the nine months ended September 30, 2007, sales increased $3.5 million, or 1%, to $579.9 million from $576.4 million in the same period a year ago. The increase in sales reflects higher prices for linerboard and corrugated containers and sheets, partially offset by lower newsprint prices and, to a lesser extent, lower newsprint volumes.

        The lower newsprint prices and volumes reflect continuing reductions in newsprint consumption in North America. The higher prices for linerboard and corrugated products reflects relatively strong demand coupled with limited capacity additions. Linerboard sales volumes were lower in both periods, as more of BPP's production was consumed in its own packaging plants either directly or through containerboard partner trades.

Costs and Expenses

        Materials, labor, and other operating expenses, including fiber costs from related parties, increased $52.9 million, or 4%, to $1.5 billion for the nine months ended September 30, 2007, compared with $1.4 billion in the prior year. These cost increases were primarily the result of higher fiber costs, as less residual fiber was available in the Pacific Northwest and heavy rains in Louisiana during the first half of 2007 drove fiber costs up. Compared with the prior year, during the nine months ended September 30, 2007, fiber costs increased approximately $36.8 million, of which $17.0 million related to our paper segment and $19.8 million related to our packaging and newsprint segment. Chemical costs increased approximately $5.9 million, of which $5.1 million related to our paper segment and $0.8 million related to our packaging and newsprint segment. These increases were partially offset by a $5.4 million decrease in labor costs. Of the $5.4 million, our paper segment labor costs decreased $7.8 million and corporate and other segment decreased $0.4 million; these decreases were partially offset by an increase of $2.8 million in our packaging and newsprint segment. Compared with the prior year, energy costs decreased approximately $2.5 million and increased $1.2 million in our paper and packaging and newsprint segments, respectively.

        Depreciation, amortization, and depletion expenses decreased $1.2 million, or 1%, to $84.5 million for the nine months ended September 30, 2007, compared with $85.7 million for the nine months ended September 30, 2006. Results for the nine months ended September 30, 2007, included approximately $10.2 million of lower depreciation and amortization expense as a result of discontinuing depreciation and amortization on the assets held for sale in conjunction with the Acquisition. Of the $10.2 million of lower depreciation and amortization expense, $5.4 million related to its paper segment and $4.8 million related to its packaging and newsprint segment. This reduction in depreciation was partially offset by an increase in depreciation expense as the result of BPP's review of the estimated useful lives of some of its depreciable assets and determining that some assets would be used for a shorter period of time than the depreciable lives previously assigned to them. As a result, BPP revised its depreciation estimates to reflect the remaining expected use of the assets.

        Selling and distribution expenses decreased slightly, or 2%, to $43.6 million for the nine months ended September 30, 2007, compared with $44.6 million for the same period in the prior year. During the nine months ended September 30, 2006, the paper segment recorded an unusually large $2.3 million write-off of bad debt related to the unforeseen bankruptcy of a customer.

        General and administrative expenses decreased $3.7 million, or 10%, to $32.4 million for the nine months ended September 30, 2007, compared with $36.1 million for the nine months ended September 30, 2006. General and administrative expenses as a percentage of sales decreased to 1.9% for the nine months ended September 30, 2007, from 2.2% for the nine months ended September 30, 2006. These costs decreased during the nine months ended September 30, 2007, primarily due to lower payroll and benefit costs and training expenditures, partially offset by higher lease costs.

        Other (income) expense, net includes miscellaneous income and expense items. The components of "Other (income) expense, net" in the Consolidated Statements of Income are as follows:

	Nine Months Ended September 30,
	2006	2007
	(dollars in millions)
Changes in retiree healthcare programs	$(3.7)	$(4.4)
Sales of assets, net	1.4	1.3
Project costs	2.1	0.3
Other, net(1)	0.2	2.2

	$—	$(0.6)

(1)
The nine months ended September 30, 2007, included $2.2 million of expense related to the closure of our paper converting facility in Salem, Oregon, which we closed in the third quarter 2007.

Income (Loss) From Operations

        For the nine months ended September 30, 2007, income from operations increased $24.1 million, or 37%, to $90.0 million, compared with $65.9 million in the same period a year ago. The increase was primarily the result of higher income in the paper segment, offset in part by lower income in the packaging and newsprint segment.

        Paper.    Segment income increased $34.6 million, or 73%, to $81.9 million for the nine months ended September 30, 2007, compared with $47.3 million during the same period in the prior year. Higher product prices and pulp sales volumes and lower energy costs more than offset higher fiber and chemical costs. As a result of the proposed sale of this business, BPP suspended depreciation and amortization of its long-lived assets in September 2007, which reduced depreciation and amortization during the nine months ended September 30, 2007, by approximately $5.4 million.

        Packaging & Newsprint.    Segment income decreased $16.1 million, or 52%, to $14.6 million, compared with $30.7 million in the same period a year ago. During the nine months ended September 30, 2007, lower newsprint sales prices and higher fiber costs more than offset the increase in linerboard prices and corrugated container and sheet prices. Partially offsetting the unfavorable impacts on segment income was $4.8 million of lower depreciation and amortization expense as a result of the proposed sale of the paper and packaging and newsprint businesses.

2006 Compared With 2005

Sales

        Total sales increased $93.0 million, or 4%, to $2.2 billion in 2006 from $2.1 billion in 2005. Relative to the year ended December 31, 2005, sales increased in both paper and packaging and newsprint segments. The increase in sales in our paper segment was driven primarily by higher prices. The increase in packaging and newsprint segment sales was driven primarily by the addition of CTC and higher prices, as relatively firm markets and little or no increase in capacity led to tighter supply/demand dynamics, which allowed producers to raise prices.

        Paper.    Sales increased $79.5 million, or 6%, to $1,494.7 million in 2006 from $1,415.2 million in 2005. The increase in sales was primarily due to the increase in the price of commodity uncoated free sheet paper, which was 10% higher than the same period a year ago. In addition, prices for premium and specialty papers, corrugating medium, and market pulp increased 2%, 19%, and 11%, respectively. In 2006, we took 4,000 tons of market-related downtime related to uncoated free sheet paper production, compared with 17,000 tons in 2005. In third quarter 2005, we lost approximately 3,500 tons of uncoated free sheet paper production due to Hurricanes Dennis and Katrina. Overall sales volumes of uncoated free sheet paper decreased 2%. Contributing to the drop in sales volume was a 21% decrease in the sales volume of market pulp, as we reduced production at our St. Helens pulp and paper mill due to difficulty sourcing an adequate volume of wood chips at acceptable prices. During 2006, as a result of the shortage of chips in the Northwest, we reduced pulp production at our St. Helens mill by approximately 20,000 tons. In addition, sales volumes in uncoated free sheet paper decreased 1%. During the fourth quarter 2006, we chose to build inventory to cover planned production downtime in early 2007 at our Wallula mill to implement the capital project to produce both pressure sensitive paper and commodity uncoated free sheet paper grades. The decrease in uncoated free sheet paper sales volumes occurred largely in the fourth quarter, as demand declined seasonally. Corrugating medium sales volumes were modestly higher in 2006, compared with 2005.

        Packaging & Newsprint.    Sales increased $34.9 million, or 5%, to $766.5 million in 2006 from $731.6 million in 2005. The increase was driven primarily by increased corrugated sheet sales from CTC, coupled with increased sales prices for both linerboard and newsprint, which were up 2% and 9%, respectively. These increases were partially offset by lower linerboard sales volumes due, in part, to the adoption of EITF 04-13 and lower sales of linerboard, as we moved more of our linerboard through our own converting plants. Excluding the impact of EITF 04-13 (which nets out any trade sales), linerboard sales volumes decreased 1%, compared with 2005. Had EITF 04-13 been in effect in 2005, it would have reduced sales $69.6 million. In 2006, we took 9,000 tons of market-related downtime, compared with 13,000 tons in 2005. In both periods, the market-related downtime was primarily in newsprint. In third quarter 2005, we lost approximately 9,500 tons of linerboard production and 8,200 tons of newsprint production due to Hurricane Rita.

Costs and Expenses

        Materials, labor, and other operating expenses, including fiber costs from related parties, increased $32.1 million, or 2%, to $1,904.8 million in 2006 from $1,872.7 million in 2005. The increase was due primarily to higher raw material costs in both of BPP's segments. Fiber, chemical, and energy costs were higher year over year in both segments. Compared with 2005, fiber costs increased approximately $32.8 million and $5.3 million in our paper and packaging and newsprint segments, respectively. The increase in fiber costs in our paper segment partially resulted from a 9% per ton increase in wood costs and a 16% per ton increase in purchased pulp costs, comparing 2006 with 2005. Chemical costs increased approximately $23.0 million and $8.1 million in our paper and packaging and newsprint segments, respectively. Energy costs increased approximately $5.4 million and $6.9 million in our paper and packaging and newsprint segments, respectively. During 2006, our energy costs were approximately $18.1 million higher than they would have been had we not hedged our exposure to changing prices through derivative instruments. Chemical costs in BPP's paper and packaging and newsprint segments were higher, as suppliers increased prices to reflect increases in their energy costs. Chemical costs in BPP's uncoated free sheet business were also higher due to the move by the industry to higher brightness for commodity cut-size papers, which requires the use of more chemicals. In addition, BPP experienced higher compensation and benefit costs reflecting general inflation in wages and benefits. Compared with 2005, labor costs increased approximately $5.1 million and $8.7 million in our paper and packaging and newsprint segments, respectively. These costs decreased approximately $1.0 million in our corporate and other segment. As a percentage of sales, materials, labor, and other operating expenses decreased slightly to 85.8% in 2006 from 87.9% in 2005.

        Depreciation, amortization, and depletion expenses increased $21.0 million, or 22%, to $116.4 million in 2006 from $95.4 million in 2005. The increase was primarily the result of BPP's review of the estimated useful lives of some of its depreciable assets and determining that some assets would be used for a shorter period of time than the depreciable lives previously assigned to them. As a result, BPP revised its depreciation estimates to reflect the remaining expected use of the assets. This change in estimate increased depreciation, amortization, and depletion expenses by approximately $10 million in 2006.

        Selling and distribution expenses increased $4.6 million, or 8%, to $59.8 million in 2006 from $55.2 million in 2005. In 2006, BPP's paper segment recorded a $2.3 million write-off of bad debt related to the bankruptcy of a customer. In addition, distribution expenses increased in 2006, as compared to 2005, due to increased freight rates coupled with an increased percentage of truck shipments relative to rail shipments.

        General and administrative expenses increased $8.1 million, or 22%, to $44.5 million in 2006 from $36.4 million in 2005. General and administrative expenses as a percentage of sales increased 0.3% in 2006, from 1.7% in 2005 to 2.0% in 2006. Relative to 2005, general and administrative expenses increased primarily due to higher outside professional fees, benefit costs, training expenditures, and lease costs.

        Other (income) expense, net includes miscellaneous income and expense items. The components of "other (income) expense, net" in the Consolidated Statements of Income are as follows:

	Year Ended December 31,
	2005	2006
	(dollars in millions)
Changes in retiree healthcare programs(1)	$(5.2)	$(3.7)
Sales of assets, net	0.8	3.0
Project costs	—	2.7
Other, net	0.1	0.7

	$(4.3)	$2.7

(1)
The years ended December 31, 2006 and 2005, include gains of $3.7 million and $5.2 million, respectively, for changes in retiree healthcare programs. See Boise Paper Products' Consolidated Financial Statements for more information.

Income (Loss) From Operations

        Income from operations increased $20.2 million, or 28%, from $73.6 million in 2005 to $93.8 million for 2006. The increase was primarily the result of improved performance in both the paper and packaging and newsprint segments.

        Paper.    Segment income increased $5.8 million, or 10%, to $63.3 million for 2006, compared with $57.5 million for 2005. This increase was due primarily to higher prices. Partially offsetting the higher prices were increases in raw material and manufacturing costs, including fiber, chemicals, compensation and benefits, and energy. Chemical cost increases were primarily the result of increases in prices from suppliers and, to a lesser extent, the conversion to higher brightness in uncoated free sheet paper grades. In addition, BPP experienced a reduction in market pulp sales, as it curtailed operations at its St. Helens, Oregon, pulp mill in response to high wood costs.

        Packaging & Newsprint.    Segment income increased $21.5 million, or 90%, to $45.3 million for 2006, compared with $23.8 million for 2005. The increase was primarily the result of higher linerboard and newsprint prices. The addition of CTC also contributed to improved segment income. These improvements were offset, in part, by increased depreciation, compensation and benefits, fiber, energy, and chemical costs. The year ended December 31, 2005, included downtime taken as a result of Hurricane Rita.

2005 Compared With 2004

Sales

        Total sales increased $80.3 million, or 4%, to $2.1 billion in 2005 from $2.0 billion in 2004. Sales in both of BPP's operating segments increased during 2005, compared with 2004. Paper sales increased 3% primarily due to higher average uncoated free sheet prices. Packaging and newsprint segment sales increased 5% primarily due to increased corrugated container sales volume and improved corrugated container and newsprint prices, offset in part by lower newsprint volumes, lower linerboard prices, and lower linerboard sales volumes, as BPP moved more of its linerboard production through its own corrugated container plants.

        Paper.    Sales increased $36.1 million, or 3%, to $1,415.2 million in 2005 from $1,379.1 million in 2004. The sales increase was driven primarily by increased uncoated free sheet paper prices. Despite an overall market demand decline, uncoated free sheet paper sales volume increased, reflecting a 2% increase in sales of premium and specialty papers and a 1% increase in sales of our commodity papers. Prices for uncoated free sheet paper increased 2%, reflecting a 3% increase in commodity paper prices while premium and specialty paper prices remained flat. In 2005, BPP took 17,000 tons of market-related downtime, compared with 50,000 tons in 2004. In third quarter 2005, it lost approximately 3,500 tons of uncoated free sheet production due to Hurricanes Dennis and Katrina.

        Packaging & Newsprint.    Sales increased $37.1 million, or 5%, to $731.6 million in 2005 from $694.5 million in 2004. Corrugated container sales prices and volumes increased 4% and 2%, respectively, driven by strengthening supply/demand fundamentals, while newsprint prices and volumes were up 13% and down 5%, respectively. Newsprint price increases reflect improved supply/demand dynamics for the grade, as competitors shut down production or converted production to other grades. Linerboard sales prices and volumes decreased 3% and 2%, respectively. Linerboard price decreases reflect lower end-user demand. In 2005, BPP took 13,000 tons of market-related downtime, compared with 23,000 tons in 2004. In both periods, the market-related downtime was primarily in newsprint. In third quarter 2005, BPP lost approximately 9,500 tons of linerboard production and 8,200 tons of newsprint production due to Hurricane Rita.

Costs and Expenses

        Materials, labor, and other operating expenses, including fiber costs, increased $68.2 million, or 4%, to $1.9 billion in 2005 from $1.8 billion in 2004. The increase in expense was attributable to increased energy, chemical, and fiber costs offset in part, by lower labor costs. Compared with 2004, energy costs increased approximately $37.1 million and $14.8 million in our paper and packaging and newsprint segments, respectively. Energy costs increased approximately $19 per ton and $15 per ton in our paper and packaging and newsprint segments, respectively, compared with 2004. The increase in energy costs was primarily the result of increases in natural gas prices. Fiber costs increased approximately $24.9 million and $3.6 million in our paper and packaging and newsprint segments, respectively. The increase in fiber costs was primarily the result of higher wood costs in both our segments and increased purchased pulp prices in our paper segment. Compared with 2004, chemical costs increased approximately $15.6 million and $5.2 million in our paper and packaging and newsprint segments, respectively. The increase in chemical costs in our paper segment was due primarily to higher prices for pulping and bleaching chemicals and a portion of this increase was due to production of new high-bright paper grades. The increase in chemical costs in our packaging and newsprint segment was due primarily to increases in caustic soda prices and higher consumption of clay on our newsprint machines to meet opacity targets. Compared with 2004, labor costs decreased approximately $26.8 million, $4.5 million, and $1.1 million in our paper, packaging and newsprint, and corporate and other segments, respectively. The decreases in labor costs were primarily due to headcount reductions during the year. As a percentage of sales, these costs were 87.9% in 2005 and 88.1% in 2004.

        Depreciation, amortization, and depletion expenses decreased $77.3 million, or 45%, to $95.4 million for the year ended December 31, 2005, compared with $172.7 million for the year ended December 31, 2004. The reduction in depreciation and amortization is primarily the result of the revaluation of assets associated with the purchase of the assets from BPP's predecessor.

        Selling and distribution expenses decreased $4.1 million, or 7%, to $55.2 million in 2005 from $59.3 million in 2004. As a percentage of sales, selling and distribution expenses increased slightly to 2.6% in 2005 from 2.9% in 2004.

        General and administrative expenses decreased $7.5 million, or 17%, to $36.4 million in 2005 from $43.9 million in 2004. General and administrative expenses as a percentage of sales decreased from 2.2% in 2004 to 1.7% in 2005. These decreases reflect lower pension and incentive compensation costs, as described in more detail below.

        The costs and expenses discussed above reflect the positive impact of the reduced benefit costs BPP realized as a result of the 2004 Transaction, due to OfficeMax retaining the benefit obligation for all of its former employees except for the OfficeMax employees hired by BPP. For the year ended December 31, 2005, BPP's pension and other postretirement benefit expense decreased $20.9 million, or 58%, to $15.0 million from $35.9 million in 2004.

        Other (income) expense, net includes miscellaneous income and expense items. The components of "other (income) expense, net" in the Consolidated Statements of Income are as follows:

	Predecessor	Boise Paper Products
	January 1 through October 28, 2004	October 29 (inception) through December 31, 2004	Year Ended December 31, 2005
	(dollars in millions)
Changes in retiree healthcare programs(1)	$—	$—	$(5.2)
Sales of assets, net	3.1	0.1	0.8
Compensation expense (2)	7.3	—	—
Other, net	2.1	(0.2)	0.1

	$12.5	$(0.1)	$(4.3)

(1)
Reflects gain of $5.2 million for changes in BPP's retiree healthcare programs. See Boise Paper Products' Consolidated Financial Statements for more information.

(2)
Reflects $7.3 million of expense primarily for a one-time retention bonus OfficeMax granted to its employees.

Income (Loss) From Operations

        Income (loss) from operations increased $117.7 million, to income of $73.6 million in 2005, compared with a loss of $44.1 million in 2004. Relative to 2004, segment income increased in both paper and packaging and newsprint segments.

        Paper.    Segment results improved $75.0 million to $57.5 million of income in 2005 from a $17.5 million loss in 2004. The increase in segment income, relative to the same period in 2004, is due to improved pricing, product mix, and reduced fixed costs, including labor and depreciation and amortization, partially offset by increases in variable costs, including energy, chemicals, and fiber. While uncoated free sheet paper markets started the year strong, prices softened during the second half of the year, reflecting unfavorable supply/demand balances.

        Packaging & Newsprint.    Segment results improved $18.9 million to $23.8 million of income in 2005, compared with $4.9 million in 2004. In 2005, the increase in segment income, relative to the same period in 2004, was due to improved sales volumes and prices in our box plants driven by improved supply/demand balances in the industry. Results were also positively influenced by improved pricing in newsprint and reduced fixed costs. These impacts more than offset lower linerboard prices and sales volumes, lower newsprint volumes, and significantly higher energy and chemical costs.

Two Months Ended December 31, 2004

Sales

        Total sales during the last two months of 2004 were $360.2 million. Sales in BPP's paper and packaging and newsprint segments were $237.6 million, and $128.9 million, respectively, during that period. BPP's paper segment realized a 7% price increase for uncoated free sheet, compared with prices for the first ten months of 2004. Containerboard and newsprint prices in BPP's packaging and newsprint segment increased 11% and 3%, respectively, compared with prices for the first ten months of 2004.

Costs and Expenses

        The aggregate amount of materials, labor, and other operating expenses, including fiber costs, was $309.9 million for the last two months of 2004. Fiber costs were approximately $53.9 million and $15.8 million in our paper and packaging and newsprint segments, respectively. Labor costs were approximately $35.8 million, $14.3 million, and $2.0 million in our paper, packaging and newsprint, and corporate and other segments, respectively. Energy costs were approximately $32.3 million and $15.4 million in our paper and packaging and newsprint segments, respectively. Chemical costs were approximately $24.7 million and $3.4 million in our paper and packaging and newsprint segments, respectively. As a percentage of sales, these expenses and costs decreased to 86.0% in the final two months of 2004 from 88.5% in the first ten months of 2004.

        Selling and distribution expenses were $8.9 million in the last two months of 2004. As a percentage of sales, selling and distribution expenses decreased from 3.0% for the first ten months of 2004 to 2.5% for the last two months of 2004.

        General and administrative expenses were $4.7 million for the last two months of 2004. General and administrative expenses as a percentage of sales decreased from 2.3% for the first ten months of 2004 to 1.3% for the last two months of 2004. This decrease was due in part to our lower benefit costs as a result of the 2004 Transaction.

Income from Operations

        Income from operations for the last two months of 2004 was $21.8 million. Each operating segment reported positive results for that period, with paper segment income of $17.7 million, and packaging and newsprint segment income of $7.0 million. As a percentage of sales, income from operations increased to 6.0% for the last two months of 2004 from a loss of 3.9% for the first ten months of 2004. This improvement reflects a decrease in depreciation, amortization, and depletion expenses as a percentage of sales from 9.3% for the first ten months of 2004 to 4.2% for the last two months of 2004, due to a lower depreciable asset base as a result of the 2004 Transaction. Income from operations for the last two months of 2004 reflects a $11.7 million noncash charge due to an inventory valuation adjustment recorded as a result of the 2004 Transaction.

Industry Mergers and Acquisitions

        In early 2007, two of BPP's major competitors in the uncoated free sheet paper business, Domtar, Inc. and Weyerhaeuser Company, combined their uncoated free sheet paper businesses. This combination has resulted in a larger and potentially much stronger competitor than the two companies operating their paper businesses independently. It is uncertain what the effects will be on BPP's uncoated free sheet paper business.

        In October 2007, Abitibi, which sells the newsprint BPP produces at its DeRidder mill pursuant to a long-standing marketing agreement, completed a merger with Bowater Incorporated, another major newsprint producer. As a part of the merger, the merged company, AbitibiBowater, assumed Abitibi's rights and responsibilities under the newsprint marketing agreement with BPP. Although the merger does not effect the terms of the newsprint marketing arrangement or allow either party to cancel the agreement, it is uncertain what the effects of this merger will be, if any, on the newsprint industry in general.

Acquisitions

        On February 1, 2006, BPP purchased the assets of CTC in Waco, Texas, for an aggregate purchase price of $43.8 million, including fees and expenses, but before working capital adjustments. In 2006, BPP paid approximately $42.6 million of cash for the acquisition, which is net of a $2.0 million holdback that is payable in five years. At September 30, 2007 and December 31, 2006, "Other long-term liabilities" on BPP's Consolidated Balance Sheet included a $1.5 million and a $1.4 million discounted holdback (including accrued accretion expense). CTC manufactures corrugated sheets that it sells primarily to regional container plants in Texas, Louisiana, Arkansas, and Mexico. CTC is located close to BPP's mill in DeRidder, Louisiana, which produces linerboard used in CTC's manufacturing processes.

        BPP accounted for the acquisition using the purchase method of accounting. As a result, the purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed based on its respective fair values as of the date of the acquisition. For more information, see Boise Paper Products' 2006 audited consolidated financial statements.

Divestitures

        BPP may engage in divestiture discussions with other companies and make divestitures from time to time. BPP reviews its operations and dispose of assets that fail to meet its criteria for return on investment or cease to warrant retention for other reasons.

        In 2005, the Seller recorded $18.5 million of proceeds from sales of assets, of which approximately $10.4 million related to the sale of a portion of its fiber farms. BPP is currently in the process of selling its Vancouver, Washington converting plant, which had a $16.6 million net book value at September 30, 2007. BPP has recently closed its Salem, Oregon converting facility. BPP incurred approximately $2.2 million of costs in connection with closing the facility.

Liquidity and Capital Resources

Historical

  Operating Activities

        BPP operates in a cyclical industry, and its operating cash flows vary accordingly. BPP's principal operating cash expenditures are for compensation, fiber, and energy. For the nine months ended September 30, 2007 and 2006, BPP's operating activities provided $140.0 million and $118.3 million of cash, respectively.

        Relative to the nine months ended September 30, 2006, the increase in cash provided by operations relates primarily to the following:

  •
  Higher net income reported during the nine months ended September 30, 2007.    As discussed under "Results of Operations" above, the increase in income for the nine months ended September 30,

    2007, compared with the same period in 2006, was primarily the result of higher income in the paper segment due to higher product prices and pulp sales volumes and lower energy costs.

  •
  Changes in working capital.    Unfavorable changes in working capital and other items used $39.4 million of cash from operations. Working capital is subject to cyclical operating needs, the timing of the collection of receivables, the payment of payables and expenses, and to a lesser extent, seasonal fluctuations in our operations. During the nine months ended September 30, 2007, the increase in working capital was primarily attributable to higher receivables in the paper segment, which reflected increased sales, comparing September 2007 sales with December 2006 sales and the timing of collections. The increase in inventory was offset by the increase in accounts payable and accrued liabilities.

        During the nine months ended September 30, 2006, BPP's operating activities provided $118.3 million of cash. In 2006, items included in net income provided $159.1 million of cash. Unfavorable changes in working capital and other items used $40.8 million of cash from operations. The increase in working capital items was primarily attributable to higher receivables in the packaging and newsprint segment and an overall increase in inventory levels. The higher receivables in the packaging and newsprint segment reflected increased sales, comparing September 2006 sales with December 2006 sales. The increase in receivable and inventory levels was partially offset by higher overall combined accounts payable and accrued liabilities.

        For the year ended December 31, 2006, BPP's operating activities provided $172.9 million of cash, compared with $143.4 million provided in 2005. Relative to 2005, the increase in cash provided by operations relates primarily to the following:

        As discussed under "Results of Operations" above, the 2006 increase in income was primarily the result of higher product prices in both paper and packaging and newsprint segments.

        Unfavorable changes in working capital used $37.2 million of cash from operations. Working capital is subject to cyclical operating needs, the timing of the collection of receivables, the payment of payables and expenses, and to a lesser extent, seasonal fluctuations in our operations. In 2006, the increase in working capital was primarily attributable to increased inventories in the paper segment offset in part, by overall increased accounts payable and accrued liabilities. The higher levels of inventory in the paper segment reflect inventory built in anticipation of planned mill downtime in the spring of 2007.

        In 2005, operating activities provided $143.4 million of cash. Items included in net income provided $176.8 million of cash. Working capital and other items used $33.4 million. Unfavorable changes in working capital used $22.8 million of cash from operations. In 2005, the increase in working capital and other items was primarily attributable to higher overall receivables and increased inventories, which were offset, in part, by overall increased accounts payable and accrued liabilities.

        For the period of October 29 (inception) through December 31, 2004, operating activities provided $83.1 million of cash. Items included in net income provided $38.1 million of cash. Favorable changes in working capital and other items provided $45.0 million of cash from operations. The decrease in working capital was primarily attributable to lower levels of receivables in packaging and newsprint segment and higher overall levels of accounts payable and accrued liabilities.

        For the period of January 1 through October 28, 2004, operating activities provided $102.2 million of cash. Items included in net income provided $146.8 million of cash. Unfavorable changes in working capital and other items used $44.6 million of cash. The increase in working capital items resulted from an overall increase in receivables, offset, in part by a decrease in inventories in the paper segment and an increase in accrued liabilities in the paper segment.

        For the predecessor period of January 1 through October 28, 2004, Boise Paper Products participated in OfficeMax's receivable sales program. The program consisted of a revolving sale of receivables for 364 days and was subject to renewal. During third quarter 2004, in anticipation of the sale of the forest products and paper assets to the Seller, OfficeMax stopped selling the receivables related to Boise Paper Products. Under the sales program, OfficeMax sold fractional ownership interests in a defined pool of trade accounts receivable. At October 28, 2004, zero of sold accounts receivable were excluded from "Receivables," compared with $64.7 million at December 31, 2003. The decrease of $64.7 million at October 28, 2004, from the amount at December 31, 2003, used cash from operations for the period ended October 28, 2004.

Investment Activities

        Cash investing activities used $99.1 million for the nine months ended September 30, 2007, compared with $111.4 million during the same period in 2006. In 2007, investing activities were primarily for purchases of property and equipment, which used $106.0 million of cash, while the remaining amount was used for environmental compliance and to improve energy efficiency. Approximately $42 million of the expenditures for property and equipment related to the reconfiguration of the paper machine at BPP's pulp and paper mill in Wallula, to produce both pressure sensitive (label and release) paper and commodity uncoated free sheet paper. Additionally, cash investing activities were for environmental compliance and to improve energy efficiency. At September 30, 2007, BPP had spent approximately $80 million on this project. Investing activities also included $5.2 million of proceeds from the sales of assets.

        During the nine months ended September 30, 2006, investing activities were primarily for purchases of property and equipment, which used $74.0 million of cash. Investing activities also included approximately $42.5 million of cash paid for the purchase of CTC's assets in Waco, Texas.

        Cash investing activities used $145.9 million during the year ended December 31, 2006, compared with $81.9 million during the same period in 2005. During the period of October 29 through December 31, 2004, and the period of January 1 through October 28, 2004, investing activities used $15.5 million and $88.3 million of cash, respectively.

        During the year ended December 31, 2006, investing activities included $109.1 million of capital expenditures for the purchase of property and equipment. Investing activities also included approximately $42.6 million of cash paid for the purchase of CTC's assets in Waco, Texas. These expenditures were partially offset by $3.8 million of proceeds from sales of assets.

        During the year ended December 31, 2005, investing activities included $100.9 million of capital expenditures for the purchase of property and equipment. The expenditures were partially offset by $14.5 million of proceeds related to the sales of assets.

        For the period of October 29 through December 31, 2004, cash investing activities used $15.5 million of cash, including $17.6 million for property and equipment purchases.

        For the period of January 1 through October 28, 2004, cash investing activities used $88.3 million of cash, including $90.8 million for property, plant, and equipment purchases.

        In all periods, capital expenditures for property and equipment consisted primarily of expansion, business improvement and quality/efficiency projects, replacement projects, and ongoing environmental compliance.

        Details of 2006 capital investment by segment are included in the table below:

	Year Ended December 31, 2006
	Acquisition/ Expansion	Quality/ Efficiency(1)	Replacement, Environmental, and Other	Total
	(dollars in millions)
Paper(2)	$39.0	$14.5	$32.0	$85.5
Packaging & Newsprint(3)	44.9	5.6	15.6	66.1
Corporate and Other	—	—	0.1	0.1

	$83.9	$20.1	$47.7	$151.7

(1)
Quality and efficiency projects include quality improvements, modernization, energy, and cost-saving projects.

(2)
In April 2006, BPP announced that it would expand production of pressure sensitive papers by reconfiguring an existing paper machine at its pulp and paper mill in Wallula, Washington, to produce both pressure sensitive paper and commodity uncoated free sheet paper. At September 30, 2007, BPP had spent approximately $80 million on this project.

(3)
Includes $42.6 million of cash paid for the purchase of CTC's assets in Waco, Texas.

(4)
BPP is currently spending approximately $23 million on a shoe press in its DeRidder plant, which will reduce its use of energy in producing linerboard.

        BPP expects capital investments in 2007 to total approximately $140 million, excluding acquisitions. This level of capital expenditures could increase or decrease as a result of a number of factors, including its financial results and future economic conditions. Capital spending in 2007 has primarily been and will continue to be for business improvements (such as the Wallula and the DeRidder shoe press projects described above), and quality/efficiency projects, replacement projects, and ongoing environmental compliance. During 2006, BPP spent $7 million on environmental compliance. BPP expects to spend approximately $4 million in 2007 for this purpose.

Financing Activities

        BPP has historically been operated as a business of the Seller. Our financing activities have historically consisted of intercompany loans.

Following the Acquisition

        Following the Acquisition, we expect the primary sources of Boise's liquidity to be cash flows from operations. We will also have availability under our $250 million revolving credit facility, under which we expect to have $218 million of availability at closing assuming no conversion rights are exercised ($217 million assuming maximum conversion rights are exercised). We expect that our primary liquidity requirements will be debt service, working capital and capital expenditures. As described in the contractual obligations table that follows this discussion (under "—Contractual Obligations"), we estimate debt repayment to be approximately $37.6 million for 2008-2009 based on the amortization schedule set forth in the Debt Commitment Letter, and our expected debt service obligation, assuming interest rates stay at November 30, 2007 levels, is initially estimated to be approximately $89 million in cash interest payments and fees per annum (assuming no exercise of conversion rights) or $110 million (assuming maximum conversion rights are exercised). These amounts remain subject to change, and such changes may be material. A 1% increase in interest rates would increase interest expense by approximately $9.6 million per annum (based on the assumptions set forth in the pro formas). For 2007, we estimate our capital expenditures will be $140 million, excluding acquisitions, and expect our capital expenditures to be approximately $125 million to $130 million for 2008. Capital expenditures for the foreseeable future thereafter are expected to be between $100 - $125 million per year, excluding acquisitions and extraordinary capital projects. Notwithstanding our substantial debt service and capital requirements, based on our current estimates, we anticipate that cash flows from operations will be sufficient to operate our business, service our debt and make capital expenditures. This belief is based on our assumptions regarding our anticipated operating performance in 2008, which in turn is based on our assumptions regarding a variety of factors, including increased sales based on RISI estimates of 2008 paper prices, increased margins based on RISI estimates of 2008 fiber costs and increased sales volumes primarily due to the installation of a shoe press in our DeRidder plant that we expect to increase capacity and reduce costs. In addition, these assumptions are based on many other factors beyond our control, including but not limited to, general economic activity, financial market conditions, competitors' actions, and the regulatory environment.

Senior Secured Credit Facilities

        Our new senior credit facilities will consist of:

  •
  a six-year amortizing $250.0 million senior secured Tranche A term loan;

  •
  a seven-year amortizing $475.0 million senior secured Tranche B term loan;

  •
  a six-year non-amortizing $250.0 million senior secured revolving credit facility (together with the Tranche A and Tranche B term facilities, the "first lien facilities"); and

  •
  an eight-year non-amortizing $200.0 million second lien term loan facility, which amount will be increased to up to $260.7 million, as needed, to fund, in part, the cash portion of the Acquisition purchase price (the "second lien facility"). The size of the second lien facility will depend on the percentage of holders of IPO Shares electing to exercise conversion rights.

        We expect all borrowings under the senior credit facilities will bear interest at a rate per annum equal to an applicable margin plus a customary base rate or Eurodollar rate. In addition to paying interest, we will pay a commitment fee to the lenders under the revolving credit facility at a rate of 0.50% per annum times the daily average undrawn portion of the first lien revolving facility (reduced by the amount of letters of credit issued and outstanding), which fee will accrue from the Acquisition closing date and shall be payable quarterly in arrears. On and after the adjustment date, the first lien revolving facility commitment fee will be determined by a grid based on the leverage ratio at rates to be determined.

        Our obligations under our senior credit facilities are expected to be guaranteed by each of Buyer Sub's existing and subsequently acquired domestic (and, to the extent no material adverse tax consequences to Buyer Sub would result therefrom, foreign) subsidiaries (including the Target) and a wholly-owned subsidiary of Target that will be formed prior to the Acquisition closing date for the purpose of holding all of the outstanding equity securities of Buyer Sub. The first lien facilities will be secured by a first priority security interest in substantially all of the real, personal and mixed property of Buyer Sub and the guarantors. Additionally, the first lien facilities will be secured by a first priority security interest in 100% of the capital stock of Buyer Sub and each of its domestic subsidiaries, 65% of the capital stock of each of Buyer Sub's foreign subsidiaries and all intercompany debt. The second lien facilities will be secured by a second priority security interest in substantially all of the real, personal and mixed property of Buyer Sub and the guarantors. Additionally, the second lien facility will be secured by a second priority security interest in 100% of the capital stock of Buyer Sub and each of its domestic subsidiaries, 65% of the capital stock of each of Buyer Sub's foreign subsidiaries and all intercompany debt.

        In the event all or any portion of the Tranche B term facility is repaid for any reason (other than voluntary prepayments and prepayments with respect to insurance proceeds and excess cash flow) prior to the first anniversary of the Acquisition closing date, such repayments will be made at 101.0% of the amount repaid.

        The second lien facility may not be prepaid in whole or in part at any time prior to the second anniversary of the Acquisition closing date. Subject to the provisions of the first lien facilities, in the event the second lien facility is prepaid at any time prior to the second anniversary of the Acquisition closing date, Buyer Sub shall pay a prepayment premium equal to the "make-whole premium" as described below.

        At any time after the second anniversary of the Acquisition closing date, subject to the provisions of the first lien facilities, the second lien facility may be prepaid in whole or in part subject to the "call premium" as described below; provided that loans bearing interest with reference to the reserve adjusted Eurodollar rate will be prepayable only on the last day of the related interest period unless Buyer Sub pays any related breakage costs.

        The "make-whole premium" means, with respect to a second lien facility loan on any date of prepayment, the present value of (a) all required interest payments due on such second lien facility loan from the date of prepayment through and including the make-whole termination date (excluding accrued interest) (assuming that the interest rate applicable to all such interest is the swap rate at the close of business on the third business day prior to the date of such prepayment with the termination date nearest to make-whole termination date plus the Eurodollar interest rate margin applicable to the second lien facility on such date) plus (b) the prepayment premium that would be due if such prepayment were made on the day after the make-whole termination date, in each case discounted to the date of prepayment on a quarterly basis (assuming a 360-day year and actual days elapsed) at a rate equal to the sum of such swap rate plus 0.50%.

        The "call premium" means, in the event all or any portion of the second lien facility is repaid as a result of a voluntary or mandatory prepayment (other than prepayments with respect to insurance proceeds and excess cash flow) after the second anniversary of the Acquisition closing date, but on or prior to the fourth anniversary of the Acquisition closing date, such repayments will be made at (i) 102.0% of the amount repaid if such repayment occurs after the second anniversary of the Acquisition closing date, but on or prior to the third anniversary of the Acquisition closing date and (ii) 101.0% of the amount repaid if such repayment occurs after the third anniversary of the Acquisition closing date, but on or prior to the fourth anniversary of the Acquisition closing date.

        Subject to specified exceptions, we expect that the senior credit facilities will require the proceeds from certain asset sales, casualty insurance, certain debt issuances and 50% (subject to step downs) from excess cash flow for each fiscal year must be used to pay down outstanding borrowings.

        The loan documentation for the first and second lien facilities will contain, among other terms, representations and warranties, covenants, events of default and indemnification customary for loan agreements for similar leveraged acquisition financings and other representations and warranties and covenants deemed by the administrative agent of the first lien facilities or the second lien facility, as applicable, to be appropriate for the specific transaction.

        Subject to certain limitations, the terms (other than conditions), pricing and/or structure of the first and second lien facilities are subject to change at any time prior to the earlier of (i) a successful syndication, and (ii) 90 days after the closing date, if GSCP determines that such changes are reasonably necessary to facilitate the successful syndication of any of the facilities. See "Risk Factors—Risks Associated with the Acquisition—The terms of Aldabra's new credit facilities have not been finalized and are subject to market risk."

Contractual Obligations

        In the table below, we set forth our obligations on a pro forma basis, giving effect to the Acquisition and assuming that none of the Aldabra stockholders exercise their conversion rights, as of September 30, 2007, unless otherwise noted. Some of the amounts included in the table are based on BPP's estimates and assumptions about these obligations, including their duration, the possibility of renewal, anticipated actions by third parties, and other factors. Because these estimates and assumptions are necessarily subjective, the actual payments may vary from those reflected in the table. Purchase orders made in the ordinary course of business are excluded from the table below. Any amounts for which it is liable under purchase orders are reflected on the Consolidated Balance Sheets as accounts payable and accrued liabilities.

	Payment Due by Period
	Remainder of 2007	2008- 2009	2010- 2011	Thereafter	Total
	(dollars in millions)
Long-term debt, including current portion(1)	$2.8	$37.6	$72.0	$844.9	$957.3
Operating leases(2)	2.8	21.0	16.5	24.9	65.2
Purchase obligations
Raw materials and finished goods inventory(3)	14.4	39.8	22.7	29.4	106.3
Utilities(4)	25.1	7.0	0.6	0.6	33.3
Capital spending	1.1	—	—	—	1.1
Other	0.8	2.6	0.2	—	3.6
Other long-term liabilities reflected on the pro forma balance sheet
Compensation and benefits	0.3	8.7	17.0	13.9	39.9
Other	(0.5)	2.7	3.9	21.6	27.7

	$46.8	$119.4	$132.9	$935.3	$1,234.4

(1)
The table assumes the long-term debt is held to maturity and the payment schedule is based on the amortization schedule outlined in the Debt Commitment Letter and such terms are subject to change, which changes may be material. See "Risk Factors—Risks Associated with the Acquisition—The terms of Aldabra's new credit facilities have not been finalized and are subject to market risk." The amounts shown do not include estimated interest payments. For a discussion of pro forma interest expense, see Note 4c to the "Unaudited Pro Forma Condensed Consolidated Financial Statements."

(2)
BPP enters into operating leases in the normal course of business. It leases property and equipment under operating leases. Some lease agreements provide us with the option to renew the lease or purchase the leased property. The operating lease obligations would change if BPP exercised these renewal options and/or it entered into additional operating lease agreements. For more information, see Note 7, Leases, of Boise Paper Products' Notes to Unaudited Quarterly Consolidated Financial Statements.

(3)
Included among the raw materials purchase obligations are contracts to purchase approximately $105.7 million of wood fiber. Under most of these log and fiber supply agreements, BPP has the right to cancel or reduce its commitments in the event of a mill curtailment or shutdown. The prices under most of these agreements are set quarterly or semiannually based on regional market prices, and the estimate is based on contract terms or first quarter 2007 pricing. Our log and fiber obligations are subject to change based on, among other things, the effect of governmental laws and regulations, the manufacturing operations not operating in the normal course of business, log and fiber availability, and the status of environmental appeals. Except for deposits required pursuant to wood supply contracts, these obligations are not recorded in the consolidated financial statements until contract payment terms take effect.

(4)
BPP enters into utility contracts for the purchase of electricity and natural gas. BPP also purchases these services under utility tariffs. The contractual and tariff arrangements include multiple-year commitments and minimum annual purchase requirements. The payment obligations were based upon prices in effect on December 31, 2006, or upon contract language, if available. Because BPP consumes the energy in the manufacture of its products, these obligations represent the face value of the contracts, not resale value.

Disclosures of Financial Market Risks

        BPP is exposed to market risks such as changes in interest rates and energy prices.

Interest rates

        The consolidated financial statements of BPP do not include an allocation of the Seller's debt or interest because none of these items was identified as corporate advances to, or borrowings by, BPP. The Seller used interest rate swaps to hedge variable interest rate risk; however, because debt and interest costs were not allocated to BPP, the effects of the interest rate swaps are not included in BPP's consolidated financial statements.

        Following the Acquisition, Boise's market risks will relate primarily to changes in interest rates. The indebtedness under the new credit facilities will bear interest at variable rates and, if Aldabra pays a portion of the consideration for the Acquisition in a subordinated promissory note, indebtedness under that note will also bear interest at variable rates. Because this debt bears variable interest rates tied to market indices, Boise's results of operations and cash flows will be exposed to changes in interest rates. On a pro forma basis, it is estimated that Boise will have approximately $957 million of variable debt assuming no exercise of conversion rights and approximately $1,126 million of variable debt consisting of approximately $1,018 million under the new credit facilities and approximately $108 million under the subordinated promissory note to Seller (assuming maximum conversion rights are exercised). Following the acquisition, our expected initial cash interest payments and fees per annum (assuming the Acquisition is completed on December 31, 2007, and assuming interest rates at November 30, 2007) are estimated to be approximately $89 million assuming no exercise of conversion rights and approximately $110 million assuming maximum conversion rights are exercised. These rates reflect assumptions with respect to the Debt Financing, which assumptions are subject to changes that could be material. See "Risk Factors—Risks Associated with the Acquisition—The terms of Aldabra's new credit facilities have not been finalized and are subject to market risk." On a pro forma basis, if interest rates increased 100 basis points, our annual interest expense would increase by approximately $9.6 million ($11.3 million assuming maximum conversion rights are exercised). See "Unaudited Pro Forma Condensed Consolidated Financial Statements."

Energy Risk

        The Seller has had significant exposure to price changes for energy, particularly for natural gas. To reduce its exposure, Seller has entered into a variety of contracts to limits its susceptibility to short-term changes in energy costs. The Seller enters into natural gas swaps, options, or a combination of these instruments to hedge its exposure to natural gas price movements. During the nine months ended September 30, 2007, and for the year ended December 31, 2006, operating income was $8.7 million and $18.1 million lower, respectively, due to additional costs associated with these hedging activities. As of September 30, 2007, the Seller has also entered into derivative instruments related to approximately 25% of forecasted natural gas purchases through March 2008.

Critical Accounting Estimates

        Critical accounting estimates are those that are most important to the portrayal of BPP's financial condition and results. These estimates require BPP management's most difficult, subjective, or complex judgments, often as a result of the need to estimate matters that are inherently uncertain. BPP's critical accounting estimates are as follows:

Long-Lived Asset Impairment

        BPP account's for the impairment of long-lived assets in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. An impairment of a long-lived asset exists when the carrying value of an asset exceeds its fair value and when the carrying value is not recoverable through future undiscounted cash flows from operations. BPP reviews the carrying value of long-lived assets for impairment when events or changes in circumstances indicate that the carrying amount of assets may not be recoverable.

        Long-lived asset impairment is a critical accounting estimate, as it is susceptible to change from period to period. To estimate whether the carrying value of an asset or asset group is impaired, BPP estimates the undiscounted cash flows that could be generated under a range of possible outcomes. To measure future cash flows, BPP is required to make assumptions about future production volumes, future product pricing, and future expenses to be incurred. In addition, estimates of future cash flows may change based on the availability of logs and fiber, environmental requirements, capital spending, and other strategic management decisions. BPP estimates the fair value of an asset or asset group based on quoted market prices (the amount for which the asset(s) could be bought or sold in a current transaction with a third party) when available. When quoted market prices are not available, it uses a discounted cash flow model to estimate fair value. BPP acquired most of its long-lived assets in October 2004 as part of the 2004 Transaction. As a result, most of its long-lived assets are valued at relatively current amounts.

        BPP currently believes it has adequate support for the carrying value of all of the assets based on anticipated cash flows that will result from its estimates of future demand, pricing, and production costs assuming certain levels of capital expenditures. However, should the markets for the products deteriorate significantly or should it decide to invest capital in alternative projects and should other cash flow assumptions change, it is possible that it will be required to record noncash impairment charges that could have a material impact on the results of operations. Due to the numerous variables associated with the judgments and assumptions relating to the valuation of assets and the effects of changes on these valuations, both the precision and reliability of the estimates are subject to uncertainty. As additional information becomes known, it may change their estimates.

Goodwill and Intangible Asset Impairment

        BPP accounts for acquisitions under the purchase method of accounting, typically resulting in goodwill. Goodwill represents the excess of purchase price and related costs over the value assigned to the net tangible and intangible assets of businesses acquired. It accounts for goodwill in accordance with the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, which requires it to assess acquired goodwill and intangible assets with indefinite lives for impairment at least annually in the absence of an indicator of possible impairment and immediately upon an indicator of possible impairment. BPP has no intangible assets with indefinite lives. It assesses goodwill and intangible assets in the fourth quarter of each year using a fair-value-based approach. It also evaluates the remaining useful lives of the finite-lived purchased intangible assets to determine whether any adjustments to the useful lives are necessary. The finite-lived intangible assets consist of some trade names and trademarks, customer relationships, noncompete agreements, and technology.

        At September 30, 2007, BPP had $42.3 million of goodwill recorded on its Consolidated Balance Sheet, of which $34.0 million was in the paper segment and $8.3 million was in the packaging and newsprint segment. At December 31, 2006, the net carrying amount for finite-lived purchased intangible assets, comprised of customer relationships, noncompete agreements, technology, and other trade names, was $25.2 million.

        During fourth quarter 2006, BPP performed its annual impairment assessment of goodwill in accordance with the provisions of SFAS No. 142. It concluded that no impairment existed. It also evaluated the remaining useful lives of finite-lived purchased intangible assets and determined no adjustments to the useful lives were necessary.

        In testing for potential impairment, BPP measured the estimated fair value of its reporting units based upon discounted future operating cash flows using a discount rate reflecting its estimated average cost of funds. Differences in assumptions used in projecting future operating cash flows and cost of funds could have a significant impact on the determination of the fair value of the reporting units.

        In estimating future cash flows, BPP used internal budgets. The budgets were based on recent sales data for existing products, planned timing of capital projects, and customer commitments related to new and existing products. These budgets also included assumptions of future production volumes and pricing of commodity products. Due to the inherent volatility of commodity product pricing, the pricing assumptions were based on the average pricing over the commodity cycle. These prices were estimated from information gathered from industry research firms, research reports published by investment analysts, and other published forecasts. If the estimates of projected future cash flows from income from operations were too high by 10%, there would be no impact on the reported value of goodwill on the Consolidated Balance Sheet.

Pensions

        BPP participates in Boise Cascade's noncontributory defined benefit pension plans, and its employees are treated as participants in multiemployer plans. Accordingly, there are no assets or liabilities related to defined benefit pension plans recorded on its Consolidated Balance Sheets. BPP did, however, incur costs associated with BPP employees who participated in Boise Cascade's plans in the Consolidated Statements of Income. During the nine months ended September 30, 2006 and 2007, BPP incurred $11.0 million and $9.7 million of pension expenses, respectively. For the periods of January 1 through October 28, 2004, and October 29, 2004 (inception) through December 31, 2004, and the years ended December 31, 2005 and 2006, pension expense was $30.0 million, $1.4 million, $13.8 million, and $14.4 million, respectively.

        BPP accounts for pension expense in accordance with SFAS No. 87, Employers' Accounting for Pensions. This statement requires BPP to calculate pension expense and liabilities using actuarial assumptions, including discount rates, expected return on plan assets, expected rate of compensation increases, retirement rates, mortality rates, expected contributions, and other factors. BPP based the assumptions used in this analysis to calculate pension expense on the following factors:

        Discount Rate Assumption.    The discount rate assumption was determined using a spot rate yield curve constructed to replicate Aa-graded corporate bonds. The plan's projected cash flows were duration-matched to this yield curve to develop an appropriate discount rate.

        Asset Return Assumption.    The expected rate of return on plan assets was based on the average rate of earnings expected on invested funds.

        Rate of Compensation Increases.    This assumption reflected long-term actual experience, the near-term outlook, and assumed inflation.

        Retirement and Mortality Rates.    These rates were developed to reflect actual and projected plan experience.

        Expected Contributions.    Plan obligations and expenses were based on existing retirement plan provisions. No assumption was made regarding future changes to benefit provisions beyond those to which BPP is presently committed. For example, changes BPP might commit to in future labor contracts are not included. In 2007, there is no required minimum contribution to the qualified pension plans.

        BPP believes that the accounting estimate related to pensions is a critical accounting estimate because it is highly susceptible to change from period to period. As discussed above, the future effects of pension plans on its financial position and results of operations will depend on economic conditions, employee demographics, mortality rates, retirement rates, investment performance, and funding decisions, among other factors. The following table presents selected assumptions used and expected to be used in the measurement of pension expense in the following periods:

		Year Ended December 31
	Year Ending December 31, 2007
		2006	2005
	(millions, except for percentages)
Pension expense	$13.1	$14.4	$13.8
Discount rate	5.90%	5.60%	5.75%
Expected rate of return on plan assets	7.25%	7.25%	7.25%
Rate of compensation increases	4.25%	4.25%	4.25%

        A 0.25% change in either direction to the discount rate, the expected rate of return on plan assets, or the rate of compensation increases, would have had the following effect on 2006 and 2007 pension expense. These sensitivities are specific to 2006 and 2007. The sensitivities may not be additive, so the impact of changing multiple factors simultaneously cannot be calculated by combining the individual sensitivities shown.

		Increase (Decrease) in Pension Expense
	Base Expense	0.25% Increase	0.25% Decrease
	(millions)
2006 Expense
Discount rate	$14.4	$(.467)	$.454
Expected rate of return on plan assets		(.645)	.644
Rate of compensation increases		.214	(.213)
2007 Expense
Discount rate	$13.1	$(.403)	$.385
Expected rate of return on plan assets		(.747)	.747
Rate of compensation increases		.240	(.237)

MANAGEMENT FOLLOWING THE ACQUISITION

Directors and Executive Officers Following the Acquisition

        Set forth below are the names, ages, positions, and business and education descriptions of the persons who will serve as our directors and executive officers following the Acquisition:

Name	Age	Position
Alexander Toeldte	47	Chief Executive Officer, Director
Robert M. McNutt	47	Chief Financial Officer
Miles A. Hewitt	48	Senior Vice President, Paper
Samuel K. Cotterell	56	Vice President and Controller
Judith M. Lassa	48	Vice President, Packaging
Robert E. Strenge	53	Vice President, Newsprint
Carl A. Albert	65	Non-Executive Director
Zaid F. Alsikafi	32	Non-Executive Director
Jonathan W. Berger	48	Non-Executive Director
Jack Goldman	67	Non-Executive Director
Nathan D. Leight	48	Non-Executive Director
Thomas S. Souleles	39	Non-Executive Director
W. Thomas Stephens	65	Non-Executive Director
Jason G. Weiss	38	Non-Executive Director

Alexander Toeldte, Chief Executive Officer, Director

        Mr. Toeldte will serve as our chief executive officer and a director following the Acquisition. Mr. Toeldte became the Seller's executive vice president, paper and packaging and newsprint segments, on October 28, 2005. Since October 1, 2005, he had served as president of the company's packaging and newsprint segment. From 2004 to 2006, Mr. Toeldte served as chair of Algonac Limited, a private management and consulting firm based in Auckland, New Zealand. From 2001 to 2003, Mr. Toeldte served as executive vice president of Fonterra Co-operative Group, Ltd., and chief executive officer of Fonterra Enterprises. Fonterra, based in New Zealand, is a global dairy company. From 1999 to 2001, Mr. Toeldte served in various capacities with Fletcher Challenge Limited, which was formerly one of the largest companies in New Zealand with holdings in paper, forestry, building materials, and energy. From 2000 to 2001, he was chief executive officer of Fletcher Challenge Building and from 1999 to 2000, he was chief executive officer of Fletcher Challenge Paper. Prior to 1999, Mr. Toeldte was a partner at McKinsey & Company, where he had served since 1986 in Toronto, Brussels, Montreal and Stockholm. Mr. Toeldte completed his undergraduate studies in economics at the Albert-Ludwigs-Universität in Freiburg, Germany, and received a Master of Business Administration from McGill University in Montreal.

Robert M. McNutt, Chief Financial Officer

        Mr. McNutt will serve as our chief financial officer following the Acquisition. Mr. McNutt became the Seller's vice president, Investor Relations and Public Policy on June 1, 2005. From October 2004 to May 2005, Mr. McNutt served as the Seller's financial manager, Building Products where he was the senior financial manager overseeing the Seller's Wood Products and Building Materials Distribution segments with responsibility for strategy, information systems, accounting and credit functions. Between 1999 and October 2004, Mr. McNutt had the same responsibilities for OfficeMax. Prior to 1999, Mr. McNutt held a variety of positions with Boise Cascade including treasury, audit and business development roles. Mr. McNutt has experience in acquisitions and divestitures, project finance, international business development and internal control including development of Sarbanes-Oxley compliant processes.

Miles A. Hewitt, Senior Vice President, Paper

        Mr. Hewitt will serve as a senior vice president of our paper segment, or "Paper," following the Acquisition. Mr. Hewitt became the Seller's senior vice president, Paper, on October 29, 2004. From 2001 to October 2004, Mr. Hewitt served as vice president and general manager, Boise Paper Solutions, of Boise Cascade Corporation. From 1999 to 2001, Mr. Hewitt served as vice president, Boise Paper Solutions-Minnesota Operations, of Boise Cascade Corporation. Mr. Hewitt received a B.S. (Pulp and Paper Technology) from the University of Washington and a B.S. (Chemical Engineering) from the University of Washington.

Samuel K. Cotterell, Vice President and Controller

        Mr. Cotterell will serve as a vice president and controller following the Acquisition. Mr. Cotterell became the Seller's vice president and controller on October 29, 2004. From 1999 to October 2004, Mr. Cotterell served as director of financial reporting of Boise Cascade Corporation. Mr. Cotterell received a B.A. (Spanish) from the University of Idaho, a B.S. (Accounting) from Boise State University, and a Masters of International Business from the American Graduate School of International Management. Mr. Cotterell is a certified public accountant.

Judith M. Lassa, Vice President, Packaging

        Ms. Lassa will serve as a vice president of our packaging segment, or "Packaging," following the Acquisition. Ms. Lassa became the Seller's vice president, Packaging, on October 29, 2004. From 2000 to October 2004, Ms. Lassa served as vice president, Packaging, of Boise Cascade Corporation. From 1997 to 2000, Ms. Lassa served as Packaging business leader of Boise Cascade Corporation. Ms. Lassa received a B.S. (Paper Science and Engineering) from the University of Wisconsin-Stevens Point.

Robert E. Strenge, Vice President, Newsprint

        Mr. Strenge will serve as a vice president of our newsprint segment, or "Newsprint," of BPP following the Acquisition. Mr. Strenge became the Seller's vice president, DeRidder Operations, on October 29, 2004. From 2003 to October 2004, Mr. Strenge served as vice president, DeRidder Operations, of Boise Cascade Corporation. From 1997 to 2003, Mr. Strenge served as mill manager of Boise Cascade Corporation's St. Helens, Oregon, paper mill. Mr. Strenge received a B.S. (Pulp and Paper Technology) from Syracuse University.

Carl A. Albert, Chairman of the Board

        Mr. Albert will serve as the chairman of the board of Boise Inc. following the Acquisition. He has been a member of Aldabra's board of directors since its inception. Since April 2000, Mr. Albert has served as the chairman of the board and chief executive officer of Fairchild Venture Capital Corporation, a private investment firm. From September 1990 to April 2000, he was the majority owner, chairman of the board and chief executive officer of Fairchild Aerospace Corporation and Fairchild Dornier Corporation, and chairman of the supervisory board of Dornier Luftfahrt, GmbH, all aircraft manufacturing companies. From 1989 to 1990, Mr. Albert was a private investor. After providing start up venture capital, he served from 1981 to 1988 as chairman of the board and chief executive officer of Wings West Airlines, a California-based regional airline that completed an IPO in 1983 and was acquired by AMR Corporation, parent of American Airlines, in 1988. Following the acquisition, Mr. Albert served as president until 1989. Prior to this, he was an attorney specializing in business, real estate, and corporate law. Mr. Albert received a B.A. from the University of California at Los Angeles and an L.L.B. from the University of California at Los Angeles School of Law.

Zaid F. Alsikafi, Director

        Mr. Alsikafi will serve as a director following the Acquisition. He has been employed by Madison Dearborn since 2003 and currently serves as a director. From 2001 to 2003, Mr. Alsikafi attended Harvard Business School. From 1999 to 2001, he was employed by MDP as an associate. Mr. Alsikafi received a B.S. from The Wharton School of the University of Pennsylvania and an M.B.A. from the Harvard Graduate School of Business Administration. Mr. Alsikafi is also a member of the boards of directors of Forest Products Holdings, L.L.C. (d.b.a. Boise Cascade); Univision Communications Inc.; UPC Wind Management, L.L.C.; and US Power Generating Company.

Jonathan W. Berger, Director

        Mr. Berger will serve as a director following the Acquisition. He has been a member of Aldabra's board of directors since its inception. Mr. Berger has been associated with Navigant Consulting, Inc., an NYSE-listed consulting firm, since December 2001, and is the managing director and co-practice area leader for that firm's corporate finance practice. He has also been president of Navigant Capital Advisors, L.L.C., Navigant Consulting, Inc.'s registered broker-dealer, since October 2003. From January 2000 to March 2001, Mr. Berger was president of DotPlanet.com, an Internet services provider. From August 1983 to December 1999, Mr. Berger was employed by KPMG, LLP, an independent public accounting firm, and served as a partner from August 1991 to December 1999 where he was in charge of the corporate finance practice for three of those years. Mr. Berger received a B.S. from Cornell University and an M.B.A. from Emory University. Mr. Berger is a certified public accountant. Mr. Berger is also a member of the board of directors of Great Lakes Dredge & Dock Corporation and is chairman of its audit committee. Mr. Berger is the cousin of Nathan D. Leight.

Jack Goldman, Director

        Mr. Goldman will serve as a director following the Acquisition. Since January 2006 he has been a partner in the law firm of Theodora, Oringher, Miller & Richman PC in Los Angeles. From May 2002 until January 2006, he was of counsel to the law firm of Miller & Holguin, at which time it merged with Mr. Goldman's current firm. Mr. Goldman was a partner in the law firm of Arter & Hadden from May 1994 through May 2000 and thereafter was of counsel to that firm until May 2002. Prior to this, Mr. Goldman was a partner in the law firm of Keck, Mahin & Cate from June 1989 until May 1994. Mr. Goldman was General Counsel of Superscope, Inc., an NYSE-listed multinational manufacturer and distributor of brand name consumer audio products from June 1975 through November 1980. While at Superscope, Mr. Goldman also served as Treasurer and then Vice President of Administration. Mr. Goldman was admitted to practice law in California in January 1966 and engaged in private practice from 1966 until June 1975. He returned to private practice through his own law firm beginning in November 1980 and through May 1989. Mr. Goldman specializes in corporate and business law. From April 2001 until December 31, 2007, Mr. Goldman served as chairman and chief executive officer of Business Protection Systems International, Inc., a provider of proprietary software solutions for business continuity and risk management programs for business and public sector clients. He received a B.A. in Chemistry from Lafayette College and a J.D. from the University of California at Los Angeles School of Law.

Nathan D. Leight, Director

        Mr. Leight will serve as a director following the Acquisition. He has been Aldabra's chairman of the board since its inception. Mr. Leight is the co-founder and a managing member of Terrapin Partners, LLC, a co-founder and a managing member and the chief investment officer of Terrapin Asset Management, LLC and TWF Management Company, L.L.C. Terrapin Partners, LLC, established in 1998, is a private investment management firm focusing on private equity investing. Terrapin Asset Management, LLC, established in March 2002, focuses primarily on the management of multi-manager hedge fund portfolios and as of January 1, 2008, managed more than $500 million of assets. TWF

Management Company, established in December 2004, focuses on the management of a water industry-focused hedge fund (The Water Fund, LP), and as of January 1, 2008, managed more than $60 million. From September 1998 to March 1999, Mr. Leight served as the interim chief executive officer of e-STEEL L.L.C., an industry-specific business-to-business software enterprise, and from January 2000 to May 2002, he served as interim chief executive officer of VastVideo, Inc., a provider of special interest video content and related technology to web sites and interactive television operators. Both e-STEEL and VastVideo were Terrapin Partners, LLC portfolio companies. From February 1995 to August 1998, Mr. Leight was employed by Gabriel Capital LP, a hedge fund with assets exceeding $1 billion specializing in investing in bankruptcies, under-valued securities, emerging markets, and merger arbitrage, and from February 1995 to August 1997, he served as its chief investment officer. From December 1991 to February 1995, Mr. Leight served as a managing director of Dillon Read & Co., a private investment firm, where he oversaw the firm's proprietary trading department. Mr. Leight received a B.A. from Harvard College (cum laude). Mr. Leight is also a member of the board of directors of Great Lakes Dredge & Dock Corporation. Mr. Leight is the cousin of Jonathan W. Berger.

Thomas S. Souleles, Director

        Mr. Souleles will serve as a director following the Acquisition. Mr. Souleles has been employed by Madison Dearborn since 1995 and currently serves as a managing director, concentrating on investments in the basic industries sector. Prior to joining Madison Dearborn, Mr. Souleles was with Wasserstein Perella & Co., Inc. Mr. Souleles received an A.B. from Princeton University, a J.D. from Harvard Law School, and an M.B.A. from the Harvard Graduate School of Business Administration. Mr. Souleles is also a member of the boards of directors of US Power Generating Company; Forest Products Holdings, L.L.C. (d.b.a. Boise Cascade); Great Lakes Dredge & Dock Corporation; Magellan GP, L.L.C.; Magellan Midstream Holdings GP, LLC; Packaging Corporation of America and The Children's Memorial Medical Center; and the Board of Trustees of the National Multiple Sclerosis Society, Greater Illinois Chapter.

W. Thomas Stephens, Director

        Mr. Stephens will serve as a director following the Acquisition. Mr. Stephens became the Seller's chief executive officer and chairman and one of its directors in October 2004 following a period of retirement. Mr. Stephens served as president and chief executive officer of MacMillan Bloedel, a Canadian forest products company, from 1997 until his retirement in 1999. From 1986 to 1996, Mr. Stephens served as the President and Chief Executive Officer of Manville Corporation. From 1982 to 1985, Mr. Stephens served as the Chief Executive Officer of Riverwood Corporation. Mr. Stephens received a B.S. (Engineering) from the University of Arkansas and a Master of Engineering from the University of Arkansas. Mr. Stephens is also a member of the board of directors of TransCanada Pipelines Limited and currently serves as a trustee of The Putnam Funds.

Jason G. Weiss, Director

        Mr. Weiss will serve as a director following the Acquisition. He has been Aldabra's chief executive officer, secretary, and a member of Aldabra's board of directors since Aldabra's inception. Mr. Weiss is the co-founder and a managing member of Terrapin Partners, LLC, Terrapin Asset Management, LLC and TWF Management Company. From March 1999 to December 1999, he served as the chief executive officer of PaperExchange.com, Inc, a paper industry focused software enterprise and a Terrapin Partners, LLC portfolio company, and from December 1999 to March 2000, he served as executive vice president of strategy. Mr. Weiss also served as a managing member of e-STEEL L.L.C. from September 1998 to March 1999. Mr. Weiss also served as a managing member of Terrapin Partners, LLC, American Classic Sanitation, L.L.C., a construction site and special event services business specializing in portable toilets, temporary fencing, and sink rentals, from August 1998 to December 2000 and from January 2004 to March 2004. He also served as its chief executive officer from August 1998 to December 1999 and as a consultant from August 1998 to January 2004. Mr. Weiss received a B.A. from the University of Michigan (with Highest Distinction) and a J.D. (cum laude) from Harvard Law School. Mr. Weiss is also a member of the board of directors of Great Lakes Dredge & Dock Corporation.

Composition of Boise Inc.'s Board of Directors after the Acquisition

        Effective upon completion of the Acquisition and approval of the amended and restated charter, our board of directors will consist of three staggered classes of directors, as nearly equal in number as possible. The three classes will be designated as Class I, Class II, and Class III. The board of directors is authorized to assign board members already in office to such classes at the time such classification becomes effective by resolution of the board. The term of the initial Class I directors will terminate on the date of the 2008 annual meeting; the term of the initial Class II directors will terminate on the date of the 2009 annual meeting; and the term of the initial Class III directors will terminate on the date of the 2010 annual meeting. At each succeeding annual meeting of the stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term. If the number of directors is changed, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class will hold office for a term that will coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

        Upon completion of the Acquisition,

  •
  the Class I directors will be Messrs. Albert, Souleles and Weiss;

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  the Class II directors will be Messrs. Berger, Goldman and Stephens;

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  the Class III directors will be Messrs. Alsikafi, Leight and Toeldte.

Director Independence

        The AMEX, the NYSE and the NASDAQ Global Market require that a majority of our board must be composed of "independent directors," which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company's board of directors, would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director.

        We have determined that each of Messrs. Albert, Berger and Rogel are independent directors as defined under the listing standards of the AMEX, which directors constitute a majority of our board. Upon consummation of the Acquisition, we expect that Mr. Rogel will resign from our board. We have determined that, following the consummation of the Acquisition, each of Messrs. Albert, Alsikafi, Berger, Goldman and Souleles will be an independent director as defined under the listing standards of the NYSE, which directors will constitute a majority of our post-Acquisition board.

Committees of the Board of Directors

Audit Committee

        Aldabra's board of directors has established an audit committee which currently consists of Messrs. Albert, Berger, as chairman, and Rogel. Upon consummation of the Acquisition, we expect that Mr. Rogel will resign from our board and will no longer serve on the audit committee. Following the Acquisition, we expect that the audit committee will consist of Messrs. Albert, Berger, as chairman, and Goldman. The board of directors has determined that Mr. Berger is an "audit committee financial expert" as that term is defined in Item 407(d)(5) of Regulation S-K.

        Following the consummation of the Acquisition, the responsibilities of our audit committee will include, among other things:

  •
  selecting the independent auditor;

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  approving the overall scope of the audit;

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  discussing the annual audited financial statements and quarterly financial statements, including matters required to be reviewed under applicable legal and regulatory requirements, with management and the independent auditor;

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  discussing earnings press releases and other financial information provided to the public with management and the independent auditor, as appropriate;

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  discussing with management and the independent auditor, as appropriate, any audit problems or difficulties and management's response;

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  discussing the risk assessment and risk management policies of Boise;

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  reviewing Boise's financial reporting and accounting standards and principles, significant changes in such standards or principles, and the key accounting decisions affecting the financial statements of Boise;

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  reviewing and approving the internal corporate audit staff functions;

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  reviewing Boise's internal system of audit, financial and disclosure controls and the results of internal audits;

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  annually reviewing the independent auditor's written report describing the auditing firm's internal quality-control procedures and any material issues raised by the auditing firm's internal quality-control review or peer reviews of the auditing firm;

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  reviewing and investigating matters pertaining to the integrity of management;

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  establishing procedures concerning the treatment of complaints and concerns regarding accounting, internal accounting controls or audit matters;

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  meeting separately with management, the corporate audit staff and the independent auditor;

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  handling such other matters that are specifically delegated to the audit committee by the board of directors from time to time; and

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  reporting regularly to the full board of directors.

        The audit committee will amend its charter to outline the responsibilities and procedures of the committee as described above.

Compensation Committee

        Following the consummation of the Acquisition, our board of directors will establish a compensation committee. The compensation committee will consist of Messrs. Albert, Alsikafi and Souleles (as chairman).

        The responsibilities of our compensation committee will include, among other things:

  •
  reviewing and approving corporate goals and objectives relevant to the compensation of Boise's chief executive officer and annually evaluating the chief executive officer's performance in light of these goals;

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  reviewing and approving the compensation and incentive opportunities of the executive officers of Boise;

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  reviewing and approving employment contracts, severance arrangements, incentive arrangements, change-in-control arrangements and other similar arrangements between Boise and its executive officers;

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  receiving periodic reports on Boise's compensation programs as they affect all employees;

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  reviewing executive succession plans for business and staff organizations; and

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  handling such other matters that are specifically delegated to the compensation committee by the board of directors from time to time.

        The compensation committee will adopt a charter outlining the responsibilities and procedures of the committee.

Governance and Nominating Committees

        Aldabra's board of directors has established a nominating committee, which consists of Messrs. Berger, as chairman, and Rogel, each of whom is an independent director according to the listing standards of the AMEX. Upon consummation of the Acquisition, we expect that Mr. Rogel will resign from our board and will no longer serve on the nominating committee. Following the Acquisition, the board will establish a governance committee and a nominating committee. We expect that the governance committee will consist of Messrs. Albert, Alsikafi and Goldman (as chairman) and that the nominating committee will consist of Messrs. Albert (as chairman), Alsikafi and Berger.

        The responsibilities of our governance and nominating committees will include, among other things:

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  identifying and recommending for election individuals who meet the criteria the board of directors has established for board membership;

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  reviewing the board of director's committee structure and recommending to the board of directors the composition of each committee; and

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  annually reviewing director compensation and benefits.

        The nominating committee's guidelines for selecting director nominees will generally provide that persons to be nominated:

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  should have demonstrated notable or significant achievements in business, education or public service;

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  should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

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  should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

        The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person's candidacy for membership on the board of directors. The nominating committee may require skills or attributes, such as financial or accounting experience, to meet specific board needs that arise.

        The governance and nominating committees will amend their charters to outline the responsibilities and procedures of the committees as described above.

Other Committees

        Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Code of Ethics and Committee Charters

        The Aldabra board of directors has adopted a code of ethics that applies to all of our executive officers, directors and employees. We have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement in connection with our IPO. You may review these documents by accessing Aldabra's public filings at the SEC's website at www.sec.gov.

COMPENSATION DISCUSSION AND ANALYSIS

Aldabra

        No Aldabra executive officer has received any cash compensation for services rendered to us. However, we pay and, until the consummation of the Acquisition will continue to pay, Terrapin Partners, LLC, an affiliate of Messrs. Leight and Weiss, a fee of $7,500 per month for providing us with administrative, technology and secretarial services, as well as the use of limited office space, including a conference room, in New York City. This arrangement is solely for our benefit and is not intended to provide Messrs. Leight and Weiss compensation in lieu of a salary. Other than the $7,500 per month administrative fee, no compensation of any kind, including finders, consulting or other similar fees, is or will be paid to any of our executives or directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there is no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

        Other than the securities described in the sections appearing elsewhere in this proxy statement entitled "Interests of Certain Persons in the Acquisition—Aldabra" and "Beneficial Ownership of Securities," none of our directors have received any of our equity securities.

Boise Paper Products

        Upon the closing of the Acquisition, Aldabra has agreed to maintain for at least one year following the closing of the Acquisition for each of Boise Inc.'s executive officers, executive compensation and benefits at levels that are substantially comparable, in the aggregate, to the levels of executive compensation and benefits that the Seller had maintained for these individuals. The following discussion is based upon the Seller's compensation decisions in 2006 and does not necessarily represent compensation decisions that will be made by Aldabra going forward. At the time this proxy was mailed, Aldabra had made no compensation decisions with respect to any of the individuals who will become its executive officers.

        The compensation committee of the Seller's board of directors operated under a written charter. The board established this committee to discharge the board's responsibilities relating to compensation of the Seller's chief executive officer and each of its executive officers. The committee had overall responsibility for decisions relating to all compensation plans, policies and benefit programs as they affected the Seller's chief executive officer and its executive officers. The following discussion and analysis explains the basis for the committee's compensation decisions during 2006.

Executive Compensation Program Objectives

        The objectives of the Seller's compensation and benefits were to:

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  closely align compensation with the Seller's performance on both a short-term and long-term basis;

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  link each executive officer's compensation to his or her performance and the areas for which he or she was responsible;

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  attract, motivate, reward and retain the broad-based management talent critical to achieving the Seller's business goals; and

  •
  encourage executive officers to own the Seller's management equity units.

        To ensure that compensation levels remained competitive, the committee surveyed and analyzed information on executive compensation practices and data from a wide variety of sources, including compensation practices and data for executives holding comparable positions throughout general industry and in the forest products industry.

        The committee and management used information, surveys and data compiled by outside human resource consulting firms to assist them in structuring the Seller's compensation programs. In 2006, the Seller used services provided by Hewitt Associates and the Forest Products Industry Compensation Association (FPICA) to obtain market rates of compensation for base salary and annual incentives for all officer positions.

        The Seller targeted total compensation for executive officers (the sum of base salary, annual variable incentive compensation and long-term incentive compensation) at the 50th percentile of its surveyed companies. The Seller believed its annual variable incentive compensation component linked executive compensation directly to the Seller's financial performance, and the long-term incentive compensation component linked executive compensation to changes in the Seller's equity value.

Executive Compensation Program Elements

        The four elements of the Seller's executive compensation program were:

  •
  base salary;

  •
  annual variable incentive compensation (Incentive and Performance Plan);

  •
  long-term incentive compensation (Management Equity Plan); and

  •
  other compensation and benefit plans.

        The Seller's compensation plans reflected the committee's intent and general practice to pay compensation that Seller could deduct for purposes of federal income tax.

Base Salary

        The committee reviewed base salaries for executive officers annually and at the time of promotions or other increases in responsibilities. Almost all salaried positions, including each executive officer position, had an established salary guideline. The midpoint of each salary guideline approximated the median salary, adjusted for company size (in sales), of equivalent positions at the Seller's surveyed companies. While the salary target range for the Seller's executive officers was the midpoint of the salary guideline, an individual's salary may have fallen above or below the midpoint based on a subjective evaluation of factors such as the individual's level of responsibility, performance, and years of experience.

Annual Variable Incentive Compensation (Incentive and Performance Plan)

        For 2006, each of the Named Executive Officers earned a cash bonus pursuant to the Seller's Incentive and Performance Plan. These awards were based on the attainment of annual financial goals at corporate and business unit levels and for achieving individual annual performance objectives. Awards were calculated as a percentage of base salary, based on the extent to which the financial goals and performance objectives were met during the year. The 2006 target bonus award for Mr. Toeldte was 65% of his base salary. The 2006 target bonus award for Mr. Hewitt was 55% of his base salary. The 2006 target bonus awards for Ms. Lassa and Messrs. McNutt and Strenge were 45% of their base salaries. Depending on the achievement of their predetermined financial goals and performance objectives, the annual bonus amounts for the Named Executive Officers (as defined below) may have been less than or greater than the target bonus amounts.

Long-Term Incentive Compensation (Management Equity Plan)

        Pursuant to an equity incentive program established shortly after Madison Dearborn acquired the forest products assets from OfficeMax, the Seller's management-level employees were given the opportunity to purchase, at fair market value, Series B equity units in FPH. Purchasers of Series B equity units in this program also received, at no additional cost, Series C equity units (2004 Series C equity units), representing the right to participate in the Seller's profits after the holders of the Series B equity units had received a return of all of their invested capital. The 2004 Series C equity units had no value to the holder until equity value appreciated above a specified level.

        On April 3, 2006, shortly after joining the Seller, Mr. Toeldte purchased, at fair market value, Series B equity units for $560,000 and also received, at no additional cost, a new series of Series C equity units (2006 Series C equity units). Also on April 3, 2006, Mr. McNutt received, at no cost, 2006 Series C equity units. The 2006 Series C equity units had a higher threshold for participation in the Seller's profits than did the 2004 Series C equity units.

        All Series B equity units, 2004 Series C equity units and 2006 Series C equity units will vest on a pro rata basis from December 31, 2004, to the closing date of the Acquisition. The Management Equity Plan allows unitholders whose employment will be transferred to Aldabra to require FPH to repurchase (1) all vested and unvested Series B equity units and (2) all vested 2004 Series C equity units and 2006 Series C equity units. It is expected that all of Boise's new executive officers will exercise this repurchase requirement. FPH will repurchase all vested Series B equity units, 2004 Series C equity units and 2006 Series C equity units at fair market value. FPH will repurchase all unvested Series B equity units at the original cost. Any unvested 2004 Series C equity units and 2006 Series C equity units will be forfeited for no consideration.

        Set forth below are the numbers of shares of Series B equity units, 2004 Series C equity units and 2006 Series C equity units held by the Named Executive Officers as of December 31, 2006:

Name	Series B Equity Units	2004 Series C Equity Units	2006 Series C Equity Units
Alexander Toeldte	280,000	—	4,500,000
Robert M. McNutt	125,000	205,010	600,000
Miles A. Hewitt	660,000	1,598,000	—
Judith M. Lassa	225,000	431,000	—
Robert E. Strenge	250,000	431,000	—

Other Compensation and Benefit Plans

        The Seller's executive officers received additional compensation in the form of payments, allocations or accruals under various other compensation and benefit plans. Among these plans and benefits were supplemental pension plans, a deferred compensation plan, agreements that formalized each executive officer's severance benefits if the officer was terminated following a change in control and a supplemental life plan. These plans are further described below and were an integral part of the Seller's executive compensation program.

Summary Compensation Table

        The following table presents compensation information for the fiscal year ended December 31, 2006, for Mr. Toeldte, Boise's designated chief executive officer, Mr. McNutt, Boise's designated chief financial officer, and Ms. Lassa and Messrs. Hewitt and Strenge, BPP's three most highly compensated executive officers other than Messrs. Toeldte and McNutt (collectively, the "Named Executive Officers"). Because Aldabra has not yet entered into any specific compensations arrangements or agreements with these individuals, future compensation may differ from that reflected in the table below:

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Alexander Toeldte Designated, Chief Executive Officer	2006	$500,000	$171,000	$410,000	$725	$151,945	$1,233,670
Robert M. McNutt Designated, Chief Financial Officer	2006	200,000	35,306	80,000	68,252	12,870	396,428
Miles A. Hewitt Designated, Senior Vice President, Paper	2006	330,000	97,478	176,055	131,651	14,845	750,029
Judith M. Lassa Designated, Vice President, Packaging	2006	251,667	26,291	220,000	74,977	21,008	593,943
Robert E. Strenge Designated, Vice President, Newsprint	2006	266,667	26,291	224,000	115,218	17,992	650,168

(1)
Includes amounts deferred under the Seller's Savings Plan and Deferred Compensation Plan. The Savings Plan was a defined contribution plan intended to be qualified under Section 401(a) of the Code that contained a cash or deferred arrangement that met the requirements of Section 401(k) of the code. The Deferred Compensation Plan was a nonqualified savings plan offered to a select group of management and key employees.

(2)
In connection with the purchase of their Series B equity units on November 29, 2004, Ms. Lassa and Messrs. McNutt, Hewitt and Strenge were granted, at no additional cost, 431,000, 205,010, 1,598,000 and 431,000 2004 Series C equity units, respectively. In connection with Mr. Toeldte's purchase of Series B equity units on April 3, 2006, he was granted, at no additional cost, 4,500,000 2006 Series C equity units. Additionally, on April 3, 2006, Mr. McNutt was granted, at no cost, 600,000 2006 Series C equity units. See ("—Long-Term Incentive Compensation (Management Equity Plan)") above for further information on the terms of these awards.

The amounts reported for the 2004 Series C equity units and 2006 Series C equity units reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS No. 123(R), Share-Based Payment.

(3)
Represents 2006 payments awarded under the Seller's annual variable Incentive and Performance Plan. The specific financial goals and performance objectives at corporate and business unit levels used to calculate these payments were as follows:

Alexander Toeldte	25% corporate incentive cash flow
32.5% paper incentive cash flow
19.5% packaging and newsprint incentive cash flow
13% CTC EBITDA and volume
10% safety based on corporate recorded incident rate ("RIR")
Robert M. McNutt	100% corporate incentive cash flow
Less 10% safety adjustment if corporate RIR not met
Miles A. Hewitt	10% corporate incentive cash flow
80% paper incentive cash flow
10% safety based on corporate RIR
Judith M. Lassa	10% corporate incentive cash flow
25% packaging and newsprint incentive cash flow
35% packaging incentive cash flow
20% CTC EBITDA and volume
10% safety based on corporate RIR
Robert E. Strenge	10% corporate incentive cash flow
35% packaging and newsprint incentive cash flow
25% DeRidder incentive cash flow
20% CTC EBITDA and volume
10% safety based on corporate RIR
(4)
Amounts disclosed in this column include the following:

Name	Year	Change in Pension Value(a)	Nonqualified Deferred Compensation Earnings(b)
Alexander Toeldte	2006	$—	$725
Robert M. McNutt	2006	65,844	2,408
Miles A. Hewitt	2006	131,651	—
Judith M. Lassa	2006	73,601	1,376
Robert E. Strenge	2006	115,218	—
  (a)
  The amounts reported for Ms. Lassa and Messrs. McNutt, Hewitt and Strenge reflect the actuarial increase in the present value of their benefits under all pension plans established by the Seller using interest rate and mortality rate assumptions consistent with those used in the Seller's financial statements and include amounts that such officers may not have been entitled to receive because such amounts were not vested. Mr. Toeldte was not eligible to participate in the Seller's pension plans.

  (b)
  The amounts reported for Ms. Lassa and Messrs. Toeldte and McNutt reflect the above-market portion of the interest they earned on their 2006 deferred compensation. Messrs. Hewitt and Strenge did not participate in the Seller's Deferred Compensation Plan during 2006.

(5)
Amounts disclosed in this column include the following:

Name	Year	Company-Matching Contributions to Savings and Deferred Compensation Plans(a)	Company-Paid Portion of Executive Officer Life Insurance	Reportable Perquisites(b)
Alexander Toeldte	2006	$22,535	$360	$129,050
Robert M. McNutt	2006	12,600	270	—
Miles A. Hewitt	2006	6,090	8,755	—
Judith M. Lassa	2006	13,930	7,078	—
Robert E. Strenge	2006	9,240	8,752	—
  (a)
  The Seller's Savings Plan was a defined contribution plan intended to be qualified under Section 401(a) of the Code that contained a cash or deferred arrangement that met the requirements of Section 401(k) of the code. The Deferred Compensation Plan was a nonqualified savings plan offered to a select group of management and key employees. Participants in the Deferred Compensation Plan could choose to have matching contributions made under the Deferred Compensation Plan in lieu of receiving matching contributions under the Savings Plan.

  (b)
  The costs incurred by the Seller for various perquisites provided to Ms. Lassa and Messrs. McNutt, Hewitt and Strenge are not reflected because the amounts did not exceed $10,000. Amounts disclosed in this column for various other perquisites provided to Mr. Toeldte include the following:

Name	Nonbusiness Memberships	Supplemental Healthcare		Legal Fees	Relocation Expenses
Alexander Toeldte	$20,160	$	*	$14,621	$94,269

    *Pursuant to federal healthcare privacy regulations, the amount incurred by Mr. Toeldte under the Seller's Supplemental Healthcare Plan for Executive Officers has not been reflected. None of the Named Executive Officers incurred costs under the plan in excess of $10,000.

Grants of Plan-Based Equity Awards

        Messrs. Toeldte and McNutt were the only Named Executive Officers who were granted a plan-based award during 2006. In connection with the purchase of Mr. Toeldte's Series B equity units on April 3, 2006, he was granted, at no additional cost, 4,500,000 2006 Series C equity units. Additionally, on April 3, 2006, Mr. McNutt was granted, at no cost, 600,000 2006 Series C equity units. The 2006 Series C equity units represented the right to participate in the Seller's profits after the holders of the Series B equity units and 2004 Series C equity units had received a specified threshold return on their invested capital.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Alexander Toeldte	4/3/06	4,500,000	$427,500
Robert M. McNutt	4/3/06	600,000	57,000
Miles A. Hewitt	—	—	—
Judith M. Lassa	—	—	—
Robert E. Strenge	—	—	—

Outstanding Equity Awards at Fiscal Year-End

        The following table reflects the number of the Named Executive Officers' 2004 Series C equity units and 2006 Series C equity units that had not vested as of December 31, 2006:

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Value of Shares or Units of Stock That Have Not Vested ($)(1)
Alexander Toeldte	3,600,000	$328,500
Robert M. McNutt	644,008	87,467
Miles A. Hewitt	1,278,400	340,374
Judith M. Lassa	344,800	91,803
Robert E. Strenge	344,800	91,803

(1)
Because these units were not publicly traded, there was no ascertainable value for the units. Accordingly, the values shown reflect the fair value of these units on the grant date.

Option Exercises and Stock Vested

        The following table reflects the number of the Named Executive Officers' 2004 Series C equity units and 2006 Series C equity units that vested during 2006:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Alexander Toeldte	900,000	$99,000
Robert M. McNutt	161,002	32,061
Miles A. Hewitt	319,600	147,016
Judith M. Lassa	86,200	39,652
Robert E. Strenge	86,200	39,652

(1)
Because these units were not publicly traded, there was no ascertainable value for the units on the vesting date. Accordingly, the values shown reflect the fair value of these units on the grant date.

Pension Benefits

        The Seller maintained a defined benefit pension plan, referred to as the Salaried Pension Plan, as well as supplemental pension plans for certain salaried employees, including four of the Named Executive Officers—Ms. Lassa and Messrs. McNutt, Hewitt and Strenge. The Salaried Pension Plan was available only to the Seller's employees who were formerly employed by OfficeMax before November 2003. Accordingly, Mr. Toeldte was not eligible to participate in the Seller's pension plans.

        The Seller's Salaried Pension Plan entitled each vested employee to receive a pension benefit at normal retirement age equal to 1.25% of the average of the highest five consecutive years of compensation out of the last ten years of employment multiplied by the participant's years of service through December 31, 2003, plus 1% of the average of the highest five consecutive years of compensation out of the last ten years of employment multiplied by the participant's years of service after December 31, 2003. Under the Salaried Pension Plan, "compensation" was defined as the employee's base salary plus any amounts earned under the Seller's variable incentive compensation programs. Benefits were computed on a straight-life annuity basis and were not offset by Social Security or other retirement-type benefits. An employee was 100% vested in his or her pension benefit after five years of service, except for breaks in service.

        If an employee was entitled to a greater benefit under the Salaried Pension Plan formula than the Code allowed for tax-qualified plans, the excess benefits were to have been paid from the Seller's general assets under its unfunded Supplemental Pension Plan ("SUPP"). The SUPP would have also provided payments to the extent that participation in the deferred compensation plans had the effect of reducing an individual's pension benefit under the qualified plan.

        Under the Seller's Supplemental Early Retirement Plan (the "SERP"), an officer who was an officer of OfficeMax immediately prior to the 2004 Transaction, who was 55 years old or older, had ten or more years of service, had served as an officer for at least five full years and retired before the age of 65 was eligible for benefits under the plan. Eligible officers received an early retirement benefit prior to the age of 65 equal to the benefit calculated under the Salaried Pension Plan without reduction due to the officer's early retirement. Benefits payable under the SERP were offset by benefits payable under a similar plan maintained by OfficeMax.

        The following table reflects the present value of accumulated benefits payable to Ms. Lassa and Messrs. McNutt, Hewitt and Strenge, including the number of years of service credited to each of them, under the Salaried Pension Plan, the SUPP and the SERP. Ms. Lassa and Messrs. McNutt, Hewitt and Strenge did not receive any payments under any of the Seller's pension plans during 2006.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)
Alexander Toeldte	Salaried Pension Plan	—	$—
	SUPP	—	—
	SERP	—	—
Robert M. McNutt	Salaried Pension Plan	22	235,066
	SUPP	22	52,538
	SERP	22	—
Miles A. Hewitt	Salaried Pension Plan	25	302,540
	SUPP	25	111,750
	SERP	25	139,358
Judith M. Lassa	Salaried Pension Plan	25	297,500
	SUPP	25	54,150
	SERP	25	79,382
Robert E. Strenge	Salaried Pension Plan	19	277,577
	SUPP	19	70,495
	SERP	19	103,446

(1)
Number of years credited service for Ms. Lassa and Messrs. McNutt, Hewitt and Strenge include amounts attributable to employment with OfficeMax prior to the 2004 Transaction.

Nonqualified Deferred Compensation

        With the exception of Messrs. Hewitt and Strenge, all of the Named Executive Officers participated in the Seller's Deferred Compensation Plan during 2006. The Seller's Deferred Compensation Plan was an unfunded plan. Under the plan, officers could irrevocably elect to defer receipt of a portion of their base salary and bonus. A participant's account was credited with imputed interest at a rate equal to 130% of Moody's Composite Average of Yields on Corporate Bonds. In addition, participants could elect to receive their company-matching contribution in the Seller's Deferred Compensation Plan in lieu of any matching contribution in the Seller's 401(k) Savings Plan. For Ms. Lassa and Messrs. McNutt, Hewitt and Strenge (who participated in the Seller's defined benefit pension plan), the matching contribution was equal to $0.70 on the dollar up to the first 6% of eligible compensation. For Mr. Toeldte (who did not participate in the Seller's defined benefit pension plan), the matching contribution was equal to $0.70 on the dollar up to the first 6% of eligible compensation, plus an additional discretionary match that could vary from year to year. In 2006, the discretionary match was equal to $0.30 on the dollar up to the first 6% of eligible compensation. Participants elected the form and timing of distributions of their deferred compensation balances. Participants could receive payment in cash in a lump sum or in annual installments following the termination of their employment with the Seller.

        None of the Named Executive Officers had withdrawals or distributions under the Seller's Deferred Compensation Plan during 2006.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)
Alexander Toeldte	$30,000	$22,535	$2,606	$63,864
Robert M. McNutt	75,000	12,600	8,622	157,455
Miles A. Hewitt	—	—	—	—
Judith M. Lassa	33,167	13,930	4,938	90,787
Robert E. Strenge	—	—	—	—

(1)
These amounts were included in the "Salary" column of the Summary Compensation Table.

(2)
These amounts were included in the "All Other Compensation" column of the Summary Compensation Table.

(3)
The above-market portion of these amounts was reported in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation Table.

Agreements With, and Potential Payments to, Named Executive Officers

        The following summaries provide a description of the agreements the Seller has entered into with the individuals who will become executive officers of Boise Inc. The following tables reflect an estimate of the compensation the Seller would have been required to pay in the event of termination of these employees with the Seller due to:

  •
  voluntary termination with good reason;

  •
  involuntary termination without cause;

  •
  for cause termination or voluntary termination without good reason;

  •
  death;

  •
  disability; or

  •
  sale of a Division (as defined under the Management Equity Plan).

        The amounts shown assume that such termination was effective as of December 31, 2006, and thus include amounts earned by the executive officer through that time. The actual amounts the Seller would have been required to pay could only have been determined at the time of separation from the Seller.

Alexander Toeldte

        The Seller entered into an Offer of Future Employment with Mr. Toeldte on October 1, 2005. Pursuant to the terms of the agreement, Mr. Toeldte was subject to regular performance reviews and was eligible to receive an annual bonus with a target value of 65% of his base pay. Mr. Toeldte was also eligible for standard benefits offered to officers, which included an annual financial counseling allowance of $5,000 and participation in the Seller's Deferred Compensation Plan. Mr. Toeldte was eligible to receive the maximum paid time off available to the Seller's salaried employees, which was 31 days annually. If Mr. Toeldte was involuntarily terminated (other than for disciplinary reasons), he would have been eligible to receive the severance benefits set forth in his severance agreement described below.

        The Seller entered into a Foreign Service Policy (Relocation) Agreement with Mr. Toeldte on October 1, 2005, pursuant to which the Seller assisted Mr. Toeldte in the process of obtaining permanent residency and paid his legal expenses associated with that process. For 2006, the Seller agreed to protect Mr. Toeldte from any adverse tax impact resulting from his relocation and to pay reasonable costs associated with the services of a tax advisor, to be chosen by the Seller, for the preparation of his personal income tax returns in New Zealand, the United States and any third country. If, due to immigration requirements, Mr. Toeldte or members of his family could not continue to reside in the United States, the Seller would have provided for his repatriation to New Zealand.

        The Seller also entered into a severance agreement with Mr. Toeldte on October 1, 2005. Pursuant to the terms of the agreement, if Mr. Toeldte voluntarily terminated employment with good reason or his employment was involuntarily terminated without cause, as defined in the agreement, and subject to his execution of a valid release of employment-related claims, he would have been entitled to severance pay equal to two times his annual base salary plus his target annual incentive for the year in which the termination occurred. To the extent not already paid, he would have received a lump-sum amount equal to the value of his unused and accrued time off, less any advanced time off. He would also have been eligible for continuation for two years of all life, disability, accident and healthcare insurance plans and financial counseling services, or a lump-sum payment equal to (a) 36 times the monthly group premium for such insurance plans plus (b) three times the annual allowance for such financial counseling services. The agreement also imposed on Mr. Toeldte confidentiality and nondisparagement provisions, as well as a non-solicitation provision that applied for a period of one year following the termination date. Mr. Toeldte is not entitled to receive payment under his severance agreement as a result of the Acquisition; however, the agreement will be assigned to Boise Inc. as part of the Acquisition.

Alexander Toeldte
Chief Executive Officer

Benefits	Voluntary Termination With Good Reason(1)	Involuntary Termination Without Cause(1)	For Cause Termination or Voluntary Termination Without Good Reason(1)	Death(1)	Disability(1)	Sale of a Division (as Defined Under the Management Equity Plan)
Base Salary (2 × base salary of $500,000)	$1,000,000	$1,000,000	$—	$—	$—	$—
Incentive and Performance Plan (2 × target 65% award)	650,000	650,000	—	—	—	—
Insurance—Healthcare, Disability, & Accident (for 24 months)	21,741	21,741	—	—	—	—
Financial Counseling (for 24 months)	10,000	10,000	—	—	—	—
Unused Vacation Time (178 hours)	42,788	42,788	42,788	42,788	42,788	—
MEP Units(2)	1,116,600	1,116,600	560,000	1,456,500	1,456,500	1,611,600

TOTAL(3)	$2,841,129	$2,841,129	$602,788	$1,499,288	$1,499,288	$1,611,600

(1)
Mr. Toeldte would have received his base salary through the date of termination.

(2)
Amount shown reflects payment under the Seller's Management Equity Plan assuming Mr. Toeldte would have exercised his right to require FPH to repurchase all vested Series B equity units and Series C equity units at fair market value and all unvested Series B equity units at original cost.

(3)
Total amounts shown are in addition to payments Mr. Toeldte would have been entitled to receive under the Seller's Savings Plan and Deferred Compensation Plan.

Robert M. McNutt, Miles A. Hewitt, Judith M. Lassa, Robert E. Strenge

        Prior to the 2004 Transaction OfficeMax had entered into agreements with Ms. Lassa and Messrs. Hewitt and Strenge to provide for severance benefits if they were terminated after the acquisition. These agreements expired in October 2007 and new severance agreements have not yet been entered into with these officers.

        Following the termination of the severance agreements described above, Ms. Lassa and Messrs. McNutt, Hewitt and Strenge were subject to the Seller's Executive Officer Severance Pay Policy. Under the policy, if the officer's employment was involuntarily terminated, except if terminated for disciplinary reasons, such executive officer would have been entitled to receive severance pay equal to one year's base salary. The severance payment would be made in a lump-sum. Also, group insurance coverage could be continued for up to 12 months following the date of termination.

Robert M. McNutt
Chief Financial Officer

Benefits	Voluntary Termination With Good Reason(1)	Involuntary Termination Without Cause(1)	For Cause Termination or Voluntary Termination Without Good Reason(1)	Death(1)	Disability(1)	Sale of a Division (as Defined Under the Management Equity Plan)
Base Salary (1 × base salary of $200,000)	$—	$200,000	$—	$—	$—	$—
Insurance—Healthcare, Disability, & Accident (12 months)	—	10,583	—	—	—	—
Unused Vacation Time (224 hours)	21,538	21,538	21,538	21,538	21,538	—
MEP Units(2)	332,053	332,053	125,000	513,080	513,080	461,606

TOTAL(3)	$353,591	$564,174	$146,538	$534,618	$534,618	$461,606

(1)
Mr. McNutt would have received his base salary through the date of termination.

(2)
Amount shown reflects payment under the Seller's Management Equity Plan assuming Mr. McNutt would have exercised his right to require FPH to repurchase all vested Series B equity units and Series C equity units at fair market value and all unvested Series B equity units at original cost.

(3)
Total amounts shown are in addition to payments Mr. McNutt would have been entitled to receive under the Seller's Savings Plan and Deferred Compensation Plan.

Miles A. Hewitt
Senior Vice President, Paper

Benefits	Voluntary Termination With Good Reason(1)	Involuntary Termination Without Cause(1)	For Cause Termination or Voluntary Termination Without Good Reason(1)	Death(1)	Disability(1)	Sale of a Division (as Defined Under the Management Equity Plan)
Base Salary (1 × base salary of $330,000)	$—	$330,000	$—	$—	$—	$—
Insurance—Healthcare, Disability, & Accident (12 months)	—	9,719	—	—	—	—
Unused Vacation Time (64 hours)	10,154	10,154	10,154	10,154	10,154	—
MEP Units(2)	1,564,580	1,564,580	660,000	2,426,070	2,426,070	2,059,960

TOTAL(3)	$1,574,734	$1,914,453	$670,154	$2,436,224	$2,436,224	$2,059,960

(1)
Mr. Hewitt would have received his base salary through the date of termination.

(2)
Amount shown reflects payment under the Seller's Management Equity Plan assuming Mr. Hewitt would have exercised his right to require FPH to repurchase all vested Series B equity units and Series C equity units at fair market value and all unvested Series B equity units at original cost.

(3)
Total amounts shown are in addition to payments Mr. Hewitt would have been entitled to receive under the Seller's Savings Plan.

Judith M. Lassa
Vice President, Packaging

Benefits	Voluntary Termination With Good Reason(1)	Involuntary Termination Without Cause(1)	For Cause Termination or Voluntary Termination Without Good Reason(1)	Death(1)	Disability(1)	Sale of a Division (as Defined Under the Management Equity Plan)
Base Salary (1 × base salary of $265,000)	$—	$265,000	$—	$—	$—	$—
Insurance—Healthcare, Disability, & Accident (12 months)	—	9,719	—	—	—	—
Unused Vacation Time (80 hours)	10,192	10,192	10,192	10,192	10,192	—
MEP Units(2)	498,110	498,110	225,000	774,165	774,165	631,720

TOTAL(3)	$508,302	$783,021	$235,192	$784,357	$784,357	$631,720

(1)
Ms. Lassa would have received her base salary through the date of termination.

(2)
Amount shown reflects payment under the Seller's Management Equity Plan assuming Ms. Lassa would have exercised her right to require FPH to repurchase all vested Series B equity units and Series C equity units at fair market value and all unvested Series B equity units at original cost.

(3)
Total amounts shown are in addition to payments Ms. Lassa would have been entitled to receive under the Seller's Savings Plan and Deferred Compensation Plan.

Robert E. Strenge
Vice President, Newsprint

Benefits	Voluntary Termination With Good Reason(1)	Involuntary Termination Without Cause(1)	For Cause Termination or Voluntary Termination Without Good Reason(1)	Death(1)	Disability(1)	Sale of a Division (as Defined Under the Management Equity Plan)
Base Salary (1 × base salary of $275,000)	$—	$275,000	$—	$—	$—	$—
Insurance—Healthcare, Disability, & Accident (12 months)	—	7,235	—	—	—	—
Unused Vacation Time (111.72 hours)	14,771	14,771	14,771	14,771	14,771	—
MEP Units(2)	538,610	538,610	250,000	837,915	837,915	672,220

TOTAL(3)	$553,381	$835,616	$264,771	$852,686	$852,686	$672,220

(1)
Mr. Strenge would have received his base salary through the date of termination.

(2)
Amount shown reflects payment under the Seller's Management Equity Plan assuming Mr. Strenge would have exercised his right to require FPH to repurchase all vested Series B equity units and Series C equity units at fair market value and all unvested Series B equity units at original cost.

(3)
Total amounts shown are in addition to payments Mr. Strenge would have been entitled to receive under the Seller's Savings Plan.

Supplemental Life Plan

        Ms. Lassa and Messrs. Hewitt and Strenge participated in the Seller's Supplemental Life Plan, which provided them with an insured death benefit during their employment with the Seller. Officers who participated in the plan could purchase a life insurance policy from a designated insurance carrier, with policy premiums to be paid by the Seller as described in the plan. The plan provided the officer with a target death benefit equal to two times his or her base salary while employed at the Seller and a target postretirement death benefit equal to one times his or her final base salary, both of which were less any amount payable under the Seller's group term life insurance policy.

Supplemental Healthcare Plan for Executive Officers

        During 2006, the Seller's Supplemental Healthcare Plan for Executive Officers provided elected officers with additional medical coverage. This plan provided benefits for services not available under the medical, dental and vision programs available under the Seller's healthcare plan for all salaried employees. While these officers shared in the cost of their medical care by paying a monthly contribution, a deductible and a percentage of the remaining expenses, the combination of the plans paid most of the major charges for covered healthcare expenses. After reviewing competitive plans of the Seller's surveyed companies and as a result of changes in the Seller's salaried healthcare plan, the Seller terminated the Supplemental Healthcare Plan for Executive Officers on December 31, 2006.

Compensation of Directors

        Following the Acquisition, directors that are not employees of Boise Inc. may receive fees. Aldabra has not established a formal policy for compensating directors.

BENEFICIAL OWNERSHIP OF SECURITIES

        The following table sets forth, as of December 31, 2007, (i) the actual beneficial ownership of Aldabra's common stock and (ii) the projected beneficial ownership of Aldabra's common stock immediately following the Acquisition by (a) each person owning (or expected to own) greater than 5% of Aldabra's outstanding common stock; (b) each current director and named executive officers of Aldabra; (c) each current director and executive officer as a group prior to the Acquisition; (d) each person that is expected to be a director or named executive officer following the Acquisition; and (e) each person that is expected to be a director or executive officer following the Acquisition as a group. The following table has been prepared based on the assumptions set forth in the pro forma financial statements. For purposes of calculating this information, we have assumed two different levels of approval of the transaction by the Aldabra stockholders, as follows:

  •
  Assuming No Exercise of Conversion Rights: This presentation assumes that none of the Aldabra stockholders exercise their conversion rights; and

  •
  Assuming Maximum Exercise of Conversion Rights: This presentation assumes that 39.99% of the Aldabra stockholders exercise their conversion rights.

The unaudited pro forma financial statements contain important information regarding the assumptions used in calculating this information. See "Unaudited Pro Forma Condensed Consolidated Financial Statements."

Name of Beneficial Owner and Management	Before the Acquisition		After the Acquisition
			Assuming No Conversion		Assuming Maximum Conversion
Before the Acquisition(1)
	# of shares(2)%		# of shares(3)%		# of shares(4)%
Amber Master Fund (Cayman) SPC(5)(6)	3,090,000	5.97%	3,090,000	3.58%	3,090,000	4.48%
HBK Investments L.P.(7)(8)	3,955,800	7.64%	3,955,800	4.59%	3,955,800	5.73%
QVT Financial LP(9)(10)	2,737,600	5.29%	2,737,600	3.17%	2,737,600	3.97%
Fir Tree, Inc.(11)(12)	2,650,000	5.12%	2,650,000	3.07%	2,650,000	3.84%
Terrapin Partners Venture Partnership and Terrapin Partners Employee Partnership(13)	10,215,000	19.74%	10,215,000	11.84%	10,215,000	14.80%
Nathan D. Leight(13)(14)(15)	10,263,300	19.83	10,260,400	11.89%	10,260,400	14.87%
Jason G. Weiss(13)(15)	10,265,000	19.84%	10,265,000	11.90%	10,265,000	14.88%
Jonathan W. Berger(16)(17)	45,000	*	45,000	*	45,000	*
Richard H. Rogel(18)	55,000	*	55,000	*	55,000	*
Carl A. Albert(19)	55,000	*	55,000	*	55,000	*
Sanjay Arora(20)	621,000	1.20%	621,000	0.72%	621,000	0.90%
All directors and executive officers as a group (6 persons before the Acquisition)	10,465,400	20.22%	10,465,400	—	—	—
After the Acquisition(21)
Boise Cascade, L.L.C.(22)	—	—	34,510,747	40.01%	33,813,977	49.00%
		—	—	—	—
Alexander Toeldte(22)	—	—	—	—	—	—
Robert M. McNutt(22)	—	—	—	—	—	—
Miles A. Hewitt(22)	—	—	—	—	—	—
Judith M. Lassa(22)	—	—	—	—	—	—
Robert E. Strenge(22)	—	—	—	—	—	—
Zaid F. Alsikafi(22)	—	—	—	—	—	—
Jack Goldman(23)	—	—	—	—	—	—
W. Thomas Stephens	—	—	—	—	—	—
Thomas Souleles(22)	—	—	—	—	—	—
All directors and executive officers as a group (14 persons after the Acquisition)	—	—	10,465,400	12.13%	10,465,400	15.17%

*
Less than 1%.

(1)
Unless otherwise indicated, the business address of each of the individuals is c/o Terrapin Partners, LLC, 540 Madison Avenue, 17th Floor, New York, New York 10022.

(2)
Before the Acquisition and on the Record Date, 51,750,000 shares of Aldabra common stock were outstanding.

(3)
Immediately after the Acquisition, assuming no conversion, 86,260,747 shares will be outstanding.

(4)
Immediately after the Acquisition, assuming maximum conversion, 69,008,117 shares will be outstanding.

(5)
The address of Amber Master Fund (Cayman) SPC is P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands.

(6)
Derived from Schedule 13G, filed with the SEC on December 17, 2007. As reported in the Schedule 13G, each of Amber Master Fund (Cayman) SPC, Amber Capital LP, Amber Capital GP LLC, Michael Brogard and Joseph Oughourlian is the beneficial owner of 3,090,000 shares of Aldabra common stock and shares the power to direct the vote and disposition of the Aldabra common stock.

(7)
The address of HBK Investments L.P. is 300 Crescent Court, Suite 700, Dallas, Texas 75201.

(8)
Derived from a Schedule 13G, jointly filed with the SEC on August 17, 2007 by HBK Investments L.P., HBK Services LLC, HBK Partners II L.P., HBK Management LLC and HBK Master Fund L.P. As reported in the Schedule 13G, each of HBK Investments L.P., HBK Services LLC, HBK Partners II L.P., HBK Management LLC and HBK Master Fund L.P. is the beneficial owner of 3,955,800 shares of Aldabra common stock. HBK Investments L.P. has delegated discretion to HBK Services LLC to vote and dispose of the Aldabra common stock. HBK Services LLC may, from time to time, delegate discretion to vote and dispose of certain of the Aldabra common stock to HBK New York LLC, a Delaware limited liability company, HBK Virginia LLC, a Delaware limited liability company, HBK Europe Management LLP, a limited liability partnership organized under the laws of the United Kingdom, and/or HBK Hong Kong Ltd., a corporation organized under the laws of Hong Kong. Each of (a) HBK Services LLC and (b) HBK New York LLC, HBK Virginia LLC, HBK Europe Management LLP and HBK Hong Kong Ltd. collectively is under common control with HBK Investments L.P. Jamiel A. Akhtar, Richard L. Booth, David C. Haley, Lawrence H. Lebowitz and William E. Rose are each managing members of HBK Management LLC.

(9)
The address of QVT Financial LP is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036.

(10)
Derived from a Schedule 13G, jointly filed with the SEC on August 8, 2007 by QVT Financial LP and QVT Financial GP LLC. As reported in the Schedule 13G, QVT Financial LP is the investment manager of QVT Fund LP, which beneficially owns 2,192,137 shares of Aldabra common stock, and for Quintessence Fund L.P., which beneficially owns 243,994 shares of Aldabra common stock. QVT Financial LP is also the investment manager for a separate discretionary account managed for Deutsche Bank AG, which holds 301,469 shares of Aldabra common stock. QVT Financial LP has the power to direct the vote and disposition of the Aldabra common stock held by QVT Fund LP, Quintessence Fund L.P. and the separate discretionary account managed for Deutsche Bank AG. Accordingly, QVT Financial LP may be deemed to be the beneficial owner of an aggregate amount of 2,737,600 shares of Aldabra common stock, consisting of the shares owned by QVT Fund LP and Quintessence Fund L.P. and the shares held in a separate discretionary account managed for Deutsche Bank AG. QVT Financial GP LLC, as the general partner of QVT Financial LP, may be deemed to beneficially own the same number of shares of Aldabra common stock reported by QVT Financial LP.

(11)
The address of Fir Tree, Inc. is 505 Fifth Avenue, 23rd Floor, New York, New York 10017.

(12)
Derived from a Schedule 13G, jointly filed with the SEC on June 29, 2007 by Sapling, LLC, Fir Tree Recovery Master Fund, L.P. and Fir Tree, Inc. Fir Tree, Inc. is the investment manager of both Sapling, LLC and Fir Tree Recovery Master Fund, L.P. As reported in the Schedule 13G, Sapling, LLC is the beneficial owner of 2,173,000 shares of Aldabra common stock, and Fir Tree Recovery Master Fund, L.P. is the beneficial owner of 477,000 shares of Aldabra common stock. As a result of being the investment manager of Sapling, LLC and Fir Tree Recovery Master Fund, L.P., Fir Tree, Inc. may be deemed to beneficially own the shares of Aldabra common stock held by each of Sapling, LLC and Fir Tree Recovery Master Fund, L.P. Furthermore, Fir Tree, Inc. has been granted investment discretion over the Aldabra common stock held by Sapling, LLC and Fir Tree Recovery Master Fund, L.P. and may direct the vote and disposition of the Aldabra common stock held by each of them.

(13)
Includes (a) 9,913,500 shares of common stock held by the Terrapin Partners Venture Partnership and (b) 301,500 shares of common stock held by the Terrapin Partners Employee Partnership. Messrs. Leight and Weiss are the general partners of the Terrapin Partners Venture Partnership and they and/or their family trusts are the owners of the Terrapin Partners Venture Partnership. Terrapin Partners, LLC is the general partner of the Terrapin Partners Employee Partnership and Messrs. Leight and Weiss are the co-managers of Terrapin Partners, LLC. Accordingly, all shares held by the Terrapin Partners Venture Partnership and the Terrapin Partners Employee Partnership are deemed to be beneficially owned by them. Terrapin Partners Venture Partnership has allocated 621,000 shares to Sanjay Arora and 165,000 shares to Guy Barudin, both of whom are employees of Terrapin Partners, LLC, and 10,000 shares to each of Sheli Rosenberg and Peter R. Deutsch, both special advisors to Aldabra. The remaining shares held by Terrapin Partners Venture Partnership have been allocated to Messrs. Leight and Weiss (or their affiliates). Messrs. Arora's and Barudin's shares vest over time commencing from the consummation of Aldabra's IPO for as long as Mr. Arora and Mr. Barudin remain employed by Terrapin Partners, LLC. The shares allocated to Messrs. Leight and Weiss (or their affiliates) and Ms. Rosenberg and Mr. Deutsch have no vesting requirements and have already vested in full in the individuals or entities. Terrapin Partners Employee Partnership has allocated certain of its shares to employees and affiliates of Terrapin Partners, LLC. These shares vest in full in the employees and affiliates when the shares are released from escrow, provided such individuals are still employed by or affiliated with Terrapin Partners, LLC at such time.

(14)
Does not include 2,900 warrants underlying the 2,900 units purchased by Mr. Leight post-IPO, which warrants are not currently exercisable but which warrants are expected to be exercisable within 60 days after the consummation of Aldabra's business combination.

(15)
Excludes 1,500,000 warrants which are not currently exercisable but which warrants are expected to be exercisable within 60 days after the consummation of Aldabra's business combination.

(16)
The business address of Mr. Berger is 1180 Peachtree Street, N.E., Suite 1900, Atlanta, Georgia 30309.

(17)
Does not include 10,000 warrants purchased by Mr. Berger post-IPO, which warrants are not currently exercisable but which warrants are expected to be exercisable within 60 days after the consummation of Aldabra's business combination.

(18)
Does not include 40,000 warrants purchased by Mr. Rogel post-IPO, which warrants are not currently exercisable but which warrants are expected to be exercisable within 60 days after the consummation of Aldabra's business combination.

(19)
The business address of Mr. Albert is 10940 Bellagio Road, Suite A, Los Angeles, California 90077.

(20)
Represents shares allocated by Terrapin Partners Venture Partnership to Mr. Arora. The shares vest over time commencing from the consummation of Aldabra's IPO, for so long as Mr. Arora remains employed by Terrapin Partners, LLC. To the extent such shares do not vest, they will revert back to Terrapin Partners Venture Partnership.

(21)
Unless otherwise indicated, the business address of each of the individuals is c/o Boise Inc., 1111 West Jefferson Street, Boise, Idaho 83728.

(22)
Boise Cascade, L.L.C. is controlled by FPH, which is controlled by Madison Dearborn Capital Partners IV, L.P. ("MDCP IV"). Madison Dearborn Partners IV, L.P. ("MDP IV") is the general partner of MDCP IV. John A. Canning, Jr., Paul J. Finnegan and Samuel M. Mencoff are the sole members of a limited partner committee of MDP IV that has the power, acting by majority vote, to vote or dispose of the shares beneficially owned by MDCP IV. Each of MDCP IV and MDP IV and the members of the limited partner committee of MDP IV disclaims beneficial ownership of shares held by FPH, except to the extent of its or his respective pecuniary interests therein. The address for FPH is c/o Boise Cascade Holdings, L.L.C., 1111 West Jefferson Street, Boise, Idaho 83728. The address for MDCP IV and MDP IV is c/o Madison Dearborn Partners, LLC, Three First National Plaza, Suite 3800, 70 West Madison Street, Chicago, Illinois 60602. Mr. Souleles is a Managing Director, and Mr. Alsikafi is a Director of MDP; their address is c/o Madison Dearborn Partners, L.L.C.

(23)
The business address of Jack Goldman is c/o Theodora Oringher Miller & Richman 2029 Century Park East, 6th Floor, Los Angeles, California 90067.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Agreements with Stockholders

        Subscription Agreements.    Pursuant to written subscription agreements with the Company and Lazard Capital Markets, LLC, Messrs. Leight and Weiss agreed to purchase the 3,000,000 Aldabra Insider Warrants (for a total purchase price of $3,000,000) from Aldabra. These purchases took place on a private placement basis simultaneously with the consummation of the offering. The purchase price for the Aldabra Insider Warrants was delivered to Graubard Miller, Aldabra's counsel in connection with the offering, who also acted solely as escrow agent in connection with the private sale of the Aldabra Insider Warrants, to hold in an account until Aldabra consummated the offering. The purchase price of the warrants was deposited into the trust account simultaneously with the consummation of the IPO. The Aldabra Insider Warrants are identical to warrants underlying the units being offered in the IPO except that the Aldabra Insider Warrants (i) are exercisable on a cashless basis, (ii) may be exercised whether or not a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current and (iii) are not redeemable by Aldabra so long as they are still held by the purchasers or their affiliates. Messrs. Leight and Weiss have agreed that the Aldabra Insider Warrants will not be sold or transferred by them (except to employees of Terrapin Partners, LLC or to Aldabra's directors at the same cost per warrant originally paid by them) until the later of June 19, 2008 and 60 days after the consummation of Aldabra's business combination. Pursuant to the agreement signed on June 22, 2007, the holders of the majority of these Aldabra Insider Warrants (or underlying shares) will be entitled to demand that Aldabra register these securities pursuant to an agreement. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time after Aldabra consummates a business combination. In addition, these holders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to such date. Aldabra will bear the expenses incurred in connection with the filing of any such registration statements. If the Acquisition is consummated, these registration rights will be replaced by registration rights pursuant to an investor rights agreement to be entered into in connection with the consummation of the Acquisition by Aldabra, the Seller and Aldabra Insider Stockholders.

        Investor Rights Agreement.    In connection with the Acquisition and as a condition for its completion, Aldabra, the Aldabra IRA stockholders and the Seller will enter into an investor rights agreement. From and after the closing date of the Acquisition, holders of at least a majority of the Seller Registrable Securities, or Aldabra Registrable Securities, as the case may be, will have the right to demand registration under the Securities Act of all or any portion of their registrable securities, subject to amount and time limitations. Holders of a majority of the Seller Registrable Securities may demand five long-form registrations and an unlimited number of short-form registrations, while holders of Aldabra Registrable Securities may demand two long-form registrations and an unlimited number of short-form registrations; provided that, in the case of any long-form registration, the aggregate offering value of the registrable securities requested to be registered in such long-form registration must equal at least $25,000,000, and, in the case of any short-form registration, the aggregate offering value of the registrable securities requested to be registered in such short-form registration must equal at least $5,000,000. Additionally, whenever Aldabra proposes to register any of its securities under the Securities Act and the registration form to be used may be used for the registration of registrable securities, holders of Aldabra Registrable Securities, Seller Registrable Securities or Other Registrable Securities will have the right to request the inclusion of their registrable securities in such registration pursuant to piggyback registration rights granted under the investor rights agreement.

        Pursuant to the investor rights agreement, the holders of a majority of the Seller Registrable Securities will have the right to nominate to be elected to Aldabra's board a number of directors proportional to the voting power represented by the shares of Aldabra common stock that the holders of Seller Registrable Securities own until such time as the holders of Seller Registrable Securities own less than 5% of the voting power of all of the outstanding common stock of Aldabra. Similarly, pursuant to the investor rights agreement, the holders of a majority of the Aldabra Registrable Securities will have the right to nominate to be elected to Aldabra's board a number of directors proportional to the voting power represented by the shares of Aldabra capital stock that the holders of Aldabra Registrable Securities own until such time as the holders of Aldabra Registrable Securities own less than 5% of the voting power of all of the outstanding capital stock of Aldabra.

        Holders of registrable securities representing at least 5% of Aldabra's common stock will have information and inspection rights with respect to Aldabra and its subsidiaries (including the right to receive copies of quarterly and annual consolidated financial statements of Aldabra and copies of annual budgets and the right to visit and inspect any of the properties and to examine the corporate and financial records of Aldabra and its subsidiaries). Additionally, the investor rights agreement sets forth affirmative and negative covenants to which Aldabra will be subject to as long as the holders of Seller Registrable Securities own at least 33% of the shares of Aldabra common stock issued to the holders of Seller Registrable Securities as of the closing date of the Acquisition. In addition, the investor rights agreement sets forth additional affirmative covenants to which Aldabra and its subsidiaries will be subject during any period(s) in which the Seller and/or any person or entity affiliated with the Seller is required to consolidate the results of operations and financial position of Aldabra and/or any of its subsidiaries or to account for its investment in Aldabra under the equity method of accounting (determined in accordance with GAAP and consistent with the SEC reporting requirements).

        For a more detailed description of the Investor Rights Agreement, see "Purchase Agreement—Agreements Related to the Purchase Agreement—Investor Rights Agreement."

Agreements with Officers and Directors

        The Company issued unsecured promissory notes in an aggregate principal amount of $100,000 to two of the Initial Stockholders on February 27, 2007. Additional unsecured promissory notes in aggregate amounts of $25,000 and $12,000 were issued to the Initial Stockholders on June 12, 2007 and June 21, 2007, respectively. The notes were non-interest bearing and were payable on the earlier of February 27, 2008 or the consummation of the Offering. The notes payable to Initial Stockholders were paid in full on June 22, 2007.

        Aldabra will reimburse its officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on Aldabra's behalf, such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by Aldabra, which will be reviewed only by Aldabra's board or a court of competent jurisdiction if such reimbursement is challenged.

        From the closing of Aldabra's IPO through December 31, 2007, an aggregate of $50,092, $16,046, $330 and $287 was paid to Messrs. Leight, Weiss, Albert and Berger, respectively, for a total of $66,755, to reimburse them for expenses incurred by them on behalf of Aldabra. As of December 31, 2007, an additional $23,267 was owed to Mr. Leight for further expenses incurred by him on behalf of Aldabra.

Agreements with the Seller

        Contribution Agreement.    In connection with the Acquisition and as a condition for its completion, prior to the closing of the Acquisition, the Seller and the Target will enter into a contribution agreement pursuant to which the Seller will contribute, and cause certain of its subsidiaries to contribute, to the Target certain assets of the Seller and its subsidiaries to the extent predominantly used in the operation of BPP, and the Seller shall assign, and cause certain of its subsidiaries to assign, to the Target, and the Target shall assume from the Seller and certain of its subsidiaries, certain liabilities related to the operation of BPP, the contributed assets and/or the Paper Group.

        Timber Procurement and Management Agreement.    In connection with the Acquisition and as a condition for its completion, prior to the closing of the Acquisition, LTPC shall be formed as a limited liability company in the State of Delaware. LTPC will be managed as a joint venture between Aldabra and the Seller. In connection with the Acquisition and as a condition for its completion, each of BP&N and Boise BBSM, a post-closing subsidiary of the Seller, will (i) become members of the LTPC, with each owning 50% of the outstanding units, and (ii) enter into a timber procurement and management agreement with LTPC pursuant to which LTPC will manage the procurement for each of BP&N and BBSM of their respective requirements for saw logs and pulpwood for BP&N's pulp and paper mill in DeRidder, Louisiana, and for BBSM's plywood mills in Oakdale, Louisiana and Florien, Louisiana.

        Intellectual Property License Agreement.    In connection with the Acquisition and as a condition for its completion, Aldabra (on behalf of itself and its affiliates) and the Seller (on behalf of itself and its affiliates) will enter into an intellectual property license agreement pursuant to which the Seller will provide Aldabra a royalty-free, fully-paid, worldwide, non-transferable (except under certain circumstances (e.g., to any affiliate or a successor-in-interest to BPP)) and exclusive right and license (subject to specified retained rights of the Seller) to use specified trademarks of the Seller in connection with the operation of BPP (on the terms and conditions set forth therein).

        Outsourcing Agreement.    In connection with the Acquisition and as a condition for its completion, Aldabra and the Seller will enter into an outsourcing services agreement. Pursuant to this agreement, the parties will provide administrative services, such as information technology, accounting, financial management, and human resources services, to each other for a price equal to the provider's fully allocable cost. The initial term of the agreement is for three years. It will automatically renew for one-year terms unless either party provides notice of termination to the other party at least 12 months in advance of the applicable term. For a more detailed description of the outsourcing agreement, see "Purchase Agreement—Agreements Related to the Purchase Agreement—Outsourcing Agreement."

Agreements with OfficeMax

        Purchase Agreement for 2004 Transaction.    The asset purchase agreement for the 2004 Transaction contained customary representations, warranties and covenants in favor of the purchaser thereunder, certain "permitted affiliate purchasers" (including Boise White Paper, BP&N and Boise Transportation) and certain other persons (collectively, the "indemnitees"). Among other things, under the asset purchase agreement OfficeMax agreed to indemnify these indemnitees for certain matters, including, among other things, breaches of representations, warranties and covenants and certain liabilities retained by OfficeMax. OfficeMax's indemnification obligations with respect to breaches of representations and warranties generally survived until April 29, 2006, with indemnification obligations with respect to breaches of representations and warranties relating to employee and environmental law matters surviving until October 29, 2009 and representations regarding certain fundamental matters and certain representations regarding brokerage, ownership and sufficiency of assets surviving forever. OfficeMax's indemnification obligations for breaches of representations and warranties are, with certain exceptions, subject to a deductible of $20.7 million and an aggregate cap of $248.9 million. To date, the indemnitees have made no claims for indemnification against OfficeMax for any losses for breaches of representations or warranties.

        OfficeMax also indemnified the indemnitees with respect to its covenants in such asset purchase agreement and with respect to certain pre-closing liabilities without limitation. Among other things, OfficeMax agreed to indemnify the indemnitees for all liabilities not expressly assumed by the purchasers as part of the transaction, including, without limitation, pre-closing benefits, environmental, tax, and asbestos liabilities and other liabilities not related to the facilities or businesses acquired as part of such transaction ("Retained Liabilities"). Furthermore, OfficeMax agreed, for the benefit of the indemnitees, that until October 29, 2009, it would neither compete with any of the acquired businesses (including BPP) nor induce or attempt to induce any customer to terminate or reduce its relationship with any of the indemnitees. To date, OfficeMax has handled all claims for Retained Liabilities such that the Seller and the other indemnitees have paid no monies or incurred any liability with respect to any Retained Liabilities.

        Paper Supply Agreement.    In connection with the 2004 Transaction, BPP entered into a 12-year paper supply agreement with OfficeMax. Under this Paper Supply Agreement OfficeMax is required to purchase from BPP all of its North American requirements for cut-size office paper, to the extent BPP chooses to supply such paper to OfficeMax, through December 2012, with a four-year phase out beginning one year after the delivery of notice of termination, but not prior to December 31, 2012.

        Additional Consideration Agreement.    In connection with the 2004 Transaction, the Seller entered into a six-year additional consideration agreement with OfficeMax. Under the agreement the Seller could pay to OfficeMax, or OfficeMax could pay to the Seller, a maximum aggregate amount of $125.0 million, in each case net of payments received, based on paper prices during that particular measurement period. For the one-year periods ended October 29, 2005 and October 29, 2006, respectively, neither the Seller nor OfficeMax owed any amount to the other under the additional consideration agreement. For the one year period ended October 29, 2007, the Seller owed OfficeMax $32.7 million under the additional consideration agreement. The additional consideration agreement will terminate in connection with the Acquisition.

MARKET PRICES OF ALDABRA'S COMMON STOCK

Market Price Information and Dividend Data for Aldabra Securities

        Aldabra's common stock, units and warrants are traded on the AMEX under the symbols "AII," "AII.U" and "AII.WS," respectively. Aldabra's units commenced public trading on June 19, 2007, while its common stock and warrants began public trading on June 28, 2007. Prior to these dates, there was no established public trading market for Aldabra's securities. Each Aldabra unit consists of one share of Aldabra common stock and one warrant. Each warrant, in turn, entitles the holder to purchase one share of common stock at any time commencing on the later of (i): the completion of a business combination; and (ii) June 19, 2008. As of June 28, 2007, holders of Aldabra units were able to separately trade the common stock and warrants included in such units. The following table sets forth the range of high and low closing sale prices for the common stock, the units and the warrants, for the periods indicated, as reported on the AMEX:

	Common Stock		Units		Warrants
	High	Low	High	Low	High	Low
2007:
June 28—June 30	$9.15	$9.15	$10.55	$10.44	$1.35	$1.32
July 1—September 30, 2007	$9.30	$8.98	$10.95	$10.00	$1.50	$1.04
October 1—December 31, 2007	$9.87	$9.21	$13.00	$10.64	$3.23	$1.45
January 1—January 9, 2008	$9.70	$9.66	$12.96	$12.65	$3.20	$2.80

        The closing price for each share of common stock, unit and warrant of Aldabra on September 6, 2007, the last trading day before Aldabra announced the execution of the purchase agreement, was $9.03, $10.30 and $1.13. As of January 9, 2008, the closing price for each share of common stock, unit and warrant was $9.66, $12.65 and $2.80, respectively. Holders of Aldabra common stock, units and warrants should obtain current market quotations for their securities, as the market price of the securities could vary at any time before the Acquisition.

        In conjunction with the Acquisition, Aldabra will apply to change its listing to either the NYSE or the NASDAQ Global Market. If both the NYSE and the NASDAQ Global Market deny its request for listing, it is expected that Aldabra common stock, warrants and units will continue to be quoted on the AMEX.

Holders

        As of December 18, 2007, there were six holders of record of Aldabra common stock, one holder of record of Aldabra units and one holder of record of Aldabra warrants. As of the same date, there were 262 beneficial holders of Aldabra common stock, 76 beneficial holders of Aldabra units and 358 beneficial holders of Aldabra warrants.

Dividends

        Since its IPO and the listing of its shares on the AMEX, Aldabra has not paid any cash dividends on its common stock to date and does not intend to pay dividends prior to the completion of the Acquisition. The payment of dividends in the future will be contingent upon BPP's revenues and earnings, if any, capital requirements and general financial condition subsequent to the completion of the Acquisition, as well as any restrictions imposed by the lenders under the new credit facilities. The payment of any dividends subsequent to the Acquisition will be within the discretion of the Company's then board of directors.

TRANSFER AGENT AND REGISTRAR

        The Transfer Agent and Registrar for the shares of Aldabra common stock, warrants and units is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004; the phone number is (212) 509-4000, and the web site is www.continentalstock.com.

SUBMISSION OF STOCKHOLDER PROPOSALS

        Aldabra's management is aware of no other matter that may be brought before the Aldabra special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

WHERE TO FIND ADDITIONAL INFORMATION

        Aldabra files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by Aldabra with the SEC at the SEC's public reference room, located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-732-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. Aldabra's public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

        Information and statements contained in this proxy statement, or any annex to this proxy statement incorporated by reference in this proxy statement, are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement or incorporated in this proxy statement by reference.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning Aldabra, without charge, by written or telephonic request directed to the Company at Aldabra 2 Acquisition Corp., c/o Terrapin Partners, LLC, 540 Madison Avenue, 17th Floor, New York, NY 10022, Attn: Investor Relations, or by telephone at 212-710-4100. If you would like to request documents, please do so by [            ], in order to receive them before the special meeting.

        All information contained in this document relating to Aldabra has been supplied by Aldabra, and all such information relating to the Seller has been supplied by the Seller. Information provided by one does not constitute any representation, estimate or projection of the other.

        No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any other person. This proxy statement is dated [                        ], 2008. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

        If you have questions about any of the proposals set forth herein or need additional copies of proxy materials, you may contact Aldabra and its representatives, by telephone at (212) 710-4100, or Aldabra's proxy solicitor, MacKenzie Partners, Inc., by telephone at 1-800-322-2885 or by email at proxy@mackenziepartners.com.

Index to Financial Statements

Aldabra 2 Acquisition Corp. Unaudited Condensed Financial Statements	F-2
Condensed Balance Sheet as of September 30, 2007	F-3
Condensed Statement of Income for the Three Months Ended September 30, 2007 and for the Period February 1, 2007 (inception) to September 30, 2007	F-4
Condensed Statement of Stockholders' Equity	F-5
Condensed Statement of Cash Flows for the Period February 1, 2007 (inception) to September 30, 2007	F-6
Notes to Condensed Unaudited Financial Statements	F-7
Aldabra 2 Acquisition Corp. Financial Statements	F-15
Report of Independent Registered Public Accounting Firm	F-16
Balance Sheet as of February 28, 2007	F-17
Statement of Operations for the Period February 1, 2007 (inception) to February 28, 2007	F-18
Statement of Stockholders' Equity for the Period February 1, 2007 (inception) to February 28, 2007	F-19
Statement of Cash Flows for the Period February 1, 2007 (inception) to February 28, 2007	F-20
Notes to Financial Statements	F-21
Boise Paper Products Unaudited Consolidated Financial Statements	F-26
Consolidated Statements of Income for the Nine Months Ended September 30, 2007 and September 30, 2006	F-27
Consolidated Balance Sheets as of September 30, 2007 and December 31, 2006	F-28
Consolidated Statements of Capital for the Year Ended December 31, 2005, the Year Ended December 31, 2006 and the Period Ended September 30, 2007	F-29
Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2007 and September 30, 2006	F-30
Notes to Unaudited Quarterly Consolidated Financial Statements	F-31
Boise Paper Products Consolidated Financial Statements	F-46

Consolidated Statements of Income (Loss) for the Years Ended December 31, 2006 and December 31, 2005, the Period October 29, 2004 (inception) through December 31, 2004 and for the Period January 1, 2004 through October 28, 2004 (Predecessor)	F-47
Consolidated Balance Sheets as of December 31, 2006 and 2005	F-48

Consolidated Statements of Cash Flows for the Years Ended December 31, 2006 and December 31, 2005, the Period October 29, 2004 (inception) through December 31, 2004 and for the Period January 1, 2004 through October 28, 2004 (Predecessor)	F-49

Consolidated Statements of Capital for the Years Ended December 31, 2006 and December 31, 2005, the Period of October 29, 2004 (inception) through December 31, 2004, and for the Period December 31, 2003 through October 28, 2004 (Predecessor)	F-50
Notes to Audited Consolidated Financial Statements	F-51
Independent Auditors' Report	F-83

ALDABRA 2 ACQUISITION CORP.

UNAUDITED CONDENSED FINANCIAL STATEMENTS

As of September 30, 2007
For the three months ended September 30, 2007
For the period of February 1, 2007 (inception) through September 30, 2007

ALDABRA 2 ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

CONDENSED BALANCE SHEET
(unaudited)

September 30, 2007
ASSETS
Current assets:
Cash	$82,548
Cash held in trust	404,531,190
Prepaid expenses	52,875

Total current assets	404,666,613

Capitalized acquisition costs	1,346,231
Deferred tax asset	37,529

Total assets	$406,050,373

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued expenses	$666,077
Franchise tax payable	42,869
Income and capital taxes payable	2,457,551
Deferred underwriting fee	12,420,000

Total current liabilities	15,586,497

COMMON STOCK SUBJECT TO POSSIBLE CONVERSION (16,555,860—shares at conversion value)	159,760,000
Commitments
Stockholders' equity
Preferred stock, $.0001 par value per share: 1,000,000 shares authorized; none issued	—
Common stock, $.0001 par value per share: 100,000,000 shares authorized; 51,750,000 shares issued and outstanding (which includes 16,555,860 shares subject to possible conversion)	5,175
Additional paid-in capital	227,639,650
Income accumulated during development stage	3,059,051

Total stockholders' equity	230,703,876

Total liabilities and stockholders' equity	$406,050,373

See notes to condensed financial statements.

ALDABRA 2 ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

CONDENSED STATEMENTS OF INCOME
(unaudited)

	For the three months ended September 30, 2007	For the period February 1, 2007 (inception) to September 30, 2007
Interest income	$5,258,765	$5,769,309
EXPENSES
Formation costs	—	1,000
Professional fees	36,341	48,341
Insurance expense	20,073	22,691
Administrative fees	22,500	25,500
Travel and entertainment expense	9,303	9,303
Franchise tax expense	42,869	42,869
Interest expense	2,895	2,895
Miscellaneous expenses	2,252	2,637

Total expenses	136,233	155,236

Net income before income taxes	5,122,532	5,614,073
Provision for income taxes	(2,331,282)	(2,555,022)

Net income	$2,791,250	$3,059,051

Weighted average shares outstanding, basic and diluted	51,750,000	27,628,512

Basic and diluted net income per share	$0.05	$0.11

See notes to condensed financial statements.

ALDABRA 2 ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY
(unaudited)

				Net income accumulated during development stage
	Common Stock
			Additional paid-in capital		Total stockholders' equity
	Shares	Amount
Issuance of common stock to Initial Stockholders on February 1, 2007 at $.002 per share	10,350,000	$1,035	$23,965	$—	$25,000
Proceeds from issuance of Warrants	—	—	3,000,000	—	3,000,000
Sale of 41,400,000 Units through Offering, net of underwriters' discount and Offering expenses (which includes 16,555,860 shares subject to conversion)	41,400,000	4,140	384,375,685	—	384,379,825
Less 16,555,860 shares of common stock subject to possible conversion	—	—	(159,760,000)	—	(159,760,000)
Net income	—	—		3,059,051	3,059,051

Balance as of September 30, 2007	51,750,000	$5,175	$227,639,650	$3,059,051	$230,703,876

See notes to condensed financial statements.

ALDABRA 2 ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

CONDENSED STATEMENT OF CASH FLOWS
(unaudited)

For the period February 1, 2007 (inception) to September 30, 2007
Cash Flows from Operating Activities
Net income	$3,059,051
Adjustments to reconcile net income with net cash used in operating activities:
Interest income on investments held in trust	(5,766,190)
Change in operating assets and liabilities:
Increase in prepaid expenses	(52,875)
Increase in accrued expenses	14,091
Increase in deferred tax asset	(37,529)
Increase in franchise tax payable	42,869
Increase in income and capital taxes payable	2,457,551

Net cash used in operating activities	(283,032)

Cash Flows from Investing Activities
Cash deposited in trust	(399,500,000)
Proceeds from trust	735,000
Payment of Acquisition costs	694,244

Net cash used in investing activities	(399,459,244)

Cash Flows from Financing Activities
Proceeds from sale of shares of common stock to Initial Stockholders	25,000
Proceeds from notes payable to Initial Stockholders	137,000
Payment of notes payable to Initial Stockholders	(137,000)
Proceeds from Offering	414,000,000
Proceeds from issuance of Insider Warrants	3,000,000
Payment of costs associated with Offering	(17,200,176)

Net cash provided by financing activities	399,824,824

Net increase in cash	82,548
Cash at beginning of the period	—

Cash at end of the period	$82,548

Supplemental disclosure of non-cash investing and financing activities
Accrual of registration costs	$33,609

Accrual of deferred underwriting fee	$12,420,000

Accrual of Acquisition costs	$651,987

See notes to condensed financial statements.

ALDABRA 2 ACQUISITION CORP.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

1. Organization and Business Operations

        Aldabra 2 Acquisition Corp., a corporation in the development stage (the "Company"), was incorporated in Delaware on February 1, 2007 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. The Company is considered to be in the development stage, as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises," and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year end.

        The condensed consolidated financial statements at September 30, 2007 and for the periods ended September 30, 2007 are unaudited. In the opinion of management, all adjustments (consisting of normal adjustments) have been made that are necessary to present fairly the financial position of the Company as of September 30, 2007, the results of its operations for the three month period ended September 30, 2007 and for the period from February 1, 2007 (inception) through September 30, 2007, and its cash flows for the period from February 1, 2007 (inception) through September 30, 2007. Operating results for the interim period presented are not necessarily indicative of the results to be expected for a full year. All activity through June 22, 2007 relates to the Company's formation and the public offering described below.

        The registration statement for the Company's initial public offering (the "Offering") was declared effective June 19, 2007. The Company consummated the Offering on June 22, 2007 and received net proceeds of approximately $384,380,000. The Company's management has broad discretion with respect to the specific application of the net proceeds of this Offering, although substantially all of the net proceeds of this Offering are intended to be generally applied toward consummating a business combination with an operating business (the "Business Combination"). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Offering, an aggregate of $399,500,000, including the $3,000,000 proceeds of the private placement (the "Private Placement") described in Note 2 and the $12,420,000 of deferred underwriters discounts described in Note 2, was placed in a trust account (the "Trust Account") which is to be invested in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of the Company's first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third-party claims against the Company. Although the Company will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such entities will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the Trust Account or that a court would not conclude that such agreements are not legally enforceable. The Company's Chairman of the Board and the Company's Chief Executive Officer have agreed that they will be liable under certain circumstances for ensuring that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for, or products sold to, the Company. However, there can be no assurance that these entities will be able to satisfy those obligations. Furthermore, they will not have any personal liability as to any claimed amounts owed to a

ALDABRA 2 ACQUISITION CORP.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

1. Organization and Business Operations (Continued)

third party who executed a waiver (including a prospective target business). Additionally, in the case of a prospective target business that did not execute a waiver, such liability will only be in an amount necessary to ensure that public stockholders receive no less than $10.00 per share upon liquidation. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, up to an aggregate of $3,100,000 of interest earned on the Trust Account balance may be released to the Company to fund working capital requirements and additional amounts may be released to the Company as necessary to satisfy tax obligations.

        The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 40% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company's stockholders prior to the Offering, including all of the officers and directors of the Company (the "Initial Stockholders"), have agreed to vote their founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (the "Public Stockholders") with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

        With respect to a Business Combination that is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert such Public Stockholder's shares. The per share conversion price will equal the amount in the Trust Account, net of accrued taxes and expenses, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding up to 39.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Accordingly, a portion of the net proceeds from the Offering (39.99% of the amounts originally placed in the Trust Account) has been classified as common stock subject to possible conversion in the accompanying balance sheet. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

        The Company's Amended and Restated Certificate of Incorporation provides that the Company will continue in existence only until 24 months from June 19, 2007, the effective date of the Offering. If the Company has not completed a Business Combination by such date, its corporate existence will cease, and it will dissolve and liquidate for the purposes of winding up its affairs. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the Offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units sold in the Offering).

        Concentration of Credit Risk—The Company maintains cash in a bank deposit account that exceeds federally insured (FDIC) limits. The Company has not experienced any losses on this account.

        Capitalized Acquisition Costs—Capitalized Acquisition costs includes direct costs related to the Business Combination. Indirect and general expenses are expensed as incurred.

        Deferred Income Taxes—Deferred income tax assets and liabilities are computed for differences between the financial statements and tax basis of assets and liabilities that will result in future taxable

ALDABRA 2 ACQUISITION CORP.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

1. Organization and Business Operations (Continued)

or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

        Net Income Per Share—Net income per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. The effect of the 41,400,000 outstanding Warrants issued in connection with the Offering and the 3,000,000 outstanding Warrants issued in connection with the Private Placement has not been considered in diluted income per share calculations, since such Warrants are contingently exercisable.

        Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

        New Accounting Pronouncements—Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

2. Public Offering and Private Placement

        In June 2007, the Company completed its Offering in which it sold to the public 41,400,000 units (the "Units"), including 5,400,000 Units subject to the underwriters' over-allotment option at an Offering price of $10.00 per Unit. Each Unit consists of one share of the Company's common stock and one Redeemable Common Stock Purchase Warrant (the "Warrants"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50, commencing on the later of the completion of a Business Combination and one year from the effective date of the Offering and expiring four years from the effective date of the Offering. The Company may redeem the Warrants, at a price of $.01 per Warrant, upon 30 days' notice while the Warrants are exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. If a registration statement is not effective at the time of exercise, the Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the Warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

        The Company agreed to pay the underwriters in the Offering an underwriting discount of 7% of the gross proceeds of the Offering. However, the underwriters agreed that 3% of the gross proceeds of the Offering ($12,420,000) will not be payable unless and until the Company completes a Business Combination. Furthermore, the underwriters have waived their right to receive such payment upon the Company's liquidation if the Company is unable to complete a Business Combination.

ALDABRA 2 ACQUISITION CORP.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

2. Public Offering and Private Placement (Continued)

        Simultaneously with the consummation of the Offering, the Company's Chairman and the Company's Chief Executive Officer purchased a total of 3,000,000 Warrants (the "Insider Warrants") at $1.00 per Warrant (for an aggregate purchase price of $3,000,000) privately from the Company. All of the proceeds received from these purchases have been placed in the Trust Account. The Insider Warrants purchased were identical to the Warrants underlying the Units issued in the Offering except that the Warrants may not be called for redemption and the Insider Warrants may be exercisable on a "cashless basis," at the holder's option, so long as such securities are held by such purchaser or his affiliates. Furthermore, the purchaser has agreed that the Insider Warrants will not be sold or transferred by them, except for estate planning purposes, until after the Company has completed a Business Combination.

3. Purchase Agreement for Proposed Business Combination

        On September 7, 2007, Boise White Paper, L.L.C., Boise Packaging & Newsprint, L.L.C. and Boise Cascade Transportation Holdings Corp. (collectively, the "Paper Group"), Boise Cascade, L.L.C., (the "Seller"), Boise Paper Holdings, L.L.C. (the "Target"), the Company and Aldabra Sub LLC (the Company's direct, wholly-owned subsidiary) entered into a Purchase and Sale Agreement, as amended by Amendment No. 1 to Purchase and Sale Agreement, dated October 18, 2007, by and among such persons (the "Purchase Agreement" and the transactions contemplated by the Purchase Agreement, the "Acquisition"). Pursuant to the Purchase Agreement, the Company will acquire the Paper Group and other assets and liabilities related to the operation of the paper, packaging and newsprint, and transportation businesses of the Paper Group and most of the headquarters operations of the Seller (collectively, the business to be acquired from the Seller, "Boise Paper Products" or "BPP") through the acquisition of the Target. The Acquisition is structured such that, upon closing, Aldabra will indirectly own—through Aldabra Sub LLC—100% of the outstanding common units of the Target, which will in turn own 100% of BPP, including 100% of the outstanding equity interests of the Paper Group. The Company will account for the Acquisition using the purchase method of accounting and will also allocate fair market value to these assets at the time of the Acquisition from a tax perspective.

Use of Offering Proceeds

        The Company intends to use the proceeds currently in the Trust Account, which was valued at $402,145,013, net of accrued expenses and taxes, as of January 1, 2008, to acquire BPP's assets, to pay transactions expenses (including initial business, legal and accounting due diligence expenses on prospective business combinations, general and administrative expenses and corporate income and franchise taxes) and to pay holders of Offering shares who exercise their redemption rights. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest and will not be released until the earlier of the consummation of a business combination or the Company's liquidation.

Purchase Price

        At the closing of the Acquisition, the Company will deliver cash and stock (and under certain conditions detailed below, a subordinated promissory note) equal to $1,625,000,000 plus or minus an incremental amount equal to the sum of (i) the Paper Group's cash and cash equivalents (expected to be $38,000,000), (ii) plus or minus the amount by which the estimated net working capital of the paper and packaging and newsprint businesses of the Seller is greater or less than $329,000,000 (as

ALDABRA 2 ACQUISITION CORP.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

3. Purchase Agreement for Proposed Business Combination (Continued)

applicable), and (iii) plus the amount (if any) by which the Company's and its subsidiaries' estimated net working capital is less than $404,350,800, in each case calculated as of 11:59 p.m. (Boise, Idaho time) on the day before closing (the "Adjustment Calculation Time") (the net amount derived from the foregoing, the "total purchase price"). Following the closing, these estimated amounts will be compared against the actual amounts, with any subsequent adjustments payable through the issuance to the Seller of additional shares of the Company's common stock or the return by the Seller and cancellation of shares of the Company's common stock—in each case, valued based upon an average per share closing price of the Company's common stock for the 20 trading day period ending three trading days prior to closing, disregarding for this purpose in such period any day in which trading of the Company's common stock was conducted by, or on behalf of, an officer or director of the Company or a family member or affiliate thereof (the "Average Trading Price")—held by the Seller.

        At least $1,210,000,000 of the total purchase price must be paid in cash, plus the amount of fees and expenses paid directly by the Seller to lenders and/or agents providing the debt financing and minus other expenses specified in the Purchase Agreement (the "Minimum Cash Amount"). The actual cash portion of the total purchase price will equal the amount of the Company's cash at closing (including the cash held in the Trust Fund, but excluding any amounts paid upon exercise by the Company's stockholders of conversion rights), less transaction expenses plus the amount of the net proceeds from the debt financing, but will not in any event be less than the Minimum Cash Amount (the "Cash Portion").

        The balance of the total purchase price will be paid in the Company's common stock. For purposes of calculating the number of shares that will be issued to the Seller, the Average Trading Price will not be higher than $10.00 per share or lower than $9.54 per share.

Seller's Share Ownership Limitation

        The Purchase Agreement provides that the Seller will not receive shares that would cause it to hold in excess of 49% of the Company's common stock immediately following the closing of the Acquisition (excluding, for purposes of this calculation, the Company's outstanding Warrants) and that, in lieu of receiving shares in excess of 49%, the Company will instead pay the Seller an amount equal to the value of such excess shares (valued at the Average Trading Price) in cash or through the issuance of a subordinated promissory note.

Purchase Price Adjustment

        No later than one business day prior to the closing, (i) the Seller will deliver to the Company the Seller's calculation of the estimated net working capital of the paper and packaging and newsprint businesses of the Seller as of the Adjustment Calculation Time and the estimated aggregate cash and cash equivalents of the Paper Group and its subsidiaries as of the Adjustment Calculation Time and (ii) the Company will deliver to the Seller the Company's calculation of its estimated net working capital and its subsidiaries as of the Adjustment Calculation Time.

        At the closing of the Acquisition, the estimated total purchase price of $1,625,000,000 will be adjusted by (i) either adding the amount, if any, by which the estimated net working capital of the paper and packaging and newsprint businesses of the Seller is greater than $329,000,000 or subtracting the amount, if any, by which the estimated net working capital of the paper and packaging and newsprint businesses of the Seller is less than $329,000,000, (ii) adding the estimated aggregate cash

ALDABRA 2 ACQUISITION CORP.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

3. Purchase Agreement for Proposed Business Combination (Continued)

and cash equivalents of the Paper Group and its subsidiaries as of the Adjustment Calculation Time and (ii) adding the amount, if any, by which the estimated net working capital of Aldabra and its subsidiaries is less than $404,350,800.

        Following the closing, the estimated total purchase price will be subject to reconciliation based upon the actual net working capital of the paper and packaging and newsprint businesses of the Seller, the actual aggregate cash and cash equivalents of the Paper Group and its subsidiaries and the actual net working capital of Aldabra and its subsidiaries (in each case as of the Adjustment Calculation Time) relative to the estimates therefore utilized in the calculation of the estimated total purchase price. If the estimated purchase price is greater than the total purchase price, the Seller is required, within five business days after the total purchase price is finally determined, to pay Aldabra an amount equal to such excess, which excess amount is payable by the Seller's delivery to Aldabra for cancellation of shares of Aldabra common stock which, when multiplied by the Average Trading Price, equals such excess amount.

Consummation of Acquisition

        The proposed Acquisition is subject to, among other things, the approval of the transaction by the Company's stockholders. There can be no assurance that the Acquisition will be consummated.

4. Accrued Registration Costs

        Accrued registration costs consist primarily of legal and other fees, incurred through the balance sheet date, that are directly related to the Offering.

5. Notes Payable, Stockholders

        The Company issued unsecured promissory notes in an aggregate principal amount of $100,000 to two of the Initial Stockholders on February 27, 2007. Additional unsecured promissory notes in aggregate amounts of $25,000 and $12,000 were issued to the Initial Stockholders on June 12, 2007 and June 21, 2007, respectively. The notes were non-interest bearing and were payable on the earlier of February 27, 2008 and the consummation of the Offering. The notes payable to Initial Stockholders were paid in full on June 22, 2007.

6. Income Taxes

        For the period from February 1, 2007 (inception) to September 30, 2007, the provision for income taxes consists of the following:

Current:
Federal	$1,614,427
State and Local	978,124
Deferred	(37,529)

Total	$2,555,022

ALDABRA 2 ACQUISITION CORP.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

6. Income Taxes (Continued)

        Significant components of the Company's deferred tax asset are as follows:

Expenses deferred for income tax purposes	$50,759
Less: valuation allowance	13,230

Total	$37,529

        Management has recorded a valuation allowance against its deferred tax asset because, based on its current operations at September 30, 2007, it believes it is more likely than not that sufficient taxable income will not be generated to fully utilize this asset.

        The Company's effective tax rate of approximately 45% (which takes into account the valuation allowance) differs from the federal statutory rate of 34% due to the effect of state and local income taxes.

7. Commitments

        The Company presently occupies office space provided by an affiliate of two of the Initial Stockholders. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Offering.

        Pursuant to letter agreements that the Initial Stockholders entered into with the Company and the underwriters, the Initial Stockholders waived their right to receive distributions with respect to their founding shares upon the Company's liquidation.

        The Initial Stockholders and the holders of the Insider Warrants (or underlying securities) will be entitled to registration rights with respect to their founding shares or Insider Warrants (or underlying securities) pursuant to an agreement that was signed prior to the effective date of the Offering. The holders of the majority of the founding shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Insider Warrants (or underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the Initial Stockholders and holders of the Insider Warrants (or underlying securities) have certain "piggy-back" registration rights on registration statements filed after the Company's consummation of a Business Combination.

        As long as the holders of (i) the shares of common stock issued to the Seller pursuant to the Acquisition or (ii) any other shares of Aldabra common stock acquired by the Seller control 33% or more of the Aldabra common stock issued to the Seller at the closing, Aldabra will be subject to restrictions on its business activities pursuant to the terms of an investor rights agreement by and between Aldabra, the Seller and certain directors and officers of Aldabra.

        The Company agreed to pay the fees to the underwriters in the Offering as described in Note 2 above.

ALDABRA 2 ACQUISITION CORP.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (Continued)

8. Common Stock

        Effective June 12, 2007 and June 19, 2007, the Company's Board of Directors authorized a stock dividend of 0.5 shares of common stock and 0.2 shares of common stock, respectively, for each outstanding share of common stock. On June 12, 2007, the Company's Certificate of Incorporation was amended to increase the authorized shares of common stock from 60,000,000 to 85,000,000 shares of common stock. On June 19, 2007, the Company's Certificate of Incorporation was further amended to increase the authorized number of shares of common stock to 100,000,000 shares of common stock. All references in the accompanying financial statements to the number of shares of common stock have been retroactively restated to reflect these transactions.

9. Preferred Stock

        The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

        The agreement with the underwriters prohibits the Company, prior to a Business Combination, from issuing preferred stock that participates in the proceeds of the Trust Account or which votes as a class with the common stock on a Business Combination.

ALDABRA 2 ACQUISITION CORP.

FINANCIAL STATEMENTS

As of February 28, 2007
For the period of February 1, 2007 (inception) through February 28, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Aldabra 2 Acquisition Corp.

        We have audited the accompanying balance sheet of Aldabra 2 Acquisition Corp. (a corporation in the development stage) as of February 28, 2007, and the related statements of operations, stockholders' equity and cash flows for the period from February 1, 2007 (inception) to February 28, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aldabra 2 Acquisition Corp. as of February 28, 2007, and the results of its operations and its cash flows for the period from February 1, 2007 (inception) to February 28, 2007 in conformity with United States generally accepted accounting principles.

/s/ Goldstein Golub Kessler LLP

Goldstein Golub Kessler LLP
New York, New York
March 9, 2007, except for the third paragraph of Note 1, the first paragraph of Note 2 and Note 8, as to which the date is June 19, 2007

ALDABRA 2 ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

BALANCE SHEET

February 28, 2007
ASSETS
Current assets—Cash	$101,532
Deferred offering costs	23,468

Total assets	$125,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued expenses	$1,000
Notes payable to initial stockholders	100,000

Total liabilities	$101,000

Commitments
Stockholders' equity
Preferred stock, $.0001 par value Authorized 1,000,000 shares; none issued or outstanding	—
Common stock, $.0001 par value Authorized 100,000,000 shares issued and outstanding 10,350,000 shares	1,035
Additional paid-in capital	23,965
Deficit accumulated during the development stage	(1,000)

Total stockholders' equity	24,000

Total liabilities and stockholders' equity	$125,000

See notes to financial statements.

ALDABRA 2 ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

STATEMENT OF OPERATIONS

For the period February 1, 2007 (inception) to February 28, 2007
Formation costs	$1,000

Net loss	$(1,000)

Weighted average shares outstanding	10,350,000

Net loss per share	$(0.00)

See notes to financial statements.

ALDABRA 2 ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

STATEMENT OF STOCKHOLDERS' EQUITY

For the period February 1, 2007 (inception) to February 28, 2007

				Deficit Accumulated During the Development Stage
	Common Stock
			Addition Paid-in Capital		Stockholders' Equity
	Shares	Amount
Issuance of common stock to initial stockholders on February 1, 2007 at $.002 per share	10,350,000	$1,035	$23,965	$—	$25,000
Net Loss				(1,000)	(1,000)

Balance at February 28, 2007	10,350,000	$1,035	$23,965	$(1,000)	$24,000

See notes to financial statements.

ALDABRA 2 ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

STATEMENT OF CASH FLOWS

For the period February 1, 2007 (inception) to February 28, 2007
Cash flows from operating activities
Net loss	$(1,000)
Increase in accrued expenses	1,000

Net cash used in operating activities	—

Cash flows from financing activities
Proceeds from sale of shares of common stock to Initial Stockholders	25,000
Proceeds from notes payable to Initial Stockholders	100,000
Payment of costs associated with Proposed Offering	(23,468)

Net cash provided by financing activities	101,532

Net increase in cash	101,532
Cash at beginning of period	—

Cash at end of period	$101,532

See notes to financial statements.

ALDABRA 2 ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations

        Aldabra 2 Acquisition Corp. (the "Company") was incorporated in Delaware on February 1, 2007 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business.

        At February 28, 2007, the Company had not yet commenced any operations. All activity through February 28, 2007 relates to the Company's formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

        The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 36,000,000 units ("Units") which is discussed in Note 2 ("Proposed Offering"). The Company's management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business ("Business Combination"). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least $9.66 per Unit sold in the Proposed Offering will be held in a trust account ("Trust Account") and invested in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. The Company's Chairman of the Board and the Company's Chief Executive Officer have agreed that they will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. However, there can be no assurance that they will be able to satisfy those obligations. Furthermore, they will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective target business). Additionally, in the case of a prospective target business that did not execute a waiver, such liability will only be in an amount necessary to ensure that public stockholders receive no less than $10.00 per share upon liquidation The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, up to an aggregate of $3,100,000 of interest earned on the Trust Account balance may be released to the Company to fund working capital requirements and additional amounts may be released to us as necessary to satisfy tax obligations.

        The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 40% or more of the shares sold in the Proposed Offering vote against the Business Combination and

ALDABRA 2 ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

NOTES TO FINANCIAL STATEMENTS (Continued)

1. Organization and Business Operations (Continued)

exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company's stockholders prior to the Proposed Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

        With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 39.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

        The Company's Certificate of Incorporation will be amended prior to the Proposed Offering to provide that the Company will continue in existence only until 24 months from the Effective Date of the Proposed Offering. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will dissolve and liquidate for the purposes of winding up its affairs. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).

        Concentration of Credit Risk—The Company maintains cash in a bank deposit account which, at times, exceeds federally insured (FDIC) limits. The Company has not experienced any losses on this account.

        Deferred Income Taxes—Deferred income tax assets and liabilities are computed for differences between the financial statements and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

        Loss Per Share—Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

        New Accounting Pronouncements—Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

ALDABRA 2 ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

NOTES TO FINANCIAL STATEMENTS (Continued)

2. Proposed Public Offering

        The Proposed Offering calls for the Company to offer for public sale up to 36,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 5,400,000 units solely to cover over-allotments, if any). Each Unit consists of one share of the Company's common stock and one Redeemable Common Stock Purchase Warrant ("Warrants"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing the later of the completion of a Business Combination and one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Company may redeem the Warrants, at a price of $.01 per Warrant upon 30 days' notice while the Warrants are exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

        The Company will pay the underwriters in the Proposed Offering an underwriting discount of 7% of the gross proceeds of the Proposed Offering. However, the underwriters have agreed that 3% of the underwriting discounts will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company's liquidation if it is unable to complete a Business Combination.

3. Deferred Offering Costs

        Deferred offering costs consist of legal and other fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders' equity upon the receipt of the capital raised or charged to operations if the Proposed Offering is not completed.

4. Notes Payable, Stockholders

        The Company issued unsecured promissory notes in an aggregate principal amount of $100,000 to two of the Initial Stockholders on February 27, 2007. The notes are non-interest bearing and are payable on the earlier of February 27, 2008 or the consummation of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount.

ALDABRA 2 ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

NOTES TO FINANCIAL STATEMENTS (Continued)

5. Income Taxes

        Significant components of the Company's future tax assets are as follows:

Expenses deferred for income tax purposes	$340
Less: valuation allowance	(340)

Totals	$—

        Management has recorded a full valuation allowance against its deferred tax assets because it does not believe it is more likely than not that sufficient taxable income will be generated.

        The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

6. Commitments

        The Company presently occupies office space provided by an affiliate of two of the Initial Stockholders. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering.

        Pursuant to letter agreements which the Initial Stockholders will enter into with the Company and the underwriters, the Initial Stockholders will waive their right to receive distributions with respect to their founding shares upon the Company's liquidation.

        The Company's Chairman and the Company's Chief Executive Officer have committed to purchase a total of 3,000,000 Warrants ("Insider Warrants") at $1.00 per Warrant (for an aggregate purchase price of $3,000,000) privately from the Company. These purchases will take place simultaneously with the consummation of the Proposed Offering. All of the proceeds received from these purchases will be placed in the Trust Account. The Insider Warrants to be purchased by such purchaser will be identical to the Warrants underlying the Units being offered in the Proposed Offering except that the Insider Warrants may be exercised whether or not a registration statement relating to the Common Stock issuable upon exercise of the Warrants is effective and current, may not be called for redemption and may be exercisable on a "cashless basis," at the holder's option, so long as such securities are held by such purchaser or his affiliates. Furthermore, the purchaser has agreed that the Insider Warrants will not be sold or transferred by them, except for estate planning purposes, until after the Company has completed a Business Combination.

        The Initial Stockholders and the holders of the Insider Warrants (or underlying securities) will be entitled to registration rights with respect to their founding shares or Insider Warrants (or underlying securities) pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of the founding shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Insider Warrants (or underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the Initial Stockholders and holders of

ALDABRA 2 ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)

NOTES TO FINANCIAL STATEMENTS (Continued)

6. Commitments (Continued)

the Insider Warrants (or underlying securities) have certain "piggy-back" registration rights on registration statements filed after the Company's consummation of a Business Combination.

        The Company has also agreed to pay the fees to the underwriters in the Proposed Offering as described in Note 2 above.

7. Preferred Stock

        The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. The agreement with the underwriters will prohibit the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

8. Subsequent Events

        Effective June 12, 2007 and June 19, 2007, the Company's Board of Directors authorized a stock dividend of 0.5 shares of common stock and 0.2 shares of common stock, respectively, for each outstanding shares of common stock. On June 12, 2007, the Company's Certificate of Incorporation was amended to increase the authorized shares of common stock from 60,000,000 to 85,000,000 shares of common stock. On June 19, 2007, the Company's Certificate of Incorporation was further amended to increase the authorized number of shares of common shares to 100,000,000 shares of common stock. All references in the accompanying financial statements to the number of shares of stock have been retroactively restated to reflect these transactions.

        In June 2007, the Company and underwriters amended certain terms of the Proposed Offering. All disclosures herein reflect the amended terms.

BOISE PAPER PRODUCTS

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2007 and December 31, 2006
For the nine months ended September 30, 2007 and 2006

 Boise Paper Products

Consolidated Statements of Income
(unaudited)

	Nine Months Ended September 30
	2007	2006
	(thousands)
Sales
Trade	$1,215,777	$1,186,545
Related parties	529,276	488,044

	1,745,053	1,674,589

Costs and expenses
Materials, labor, and other operating expenses	1,464,284	1,421,143
Fiber costs from related parties	30,834	21,119
Depreciation, amortization, and depletion	84,536	85,677
Selling and distribution expenses	43,587	44,595
General and administrative expenses	32,335	36,108
Other (income) expense, net	(567)	(1)

	1,655,009	1,608,641

Income from operations	90,044	65,948

Foreign exchange gain	1,207	217
Interest income	475	402

	1,682	619

Income before income taxes	91,726	66,567
Income tax provision	(2,982)	(1,264)

Net income	$88,744	$65,303

See accompanying notes to unaudited quarterly consolidated financial statements.

 Boise Paper Products

Consolidated Balance Sheets
(unaudited)

	September 30, 2007	December 31, 2006
	(thousands)
ASSETS
Current
Cash	$8	$7
Receivables
Trade, less allowances of $791 and $901	192,458	176,886
Related parties	54,534	37,492
Other	8,213	10,172
Inventories	328,727	322,876
Assets held for sale (a)	—	18,126
Other	9,661	6,103

	593,601	571,662

Property
Property and equipment, net	1,162,310	1,126,311
Fiber farms and deposits	18,393	18,226

	1,180,703	1,144,537

Goodwill	42,336	9,676
Intangible assets, net	23,967	27,335
Other assets	8,746	5,619

Total assets	$1,849,353	$1,758,829

LIABILITIES AND CAPITAL
Current
Income taxes payable	$1,628	$—
Accounts payable
Trade	169,907	169,875
Related parties	674	371
Accrued liabilities
Compensation and benefits	51,381	51,031
Other	20,603	19,586
Liabilities related to assets held for sale (a)	—	214

	244,193	241,077

Other
Deferred income taxes	773	440
Compensation and benefits	5,552	9,553
Other long-term liabilities	27,679	26,527

	34,004	36,520

Commitments and contingent liabilities
Capital
Business unit equity	1,571,156	1,490,608
Accumulated other comprehensive loss	—	(9,376)

Total capital	1,571,156	1,481,232

Total liabilities and capital	$1,849,353	$1,758,829

(a)
For more information, see Note 2, Assets Held for Sale.

See accompanying notes to unaudited quarterly consolidated financial statements.

 Boise Paper Products

Consolidated Statements of Capital
(unaudited)

	Business Unit Equity	Accumulated Other Comprehensive Income (Loss)	Total Capital
	(thousands)
Balance at December 31, 2005	$1,424,677	$(144)	$1,424,533

Comprehensive income (loss):
Net income	92,921	—	92,921
Other comprehensive loss, net of tax Cash flow hedges	—	(9,232)	(9,232)

Comprehensive income (loss)	92,921	(9,232)	83,689
Net equity transactions with related parties	(26,990)	—	(26,990)

Balance at December 31, 2006	1,490,608	(9,376)	1,481,232

Comprehensive income:
Net income	88,744	—	88,744
Other comprehensive income, net of tax Cash flow hedges	—	9,376	9,376

Comprehensive income	88,744	9,376	98,120
Net equity transactions with related parties	(8,196)	—	(8,196)

Balance at September 30, 2007	$1,571,156	$—	$1,571,156

See accompanying notes to unaudited quarterly consolidated financial statements.

 Boise Paper Products

Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30
	2007	2006
	(thousands)
Cash provided by (used for) operations
Net income	$88,744	$65,303
Items in net income not using (providing) cash
Depreciation, amortization, and depletion	84,536	85,677
Pension and other postretirement benefit expense	9,938	11,387
Deferred income taxes	130	—
Gain on changes in retiree healthcare programs	(4,367)	(3,741)
Other	439	456
Decrease (increase) in working capital, net of acquisitions
Receivables	(31,030)	(25,264)
Inventories	(8,083)	(25,655)
Accounts payable and accrued liabilities	8,001	22,329
Current and deferred income taxes	1,831	(1,129)
Pension and other postretirement benefit payments	(9,938)	(11,387)
Other	(245)	371

Cash provided by operations	139,956	118,347

Cash provided by (used for) investment
Expenditures for property and equipment	(106,021)	(73,972)
Acquisitions of businesses and facilities	—	(42,549)
Sales of assets	5,163	3,754
Other	1,759	1,387

Cash used for investment	(99,099)	(111,380)

Cash provided by (used for) financing
Net equity transactions with related parties	(40,856)	(6,968)

Cash used for financing	(40,856)	(6,968)

Increase (decrease) in cash	1	(1)
Balance at beginning of the period	7	8

Balance at end of the period	$8	$7

See accompanying notes to unaudited quarterly consolidated financial statements.

 Boise Paper Products

Notes to Unaudited Quarterly Consolidated Financial Statements

1.    Basis of Presentation

        As used in these consolidated financial statements, the terms "Boise Paper Products" and "we" or "the Company" refer to the paper and packaging and newsprint business units of Boise Cascade Holdings, L.L.C. (Boise Cascade). We are a diversified North American paper company headquartered in Boise, Idaho. We operate our business in the following three reportable segments: Paper, Packaging & Newsprint, and Corporate and Other. See Note 17, Segment Information, for additional information about our reportable segments.

        The quarterly consolidated financial statements have not been audited by an independent registered public accounting firm but, in the opinion of management, include all adjustments, consisting only of normal, recurring adjustments, necessary to present fairly the results for the periods presented. Net income for the nine months ended September 30, 2007 and 2006, involved estimates and accruals. Actual results may vary from those estimates. Quarterly results are not necessarily indicative of results that may be expected for the full year. These condensed notes to unaudited consolidated financial statements should be read in conjunction with Boise Paper Products 2006 audited consolidated financial statements.

        The quarterly consolidated financial statements include accounts specifically attributed to Boise Paper Products and a portion of Boise Cascade's shared corporate general and administrative expenses. These shared services include, but are not limited to, finance, accounting, legal, information technology, and human resource functions. Some corporate costs relate solely to Boise Paper Products and are allocated totally to these operations. Shared corporate general and administrative expenses not specifically identifiable to Boise Paper Products have been allocated primarily based on average sales, assets, and labor costs.

        The quarterly consolidated financial statements do not include an allocation of Boise Cascade's debt, interest, and deferred financing costs, because none of these items were specifically identified as corporate advances to, or borrowings by, Boise Paper Products. Boise Cascade used interest rate swaps to hedge variable interest rate risk. Because debt and interest costs are not allocated to Boise Paper Products, the effects of the interest rate swaps are not included in our consolidated financial statements.

        Income taxes, where applicable, in these consolidated financial statements have been calculated as if Boise Paper Products were a separate taxable entity. For the nine months ended September 30, 2007 and 2006, the majority of the businesses and assets of Boise Paper Products were held and operated by limited liability companies which are not subject to entity-level federal or state income taxation. In addition to the businesses and assets held and operated by limited-liability companies, we have taxable corporations that are subject to federal, state, and local income taxes for which we have recorded taxes. Information on the allocations and related-party transactions are included in Note 4, Transactions With Related Parties.

        Certain amounts in prior periods' consolidated financial statements have been recast to conform with the current period's presentation. For more information, see the discussion of Financial Accounting Standards Board (FASB) Staff Position (FSP) No. AUG AIR-1, Accounting for Planned Major Maintenance Activities, adopted in January 2007, in Note 14, Recently Adopted Accounting Standards.

Boise Paper Products

Notes to Unaudited Quarterly Consolidated Financial Statements (Continued)

2.    Assets Held for Sale

September 30, 2007, Consolidated Balance Sheet

        In September 2007, Boise Cascade, L.L.C. (Boise LLC), a wholly owned direct subsidiary of Boise Cascade, entered into a purchase and sale agreement (PSA) with Aldabra 2 Acquisition Corp. (Aldabra) for the sale of Boise LLC's Paper and Packaging & Newsprint segments and most of Boise LLC's Corporate and Other segment for cash and shares of Aldabra common stock equal to approximately $1.625 billion, plus working capital adjustments. As part of the transaction, Aldabra intends to change its name to Boise Inc. Following the transaction, Boise LLC expects to own approximately 40% of Boise Inc.'s shares. The actual amount of Boise LLC's ownership in Boise Inc. is dependent on a number of factors, including the number of Aldabra shareholders, if any, that exercise their conversion rights. In any event, Boise LLC's ownership in Boise Inc. cannot exceed 49% of Boise Inc.'s outstanding stock at the time of closing.

        In 2006, the Vancouver asset group was the only asset group that met the definition of "held for sale." In September 2007, in connection with Boise LLC signing the PSA with Aldabra, Boise LLC determined that all of the assets and liabilities of the Paper and Packaging & Newsprint segments, as well as some of the assets and liabilities in the Corporate and Other segment, met the requirements of "held for sale" in Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, and stopped depreciating and amortizing the assets. The nine months ended September 30, 2007, included approximately $10.2 million of lower depreciation and amortization expense as a result of discontinuing depreciation and amortization on the assets held for sale. Of the $10.2 million of lower depreciation and amortization expense, $5.4 million related to our Paper segment and $4.8 million related to our Packaging & Newsprint segment. Based on the terms of the PSA and the carrying value of the assets held for sale, Boise LLC concluded that no impairment exists.

December 31, 2006, Consolidated Balance Sheet

        In 2005, the board of directors authorized management to pursue closing and divesting of our converting business in Vancouver, Washington. We decided to close the operations because we concluded there were more cost-effective alternatives to produce security grades. Prior to closing the operations, the business received paper from our mills and converted the paper to security grades. After the closure, we continue to develop and market the security grades, but we outsource the converting operations. We recorded the facility's assets as held for sale on our Consolidated Balance Sheets. We originally planned to sell the operations in 2006. However, railroad/port issues delayed the sale of the property. We currently have a firm purchase commitment with a buyer and believe it is appropriate to continue to consider the Vancouver property as held for sale. In 2006, this was the only asset group that met the definition of "held for sale" and accordingly, was the only asset group that was recorded as held for sale on our 2006 Consolidated Balance Sheet. We did not record the results of its operations as discontinued because the business is part of a larger cash-flow-generating group and on its own is not a component of an entity as defined in SFAS No. 144. We tested the recoverability of the long-lived assets in accordance with SFAS No. 144, and recorded no impairment.

Boise Paper Products

Notes to Unaudited Quarterly Consolidated Financial Statements (Continued)

2.    Assets Held for Sale (Continued)

        The assets and liabilities of our converting business in Vancouver, Washington, which are included in our Paper segment, are presented in the 2006 Consolidated Balance Sheet as "Assets held for sale" and "Liabilities related to assets held for sale." The carrying amounts of the major classes of these assets and liabilities were as follows:

December 31, 2006
(thousands)
Assets
Inventories	$930
Property and equipment, net	13,290
Other	3,906

Assets held for sale	$18,126

Liabilities
Accounts payable	$33
Accrued liabilities	181

Liabilities related to assets held for sale	$214

3.    Central Texas Corrugated Acquisition

        On February 1, 2006, we purchased the assets of Central Texas Corrugated (CTC) in Waco, Texas, for an aggregate purchase price of $43.8 million, including fees and expenses but before working capital adjustments. In 2006, we paid approximately $42.5 million of cash for the acquisition, which is net of a $2.0 million holdback that is payable in five years. At September 30, 2007, "Other long-term liabilities" on our Consolidated Balance Sheet included a $1.5 million discounted holdback (including accrued accretion expense). CTC manufactures corrugated sheets that it sells primarily to regional container plants in Texas, Louisiana, Arkansas, and Mexico. CTC is located close to our mill in DeRidder, Louisiana, which produces linerboard used in CTC's manufacturing processes.

        We accounted for the acquisition using the purchase method of accounting. As a result, the purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values as of the date of the acquisition. For more information, see Note 4, Purchase of Central Texas Corrugated's Assets, of the Notes to Consolidated Financial Statements in Boise Paper Products 2006 audited consolidated financial statements.

Boise Paper Products

Notes to Unaudited Quarterly Consolidated Financial Statements (Continued)

4.    Transactions With Related Parties

        For the nine months ended September 30, 2007 and 2006, we participated in Boise Cascade's centralized cash management system. Cash receipts attributable to our operations were collected by Boise Cascade, and cash disbursements were funded by Boise Cascade. The net effect of these transactions has been reflected as "Net equity transactions with related parties" in the Consolidated Statements of Cash Flows. The following table includes the components of these related-party transactions:

	Nine Months Ended September 30
	2007	2006
	(thousands)
Cash collections	$(1,720,035)	$(1,653,482)
Payment of accounts payable	1,561,691	1,513,355
Capital expenditures and acquisitions	106,021	116,521
Income taxes	1,021	2,665
Corporate general and administrative expense allocation	10,446	13,973

Net equity transactions with related parties	$(40,856)	$(6,968)

Related-Party Sales

        On October 29, 2004 (inception), Boise Cascade acquired the forest products and paper assets of OfficeMax (the Forest Products Acquisition). In connection with the Forest Products Acquisition, Boise Cascade entered into a Paper Supply Agreement with OfficeMax. Under this agreement, OfficeMax purchases from Boise Cascade all of its North American requirements for cut-size office paper, to the extent Boise Cascade chooses to supply such paper to them, through December 2012 at prices approximating market prices. OfficeMax's purchase obligations under the agreement will phase out over a four-year period beginning one year after the delivery of notice of termination, but not prior to December 31, 2012.

        During each of the periods presented, we sold paper and paper products to OfficeMax at sales prices that were designed to approximate market prices. Sales to OfficeMax were $471.8 million and $424.9 million for the nine months ended September 30, 2007 and 2006, representing 27% and 25% of total sales. These sales are included in "Sales, Related parties" in the Consolidated Statements of Income.

        During each of the periods presented, we sold wood and provided transportation services to Boise Cascade. Sales of wood to Boise Cascade's building materials distribution and wood products businesses for the nine months ended September 30, 2007 and 2006, were $53.6 million and $58.7 million, respectively. We recorded $3.9 million and $4.4 million of sales for transportation services for the nine months ended September 30, 2007 and 2006. These sales are all included in "Sales, Related parties" in the Consolidated Statements of Income.

Related-Party Costs and Expenses

        During each of the periods presented, we purchased fiber from related parties at prices that approximated market prices. For the nine months ended September 30, 2007 and 2006, fiber purchases from related parties were $30.8 million and $21.1 million. Most of these purchases relate to chip purchases from Boise Cascade's wood products business. All of the costs associated with these purchases are recorded as "Fiber costs from related parties" in the Consolidated Statements of Income.

Boise Paper Products

Notes to Unaudited Quarterly Consolidated Financial Statements (Continued)

4.    Transactions With Related Parties (Continued)

        During all periods presented, we used services and administrative staff of Boise Cascade. These services included, but were not limited to, finance, accounting, legal, information technology, and human resource functions. The costs not specifically identifiable to Boise Paper Products were allocated based primarily on average sales, assets, and labor costs. These costs are included in "General and administrative expenses" in the Consolidated Statements of Income. We believe the allocations are a reasonable reflection of our use of the services. However, had we operated on a stand-alone basis, and excluding gains related to changes in retiree healthcare programs, we estimate that our Corporate and Other segment would have reported approximately $13.5 million of segment losses during the nine months ended September 30, 2007 and 2006.

        During all the periods presented, some of our employees participated in Boise Cascade's noncontributory defined benefit pension and contributory defined contribution savings plans. We have treated our participants in the pension plans as participants in multiemployer plans. Accordingly, we have not reflected any assets or liabilities related to the plans in our Consolidated Balance Sheets. We have, however, recorded costs associated with the employees who participated in these plans in our Consolidated Statements of Income. During the nine months ended September 30, 2007 and 2006, the Statements of Income included $16.8 million and $17.2 million, respectively, of expenses attributable to our participation in Boise Cascade's defined benefit and defined contribution plans.

        Our employees and former employees also participated in Boise Cascade's other postretirement benefit plans. All of the postretirement benefit plans are unfunded (see Note 15, Retirement and Benefit Plans). In addition, employees participated in equity compensation programs.

5.    Other (Income) Expense, Net

        "Other (income) expense, net" includes miscellaneous income and expense items. The components of "Other (income) expense, net" in the Consolidated Statements of Income are as follows:

	Nine Months Ended September 30
	2007	2006
	(thousands)
Changes in retiree healthcare programs	$(4,367)	$(3,741)
Sales of assets, net	1,271	1,437
Project costs	329	2,135
Other, net (a)	2,200	168

	$(567)	$(1)

(a)
The nine months ended September 30, 2007, included $2.2 million of expense related to the closure of our paper converting facility in Salem, Oregon, which we closed in third quarter 2007.

6.    Income Taxes

        For all the periods presented, the majority of the businesses and assets of Boise Paper Products were held and operated by limited liability companies, which are not subject to entity-level federal or state income taxation. The income taxes in respect to these operations are payable by Boise Cascade's equity holders in accordance with their respective ownership percentages.

Boise Paper Products

Notes to Unaudited Quarterly Consolidated Financial Statements (Continued)

6.    Income Taxes (Continued)

        During the nine months ended September 30, 2007 and 2006, our effective tax rates for our separate subsidiaries that are taxed as corporations were 41.8% and 39.7%, respectively. The primary reason for the difference in tax rates is the effect of state income taxes and the mix of domestic and foreign sources of income.

        In January 2007, we adopted the provisions of FASB Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, and it did not have a significant impact on our financial position or results of operations. At September 30, 2007, we had an insignificant amount of unrecognized tax benefits, none of which would affect our effective tax rate if recognized. We do not anticipate that the amount of unrecognized tax benefits will significantly increase or decrease within the next 12 months. Our policy is to recognize interest and penalties on unrecognized tax benefits in "Income tax provision" in the Consolidated Statements of Income. For the nine months ended September 30, 2007, and period ended September 30, 2007, we recognized an insignificant amount of interest and penalties in our Consolidated Statements of Income and on our Consolidated Balance Sheets.

7.    Leases

        We lease a portion of our distribution centers as well as other property and equipment under operating leases. For purposes of determining straight-line rent expense, the lease term is calculated from the date we first take possession of the facility, including any periods of free rent and any option periods we are reasonably assured of exercising. Straight-line rent expense is also adjusted to reflect any allowances or reimbursements provided by the lessor. Rental expense for operating leases was $10.0 million and $11.4 million for the nine months ended September 30, 2007 and 2006, respectively. Sublease rental income was not material in any of the periods presented.

        For noncancelable operating leases with remaining terms of more than one year, the minimum lease payment requirements are $2.5 million for the remainder of 2007; $9.8 million in 2008; $8.9 million in 2009; $8.0 million in 2010; $6.1 million in 2011; and $4.9 million in 2012, with total payments thereafter of $13.3 million. These future minimum lease payment requirements have not been reduced by sublease rentals due in the future under noncancelable subleases. Minimum sublease income received in the future is not expected to be material.

        Substantially all lease agreements have fixed payment terms based on the passage of time. Some lease agreements provide us with the option to purchase the leased property. Additionally, some agreements contain renewal options averaging 12 years, with fixed payment terms similar to those in the original lease agreements.

8.    Receivables

        We have a large, diversified customer base. A large portion of our uncoated free sheet and office paper sales volume is sold to OfficeMax. We market our newsprint through Abitibi-Consolidated (Abitibi) pursuant to an arrangement whereby Abitibi purchases all of the newsprint we produce at a price equal to the price at which Abitibi sells newsprint produced at its mills located in the southern United States, less associated expenses and a sales and marketing discount. Sales to OfficeMax and Abitibi-Consolidated represent concentrations in the volumes of business transacted and concentrations of credit risk. At September 30, 2007, we had $52.7 million and $25.0 million of accounts receivable due from OfficeMax and Abitibi, respectively, and at December 31, 2006, we had $37.2 million and $30.1 million.

Boise Paper Products

Notes to Unaudited Quarterly Consolidated Financial Statements (Continued)

8.    Receivables (Continued)

        In all periods presented, a large portion of our receivables were used to secure borrowings under Boise Cascade's accounts receivable securitization program. Under the program, Boise Cascade sells its interest in a defined pool of accounts receivables generated by its domestic operations on a revolving basis to Birch Creek Investments, L.L.C. (Birch Creek) a consolidated, wholly owned, special-purpose subsidiary of Boise Cascade. Because Boise Cascade has the right to repurchase the sold receivables, it accounts for the sale of the receivables under the program as a secured borrowing and the costs of the program are recorded in interest expense. Our Consolidated Balance Sheets include all of Boise Paper Products receivables, including those used to secure borrowings under the receivable securitization program. Our consolidated financial statements do not include an allocation of the secured borrowings or costs under the program because none of the debt was specifically identified as corporate advances to or borrowings by Boise Paper Products

9.    Inventories

        Inventories include the following:

	September 30, 2007	December 31, 2006
	(thousands)
Finished goods and work in process	$165,978	$173,539
Raw materials	77,425	64,957
Supplies and other	85,324	84,380

	$328,727	$322,876

10.    Property and Equipment, Net

        Property and equipment consisted of the following asset classes:

	September 30, 2007	December 31, 2006
	(thousands)
Land and land improvements	$36,252	$23,134
Buildings and improvements	144,337	135,065
Machinery and equipment	1,215,929	1,107,142
Construction in progress	41,524	67,072

	1,438,042	1,332,413
Less accumulated depreciation	(275,732)	(206,102)

	$1,162,310	$1,126,311

Boise Paper Products

Notes to Unaudited Quarterly Consolidated Financial Statements (Continued)

11.    Goodwill and Intangible Assets

        Goodwill represents the excess of purchase price and related costs over the value assigned to the net tangible and intangible assets of businesses acquired. We account for goodwill in accordance with the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, which requires us to assess our acquired goodwill and intangible assets with indefinite lives for impairment at least annually in the absence of an indicator of possible impairment and immediately upon an indicator of possible impairment. We assess goodwill and intangible assets with indefinite lives in the fourth quarter of each year using a fair-value-based approach. We also evaluate the remaining useful lives of our finite-lived purchased intangible assets to determine whether any adjustments to the useful lives are necessary. We completed our annual assessment in accordance with SFAS No. 142 in fourth quarter 2006 and determined that there was no impairment.

        We account for acquisitions using the purchase method of accounting. As a result, we allocate the purchase price to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values as of the date of acquisition. In accordance with SFAS No. 141, Business Combinations, we have one year from the purchase date to finalize or receive information to determine changes in estimates of the fair value of assets acquired and liabilities assumed.

        Changes in the carrying amount of our goodwill by segment are as follows:

	Paper	Packaging & Newsprint	Total
		(thousands)
Balance at December 31, 2005	$1,341	$1,590	$2,931
Goodwill acquired during 2006 (a)	—	7,046	7,046
Purchase price adjustments	—	(301)	(301)

Balance at December 31, 2006	1,341	8,335	9,676

Purchase price adjustments (b)	32,660	—	32,660

Balance at September 30, 2007	$34,001	$8,335	$42,336

(a)
On February 1, 2006, we purchased the assets of Central Texas Corrugated (CTC) in Waco, Texas, for an aggregate purchase price of $43.8 million, including fees and expenses. In connection with the acquisition, we recorded a net $6.7 million of goodwill.

(b)
As part of the Forest Products Acquisition, Boise Cascade entered into an Additional Consideration Agreement with OfficeMax, pursuant to which it agreed to adjust the purchase price based on changes in paper prices over the six-year period following the Forest Products Acquisition. For the first and second anniversary periods, which ended October 29, 2005 and 2006, neither Boise Cascade nor OfficeMax owed additional consideration for the purchase price. For the third anniversary period ended October 29, 2007, Boise Cascade estimates that it will owe OfficeMax approximately $32.7 million, which Boise Cascade accrued in its Corporate and Other segment with the offset to "Goodwill" in the Paper segment.

        Intangible assets represent the values assigned to trade names and trademarks, customer relationships, noncompete agreements, and technology. In September 2007, we stopped amortizing the

Boise Paper Products

Notes to Unaudited Quarterly Consolidated Financial Statements (Continued)

11.    Goodwill and Intangible Assets (Continued)

intangible assets related to the Paper and Packaging & Newsprint segments when the long-lived assets were classified as held for sale. Prior to stopping amortization, the Central Texas Corrugated trade name was amortized over five years. All other trade names and trademark assets had an indefinite life and were not amortized. Customer relationships were amortized over five to ten years, noncompete agreements were amortized over approximately two years, and technology was amortized over three to five years. Intangible asset amortization expense was $3.5 million for the nine months ended September 30, 2007, and $2.6 million for the same period in 2006. Because the assets are classified as held for sale, no future amortization expense is expected.

        Intangible assets consisted of the following:

	Nine Months Ended September 30, 2007
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(thousands)
Trade names and trademarks	$15,800	$(599)	$15,201
Customer relationships	11,300	(4,539)	6,761
Noncompete agreements	1,200	(1,200)	—
Technology	5,043	(3,038)	2,005

	$33,343	$(9,376)	$23,967

	Year Ended December 31, 2006
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(thousands)
Trade names and trademarks	$15,800	$(346)	$15,454
Customer relationships	11,300	(2,976)	8,324
Noncompete agreements	1,200	(281)	919
Technology	4,960	(2,322)	2,638

	$33,260	$(5,925)	$27,335

12.    Asset Retirement Obligations

        We account for asset retirement obligations in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations, and FIN No. 47, Accounting for Conditional Asset Retirement Obligations—an Interpretation of FASB Statement No. 143. We accrue for asset retirement obligations in the period in which they are incurred if sufficient information is available to reasonably estimate the fair value of the obligation. When we record the liability, we capitalize the cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its settlement value, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, we will recognize a gain or loss for any difference between the settlement amount and the liability recorded.

        At September 30, 2007, and December 31, 2006, we had $11.5 million and $10.8 million of asset retirement obligations recorded in "Other, other long-term liabilities," on our Consolidated Balance Sheets. These liabilities related primarily to landfill closure and closed-site monitoring costs. The

Boise Paper Products

Notes to Unaudited Quarterly Consolidated Financial Statements (Continued)

12.    Asset Retirement Obligations (Continued)

liabilities are based on the best estimate of current costs and are updated periodically to reflect current technology, laws and regulations, inflation, and other economic factors. We do not have any assets legally restricted for purposes of settling asset retirement obligations. The table below describes changes to our asset retirement obligations for the nine months ended and September 30, 2007, and the year ended December 31, 2006:

	September 30, 2007	December 31, 2006
	(thousands)
Asset retirement obligation at beginning of period	$10,771	$11,160
Liabilities incurred	—	1,114
Accretion expense	695	923
Payments	—	(34)
Revisions in estimated cash flows	—	(2,392)

Asset retirement obligation at end of period	$11,466	$10,771

        We have additional asset retirement obligations with indeterminate settlement dates. The fair value of these asset retirement obligations cannot be estimated due to the lack of sufficient information to estimate the settlement dates of the obligations. These asset retirement obligations include, for example, (i) removal and disposal of potentially hazardous materials on equipment and/or an operating facility if the equipment and/or facilities were to undergo major maintenance, renovation, or demolition; (ii) wastewater treatment ponds that may be required to be drained and/or cleaned if the related operating facility is closed; and (iii) storage sites or owned facilities for which removal and/or disposal of chemicals and other related materials are required if the operating facility is closed. We will recognize a liability in the period in which sufficient information becomes available to reasonably estimate the fair value of these obligations.

13.    Financial Instruments

        As described in Note 1, Basis of Presentation, Boise Cascade occasionally used interest rate swaps to hedge variable interest rate risk. Because debt and interest costs are not allocated to Boise Paper Products, the effects of the interest rate swaps are not included in our consolidated financial statements.

        Boise Cascade enters into natural gas swaps, options, or a combination of these instruments to hedge the variable cash flow risk of natural gas purchases at index prices. As of September 30, 2007, Boise Cascade had entered into derivative instruments related to approximately 25% of forecasted natural gas through March 2008. Boise Cascade elected to account for these instruments as economic hedges and record the changes in fair value in the Consolidated Statements of Income.

14.    Recently Adopted Accounting Standards

        In January 2007, we adopted FSP No. AUG AIR-1, Accounting for Planned Major Maintenance Activities, and began expensing the costs of periodic major overhauls and maintenance of plant and equipment as incurred. Prior to the adoption of this FSP, we charged planned shutdown maintenance costs in our Paper and Packaging & Newsprint segments to income (loss) ratably over the year. We

Boise Paper Products

Notes to Unaudited Quarterly Consolidated Financial Statements (Continued)

14.    Recently Adopted Accounting Standards (Continued)

recast our 2006 interim financial information using the direct expense method. As a result of adopting this FSP, during the nine months ended September 30, 2006, we decreased "Materials, labor, and other operating expenses" $1.1 million and increased "Net income" by the same amount. Of the $1.1 million adjustment, we increased income $2.1 million in our Paper segment and reduced income $1.0 million in our Packaging & Newsprint segment. The FSP increases the volatility of earnings in the period a planned shutdown occurs, but it has no impact on our annual results of operations.

        In December 2006, we adopted SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—An Amendment of FASB Statements No. 87, 88, 106, and 132(R), which required companies to recognize the funded status of their pension and other postretirement benefit plans on their balance sheets. It also required companies to recognize the actuarial and experience gains and losses and the prior service costs and credits as a component of other comprehensive income, net of tax. Most of our employees participate in Boise Cascade's defined benefit pension plans. We have treated our participants in these plans as participants in multiemployer plans. Accordingly, we have not reflected any assets or liabilities related to the defined benefit pension plans in our Consolidated Balance Sheets. The adoption of SFAS No. 158 did not have a material impact on our financial position or results of operations.

        In December 2006, we adopted Staff Accounting Bulletin (SAB) Topic 1N, Financial Statements—Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements (SAB 108). SAB 108 addresses how the effects of prior-year uncorrected misstatements should be considered when quantifying misstatements in current-year financial statements. SAB 108 requires registrants to quantify misstatements using both the balance sheet and income statement approaches and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB 108 did not have a material impact on our financial position or results of operations.

15.    Retirement and Benefit Plans

Retirement and Benefit Plans

        During all periods presented some of our employees participated in Boise Cascade's retirement plans. These plans consist of noncontributory defined benefit pension plans, contributory defined contribution savings plans, deferred compensation plans, and postretirement healthcare benefit plans. Compensation expense was calculated based on costs directly attributable to employees of Boise Paper Products plus an allocation of expense related to corporate employees that service all business units.

        Some of our employees participated in Boise Cascade's noncontributory defined benefit pension plans. The salaried defined benefit pension plan is available only to employees who were formerly employed by OfficeMax before November 2003. The pension benefit for salaried employees is based primarily on the employees' years of service and highest five-year average compensation. The benefit for hourly employees is generally based on a fixed amount per year of service. We have treated our participants in these plans as participants in multiemployer plans. Accordingly, we have not reflected any assets or liabilities related to the noncontributory defined benefit pension plans in our Consolidated Balance Sheets. We have, however, recorded costs associated with the employees who participated in these plans in our Consolidated Statements of Income.

Boise Paper Products

Notes to Unaudited Quarterly Consolidated Financial Statements (Continued)

15.    Retirement and Benefit Plans (Continued)

        The following table presents the components of net periodic pension and postretirement benefit costs:

	Pension Benefits		Other Benefits
	Nine Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006
		(thousands)
Service cost	$8,966	$9,922	$75	$160
Interest cost	16,868	14,581	231	275
Expected return on plan assets	(17,192)	(14,856)	—	—
Recognized actuarial loss	203	108	(34)	—
Amortization of prior service costs and other	867	376	—	—
Curtailment (gain) loss	(46)	821	—	—

Net periodic benefit cost	$9,666	$10,952	$272	$435

16.    Restructuring Activities

        In connection with the Forest Products Acquisition, we evaluated the acquired facilities and organizational structure. In accordance with the provisions of Emerging Issues Task Force (EITF) 95-3, Recognition of Liabilities in Connection With a Purchase Business Combination, exit activities related to the Forest Products Acquisition increased goodwill. We had one year from the acquisition date to finalize our restructuring plans and adjust goodwill.

        At September 30, 2007, we had approximately $0.1 million of restructuring reserves related to severance costs recorded in "Accrued liabilities, Compensation and benefits" on our Consolidated Balance Sheet. The severance costs related to approximately 170 terminated employees. The remaining reserve relates to severance payments that will be paid by the end of 2007. The $0.1 million remaining restructuring reserve was recorded in our Paper segment. Restructuring reserve liability account activity related to these charges is as follows:

	Severance	Other	Total
	(thousands)
2004 restructuring reserve	$7,446	$466	$7,912
Charges against reserve	(319)	—	(319)

Restructuring reserve at December 31, 2004	7,127	466	7,593
Additions to restructuring reserve	1,376	188	1,564
Charges against reserve	(6,328)	(526)	(6,854)

Restructuring reserve at December 31, 2005	2,175	128	2,303
Charges against reserve	(1,684)	(128)	(1,812)

Restructuring reserve at December 31, 2006	491	—	491
Charges against reserve	(392)	—	(392)

Restructuring reserve at September 30, 2007	$99	$—	$99

Boise Paper Products

Notes to Unaudited Quarterly Consolidated Financial Statements (Continued)

17.    Segment Information

        There are no differences in our basis of segmentation or in our basis of measurement of segment profit or loss from those disclosed in Note 16, Segment Information, of the Notes to Consolidated Financial Statements in Boise Paper Products 2006 audited financial statements.

        An analysis of our operations by segment is as follows:

							Depre- ciation, Amorti- zation, and Depletion
	Sales
					Income (Loss) Before Taxes
	Trade	Related Party	Inter- segment	Total				EBITDA (b)
	(millions)
Nine Months Ended September 30, 2007
Paper	$680.6	$471.8	$45.9	$1,198.3	$81.9		$44.7	$126.6
Packaging & Newsprint	524.4	53.6	1.9	579.9	14.6		37.6	52.2
Corporate and Other	10.8	3.9	28.8	43.5	(5.3	)(a)	2.2	(3.0	)(a)

	1,215.8	529.3	76.6	1,821.7	91.2		84.5	175.8

Intersegment eliminations	—	—	(76.6)	(76.6)	—		—	—
Interest income	—	—	—	—	0.5		—	—

	$1,215.8	$529.3	$—	$1,745.1	$91.7		$84.5	$175.8

							Depre- ciation, Amorti- zation, and Depletion
	Sales
					Income (Loss) Before Taxes
	Trade	Related Party	Inter- segment	Total				EBITDA (b)
	(millions)
Nine Months Ended September 30, 2006
Paper	$658.7	$425.0	$41.8	$1,125.5	$47.3		$45.8	$93.1
Packaging & Newsprint	516.5	58.6	1.3	576.4	30.7		37.5	68.3
Corporate and Other	11.4	4.4	31.5	47.3	(11.8	)(a)	2.4	(9.6	)(a)

	1,186.6	488.0	74.6	1,749.2	66.2		85.7	151.8

Intersegment eliminations	—	—	(74.6)	(74.6)	—		—	—
Interest income	—	—	—	—	0.4		—	—

	$1,186.6	$488.0	$—	$1,674.6	$66.6		$85.7	$151.8

(a)
The nine months ended September 30, 2007, includes a $4.4 million gain for changes in our retiree healthcare programs. The nine months ended September 30, 2006, includes a $3.7 million gain for changes in our retiree healthcare programs.

(b)
EBITDA represents income before interest, income tax provision, and depreciation, amortization, and depletion. EBITDA is the primary measure used by our chief operating decision makers to evaluate segment operating performance and to decide how to allocate resources to segments. We believe EBITDA is useful to investors because it provides a means to evaluate the operating performance of our segments and our company on an ongoing basis using criteria that are used by our internal decision makers and because it is frequently used by investors and other interested parties in the evaluation of companies with substantial financial leverage. We believe EBITDA is a meaningful measure because it presents a transparent view of our recurring operating performance and allows management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance. For example, we believe that the inclusion of items

Boise Paper Products

Notes to Unaudited Quarterly Consolidated Financial Statements (Continued)

17.    Segment Information (Continued)

  such as taxes, interest expense, and interest income distorts management's ability to assess and view the core operating trends in our segments. EBITDA, however, is not a measure of our liquidity or financial performance under generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), income (loss) from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity. The use of EBITDA instead of net income (loss) or segment income (loss) has limitations as an analytical tool, including the inability to determine profitability; the exclusion of interest expense, interest income, change in fair value of interest rate swaps, and associated significant cash requirements; and the exclusion of depreciation, amortization, and depletion, which represent significant and unavoidable operating costs, given the level of our indebtedness and the capital expenditures needed to maintain our businesses. Management compensates for these limitations by relying on our GAAP results. Our measures of EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

        The following is a reconciliation of net income to EBITDA:

	Nine Months Ended September 30
	2007	2006
	(millions)
Net income	$88.7	$65.3
Interest income	(0.5)	(0.4)
Income tax provision	3.0	1.3
Depreciation, amortization, and depletion	84.5	85.7

EBITDA	$175.8	$151.8

18.    Commitments and Guarantees

Commitments

        We have commitments for fiber, leases, and utilities. In addition, we have purchase obligations for goods and services, capital expenditures, and raw materials entered into in the normal course of business. At September 30, 2007, there have been no material changes to our commitments disclosed in our 2006 audited consolidated financial statements.

Guarantees

        We provide guarantees, indemnifications, and assurances to others, which constitute guarantees as defined under FIN No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.

        Although the accompanying consolidated financial statements do not include an allocation of Boise Cascade Holdings, L.L.C.'s debt, Boise Paper Products and its respective direct and indirect domestic subsidiaries, excluding foreign subsidiaries and Birch Creek, are parties to a third amended and restated Credit Agreement dated as of May 3, 2007, with JPMorgan Chase Bank, as Administrative Agent, and certain lenders named therein and to a related Guarantee and Collateral Agreement of the same date (collectively the Bank Credit Agreements). Boise Cascade, L.L.C. (Boise LLC), a wholly owned direct subsidiary of Boise Cascade Holdings, L.L.C., acts as borrower under the Bank Credit Agreements for the $522.4 million Tranche E term loan (amount outstanding at September 30, 2007) and a $450.0 million revolving credit facility that had no outstanding balance at September 30, 2007,

Boise Paper Products

Notes to Unaudited Quarterly Consolidated Financial Statements (Continued)

18.    Commitments and Guarantees (Continued)

and contingent reimbursement obligations in respect of $34.5 million of standby letters of credit issued under the revolving facility. Boise LLC's loans and reimbursement obligations are guaranteed by Boise Paper Products along with Boise Cascade Holdings, L.L.C., and each of their respective domestic subsidiaries (other than Boise LLC and Birch Creek). Boise Cascade Holdings, L.L.C., also obtained $200 million of commitments for a delayed-draw term loam that it borrowed against in September 2007. The $200 million received from the delayed-draw term loan was used to redeem the majority of Boise Cascade Holdings, L.L.C.'s, existing senior unsecured floating-rate notes when they became callable at par in October 2007.

        Boise LLC and its wholly owned subsidiary, Boise Cascade Finance Corporation, have jointly issued $250.0 million of senior unsecured floating-rate notes due in 2012 and $400.0 million of 7.125% senior subordinated notes due in 2014. The senior notes are guaranteed on a senior basis and the subordinated notes on a subordinated basis by Boise Paper Products along with Boise Cascade Holdings, L.L.C., and each of their respective domestic subsidiaries, excluding foreign subsidiaries of Boise Cascade Holdings, L.L.C., and Birch Creek, other than Boise LLC and Boise Cascade Finance Corporation, which are the issuers of the notes.

19.    Legal Proceedings and Contingencies

Legal Proceedings

        We are a party to routine legal proceedings that arise in the course of our business. We are not currently a party to any legal proceedings or environmental claims that we believe would have a material adverse effect on our financial position, results of operations, or cash flows.

Contingencies

        We market our newsprint through Abitibi pursuant to an arrangement whereby Abitibi purchases all of the newsprint we produce at a price equal to the price at which Abitibi sells newsprint produced at its mills located in the southern United States, less associated expenses and a sales and marketing discount. The term of the agreement runs from January 1, 2004 through December 31, 2013. However, effective on or any time after December 31, 2008, either party may terminate the agreement on one year's prior written notice. At any time, we may reduce our production of newsprint by giving one year's prior written notice.

        Under the agreement, Abitibi is obligated to buy all of the newsprint produced at our DeRidder mill. There is an early termination provision that allows either party to terminate the agreement on 90 day's notice if we reach an agreement to sell our newsprint operations to a company in the newsprint business or if Abitibi reasonably withholds its consent to an assignment of the contract by us. If the early termination provision is triggered, Abitibi would have the option to buy up to 300,000 tons of newsprint from the DeRidder mill over a two-year period. Also, we would be obligated to pay Abitibi $2.5 million upon the closing of such sale.

        Abitibi also has an option to terminate with similar terms in the event they purchase a U.S. newsprint mill and have a government order requiring them to reduce capacity. The provision is essentially a mirror image of the above provision. We would be paid $2.5 million, and we would have an option to cause Abitibi to purchase up to 300,000 tons of Newsprint over a two-year period. If a government entity requires the divestiture to take place in less than two years, the number of months and tons is reduced proportionately.

BOISE PAPER PRODUCTS

CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2006 and 2005
For the years ended December 31, 2006 and 2005,
the periods of October 29 (inception) through December 31, 2004, and January 1 through October 28, 2004

 Boise Paper Products

Consolidated Statements of Income (Loss)

	Boise Paper Products			Predecessor
	Year Ended December 31, 2006	Year Ended December 31, 2005	October 29 (inception) through December 31, 2004	January 1 through October 28, 2004
	(thousands)
Sales
Trade	$1,567,421	$1,479,584	$246,558	$1,183,310
Related parties	654,536	649,453	113,653	505,211

	2,221,957	2,129,037	360,211	1,688,521

Costs and expenses
Materials, labor, and other operating expenses	1,874,344	1,840,277	296,858	1,431,693
Fiber costs from related parties	30,418	32,390	13,057	62,984
Depreciation, amortization, and depletion	116,398	95,425	14,988	157,727
Selling and distribution expenses	59,756	55,238	8,919	50,386
General and administrative expenses	44,498	36,418	4,746	39,188
Other (income) expense, net	2,724	(4,264)	(120)	12,475

	2,128,138	2,055,484	338,448	1,754,453

Income (loss) from operations	93,819	73,553	21,763	(65,932)

Foreign exchange gain (loss)	(86)	33	277	690
Interest income	569	234	52	298

	483	267	329	988

Income (loss) before income taxes	94,302	73,820	22,092	(64,944)
Income tax (provision) benefit	(1,381)	(2,248)	(265)	25,049

Net income (loss)	$92,921	$71,572	$21,827	$(39,895)

See accompanying notes to consolidated financial statements.

 Boise Paper Products

Consolidated Balance Sheets

	December 31, 2006	December 31, 2005
	(thousands)
ASSETS
Current
Cash	$7	$8
Receivables
Trade, less allowances of $901 and $872	176,886	157,982
Related parties	37,492	44,259
Other	10,172	5,381
Inventories	322,876	273,301
Assets held for sale	18,126	21,429
Other	6,103	6,748

	571,662	509,108

Property
Property and equipment, net	1,126,311	1,125,684
Fiber farm and deposits	18,226	16,148

	1,144,537	1,141,832

Goodwill	9,676	2,931
Intangible assets, net	27,335	21,213
Other assets	5,619	3,214

Total assets	$1,758,829	$1,678,298

LIABILITIES AND CAPITAL
Current
Income taxes payable	$—	$1,277
Accounts payable
Trade	169,875	165,046
Related parties	371	352
Accrued liabilities
Compensation and benefits	51,031	38,994
Other	19,586	9,830
Liabilities related to assets held for sale	214	1,812

	241,077	217,311

Other
Deferred income taxes	440	387
Compensation and benefits	9,553	11,580
Other long-term liabilities	26,527	24,487

	36,520	36,454

Commitments and contingent liabilities
Capital
Business unit equity	1,490,608	1,424,677
Accumulated other comprehensive loss	(9,376)	(144)

Total capital	1,481,232	1,424,533

Total liabilities and capital	$1,758,829	$1,678,298

See accompanying notes to consolidated financial statements.

 Boise Paper Products

Consolidated Statements of Cash Flows

	Boise Paper Products			Predecessor
	Year Ended December 31, 2006	Year Ended December 31, 2005	October 29 (inception) through December 31, 2004	January 1 through October 28, 2004
		(thousands)
Cash provided by (used for) operations
Net income (loss)	$92,921	$71,572	$21,827	$(39,895)
Items in net income (loss) not using (providing) cash
Depreciation, amortization, and depletion	116,398	95,425	14,988	157,727
Pension and other postretirement benefit expense	14,971	15,009	1,624	34,287
Gain on changes in retiree healthcare programs	(3,741)	(5,200)	—	—
Deferred income taxes	—	(3)	—	(4,612)
Other	4,295	(33)	(277)	(690)
Decrease (increase) in working capital, net of acquisitions
Receivables	(6,443)	(34,601)	25,805	(44,838)
Inventories	(45,416)	(20,207)	5,960	16,454
Accounts payable and accrued liabilities	14,634	31,974	15,989	17,041
Current and deferred income taxes	(1,224)	1,401	266	—
Pension and other postretirement benefit payments	(14,971)	(15,009)	(1,624)	(34,287)
Other	1,474	3,097	(1,412)	1,035

Cash provided by operations	172,898	143,425	83,146	102,222

Cash provided by (used for) investment
Expenditures for property and equipment	(109,073)	(100,873)	(17,584)	(90,795)
Acquisitions of businesses and facilities	(42,609)	—	—	—
Sales of assets	3,824	14,512	—	—
Other	1,949	4,421	2,117	2,451

Cash used for investment	(145,909)	(81,940)	(15,467)	(88,344)

Cash provided by (used for) financing
Net equity transactions with related parties	(26,990)	(61,486)	(67,679)	(13,870)

Cash used for financing	(26,990)	(61,486)	(67,679)	(13,870)

Increase (decrease) in cash	(1)	(1)	—	8
Balance at beginning of the period	8	9	9	1

Balance at end of the period	$7	$8	$9	$9

See accompanying notes to consolidated financial statements.

 Boise Paper Products

Consolidated Statements of Capital

	Business Unit Equity	Accumulated Other Comprehensive Income (Loss)	Total Capital
	(thousands)
Predecessor
Balance at December 31, 2003	$1,630,691	$862	$1,631,553

Comprehensive loss:
Net loss	(39,895)	—	(39,895)
Other comprehensive loss, net of tax
Cash flow hedges	—	(862)	(862)

Comprehensive loss	(39,895)	(862)	(40,757)
Net equity transactions with related parties	(13,870)	—	(13,870)

Balance at October 28, 2004	$1,576,926	$—	$1,576,926

Boise Paper Products
Balance at October 29, 2004 (inception)	$—	$—	$—
Equity allocated at acquisition	1,460,443	—	1,460,443
Net income	21,827	—	21,827
Net equity transactions with related parties	(67,679)	—	(67,679)

Balance at December 31, 2004	1,414,591	—	1,414,591

Comprehensive income (loss):
Net income	71,572	—	71,572
Other comprehensive loss, net of tax
Cash flow hedges	—	(144)	(144)

Comprehensive income (loss)	71,572	(144)	71,428
Net equity transactions with related parties	(61,486)	—	(61,486)

Balance at December 31, 2005	1,424,677	(144)	1,424,533

Comprehensive income (loss):
Net income	92,921	—	92,921
Other comprehensive loss, net of tax
Cash flow hedges	—	(9,232)	(9,232)

Comprehensive income (loss)	92,921	(9,232)	83,689
Net equity transactions with related parties	(26,990)	—	(26,990)

Balance at December 31, 2006	$1,490,608	$(9,376)	$1,481,232

See accompanying notes to consolidated financial statements.

 Boise Paper Products

Notes to Consolidated Financial Statements

1. Organization and Business Description

        As used in these consolidated financial statements, the terms "Boise Paper Products," "we," or "the company" refer to the paper and packaging and newsprint business units of Boise Cascade Holdings, L.L.C. (Boise Cascade) and our predecessors in interest. The term "predecessor" refers to the forest products and paper assets of OfficeMax Incorporated (OfficeMax) that Boise Cascade Holdings, L.L.C., acquired on October 29, 2004 (inception) other than its timberland operations. OfficeMax was formerly known as Boise Cascade Corporation. See Note 3, Purchase of OfficeMax's Forest Products and Paper Assets, for additional information.

        On October 29, 2004 (inception), Boise Cascade, through its equity sponsor Forest Products Holdings, L.L.C. (FPH), a holding company controlled by Madison Dearborn Partners (MDP), acquired the forest products and paper assets of OfficeMax (the Forest Products Acquisition). Our operations consist of the paper and packaging and newsprint business units of Boise Cascade.

        We are a diversified North American paper company headquartered in Boise, Idaho. The consolidated financial statements present the financial results of Boise Paper Products for the years ended December 31, 2006 and 2005, and the period of October 29 (inception) through December 31, 2004, and the results of the predecessor operations for the period of January 1 through October 28, 2004. We operate our business in the following three reportable segments: Paper, Packaging & Newsprint, and Corporate and Other. Historically, OfficeMax conducted the paper and packaging and newsprint businesses acquired by Boise Cascade in one operating segment called Boise Paper Solutions. We have recast the financial statements of our predecessor to conform with our current segment presentation. OfficeMax's forest products and paper operations included timberland assets, some of which were allocated to Boise Paper Solutions. Since Boise Cascade did not acquire the timberland operations from OfficeMax, they are not included in the predecessor financial statements. See Note 16, Segment Information, for additional information about our reportable segments.

2. Summary of Significant Accounting Policies

Basis of Presentation

        The accompanying consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles. The consolidated financial statements include the accounts of the company after elimination of intercompany balances and transactions. We are not a registrant with the Securities and Exchange Commission (SEC). Accordingly, we have not filed these financial statements with them. We have, however, prepared the consolidated financial statements pursuant to the rules and regulations of the SEC.

        The predecessor financial statements include accounts specifically attributed to Boise Paper Products and a portion of Boise Cascade and OfficeMax's shared corporate general and administrative expenses. These shared services include, but are not limited to, finance, accounting, legal, information technology, and human resource functions. Some corporate costs relate solely to Boise Paper Products and are allocated totally to these operations. Shared corporate general and administrative expenses not specifically identifiable to Boise Paper Products have been allocated primarily based on average sales, assets, and labor costs.

        The consolidated financial statements do not include an allocation of Boise Cascade or OfficeMax's debt, interest, and deferred financing costs, because none of these items were specifically identified as corporate advances to, or borrowings by, Boise Paper Products. Boise Cascade and

Boise Paper Products

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

OfficeMax used interest rate swaps to hedge variable interest rate risk. Because debt and interest costs are not allocated to Boise Paper Products, the effects of the interest rate swaps are not included in our consolidated financial statements.

        Income taxes, where applicable, in these consolidated financial statements have been calculated as if Boise Paper Products were a separate taxable entity. For the years ended December 31, 2006 and 2005, and the period of October 29 (inception) through December 31, 2004, the majority of the businesses and assets of Boise Paper Products were held and operated by limited liability companies that are not subject to entity-level federal or state income taxation. In addition to the businesses and assets held and operated by limited-liability companies, we have taxable corporations that are subject to federal, state, and local income taxes for which we have recorded taxes. For the period of January 1 through October 28, 2004, the predecessor's businesses and assets were held by corporations that were subject to entity-level income taxation (see Note 8, Income Taxes). Information on the allocations and related-party transactions are included in Note 6, Transactions With Related Parties.

Use of Estimates

        The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may vary from those estimates.

Foreign Currency Translation

        The functional currency for all of our operations is the U.S. dollar. Nonmonetary assets and liabilities and related depreciation and amortization for these foreign operations are remeasured into U.S. dollars using historical exchange rates. Monetary assets and liabilities are remeasured into U.S. dollars using the exchange rates as of the Consolidated Balance Sheet date. Revenue and expense items are remeasured into U.S. dollars using an average exchange rate for the period. The foreign exchange gains (losses) reported in the Consolidated Statements of Income (Loss) resulted from the remeasurements into the U.S. dollar.

Revenue Recognition

        We recognize revenue when the following criteria are met: persuasive evidence of an agreement exists, delivery has occurred or services have been rendered, our price to the buyer is fixed and determinable, and collectibility is reasonably assured. Delivery is not considered to have occurred until the customer takes title and assumes the risks and rewards of ownership. The timing of revenue recognition is dependent on shipping terms. Revenue is recorded at the time of shipment for terms designated free on board (f.o.b) shipping point. For sales transactions designated f.o.b destination, revenue is recorded when the product is delivered to the customer's delivery site. Fees for shipping and handling charged to customers for sales transactions are included in "Sales." Costs related to shipping and handling are included in "Materials, labor, and other operating expenses."

        BPP sells all of the newsprint it produces to Abitibi at a price equal to the price Abitibi's mills receive from customers, less associated expenses and a sales and marketing discount. In accordance with EITF 01-09, Accounting for Consideration Given by a Vendor to a Customer (including a Reseller of the Vendor's Products), the discount is presumed to be a reduction of the selling price of the product, and therefore, characterized as a reduction of revenue in our Consolidated Statements of Income (Loss).

Cash

        For the years ended December 31, 2006 and 2005, and the period of October 29 (inception) through December 31, 2004, we participated in Boise Cascade's centralized cash management system.

Boise Paper Products

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

During the period of January 1 through October 28, 2004, we participated in OfficeMax's centralized cash management system (see Note 6, Transactions With Related Parties). We do not record interest income or expense related to these transactions, except for transactions related to our taxable subsidiaries. In all periods presented the interest income related to these transactions was not significant. The net effect of these transactions was included in "Business unit equity" in our Consolidated Balance Sheets. As such, the amount of cash recorded on our Consolidated Balance Sheets does not represent the amount required or generated by Boise Paper Products.

Trade Accounts Receivables and Allowance for Doubtful Accounts

        Trade accounts receivable are stated at the amount we expect to collect. Trade accounts receivable do not bear interest. The allowance for doubtful accounts is our best estimate of the losses we expect will result from the inability of our customers to make required payments. We generally determine the allowance based on a combination of actual historical write-off experience, an aging of accounts receivable, and an analysis of specific customer accounts. We periodically review our allowance for doubtful accounts and adjustments to the valuation allowance are charged to income. Trade accounts receivable balances that remain outstanding after we have used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. We may at times insure or arrange for guarantees on our receivables.

Financial Instruments

        Our financial instruments are cash, accounts receivable, and accounts payable. The recorded values of cash, accounts receivable, and accounts payable approximate fair values based on their short-term nature.

Inventory Valuation

        Inventories are valued at the lower of cost or market. Cost is based on the average or first-in, first-out (FIFO) method of inventory valuation. Manufactured inventories include costs for materials, labor, and factory overhead.

        Inventories include the following:

	December 31, 2006	December 31, 2005
	(thousands)
Finished goods and work in process	$173,539	$133,145
Raw materials	64,957	55,607
Supplies and other	84,380	84,549

	$322,876	$273,301

Property and Equipment

        Property and equipment are recorded at cost. Cost includes expenditures for major improvements and replacements and the amount of interest cost associated with significant capital additions. Capitalized interest was not material in any of the periods presented. In all periods presented, we

Boise Paper Products

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

expensed routine repair and maintenance costs as incurred and charged planned major maintenance costs in both our Paper and Packaging & Newsprint segments to income (loss) ratably over the year. Effective January 1, 2007, we began expensing all repair and maintenance costs as incurred in accordance with Financial Accounting Standards Board (FASB) Staff Position (FSP) No. AUG AIR-1, Accounting for Planned Major Maintenance Activities. See "Recently Adopted Accounting Standards" below for more information. When property and equipment are retired, sold, or otherwise disposed of, the asset's carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in income (loss). In all periods presented, we used the straight-line method of depreciation.

        After reviewing the estimated useful lives of some of our depreciable assets, we determined that some of our assets would be used for a shorter period of time than the depreciable lives previously assigned to them. As a result, we revised the depreciation estimates to reflect the remaining expected use of the assets. This change in estimate decreased net income approximately $10 million in 2006, and we expect the changes to decrease net income approximately $15 million in 2007.

        Property and equipment consisted of the following asset classes and the following general range of estimated useful lives:

	Year Ended December 31
			General Range of Estimated Useful Lives in Years
	2006	2005
	(thousands)
Land and land improvements	$23,134	$24,160	10-20
Buildings and improvements	135,065	123,568	15-40
Machinery and equipment	1,107,142	1,069,868	2-20
Construction in progress	67,072	10,243	N/A

	1,332,413	1,227,839
Less accumulated depreciation	(206,102)	(102,155)	N/A

	$1,126,311	$1,125,684

Fiber Farm and Deposits

        The consolidated financial statements include our cottonwood fiber farm. Our cottonwood fiber farm is a short-rotation fiber farm that has a growing cycle averaging six to eight years.

        Costs for activities related to the establishment of a new crop of trees, including planting, thinning, fertilization, pest control, herbicide application, irrigation, and land lease costs, are capitalized, while costs for administration, insurance, and property taxes are expensed. The capitalized costs are accumulated by specifically identifiable farm or irrigation blocks. We charge capitalized costs, excluding land, to "Depreciation, amortization, and depletion" in the accompanying Consolidated Statements of Income (Loss) at the time the fiber is harvested based on periodically determined depletion rates.

        We are a party to a number of long-term log and fiber supply agreements. At December 31, 2006, Boise Paper Products' total obligation for log and fiber purchases under contracts with third parties was approximately $147.1 million. Except for deposits required pursuant to wood supply contracts,

Boise Paper Products

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

these obligations are not recorded in our consolidated financial statements until contract payment terms take effect. The obligations are subject to change based on, among other things, the effect of governmental laws and regulations, our manufacturing operations not operating in the normal course of business, log and fiber availability, and the status of environmental appeals.

Long-Lived Asset Impairment

        We account for the impairment of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. An impairment of long-lived assets exists when the carrying value of an asset exceeds its fair value and when the carrying value is not recoverable through future undiscounted cash flows from operations. We review the carrying value of long-lived assets for impairment when events or changes in circumstances indicate that the carrying amount of assets may not be recoverable.

Goodwill

        We account for goodwill and other intangible assets in accordance with SFAS No. 142, Goodwill and Other Intangible Assets. Goodwill represents the excess of purchase price and related costs over the value assigned to the net tangible and intangible assets of businesses acquired. We assess goodwill in the fourth quarter of each year using a fair-value-based approach. We completed our annual assessment in accordance with SFAS No. 142 in fourth quarter 2006 and 2005 and determined that there was no impairment.

Deferred Software Costs

        We defer internal-use software costs that benefit future years. These costs are amortized using the straight-line method over the expected life of the software, typically three to five years. "Other assets" in the Consolidated Balance Sheets includes $1.0 million and $1.6 million of deferred software costs at December 31, 2006 and 2005, respectively. For the years ended December 31, 2006 and 2005, and the periods of October 29 (inception) through December 31, 2004 and January 1 through October 28, 2004, amortization of deferred software costs totaled $0.7 million, $0.9 million, $0.1 million, and $0.6 million, respectively.

Asset Retirement Obligations

        We account for asset retirement obligations in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations, and FASB FIN No. 47, Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143. This standard primarily affects the way we account for landfill closure and closed-site monitoring costs. We accrue for asset retirement obligations in the period in which they are incurred if sufficient information is available to reasonably estimate the fair value of the obligation. When we record the liability, we capitalize the cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its settlement value, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, we will recognize a gain or loss for any difference between the settlement amount and the liability recorded. See Note 12, Asset Retirement Obligations, for additional information.

Boise Paper Products

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

Equity Compensation

        For the years ended December 31, 2006 and 2005, and the period of October 29 (inception) through December 31, 2004, equity compensation awards were granted to our employees under Boise Cascade's compensation plans and we accounted for the awards under SFAS No. 123(R), Share-Based Payment. Awards granted during this period vest over periods up to five years. In 2006 and 2005, we recognized $1.8 million and $1.4 million of compensation expense, compared with zero compensation expense for the period of October 29 (inception) through December 31, 2004. Compensation expense was calculated based on the units granted to employees of Boise Paper Products plus an allocation of expense related to units granted to corporate employees that serviced all business units.

        During the period of January 1 through October 28, 2004, stock compensation was granted to our employees under OfficeMax's stock compensation plans. OfficeMax used the fair-value-based method of accounting for stock-based employee compensation, using the prospective method of transition under the provisions of SFAS No. 148, Accounting for Stock-Based Compensation, for all employee awards granted on or after January 1, 2003. For the period of January 1 through October 28, 2004, our predecessor recognized $7.0 million of pretax compensation expense. See Note 15, Equity Compensation.

Research and Development Costs

        We expense research and development costs as incurred. For the years ended December 31, 2006 and 2005, and the period of October 29 (inception) through December 31, 2004, research and development expenses were $0.6 million, $1.0 million, and $0.2 million, respectively. For the period of January 1 through October 28, 2004, research and development expenses were $1.3 million.

Advertising Costs

        We expense the cost of advertising as incurred. For the years ended December 31, 2006 and 2005, and the period of October 29 (inception) through December 31, 2004, advertising expenses were $3.9 million, $3.1 million, and $0.4 million, respectively. For the period of January 1 through October 28, 2004, advertising expense was $2.6 million. These expenses were recorded in "Selling and distribution expenses."

Taxes Collected

        We account for taxes collected from customers and remitted to governmental authorities in accordance with EITF 06-3, How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross Versus Net Presentation). We present taxes on a net basis in our Consolidated Statements of Income (Loss).

New Accounting Standards

        In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does

Boise Paper Products

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

not require any new fair value measurements. We will adopt this standard January 1, 2008. We do not expect it to have a material impact on our financial position, results of operations, or cash flows.

Recently Adopted Accounting Standards

        In December 2006, we adopted SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—An Amendment of FASB Statements No. 87, 88, 106, and 132(R), which required companies to recognize the funded status of their pension and other postretirement benefit plans on their balance sheets. It also required companies to recognize the actuarial and experience gains and losses and the prior service costs and credits as a component of other comprehensive income, net of tax. Most of our employees participate in Boise Cascade's defined benefit pension plans. We have treated our participants in these plans as participants in multiemployer plans. Accordingly, we have not reflected any assets or liabilities related to the defined benefit pension plans in our Consolidated Balance Sheets. The adoption of SFAS No. 158 did not have a material impact on our financial position or results of operations.

        In September 2006, the FASB issued FSP No. AUG AIR-1, Accounting for Planned Major Maintenance Activities. This FSP prohibits companies from accruing a liability for the future costs of periodic major overhauls and maintenance of plant and equipment in annual and interim financial reporting periods. In all periods presented, we charged planned shutdown maintenance costs to income (loss) ratably over the year. This statement prohibits that practice and requires us to use one of three alternative methods of accounting for planned major maintenance activities, including direct expense, built-in overhaul, or the deferral method. We adopted this FSP January 1, 2007, and recast our 2006 and 2005 interim financial information using the direct expense method. The FSP increases the volatility of earnings in the period a planned shutdown occurs, but it has no impact on our annual results of operations.

        In September 2006, the SEC staff issued Staff Accounting Bulletin (SAB) Topic 1N, Financial Statements—Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements (SAB 108). SAB 108 addresses how the effects of prior-year uncorrected misstatements should be considered when quantifying misstatements in current-year financial statements. SAB 108 requires registrants to quantify misstatements using both the balance sheet and income statement approaches and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. We adopted SAB 108 in December 2006, and it did not have a material impact on our financial position or results of operations.

        In July 2006, the FASB issued FIN No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109. FIN No. 48 clarifies the criteria for recognizing tax benefits under FASB Statement No. 109, Accounting for Income Taxes. It also requires additional financial statement disclosures about uncertain tax positions. FIN No. 48 was effective beginning January 2007. Because the majority of our businesses and assets are held and operated by limited liability companies, and the income taxes of these operations are payable by Boise Cascade's equity holders, it did not have a material impact on our financial position or results of operations. However, events could arise in the future that would cause the adoption of this interpretation to have a material impact on our financial statements. In addition, if our tax status were to change in the future, we would have to reevaluate the impact of FIN No. 48 on our financial position and results of operations at that time.

Boise Paper Products

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

        In September 2005, the FASB's EITF reached a consensus on EITF 04-13, Accounting for Purchases and Sales of Inventory With the Same Counterparty. The consensus identifies circumstances under which two or more transactions involving inventory with the same counterparty should be viewed as a single nonmonetary transaction within the scope of Accounting Principles Board (APB) Opinion No. 29, Accounting for Nonmonetary Transactions. We adopted this standard effective January 2006, and it required us to report our inventory buy/sell transactions on a net basis in our Consolidated Statements of Income. Previously, in accordance with EITF 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, and SAB No. 104, Revenue Recognition, we recorded sales and purchases related to our inventory buy/sell arrangements on a gross basis. This consensus had no impact on net income. Had this consensus previously been in effect, it would have reduced sales $76.1 million, $15.6 million, and $63.6 million for the year ended December 31, 2005, and the periods of October 29 through December 31, 2004, and January 1 through October 28, 2004, and would have reduced "Materials, labor, and other operating expenses" by about the same amounts. In accordance with the provisions of EITF 04-13, prior-period financial information has not been recast to conform with the current period's presentation.

        In March 2005, the FASB issued FIN No. 47, Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143. FIN No. 47 clarifies that the term "conditional asset retirement obligation," as used in SFAS No. 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement is conditional on a future event that may or may not be within the control of the entity. FIN No. 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. We adopted FIN No. 47 in December 2005, and it did not have a material impact on our financial position or results of operations. For more information, see Note 12, Asset Retirement Obligations.

3. Purchase Of OfficeMax's Forest Products and Paper Assets

        On October 29, 2004 (inception), Boise Cascade acquired OfficeMax's forest products and paper assets, other than its timberland operations, for an aggregate purchase price of $2.2 billion, including approximately $140 million of related fees and expenses. As part of the Forest Products Acquisition, Boise Cascade entered into an Additional Consideration Agreement with OfficeMax, pursuant to which it agreed to adjust the purchase price based on changes in paper prices over the six-year period following the Forest Products Acquisition. Under the Additional Consideration Agreement, Boise Cascade could pay to OfficeMax, or OfficeMax could pay to Boise Cascade, a maximum aggregate amount of $125.0 million, in each case net of payments received. After each anniversary of the Forest Products Acquisition, Boise Cascade reviews paper prices with the provisions of the Additional Consideration Agreement to determine whether any amounts are owed or receivable under the agreement. For the first and second anniversary periods, which ended October 29, 2005 and 2006, neither Boise Cascade nor OfficeMax owed additional consideration for the purchase price.

Boise Paper Products

Notes to Consolidated Financial Statements (Continued)

3. Purchase Of OfficeMax's Forest Products and Paper Assets (Continued)

Restructuring Activities

        In connection with the Forest Products Acquisition, we evaluated the acquired facilities and organizational structure. In accordance with the provisions of EITF 95-3, Recognition of Liabilities in Connection With a Purchase Business Combination, exit activities related to the Forest Products Acquisition increase goodwill. We had one year from the acquisition date to finalize our restructuring plans and adjust goodwill.

        At December 31, 2006, we had approximately $0.5 million of the restructuring reserves related to severance costs recorded in "Accrued liabilities, Compensation and benefits." The severance costs related to costs for approximately 170 terminated employees. The remaining reserve relates to severance payments that will be paid by the end of 2007. The $0.5 million remaining restructuring reserve was recorded in our Paper segment. Restructuring reserve liability account activity related to these charges is as follows:

	Severance	Other	Total
	(thousands)
2004 restructuring reserve	$7,446	$466	$7,912
Charges against reserve	(319)	—	(319)

Restructuring reserve at December 31, 2004	7,127	466	7,593
Additions to restructuring reserve	1,376	188	1,564
Charges against reserve	(6,328)	(526)	(6,854)

Restructuring reserve at December 31, 2005	2,175	128	2,303
Charges against reserve	(1,684)	(128)	(1,812)

Restructuring reserve at December 31, 2006	$491	$—	$491

4. Purchase of Central Texas Corrugated's Assets

        On February 1, 2006, we purchased the assets of Central Texas Corrugated (CTC) in Waco, Texas, for an aggregate purchase price of $43.8 million, including fees and expenses, but before working capital adjustments. In 2006, we paid approximately $42.6 million of cash for the acquisition, which is net of a $2.0 million holdback that is payable in five years. At December 31, 2006, "Other long-term liabilities" on our Consolidated Balance Sheet included a $1.4 million discounted holdback (including accrued accretion expense). CTC manufactures corrugated sheets that it sells primarily to regional container plants in Texas, Louisiana, Arkansas, and Mexico. CTC is located close to our mill in DeRidder, Louisiana, which produces linerboard used in CTC's manufacturing processes.

        We accounted for the acquisition using the purchase method of accounting. As a result, the purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values as of the date of the acquisition. The following table summarizes the estimated fair value of the assets acquired and liabilities assumed as of February 1, 2006. We had one year from the purchase date to finalize or receive information to determine changes in estimates of the

Boise Paper Products

Notes to Consolidated Financial Statements (Continued)

4. Purchase of Central Texas Corrugated's Assets (Continued)

fair value of assets acquired and liabilities assumed. Adjustments recorded during the year ended December 31, 2006, were not material.

February 1, 2006
(thousands)
Current assets	$16,407
Property and equipment	15,368
Goodwill	7,046
Intangible assets	9,400
Other assets	66

Assets acquired	48,287

Current liabilities	4,438

Liabilities assumed	4,438

Net assets acquired	$43,849

        The excess of the purchase price over the fair value of assets acquired and liabilities assumed was allocated to goodwill. We recorded $7.0 million of goodwill in our Packaging & Newsprint segment. During the year ended December 31, 2006, we recorded $0.3 million of purchase price adjustments that decreased the recorded amount of goodwill. See Note 11, Goodwill and Intangible Assets, for the purchase price adjustments that have decreased the recorded amount of goodwill since the acquisition date.

        The amount allocated to intangible assets was attributed to the following categories of intangibles:

February 1, 2006
(thousands)
Trade name	$1,800
Customer relationships	6,400
Noncompete agreements	1,200

$9,400

        Intangible assets are amortized over their expected useful lives. The trade name asset represents the fair value of the Central Texas Corrugated name and is amortized over five years. Customer relationships are amortized over ten years, and the noncompete agreements are amortized over approximately two years.

        Pro forma results of operations have not been presented because the effects of the acquisition were not material to prior periods.

5. Assets Held For Sale

        In 2005, the board of directors authorized management to pursue the closing and divesting of our converting business in Vancouver, Washington. We decided to close the operations because we concluded there were more cost-effective alternatives to produce security paper grades. Prior to closing the operations, the business received paper from our mills and converted the paper to security grades.

Boise Paper Products

Notes to Consolidated Financial Statements (Continued)

5. Assets Held For Sale (Continued)

After the closure, we continue to develop and market these security grades, but we outsource the converting operations. We recorded the facility's assets as held for sale on our Consolidated Balance Sheets. We originally planned to sell the operations in 2006. However, railroad/port issues delayed the sale of the property. We currently have a firm purchase commitment with a buyer and believe it is appropriate to continue to consider the Vancouver property as held for sale. We did not record the results of its operations as discontinued because the business is part of a larger cash-flow-generating group and on its own is not a component of an entity as defined in SFAS No. 144. We tested the recoverability of the long-lived assets in accordance with SFAS No. 144, and recorded no impairment.

        The assets and liabilities of our converting business in Vancouver, Washington, which are included in our Paper segment, are presented in the Consolidated Balance Sheets as "Assets held for sale" and "Liabilities related to assets held for sale." The carrying amounts of the major classes of these assets and liabilities were as follows:

	December 31, 2006	December 31, 2005
	(thousands)
Assets
Inventories	$930	$6,400
Property and equipment, net	13,290	14,032
Other	3,906	997

Assets held for sale	$18,126	$21,429

Liabilities
Accounts payable	$33	$1,321
Accrued liabilities	181	491

Liabilities related to assets held for sale	$214	$1,812

6. Transactions With Related Parties

        For the years ended December 31, 2006 and 2005, and for the period of October 29 (inception) through December 31, 2004, we participated in Boise Cascade's centralized cash management system. During the period of January 1 through October 28, 2004, we participated in OfficeMax's centralized cash management system. Cash receipts attributable to our operations were collected by Boise Cascade and OfficeMax, and cash disbursements were funded by Boise Cascade and OfficeMax. The net effect of these transactions has been reflected as "Net equity transactions with related parties" in the

Boise Paper Products

Notes to Consolidated Financial Statements (Continued)

6. Transactions With Related Parties (Continued)

Consolidated Statements of Cash Flows. The following table includes the components of these related-party transactions:

	Boise Paper Products			Predecessor
	Year Ended December 31, 2006	Year Ended December 31, 2005	October 29 (inception) through December 31, 2004	January 1 through October 28, 2004
	(thousands)
Cash collections	$(2,219,907)	$(2,109,189)	$(386,068)	$(1,643,981)
Payment of accounts payable	2,021,972	1,929,502	297,872	1,542,715
Capital expenditures and acquisitions	151,682	100,873	17,584	90,795
Income taxes	2,604	849	—	(20,437)
Corporate general and administrative expense allocation	16,659	16,479	2,933	17,030
Other	—	—	—	8

Net equity transactions with related parties	$(26,990)	$(61,486)	$(67,679)	$(13,870)

Related-Party Sales

        In connection with the Forest Products Acquisition, Boise Cascade entered into a Paper Supply Agreement with OfficeMax. Under this agreement, OfficeMax purchases from Boise Cascade all of its North American requirements for cut-size office paper, to the extent Boise Cascade chooses to supply such paper to them, through December 2012 at prices approximating market prices. OfficeMax's purchase obligations under the agreement will phase out over a four-year period beginning one year after the delivery of notice of termination, but not prior to December 31, 2012.

        During each of the periods presented, we sold paper and paper products to OfficeMax at sales prices that were designed to approximate market prices. In 2006 and 2005, sales to OfficeMax were $575.9 million and $562.3 million, representing 26% of total sales in both periods. For the periods of October 29 (inception) through December 31, 2004, and January 1 through October 28, 2004, sales to OfficeMax were $99.9 million and $442.1 million, representing 28% and 26% of total sales. These sales are included in "Sales, Related parties" in the Consolidated Statements of Income (Loss).

        During each of the periods presented, we sold wood and provided transportation services to Boise Cascade and OfficeMax. For the years ended December 31, 2006 and 2005, and the periods of October 29 (inception) through December 31, 2004 and January 1 through October 28, 2004, we sold $73.0 million, $81.5 million, $13.0 million, and $59.0 million, respectively, of wood to Boise Cascade and OfficeMax's building materials distribution and wood products businesses. For the years ended December 31, 2006 and 2005, and the periods of October 29 (inception) through December 31, 2004 and January 1 through October 28, 2004, we recorded $5.6 million, $5.7 million, $0.8 million, and $4.1 million of sales for transportation services. These sales are all included in "Sales, Related parties" in the Consolidated Statements of Income (Loss).

Boise Paper Products

Notes to Consolidated Financial Statements (Continued)

6. Transactions With Related Parties (Continued)

Related-Party Costs and Expenses

        During each of the periods presented, we purchased fiber from related parties at prices that approximated market prices. During the years ended December 31, 2006 and 2005, fiber purchases from related parties were $30.4 million and $32.4 million. Most of these purchases relate to chip purchases from Boise Cascade's wood products business. For the periods of October 29 (inception) through December 31, 2004, and January 1 through October 28, 2004, fiber purchases from related parties were $13.1 million and $63.0 million. These purchases primarily relate to log purchases from Boise Land & Timber Corp. and chip purchases from Boise Cascade and OfficeMax's wood products business. On February 4, 2005, Boise Land & Timber Corp. sold all of its timberlands. All of the costs associated with these purchases are recorded as "Fiber costs from related parties" in the Consolidated Statements of Income (Loss).

        During the years ended December 31, 2006 and 2005, and the period of October 29 (inception) through December 31, 2004, we used services and administrative staff of Boise Cascade. During the period prior to October 29, 2004 (inception), we used services and administrative staff of OfficeMax. These services included, but were not limited to, finance, accounting, legal, information technology, and human resource functions. The costs not specifically identifiable to Boise Paper Products were allocated based primarily on average sales, assets, and labor costs. These costs are included in "General and administrative expenses" in the Consolidated Statements of Income (Loss). We believe the allocations are a reasonable reflection of our use of the services. However, had we operated on a stand-alone basis, and excluding gains related to changes in retiree healthcare programs, we estimate that our Corporate and Other segment would have reported approximately $18 million of segment losses in all periods presented.

        During the years ended December 31, 2006 and 2005, and the period of October 29 (inception) through December 31, 2004 (inception), some of our employees participated in Boise Cascade's noncontributory defined benefit pension and contributory defined contribution savings plans. During the period of January 1 through October 28, 2004, some of our employees participated in OfficeMax's plans. We have treated our participants in the pension plans as participants in multiemployer plans. Accordingly, we have not reflected any assets or liabilities related to the plans in our Consolidated Balance Sheets. We have, however, recorded costs associated with the employees who participated in these plans in our Consolidated Statements of Income (Loss). In 2006 and 2005, the Statements of Income included $21.9 million and $21.2 million, respectively, of expenses attributable to our participation in Boise Cascade's defined benefit and defined contribution plans. The Statement of Income for the period of October 29 (inception) through December 31, 2004, included $2.5 million of expense attributable to our participation in Boise Cascade's plans. The period of January 1 through October 28, 2004 included $38.7 million of expenses attributable to our participation in OfficeMax's plans.

        Our employees and former employees also participated in Boise Cascade and OfficeMax's other postretirement benefit plans. All of the postretirement benefit plans are unfunded (see Note 14, Retirement and Benefit Plans). In addition, employees participated in equity compensation programs. See Note 15, Equity Compensation, for a discussion of these programs.

Boise Paper Products

Notes to Consolidated Financial Statements (Continued)

7. Other (Income) Expense, Net

        "Other (income) expense, net" includes miscellaneous income and expense items. The components of "Other (income) expense, net" in the Consolidated Statements of Income (Loss) are as follows:

	Boise Paper Products			Predecessor
	Year Ended December 31, 2006	Year Ended December 31, 2005	October 29 (inception) through December 31, 2004	January 1 through October 28, 2004
	(thousands)
Changes in retiree healthcare programs (a)	$(3,741)	$(5,200)	$—	$—
Sales of assets, net	3,019	838	49	3,025
Project costs	2,771	—	—	—
Compensation expense (b)	—	—	—	7,343
Other, net	675	98	(169)	2,107

	$2,724	$(4,264)	$(120)	$12,475

(a)
The years ended December 31, 2006 and 2005, includes a $3.7 million and $5.2 million gain for changes in our retiree healthcare programs. See Note 14, Retirement and Benefit Plans, for more information.

(b)
Reflects $7.3 million of expense primarily for a one-time retention bonus OfficeMax granted to its employees.

8. Income Taxes

        For the years ended December 31, 2006 and 2005, and the period of October 29 (inception) through December 31, 2004, the majority of the businesses and assets of Boise Paper Products were held and operated by limited liability companies, which are not subject to entity-level federal or state income taxation. The income taxes in respect to these operations are payable by Boise Cascade's equity holders in accordance with their respective ownership percentages.

        During the years ended December 31, 2006 and 2005, and the period of October 29 (inception) through December 31, 2004, our effective tax rates for our separate subsidiaries that are taxed as corporations were 37.4%, 40.8%, and 40.9%. The primary reason for the difference in tax rates is the effect of state income taxes and the mix of domestic and foreign sources of income.

        At December 31, 2006 and 2005, our tax basis was $340.2 million and $261.2 million lower than the reported amount of net assets recorded on our Consolidated Balance Sheets, primarily due to accelerated depreciation recorded for tax purposes.

Predecessor Period

        In the predecessor period presented, Boise Paper Products results were included in the consolidated income tax returns of OfficeMax. However, in the consolidated financial statement, income taxes were provided based on a calculation of the income tax expense that would have been incurred if we had operated as a separate taxpayer. Income taxes have been provided for all items included in the Consolidated Statement of Loss, regardless of when such items were reported for tax

Boise Paper Products

Notes to Consolidated Financial Statements (Continued)

8. Income Taxes (Continued)

purposes or when the taxes were actually paid or refunded. Current tax liabilities and receivables were transferred to Boise Paper Products and included in "Net equity transactions with related parties."

        The income tax benefit shown in the Consolidated Statement of Loss includes the following:

Predecessor
January 1 through October 28, 2004
(thousands)
Current income tax benefit
Federal	$18,388
State	2,049

20,437

Deferred income tax benefit
Federal	4,150
State	462

4,612

$25,049

        A reconciliation of the statutory U.S. federal tax benefit and the reported tax benefit is as follows:

Predecessor
January 1 through October 28, 2004
(thousands)
Statutory tax benefit	$22,731
State taxes	2,511
Other, net	(193)

Reported tax benefit	$25,049

        Boise Paper Products generated a net operating loss during the period of January 1 through October 28, 2004. Net operating losses were not included as deferred tax assets but were transferred to our predecessor and included in "Net equity transactions with related parties." Separate company net operating losses have been used in OfficeMax's consolidated financial statements. For all periods presented, all of Boise Paper Products pretax income (losses) were from domestic sources.

Boise Paper Products

Notes to Consolidated Financial Statements (Continued)

9. Leases

        We lease a portion of our distribution centers as well as other property and equipment under operating leases. For purposes of determining straight-line rent expense, the lease term is calculated from the date we first take possession of the facility, including any periods of free rent and any option periods we are reasonably assured of exercising. Straight-line rent expense is also adjusted to reflect any allowances or reimbursements provided by the lessor. Rental expense for operating leases and sublease rental income received was as follows:

	Boise Paper Products			Predecessor
	Year Ended December 31, 2006	Year Ended December 31, 2005	October 29 (inception) through December 31, 2004	January 1 through October 28, 2004
	(thousands)
Rental expense	$11,172	$10,438	$1,802	$9,160
Sublease rental income	—	70	—	14

        For noncancelable operating leases with remaining terms of more than one year, the minimum lease payment requirements are $7.4 million in 2007, $6.8 million in 2008, $5.7 million in 2009, $4.8 million in 2010, and $2.9 million in 2011 with total payments thereafter of $3.0 million. These future minimum lease payment requirements have not been reduced by sublease rentals due in the future under noncancelable subleases. Minimum sublease income received in the future is not expected to be material.

        Substantially all lease agreements have fixed payment terms based on the passage of time. Some lease agreements provide us with the option to purchase the leased property. Additionally, some agreements contain renewal options averaging nine years, with fixed payment terms similar to those in the original lease agreements.

10. Receivables

        We have a large, diversified customer base. A large portion of our uncoated free sheet and office paper sales volume is sold to OfficeMax. We market our newsprint through Abitibi-Consolidated (Abitibi) pursuant to an arrangement whereby Abitibi purchases all of the newsprint we produce at a price equal to the price at which Abitibi sells newsprint produced at its mills located in the southern United States, less associated expenses and a sales and marketing discount. Sales to OfficeMax and Abitibi-Consolidated represent concentrations in the volumes of business transacted and concentrations of credit risk. At December 31, 2006, we had $37.2 million and $30.1 million of accounts receivable due from OfficeMax and Abitibi, respectively. See Note 2, Summary of Significant Accounting Policies, for information about our accounting policy related to trade receivables and our allowance for doubtful accounts.

        In 2006 and 2005, a large portion of our receivables were used to secure borrowings under Boise Cascade's accounts receivable securitization program. Under the program, Boise Cascade sells its interest in a defined pool of accounts receivables (which included $14.1 million and $41.8 million of Boise Paper Products receivables at December 31, 2006 and 2005) generated by its domestic operations on a revolving basis to Birch Creek Investments, L.L.C. (Birch Creek) a consolidated, wholly owned, special-purpose subsidiary of Boise Cascade. Because Boise Cascade has the right to repurchase the sold receivables, it accounts for the sale of the receivables under the program as a secured borrowing

Boise Paper Products

Notes to Consolidated Financial Statements (Continued)

10. Receivables (Continued)

and the costs of the program are recorded in interest expense. Our 2006 and 2005 Consolidated Balance Sheets include all of Boise Paper Products receivables, including those used to secure borrowings under the receivable securitization program. Our consolidated financial statements do not include an allocation of the secured borrowings or costs under the program because none of the debt was specifically identified as corporate advances to or borrowings by Boise Paper Products

        For the predecessor period of January 1 through October 28, 2004, Boise Paper Products participated in OfficeMax's receivable sales program. The program consisted of a revolving sale of receivables for 364 days and was subject to renewal. Boise Paper Products portion of the costs related to the program is included in "Other (income) expense, net" in the Consolidated Statement of Loss. During third quarter 2004, in anticipation of the sale of the forest products and paper assets to Boise Cascade, OfficeMax stopped selling the receivables related to the Paper and Packaging & Newsprint segments.

        Under the sales program, OfficeMax sold fractional ownership interests in a defined pool of trade accounts receivable. At October 28, 2004, zero of sold accounts receivable were excluded from "Receivables," compared with $64.7 million at December 31, 2003. The decrease of $64.7 million at October 28, 2004, from the amount at December 31, 2003, used cash from operations for the period ended October 28, 2004.

11. Goodwill and Intangible Assets

        Goodwill represents the excess of purchase price and related costs over the value assigned to the net tangible and intangible assets of businesses acquired. We account for goodwill in accordance with the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, which requires us to assess our acquired goodwill and intangible assets with indefinite lives for impairment at least annually in the absence of an indicator of possible impairment and immediately upon an indicator of possible impairment. We assess goodwill and intangible assets with indefinite lives in the fourth quarter of each year using a fair-value-based approach. We also evaluate the remaining useful lives of our finite-lived purchased intangible assets to determine whether any adjustments to the useful lives are necessary. We completed our annual assessment in accordance with SFAS No. 142 in fourth quarter 2006 and 2005 and determined that there was no impairment.

        We account for acquisitions using the purchase method of accounting. As a result, we allocate the purchase price to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values as of the date of acquisition. In accordance with SFAS No. 141, Business Combinations, we have one year from the purchase date to finalize or receive information to determine changes in estimates of the fair value of assets acquired and liabilities assumed. During 2006, we recorded $0.3 million of net purchase price adjustments that decreased the recorded amount of goodwill. The adjustments were for fair value adjustments related to our acquisition of CTC.

Boise Paper Products

Notes to Consolidated Financial Statements (Continued)

11. Goodwill and Intangible Assets (Continued)

        Changes in the carrying amount of our goodwill by segment are as follows:

	Paper	Packaging & Newsprint	Total
	(thousands)
Balance at October 29, 2004 (inception)	$—	$—	$—
Goodwill acquired during the year	1,499	875	2,374
Purchase price adjustments	7,277	635	7,912

Balance at December 31, 2004	8,776	1,510	10,286

Purchase price adjustments	(7,435)	80	(7,355)

Balance at December 31, 2005	1,341	1,590	2,931

Goodwill acquired during the year (Note 4)	—	7,046	7,046
Purchase price adjustments (Note 4)	—	(301)	(301)

Balance at December 31, 2006	$1,341	$8,335	$9,676

        Intangible assets represent the values assigned to trade names and trademarks, customer relationships, noncompete agreements, and technology. The Central Texas Corrugated trade name is amortized over five years. All other trade names and trademark assets have an indefinite life and are not amortized. Customer relationships are amortized over five to ten years, noncompete agreements are amortized over approximately two years, and technology is amortized over three to five years. Intangible assets consisted of the following:

	Year Ended December 31, 2006
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(thousands)
Trade names and trademarks	$15,800	$(346)	$15,454
Customer relationships	11,300	(2,976)	8,324
Noncompete agreements	1,200	(281)	919
Technology	4,960	(2,322)	2,638

	$33,260	$(5,925)	$27,335

	Year Ended December 31, 2005
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(thousands)
Trade names and trademarks	$13,900	$—	$13,900
Customer relationships	4,700	(1,097)	3,603
Technology	4,960	(1,250)	3,710

	$23,560	$(2,347)	$21,213

        Intangible asset amortization expense was $3.6 million and $2.1 million for the years ended December 31, 2006 and 2005, and $0.2 million and zero for the periods of October 29 (inception) through December 31, 2004, and January 1 through October 28, 2004. The estimated amortization

Boise Paper Products

Notes to Consolidated Financial Statements (Continued)

11. Goodwill and Intangible Assets (Continued)

expense is $4.7 million, $3.4 million, $2.7 million, $1.1 million, and $0.5 million in 2007, 2008, 2009, 2010, and 2011, respectively.

12. Asset Retirement Obligations

        We account for asset retirement obligations in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations, and FIN No. 47, Accounting for Conditional Asset Retirement Obligations—an Interpretation of FASB Statement No. 143. We accrue for asset retirement obligations in the period in which they are incurred if sufficient information is available to reasonably estimate the fair value of the obligation. When we record the liability, we capitalize the cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its settlement value, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, we will recognize a gain or loss for any difference between the settlement amount and the liability recorded. On a pro forma basis, if the provisions of FIN No. 47 had been in effect during all of 2005 and 2004, our net income (loss) would not have changed materially.

        At December 31, 2006 and 2005, we had $10.8 million and $11.2 million of asset retirement obligations recorded in "Other, other long-term liabilities," on our Consolidated Balance Sheets. These liabilities related primarily to landfill closure and closed-site monitoring costs. The liabilities are based on the best estimate of current costs and are updated periodically to reflect current technology, laws and regulations, inflation, and other economic factors. We do not have any assets legally restricted for purposes of settling asset retirement obligations. The table below describes changes to our asset retirement obligations for the years ended December 31, 2006 and 2005:

	December 31, 2006	December 31, 2005
	(thousands)
Asset retirement obligation at beginning of year	$11,160	$9,984
Liabilities incurred	1,114	—
Net transition adjustment	—	485
Accretion expense	923	767
Payments	(34)	(76)
Revisions in estimated cash flows	(2,392)	—

Asset retirement obligation at end of year	$10,771	$11,160

        We have additional asset retirement obligations with indeterminate settlement dates. The fair value of these asset retirement obligations cannot be estimated due to the lack of sufficient information to estimate the settlement dates of the obligations. These asset retirement obligations include, for example, (i) removal and disposal of potentially hazardous materials on equipment and/or an operating facility if the equipment and/or facilities were to undergo major maintenance, renovation, or demolition; (ii) wastewater treatment ponds that may be required to be drained and/or cleaned if the related operating facility is closed; and (iii) storage sites or owned facilities for which removal and/or disposal of chemicals and other related materials are required if the operating facility is closed. We will recognize a liability in the period in which sufficient information becomes available to reasonably estimate the fair value of these obligations.

Boise Paper Products

Notes to Consolidated Financial Statements (Continued)

13. Financial Instruments

        As described in Note 2, Summary of Significant Accounting Policies, Boise Cascade and OfficeMax occasionally used interest rate swaps to hedge variable interest rate risk. Because debt and interest costs are not allocated to Boise Paper Products, the effects of the interest rate swaps are not included in our consolidated financial statements.

        Boise Cascade enters into natural gas swaps, options, or a combination of these instruments to hedge the variable cash flow risk of natural gas purchases at index prices. As of December 31, 2006, Boise Cascade had entered into derivative instruments related to approximately 90% of our forecasted natural gas purchases through February 2007 and 10% of our expected purchases from July 2007 through October 2007. Assuming natural gas prices follow the futures curve in effect at December 31, 2006, we expect to reclassify $9.4 million of the amounts recorded in "Accumulated other comprehensive income" as an increase in "Materials, labor, and other operating expenses" in 2007. There was no ineffectiveness related to these hedges.

14. Retirement and Benefit Plans

Retirement and Benefit Plans

        During the years ended December 31, 2006 and 2005, and the period of October 29 (inception) through December 31, 2004 some of our employees participated in Boise Cascade's retirement plans and during the period of January 1 through October 28, 2004, in OfficeMax's retirement plans. These plans consist of noncontributory defined benefit pension plans, contributory defined contribution savings plans, deferred compensation plans, and postretirement healthcare benefit plans. Compensation expense was calculated based on costs directly attributable to employees of Boise Paper Products plus an allocation of expense related to corporate employees that service all business units.

        Some of our employees participated in Boise Cascade's noncontributory defined benefit pension plans. The salaried defined benefit pension plan is available only to employees who were formerly employed by OfficeMax before November 2003. The pension benefit for salaried employees is based primarily on the employees' years of service and highest five-year average compensation. The benefit for hourly employees is generally based on a fixed amount per year of service. We have treated our participants in these plans as participants in multiemployer plans. Accordingly, we have not reflected any assets or liabilities related to the noncontributory defined benefit pension plans in our Consolidated Balance Sheets. We have, however, recorded costs associated with the employees who participated in these plans in our Consolidated Statements of Income (Loss). For the years ended December 31, 2006 and 2005, and the period of October 29 (inception) through December 31, 2004, the Statements of Income (Loss) included $14.4 million, $13.8 million, and $1.4 million of expenses attributable to participation in Boise Cascade's noncontributory defined benefit plans. The period of January 1 through October 28, 2004, included $30.0 million of expense attributable to our participation in OfficeMax's plans.

        Some of our employees participated in Boise Cascade's and OfficeMax's contributory defined contribution savings plans, which covered most of our salaried and hourly employees. For the years ended December 31, 2006 and 2005, and the periods of October 29 (inception) through December 31, 2004, and January 1 through October 28, 2004, we recognized $7.5 million, $7.4 million, $1.1 million, and $8.7 million, respectively, of expense related to matching contributions attributable to participation in Boise Cascade's and OfficeMax's contributory defined contribution savings plans. In Boise Cascade's plan, employees that are not eligible to participate in the noncontributory defined benefit pension plans

Boise Paper Products

Notes to Consolidated Financial Statements (Continued)

14. Retirement and Benefit Plans (Continued)

are eligible for additional discretionary company matching contributions based on a percentage approved each plan year.

        Some of our employees participated in Boise Cascade's deferred compensation plan, in which key managers and nonaffiliated directors may irrevocably elect to defer a portion of their base salary and bonus or director's fees until termination of employment or beyond. A participant's account is credited with imputed interest at a rate equal to 130% of Moody's composite average of yields on corporate bonds. In addition, participants other than directors may elect to receive their company matching contribution in the deferred compensation plan in lieu of any matching contribution in the contributory defined contribution savings plan. The deferred compensation plan is unfunded; therefore, benefits are paid from general assets. At December 31, 2006 and 2005, we had $2.1 million and $0.9 million of liabilities attributable to participation in Boise Cascade's deferred compensation plan recorded in "Other, Compensation and benefits" on our Consolidated Balance Sheets.

        Some of our employees participated in Boise Cascade's and OfficeMax's postretirement healthcare benefit plans. The type of retiree healthcare benefits and the extent of coverage vary based on employee classification, date of retirement, location, and other factors. All of the postretirement healthcare plans are unfunded. In 2006 and 2005, we communicated to our employees changes to the retiree healthcare programs. We discontinued healthcare coverage for most of our post-65 retirees. In addition, we eliminated the company subsidy for some of our pre-65 hourly retirees. This change shifts retiree medical costs to the plan participants. As a result of this change, we recorded a $3.7 million and $5.2 million gain in our Consolidated Statements of Income for the years ended December 31, 2006 and 2005. The postretirement benefit plans have a December 31 measurement date.

Obligations and Funded Status of Postretirement Benefits Other Than Pensions

        The following table, which includes only company-sponsored plans, reconciles the beginning and ending balances of our benefit obligation for postretirement benefits other than pensions. We have treated our participants in the pension plans as participants in multiemployer plans and accordingly, we have not reflected any assets or liabilities related to the noncontributory defined benefit pension plans in our Consolidated Balance Sheets. It also shows the funded status of our plans. The funded status

Boise Paper Products

Notes to Consolidated Financial Statements (Continued)

14. Retirement and Benefit Plans (Continued)

changes from year to year based on the investment return from plan assets, contributions, benefit payments, and the discount rate used to measure the liability.

	Other Benefits
	2006	2005
	(thousands)
Change in benefit obligation
Benefit obligation at beginning of year	$10,782	$14,866
Service cost	212	476
Interest cost	368	754
Actuarial (gain) loss	(94)	83
Closure and curtailment gain	(3,741)	(5,200)
Benefits paid	(25)	(197)

Benefit obligation at end of year	$7,502	$10,782

Funded status	$(7,502)	$(10,782)

Unrecognized actuarial loss		153

Net amount recognized		$(10,629)

Components of Net Periodic Benefit Cost

        The components of net periodic benefit cost are as follows:

	Pension Benefits				Other Benefits
	Boise Paper Products			Predecessor	Boise Paper Products			Predecessor
	Year Ended Dec. 31, 2006	Year Ended Dec. 31, 2005	Oct. 29 (inception) through Dec. 31, 2004	Jan. 1 through Oct. 28, 2004	Year Ended Dec. 31, 2006	Year Ended Dec. 31, 2005	Oct. 29 (inception) through Dec. 31, 2004	Jan 1 through Oct. 28, 2004
	(thousands)
Service cost	$13,040	$13,334	$1,363	$12,989	$212	$476	$73	$728
Interest cost	19,098	16,144	2,800	37,393	368	754	139	3,188
Expected return on plan assets	(19,214)	(15,895)	(2,751)	(36,045)	—	—	—	—
Recognized actuarial loss	155	196	—	13,615	—	—	—	808
Amortization of prior service costs and other	490	—	—	2,094	—	—	—	(483)
Plan settlement/curtailment expense	822	—	—	—	—	—	—	—

Net periodic benefit cost	$14,391	$13,779	$1,412	$30,046	$580	$1,230	$212	$4,241

Assumptions

        The assumptions used in accounting for the plans are estimates of factors that will determine, among other things, the amount and timing of future benefit payments. The weighted average discount rate assumption used in the measurement of our postretirement benefit obligations, other than pensions, was 5.75% and 5.40% at December 31, 2006 and 2005, respectively.

Boise Paper Products

Notes to Consolidated Financial Statements (Continued)

14. Retirement and Benefit Plans (Continued)

        The following table presents the assumptions used in the measurement of net periodic benefit cost:

	Pension Benefits				Other Benefits
	Boise Paper Products			Predecessor	Boise Paper Products
								Predecessor
			Oct. 29 (inception) through Dec. 31, 2004				Oct. 29 (inception) through Dec. 31, 2004
	Year Ended Dec. 31, 2006	Year Ended Dec. 31, 2005		Jan. 1 through Oct. 28, 2004	Year Ended Dec. 31, 2006	Year Ended Dec. 31, 2005		Jan 1 through Oct. 28, 2004
Weighted average assumptions as of the last day in the presented period
Discount rate	5.60%	5.75%	5.75%	6.25%	5.40%	5.50%	5.75%	6.25%
Expected long-term rate of return on plan assets	7.25%	7.25%	7.25%	8.25%	—	—	—	—
Rate of compensation increases	4.25%	4.25%	4.25%	4.25%	—	—	—	—

        Discount Rate Assumption.    In all periods presented, the discount rate assumption was determined using a spot rate yield curve constructed to replicate Aa-graded corporate bonds. The plan's projected cash flows were duration-matched to this yield curve to develop an appropriate discount rate.

        Asset Return Assumption.    The expected long-term rate of return on plan assets was based on a weighted average of our expected returns for the major asset classes in which we invest. Expected returns for the asset classes are based on long-term historical returns, inflation expectations, forecasted gross domestic product, earnings growth, and other economic factors. The weights assigned to each asset class were based on the investment strategy.

        Rate of Compensation Increases.    This assumption reflects the long-term actual experience, the near-term outlook, and assumed inflation.

        The following table presents our assumed healthcare cost trend rates at December 31, 2006 and 2005:

	2006	2005
Weighted average assumptions as of December 31
Healthcare cost trend rate assumed for next year	6.00%	7.00%
Rate to which the cost trend rate is assumed to decline (the ultimate trend rate)	5.00%	5.00%
Year that the rate reaches the ultimate trend rate	2008	2008

        Assumed healthcare cost trend rates effect the amounts reported for the healthcare plans. At December 31, 2006, a one-percentage-point change in our assumed healthcare cost trend rate would not significantly effect our total service or interest costs or our postretirement benefit obligation.

15. Equity Compensation

        Equity compensation was granted to our employees under Boise Cascade and OfficeMax's equity compensation plans.

Boise Paper Products

Notes to Consolidated Financial Statements (Continued)

15. Equity Compensation (Continued)

Equity Units

        In April 2006 and December 2004, key managers of Boise Paper Products and Boise Cascade corporate employees purchased, pursuant to the terms of a Management Equity Agreement (Equity Plan), 0.3 million and 13.9 million equity units in Forest Products Holdings, L.L.C. (FPH) at $2.00 and $1.00 per unit, respectively, which was approximately equal to the estimated fair value on the date of purchase. Those who purchased FPH's Series B equity units in April 2006 and December 2004 received grants of 5.3 million and 29.0 million, respectively, of FPH's Series C equity units (profit interests) that represent the right to participate in profits after capital is returned to the holders of FPH's Series B equity units. FPH's Series C equity units participate in equity value appreciation above a specified level. In addition, in April 2006, FPH issued 2.6 million 2006 Series C equity units of FPH to two other key managers and our four nonaffiliated directors for no consideration. We account for awards granted under the Equity Plan in our consolidated financial statements in accordance with SFAS No. 123(R).

        Generally, the appreciation in the value of FPH's Series B equity units issued under the Equity Plan, and 50% of its Series C equity units vest 20% each year on December 31, 2005 through 2009. The other 50% of the Series C equity units generally vest at the end of 2009 if specific criteria tied to internal rates of return are met. Upon either the sale of the company as defined in the Equity Plan or an initial public offering, vesting is accelerated for all management investors. Other events may accelerate vesting for specifically affected management investors, but none of these events are within the control of the investor. The vesting schedules are shortened for managers who were at least 60 years old as of the grant date, so that the units fully vest by December 31 of the year in which the manager reaches age 65 and at least two vesting periods have been met. Vesting does not trigger a right or obligation on the part of FPH or us to repurchase equity units held by management investors.

        We did not recognize compensation expense on the date of grant for the Series B equity units because the fair value of the units issued by FPH was equal to or less than the amount each employee was required to pay. The Series C equity units are accounted for as restricted stock. We accrue compensation expense for the Series C equity units based on the fair value on the date of the grant. Compensation expense is recognized ratably over the vesting period for the Series C equity units that vest over time and ratably over the award period for the units that vest based on internal rates of return. During the years ended December 31, 2006 and 2005, we recognized $1.8 million and $1.4 million, respectively, of compensation expense, most of which was recorded in "General and administrative expenses" in our Consolidated Statements of Income. Compensation expense was calculated based on the number of Series C units granted to employees of Boise Paper Products plus an allocation of expense related to the Series C units granted to corporate employees that serviced the paper business units. The allocation was based on average sales, assets, and labor costs. Management believes these allocations are reasonable. However, they are not necessarily indicative of costs to be incurred in the future.

Predecessor Period

        Restricted Stock.    In 2003, OfficeMax granted employees of Boise Paper Products and corporate employees servicing all OfficeMax business units 0.8 million shares of restricted stock. The weighted-average fair value of the restricted stock at the grant date was $25.25. The restricted stock vested at the end of July 2006, provided, however, that if specific performance criteria were met, some or all of the restricted stock could vest earlier than July 2006, but generally no earlier than the end of

Boise Paper Products

Notes to Consolidated Financial Statements (Continued)

15. Equity Compensation (Continued)

January 2005. Under the terms of the original grant, all of the restricted stock awards granted to our employees under OfficeMax's stock compensation plan were 100% vested upon the Forest Products Acquisition, resulting in the acceleration of the recognition of $1.8 million of expense in October 2004.

        Boise Paper Products recognized compensation expense over the vesting period based on closing stock prices on the dates of grant. For the period of January 1 through October 28, 2004, we recognized $7.0 million of pretax compensation expense. Compensation expense was calculated based on shares of restricted stock granted to employees of Boise Paper Products plus an allocation of expense related to restricted stock granted to corporate employees that serviced the paper business units. The allocation was based on average sales, assets, and labor costs. Management believes these allocations are reasonable. However, they are not necessarily indicative of costs to be incurred in the future.

        Stock Options.    For the period of January 1 through October 28, 2004, no options were granted to our employees.

16. Segment Information

        We operate our business in the following three reportable segments: Paper, Packaging & Newsprint, and Corporate and Other. These segments represent distinct businesses that are managed separately because of differing products and services. Each of these businesses requires distinct operating and marketing strategies. Management reviews the performance of the company based on these segments. Historically, OfficeMax conducted their paper and packaging and newsprint businesses in one segment, Boise Paper Solutions. We have recast the financial statements of our predecessor to conform with our current segment presentation.

        Our Paper segment manufactures and sells uncoated free sheet (including cut-size office papers, commercial printing paper, envelope papers, and a wide range of value-added papers), market pulp, and containerboard (corrugating medium). Many of our paper products are commodity products, while others have specialized features that make these products premium or specialty. Our premium and specialty grades include high-bright and colored cut-size office papers and custom-developed specialty papers for such uses as label and release. We sell to customers both directly from our mills and through distribution centers. In 2006, approximately 45% of our uncoated free sheet sales volume, including about 80% of our office papers sales volume, was sold to OfficeMax.

        Our Packaging & Newsprint segment manufactures and sells containerboard (linerboard) and newsprint at our mill in DeRidder, Louisiana. We also operate five corrugated container plants in the Northwest and a sheet feeder plant in Waco, Texas, which we acquired in February 2006. Our corrugated containers are used in the packaging of fresh fruit and vegetables, processed food, beverages, and other industrial and consumer products. Our Waco plant, known as Central Texas Corrugated, or CTC, produces corrugated sheets that are sold to sheet plants in the region, where they are converted into corrugated containers for a variety of customers. Our containerboard and corrugated container products are sold by brokers or our own sales personnel. We market our newsprint through Abitibi- Consolidated (Abitibi) pursuant to an arrangement whereby Abitibi purchases all of the newsprint we produce at a price equal to the price at which Abitibi sells newsprint produced at its mills located in the southern United States, less associated expenses and a sales and marketing discount. The newsprint price is verified through a third-party review.

Boise Paper Products

Notes to Consolidated Financial Statements (Continued)

16. Segment Information (Continued)

        Our Corporate and Other segment primarily includes an allocation of Boise Cascade's and OfficeMax's (in the predecessor periods) corporate support staff services, related assets and liabilities. These support services include, but are not limited to, finance, accounting, legal, information technology, and human resource functions. It also includes certain rail and truck transportation business and related assets that support our manufacturing facilities. Rail cars and trucks are generally leased. We provide transportation service not only to our own facilities but also, on a limited basis, to third parties when geographic proximity and logistics are favorable.

        The segments' profits and losses are measured on operating profits before interest. Specified expenses are allocated to the segments. For many of these allocated expenses, the related assets and liabilities remain in the Corporate and Other segment.

        The segments follow the accounting principles described in Note 2, Summary of Significant Accounting Policies.

        Sales to OfficeMax and Abitibi represent a concentration in the volume of business transacted and revenue generated from these transactions. Sales to OfficeMax were $575.9 million and $562.3 million during the years ended December 31, 2006 and 2005, representing 26% of total sales in both periods. For the period of October 29 (inception) through December 31, 2004, sales to OfficeMax were $99.9 million and represented 28% of total sales. In the predecessor period, sales to OfficeMax were $442.1 million and represented 26% of total sales. Sales to Abitibi represented 14%, 13%, 15%, and 13% of consolidated trade sales for the years ended December 31, 2006 and 2005, and the periods of October 29 (inception) through December 2004 and January 1 through October 28, 2004, respectively. No other single customer accounted for 10% or more of consolidated trade sales. Export sales to foreign unaffiliated customers were $182.4 million, $211.6 million, and $29.1 million for the years ended December 31, 2006 and 2005, and the period of October 29 (inception) through December 31, 2004, respectively. For the period of January 1 through October 28, 2004, our predecessor's export sales were $102.3 million. In all periods presented, net sales were generated domestically and long-lived assets were held by domestic operations.

Boise Paper Products

Notes to Consolidated Financial Statements (Continued)

16. Segment Information (Continued)

        Segment sales to external customers by product line are as follows:

	Boise Paper Products			Predecessor
	Year Ended December 31, 2006	Year Ended December 31, 2005	October 29 (inception) through December 31, 2004	January 1 through October 28, 2004
		(millions)
Paper
Uncoated free sheet	$1,319.9	$1,151.8	$202.3	$972.9
Containerboard (medium)	0.7	10.1	1.3	8.4
Market pulp and other	118.7	214.1	24.2	123.1

	1,439.3	1,376.0	227.8	1,104.4

Packaging & Newsprint
Containerboard (linerboard)	449.7	430.0	75.9	339.8
Newsprint	230.4	210.1	38.6	158.2
Other	82.3	90.9	14.3	67.2

	762.4	731.0	128.8	565.2

Corporate and Other	20.3	22.0	3.6	18.9

	$2,222.0	$2,129.0	$360.2	$1,688.5

Boise Paper Products

Notes to Consolidated Financial Statements (Continued)

16.
Segment Information (Continued)

        An analysis of our operations by segment is as follows:

	Boise Paper Products
	Sales
					Income (Loss) Before Taxes		Depreciation, Amortization, and Depletion
	Trade	Related Parties	Inter- segment	Total				EBITDA(f)		Capital Expenditures		Assets
	(millions)
Year Ended December 31, 2006
Paper	$863.7	$575.6	$55.4	$1,494.7	$63.3		$62.3	$125.6		$85.5		$1,188.0
Packaging & Newsprint	689.0	73.4	4.1	766.5 (a)	45.3		50.8	96.1		66.1	(c)	565.1
Corporate and Other	14.7	5.6	41.1	61.4	(14.9	)(b)	3.3	(11.6	)(b)	0.1		15.7

	1,567.4	654.6	100.6	2,322.6	93.7		116.4	210.1		151.7		1,768.8

Intersegment eliminations	—	—	(100.6)	(100.6)	—		—	—		—		(10.0)
Interest income	—	—	—	—	0.6		—	—		—		—

	$1,567.4	$654.6	$—	$2,222.0	$94.3		$116.4	$210.1		$151.7		$1,758.8

Year Ended December 31, 2005
Paper	$812.8	$563.2	$39.2	$1,415.2	$57.5		$55.2	$112.6		$83.4		$1,129.2
Packaging & Newsprint	650.4	80.6	0.6	731.6	23.8		37.2	61.0		17.3		535.0
Corporate and Other	16.3	5.7	44.5	66.5	(7.7	)(d)	3.0	(4.6	)(d)	0.2		19.5

	1,479.5	649.5	84.3	2,213.3	73.6		95.4	169.0		100.9		1,683.7

Intersegment eliminations	—	—	(84.3)	(84.3)	—		—	—		—		(5.4)
Interest income	—	—	—	—	0.2		—	—		—		—

	$1,479.5	$649.5	$—	$2,129.0	$73.8		$95.4	$169.0		$100.9		$1,678.3

October 29 (inception) through December 31, 2004
Paper	$127.7	$100.1	$9.8	$237.6	$17.7	(e)	$8.4	$26.2	(e)	$14.3		$1,073.8
Packaging & Newsprint	116.0	12.8	0.1	128.9	7.0	(e)	6.0	13.0	(e)	2.8		536.7
Corporate and Other	2.8	0.8	7.6	11.2	(2.7)		0.6	(2.2)		0.5		25.0

	246.5	113.7	17.5	377.7	22.0		15.0	37.0		17.6		1,635.5

Intersegment eliminations	—	—	(17.5)	(17.5)	—		—	—		—		(5.6)
Interest income	—	—	—	—	0.1		—	—		—		—

	$246.5	$113.7	$—	$360.2	$22.1		$15.0	$37.0		$17.6		$1,629.9

January 1 through October 28, 2004
Paper	$659.8	$444.6	$37.1	$1,141.5	$(35.2)		$118.5	$83.3		$58.6		$1,749.6
Packaging & Newsprint	508.7	56.5	0.4	565.6	(2.1)		34.7	32.5		28.8		547.5
Corporate and Other	14.8	4.1	35.3	54.2	(27.9)		4.5	(23.3)		3.4		73.7

	1,183.3	505.2	72.8	1,761.3	(65.2)		157.7	92.5		90.8		2,370.8

Intersegment eliminations	—	—	(72.8)	(72.8)	—		—	—		—		(0.6)
Interest income	—	—	—	—	0.3		—	—		—		—

	$1,183.3	$505.2	$—	$1,688.5	$(64.9)		$157.7	$92.5		$90.8		$2,370.2

(a)
Includes the impact of adopting EITF 04-13 effective January 1, 2006, which required us to report our inventory buy/sell transactions with the same counterparty on a net basis. See Note 2, Summary of Significant Accounting Policies.

(b)
Includes a $3.7 million gain for changes in our retiree healthcare programs. For more information about the changes to our retiree healthcare programs, see Note 14, Retirement and Benefit Plans.

(c)
Includes $42.6 million of cash paid for the purchase of CTC's assets in Waco, Texas.

(d)
Includes a $5.2 million gain for changes in our retiree healthcare programs. For more information about the changes to our retiree healthcare programs, see Note 14, Retirement and Benefit Plans.

(e)
As a result of purchase price accounting, we wrote up the value of our inventory, which increased the costs and expenses recognized by us upon the sale of the inventory by $11.6 million for the period of October 29 (inception) through December 31, 2004.

(f)
EBITDA represents income (loss) before interest, income tax provision (benefit), and depreciation, amortization, and depletion. EBITDA is the primary measure used by our chief operating decision makers to evaluate segment operating performance and to decide how to allocate resources to segments. We believe EBITDA is useful to investors because it provides a means to evaluate the operating performance of our segments and our company on an ongoing basis using criteria that are used by our internal decision makers and because it is frequently used by investors and other interested parties in the evaluation of companies with substantial financial leverage. We believe EBITDA is a meaningful measure because it presents a transparent view of our recurring operating performance and allows management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance. For example, we believe that the inclusion of items such as taxes, interest expense, and interest income distorts management's ability to assess and view the core operating trends in our segments. EBITDA, however, is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to net income (loss), income (loss) from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity. The use of EBITDA instead of net income (loss) or segment income (loss) has limitations as an analytical tool, including the inability to determine profitability; the exclusion of interest and associated significant cash requirements; and the exclusion of depreciation, amortization, and depletion, which represent significant and unavoidable operating costs, given the level of our indebtedness and the capital expenditures needed to maintain our businesses. Management compensates for these limitations by relying on our GAAP results. Our measures of EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

  The following is a reconciliation of net income (loss) to EBITDA:

	Boise Paper Products
				Predecessor
			October 29 (inception) through December 31, 2004
	Year Ended December 31, 2006	Year Ended December 31, 2005		January 1 through October 28, 2004
		(millions)
Net income (loss)	$92.9	$71.6	$21.8	$(39.9)
Interest income	(0.6)	(0.2)	(0.1)	(0.3)
Income tax provision (benefit)	1.4	2.2	0.3	(25.0)
Depreciation, amortization, and depletion	116.4	95.4	15.0	157.7

EBITDA	$210.1	$169.0	$37.0	$92.5

Boise Paper Products

Notes to Consolidated Financial Statements (Continued)

17. Commitments and Guarantees

Commitments

        We have commitments for fiber, leases, and utilities. Our lease commitments are discussed further in Note 9, Leases. In addition we have purchase obligations for goods and services, capital expenditures, and raw materials entered into in the normal course of business.

        At December 31, 2006, we estimate that we have a contractual obligation to purchase approximately $147.1 million of fiber. This includes the obligations related to the long-term log and fiber supply agreements entered into in connection with the Timberlands Sale. Under most of the log and fiber supply agreements, we have the right to cancel or reduce our commitments in the event of a mill curtailment or shutdown. The prices under most of these agreements is set quarterly or semiannually based on regional market prices and the estimate is based on contract terms or first quarter 2007 pricing. Our log and fiber obligations are subject to change based on, among other things, the effect of governmental laws and regulations, our manufacturing operations not operating in the normal course of business, log and fiber availability, and the status of environmental appeals. Except for deposits required pursuant to wood supply contracts, these obligations are not recorded in our consolidated financial statements until contract payment terms take effect.

        We enter into utility contracts for the purchase of electricity and natural gas. We also purchase these services under utility tariffs. The contractual and tariff arrangements include multiple-year commitments and minimum annual purchase requirements. At December 31, 2006, we had approximately $33.3 million of utility purchase commitments. These payment obligations were valued at prices in effect on December 31, 2006, or contract language, if available. Because we consume the energy in the manufacture of our products, these obligations represent the face value of the contracts, not resale value.

        Pursuant to an Additional Consideration Agreement between OfficeMax and us, Boise Cascade may be required to make substantial cash payments to, or receive substantial cash payments from, OfficeMax. Under the Additional Consideration Agreement, the purchase price paid for the forest products and paper assets may be adjusted upward or downward based on paper prices during the six years following the Forest Products Acquisition, subject to annual and aggregate caps. Neither party will be obligated to make a payment under the Additional Consideration Agreement in excess of $45 million in any one year. Payments are also subject to an aggregate cap of $125 million that declines to $115 million in the fifth year and $105 million in the sixth year. After each anniversary of the Forest Products Acquisition, Boise Cascade reviews paper prices with the provisions of the Additional Consideration Agreement to determine whether any amounts are owed or receivable under the agreement. For the first and second anniversary periods, which ended October 29, 2005 and 2006, neither Boise Cascade nor OfficeMax owed additional consideration for the purchase price.

Guarantees

        We provide guarantees, indemnifications, and assurances to others, which constitute guarantees as defined under FIN No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.

        Although the accompanying consolidated financial statements do not include an allocation of Boise Cascade Holdings, L.L.C., debt, Boise Paper Products, and its respective direct and indirect domestic subsidiaries, excluding foreign subsidiaries and Birch Creek, are parties to a second amended and

Boise Paper Products

Notes to Consolidated Financial Statements (Continued)

17. Commitments and Guarantees (Continued)

restated Credit Agreement dated as of November 3, 2006, with JPMorgan Chase Bank, as Administrative Agent, and certain lenders named therein and to a related Guarantee and Collateral Agreement of the same date (collectively the Bank Credit Agreements). Boise Cascade, L.L.C. (Boise LLC), a wholly owned direct subsidiary of Boise Cascade Holdings, L.L.C., acts as borrower under the Bank Credit Agreements for the $538.9 million Tranche D term loan and a $475.0 million revolving credit facility that had no outstanding balance at December 31, 2006, and contingent reimbursement obligations in respect of $42.8 million of standby letters of credit issued under the revolving facility. Boise LLC's loans and reimbursement obligations are guaranteed by Boise Paper Products along with Boise Cascade Holdings, L.L.C., and each of their respective domestic subsidiaries (other than Boise LLC and Birch Creek).

        Boise LLC and its wholly owned subsidiary, Boise Cascade Finance Corporation, have jointly issued $250.0 million of senior unsecured floating-rate notes due in 2012 and $400.0 million of 7.125% senior subordinated notes due in 2014. The senior notes are guaranteed on a senior basis and the subordinated notes on a subordinated basis by Boise Paper Products along with Boise Cascade Holdings, L.L.C., and each of their respective domestic subsidiaries, excluding foreign subsidiaries of Boise Cascade Holdings, L.L.C., and Birch Creek, other than Boise LLC and Boise Cascade Finance Corporation, which are the issuers of the notes.

Amendment and Restatement

        On May 3, 2007, Boise LLC amended and restated the Bank Credit Agreements which reduced the size of the revolving credit facility from $475 million to $450 million. They borrowed $525 million under a new Tranche E term loan (which matures in April 2014) and used the proceeds to repay the Tranche D term loan in full. In addition, Boise LLC obtained $200 million of commitments for a delayed-draw term loan that they used to refinance the majority of the $250 million senior floating rate notes due 2012 when they became callable at par on October 15, 2007.

18. Legal Proceedings and Contingencies

Legal Proceedings

        We are a party to routine legal proceedings that arise in the course of our business. We are not currently a party to any legal proceedings or environmental claims that we believe would have a material adverse effect on our financial position, results of operations, or cash flows.

Contingencies

        We market our newsprint through Abitibi pursuant to an arrangement whereby Abitibi purchases all of the newsprint we produce at a price equal to the price at which Abitibi sells newsprint produced at its mills located in the southern United States, less associated expenses and a sales and marketing discount. The term of the agreement runs from January 1, 2004 through December 31, 2013. However, effective on or any time after December 31, 2008, either party may terminate the agreement on one year's prior written notice. At any time, we may reduce our production of newsprint by giving one year's prior written notice.

        Under the agreement, Abitibi is obligated to buy all of the newsprint produced at our DeRidder mill. There is an early termination provision that allows either party to terminate the agreement on

Boise Paper Products

Notes to Consolidated Financial Statements (Continued)

18. Legal Proceedings and Contingencies (Continued)

90 day's notice if we reach an agreement to sell our newsprint operations to a company in the newsprint business or if Abitibi reasonably withholds its consent to an assignment of the contract by us. If the early termination provision is triggered, Abitibi would have the option to buy up to 300,000 tons of newsprint from the DeRidder mill over a two-year period. Also, we would be obligated to pay Abitibi $2.5 million upon the closing of such sale.

        Abitibi also has an option to terminate with similar terms in the event they purchase a U.S. newsprint mill and have a government order requiring them to reduce capacity. The provision is essentially a mirror image of the above provision. We would be paid $2.5 million, and we would have an option to cause Abitibi to purchase up to 300,000 tons of Newsprint over a two-year period. If a government entity requires the divestiture to take place in less than two years, the number of months and tons is reduced proportionately.

19. Quarterly Results of Operations (unaudited)

	Boise Paper Products
	2006
	First Quarter(a)	Second Quarter	Third Quarter	Fourth Quarter
		(millions)
Net sales	$542.2	$563.3	$569.1	$547.4
Income from operations	1.6	22.0	42.4	27.9
Net income	0.7	22.5	42.1	27.6
	Boise Paper Products
	2005
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter(a)
		(millions)
Net sales	$547.0	$512.6	$529.8	$539.6
Income (loss) from operations	27.9	31.9	15.2	(1.4)
Net income (loss)	27.2	31.5	14.6	(1.7)

    (a)
    First quarter 2006 and fourth quarter 2005 included a $3.7 million and $5.2 million gain, respectively, for changes in our retiree healthcare programs. See Note 14, Retirement and Benefit Plans, for more information.

Independent Auditors' Report

The Board of Directors
of Boise Cascade Holdings, L.L.C.:

        We have audited the accompanying consolidated balance sheets of Boise Paper Products as of December 31, 2006 and 2005, and the related consolidated statements of income (loss), capital, and cash flows for each of the years ended December 31, 2006 and 2005, and for the period from October 29 (Inception) through December 31, 2004, and for the Predecessor Boise Paper Products the related consolidated statements of income (loss), capital, and cash flows for January 1 through October 28, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Boise Paper Products as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the years ended December 31, 2006 and 2005, and for the period from October 29 (Inception) through December 31, 2004, and for the Predecessor Boise Paper Products the results of their operations and their cash flows for January 1 through October 28, 2004, in conformity with U.S. generally accepted accounting principles.

        As discussed in Note 1 to the financial statements, the Company adopted EITF 04-13, Accounting for Purchases and Sales of Inventory With the Same Counterparty for the year ended December 31, 2006. The Company also adopted FIN No. 47, Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143 in December 2005.

/s/ KPMG LLP
Boise, Idaho August 31, 2007

ANNEX A
Execution Copy

PURCHASE AND SALE AGREEMENT

by and among

BOISE CASCADE, L.L.C.,

BOISE PAPER HOLDINGS, L.L.C.,

BOISE WHITE PAPER, L.L.C.,

BOISE PACKAGING & NEWSPRINT, L.L.C.,

BOISE CASCADE TRANSPORTATION HOLDINGS CORP.,

ALDABRA 2 ACQUISITION CORP.,

and

ALDABRA SUB LLC

SEPTEMBER 7, 2007

A-i

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF SELLER		A-36
5A.	Organization and Corporate Power	A-36
5B.	Authorization; No Breach	A-36
5C.	Litigation	A-36
5D.	Brokerage	A-36
5E.	Ownership of Target Units	A-36
5F.	Accredited Investor.	A-36
ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF BUYER		A-37
6A.	Organization and Corporate Power	A-37
6B.	Buyer Capital Stock.	A-37
6C.	Buyer Equity Interests.	A-37
6D.	Authorization; No Breach	A-38
6E.	Litigation	A-38
6F.	Board Approvals.	A-38
6G.	SEC Filings; Financial Statements.	A-38
6H.	No Undisclosed Liabilities.	A-39
6I.	Trust Fund	A-39
6J.	Brokerage	A-39
6K.	Absence of Certain Developments.	A-39
6L.	Buyer D&O Policy.	A-40
6M.	Compliance with Applicable Laws	A-40
6N.	Buyer Material Contracts	A-40
6O.	Ancillary Agreements; Performance.	A-40
ARTICLE 7 TERMINATION		A-41
7A.	Termination.	A-41
7B.	Effect of Termination	A-42
7C.	Limitation on Remedy.	A-42
ARTICLE 8 ADDITIONAL AGREEMENTS		A-43
8A.	Survival	A-43
8B.	Press Release and Announcements	A-43
8C.	Confidentiality	A-44
8D.	Notification	A-44
8E.	Consents	A-45
8F.	Reasonable Best Efforts	A-46
8G.	Regulatory Act Compliance	A-46
8H.	Further Assurances	A-46
8I.	Tax Matters	A-47
8J.	Employee Benefits Matters.	A-47
8K.	Facility Closings; Employee Layoffs	A-51
8L.	Provision Respecting Representation of Company and Seller	A-51
8M.	Directors' and Officers' Indemnification	A-51
8N.	Expenses	A-52
8O.	Support Obligations	A-52
8P.	Cooperation.	A-53
8Q.	Litigation Support	A-53
8R.	Mutual Non-Solicitation Period.	A-55
8S.	Post-Closing Record Retention and Access	A-56
8T.	Shared Contracts.	A-57

A-ii

8U.	Other Matters.	A-58
8V.	Actions in Connection with the Paper Contribution	A-58
8W.	Conversion Rights	A-59
8X.	Noncompetition.	A-59
ARTICLE 9 MISCELLANEOUS		A-60
9A.	Amendment and Waiver	A-60
9B.	Notices:	A-60
9C.	Assignment	A-61
9D.	Severability	A-62
9E.	No Strict Construction.	A-62
9F.	Captions.	A-62
9G.	Complete Agreement.	A-62
9H.	Seller Disclosure Letter.	A-62
9I.	No Additional Representations; Disclaimer.	A-63
9J.	Counterparts	A-64
9K.	Governing Law.	A-64
9L.	Payments under Agreement.	A-64
9M.	Third-Party Beneficiaries and Obligations.	A-64
9N.	Waiver of Bulk Sales Laws	A-64
9O.	CONSENT TO JURISDICTION.	A-64
9P.	WAIVER OF JURY TRIAL.	A-65
9Q.	Relationship of Parties.	A-65
9R.	Certain Foreign Currency Transactions.	A-65
9S.	Usage.	A-65

A-iii

PURCHASE AND SALE AGREEMENT

        THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of September 7, 2007, by and among Boise Cascade, L.L.C., a Delaware limited liability company ("Seller"), Boise Paper Holdings, L.L.C., a Delaware limited liability company (the "Company"), Boise Packaging & Newsprint, L.L.C., a Delaware limited liability company ("Boise P&N"), Boise White Paper, L.L.C., a Delaware limited liability company ("Boise White Paper"), Boise Cascade Transportation Holdings Corp., a Delaware corporation ("Boise Transportation"), Aldabra 2 Acquisition Corp., a Delaware corporation ("Buyer"), and Aldabra Sub LLC, a Delaware limited liability company agreement and a wholly owned subsidiary of Buyer ("Buyer Sub").

        WHEREAS, the members of the Paper Group and their respective Subsidiaries own, license and lease certain assets used in the operation of the Business.

        WHEREAS, (i) as of the date hereof, Seller owns (a) 1,000 Common Units of Boise P&N (the "Boise P&N Units"), such Boise P&N Units being all of the issued and outstanding equity interests of Boise P&N, (b) 1,000 Common Units of Boise White Paper (the "Boise White Paper Units"), such Boise White Paper Units being all of the issued and outstanding equity interests of Boise White Paper and (c) 1,000 shares of Common Stock of Boise Transportation (the "Boise Transportation Stock" and, together with the Boise P&N Units and the Boise White Paper Units, the "Paper Units")), such Boise Transportation Stock being all of the issued and outstanding equity interests of Boise Transportation, (ii) as of the date hereof, Forest Products Holdings, L.L.C., a Delaware limited liability company and Seller's parent company ("FPH") owns 1,000 Common Units of the Company (the "Target Units"), such Target Units being all of the issued and outstanding equity interests of the Company, and (iii) as of immediately following the consummation of the Paper Unit Contribution (as defined below) and prior to the consummation of the Purchase and Sale Transaction (as defined below), Seller will own 100% of the Target Units and the Company will own 100% of the Paper Units.

        WHEREAS, the board of directors of Seller has approved this Agreement and the transactions contemplated hereby (including the Purchase and Sale Transaction (as defined below)) upon the terms and conditions set forth in this Agreement and in accordance with the Delaware Limited Liability Company Act (the "Delaware LLC Act").

        WHEREAS, the board of directors of Buyer, and Buyer in its capacity as sole equityholder of Buyer Sub, has approved this Agreement and the transactions contemplated hereby (including the Purchase and Sale Transaction (as defined below)) upon the terms and conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the "Delaware Corporation Law") and the Delaware LLC Act (as applicable).

        WHEREAS, Buyer, Buyer Sub and Seller desire to enter into this Agreement providing for the purchase and sale of the Target Units from Seller to Buyer Sub.

        NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants herein contained, and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE 1
CONTRIBUTION; PURCHASE AND SALE

        1A.    Paper Unit Contribution.    Immediately prior to the Purchase and Sale Transaction, and upon the terms and conditions set forth in this Agreement, (x) Seller shall cause FPH to contribute, assign and transfer (on "an as-is, where-is" basis, without consideration) to Seller (the "Target Unit Contribution") all of the Target Units, with the effect that as of immediately prior to the transactions contemplated by clause (y) hereof, Seller will own 100% of the Target Units, (y) after giving effect to the transaction contemplated by clause (x) hereof, Seller shall contribute, assign and transfer to the

Company (the "Paper Unit Contribution") all of the Paper Units, with the effect that as of immediately prior to the Closing, the Company will own 100% of the Paper Units and Seller will own 100% of the Target Units and (z) concurrently with the consummation of the Paper Unit Contribution, Seller and certain of its Affiliates shall contribute, assign and transfer to one or more members of the Paper Group and/or one or more of their respective Subsidiaries, and one or more members of the Paper Group and/or one or more of their respective Subsidiaries shall assume, certain assets and liabilities of Seller and/or certain of its other Affiliates related to the operation of Business, in each case as set forth in the Contribution Agreement attached hereto as Exhibit A (as amended, restated, modified or supplemented from time to time, including as amended pursuant to Section 8P hereof, the "Paper Contribution Agreement") by and among the Company, Seller and the other Persons identified therein as parties thereto. Pursuant to the Paper Contribution, not later than the Adjustment Calculation Time, Seller shall contribute, or cause to be contributed, to the Paper Group and/or one more of their respective Subsidiaries cash and cash equivalents, which, together with cash and cash equivalents of the Paper Group and its Subsidiaries as of immediately prior to such contribution, causes the aggregate amount of cash and cash equivalents of the Paper Group and its Subsidiaries as of the Adjustment Calculation Time to be not less than $38,000,000 (such contribution of cash and/or cash equivalents, the "Cash Contribution").

        1B.    Closing Payments.    On the terms and subject to the conditions set forth in this Agreement, at the Closing and upon payment of the Estimated Closing Purchase Price by Buyer Sub in accordance with Section 1C hereof, Buyer Sub shall purchase (and Buyer shall cause Buyer Sub to purchase) and accept from Seller, and Seller shall sell to Buyer Sub, all of the Target Units (the "Purchase and Sale Transaction").

        1C.    Payment of Estimated Closing Purchase Price.    At the Closing, Buyer Sub shall pay (and Buyer shall cause Buyer Sub to pay) to Seller, the Estimated Closing Purchase Price by delivering to Seller (i) an aggregate amount in cash equal to the Cash Portion, by wire transfer of immediately available funds from Buyer Sub to an account designated by Seller at least one (1) Business Day prior to the Closing Date and (ii) a number of shares of Buyer Common Stock equal to the quotient determined by dividing (1) the Equity Value Amount by (2) the Average Trading Price, with such shares to be registered in Seller's and/or its designee(s)'s name.

        1D.    The Closing.    On and subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Target Units at the Closing in exchange for the Estimated Closing Purchase Price (the "Closing") shall occur at the offices of Kirkland & Ellis LLP, 200 East Randolph Drive, Chicago, Illinois 60601, at 9:00 a.m. local time on the second Business Day following satisfaction or waiver of each of the conditions to Closing specified in Article 2 hereof (or, at Seller's election, on the first Business Day of the calendar month immediately following satisfaction or waiver of each of the conditions to Closing specified in Article 2 hereof), other than conditions to Closing which by their terms require performance at the Closing (but subject to the satisfaction or waiver of such conditions at the Closing). The date and time of the Closing are herein referred to as the "Closing Date." At the Closing, Buyer Sub shall deliver (and Buyer shall cause Buyer Sub to deliver) to Seller the Estimated Closing Purchase Price in accordance with Section 1C and Seller shall, or cause one of its Subsidiaries to, deliver the certificate or certificates (if any) representing the Target Units owned directly or indirectly by Seller to Buyer Sub, duly endorsed in blank or otherwise together with a transfer power executed in favor of Buyer Sub. On the Business Day immediately prior to the Closing Date, Buyer, Buyer Sub and Seller shall conduct a pre-Closing at the same location as the Closing, commencing at 9:00 a.m. local time, at which each party shall present for review by the other parties copies in execution form of all documents required to be delivered by such party at or in connection with the Closing. Each party will, and will cause its Affiliates to, at the Closing execute and deliver the agreements, documents, certificates and other deliveries (including the Ancillary Agreements) required by such party and/or such affiliates of such party to be executed and/or delivered at the Closing or for which such execution and/or delivery is a condition to another party's obligations to consummate the Closing.

        1E.    Purchase Price Adjustment.

            (i)  Within ninety (90) days following the Closing Date, (a) Seller shall prepare and deliver to Buyer an unaudited combined balance sheet of the white paper and packaging & newsprint businesses of Seller and its Subsidiaries and the cash and cash equivalents of the Paper Group and its Subsidiaries, in each case as of the Adjustment Calculation Time (the "Company Closing Balance Sheet") and a statement (the "Company Closing Statement") setting forth Seller's calculation of Company Closing Cash Amount and Company Closing Net Working Capital (in each case, as derived from the Company Closing Balance Sheet) and (b) Buyer shall prepare and deliver to Seller an unaudited consolidated balance sheet of Buyer and its Subsidiaries as of the Adjustment Calculation Time (the "Buyer Closing Balance Sheet") and a statement (the "Buyer Closing Statement") setting forth Buyer's calculation of the Buyer Closing Net Working Capital (as derived from the Buyer Closing Balance Sheet). The Company Closing Balance Sheet shall be prepared on a combined basis for the white paper and packaging & newsprint businesses of Seller and its Subsidiaries in accordance with SAAP applied on a basis consistent with the methodologies, practices, estimation techniques, assumptions and principles used in the preparation of the Latest Balance Sheet (except as otherwise provided in the definition of Company Closing Net Working Capital and without regard to any purchase accounting adjustments arising out of the transactions contemplated hereby) and the calculation of Company Closing Net Working Capital will be made in accordance with the definition thereof. Notwithstanding anything herein to the contrary, Company Closing Cash Amount shall be calculated in accordance with the definition thereof on the basis of bank account information for the Paper Group and its Subsidiaries. The Buyer Closing Balance Sheet shall be prepared on a consolidated basis for Buyer and its Subsidiaries in accordance with GAAP applied on a basis consistent with the methodologies, practices, estimation techniques, assumptions and principles used in the preparation of the financial statements included in the Buyer SEC Reports related to the fiscal quarter ended June 30, 2007 (except as otherwise provided in the definition of Buyer Closing Net Working Capital and without regard to any purchase accounting adjustments arising out of the transactions contemplated hereby) and the calculation of Buyer Closing Net Working Capital shall be calculated in accordance with the definition thereof. During the preparation of the Company Closing Balance Sheet and the Company Closing Statement and the period of any dispute with respect thereto (including with respect to the calculation of the Company Closing Net Working Capital and Company Closing Cash Amount) and/or the Buyer Closing Balance Sheet and/or the Buyer Closing Statement (including with respect to the calculation of the Buyer Closing Net Working Capital set forth thereon), Buyer and Buyer Sub shall (A) provide Seller and its representatives with reasonable access during normal business hours to the books, records (including work papers, schedules, memoranda and other documents), facilities and employees of Buyer, Buyer Sub, the Company, their respective Subsidiaries and the Business for such purpose, and, without limiting the generality of the foregoing, make reasonably available its employees of any of the foregoing (including employees who are knowledgeable with respect to the matters to be set forth in the Company Closing Balance Sheet, Buyer Closing Balance Sheet, the Company Closing Statement, the Buyer Closing Statement and/or any of the calculations set forth on any of the foregoing and employees who were involved in the preparation of the materials described in clause (B) below) to provide explanations with respect to the materials described in clause (B) below and to assist in the review of the foregoing and any Notice of Disagreement, and otherwise in connection with the matters contemplated by this Section 1E (including any dispute relating to the Company Closing Balance Sheet, the Buyer Closing Balance Sheet, the Company Closing Statement, the Buyer Closing Statement and/or any of the calculations set forth on any of the foregoing) and (B) provide Seller and its representatives as promptly as practicable following the Closing Date (but in no event later than thirty (30) days after the Closing Date) with normal year-end closing financial information for the white paper and packaging & newsprint businesses of Seller and its Subsidiaries for the period ending as of the Adjustment Calculation Time. Each of Buyer and its post-Closing Subsidiaries, on the one hand, and Seller, on the other hand, shall cooperate fully with the other and its representatives in connection with the preparation and/or review of the Company Closing Balance Sheet, Buyer Closing Balance Sheet, the Company Closing Statement, the Buyer Closing Statement and the calculations set forth on the foregoing statements and documents, including the provision on a timely basis of all other information necessary or useful in connection with any party's review of any of the foregoing and/or the review of any Notice of Disagreement.

           (ii)  During the twenty (20) days immediately following the expiration of the ninety (90) day period specified in Section 1E(i) above, Seller and Buyer shall each be permitted to review the working papers of the other party with respect to the preparation of the Company Closing Balance Sheet, the Company Closing Statement, the Buyer Closing Balance Sheet and the Buyer Closing Statement; provided that any such party's access to and review of any working papers of the other party's independent public accountants under this Section 1E shall be subject to the execution and delivery by the reviewing party of a customary hold harmless letter in favor of the providing party's independent public accountants, if required by such accountants. The Company Closing Balance Sheet, Buyer Closing Balance Sheet, the Company Closing Statement and the Buyer Closing Statement and the resulting calculation of the Closing Purchase Price therefrom shall become final and binding upon the parties upon expiration of such twenty (20) day period unless Seller or Buyer (or both) provides written notice of its disagreement (each, a "Notice of Disagreement") to the other prior to such date. Any Notice of Disagreement shall (x) specify in reasonable detail the nature and amount of any disagreement so asserted, and (y) only include disagreements based on mathematical errors or based on the Company Closing Balance Sheet, Buyer Closing Balance Sheet, the Buyer Closing Statement and/or the Company Closing Statement not being prepared and/or the calculations of Company Closing Net Working Capital, Company Closing Cash Amount and Buyer Closing Net Working Capital reflected and/or derived therefrom not be calculated in accordance with this Agreement. If a timely Notice of Disagreement is received by any of Seller and/or Buyer, as applicable, then the Company Closing Balance Sheet, the Buyer Closing Balance Sheet, the Company Closing Statement and the Buyer Closing Statement, the calculations of Company Closing Net Working Capital, Company Closing Cash Amount and Buyer Closing Net Working Capital reflected and/or derived therefrom and the resulting calculation of Closing Purchase Price (as revised in accordance with clause (1) or (2) below) shall become final and binding upon the parties on the earlier of (1) the date Buyer and Seller resolve in writing any and all differences they have with respect to any and all matters specified in any and all Notice of Disagreements and (2) the date any and all matters properly in dispute are finally resolved in writing by the Accounting Firm. During the thirty (30) days immediately following the expiration of the twenty (20) day period specified in the first sentence of this Section 1E(ii), Buyer and Seller shall seek in good faith to resolve in writing any differences which they may have with respect to any matter specified in such Notice of Disagreement, and all such discussions related thereto shall (unless otherwise agreed by Buyer and Seller in writing) be governed by Rule 408 of the Federal Rules of Evidence and any applicable similar state rule.

          (iii)  At the end of such thirty (30) day period specified in Section 1E(ii), Buyer and Seller shall submit to Ernst & Young LLP or, if they cannot or will not serve, such other independent accounting firm as may be mutually agreed to by Buyer and Seller (the "Accounting Firm") for review and resolution of any and all matters (but only such matters) which remain in dispute and which were properly included in any Notice of Disagreement. Buyer and Seller shall instruct the Accounting Firm to, and the Accounting Firm shall, make a final determination of the items included in the Company Closing Balance Sheet, the Buyer Closing Balance Sheet, the Company Closing Statement and the Buyer Closing Statement (to the extent such amounts are in dispute) in accordance with the guidelines and procedures set forth in this Agreement. Buyer and Seller shall cooperate with the Accounting Firm during the term of its engagement. Buyer and Seller shall instruct the Accounting Firm not to, and the Accounting Firm shall not, assign a value to any item in dispute greater than the greatest value for such item assigned by Buyer, on the one hand, or Seller, on the other hand, or less than the smallest value for such item assigned by the Buyer, on the one hand, or Seller, on the other hand. The Buyer and Seller shall also instruct the Accounting Firm to, and the Accounting Firm shall, make its determination based solely on presentations by the Buyer and Seller which are in accordance with the guidelines and procedures set forth in this Agreement (i.e., not on the basis of an independent review). The Company Closing Balance Sheet, the Buyer Closing Balance Sheet, the Company Closing Statement and the Buyer Closing Statement, and the resulting calculation of Closing Purchase Price shall become final and binding on the parties hereto on the date the Accounting Firm delivers its final resolution in writing to Buyer and Seller (which final resolution shall be requested by the parties to be delivered not more than forty-five (45) days following submission of such disputed matters). The fees and expenses of the Accounting Firm pursuant to this Section 1E(iii) shall be borne equally by Seller and Buyer.

          (iv)  If the Estimated Closing Purchase Price is less than the Closing Purchase Price as finally determined under this Section 1E (such shortfall, the "Adjustment Amount"), Buyer shall, within five (5) Business Days after the Closing Purchase Price becomes final and binding on the parties under this Section 1E, make payment to Seller of the Adjustment Amount by delivering to Seller (or causing Buyer Sub to deliver to Seller), at no cost or expense, a number of shares of Buyer Common Stock equal to the quotient determined by dividing (1) an amount equal to the Adjustment Amount by (2) the Average Trading Price, such shares to be registered in Seller's and/or its designee(s)'s name. If the Estimated Closing Purchase Price is greater than the Closing Purchase Price as finally determined under this Section 1E (such excess, the "Excess Amount"), Seller shall, within five (5) Business Days after the Closing Purchase Price becomes final and binding on the parties under this Section 1E, make payment to Buyer of the Excess Amount by delivering to Buyer for cancellation certificates for a number of shares of Buyer Common Stock which, when multiplied by the Average Trading Price equals the Excess Amount.

           (v)  Buyer agrees that following the Closing it will not take any, or permit any of its Subsidiaries to take any, actions with respect to the accounting books, records, policies and procedures of Buyer and its Subsidiaries (including any member of the Paper Group or any of its Subsidiaries) that is intended to obstruct or prevent the preparation of the Company Closing Statement as provided in this Section 1E. The parties agree that, from and after the Closing, the provisions of this Section 1E and the arbitration provisions contemplated hereby shall be the exclusive remedy and exclusive forum of the parties with respect to the matters that are or that may be addressed through the working capital adjustment contemplated hereby.

        1F.    Adjustment to Buyer Common Stock Deliverable to Seller.

            (i)  Notwithstanding any provision herein to the contrary, if any payment by Buyer and/or Buyer Sub to Seller under this Agreement consisting of shares of Buyer Common Stock (e.g., Section 1C(ii) and Section 1E(iv)) would result in Seller and its Affiliates (at the time of any such contemplated payment and calculated assuming the repurchase and cancellation by Buyer of all shares of Post-Closing Buyer Common for which Conversion Rights have been exercised) collectively holding more than 49.00% of the Post-Closing Buyer Common, then (A) in lieu of delivering to Seller the portion of any such payment consisting of the aggregate number of shares of Buyer Common Stock which would result in Seller and its Affiliates (at the time of any such contemplated payment and calculated assuming the repurchase and cancellation by Buyer of all shares of Post-Closing Buyer Common for which Conversion Rights have been exercised) collectively holding more than 49.00% of Post-Closing Buyer Common (such number of shares of Buyer Common Stock that would cause Buyer to hold more than 49.00% of the Buyer Post-Closing Common, as determined by Seller in good faith, the "Cash Pay Shares"), but without limiting any other payment due to Seller, Buyer shall, within 5 Business Days following the date on which any such payment consisting of Cash Pay Shares is otherwise required to be made hereunder, at its election, either (1) pay to Seller an amount in cash equal to the product of (x) the aggregate number of Cash Pay Shares and (y) the Average Trading Price (such product, the "Alternative Payment Amount") or (2) deliver to Seller an Acceptable Note in an aggregate principal amount equal to the Alternative Payment Amount, and (B) Buyer shall deliver to Seller as and when due the remaining portion of any such payment consisting of the aggregate number of shares of Buyer Common Stock which are not converted into the right to receive the cash payment contemplated by the foregoing clause (A) of this Section 1F(i) (e.g., other than the Cash Pay Shares). To the extent not paid in cash or delivery of the Acceptable Note within such five (5) Business Day period, interest shall accrue on the Alternative Payment Amount at a rate per annum equal to the Acceptable Note Rate until such Alternative Payment Amount, together with such accrued but unpaid interest, is paid in full to Seller in accordance with the immediately foregoing sentence and, if paid in cash, shall be paid together with such accrued but unpaid interest and, if paid by delivery of the Acceptable Note, the "Alternative Payment Amount" for purposes of determining the principal amount of such Acceptable Note shall be increased by the accrued but unpaid interest on such Alternative Payment Amount. For purposes of this Agreement, "Post-Closing Buyer Common" means the aggregate number of issued and outstanding shares of Buyer Common Stock as of immediately after the Closing (taking into account the shares of Buyer Common Stock issued to Seller under this Agreement at the Closing (as the same may be adjusted pursuant to this Section 1F), but (x) excluding any and all shares of Buyer Common Stock issued upon exercise of the Buyer Warrants and any and all shares of Buyer Common Stock issued to any officers or employees of Buyer and/or any of its post-Closing Affiliates and (y) calculated assuming the repurchase and cancellation by Buyer of all shares of Post-Closing Buyer Common for which Conversion Rights have been exercised).

           (ii)  When used herein, an "Acceptable Note" means a transferable unsecured promissory note issued by Buyer and each of its Domestic Subsidiaries to Seller reflecting Buyer's and such Domestic Subsidiaries' joint and several obligation to pay the Alternative Payment Amount to Seller, together with interest thereon, and including the following terms and conditions: (A) Seller's rights to receive amounts pursuant to the Acceptable Note shall be contractually subordinated only to the principal and interest repayment obligations of Buyer and Buyer Sub with respect to the aggregate amount of debt financing raised at Closing, without any refinancing thereof, and such subordination provisions shall be in form and substance reasonably satisfactory to Seller; (B) Buyer and its Domestic Subsidiaries shall be entitled to prepay the Acceptable Note in whole or in part in cash at any time without penalty; (C) interest shall accrue on unpaid balances under the Acceptable Note at a rate per annum (the "Acceptable Note Rate") that is 200 basis points higher (and a default rate of interest that is 400 basis points higher) than the highest interest rate payable by Buyer and its Subsidiaries with respect to the debt financing raised by Buyer and its Domestic Subsidiaries at Closing in connection with the Closing and shall be paid quarterly in cash (and, to the extent not so paid in cash in any quarter, will accrue and compound); (D) all principal and other obligations outstanding under any such Acceptable Note shall become immediately due and payable upon the earliest to occur of (1) 181 days after the scheduled maturity of the latest maturity date of the debt financing raised by Buyer and its Subsidiaries at Closing, (2) upon any change-of-control (to be defined as mutually agreed) of Buyer or Buyer Sub, (3) upon any refinancing of the debt financing outstanding as of immediately after the Closing and (4) upon other customary repayment events and events of default (including cross-defaults under the Debt Financing agreements); and (E) other terms and provisions in form and substance reasonably satisfactory to Buyer and Seller.

          (iii)  Promptly after Buyer and/or Buyer Sub have received Debt Commitment Letters executed by the counterparties thereto or have otherwise received the debt financing for the transactions contemplated hereby, at the request of either Buyer or Seller, the parties shall work together in good faith to develop a form of Acceptable Note that is consistent with this Section 8F and otherwise reasonably satisfactory to each of them. Buyer and Buyer Sub shall be jointly and severally responsible for Buyer's payment obligations under this Section 1F.

ARTICLE 2
CONDITIONS TO CLOSING

        2A.    Conditions to All Parties' Obligations.    The obligation of each of the parties hereto to consummate the Closing is subject to the satisfaction, or waiver by the applicable parties in accordance with the terms hereof, of the following conditions as of immediately prior to the Closing:

            (i)  No injunction or order of any court or administrative agency of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the consummation of the purchase and sale of the Target Units to Buyer or Buyer Sub;

           (ii)  All waiting period requirements shall have expired or been terminated under the HSR Act (the "HSR Approval");

          (iii)  Buyer Shareholder Approval (as defined in Section 3G(ii)) shall have been duly obtained from the stockholders of Buyer by the requisite vote under the laws of the State of Delaware (if any) and the Buyer Charter Documents, the Buyer Post-Closing Directors shall have been duly elected in accordance with applicable law and the Buyer Charter Documents, the Buyer Closing Certificate of Incorporation shall have been duly filed with the Secretary of State for the State of Delaware and become effective under the laws of the State of Delaware and not have been amended, modified or repealed and there shall have been no amendment, modification or waiver of the Buyer Post-Closing Bylaws or the Buyer Post-Closing Certificate of Incorporation;

          (iv)  The time period for the valid exercise of Conversion Rights (as determined in accordance with the Buyer Charter Documents) shall have terminated and, as of such time, holders of less than forty percent (40%) of the shares of Buyer Common Stock issued in Buyer's IPO and outstanding immediately prior to the Closing shall have validly exercised their Conversion Rights;

           (v)  All notices required to be given prior to the Closing set forth on Section 2A(v) of the Seller Disclosure Letter to, and all consents, approvals, authorizations and waivers set forth on Section 2A(v) of the Seller Disclosure Letter required to be obtained prior to the Closing from, any third party or Governmental Entity shall have been given or obtained, as the case may be;

          (vi)  Buyer and/or Buyer Sub shall have received debt financing on terms satisfactory to Buyer and Seller (with it being understood and agreed that any debt financing on terms not less favorable to Buyer and Buyer Sub than those set forth in any Debt Commitment Letters shall be satisfactory to Buyer and Seller for purposes of this Section 2A(vi)) and such debt financing shall include sufficient capacity to ensure that the Support Obligations of Seller in respect of the Business may be substituted by Buyer at or promptly after Closing and allow for Buyer and its Domestic Subsidiaries to issue an Acceptable Note to Seller (if applicable), and Buyer and Buyer Sub shall have received the proceeds of such debt financing in an amount of not less than $946,000,000; and

         (vii)  This Agreement shall not have been terminated in accordance with Section 7A.

        Any condition specified in this Section 2A may be waived prior to Closing only by a written instrument signed by Seller and Buyer.

        2B.    Conditions to Buyer's and Buyer Sub's Obligations.    The obligation of Buyer and Buyer Sub to consummate the Closing is subject to the satisfaction, or waiver by Buyer, of each of the following additional conditions as of immediately prior to the Closing:

            (i)  Each of the representations and warranties of the Company, the Paper Companies and Seller contained in Article 4 and Article 5 of this Agreement (a) that is qualified as to or by

  Company Material Adverse Effect shall be true and correct as of the Closing Date as if made anew as of such date (except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date)), except to the extent caused by transactions pursuant to the terms of this Agreement, and (b) that is not qualified as to or by Company Material Adverse Effect shall be true and correct as of the Closing Date as if made anew as of such date (except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date)), except to the extent caused by transactions pursuant to the terms of this Agreement and except for failure of any representation or warranty referred to in this clause (b) to be true and correct as does not and would not reasonably be expected to have a Company Material Adverse Effect; provided that, notwithstanding the foregoing, the condition in this Section 2B(i) shall be satisfied only if the representations and warranties in Section 4B, Section 4C(i) and the third, fourth and fifth sentences of Section 4C(ii) of this Agreement are true and correct in all respects as of the Closing Date (subject to the qualifications and limitations set forth therein);

           (ii)  Each of the covenants and agreements of Seller, the Company and the Paper Companies to be performed as of or prior to the Closing (including consummation of the Target Unit Contribution and the Paper Unit Contribution pursuant to Section 1A) shall have been performed in all material respects, except to the extent caused by transactions pursuant to the terms of this Agreement;

          (iii)  Seller shall have delivered to Buyer and Buyer Sub a certificate in the form of Exhibit B attached hereto dated as of the Closing Date and signed by a senior executive officer of Seller on behalf of Seller confirming the foregoing matters in Section 2B(i) and Section 2B(ii) ;

          (iv)  All guarantee and payment obligations to which any member of the Paper Group and its Subsidiaries is subject in respect of indebtedness (excluding, for the avoidance of doubt, any indebtedness or other obligations of a nature described in clause (ii)(d) of the definition of Company Net Working Capital) outstanding under the notes governed by the Indenture shall have been released in accordance with the terms of the Indenture, all guarantee and payment obligations to which any member of the Paper Group and its Subsidiaries is subject in respect of indebtedness (excluding, for the avoidance of doubt, any indebtedness or other obligations of a nature described in clause (ii)(d) of the definition of Company Net Working Capital) outstanding under the Senior Credit Facility shall be released, in each case effective as of the Closing, and all Liens on the Target Units, Paper Units and the assets of the members of the Paper Group and their respective Subsidiaries arising by reason of the Senior Credit Facility and the Security Agreement shall have been released effective as of the Closing;

           (v)  An Outsourcing Agreement (the "Outsourcing Agreement") on terms substantially consistent with the Outsourcing Agreement Term Sheet attached hereto as Exhibit C attached hereto and otherwise in form and substance reasonably satisfactory to Seller and Buyer and shall have been executed by Seller and delivered to Buyer;

          (vi)  Seller shall have delivered evidence reasonably satisfactory to Buyer that the Company Closing Cash Amount is not less than $38,000,000;

         (vii)  The Railcar Supply and Utilization Agreement in substantially the form of Exhibit D attached hereto and, if applicable, as subsequently amended in accordance with Section 8P hereof (the "Railcar Agreement") shall have been executed by Boise Building Solutions Manufacturing, L.L.C. and delivered to Buyer;

        (viii)  The applicable HQ Lease Arrangements (as defined in Section 3K hereof) shall have been executed by each of the parties thereto (other than Buyer and/or any of its post-Closing Subsidiaries) and delivered to Buyer;

          (ix)  The Timber Procurement and Management Agreement in substantially the form of Exhibit E attached hereto and, if applicable, as subsequently amended in accordance with Section 8P hereof (the "Timber Procurement Agreement") shall have been executed by Louisiana Timber Procurement Company, L.L.C. and Boise Building Solutions Manufacturing, L.L.C. and delivered to Buyer;

           (x)  The Intellectual Property License Agreement in substantially the form of Exhibit F attached hereto (the "IP License Agreement") shall have been executed by Seller and each of Seller's post-Closing Affiliates identified therein as parties thereto and delivered to Buyer;

          (xi)  The Operating Agreement of Louisiana Timber Procurement Company, L.L.C. in substantially the form of Exhibit G attached hereto and, if applicable, as subsequently amended in accordance with Section 8P hereof (the "LTPC Operating Agreement") shall have been executed by Louisiana Timber Procurement Company, L.L.C. and delivered to Buyer;

         (xii)  The Investor Rights Agreement in substantially the form of Exhibit H attached hereto (the "Investor Rights Agreement") shall have been executed by Seller and delivered to Buyer and each of the Aldabra Shareholders (as defined in the Investor Rights Agreement);

        (xiii)  The Wood Residuals Purchase and Sale Agreement (Inland Region) in substantially the form of Exhibit I attached hereto (the "Wood Residuals Inland Agreement") shall have been executed by Boise Building Solutions Manufacturing, L.L.C. and delivered to Buyer;

        (xiv)  The Softwood Chip Purchase and Sale Agreement (Westside) in substantially the form of Exhibit J attached hereto (the "Softwood Chip Agreement") shall have been executed by Boise Building Solutions Manufacturing, L.L.C. and delivered to Buyer;

         (xv)  The Wood Residuals Purchase and Sale Agreement (Louisiana) in substantially the form of Exhibit K attached hereto (the "Wood Residuals Louisiana Agreement") shall have been executed by Boise Building Solutions Manufacturing, L.L.C. and delivered to Buyer;

        (xvi)  The Irregular Route Motor Carrier Transportation Contract Master Agreement—Short Form in substantially the form of Exhibit L attached hereto and, if applicable, as subsequently amended in accordance with Section 8P hereof (the "Trucking Services Agreement") shall have been executed by Seller and each of Seller's post-Closing Affiliates identified therein as parties thereto and delivered to Buyer;

       (xvii)  The Employee Leasing Agreement and, if applicable, as subsequently amended in accordance with Section 8P hereof shall have been executed by Boise Building Solutions Manufacturing, L.L.C. and delivered to Buyer;

      (xviii)  Seller shall have delivered to Buyer and Buyer Sub certified copies of the resolutions or consents of (i) board of managers/directors of Seller and each member of the Paper Group approving the Purchase and Sale Transaction, this Agreement and the Ancillary Agreements and (ii) Seller, in its capacity as the Company's sole equityholder, approving the Purchase and Sale Transaction and this Agreement; and

        (xix)  Seller shall have delivered to Buyer a duly completed and executed certification of non-foreign status pursuant to Treasury Regulation Section 1.1445-2(b)(2); provided, however, that such certificate may be executed by Seller's parent, Boise Cascade Holdings, L.L.C.

        Any condition specified in this Section 2B may be waived prior to Closing only by a written instrument signed by Buyer.

        2C.    Conditions to the Company's, the Paper Companies' and Seller's Obligations.    The obligation of the Company, each of the Paper Companies and Seller to consummate the Closing is subject to the satisfaction of each of the following additional conditions as of immediately prior to the Closing:

            (i)  Each of the representations and warranties of Buyer and Buyer Sub contained in Article 6 of this Agreement (a) that is qualified as to or by Buyer Material Adverse Effect shall be true and correct as of the Closing Date as if made anew as of such date (except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date)), except to the extent caused by transactions pursuant to the terms of this Agreement, and (b) that is not qualified as to or by Buyer Material Adverse Effect shall be true and correct as of the Closing Date as if made anew as of such date (except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date)), except to the extent caused by transactions pursuant to the terms of this Agreement and except for failure of any representation or warranty referred to in this clause (b) to be true and correct as does not and would not reasonably be expected to have a Buyer Material Adverse Effect; provided that, notwithstanding the foregoing, the condition in this Section 2C(i) shall be satisfied only if the representations and warranties in Sections 6B and 6C of this Agreement are true and correct in all respects;

           (ii)  Each of the covenants and agreements of Buyer and Buyer Sub to be performed as of or prior to the Closing shall have been performed in all material respects, except to the extent caused by transactions pursuant to the terms of this Agreement;

          (iii)  Buyer shall have delivered to Seller a certificate in the form of Exhibit M attached hereto dated the Closing Date and signed by a senior executive officer of Buyer on behalf of Buyer confirming the foregoing matters in Section 2C(i) and Section 2C(ii);

          (iv)  An Outsourcing Agreement on terms substantially consistent with the Outsourcing Agreement Term Sheet attached hereto as Exhibit C attached hereto and otherwise in form and substance reasonably satisfactory to Seller and Buyer and shall have been executed by Buyer and delivered to Seller;

           (v)  The Employee Leasing Agreement shall have been executed by Boise P&N and Louisiana Timber Procurement Company, L.L.C. and delivered to Seller;

          (vi)  The Railcar Agreement shall have been executed by Minnesota, Dakota and Western Railway Company and delivered to Seller;

         (vii)  The applicable HQ Lease Arrangements (as defined in Section 3K hereof) shall have been executed by each of the parties thereto (other than Seller and/or any of its post-Closing Subsidiaries) and delivered to Seller;

        (viii)  The Timber Procurement Agreement shall have been executed by Louisiana Timber Procurement Company, L.L.C. and Boise P&N and delivered to Seller;

          (ix)  The IP License Agreement shall have been executed by Buyer and each of its post-Closing Affiliates identified therein as parties thereto (as applicable) and delivered to Seller;

           (x)  The LTPC Operating Agreement shall have been executed by Louisiana Timber Procurement Company, L.L.C. and Boise P&N and delivered to Seller;

          (xi)  The Investor Rights Agreement shall have been executed Buyer and each of its post-Closing Affiliates identified therein as parties thereto (as applicable) and delivered to Seller;

         (xii)  The Wood Residuals Inland Agreement shall have been executed by Boise White Paper and delivered to Seller;

        (xiii)  The Softwood Chip Agreement shall have been executed by Boise White Paper and delivered to Seller;

        (xiv)  The Wood Residuals Louisiana Agreement shall have been executed by Boise P&N and delivered to Seller;

         (xv)  The Trucking Services Agreement shall have been executed by Buyer and each of its post-Closing Affiliates identified therein as parties hereto (as applicable) and delivered to Seller;

        (xvi)  Buyer and Buyer Sub shall have delivered to Seller certified copies of the resolutions or consents of the board of directors of Buyer, the stockholders of Buyer and Buyer, in its capacity as Buyer Sub's sole equityholder, respectively, approving the Purchase and Sale Transaction and this Agreement and the transactions contemplated hereby;

       (xvii)  Buyer shall have made appropriate arrangements with Continental Stock Transfer & Trust Company ("Continental") to have the Trust Fund disbursed to Buyer immediately prior to the Closing, all of such cash released from the Trust Fund shall be available to Buyer and Buyer Sub for payment of the Estimated Closing Purchase Price and the payment of fees and expenses related to the transactions contemplated hereby (which expenses shall not include, for the avoidance of doubt, any amount to be paid to holders of Buyer Common Stock that have exercised their Conversion Rights) and the Deferred Discount to the Underwriters, and there shall be no material action or proceeding pending or threatened with respect to or against the Trust Fund other than claims by holders of Buyer Common Stock solely arising from the exercise of Conversion Rights;

      (xviii)  Each of the agreements set forth on Section 2C(xviii) of the Seller Disclosure Letter shall have been terminated without any further liability to or obligation on the part of Buyer and/or any of its Subsidiaries.

        (xix)  The Buyer Closing Certificate of Incorporation shall have been filed with the Secretary of State for the Delaware, shall have become effective under the laws of the State of Delaware and shall not have been amended, modified or repealed and the Buyer Post-Closing Directors shall be the directors of Buyer;

         (xx)  The Buyer Common Stock will be quoted or listed for trading on either the NYSE or the Nasdaq (as mutually agreed by Buyer and Seller), there will be no action or proceeding pending or threatened against Buyer to prohibit or terminate the listing of Buyer Common Stock on such mutually selected exchange and such mutually selected exchange shall not have required, as a condition to such listing, any material amendment to the Investor Rights Agreement relative to the terms set forth in Exhibit H attached hereto or the Buyer Post-Closing Certificate of Incorporation relative to the terms set forth in Exhibit O attached hereto; and

        (xxi)  The Cash Portion to be delivered to Seller at the Closing under Section 1C(i) shall not be less than an amount equal to (x) $1,312,000,000, plus (y) the aggregate Debt Financing Fee Amount which is paid directly by Seller (e.g., as opposed to by reduction from the Cash Portion and remittance by Buyer) to lenders and/or agents providing the debt financing to Buyer and/or Buyer Sub in connection with the Purchase and Sale Transaction, minus (z) the Shared Expense Amount.

        Any condition specified in this Section 2C may be waived prior to Closing only by a written instrument signed Seller.

        2D.    Waiver of Condition.    All conditions to the Closing shall be deemed to have been satisfied or waived from and after the Closing.

ARTICLE 3
CERTAIN COVENANTS

        3A.    Access.    During the period from the date of this Agreement to the earlier of the Closing and the date that this Agreement is terminated in accordance with its terms, (x) Buyer and Buyer Sub shall grant or cause to be granted to Seller and the members of the Paper Group and their authorized representatives reasonable access, during normal business hours and upon reasonable notice, to the personnel, properties, books and records of Buyer and its Subsidiaries to the extent reasonably necessary in connection with the transactions contemplated hereby and (y) Seller and the members of the Paper Group shall grant or caused to be granted to Buyer and Buyer Sub and their authorized representatives reasonable access, during normal business hours and upon reasonable notice, to the personnel, properties, books and records of Seller and its Subsidiaries to the extent relating to the Business; provided that (i) such access does not unreasonably interfere with the normal operations of any party providing such access, (ii) such access shall occur in such a manner as the providing party reasonably determines to be appropriate to protect the confidentiality of the information sought, (iii) all requests for access to Seller and/or any of its Subsidiaries shall be directed to W. Thomas Stephens, Thomas Carlile, Karen Gowland or such individuals as Seller may designate in writing from time to time (the "Seller Designated Contacts"), (iv) all requests for access with respect to Buyer and Buyer Sub shall be directed to Jason Weiss and Nathan Leight or such other Person as the Buyer may designate in writing from time to time (the "Buyer Designated Contacts"), (v) nothing herein shall require either Seller or Buyer and/or any of their respective Subsidiaries to provide access to, or to disclose any information to, the other party and/or any of their representatives if such access or disclosure would cause significant competitive harm to the party providing such access and/or any of its Subsidiaries or Affiliates if the transactions contemplated by this Agreement are not consummated and (vi) nothing herein shall require any party to provide access to or disclose any information to any other party if such access or disclosure would be in violation of applicable laws or regulations of any Governmental Entity (including the HSR Act and other anti-competition laws or laws regarding employee rights of privacy) or the provisions of any agreement to which such party is a party. Other than the Seller Designated Contacts or as expressly provided in the preceding sentence, Buyer and Buyer Sub are not authorized to and shall not (and shall cause its employees, agents, representatives and Affiliates not to) contact any officer, director, employee, supplier, lessee, lessor, licensee, licensor, distributor, lender, customer or other material business relation of Seller or any of its Subsidiaries prior to the Closing without the prior written consent of Seller; provided, however, that Seller shall not unreasonably withhold its consent for Buyer or Buyer Sub to contact any officer of the Seller or any of its Subsidiaries to discuss the proposed terms of such Person's employment by Buyer or its Subsidiaries as a result of the consummation of the Purchase and Sale Transaction. In no event shall any Phase II or invasive soil testing be permitted without the prior written consent of the Seller. Each party shall, and shall cause its representatives to, abide by the terms of the Confidentiality Agreement with respect to such access and any information furnished to it or its representatives pursuant to this Section 3A.

        3B.    Ordinary Conduct of Company.    During the period from the date of this Agreement to the earlier of immediately prior to the Closing and the date that this Agreement is terminated in accordance with its terms, except as set forth on Section 3B of the Seller Disclosure Letter, or as otherwise consented to by Buyer in writing (which consent shall not be unreasonably withheld, conditioned or delayed) or as otherwise contemplated by this Agreement (including the Target Unit Contribution and the Paper Unit Contribution) or the Paper Contribution Agreement, the members of the Paper Group shall not, and shall cause their Subsidiaries not to, and, solely with respect to the Business, the Seller shall not:

            (i)  make any material change in the conduct of the Business, except for changes that are in the ordinary course of business or not inconsistent in material respects with past practice;

           (ii)  fail to comply with all applicable laws and regulations, except for any such failures to comply as would not, individually or in the aggregate, have a Company Material Adverse Effect;

          (iii)  fail to perform when due all of their respective obligations under any Company Material Contract, except for any such failures to perform as would not, individually or in the aggregate, have a Company Material Adverse Effect;

          (iv)  enter into a new agreement that would be included in the definition of Company Material Contracts if it had been entered into as of the date of this Agreement or amend or terminate any of the Company Material Contracts in a manner materially adverse to the Company or its Subsidiaries, other than in the ordinary course of business consistent in material respects with past practice or as otherwise necessary for the maintenance of property relating to their respective businesses or as otherwise necessary to permit the consummation of the transactions contemplated by this Agreement;

           (v)  amend its constitutive documents;

          (vi)  acquire by merging or consolidating with, or agreeing to merge or consolidate with, or purchase substantially all the assets of, or otherwise acquire any business or any corporation, partnership, association or other business organization or division thereof;

         (vii)  except in the ordinary course of business, sell, lease, sublease, mortgage, pledge or otherwise encumber or dispose of any of the material properties, assets or equipment of the Business (other than any of the foregoing within or to the Business) or enter into any agreement regarding the foregoing;

        (viii)  issue, sell, split, combine or reclassify any of its capital stock or equity interests or any options, warrants or other rights to purchase any such capital stock or any equity interests or any securities convertible into or exchangeable for such capital stock or equity interests, or enter into any agreement regarding the foregoing;

          (ix)  incur any indebtedness for borrowed money, or guarantee any such indebtedness, or issue or sell any debt securities or warrants or rights to acquire any debt securities of any member of the Paper Group, or guarantee any debt securities of others for which Buyer and/or any of its post-Closing Subsidiaries shall be liable following the Closing, other than (a) indebtedness and guarantees that will be released in connection with or prior to the Closing, (b) any indebtedness or other obligations of a nature described in clause (ii)(a), (b), (c), (d) and/or (g) of the definition of Company Net Working Capital and (c) for the avoidance of doubt, the Debt Financing;

           (x)  grant any material Lien in respect of any portion of its material properties or assets (other than with respect to the Included Real Property), other than (a) Liens to be released in connection with the transactions contemplated hereby, (b) Permitted Encumbrances and (c) Liens to be incurred in connection with the Debt Financing;

          (xi)  take any position, make an election, or adopt any method in preparing or filing a Tax Return that is materially inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

         (xii)  except in the ordinary course of business or as required by law or contractual obligations or other agreements existing on the date hereof, increase in any manner the compensation of, or enter into any new bonus, incentive, employee benefits, severance or termination agreement or arrangement with, any of the Transferred Employees or Subsidiary Employees;

        (xiii)  with respect to the Included Real Property, (i) cause any mortgages or encumbrances to be placed on the Owned Real Property, its interest in the Leased Real Property or any portion thereof, other than those described under clauses (a)—(c) of Section 3B(x) hereof or (ii) permit any member of the Paper Group or its Subsidiaries to seek any material zoning changes with respect to the Included Real Property or any portion thereof which would materially adversely affect such member's usage of such Included Real Property. Seller shall give Buyer prompt notice (within five (5) Business Days after its receipt of notice of same) of its receipt of written notice with respect to (i) any material rezoning of any Included Real Property, (ii) actual or threatened material taking or condemnation of all or any portion of the Included Real Property, (iii) the commencement of any action by any party seeking relief which would result in the imposition of a material Lien on any Included Real Property (other than those described under clauses (a)—(c) of Section 3B(x) hereof), including, without limitation, an action to foreclose any mortgage, in each case which if determined adversely to any member of the Paper Group or any of their respective Subsidiaries, would result in a Company Material Adverse Effect;

        (xiv)  fail to prepare and file all Tax Returns of the Paper Group and each of its Subsidiaries that are required to be filed prior to the Closing (taking into account extensions) or fail to pay all Taxes shown to be due and payable prior to the Closing on such Tax Returns; or

         (xv)  agree to do any of the foregoing.

        3C.    Use of Cash by Seller.    Nothing in this Agreement shall prevent, or be construed to prevent, Seller or any of its Affiliates from (i) using cash and/or cash equivalents of the Company, the Paper Companies, any of their respective Subsidiaries and/or the Business as it deems fit (including by causing the distribution by any of the foregoing Persons of its cash and/or cash equivalents to Seller or any other Person or the repayment of indebtedness of Seller and/or any of its Affiliates) and/or (ii) transferring and/or otherwise distributing to Seller and/or any of its post-Closing Affiliates any assets and/or properties of any member of the Paper Group and/or any of its Subsidiaries not primarily held for use in the operation of the Business).

        3D.    Cancellation of Inter-company Services; Insurance Matters.

            (i)  Except as contemplated by the Ancillary Agreements or as otherwise provided in Section 3D (ii) below, from and after the Closing, all services (including cash management and treasury, accounting, tax, insurance, human resources, environmental, banking, legal, data network and other services) provided to the Company, the Paper Companies, their respective Subsidiaries and the Business by Seller or any of its Affiliates, including any agreements or understandings (written or oral) with respect thereto, will terminate without any further action or liability on the part of the parties thereto and inter-company accounts from Seller or any of its Affiliates to any of the Company, the Paper Companies, their respective Subsidiaries and/or the Business shall be terminated without liability to Seller or such Affiliates (other than accounts receivable and accounts payable arising in the ordinary course of business). Without limiting the generality of the foregoing, except as otherwise provided in Section 3D(ii) below, as of the Closing, the coverage under all insurance policies maintained by Seller or any of its Affiliates related to the Company, the Paper Companies, their respective Subsidiaries and/or the Business (other than insurance policies in which any of the foregoing Persons are the exclusive named insureds) shall continue in force only for the benefit of Seller and its Affiliates and not for the benefit of Buyer or its Affiliates (including, after the Closing, any of the Company, the Paper Companies, their respective Subsidiaries and/or the Business). Buyer and Buyer Sub each agree to arrange for its own insurance policies with respect to the Company, the Paper Companies, their respective Subsidiaries and the Business covering all periods beginning after the Closing and agrees not to seek, through any means, to benefit from any of the insurance policies maintained by Seller or its Affiliates which may provide coverage for claims relating in any way to the Company, the Paper Companies, their respective Subsidiaries and/or the Business on or prior to the Closing, other than to the extent provided in Section 3D(ii). Furthermore, each of Buyer and Buyer Sub acknowledges and agrees that, effective as of the Closing, Transferred Employees and Subsidiary Employees will no longer have rights to credit cards or payment cards of Seller or any of its Subsidiaries and Buyer shall reimburse Seller for any amounts that Seller or any of its Subsidiaries is required to pay in respect of such credit cards or payment cards (other than amounts that Seller or its Subsidiaries would reimburse in accordance with their policies that were incurred prior to Closing and were not incurred for the benefit of Buyer, the Company, any of their respective Subsidiaries (including the Paper Companies) or the Business after the Closing).

           (ii)  From and after the Closing, Seller shall, to the extent commercially practicable, assist Buyer and its Subsidiaries in submitting all general liability and casualty loss claims against or relating to the Paper Group for which insurance coverage is then available under the insurance policies listed on Section 3D(ii) of the Seller Disclosure Letter (excluding, for the avoidance of doubt, the Transferred Policies (as defined below)) (the "Available Insurance Policies") for coverage under the Available Insurance Policies to the extent such claims relate to events occurring prior to the Closing (subject to deductibles, self-insured retentions and policy limits of such Available Insurance Policies) (each such claim, a "Covered Paper Group Claim"). After the Closing, to the extent permitted by such Available Insurance Policies, Seller shall, or shall cause its Affiliates to, permit and assist the members of the Paper Group to, in so far as is commercially practicable, submit such Covered Paper Group Claims for processing in accordance with the Available Insurance Policies to the same extent as the members of the Paper Group were entitled prior to the Closing. It is understood and agreed that Buyer shall be responsible for satisfying any deductibles, self-insured retentions and other retained amounts on insurance coverage with respect to such Covered Paper Group Claims. Seller and its Subsidiaries shall provide Buyer and the Paper Group with reasonable cooperation regarding the processing of each Covered Paper Group Claim. Seller shall provide Buyer with 30 days' prior written notice of cancellation of any Available Insurance Policy (other than an expiration in accordance with its terms).

          (iii)  From and after the Closing, Buyer shall, to the extent commercially practicable, assist Seller and Seller's Post-Closing Affiliates in submitting all general liability and casualty loss claims against or relating to Seller and/or any of Seller's Post-Closing Affiliates for which insurance coverage is then available to any such Persons under the insurance policies listed on Section 3D(iii) of the Seller Disclosure Letter and/or any other insurance policies owned by or transferred to any member of the Paper Group prior to the Closing (whether pursuant to the Paper Contribution Agreement or otherwise) (collectively, the "Transferred Policies") for coverage under the Transferred Policies to the extent such claims relate to events occurring prior to the Closing (subject to deductibles, self-insured retentions and policy limits of such Transferred Policies) (each such claim, a "Covered Seller Claim"). After the Closing, Buyer shall, or shall cause its post-Closing Affiliates to, permit and assist Seller and its Affiliates to, in so far as is commercially practicable, submit such Covered Seller Claims for processing in accordance with the Transferred Policies to the same extent as such Persons were entitled prior to the Closing. It is understood and agreed that Seller shall be responsible for satisfying any deductibles, self-insured retentions and other retained amounts on insurance coverage with respect to such Covered Seller Claims. Buyer and its Subsidiaries shall provide Seller and Seller's Post-Closing Affiliates with reasonable cooperation regarding the processing of any Covered Seller Claim. Buyer shall provide Seller with 30 days' prior written notice of cancellation of any Transferred Insurance Policy (other than an expiration in accordance with its terms).

        3E.    Exclusive Transaction.    In consideration of the substantial expenditures of time, effort and expense to be undertaken by Buyer in connection with its due diligence review and the preparation and negotiation of this Agreement with Seller, Seller agrees that from the date of this Agreement and until the earlier of the Closing Date and the date that this Agreement is terminated in accordance with its terms, Seller shall not enter into negotiations or any agreement regarding the terms of any sale any of the Target Units, the Paper Units, all or substantially all of the assets of the Company (assuming, for this purpose, that the assets that are proposed to be transferred to the Company pursuant to the Paper Contribution Agreement are treated as being held by the Company), the Paper Companies and their respective Subsidiaries or the Business with any Person other than Buyer, its Affiliates and their respective representatives; provided, that the foregoing shall not be deemed to prohibit the Target Unit Contribution, the Paper Unit Contribution and/or the other transactions contemplated by the Paper

Contribution Agreement, and the consummation thereof by Seller and its Affiliates shall not be a breach of this Section 3E. Buyer and Buyer Sub each agrees that, from the date of this Agreement until the earlier of the Closing Date and the date that this Agreement is terminated in accordance with its terms, neither of them shall enter into any negotiations or any agreement regarding a "business combination" (as defined in Buyer's certificate of incorporation), other than the Purchase and Sale Transaction contemplated by this Agreement.

        3F.    Certain Provisions Regarding Accounts Receivable and Certain Liabilities.

        (i)    Receivables Securitization Facility.    Seller shall take such action such that, from and after Closing, no accounts receivable of the Company, the Paper Companies or any of their Subsidiaries are required to be sold into the receivables securitization facility of Seller and its Subsidiaries; provided that, for purposes of computing Estimated Company Closing Net Working Capital and Company Closing Net Working Capital, accounts receivable shall not include any accounts receivable which have been sold by Seller or any of its Subsidiaries to their receivables securitization facility unless such receivables have been repurchased by Seller or one of its Affiliates prior to Closing. Subject to having such accounts released from obligations with respect to Seller's receivables securitization facility, Seller shall use reasonable best efforts to assign to the Company, the Paper Companies and their respective Subsidiaries, lock box accounts that are exclusive to the Company, the Paper Companies and their Subsidiaries. Promptly after its receipt thereof, Seller shall provide to Buyer copies of any UCC 3 termination statements Seller receives in respect any such accounts being released from obligations with respect to Seller's receivables securitization facility.

        (ii)    Pre-Closing Receivables.    Each of Buyer and Buyer Sub acknowledges that certain accounts receivable of Seller and its Subsidiaries generated prior to the Adjustment Calculation Time with respect to the Business are and may be from customers of Seller and its Subsidiaries that are also customers of Seller's Other Businesses and such accounts receivable may be paid into accounts of Seller or its post-Closing Affiliates after the Adjustment Calculation Time as part of consolidated invoices of Seller and its Affiliates or for some other reason (including such invoice was processed for payment to Seller prior to Closing). To the extent such accounts receivable are included as part of Company Closing Net Working Capital and are paid to Seller or one of its post-Closing Affiliates after the Adjustment Calculation Time, Seller shall remit such cash to Buyer promptly (but in any event within 10 Business Days) after receipt thereof. To the extent that any such accounts receivable (including such accounts receivable generated from the Business) are not included in the computation of Company Closing Net Working Capital, (x) Seller and its post-Closing Affiliates shall retain all rights to such accounts receivable and be entitled to retain any cash received in respect thereof and (y) Buyer shall, and shall cause its Subsidiaries (including the Paper Group and their respective Subsidiaries) to, promptly (but in any event within 10 Business Days) after receipt thereof, pay over to Seller and its post-Closing Affiliates all amounts received or collected by Buyer or any of its Subsidiaries in respect of such accounts receivable.

        (iii)    Post-Closing Receivables.    To the extent that any cash or asset to be retained by Seller is not paid or distributed to Seller or its post-Closing Affiliates prior to Closing and, after the Closing, any amount is paid to or received by Buyer, any member of the Paper Group or any of their respective Subsidiaries in respect of such cash or other asset, Buyer shall, or shall cause the Paper Group or any of their respective Subsidiaries to, pay to Seller or its designee the amount so received. If the Closing occurs, all cash collected after the Adjustment Calculation Time from notes and accounts receivable of Buyer and its Subsidiaries generated after the Adjustment Calculation Time from the conduct of the Business after the Adjustment Calculation Time by the members of the Paper Group and their respective Subsidiaries shall belong to, and if received by Seller or any of its post-Closing Affiliates shall be received for the benefit and the account of, Buyer, and Seller shall, and shall cause its post-Closing Affiliates to, promptly (but in any event within 10 Business Days) after receipt thereof, transfer and remit to Buyer all such amounts received by or paid to Seller or any such Affiliate. All cash collected from and after the Closing from notes and accounts receivable of Seller and its Affiliates relating to Seller's Other Businesses shall belong to (and if received by Buyer or any of its Affiliates, shall be received for the benefit and the account of) Seller, and Buyer shall, and shall cause its Affiliates to, promptly (but in any event within 10 Business Days) after receipt thereof, transfer and remit to Seller all such amounts received by or paid to Buyer or any such Affiliate after the Closing.

        (iv)    Certain Liabilities.    To the extent that, prior to the Adjustment Calculation Time, any check that was written by Seller or any of its Subsidiaries (including the members of the Paper Group and their respective Subsidiaries) has not cleared in respect of the Business, but the liability in respect thereof is not included in the computation of Company Closing Net Working Capital, then Seller shall pay to the payee thereof (or, to the extent paid by Buyer or one of its Subsidiaries (including, after the Closing, the Paper Group and its Subsidiaries) shall reimburse Buyer and its Subsidiaries for) the amount of such check so paid (in the case of reimbursement to Buyer for such check) or so owed (in the case of payment to the oblige of such check).    Except as set forth in the immediately foregoing sentence, from and after the Closing, Buyer shall, and shall cause its Subsidiaries (including Buyer, the members of the Paper Group and their respective Subsidiaries) to, pay and perform when due or obligated, all Business Liabilities.

        3G.    Proxy Statement; Buyer Shareholder Approval.

            (i)  Buyer shall as promptly as practicable following the date of this Agreement (and whether or not Debt Commitment Letters have then been received) prepare and cause to be filed with the Securities and Exchange Commission (the "SEC"), a proxy statement in preliminary form or such other form, statement or report as may be required under applicable laws (together with all amendments thereof or supplements thereto, the "Proxy Statement") relating to a shareholders meeting (the "Shareholder Meeting") to be held by Buyer to obtain the Buyer Shareholder Approval (as hereinafter defined) and shall use its reasonable best efforts to obtain the clearance by the SEC of such Proxy Statement on and subject to the terms of this Section 3G as promptly as practicable following the date hereof; provided that Seller shall be primarily responsible for the preparation of all required information for inclusion in the Proxy Statement with respect to the Business and shall deliver such information to Buyer as promptly as practicable following the date of this Agreement for inclusion in the Proxy Statement. On and subject to the terms of this Section 3G, unless otherwise agreed by Seller in writing, Buyer shall (a) mail the Proxy Statement to Buyer's stockholders as promptly as practicable (but in no event later than five (5) Business Days) after the date on which the Proxy Statement has been cleared by the SEC (or such shorter time after clearance as may be needed such that the financial information does not need to be updated to comply with Regulation S-X), and (b) duly call, give notice of, convene and hold the Shareholder Meeting not more than 25 days after mailing of the Proxy Statement (without adjournment) and solicit proxies as promptly as reasonably practicable in accordance with applicable law for the purpose of seeking Buyer Shareholder Approval once the Proxy Statement has been cleared by the SEC.

           (ii)  When used herein, "Buyer Shareholder Approval" shall mean collectively, (A) the affirmative vote in favor of the transactions contemplated by this Agreement by the holders of at least a majority of the shares of common stock of Buyer issued in Buyer's initial public offering (the "IPO Shares") that are present and entitled to vote at the Shareholder Meeting, and other shareholders of the Buyer shall have voted their shares in the same manner as such holders of IPO Shares, in accordance with, and as required by, the Buyer Charter Documents, (B) the affirmative vote of Buyer's shareholders necessary under the Buyer Charter Documents and applicable law necessary to cause the directors of the Buyer as of the Effective Time to consist of the following individuals: Nathan Leight, Jason Weiss, Jonathan W. Berger, Carl A. Albert, Thomas S. Souleles, Zaid Alsikafi, Alexander Toeldte and Jack Goldman (collectively, the "Buyer Post-Closing Directors"), (C) the affirmative vote of Buyer's shareholders necessary to approve and adopt the amendment to Buyer's Certificate of Incorporation in form attached hereto as Exhibit N (as so amended, the "Buyer Closing Certificate of Incorporation"), which amendment shall amend

  Buyer's Certificate of Incorporation to increase the number of authorized shares of Buyer Common Stock to a number sufficient to satisfy Buyer's obligations under this Agreement with respect to the issuance of Buyer Common Stock and which Buyer Closing Certificate of Incorporation shall be duly filed by Buyer with the Secretary of State for the State of Delaware and become effective under the laws of the State of Delaware no later than immediately prior to the Closing, (D) the affirmative vote of Buyer's shareholders necessary to approve and adopt the amendment and restatement of the Buyer Closing Certificate of Incorporation in form attached hereto as Exhibit O (as so amended and restated, the "Buyer Post-Closing Certificate of Incorporation"), which Buyer Post-Closing Certificate of Incorporation shall be duly filed by Buyer with the Secretary of State for the State of Delaware promptly following the Closing and become effective under the laws of the State of Delaware no earlier than immediately after the Closing and no later than the close of business on the Closing Date and (x) until such time, Buyer covenants and agrees that no other amendment and/or modification to the Buyer Closing Certificate of Incorporation shall have been made or effected and (y) from and after the effectiveness of the Buyer Post-Closing Certificate of Incorporation, such certificate shall not thereafter be amended or modified except to the extent not in contravention of the terms of the Investor Rights Agreement, (E) the affirmative vote of Buyer's shareholders (if any) necessary to approve and adopt the amendment and restatement of the Buyer's Bylaws in form attached hereto as Exhibit P (as so amended and restated, the "Buyer Post-Closing Bylaws"), which Buyer Post-Closing Bylaws shall become effective under the laws of the State of Delaware no later than immediately following the Closing, and (F) the affirmative vote of Buyer's shareholders to approve and adopt any long-term management incentive plan approved by Seller and Buyer prior to the date that the Proxy Statement is mailed (with it being understood and agreed that Buyer shall not be deemed in breach of any of its representations, warranties or covenants herein solely by virtue of the approval of such long-term management incentive plan).

          (iii)  Buyer agrees that the Proxy Statement will comply in all material respects with all of the requirements of the Exchange Act and Buyer shall use its reasonable best efforts to seek to ensure that the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Buyer with respect to information supplied in writing by Seller expressly for inclusion in the Proxy Statement. Buyer shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent that such information becomes false or misleading and Buyer shall take all steps necessary to cause the Proxy Statement as so corrected to be filed with the SEC and disseminated to its shareholders (as and to the extent required by the Securities Act or the Exchange Act) and to Seller. Buyer shall give Seller and its counsel a reasonable opportunity (but no more than five Business Days, unless a longer period of review is reasonably requested by Seller) to review and comment on the Proxy Statement (and any amendments or supplements thereto) and will give due consideration to any changes thereto reasonably requested by Seller. Buyer will provide to Seller and its counsel any comments that Buyer or its counsel may receive from the SEC or its staff, whether written or oral, with respect to the Proxy Statement promptly after receipt of any such comments. Buyer will use its reasonable best efforts to respond promptly to any comments received from the SEC or its staff, in each case after consultation with Seller and compliance with the terms hereof with respect to the preparation of the Proxy Statement and any amendments or supplements thereto.

          (iv)  Seller will use its reasonable best efforts to seek to ensure that none of the information regarding Seller or its Subsidiaries supplied by Seller, its representatives, or any Subsidiary expressly for inclusion in the Proxy Statement (including any information included in the Financial Statements or other financial information of the Business supplied by Seller and required to be included in the Proxy Statement) will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading. If at any time prior to Closing, a change in such information which would make the preceding sentence incorrect should be discovered by Seller, Seller will promptly notify Buyer of such change. Upon receipt of such notice, Buyer shall promptly correct any such information in the Proxy Statement and shall take all steps necessary to cause the Proxy Statement as so corrected to be filed with the SEC and disseminated to its shareholders (as and to the extent required by the Exchange Act). Seller and its representatives agree to reasonably cooperate with Buyer in its preparation of the Proxy Statement and the filing of the Proxy Statement with the SEC.

           (v)  Seller agrees to use its reasonable best efforts to obtain the consent of its auditors with respect to the inclusion of the consolidated financial statements of the Paper Companies and their Subsidiaries in the Proxy Statement, and to otherwise provide as soon as reasonably practicable any information about Seller and its Subsidiaries with respect to the Business required by the Exchange Act reasonably sufficient to permit Buyer to prepare and file the Proxy Statement.

          (vi)  Buyer, through its board of directors, shall recommend to its shareholders in the Proxy Statement that they give the Buyer Shareholder Approval and shall not withdraw or modify its recommendation. Buyer shall use its reasonable best efforts to obtain the Buyer Shareholder Approval.

        3H.    Ordinary Conduct of Buyer and Buyer Sub.    During the period from the date of this Agreement to the earlier of immediately prior to the Closing and the date on which this Agreement is terminated in accordance with its terms, except as otherwise consented to by Seller in writing or as otherwise contemplated by this Agreement, each of Buyer and Buyer Sub shall not and shall cause each of their respective Subsidiaries not to:

            (i)  make any material change in the conduct of its business, except for changes that are in the ordinary course of business consistent with past practice;

           (ii)  fail to comply with all applicable laws and regulations, except for any such failures to comply as would not, individually or in the aggregate, have a Buyer Material Adverse Effect;

          (iii)  fail to perform when due all of their respective obligations under any Buyer Material Contract;

          (iv)  issue, sell, split, combine or reclassify any of its capital stock or equity securities, securities convertible into its capital stock or equity securities, or warrants, options or other rights to purchase its capital stock or equity securities;

           (v)  grant any material Lien in respect of any portion of its material properties or assets (including any cash in the Trust Fund), other than Liens to be incurred at the Closing in accordance with the terms of the Debt Financing;

          (vi)  incur any indebtedness for borrowed money or any capitalized lease obligations or guaranteed any such indebtedness or capitalized lease obligations or issue or sell any debt securities or warrants or rights to acquire any debt securities of Buyer and/or Buyer Sub or guarantee any debt securities of Buyer or Buyer Sub, other than the Debt Financing to be incurred at the Closing;

         (vii)  spend any cash in the Trust Fund or spend any other cash other than for payment of liabilities incurred in the ordinary course of business or declare or pay any dividends on or make any distributions in respect of any of its capital stock or other equity securities (provided that the foregoing restriction shall not apply to or restrict Buyer's ability to spend up to $3,100,000 in the aggregate of the interest income earned on the Trust Fund to pay fees and expenses (including those of its advisors in connection with the Purchase and Sale Transaction) and other working capital requirements) or amend or otherwise modify that certain Investment Management Trust Agreement, dated June 19, 2007, between the Company and Continental;

        (viii)  make any loans or advances to, or guarantees for the benefit of, any Persons (except to employees in the ordinary course of business);

          (ix)  enter into a new agreement that would be included in the definition of Buyer Material Contracts if it had been entered into as of the date of this Agreement (other than the Debt Commitment Letters in accordance with the terms of Section 3I) or amend in a material manner any of the Buyer Material Contracts or, other than in the ordinary course of business consistent with past practice or as otherwise necessary for the maintenance of property relating to their respective businesses;

           (x)  amend its certificate of incorporation or bylaws;

          (xi)  incur any material Tax liability that is not paid prior to Closing, other than any income Tax liability to the extent it arises as a result of the Trust Fund's investment in government securities or money market funds in the ordinary course of business;

         (xii)  other than in connection with the Purchase and Sale Transaction (and with the prior written approval of Seller), approve or enter into any employee benefit plans, programs, practices or arrangements;

        (xiii)  acquire by merging or consolidating with, or agreeing to merge or consolidate with, or purchase substantially all the assets of, or otherwise acquire any business or any corporation, partnership, association or other business organization or division thereof;

        (xiv)  prepare or file any Tax Return inconsistent in any material respect with past practice or, on any such Tax Return, take any position, make an election, or adopt any method that is materially inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

         (xv)  except in the ordinary course of business or as required by law or contractual obligations or other agreements existing on the date hereof, increase in any manner the compensation of, or enter into any new bonus, incentive, employee benefits, severance or termination agreement or arrangement with, any of its officers or employees; or

        (xvi)  agree to do any of the foregoing.

Notwithstanding the foregoing, in no event shall the aggregate amount of indebtedness and capitalized lease obligations incurred and/or guaranteed by Buyer and/or any of its Subsidiaries exceed $1,000,000 in the aggregate (disregarding for this purpose any obligations of Buyer to pay for shares of Buyer Common Stock pursuant to the exercise of Conversion Rights).

        3I.    Actions with Respect to the Debt Financing.

            (i)  Each of Buyer, Buyer Sub and Seller shall use their respective reasonable best efforts to obtain as promptly as is reasonably practicable following the date hereof commitment letters (collectively, such letters and any fee letter associated therewith, to the extent approved in writing by Seller and signed by Buyer and/or Buyer Sub, being referred to herein as the "Debt Commitment Letters") in favor of Buyer and Buyer Sub from lenders reasonably satisfactory to Buyer and Seller, pursuant to which the lenders party thereto shall have agreed, subject to the terms and conditions set forth therein (which terms and conditions shall be reasonably satisfactory to Buyer and Seller), to lend to Buyer and Buyer Sub at the Closing not less than $946,000,000 for the purposes of funding, in part, payment of the Cash Portion of the Estimated Closing Purchase Price, paying the Shared Expense Amount and the other fees and expenses of Buyer and its Subsidiaries relating to the transactions contemplated by this Agreement, satisfying any other obligations of Buyer and its Subsidiaries to be paid in cash on the Closing Date, and funding the ongoing operations of the Buyer and its post-Closing Subsidiaries (including the Company, Boise P&N, Boise Transportation and Boise White Paper) (such debt financing on the terms and subject to the conditions set forth in such Debt Commitment Letters is referred to herein as the "Debt Financing").

           (ii)  From and after such time as such Debt Commitment Letters have been obtained, Buyer and Buyer Sub covenant and agree that each of them will perform all obligations required to be performed by such Person in accordance with and pursuant to the Debt Commitment Letters, will use reasonable best efforts to maintain the same in full force and effect, and will not amend, terminate or waive any provisions under such Debt Commitment Letters without the prior written consent of Seller. Buyer and Buyer Sub will from time to time provide such information as Seller may reasonably request regarding the status of such financings and related negotiations. Seller shall be solely responsible for all fees and expenses related to the Debt Financing regardless of whether the debt financing is obtained or the Purchase and Sale Transaction is consummated; provided that Seller's obligations with respect thereto shall be deemed satisfied at the Closing to the extent any such fees and expenses are deducted from the Equity Value Amount (including through the calculation of Debt Financing Fee Amount), in which case Buyer and Buyer Sub shall be responsible for paying all such fees and expenses.

          (iii)  From and after such time as such Debt Commitment Letters have been obtained, Buyer will provide prompt written notice to Seller following its receipt of notification by any financing source under the Debt Commitment Letters or in connection with any substitute debt or other financing of such source's refusal or intended refusal to provide the financing described in the applicable Debt Commitment Letters and, in each case, the stated reasons therefor (if any) and shall use reasonable best efforts (including institution of suit) to require the counterparties to such Debt Commitment Letters to perform their obligations under the Debt Commitment Letters (including by the provision to Buyer and Buyer Sub of the financing contemplated by the Debt Commitment Letters when required thereby).

          (iv)  From the date hereof until the earlier of the Closing Date or termination of this Agreement pursuant to Article 7, subject to the limitations set forth below, and unless otherwise agreed by Buyer, Seller will use its reasonable best efforts to, and will use its reasonable best efforts to cause the members of the Paper Group to, instruct its management to cooperate with Buyer and Buyer Sub as reasonably requested by Buyer in connection with Buyer's arrangement of the Debt Financing to be consummated contemporaneously with the Closing in respect of the transactions contemplated by this Agreement, in each case, at no cost to Buyer or Buyer Sub (except as contemplated by the proviso the last sentence in clause (ii) above). Such cooperation will include making appropriate officers available for participation in meetings, due diligence sessions and road shows, assistance in the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents, as may be reasonably requested by Buyer or any prospective lender to Buyer and/or Buyer Sub.

           (v)  Notwithstanding any provision in this Agreement to the contrary and without limiting any other rights (including consent and approval rights) of Seller and/or any of its Affiliates hereunder, each of Buyer and Buyer Sub acknowledge and agree that Seller and its Affiliates shall have no obligation or liability of any nature (whether in relation to the exercise and/or discharge of their respective reasonable best efforts under any provision of this Agreement or otherwise) to consent to, agree to and/or otherwise approve any Debt Commitment Letter, the Debt Financing and/or, with respect to Section 2(a)(vi), any "debt financing" and/or any terms and conditions with respect thereto, if Seller reasonably disapproves of any fees, expenses or similar amounts which may be required to be paid and/or assumed in connection therewith; provided that Seller shall be deemed to be reasonable in disapproving the Debt Commitment Letter, the Debt Financing and/or, with respect to Section 2(a)(vi), any "debt financing" and/or any terms and conditions with respect thereto if (a) the fees and expenses for which Seller would be responsible exceed amounts that would have been paid for a similar financing that was committed to during the period from January 1, 2007 through June 30, 2007 or (b) any fees, expenses or similar amounts in respect thereof are required to be paid and/or assumed prior to the Closing (other than the reimbursement of customary and reasonable out-of-pocket expenses incurred by the counterparty to the Debt Commitment Letters).

        3J.    Phase I Reports.    After the date of this Agreement but prior to the Closing Date, with respect to each parcel of Owned Real Property and Leased Real Property listed on Section 3J of the Seller Disclosure Letter, Seller shall engage ENVIRON International Corporation ("ENVIRON") to deliver (i) to Seller a Phase I report that meets the requirements of the ASTM-05 Standard (collectively, "Phase I Reports") and (ii) to each of Buyer and the lenders for the Debt Financing (or an agent therefor) a copy of the Phase I reports and a reliance letter in customary form for each Phase I Report. Buyer and Buyer Sub each agrees that the Phase I Reports and the information contained therein are subject to the confidentiality restrictions set forth in Section 8C hereof. All fees and expenses of the environmental consultants related to such Phase I Reports shall become due and payable upon the earlier to occur of the Closing and the termination of this Agreement in accordance with its terms and shall be treated as Shared Expense Amount, with each of Seller and Buyer responsible for its Responsible Share Percentage multiplied by fees and expenses related to the Phase I Reports; provided that Seller's obligations pursuant to clause (y) foregoing shall be deemed satisfied at the Closing to the extent any such fees and expenses are deducted from the Equity Value Amount (including through the calculation of Shared Expense Amount), in which case Buyer and Buyer Sub shall be responsible for paying all such fees and expenses. If a party pays an amount in excess of what it is required to pay pursuant to the foregoing sentence, it shall be entitled to reimbursement from the other party of such overpayment amount. Seller shall cooperate with Buyer in its review of the Phase I Reports, including by making personnel of Seller, Seller's attorneys and ENVIRON available to discuss the results thereof and, if any of such Phase I Reports report a Recognized Environmental Condition, as defined in the above-referenced ASTM standards (a "REC") that (a) was not reported in any phase I reports, environmental reports and/or other due diligence information or documentation made available to Buyer, Buyer Sub and/or any of their representatives prior to the date hereof, (b) in the reasonable judgment of Buyer or Seller, is not covered by the indemnification obligations of Sellers (as defined in the OMX Purchase Agreement) pursuant to Article 17 of the OMX Purchase Agreement, (c) would reasonably be expected to result in liability to Buyer or its post-Closing Subsidiaries in excess of $2,000,000, and (d) in the reasonable judgment of Buyer or Seller, has a material uncertainty as to the extent of the liability to Buyer or it post-Closing Subsidiaries, then within 10 days after receipt of each such Phase I Report, either party may request that further investigation of any such REC be conducted by ENVIRON or another contractor agreed upon by the parties (a "Phase II Investigation"), with the expense of the Phase II Investigation to be shared in the same manner as the Phase I Reports. In either case, the results of the Phase II Investigation shall be made available to both parties and the scope of the investigation and technical details shall be consented to by both Buyer and Seller, such consent not to be unreasonably withheld.

        3K.    Headquarters Lease.    Prior to the Closing, the parties shall use their respective reasonable best efforts to: (i) cause the Headquarters Lease to be terminated without any further liability to Seller and/or any of its Affiliates thereunder effective as of the Closing and, in replacement thereof, cause the HQ Landlord to enter into two separate replacement Leases in respect of the Headquarters Facility effective as of the Closing on the following bases: (1) the parties shall mutually agree in good faith upon an allocation of the existing Headquarters Facility; (2) Seller shall enter into a replacement Lease (such Lease, the "Seller Replacement HQ Lease") in respect of the portion of the Headquarters Facility which is allocated to it in accordance with clause (1) hereof, which Lease shall contain terms and conditions reasonably satisfactory to Seller (it being understood and agreed that any such replacement Lease that contains terms and conditions which are not materially inconsistent (as a whole) with the applicable terms and conditions set forth in the Headquarters Lease (as equitably modified to reflect the portion of the Headquarters Facility to be leased by Seller under the Seller Replacement HQ Lease) shall be deemed to be reasonably satisfactory to Seller); and (3) Buyer shall enter into a replacement Lease (such Lease, the "Buyer Replacement HQ Lease") in respect of the portion of the

Headquarters Facility which is allocated to it in accordance with clause (1) hereof, which Lease shall contain terms and conditions reasonably satisfactory to Buyer (it being understood and agreed that any such replacement Lease that contains terms and conditions which are not materially inconsistent (as a whole) with the applicable terms and conditions set forth in the Headquarters Lease (as equitably modified to reflect the portion of the Headquarters Facility to be leased by Buyer under the Buyer Replacement HQ Lease) shall be deemed to be reasonably satisfactory to Buyer); and (4) neither party (nor any of Affiliates) shall be obligated to agree to be a guarantor or otherwise liable under the other party's replacement Lease; (ii) in the event that the HQ Landlord does not agree to the transactions contemplated in clause (i) hereof, (1) cause the Headquarters Lease to be assigned in its entirety to Buyer on terms reasonably acceptable to Buyer and Seller and (2) enter into a sublease under which Seller shall sublease from Buyer such portion of the existing Headquarters Facility determined in accordance with clause (i)(1) above and containing such terms and conditions which are mutually agreeable to Buyer and Seller and based upon the principles set forth in clause (i)(2) above; or (iii) in the event that the HQ Landlord does not consent to the transactions in either clause (i) or (ii) above, enter into a sublease under which Buyer shall sublease from Seller such portion of the existing Headquarters Facility determined in accordance with clause (i)(1) above and containing such terms and conditions which are mutually agreeable to Buyer and Seller and based upon the principles set forth in clause (i)(3) above. The applicable agreements which are finally agreed upon in accordance with this Section 3K and which are to be entered into at the Closing to give effect to the transactions contemplated by this Section 3K (e.g., in the event that clause (i) applies, the Seller Replacement HQ Lease, the Buyer Replacement HQ Lease and, if applicable, a termination agreement in respect of the Headquarters Lease, in the event that clause (ii) applies, an assignment agreement in respect of the assignment of the Headquarters Lease from Seller to Buyer and a sublease addressing the matters described in clause (ii)(2) above, and in the event clause (iii) applies, a sublease addressing the matters described in clause (iii) above) are collectively referred to herein as "HQ Lease Arrangements"). In respect of any HQ Lease Arrangement, each of the parties shall cooperate in good faith to determine (1) which party shall operate and maintain the cafeteria and telecommunications equipment, (2) how much parking shall be allocated to each party, (3) what rights each party shall have with respect to the Building Plaza and Common Fitness Room (as such terms are defined in the Headquarters Lease) and (4) what rights each party shall have with respect to the signage. To the extent that either Seller or Buyer becomes a subtenant to the other or one of its Affiliates, such party may, as a condition to executing any such sublease, require that it (A) obtain a subordination, non-disturbance and attornment agreement from the prime landlord party to the Headquarters Lease and (B) have the right to consent to (1) any amendment to the Headquarters Lease or (2) any expansion, contraction or termination options granted to the prime tenant under the Headquarters Lease.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES REGARDING THE PAPER GROUP

        As an inducement to Buyer and Buyer Sub to enter into this Agreement, Seller hereby represents and warrants to Buyer and Buyer Sub that as of the date of this Agreement and except as set forth in the Seller Disclosure Letter or as set forth in the Seller SEC Reports filed on or prior to the date hereof:

        4A.    Organization and Corporate Power.    Each of Boise P&N and Boise White Paper is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the failure to so qualify or be in good standing would result in a Company Material Adverse Effect. Boise Transportation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify or be in good standing would result in a Company Material Adverse Effect. Each member of the Paper Group has all requisite limited liability company or corporate (as applicable) power and authority necessary to own and operate its properties and to carry on its business as now conducted and to enter into this Agreement and consummate the transactions contemplated hereby. Each of Boise White Paper and Boise P&N is a "Permitted Affiliate Purchaser" within the meaning of the OMX Purchase Agreement. The copies of each member of the Paper Group's organizational documents (including all amendments made thereto at any time prior to the date of this Agreement) which have been made available to Buyer are true, correct and complete copies in all material respects and reflect all amendments made thereto at any time prior to the date of this Agreement. The minute books of each member of the Paper Group that have been made available to Buyer are true, correct and complete in all material respects.

        4B.    Target Units; Paper Units.

        (i)    Target Units.    All of the Target Units have been duly authorized and are validly issued and outstanding, fully-paid and non-assessable and (x) from the date hereof until as of immediately prior to the Target Unit Contribution are owned by FPH and (y) as of immediately after the Target Unit Contribution, will be owned by the Seller, in each case, free and clear of any Liens, except for Permitted Encumbrances, Liens arising pursuant to the Senior Credit Facility and the Security Agreement, restrictions on transfer under applicable securities laws and other Liens set forth on Section 4B of the Seller Disclosure Letter. The Target Units represent all of the issued and outstanding equity interests of the Company. Other than this Agreement and the Target Unit Contribution, there are no rights, subscriptions, warrants, or options to purchase or otherwise acquire any equity interests of the Company or securities or obligations of any kind convertible into or exchangeable for any equity interests of the Company.

        (ii)    Paper Units.    All of the Paper Units have been duly authorized and are validly issued and outstanding, fully-paid and non-assessable and (x) from the date hereof until as of immediately prior to the Paper Unit Contribution are owned by Seller and (y) as of immediately after the Paper Unit Contribution, will be owned by the Company, in each case, free and clear any Liens, except for Permitted Encumbrances, Liens arising pursuant to the Senior Credit Facility and the Security Agreement, restrictions on transfer under applicable securities laws and other Liens set forth on Section 4B of the Seller Disclosure Letter. The Boise P&N Units represent all of the issued and outstanding equity interests of Boise P&N, the Boise White Paper Units represent all of the issued and outstanding equity interests of Boise White Paper and the Boise Transportation Stock represents all of the issued and outstanding equity interests of Boise Transportation. Other than this Agreement and the Paper Unit Contribution, there are no rights, subscriptions, warrants, or options to purchase or otherwise acquire any equity interests of Boise P&N, Boise Transportation and/or Boise White Paper or securities or obligations of any kind convertible into or exchangeable for any equity interests of Boise P&N, Boise Transportation and/or Boise White Paper. There are not any bonds, debentures, notes or other securities evidencing indebtedness of Boise P&N, Boise Transportation and/or Boise White Paper which are convertible into or exchangeable (by their express terms) for any equity securities or capital stock of Boise P&N, Boise Transportation and/or Boise White Paper.

        4C.    Subsidiaries.

            (i)  As of the date hereof, the Company does not have any Subsidiaries. As of immediately following the Paper Unit Contribution, the Company will not have any direct Subsidiaries, other than the Paper Companies and their respective Subsidiaries.

           (ii)  Section 4C of the Seller Disclosure Letter sets forth the name of each Subsidiary of the Paper Companies, the jurisdiction of its incorporation or organization, the direct owner of the outstanding capital stock or other equity securities of such Subsidiary and the percentage of the outstanding capital stock or other equity securities of such Subsidiary owned by any of the Paper Companies or any of their Subsidiaries. Each such Subsidiary listed on Section 4C of the Seller Disclosure Letter is an entity validly existing and in good standing (or an equivalent foreign concept to the extent applicable) under the laws of the jurisdiction of its incorporation or organization and is qualified to do business in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Section 4C of the Seller Disclosure Letter, all of the outstanding capital stock or other equity securities of each such Subsidiary are owned by one of the Paper Companies or another Subsidiary of a Paper Company free and clear of any Liens, except for Permitted Encumbrances, Liens arising pursuant to the Senior Credit Facility and the Security Agreement and restrictions on transfer under applicable securities law. There are no rights, subscriptions, warrants, or options to purchase or otherwise acquire any shares of capital stock or equity securities of any of such Subsidiaries or obligations of any kind convertible into or exchangeable for any shares of capital stock or equity securities of such Subsidiaries. There are not any bonds, debentures, notes or other securities evidencing indebtedness of Boise P&N, Boise Transportation and/or Boise White Paper which are convertible into or exchangeable (by their express terms) for any equity securities or capital stock of the Subsidiaries of the Paper Companies. Except as set forth on Section 4C of the Seller Disclosure Letter, none of the Paper Companies, any of their respective Subsidiaries or the Company owns or holds the right to acquire any shares of stock or any other security or interest in any other Person (other than the Paper Unit Contribution) or has entered into any joint venture arrangement. The copies of organizational documents of each Subsidiary of the Paper Companies and their Subsidiaries (including all amendments made thereto at any time prior to the date of this Agreement) which have been made available to Buyer are true, correct and complete copies in all material respects and reflect all amendments made thereto at any time prior to the date of this Agreement. The minute books of each Subsidiary of the Paper Companies and their Subsidiaries that have been made available to Buyer are true, correct and complete in all material respects.

        4D.    Authorization; No Breach; Board Approvals.

            (i)  This Agreement has been duly executed and delivered by each member of the Paper Group, and constitutes a valid and binding obligation of each of them, enforceable in accordance with its terms, except as limited by the application of bankruptcy, moratorium and other laws affecting creditors' rights generally and as limited by the availability of specific performance and the application of equitable principles. Assuming receipt of the HSR Approval and the consents set forth on Section 4D of the Seller Disclosure Letter, each member of the Paper Group's execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby does not (A) conflict with or result in any breach of any of the provisions of, (B) constitute (with or without due notice or the passage of time or both) a default under, (C) give any third party the right to terminate, amend, cancel or accelerate, (D) result in the creation of any Lien (other than Permitted Encumbrances) upon any of the shares of capital stock or equity interests or any assets of any member of the Paper Group or any of its Subsidiaries pursuant to the provisions of or (E) require any filing with, authorization, consent, approval, exemption or other action by or notice to any Governmental Entity under (1) the provisions of the constitutive documents of any member of the Paper Group or any of its Subsidiaries, (2) any Company Material Contract, any IP License listed on Section 4K(iii) of the Seller Disclosure Letter or any Lease listed on Section 4H(ii) of the Seller Disclosure Letter, (3) any judgment, order or decree to which any member of the Paper Group or any of its Subsidiaries is subject, or (4) any law, statute, rule or regulation, to which any member of the Paper Group or any of its Subsidiaries is subject, except as has been obtained or as contemplated in this Agreement or, in the cases of clauses (2), (3) and (4) foregoing, as would not result in a Company Material Adverse Effect.

           (ii)  The Board of Managers of Seller, by resolutions duly adopted at a meeting duly called and held, has approved the transactions contemplated by this Agreement, including the Purchase and Sale Transaction and no other corporate proceedings on the part of Seller are necessary to authorize the transactions contemplated by this Agreement.

        4E.    Seller SEC Reports; Financial Statements.

            (i)  As of their respective dates, the Seller SEC Reports filed since October 29, 2004, solely to the extent related to the Business: (x) were prepared in accordance with and complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Seller SEC Reports, and (y) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (ii)  Set forth on Section 4E of the Seller Disclosure Letter are the following financial statements (collectively, the "Financial Statements"): (i) the audited consolidated balance sheets as of December 31, 2006 and 2005, and the audited consolidated statements of income, capital and cash flows for (x) the years ended December 31, 2006 and 2005, (y) the period from October 29 (inception) through December 31, 2004 and (z) the period from January 1, 2004 through October 28, 2004, for the Paper Companies and their Subsidiaries; and (ii) the unaudited consolidated balance sheet for the Paper Companies and their Subsidiaries as of June 30, 2007 (the "Latest Balance Sheet") and the unaudited consolidated statements of income, capital and cash flows for the six month period ended June 30, 2007 for the Paper Companies and their Subsidiaries (together, with the Latest Balance Sheet, the "Most Recent Financial Statements"). Except (a) that the Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items, (b) that the allocation (if any) of corporate support, general and administrative and other liabilities and expenses included in any of the Financial Statements may differ from what would be included for the Paper Companies and/or the Business on a stand-alone basis and (c) as otherwise set forth on Section 4E of the Seller Disclosure Letter, the Financial Statements present fairly in all material respects in accordance with GAAP the financial condition of the Paper Companies as of such dates and the results of operations and cash flows of the Paper Companies for such periods. Targeted Company Net Working Capital was established as an average of monthly Company Net Working Capital for the white paper and packaging & newsprint businesses of Seller and its Subsidiaries, determined in accordance with SAAP applied on a basis consistent with the methodologies, practices, estimation techniques, assumptions and principles used in the preparation of the Latest Balance Sheet (except as otherwise provided in the definition of Company Closing Net Working Capital, except that certain excess inventory levels related to an anticipated outage in Wallula, Washington was disregarded in calculating Targeted Company Net Working Capital and determined without regard to any purchase accounting adjustments arising out of the transactions contemplated hereby).

        4F.    No Other GAAP Liabilities.    Except as set forth on Section 4F of the Seller Disclosure Letter, no member of the Paper Group nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated corporate balance sheet ("Liabilities"), except (i) Liabilities that are accrued or reserved against in the Financial Statements, (ii) Liabilities that were incurred in the ordinary course of business since June 30, 2007, (iii) Liabilities otherwise disclosed (or within any materiality threshold contained in any other representation) in this Agreement or the Seller Disclosure Letter, (iv) transaction expenses, Liabilities under the Paper Contribution Agreement, the Ancillary Agreements and this Agreement and other Liabilities arising in connection with the consummation of the transactions contemplated hereby, (v) Liabilities to be included in the computation of Company Closing Net Working Capital, (vi) Liabilities for which Seller and its Subsidiaries (other than the members of the Paper Group and their Subsidiaries) are responsible in accordance with this Agreement, the Paper Contribution Agreement and the other Ancillary Agreements, (vii) Liabilities in respect of the Senior Credit Facility and the Indenture, (viii) Liabilities that arise from the ownership of their respective Subsidiaries and (ix) other Liabilities which would not result in a Company Material Adverse Effect.

        4G.    Absence of Certain Developments.    Except as set forth in Section 4G of the Seller Disclosure Letter or as otherwise contemplated by this Agreement and/or the Paper Contribution Agreement, from the date of the Latest Balance Sheet until the date of this Agreement, the members of the Paper Group have operated the Business in the ordinary course of business in all material respects and no member of the Paper Group nor any of its Subsidiaries has, and Seller has not solely with respect to the Business:

            (i)  operated in any material respect other than in the ordinary course of business consistent with past practice;

           (ii)  issued or sold any of its capital stock or equity securities, securities convertible into its capital stock or equity securities, or warrants, options or other rights to purchase its capital stock or equity securities;

          (iii)  subjected to any material Lien any portion of its assets or properties, except Permitted Encumbrances;

          (iv)  incurred any indebtedness for borrowed money, or guaranteed any such indebtedness, or issued or sold any debt securities or warrants or rights to acquire any debt securities of any member of the Paper Group, or guarantee any debt securities of others for which Buyer and/or any of its post-Closing Subsidiaries shall be liable following the Closing, other than (a) in the ordinary course of business consistent with past practice, (b) pursuant to and/or permitted under the Senior Credit Facility, Security Agreement and/or the Indenture, (c) indebtedness and guarantees that will be released in connection with or prior to the Closing, (d) any indebtedness or other obligations of a nature described in clause (ii)(a), (b), (c), (d) and/or (g) of the definition of Company Net Working Capital and/or (e) for the avoidance of doubt, the Debt Financing;

           (v)  sold, assigned or transferred any material portion of its tangible assets, except in the ordinary course of business;

          (vi)  sold, assigned or transferred any registered Company Intellectual Property, except in the ordinary course of business;

         (vii)  made or granted any material bonus or any material compensation or salary increase to any Transferred Employee or any Subsidiary Employee (except in the ordinary course of business consistent with past practice or as required by law or contractual obligations or other agreement existing on the date of this Agreement), or made or granted any material increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or severance agreement or employment contract or adopted any new employee benefit plan or arrangement or severance agreement or employment contract for any Transferred Employee or any Subsidiary Employee;

        (viii)  made any loans or advances to, or guarantees for the benefit of, any Persons, other than (x) in the ordinary course of business consistent with past practices, (y) intercompany loans and advances among or between the members of the Paper Group and their Subsidiaries and (z) pursuant to the Senior Credit Facility or the Indenture; or

          (ix)  suffered any material damage, destruction or other casualty loss with respect to the material property owned by any member of the Paper Group and/or any of its Subsidiaries that is not covered by insurance.

        4H.    Title to Properties.

            (i)  Section 4H(i) of the Seller Disclosure Letter sets forth the true and correct address of each parcel of Owned Real Property, the applicable member of the Paper Group which is its fee owner (each a "Fee Owner"), and the applicable members of the Paper Group (or their respective Subsidiaries) who are the primary occupant(s) of each parcel of Owned Real Property. With respect to each parcel of Owned Real Property, and except for matters that would not have a Company Material Adverse Effect: (a) the applicable Fee Owner has good fee simple title, free and clear of all Liens, except Permitted Encumbrances, to such Owned Real Property; (b) except as set forth on Section 4H(i) of the Seller Disclosure Letter, neither Seller nor any member of the Paper Group nor any of its Subsidiaries has leased, is subject to or party to any Lease with respect to, or has otherwise granted to any unaffiliated third Person the right to use or occupy such Owned Real Property or any portion thereof; and (c) there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof.

           (ii)  Section 4H(ii) of the Seller Disclosure Letter sets forth a true and complete list of all Leases as of the date hereof, including all material amendments thereto, for each parcel of Leased Real Property, the applicable address of each parcel of Leased Real Property subject to a Lease, the holder of the leasehold estate (or similar interest) with respect thereto, and the applicable members of the Paper Group (or their respective Subsidiaries) who are the primary occupant(s) of each parcel of Leased Real Property subject to any such Lease. One or more of the members of the Paper Group has delivered to, or made available for inspection by, Buyer and/or Buyer Sub a true, complete and correct copy of each Lease listed on Section 4H(ii) of the Seller Disclosure Letter. No member of the Paper Group or any of its Subsidiaries has received written notice of any material default under any of the Leases which has not been cured or waived. Except as disclosed on Section 4H(ii) of the Seller Disclosure Letter or the other sections of the Seller Disclosure Letter, the members of the Paper Group and/or its Subsidiaries (as applicable) or, if and to the extent applicable, Seller or its other Subsidiaries, have performed all obligations required to be performed by them to date under the Leases and are not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder, except for any failure to perform or any such breach or default that would not result in a Company Material Adverse Effect. To the knowledge of Seller, no other party to the Leases is (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder. To Seller's knowledge, except as set forth on Section 4H(ii) of the Seller Disclosure Letter or as may arise from consummation of the transactions contemplated hereby, no event has occurred which would allow any Person to terminate or accelerate performance under or otherwise modify (including upon the giving of notice or the passage of time) any of the Leases. No Person has terminated, accelerated performance or modified any of the Leases. Except as set forth on Section 4H(ii) of the Seller Disclosure Letter or as would not result in a Company Material Adverse Effect, no member of the Paper Group nor any of its Subsidiaries has leased, is subject to or party to any Lease with respect to, or has otherwise granted to any unaffiliated third Person the right to use or occupy any of the Leased Real Property which is subject to a Lease set forth on Section 4H(ii) of the Seller Disclosure Letter where any member of the Paper Group or its Subsidiaries is a sublandlord or is a similar interest holder under any such Lease.

          (iii)  Except as set forth on Section 4H(iii) of the Seller Disclosure Letter, as of the date of this Agreement, there are no actions, suits, proceedings, arbitrations or governmental investigations pending or, to the knowledge of Seller, threatened against any member of the Paper Group or any of its Subsidiaries or, solely with respect to the Business, Seller or any of its other Subsidiaries with respect to any Owned Real Property or Leased Real Property subject to a Lease set forth on Section 4H(ii)  of the Seller Disclosure Letter before any Governmental Entity which if determined adversely to any of the foregoing, would result in a Company Material Adverse Effect. Except as set forth on Section 4H(iii) of the Seller Disclosure Letter, to the knowledge of the Seller, no member of the Paper Group or any of its Subsidiaries, nor, solely with respect to the Business, Seller or any of its other Subsidiaries, has received any written notice of, any pending or threatened (A) rezoning or condemnation proceeding affecting any Owned Real Property or Leased Real Property subject to a Lease set forth on Section 4H(ii) of the Seller Disclosure Letter or (B) special assessment against any Owned Real Property or Leased Real Property subject to a Lease set forth on Section 4H(ii) of the Seller Disclosure Letter, in each case, which if determined adversely to any of the foregoing, would result in a Company Material Adverse Effect.

          (iv)  All brokerage commissions and other similar compensation and fees payable by Seller or any of its Affiliates in connection with any acquisition, lease or other transaction involving any Included Property which are or were due and payable have been paid in full.

           (v)  Except (a) as set forth on Section 4H(v) of the Seller Disclosure Letter, (b) as set forth on the Latest Balance Sheet, (c) for assets sold in the ordinary course of business since the date of the Latest Balance Sheet, (d) for Permitted Encumbrances or (e) as would not otherwise result in a Company Material Adverse Effect, a member of the Paper Group or one of its Subsidiaries owns, free and clear of all Liens, or has a contract, license or lease to use, all of the personal tangible property and assets included on the Latest Balance Sheet, acquired thereafter or located on its premises which is material to the Business. The Owned Real Property and the Leased Real Property, collectively, constitute the material real property owned or leased by the Seller and its Affiliates primarily for use in the operation of the Business.

        4I.    Tax Matters.    Except as set forth on Section 4I of the Seller Disclosure Letter:

            (i)  the members of the Paper Group and their Subsidiaries have timely filed (including extensions) all material Tax Returns required to be filed by them;

           (ii)  the members of the Paper Group and their Subsidiaries have timely paid all material Taxes that are due and payable by the Company or its Subsidiaries;

          (iii)  there are no Liens for Taxes upon any property or asset of any member of the Paper Group or any of its Subsidiaries, except for Liens for Taxes not yet due and payable;

          (iv)  (A) there are not pending or, to the Seller's knowledge, threatened in writing any Tax audits or examinations of any member of the Paper Group or any of its Subsidiaries and (B) no written notices of deficiency, proposed deficiency or assessment from any Government Entity with respect to material Taxes of any member of the Paper Group or any of its Subsidiaries have been received by any member of the Paper Group or any of its Subsidiaries;

           (v)  there are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes due from any member of the Paper Group or any of its Subsidiaries for any taxable period and no written request for any such waiver or extension is currently pending;

          (vi)  no member of the Paper Group or any of its Subsidiaries is a party to any agreement relating to the sharing, allocation or indemnification of Taxes (other than (A) any lease or financing agreement or any customer or vendor agreement entered into the ordinary course of business and (B) any purchase and sale agreement for which there is an allocation or indemnification of Taxes based on ownership periods) (a "Tax Sharing Agreement") or has any liability for the Taxes of any Person (other than a member of the Paper Group and/or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 or similar provision of state, local or foreign law, or as a transferee or successor;

         (vii)  since its formation, for U.S. federal Income Tax purposes, each of Boise P&N and Boise White Paper has been treated as an entity that is disregarded from its owner within the meaning of Treasury Regulation Section 301.7701-3;

        (viii)  no member of the Paper Group or any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction within two years of the date of this Agreement that was purported or intended to be governed in whole or in part by Code Section 355;

          (ix)  each member of the Paper Group and their Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

           (x)  to the Seller's knowledge, no written claim has been made by any Governmental Entity in a jurisdiction where any member of the Paper Group or any of their Subsidiaries do not file Tax Returns that such Persons are or may be subject to any Taxes assessed by such jurisdiction;

          (xi)  to the Seller's knowledge, neither the Paper Group nor any of its Subsidiaries has engaged (A) in any listed transaction (as such term is defined in Treasury Regulation Section 1.6011-4(b)(2)) which requires their participation to be disclosed under Treasury Regulation Section 1.6011-4(b)(2) or (B) any reportable transaction (as such term is defined in Treasury Regulation Section 1.6011-4) which requires their participation to be disclosed under Treasury Regulation Section 1.6011-4 which would reasonably be expected to result in a material Tax liability to the Paper Group and its Subsidiaries; and

         (xii)  neither the Paper Group nor any of its Subsidiaries is obligated to make any payments under any agreements entered into by any of them prior to the date hereof that solely as a result of the transactions contemplated by this Agreement or any transaction prior to this Agreement or any transaction prior to the Closing Date will not be deductible under Code 280G.

        4J.    Company Material Contracts.    Section 4J of the Seller Disclosure Letter sets forth a list as of the date of this Agreement of each of the following types of written contracts to which any member of the Paper Group or any of its Subsidiaries is a party:

            (i)  any employment agreement with any Transferred Employee or Subsidiary Employee that has future required scheduled payments (absent a material breach thereof) in excess of $250,000 per annum;

           (ii)  any Collective Bargaining Agreement;

          (iii)  any agreement containing a covenant not to compete granted in favor of a third party that materially impairs the Business as currently conducted;

          (iv)  any lease or similar agreement under which (a) any member of the Paper Group or any of its Subsidiaries is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third party or (b) any member of the Paper Group or any of its Subsidiaries is a lessor or sublessor of, or makes available for use by any third party, any tangible personal property owned or leased by any member of the Paper Group or any of its Subsidiaries or, solely with respect to the Business, Seller or one of its other Subsidiaries; in any case which has future required scheduled payments (absent a material breach thereof) in excess of $10,000,000 per annum and is not terminable by it upon notice of sixty (60) days or less for a cost of less than $10,000,000; or

           (v)  any other agreement, contract, lease, license or instrument, in each case not included in clauses (i) through (iv) above or set forth on any of the other sections of the Seller Disclosure Letter, to which any member of the Paper Group or any of its Subsidiaries or, solely with respect to the Business, Seller or one of its other Subsidiaries is a party or by or to which any of their assets are bound or subject which has future required scheduled payments (absent a material breach thereof) to or by any member of the Paper Group or any of its Subsidiaries or, solely with respect to the Business, Seller or one of its other Subsidiaries in excess of $20,000,000 per annum and is not terminable by it upon notice of sixty (60) days or less for a cost of less than $20,000,000 (other than Leases).

One or more of the members of the Paper Group has delivered to, or made available for inspection by, Buyer and/or Buyer Sub a true, complete and correct copy of each contract, lease, license, instrument or other agreement listed on Section 4J of the Seller Disclosure Letter (collectively, the "Company Material Contracts"). Except as disclosed on Section 4J of the Seller Disclosure Letter or the other sections of the Seller Disclosure Letter, the members of the Paper Group and/or its Subsidiaries (as applicable) or, if and to the extent applicable, Seller or its other Subsidiaries have performed all obligations required to be performed by them to date under the Company Material Contracts and are not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder, except for any failures to perform or any such breach or default that would not result in a Company Material Adverse Effect. To the knowledge of Seller, no other party to the Company Material Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder, except for any breach or default that would not result in a Company Material Adverse Effect.

        4K.    Intellectual Property.

            (i)  All Intellectual Property Rights that are used in the Business are either Company Intellectual Property or are the subject of a license of intellectual property. Except as disclosed on Section 4K of the Seller Disclosure Letter, as of the date hereof, the members of the Paper Group and/or its Subsidiaries (as applicable) or, if and to the extent applicable to the Business, Seller or its other Subsidiaries, have performed all obligations required to be performed by them to date under each IP License (as defined below) and is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder, except for any failure to perform or any such breach or default that would not result in a Company Material Adverse Effect. To the knowledge of Seller, no other party to the IP Licenses is (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder, except for any breach or default that would not result in a Company Material Adverse Effect. Except as set forth on Section 4K(i) of the Seller Disclosure Letter, as of the date of this Agreement, there are no claims pending before any Governmental Entity or, to the knowledge of Seller, threatened against any member of the Paper Group or one of its Subsidiaries or, solely with respect to the Business, Seller or any of its other Subsidiaries, with respect to any IP Licenses or with respect to the ownership, use or validity of any Company Intellectual Property, which if determined adversely to any of the foregoing, would result in a Company Material Adverse Effect.

           (ii)  Except as set forth on Section 4K(ii) of the Seller Disclosure Letter, a member of the Paper Group or one of it Subsidiaries, or Seller or one of its other Subsidiaries owns good title to all Company Intellectual Property, free and clear of all Liens (other than Permitted Encumbrances) or otherwise possesses the rights to use all other Intellectual Property Rights necessary to the conduct of the Business, except for any such failure to own that would not have a Company Material Adverse Effect.

          (iii)  All of the registered Company Intellectual Property and material unregistered trademarks and service marks are listed on Section 4K(iii) of the Seller Disclosure Letter. Section 4K(iii) of the Seller Disclosure Letter also sets forth (i) each license agreement of Intellectual Property Rights to a third party by, and (ii) each third party license agreement of Intellectual Property Rights to, a member of the Paper Group or one of its Subsidiaries or, solely with respect to the Business, Seller or any of its other Subsidiaries, in each case, in effect as of the date of this Agreement and the loss of which would result in a Company Material Adverse Effect (collectively, the "IP Licenses"). Except as set forth on Section 4K(iii)  of the Seller Disclosure Letter, no member of the

  Paper Group or any of its Subsidiaries nor, solely with respect to the Business, Seller or any of its other Subsidiaries have been sued or charged as a defendant in any claim, suit, action, or proceeding which involves a claim of infringement, misappropriation or other violation of any Intellectual Property Rights of any third party (a) and which has not been finally terminated prior to the date hereof or (b) which was initially filed within three years prior to the Closing Date. To the knowledge of the Seller, no third party including any current or former employee or contractor of any of them, is infringing upon, misappropriating or otherwise violating any rights in or to the Company Intellectual Property, except for any such infringements, misappropriations or violations which would not have a Company Material Adverse Effect.

          (iv)  No trademark, service mark, issued patent or pending application for a patent that is Company Intellectual Property is now involved in any opposition, infringement, dilution, unfair competition or cancellation proceeding before any Governmental Entity which if determined adversely to any member of the Paper Group or any of its Subsidiaries, would result in a Company Material Adverse Effect, and, to the knowledge of Seller, no such action is threatened in writing with respect to any such trademarks, service marks, issued patents or pending application for patents.

        4L.    Litigation.    Except as set forth on Section 4L of the Seller Disclosure Letter, as of the date of this Agreement, there are no actions, suits, proceedings or orders pending or, to Seller's knowledge, threatened against any member of the Paper Group or any of its Subsidiaries, or solely with respect to the Business, Seller or any of its other Subsidiaries, at law or in equity, before or by any Governmental Entity, which if determined adversely to any of the foregoing Persons would result in a Company Material Adverse Effect.

        4M.    Brokerage.    Except as set forth on Section 4M of the Seller Disclosure Letter, there are no claims for brokerage commissions, finders fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of any member of the Paper Group or any of its Subsidiaries.

        4N.    Company Employee Benefit Plans.

            (i)  Section 4N(i) of the Seller Disclosure Letter lists each Employee Benefit Plan.

           (ii)  Seller has provided Buyer with complete and accurate copies of all Employee Benefit Plans, including plan texts and amendments thereto (including written summaries of any unwritten plan or amendment) and all other material documents concerning such Employee Benefit Plans.

          (iii)  Each Employee Benefit Plan has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all respects with the applicable requirements of ERISA and the Code and the regulations promulgated thereunder, except where the failure to comply would not have a Company Material Adverse Effect. Each Employee Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the Code has timely adopted all amendments required for plan qualification (including amendments required by the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA")) and nothing has occurred and no circumstances exist that would put issuance of a favorable letter on a pending application in doubt. As of and including the date of the Closing, Seller shall have made all contributions required to be made by it up to and including the date of the Closing with respect to each Employee Benefit Plan, or adequate accruals therefor will have been provided for. Each Employee Benefit Plan that is intended to meet the requirements of a "qualified plan" under Code § 401(a) has timely filed for a favorable determination letter from the Internal Revenue Service for a determination letter that covers EGTRRA.

          (iv)  None of Seller, its Subsidiaries or any ERISA Affiliate has any material liability under Title IV of ERISA that will become a liability of Buyer as a result of the transactions contemplated by this Agreement.

           (v)  Section 4N(v) of the Seller Disclosure Letter contains a list of each Foreign Benefit Plan. Except as disclosed on Section 4N(v) of the Seller Disclosure Letter, each Foreign Benefit Plan required to be registered has been registered and maintained in good standing with applicable Governmental Entities and is now and has been operated in compliance in all material respects with all applicable laws.

          (vi)  Neither the Seller, its Subsidiaries nor any ERISA Affiliate maintains or contributes to or has any liability with respect to an Employee Benefit Plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA) subject to Title IV of ERISA with respect to which Buyer could have any liability under Title IV of ERISA.

         (vii)  With respect to each Employee Benefit Plan, to the knowledge of Seller, (i) no "party in interest" or "disqualified person" (as defined in Section 3(14) of ERISA or Section 4975 of the Code, respectively) has engaged in a transaction which could subject Buyer, the Company or Stockholders, directly or indirectly, to a material tax, penalty or liability for prohibited transactions imposed by ERISA, the Code or any other applicable law and, (ii) no fiduciary (as defined in Section 3(21) of ERISA) has breached in any material respect any of the responsibilities or obligations imposed upon the fiduciary under Title I of ERISA or any other applicable law.

        (viii)  There are no actions, audits, investigations, claims (other than routine claims for benefits), lawsuits or arbitrations pending or, to the knowledge of Seller, threatened with respect to any Employee Benefit Plan or against any fiduciary of any Employee Benefit Plan, which if determined adversely to any member of the Paper Group or any of its Subsidiaries, would result in a Company Material Adverse Effect, and, to the knowledge of Seller, there are no facts that could give rise to a material liability with respect to any such actions, audits, investigations, claims, lawsuits or arbitrations.

          (ix)  Except as set forth in Section 4N(ix) of the Seller Disclosure Letter, no Employee Benefit Plan provides for medical or health, life insurance or post-retirement death benefits (through insurance or otherwise) or provides for the continuation of such benefits or coverage for any participant or any dependent or beneficiary of any participant after such participant's retirement or other termination of employment, except as may be required by COBRA or any other similar Law.

           (x)  No Employee Benefit Plan is a "multiple employer plan" as described in Section 3(40) of ERISA or Section 413(c) of the Code.

          (xi)  Except as set forth on Section 4N(xi) of the Seller Disclosure Letter, the consummation of the transactions contemplated by this Agreement, alone and without regard to any other event, will not result in (i) any material payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus payments or otherwise) becoming due to any Business Employee, (ii) any material increase in the amount of compensation or benefits payable to any Business Employee or (iii) any acceleration of the vesting or timing of payment of any benefits or compensation payable to any Business Employee, in each case (A) under any agreement entered into on or prior to the date hereof by any member of the Paper Group or any of its Subsidiaries or, solely with respect to the Business, the Seller or any of its other Subsidiaries, or under any Employee Benefit Plan set forth on Section 4N(i) of the Seller Disclosure Letter and (B) for which Buyer and/or any of its post-Closing Subsidiaries shall be liable following the Closing.

         (xii)  No Employee Benefit Plan is an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code).

        (xiii)  To Seller's knowledge, every employment agreement, contract or Employee Benefit Plan that is subject to Section 409A of the Code has been operated in good faith compliance with the available guidance under Section 409A since January 1, 2005, and nothing has occurred that has or may result in any such agreement, contract or Employee Benefit Plan violating Section 409A of the Code in any material respect.

        4O.    Insurance.    Section 4O of the Seller Disclosure Letter sets forth an accurate and complete list of all insurance policies (other than title insurance policies and insurance policies in respect of Seller's obligations under Employee Benefit Plans or Foreign Benefit Plans) maintained by Seller or any of its Subsidiaries as of the date hereof that provide coverage, subject to applicable deductibles, self-insured retentions, coverage limits and exclusions from coverage, with respect, in whole or in part, to the Business for the policy year that includes the date of this Agreement. To the knowledge of Seller, except as would not result in a Company Material Adverse Effect, all such insurance policies of Seller and its Subsidiaries are in full force and effect, and neither Seller nor any of its Subsidiaries is in default in any material respect regarding its obligations under any of such insurance policies.

        4P.    Sufficiency of Assets.    Except for (i) assets and services listed on Section 4P of the Seller Disclosure Letter, (ii) the assets and services to be provided pursuant to the Ancillary Agreements and (iii) other services and assets the failure of which would not result in a Company Material Adverse Effect, as of the Closing, the assets which members of the Paper Group and their Subsidiaries will own, lease, license or otherwise have a valid right to use as of immediately after the Closing (without regard to any action taken by or at the direction of Buyer, Buyer Sub or any business plan of Buyer and/or Buyer Sub and assuming the due execution and delivery at the Closing of each of the Ancillary Agreements), will consist of all of the material assets used in the operation of the Business by Seller and its Subsidiaries as of the date of the Latest Balance Sheet and acquired or received by any member of the Paper Group or any of its Subsidiaries or, solely with respect to the Business, Seller and its other Subsidiaries since the date of the Latest Balance Sheet, and necessary for the conduct of the Business as presently conducted as of the date hereof.

        4Q.    Permits; Compliance with Applicable Laws.

            (i)  Except as set forth on Section 4Q(i) of the Seller Disclosure Schedule, each of the Company, each member of the Paper Group and their Subsidiaries is in possession of all authorizations, licenses, permits, certificates, approvals and clearances, and has submitted notices to, all Governmental Entities necessary for the Company, each member of the Paper Group and their Subsidiaries to own, lease and operate its properties or other assets and to carry on their respective businesses as they are being conducted as of the date hereof in all material respects (the "Company Permits"), and all such Company Permits are valid, and in full force and effect, except where any such failure to have or possess, failure to submit, or the suspension or cancellation of, or failure to be valid or in full force and effect of, any of the Company Permits would not have a Company Material Adverse Effect.

           (ii)  Except as set forth on Section 4Q(ii) of the Seller Disclosure Letter or the other sections of the Seller Disclosure Letter, to Seller's knowledge, each member of the Paper Group and its Subsidiaries have, and Seller and its other Subsidiaries have, solely with respect to the Business, since December 31, 2006, complied with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity (including the Foreign Corrupt Practices Act) applicable to the Paper Group and its Subsidiaries or the Business, except to the extent any instances of non-compliance would not result in a Company Material Adverse Effect. Except as set forth on Section 4Q(ii) of the Seller Disclosure Letter or the other sections of the Seller Disclosure Letter, to Seller's knowledge, since December 31, 2006 no member of the Paper Group or any of its Subsidiaries or Seller or any of its other Subsidiaries solely with respect to the Business, has received any written communication from a Governmental Entity that alleges that any of them is not in compliance with all federal, state, foreign or local laws, rules and regulations applicable to the Paper Group and its Subsidiaries or the Business, except to the extent any instances of non-compliance would not result in a Company Material Adverse Effect.

        4R.    Environmental.    Except as set forth on Section 4R of the Seller Disclosure Letter or except as set forth in the Environmental Reports or except as would not result in a Company Material Adverse Effect, (i) since October 29, 2004, no member of the Paper Group or any of its Subsidiaries nor, solely with respect to the Business, Seller or any of its other Subsidiaries has received any written communication from a Governmental Entity that alleges that any member of the Paper Group or any of its Subsidiaries, or solely with respect to the Business, Seller or any of its other Subsidiaries is not in compliance, in all material respects, with any Environmental Laws applicable to the Business, (ii) there are no actions, suits, proceedings or orders pending or, to the Seller's knowledge, threatened against any member of the Paper Group or any of its Subsidiaries, or solely with respect to the Business, Seller or any of its other Subsidiaries, pursuant to any Environmental Laws, (iii) a member of the Paper Group or one of its Subsidiaries holds, and is in compliance with, all permits, licenses and authorizations of a Governmental Entity required to be obtained by the Paper Group, Seller or its Subsidiaries under Environmental Laws applicable to the Business, (iv) the members of the Paper Group and their Subsidiaries and, solely with respect to the Business, Seller and its other Subsidiaries are in compliance with all Environmental Laws applicable to the Business, and (v) except for matters that have been addressed to the extent required by applicable Environmental Laws, there has been no release, in quantities, concentrations, or circumstances such that any member of the Paper Group or any of its Subsidiaries is required by Environmental Laws to report, investigate, clean up or remediate such release, of Hazardous Substances to soil, groundwater or surface water at any Owned Real Property, at any Leased Real Property, or, to the Seller's knowledge, at any real property at which the Paper Group or any of its Subsidiaries has discharged, disposed of, or arranged for the disposal of Hazardous Substances. As used in this Agreement, the term "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Resource Conservation and Recovery Act, as amended ("RCRA"), the Clean Air Act, as amended, the Clean Water Act, as amended, the Toxic Substances Control Act, as amended, and any other state or local domestic laws, regulations or ordinances imposing standards of conduct relating to the pollution or protection of the environment, in each case as enacted and in effect on or prior to the Closing Date. As used in this Section 4R, Seller's knowledge means the knowledge of Dawn Blancaflor, Associate General Counsel, Environmental, Boise Cascade, LLC, and Jim Jackson, Director, Environmental Affairs, Boise Cascade, LLC, in addition to the knowledge of the Seller Designated Contacts.

        4S.    Employees.

            (i)  Except as set forth in Section 4S of the Seller Disclosure Letter, to the knowledge of the Seller, the members of the Paper Group and their Subsidiaries are, and solely with respect to the Business, Seller and its other Subsidiaries are in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice, failure to comply with which or engagement in which, as the case may be, would result in a Company Material Adverse Effect. Except as set forth in Section 4S of the Seller Disclosure Letter, there is no written unfair labor practice complaint pending or, to the knowledge of Seller, threatened in writing against any member of the Paper Group or any of its Subsidiaries, or solely with respect to the Business, Seller or any of its other Subsidiaries, before the National Labor Relations Board, the Equal Opportunity Commission, the Occupational Safety and Health Review Commission, the Department of Labor or any Governmental Entity, other than any complaint which would not result a Company Material Adverse Effect.

           (ii)  Except as would not have a Company Material Adverse Effect, there are no strikes, slowdowns or work stoppages pending or, to the Seller's knowledge, threatened with respect to the employees of the members of the Paper Group or their Subsidiaries, nor has any such strike, slowdown or work stoppage occurred or, to the Seller's knowledge, been threatened since October 29, 2004.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF SELLER

        As an inducement to Buyer to enter into this Agreement, Seller hereby represents and warrants to Buyer and Buyer Sub that as of the date of this Agreement:

        5A.    Organization and Corporate Power.    Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite limited liability company power and authority necessary to own and operate its properties and to carry on its business as now conducted and to enter into this Agreement and consummate the transactions contemplated hereby.

        5B.    Authorization; No Breach.    This Agreement has been duly executed and delivered by Seller, and constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms, except as limited by the application of bankruptcy, moratorium and other laws affecting creditors' rights generally and as limited by the availability of specific performance and the application of equitable principles. Each Ancillary Agreement to which Seller is a party, when executed and delivered by Seller, shall have been duly executed and delivered by Seller, and shall constitute a valid and binding obligation of Seller, enforceable in accordance with its terms, except as limited by the application of bankruptcy, moratorium and other laws affecting creditors' rights generally and as limited by the availability of specific performance and the application of equitable principles. Assuming receipt of the HSR Approval and the consents set forth on Section 5B of the Seller Disclosure Letter, Seller's execution and delivery of this Agreement and the Ancillary Agreements to which Seller is a party do not (i) result in any material breach of any of the provisions of, (ii) constitute a material default under, (iii) give any third party the right to terminate, (iv) result in the creation of any Lien (other than Permitted Encumbrances) upon any of the shares of capital stock or any assets of Seller pursuant to the terms of or (v) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Entity under (a) the provisions of the organizational documents of Seller, (b) any material contract to which Seller is party, (c) any judgment, order or decree to which Seller is subject, or (d) any law, statute, rule or regulation, to which Seller is subject, except as has been obtained or as contemplated in this Agreement or, in the cases of clauses (b), (c) and (d) foregoing, as would not reasonably be expected to impair performance of its obligations under this Agreement.

        5C.    Litigation.    As of the date hereof, there are no material actions, suits, proceedings or orders pending or, to Seller's knowledge, threatened against Seller at law or in equity, or before or by any Governmental Entity which would reasonably be expected to impair performance of its obligations under this Agreement.

        5D.    Brokerage.    Except as set forth on Section 5D of the Seller Disclosure Letter, there are no claims for brokerage commissions, finders fees, expenses or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller or any of its Subsidiaries.

        5E.    Ownership of Target Units.    As of the date hereof, (x) FPH owns, directly or indirectly through a Subsidiary, all of the Target Units and (y) Seller owns, directly or indirectly through a Subsidiary, all of the Paper Units, in each case free and clear of all Liens, other than (i) restrictions on transfer pursuant to applicable securities law, (ii) Liens existing pursuant to the Security Agreement and the Indenture which will be released at or prior to the Closing in accordance with their respective terms and (iii) Liens existing pursuant to the Paper Contribution Agreement or pursuant to Section 1A hereof.

        5F.    Accredited Investor.    Seller is an "accredited investor" within the meaning of Regulation D promulgated pursuant to the Securities Act.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF BUYER

        As an inducement to the Company, the Paper Companies and Seller to enter into this Agreement, Buyer and Buyer Sub hereby represents and warrants that as of the date of this Agreement:

        6A.    Organization and Corporate Power.    Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify or be in good standing would result in a Buyer Material Adverse Effect. Buyer Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the failure to so qualify or be in good standing would result in a Buyer Material Adverse Effect. Each of Buyer and Buyer Sub has all requisite corporate or limited liability company power and authority necessary to own and operate their properties and to carry on their businesses as now conducted and to enter into this Agreement and consummate the transactions contemplated hereby. The copies of the certificate of incorporation and by-laws of Buyer and the certificate of formation and limited liability company agreement of Buyer Sub which have been made available to the Seller reflect all amendments made thereto at any time prior to the date of this Agreement. As a result of Buyer's execution and delivery of this Agreement, there is no obligation under Buyer's Certificate of Incorporation that Buyer liquidate or dissolve prior to June 19, 2009.

        6B.    Buyer Capital Stock.    The authorized capital stock of the Buyer consists of (i) 1,000,000 shares of Buyer Preferred Stock, of which 0 shares are issued and outstanding, (ii) 100,000,000 shares of Buyer Common Stock, of which 51,750,000 shares are issued and outstanding. All of the outstanding shares of Buyer Common Stock have been, and all shares of Buyer Common Stock to be issued to Seller under this Agreement upon consummation of the Purchase and Sale Transaction (or thereafter pursuant Section 1E hereof will (upon issuance) be, duly authorized, validly issued, fully paid and nonassessable and no such shares of Buyer Common Stock have been or will be issued in violation of applicable securities laws or in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware Corporation Law, Buyer's certificate of incorporation or bylaws or any other agreement to which Buyer is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of Buyer having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of capital stock of Buyer may vote. Except for the Buyer Warrants, there are no options, warrants, rights, convertible or exchangeable securities, "phantom" stock or other equity rights, stock or other equity appreciation rights, stock or other equity-based performance units, commitments, contracts, arrangements or undertakings of any kind to which Buyer is a party or by which it is bound. The Buyer Warrants are, and after giving effect to the Purchase and Sale Transaction will be, exercisable for 44,400,000 shares of Buyer Common Stock at an exercise price of $7.50 per share. No Buyer Warrants are exercisable until consummation of the Purchase and Sale Transaction. Except for rights of holders of Buyer Common Stock to convert their shares of Buyer Common Stock into cash held in the Trust Fund (all of which rights will expire upon consummation of the Purchase and Sale Transaction), there are not any outstanding contractual obligations of Buyer and/or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of other equity interests in Buyer and/or any of its Subsidiaries.

        6C.    Buyer Equity Interests.    Buyer does not own, or have a right or obligation to purchase, any capital stock, membership interests, partnership interests or equity securities, or any securities convertible into or exchangeable for capital stock, membership interests, partnership interests or equity securities, of any other Person, other than the Buyer Sub Common Units and (ii) Buyer has no obligation to invest money in, loan money to or make capital contributions to any other Person. The authorized equity of Buyer Sub consists of 1,000 Buyer Sub Common Units, all of which are issued and outstanding and owned beneficially and of record by Buyer free and clear of all Liens, except for Permitted Encumbrances. All Buyer Sub Common Units are validly issued.

        6D.    Authorization; No Breach.    This Agreement has been duly executed and delivered by each of Buyer and Buyer Sub, and constitutes the valid and binding obligation of each of Buyer and Buyer Sub, enforceable in accordance with its terms, except as limited by the application of bankruptcy, moratorium and other laws affecting creditors' rights generally and as limited by the availability of specific performance and the application of equitable principles. Assuming receipt of the HSR approval, neither the execution, delivery and performance of this Agreement by Buyer and/or Buyer Sub, nor the consummation by any of them of the transactions contemplated hereby will (i) conflict with or result in any breach of any of the provisions of, (ii) constitute (with or without due notice or lapse of time or both) a default under, (iii) give any third party the right to terminate, amend, cancel or accelerate, (iv) result in the creation of any lien, security interest, charge or encumbrance upon any of the shares of capital stock or any assets of Buyer, Buyer Sub or any of their respective Subsidiaries pursuant to the terms of or (v) require any filing with, or permit, authorization, consent, approval, exemption or other action by or notice to any Governmental Entity, except as has been obtained or as contemplated by this Agreement, under (a) the provisions of the certificate of incorporation, bylaws or other organizational documents of Buyer or Buyer Sub, (b) any Buyer Material Contract, (c) any judgment, order or decree to which Buyer, Buyer Sub or any of their respective Subsidiaries is subject, (d) any law, statute, rule or regulation, to which Buyer, Buyer Sub or any of their respective Subsidiaries is subject or (e) the prospectus dated June 19, 2007, filed by Buyer with the SEC pursuant to Rule 424 promulgated under the Securities Act, except in the cases of clauses (b), (c) and (d) of the foregoing, as would not have a Buyer Material Adverse Effect. Without limiting the generality of the foregoing, the Purchase and Sale Transaction and the other transactions contemplated by this Agreement are a "business combination" within the meaning of Buyer's certificate of incorporation.

        6E.    Litigation.    There are no material actions, suits, proceedings or orders pending or, to Buyer's knowledge, threatened against Buyer or Buyer Sub at law or in equity, or before or by any Governmental Entity.

        6F.    Board Approvals.

            (i)  The Board of Directors of Buyer, by resolutions duly adopted at a meeting duly called and held, has unanimously approved this Agreement and the transactions contemplated by this Agreement, including the Purchase and Sale Transaction. Other than Buyer Shareholder Approval, no other corporate proceedings on the part of Buyer are necessary to authorize the transactions contemplated by this Agreement.

           (ii)  Buyer, in its capacity as sole equityholder of Buyer Sub, has duly (A) determined that this Agreement and the Purchase and Sale Transaction are advisable and in the best interests of Buyer Sub and (b) approved this Agreement and the Purchase and Sale Transaction. No other limited liability company proceedings on the part of Buyer Sub are necessary to authorize the transactions contemplated by this Agreement.

        6G.    SEC Filings; Financial Statements.

            (i)  Buyer has made available to Seller a correct and complete copy of each report, registration statement and definitive proxy statement filed by Buyer with the SEC (the "Buyer SEC Reports"), which are all the forms, reports and documents required to be filed by Buyer or any of its Subsidiaries with the SEC prior to the date of this Agreement. As of their respective dates, the Buyer SEC Reports (including the financial statements included therein): (x) were prepared in accordance with and complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Buyer SEC Reports, and (y) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (ii)  Each set of financial statements (including, in each case, any related notes thereto) contained in the Buyer SEC Reports, including each Buyer SEC Report filed after the date hereof until the Closing, complied or will comply as to form in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents or will fairly present in all material respects the consolidated financial position of Buyer at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were, are or will be subject to normal adjustments which were not or are not expected to be material adverse effect on Buyer or its ability to consummate the transactions contemplated hereby.

        6H.    No Undisclosed Liabilities.    Buyer and its Subsidiaries have no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements included in the Buyer SEC Reports which are, individually or in the aggregate, material to the business, results of operations or financial condition of Buyer and its Subsidiaries, except (A) liabilities provided for in or otherwise disclosed in the Buyer SEC Reports filed prior to the date hereof, (B) liabilities incurred since June 30, 2007 in the ordinary course of business, (C) transaction expenses related to the transactions contemplated hereby, and (D) other liabilities which are not material to Buyer and/or Buyer Sub or their ability to consummate the transactions contemplated hereby. Buyer Sub was formed for the purpose of completing the Purchase and Sale Transactions and has no liabilities, other than transaction expenses and other liabilities arising from the transactions contemplated hereby.

        6I.    Trust Fund.    As of the date hereof, Buyer has, and as of the Closing Date, Buyer will have, no less than $400,000,000 invested in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 in a trust account administered by Continental (the "Trust Fund"). There are no claims or proceedings pending with respect to the Trust Fund. All cash of Buyer not held in the Trust Fund has been invested in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Neither Buyer nor Buyer Sub is, and members of the Paper Group and their respective Subsidiaries will not be as a result of consummation of the Purchase and Sale Transaction, subject to registration or regulation under the Investment Company Act of 1940, as amended.

        6J.    Brokerage.    Except for fees and expenses owed to Houlihan Lokey Howard & Zukin and its Affiliates, for the Deferred Discount owed to the Underwriters upon consummation of the Purchase and Sale Transaction, and for expenses owed to Pali Capital, Inc. and Lazard Freres & Co. LLC, there are no claims for brokerage commissions, finders fees, expenses or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer or any of its Affiliates.

        6K.    Absence of Certain Developments.    During the period from the date on which Buyer was first formed to the date of this Agreement, neither Buyer nor Buyer Sub has:

            (i)  operated in any material respect other than in the ordinary course of business consistent with past practice;

           (ii)  issued or sold any of its capital stock or equity securities, securities convertible into its capital stock or equity securities, or warrants, options or other rights to purchase its capital stock or equity securities, other than the issuance of the Buyer Sub Common Units from Buyer Sub to Buyer prior to the date hereof;

          (iii)  subjected to any material Lien any portion of its properties or assets (including any cash in the Trust Fund), except as set forth on Section 6K of the Buyer Disclosure Letter;

          (iv)  incurred any indebtedness for borrowed money (other than pursuant to non-interest bearing loans from Nathan Leight, Jason Weiss, Terrapin Partners LLC or any designee of any of the foregoing) or any capitalized lease obligations, or guaranteed any indebtedness for borrowed money or capitalized lease obligation of any other Person;

           (v)  spent any cash in the Trust Fund or spent any other cash other than for payment of liabilities in the ordinary course of business or in connection with the transactions contemplated hereby;

          (vi)  made any loans or advances to, or guarantees for the benefit of, any Persons (except to employees in the ordinary course of business);

         (vii)  incurred any material Tax liability which it has not paid prior to Closing, other than any income Tax liability to the extent it arose as a result of the Trust Fund's investment in government securities or money market funds in the ordinary course of business; or

        (viii)  suffered any material damage, destruction or other casualty loss with respect to property owned by Buyer or any of its Subsidiaries that is not covered by insurance.

        6L.    Buyer D&O Policy.    Buyer has previously made available to Seller a true and correct copy of the Buyer's director and officer insurance policy ("Buyer D&O Policy"). Buyer has paid all premiums related to the Buyer D&O Policy and the consummation of the Purchase and Sale Transaction and the transactions contemplated hereby will not cause the Buyer and its Subsidiaries to lose any rights or benefits under the Buyer D&O Policy. Buyer is not in default of its obligations in respect of the Buyer D&O Policy and, to Buyer's knowledge, the Buyer D&O Policy is in full force and effect.

        6M.    Compliance with Applicable Laws.    Since their formation, each of the Buyer and Buyer Sub has complied with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity (including the Foreign Corrupt Practices Act), applicable to Buyer and Buyer Sub, except to the extent any instances of non-compliance would not have a Buyer Material Adverse Effect. Since its formation, neither the Buyer nor Buyer Sub has received any written communication from a Governmental Entity that alleges that any of them is not in compliance with any federal, state, foreign or local laws, rules and regulations applicable to them, except to the extent any instances of non-compliance would not have a Buyer Material Adverse Effect.

        6N.    Buyer Material Contracts.    Each of Buyer and Buyer Sub has performed all material obligations required to be performed by them to date under the Buyer Material Contracts and, is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder in any material respect, except for failures to perform or any such breach that would not have a Buyer Material Adverse Effect. Neither Buyer nor any of its Subsidiaries has any Buyer Plans.

        6O.    Ancillary Agreements; Performance.    Buyer's agreement to perform and to cause its post-Closing Affiliates (including the members of the Paper Group and their Subsidiaries) to perform the Ancillary Agreements, and performance by each of them of their respective obligations under the Ancillary Agreements after ownership by Buyer, does not (i) result in any material breach of any of the provisions of, (ii) constitute a material default under, (iii) give any third party the right to terminate, (iv) result in the creation of any lien, security interest, charge or encumbrance upon any of the shares of capital stock or any assets of Buyer or its Subsidiaries pursuant to the terms of or (v) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Entity, under (a) the provisions of the certificate of incorporation, bylaws or other constitutive documents of Buyer and/or any of its Subsidiaries, (b) any Buyer Material Contract, (c) any judgment, order or decree to which Buyer or any of its Subsidiaries is subject, or (d) any law, statute, rule or regulation, to which Buyer or any of its Subsidiaries is subject.

ARTICLE 7
TERMINATION

        7A.    Termination.    Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

            (i)  by the written consent of each of Buyer and Seller;

           (ii)  by Buyer, if there has been a material violation or breach by any member of the Paper Group or Seller of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of Buyer and Buyer Sub at the Closing and (a) such violation or breach has not been waived by Buyer and (b) such violation or breach is not capable of being cured or, if capable of being cured, shall not have been cured prior to the earlier of (x) thirty (30) days after written notice of such violation or breach from Buyer to Seller, or (y) the Termination Date;

          (iii)  by Seller, if there has been a material violation or breach by Buyer or Buyer Sub of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of Seller and the Paper Group at the Closing and (a) such violation or breach has not been waived by Seller and (b) such violation or breach is not capable of being cured or, if capable of being cured, shall not have been cured prior to the earlier of (x) thirty (30) days after written notice of such violation or breach from Seller to Buyer, or (y) the Termination Date; provided that the failure to deliver the Estimated Closing Purchase Price as and when required hereunder shall not be subject to cure hereunder unless otherwise agreed to in writing by Seller;

          (iv)  by Seller if the Proxy Statement shall not have been filed with the SEC before December 7, 2007 unless the failure to file prior to such date resulted from the failure of Seller to provide information for inclusion therein;

           (v)  by Seller if the Proxy Statement has not been cleared by the SEC and mailed to Buyer's stockholders before August 7, 2008 unless the failure to be cleared or mailed prior to such date resulted from the failure of Seller to provide information for inclusion therein;

          (vi)  by either Buyer or Seller, if at the Shareholder Meeting (including any adjournments thereof), either (A) Buyer Shareholder Approval is not obtained or (B) the holders of 40% or more of the IPO Shares validly exercise their Conversion Rights;

         (vii)  by either Buyer or Seller at its sole discretion if any Governmental Entity shall institute any suit or action challenging the validity or legality, or seeking to restrain the consummation of, the transactions contemplated by this Agreement;

        (viii)  by Buyer within fourteen (14) days of its receipt of the final Phase I Report in respect of the properties listed on Section 3J of the Seller Disclosure Letter, or within fourteen (14) days of its receipt of the last results of a Phase II Investigation, whichever is later, but solely in the event that the Phase I Reports or Phase II Investigations shall have identified RECs that would reasonably be expected to result, individually or in the aggregate, in liability to Buyer or its post-Closing Subsidiaries in excess of $35,000,000 (provided that the right of termination described in this Section 7A(viii) shall not apply to (1) any RECs that were reported in any phase I reports, environmental reports and/or other due diligence information or documentation made available to Buyer, Buyer Sub and/or any of their representatives prior to the date hereof and/or (2) any RECs to the extent such liability is covered by the indemnification obligations of Sellers (as defined in the OMX Purchase Agreement) pursuant to Article 17 of the OMX Purchase Agreement); or

          (ix)  by Buyer, on the one hand, or Seller, on the other hand, if the transactions contemplated hereby have not been consummated on or prior to September 7, 2008 (the "Termination Date"); provided that (a) Buyer shall not be entitled to terminate this Agreement pursuant to this Section 7A(ix) if Buyer's and/or Buyer Sub's breach of this Agreement has prevented the satisfaction of any of Seller's conditions at the Closing set forth in Sections 2A or 2C and (b) Seller shall not be entitled to terminate this Agreement pursuant to this Section 7A(ix)  if Seller's and/or any member of the Paper Group's breach of this Agreement has prevented the satisfaction of any of Buyer's conditions at the Closing set forth in Sections 2A or 2B.

        7B.    Effect of Termination.    In the event of any termination of this Agreement by Buyer or Seller as provided above, this Agreement shall forthwith become void and of no further force or effect (other than this Section 7B, Section 7C, Section 8C, Section 8N and Article 9, which shall survive the termination of this Agreement and shall be enforceable by the parties hereto), and there shall be no liability or obligation on the part of Buyer, Buyer Sub, Seller, any member of the Paper Group or any other party hereto to any other party hereto, except for willful breaches of this Agreement prior to the time of such termination and, in the case of Buyer and Buyer Sub, the failure to deliver the Estimated Closing Purchase Price as and when required hereunder.

        7C.    Limitation on Remedy.    Seller hereby acknowledges that (a) it has read the prospectus dated June 19, 2007, filed by Buyer with the SEC pursuant to Rule 424 promulgated under the Securities Act and understands that Buyer has established the Trust Fund, initially in an approximate amount of $399,500,000 for the benefit of certain stockholders of Buyer (including the Deferred Discount in the amount of $12,420,000) and that Buyer may disburse monies from the Trust Fund only (i) to certain stockholders of Buyer in the event of the conversion of their shares or the liquidation of Buyer, (ii) with respect to up to $3,100,000 of interest income in the Trust Fund, to fund its expenses and working capital requirements, or (iii) to Buyer and/or Buyer Sub in connection with the consummation of a "business combination" (as defined in Buyer's certificate of incorporation) and (b) except as otherwise expressly set forth in this Section 7C, for and in consideration of Buyer agreeing to evaluate the Business for purposes of consummating a "business combination" with respect to the Business, Seller and the members of the Paper Group agree that, except as otherwise provided in this Article 7, prior to Closing, they do not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund and waives any such claim it may have in the future as a result of, or arising out of, the agreement or any negotiations, contracts or agreements with Buyer in respect of the Trust Fund (excluding any rights any of the parties hereto may have under the Debt Commitment Letters) and will not seek recourse against the Trust Fund for any reason whatsoever. Notwithstanding any provision in this Article 7 to the contrary, this Section 7C shall in no event limit the rights of any party (treating Buyer and Buyer Sub as a single party, on the one hand, and Seller and the Paper Group as a single party, on the other hand) to seek recovery for willful breaches of this Agreement by the other party arising prior to or in connection with the termination of this Agreement (including, in the case of Seller, any failure by Buyer and Buyer Sub to deliver the Estimated Closing Purchase Price as and when required hereunder); provided that, in the case of Seller, without limiting the rights of Seller to pursue a claim for or obtain a judgment against Buyer for such willful breach, no recovery for such claim or judgment may be made by Seller against the assets of the Trust Fund unless and until the assets of such Trust Fund are released to Buyer in connection with consummation of a "business combination" within the meaning of Buyer's certificate of incorporation as in effect on the date hereof.

ARTICLE 8
ADDITIONAL AGREEMENTS

        8A.    Survival.

            (i)  The representations and warranties set forth in this Agreement or in any certificate delivered in connection with this Agreement and each covenant requiring performance prior to the Closing shall terminate effective as of immediately prior to the Closing such that no claim for breach of any such representation or warranty, covenant, detrimental reliance or other right or remedy (other than for common law fraud) may be brought after the Closing. Any covenant of any party in this Agreement that requires performance at or after the Closing shall survive the Closing until the expiration of the statute of limitations for breach of contract with respect to such covenant and nothing in this Agreement shall limit the right of any party to bring a claim for breach of any covenant contained in this Agreement that requires performance at or after the Closing (with it being understood and agreed that Buyer shall be responsible for breach of any covenant requiring performance by the Paper Group and their Subsidiaries at or after the Closing).

           (ii)  Buyer acknowledges and agrees that, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it or any of its Affiliates may have against Seller or any Equityholder Party relating to the operation of the Company or its Subsidiaries or their respective businesses or relating to the subject matter of this Agreement and the Seller Disclosure Letter and the transactions contemplated hereby and thereby, whether arising under or based upon any federal, state, local or foreign statute, law, ordinance, rule or regulation (including any right, whether arising at law or in equity, to seek indemnification, contribution, cost recovery, damages, or any other recourse or remedy, including as may arise under common law) are hereby waived. Furthermore, without limiting the generality of this Section 8A, no claim shall be brought or maintained by or on behalf of Buyer or any of its Affiliates (including, after the Closing, the Paper Group and their Subsidiaries) against Seller or any of the Equityholder Parties, and no recourse shall be sought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach of any of the representations, warranties or covenants of Seller, any Equityholder Party or any other Person set forth or contained in this Agreement, any certificate, instrument, opinion or other documents delivered hereunder, the subject matter of this Agreement, the business, the ownership, operation, management, use or control of the business of the Paper Group or any of the Subsidiaries, any of their assets, any of the transactions contemplated hereby or any actions or omissions at or prior to the Closing; provided that, notwithstanding anything to the contrary, nothing in this Section 8A (including Section 8A(iii) below) shall limit, prejudice or otherwise restrict Buyer's ability to bring, any claim based upon common law fraud or breach by Seller of any covenant applicable to Seller requiring performance at or after the Closing contained in this Agreement or any of the Ancillary Agreements, the ability of any member of the Paper Group to bring any claim for indemnification against OfficeMax, Inc. pursuant to and in accordance with the terms of the OMX Purchase Agreement, or shall limit, prejudice or otherwise restrict Buyer's ability to bring any claim against Seller or its Affiliates with respect to liabilities for which Seller has expressly agreed to be responsible under this Agreement.

          (iii)  Buyer hereby waives, on behalf of itself and its Affiliates (including, after the Closing, the Paper Group and its Subsidiaries), any right, whether arising at law or in equity, to seek contribution, cost recovery, damages, or any other recourse or remedy from the Equityholder Parties, and hereby releases each such Equityholder Party from any claim, demand or liability, with respect to any such environmental, health, or safety matter (including any matter arising under any Environmental Law (including under CERCLA)).

        8B.    Press Release and Announcements.    The parties hereto agree that, from the date hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued or made by or on behalf of any party without the prior consent of the other parties, except that (i) Seller and its Subsidiaries may make announcements from time to time to their respective employees, customers, suppliers and other business relations and otherwise as Seller may, after consultation with counsel, reasonably determine is necessary to comply with applicable law or the requirements of the Indenture or the Senior Credit Facility and (ii) such party may make such releases or announcements as may be required by law, rule or regulation of the SEC. Notwithstanding the foregoing, Buyer and Seller shall cooperate to prepare a joint press release to be issued on the Closing Date; provided that, in lieu thereof, each party may (with the consent of the other party) release its own press release to be issued on the Closing Date. The parties hereto agree to keep the terms of this Agreement and the Ancillary Agreements confidential, except that (i) the parties may disclose such terms to the extent required by applicable law (including to obtain the HSR Approval) or for financial reporting purposes, (ii) the parties may disclose such terms to their respective accountants and other representatives as necessary in connection with the ordinary conduct of their respective businesses, and Seller may disclose such terms to Persons exploring a potential acquisition of (or financing related to) any assets related to Seller's Other Businesses, in each case, so long as such Persons to whom the terms of this Agreement are disclosed agree to or are bound by contract to keep the terms of this Agreement and the Ancillary Agreements confidential (to the extent this Agreement and/or any such Ancillary Agreement is then confidential), and (iii) Seller and its Affiliates may disclose such terms as required pursuant to the provisions of any agreement to which Seller or any of its Affiliates is a party (including the Indenture and the Senior Credit Facility).

        8C.    Confidentiality.    Buyer and Buyer Sub, on the one hand, and Seller and each member of the Paper Group, on the other, each acknowledges that all confidential or proprietary information of the other party provided to it and its Affiliates, financing sources, agents and representatives by Seller and its Affiliates, agents and representatives (in the case of Buyer and Buyer Sub as the receiving party) or by Buyer and its Affiliates, agents and representatives (in the case of Seller and the Paper Group as the receiving party) is subject to the terms of the Confidentiality Agreement, the terms of which are hereby incorporated herein by reference (such confidential or proprietary information of the disclosing party is referred to herein as such party's, "Confidential Information"). Notwithstanding anything to the contrary contained in the Confidentiality Agreement, the obligations of Buyer and its Affiliates (excluding, for the avoidance of doubt Seller and its post-Closing Affiliates), financing sources, agents and representatives under the Confidentiality Agreement shall continue with respect to Confidential Information of Seller and its post-Closing Affiliates with respect to Seller's Other Businesses. During the two (2) year period immediately following the Closing (other than with respect to protected trade secrets, which shall be considered Confidential Information of the Buyer and Buyer Sub for so long as such trade secrets remain protected trade secrets under applicable law), all Confidential Information of the Business or the Paper Group and their Subsidiaries shall be deemed Confidential Information of Buyer and Buyer Sub and not of Seller or any of its post-Closing Affiliates and Seller and its post-Closing Affiliates shall keep such Confidential Information confidential and without the prior written consent of Buyer shall not use or disclose such Confidential Information in any manner whatsoever other than to the extent required by applicable law or regulation and/or as contemplated by or permitted under any Ancillary Agreement; provided that this sentence shall have no force and effect unless and until the Closing is consummated. Except as set forth in the immediately preceding sentence, all of the confidentiality provisions of the Confidentiality Agreement shall continue in full force and effect after the Closing and will survive any termination of this Agreement. In the event of any termination of this Agreement, the terms of the Confidentiality Agreement shall continue in full force and effect and unamended by this Agreement.

        8D.    Notification.    Prior to the Closing, each of Buyer and Seller shall promptly notify the other parties hereto if such Person obtains knowledge that any of the representations and warranties in this Agreement and the Seller Disclosure Letter are not true and correct in all material respects, or if such Person obtains knowledge of any material errors in, or omissions from, the Seller Disclosure Letter. Promptly after the date hereof, Seller shall identify to Buyer (i) each reportable transaction (as such term is defined in Treasury Regulation Section 1.6011-4) occurring prior to the Closing and involving the Paper Group and its Subsidiaries for which their participation has been or will be required to be disclosed under Treasury Regulation Section 1.6011-4 and (ii) Support Obligations of Seller and its Subsidiaries in effect with respect to the Business.

        8E.    Consents.    To the extent that any contract or permit is not by its terms assignable or requires the consent of a third party or Governmental Entity in connection with the transactions contemplated herein, the execution and delivery of this Agreement shall not constitute a transfer, contribution or assignment thereof, an attempted transfer, contribution or assignment thereof, or an agreement to effect such transfer, contribution or assignment, if such transfer, contribution or assignment, attempted transfer, contribution or assignment, or agreement would constitute a breach thereof. Prior to Closing, each of Buyer and Seller shall use reasonable best efforts to obtain consents of third parties and Governmental Entities in connection with the transactions contemplated hereby and all fees and expenses related to all third party consents and Governmental Entities in connection with the transactions contemplated hereby (including with respect to Shared Contracts) shall be paid by the parties in accordance with their Responsible Share Percentages (with it being understood and agreed that, unless one party agrees to bear the portion of the consent fee or expense in excess thereof, any consent fee or expense in excess of $5,000 shall not be agreed to without the consent of both parties); provided further that Seller's obligations pursuant to this sentence shall be deemed satisfied at the Closing to the extent any such fees and expenses are deducted from the Equity Value Amount (including through the calculation of Shared Expense Amount), in which case Buyer and Buyer Sub shall be responsible for paying all such fees and expenses. Buyer acknowledges that, without hereby waiving the condition set forth in Section 2A(v) of this Agreement, certain consents in connection with the transactions contemplated hereby may not be obtained by the parties prior to Closing and Seller and its Subsidiaries shall not be obligated to transfer, contribute or assign (or cause to be transferred, contributed or assigned), in whole or in part, any contract, permit or other asset to Buyer or any member of the Paper Group until such time as all consents of any Person or Governmental Entity necessary for the legal transfer and/or assumption thereof are obtained or delivered. If the transfer, sale or assignment of any contract, permit or other asset intended to be transferred, contributed or assigned hereunder, in whole or in part, is not consummated at the Closing, then Seller and its Subsidiaries shall, unless otherwise agreed in writing by Buyer, thereafter hold such contract, permit or other asset for the use and benefit, insofar as commercially reasonably practicable and to the extent it may lawfully do so, of Buyer (at Buyer's expense), but only to the extent of the portion of such contract, permit or other asset that is to be transferred, contributed or assigned in accordance with this Agreement. In addition, to the extent permitted by law and to the extent otherwise permissible in light of the terms of such contract, permit or other asset, Seller and its Subsidiaries retaining such contract, permit or other asset shall take such other actions in order to place Buyer and the Paper Group, after the Closing, insofar as commercially reasonably practicable and to the extent it may lawfully do so, in the same position as if such contract, permit or other asset had been transferred, contributed or assigned as contemplated hereby and so that all the benefits and burdens relating to such contract, permit or other asset, including possession, use, risk of loss, potential for gain, and dominion, control and command over such asset, are to inure from and after the Closing Date to Buyer and the Paper Group. To the extent permitted by law and to the extent otherwise permissible in light of the terms of such contract, permit or other asset, Buyer shall be entitled to, and shall be responsible for, the management and the benefits and burdens of any contract, permit, or other asset not yet transferred, contributed or assigned to them as a result of a consent of another Person or Governmental Entity having not yet been obtained. Each of the parties hereto agrees that until a contract, permit or other asset is transferred, contributed, or assigned to Buyer, Buyer shall indemnify and hold harmless Seller and its Subsidiaries from such liabilities as though such contract, permit or other asset had been transferred, contributed or assigned at the Closing. If any consent necessary for the transfer, contribution or assignment of a contract, permit or other asset is obtained after the Closing, the transfer, contribution and/or assumption of the applicable contract, permit or other asset shall be promptly effected in accordance with the terms of this Agreement, without payment of additional consideration.

        8F.    Reasonable Best Efforts.    Subject to the terms of this Agreement (including the limitations set forth in Section 8E and this Section 8F), each of Buyer, Buyer Sub, Seller and the members of the Paper Group shall use its reasonable best efforts to cause the Closing to occur. The "reasonable best efforts" of the parties hereto shall not require any party or any of its Subsidiaries, Affiliates or representatives to expend any money to remedy any breach of any representation or warranty hereunder, to commence any litigation or arbitration proceeding, to offer or grant any material accommodation (financial or otherwise) or pay any material consent fee to any third party, to provide seller financing for the transactions contemplated hereby or to obtain any consent or approval from a Governmental Entity or other Person required for the transactions contemplated hereby (other than, with respect to Buyer and Buyer Sub, the Buyer Shareholder Approval); provided that if (i) Seller or any of its Subsidiaries or Affiliates elects to remedy any breach of any of Seller's and/or the Paper Group's representations and warranties prior to Closing, neither Seller nor any member of the Paper Group shall be deemed to be in breach of such representation or warranty for purposes of determining Buyer's and Buyer' Sub's obligations to consummate the transactions contemplated hereby pursuant to Section 2B and (ii) Buyer or any of its Subsidiaries or Affiliates elects to remedy any breach of any of Buyer's and/or Buyer Sub's representations and warranties prior to Closing, neither Buyer nor Buyer Sub shall be deemed to be in breach of such representation or warranty for purposes of determining Seller's and the Paper Group's obligations to consummate the transactions contemplated hereby pursuant to Section 2C.

        8G.    Regulatory Act Compliance.    Buyer and Seller shall each file or cause to be filed promptly following the date hereof (but in any event within thirty (30) days after date hereof), any notifications or the like required to be filed under the HSR Act and other anti-competition laws with respect to the transactions contemplated hereby. With respect to filings under the HSR Act, each of Buyer and Seller shall seek early termination of the waiting period under the HSR Act. Buyer and Seller shall use their respective reasonable best efforts to respond to any requests for additional information made by any agencies and to cause the waiting periods or other requirements under the HSR Act and all other applicable anti-competition laws to terminate or expire at the earliest possible date and to resist in good faith, at each of their respective cost and expense (including the institution or defense of legal proceedings), any assertion that the transactions contemplated hereby constitute a violation of the antitrust laws, all to the end of expediting consummation of the transactions contemplated hereby. Each of Buyer and the Seller shall consult with the other prior to any meetings, by telephone or in person, with the staff of the Federal Trade Commission, the United States Department of Justice or any other regulatory agency, and each of Buyer and Seller shall have the right to have a representative present at any such meeting. Each of Buyer and Seller shall promptly notify the other after becoming aware of any foreign antitrust or similar approval is required for consummation of the transactions contemplated hereby. Buyer and Seller shall each pay their Responsible Share Percentage of the filing fees for any filings under the HSR Act and pay such fees as they become due and payable; provided that Seller's obligations pursuant to this sentence shall be deemed satisfied at the Closing to the extent any such fees and expenses are deducted from the Equity Value Amount (including through the calculation of Shared Expense Amount), in which case Buyer and Buyer Sub shall be responsible for paying all such fees and expenses. If a party pays an amount in excess of what it is required to pay pursuant to the foregoing sentence, it shall be entitled to reimbursement from the other party of such other party's share.

        8H.    Further Assurances.    From time to time, as and when requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement on the terms herein described.

        8I.    Tax Matters.

            (i)  Notwithstanding any other provision of this Agreement, with respect to any and all Transfer Taxes arising out of or in connection with the transactions effected pursuant to this Agreement, (a) the party charged by law with the duty of filing Tax Returns and making other filings shall do so in accordance with such laws and (b) each of Buyer and Seller shall pay their Responsible Share Percentages of such Transfer Taxes as they become due and payable; provided that Seller's obligations pursuant to this sentence shall be deemed satisfied at the Closing to the extent any such fees and expenses are deducted from the Equity Value Amount (including through the calculation of Shared Expense Amount), in which case Buyer and Buyer Sub shall be responsible for paying all such fees and expenses.

           (ii)  From and after the Closing Date, Buyer and its Affiliates (including the members of the Paper Group) may amend any Tax Return previously filed with respect to the Business or any member of the Paper Group or its Subsidiaries for any Tax period ending on or prior to the Closing (i) to the extent such Tax Return is with respect to any entity that was at the time of filing such Tax Return and at the Closing treated as a C-corporation for U.S. federal income tax purposes and (ii) in any other circumstance provided that the filing of any such amended Tax Return shall not cause or result in any increased liability for Taxes on the part of Seller or any owner (whether direct or indirect) of Seller or any of Seller's Affiliates unless Seller consents in writing (not to be unreasonably withheld where the increased liability is not material); provided, however, that in no event may Buyer or its Affiliates (excluding, for the avoidance of doubt, Seller) amend any Income Tax Return of Seller or any owner (whether direct or indirect) of Seller or any of Seller's Affiliates.

          (iii)  Buyer and Seller shall allocate the Estimated Closing Purchase Price in accordance with Section 1060 of the Code among the assets of Paper Group (including the capital stock and other equity interests of the members of the Paper Group and their respective Subsidiaries) based on an allocation delivered by Seller to Buyer at least 10 days prior to Closing and reasonably agreed upon by Buyer (the "Allocation"). For purposes of the Allocation, the Estimated Closing Purchase Price shall mean an amount equal to the Estimated Closing Purchase Price plus any liabilities of the members of the Paper Group that are treated as assumed liabilities for U.S. federal income Tax purposes. To the extent that the Estimated Closing Purchase Price is adjusted after the Closing Date pursuant to Section 1F, Seller and Buyer shall revise and amend the Allocation in accordance with the character of each such adjustment. Seller and Buyer agree to prepare and file an IRS Form 8594 or such other form or statement as may be required by applicable law, rule or regulation, and any comparable state or local income Tax form, in a manner consistent with the Allocation. Seller and Buyer shall adhere to the Allocation for all purposes including any Tax Return filed by them after the Closing Date, including the determination by the Seller of taxable gain or loss on the sale of the Paper Group and its Subsidiaries and the determination by the Buyer of its Tax basis with respect to Paper Group and its Subsidiaries. Neither Buyer nor the Seller shall file any Tax Returns or, in a judicial or administrative proceeding, assert or maintain any Tax reporting position that is inconsistent with this Agreement or the Allocation, unless required to do so by applicable law.

          (iv)  From and after the Closing, Buyer shall not, and shall cause the members of the Paper Group and their respective Subsidiaries not to, make any election under Section 338 of the Code with respect to any member of the Paper Group and/or any of its Subsidiaries if such election would give rise to any liability to Seller or any of its Affiliates, including any Tax liability or any liability under this Agreement.

        8J.    Employee Benefits Matters.

            (i)  Effective as of immediately prior to the Closing, Seller shall terminate (or cause to be terminated) the employment of all Eligible Employees, other than employees receiving long-term disability benefits. Effective as of Closing or, with respect to any Eligible Employee with a right to reemployment under applicable law or a Collective Bargaining Agreement assumed by Buyer or its Subsidiary, at such time subsequent to Closing that such Eligible Employees present themselves to Buyer for employment, Buyer shall, or shall cause one of its Affiliates to, offer employment to each Eligible Employee (other than Eligible Employees receiving long-term disability benefits) on terms and conditions substantially comparable in the aggregate to those such employees had with Seller and its Subsidiaries immediately prior to the Closing. With respect to such Eligible Employees who are covered by a Collective Bargaining Agreement (collectively, "Union Employees") the terms of such offer shall be in accordance with the terms of the respective Collective Bargaining Agreements in effect as of the time such offer is made, and Buyer shall (or cause its Affiliates to, as appropriate) otherwise assume and thereafter be bound by and comply with each Collective Bargaining Agreement presently applying to the Union Employees and as may be amended from time to time, and such employees shall be credited with their period of service with Seller, its Subsidiaries (including Subsidiaries of any member of the Paper Group) and their respective predecessors for purposes of the Collective Bargaining Agreements. Each Eligible Employee who accepts Buyer's offer of employment is referred to herein as a "Transferred Employee." Notwithstanding the foregoing, Buyer shall be under no obligation to enter into new individual severance agreements with any Eligible Employee nor to match the terms of any existing individual severance agreement after such agreement otherwise expires in accordance with its terms.

           (ii)  Subject to Buyer's compliance with Section 8J(i) and Section 8J(v) of this Agreement, Seller shall be solely responsible for any severance, change in control payments or parachute payments owed to Business Employees which are payable solely as a result of the consummation of the transactions contemplated by this Agreement pursuant to the terms of any agreements, plans or programs entered into or sponsored by Seller or any of its Subsidiaries prior to the Closing with any such Business Employees, except to the extent any such amounts are accrued for as a current liability in the computation Company Closing Net Working Capital.

          (iii)  Except as otherwise provided in this Section 8J, Buyer shall assume and become solely responsible for all employment and employee benefit-related matters, obligations, liabilities and commitments of Seller and its Subsidiaries with respect to all Business Employees and their dependents and beneficiaries (regardless of when or where such matters, obligations, liabilities and commitments arose or arise or were or are incurred), under or with respect to any Employee Benefit Plan sponsored or contributed to by Seller or a Business Subsidiary. Without limiting the generality of the foregoing, effective as of the Closing Date, (A) Buyer shall assume all obligations, liabilities and commitments of Seller and its Business Subsidiaries arising from workers compensation claims, whether characterized as medical or indemnity, or arising under any other similar government-mandated programs which are based on injuries incurred by Business Employees in the course of their employment, without regard to the date of occurrence of the injury or injuries giving rise to the workers' compensation claim and (B) all obligations, liabilities and commitments of Seller and its Business Subsidiaries to Business Employees and their eligible dependents in respect of health insurance under COBRA, the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), Sections 601 et seq. and Sections 701 et seq. of ERISA, Section 4980B and Sections 9801 et seq. of the Code and applicable state or similar laws.

          (iv)  Prior to the earlier of Closing or December 31, 2007, Seller shall make reasonable best efforts to review and amend, to the extent deemed necessary and permitted under the terms of any applicable Employee Benefit Plan, each Employee Benefit Plan or arrangement subject to section 409A of the Code to comply in all material respects with the final regulations under Section 409A of the Code.

           (v)  If any Salaried / Nonunion Employee or any Subsidiary Employee that is not a Union Employee (each, a "Nonunion Employee") is terminated without cause at any time within two years after the Closing, Buyer shall, or shall cause of its Affiliates to, pay severance pay to such employee that is at least as much as the maximum cash severance such employee would have received under the applicable severance pay plan of Seller as in effect as of the Closing Date (based on such employee's salary immediately prior to the Closing Date or, if greater, such employee's salary as of the date of termination) and aggregate service (taking service recognized under Seller's severance programs and post-Closing service with Buyer into account) as of the date of termination, and such other amount as may be required under applicable law. For purposes of this Section 8J(v), "severance pay plan" does not include any individual severance agreements. In addition, Buyer hereby agrees that, for at least one year following the Closing Date, Buyer will provide, or cause one of its Affiliates to provide, to the Nonunion Employees compensation and employee benefits that are in the aggregate substantially comparable to the compensation and employee benefits provided to such employees immediately prior to the Closing Date.

          (vi)  Buyer agrees that from and after the Closing Date, Buyer will, or will cause one of its Affiliates to, grant to all Transferred Employees and all Subsidiary Employees credit for any service with Seller, its Affiliates (including any member of the Paper Group and/or any of its Subsidiaries) and its predecessors earned prior to the Closing Date for purposes of (A) eligibility and vesting and (B) post-Closing paid time off accrual and determination of severance amounts under any benefit plan, program or arrangement established or maintained by Buyer or its Affiliates (the "New Plans"). In addition, Buyer hereby agrees that Buyer and its Affiliates (x) shall waive and cause its Affiliates to waive for Transferred Employees and Subsidiary Employees all pre-existing condition exclusion and actively-at-work requirements and similar limitations, eligibility waiting periods and evidence of insurability requirements under any New Plans that are Employee Welfare Benefit Plans, and (y) shall cause any deductibles, co-insurance and out-of-pocket covered expenses incurred on or before the Closing Date by any Transferred Employee or Subsidiary Employee (or dependent or beneficiary thereof) to be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Closing Date under any New Plan that is an Employee Welfare Benefit Plan. Prior to the Closing, Seller shall cause its employees to provide all cooperation reasonably necessary for Buyer to establish any New Plans prior to Closing.

         (vii)  As of the Closing Date, Buyer shall assume and pay, or cause one of its Affiliates to assume and pay, when due, all liabilities and obligations of the Seller and its Affiliates relating to accrued paid time off of Transferred Employees and Subsidiary Employees to the extent such liabilities are not required by law or applicable Collective Bargaining Agreements to be paid out by Seller or such Affiliate as of the Closing Date. The respective Transferred Employee or Subsidiary Employee shall be entitled to either use such paid time off on terms substantially similar to those in effect under the applicable Collective Bargaining Agreement or paid time off policy of Seller or any of its Affiliates (including any member of the Paper Group and/or any of its Subsidiaries) as of the Closing Date, or, consistent with such applicable Collective Bargaining Agreement or paid time off policy, receive payment in respect of such accrued paid time off upon the Transferred Employee's or Subsidiary Employee's termination of employment with Buyer or any of its Affiliates.

        (viii)  Prior to the Closing Date, Seller shall establish 401(k) plans that mirror in all material respects the Savings Plan and the Retirement Savings Plan currently sponsored by Seller, (collectively, the "Seller 401(k) Plans"). The 401(k) plans established by Seller pursuant to the immediately foregoing sentence are herein referred to as the "Spun-off 401(k) Plans." On the Closing Date, Seller shall assign to Buyer, and Buyer shall assume from Seller, sponsorship of such Spun-off 401(k) Plans. Effective as of the Closing Date, the Transferred Employees shall cease to participate in the Seller 401(k) Plans, and effective as of the Closing Date, Buyer shall provide to the Transferred Employees the right to participate in the Spun-off 401(k) Plans. As soon as is reasonably practicable following the Closing Date, Seller shall cause the trustee of the Seller 401(k) Plan to transfer the account balances of the Business Employees (including any outstanding loans) from the Seller 401(k) Plan to the Spun-off 401(k) Plan in accordance with the requirements of Code §§ 411(d)(6) and 414(l). Seller and Buyer shall use reasonable best efforts to effect such transfer of assets in a timely manner.

          (ix)  Effective as of the Closing Date, Seller shall assign to Buyer and Buyer shall assume from Seller, sponsorship of the Boise Cascade, L.L.C. International Falls Pension Plan and the Boise Cascade, L.L.C. Pension Plan P and all liabilities and obligations arising thereunder or related thereto. Prior to the Closing Date, Seller shall spin off (within the meaning of Section 1.414(l)-1(n) of the Treasury Regulations) from each Seller Pension Plan that portion of each plan attributable to Business Employees (such plans the "Spun-off Pension Plans"). Each of the Spun-off Pension Plans will be a mirror plan of each respective Seller Pension Plan in all material respects and Seller will not amend such plans other than is necessary to affect the spin-off. The spin-off from Seller Pension Plans, and the calculation of assets and liabilities under Seller Pension Plans, shall be accomplished by Seller with respect to the Business Employees in accordance with Section 414(l) of the Code. Effective as of the Closing Date, Seller shall assign to Buyer, and Buyer shall assume from Seller, sponsorship of such Spun-off Pension Plans and all liabilities and obligations arising thereunder or related thereto. Buyer shall take all actions necessary to satisfy requests of the Pension Benefit Guaranty Corporation, including the posting of bonds, letters of credit or other collateral, with respect to the Buyer's assumption of the plans as described in this Section 8J(viii).

           (x)  Effective as of the Closing, Buyer shall create, for Business Employees, plans (the "Buyer's Supplemental Pension Plans") that in the aggregate are substantially comparable to Seller's Supplemental Pension Plan and Seller's Supplemental Early Retirement Plan (collectively, the "Seller's Supplemental Pension Plans"), with substantial comparability to be determined after giving effect to amendments to Seller's Supplemental Pension Plans to comply with Section 409A). For purposes of determining benefits under the Buyer's Supplemental Pension Plans, Buyer shall provide participants in the Buyer's Supplemental Pension Plans with a past service credit reflecting such participants' service for Seller and its Affiliates (including any member of the Paper Group and/or any of its Subsidiaries) and their respective predecessors, provided that any benefit accrued under the Buyer's Supplemental Pension Plans shall not duplicate any benefit accrued under the Seller's Supplemental Pension Plans (which pursuant to this Section 8J(x), will be assumed and satisfied by Buyer). From and after the Closing, Buyer shall assume and fully satisfy all obligations that exist as of the Closing Date under Seller's Supplemental Pension Plans with respect to Business Employees.

          (xi)  Effective as of the Closing Date, Buyer shall adopt a flexible benefit plan for the benefit of Business Employees that participate under Seller's flexible benefit plan ("Business Flexible Benefit Plan"). The Business Flexible Benefit Plan shall be responsible for reimbursement of eligible health-care and dependent-care expenses incurred during the year in which the Closing occurs by Business Employees (and their respective spouses and eligible dependents), to the extent such expenses have not previously been reimbursed under Seller's flexible benefit plan. Similarly, on and after the Closing Date, Buyer's health reimbursement account plan shall be responsible for reimbursement of eligible medical expenses incurred on or after January 1, 2007 by Business Employees (and their respective spouses and eligible dependents), to the extent such expenses have not previously been reimbursed under Seller's health reimbursement account plan.

         (xii)  Notwithstanding anything herein to the contrary, Seller shall (or shall cause one of its Affiliates to) retain all liability under (A) the management equity program of Forest Product Holdings, L.L.C. and (B) the Boise Cascade, L.L.C. 2004 Deferred Compensation Plan (and the deferred compensation agreements thereunder).

        (xiii)  Without limiting the other provisions of this Section 8J, Buyer shall assume Seller's liabilities and obligations to provide post-employment welfare benefit coverage to Business Employees who retired on or after October 29, 2004 or who have not yet retired, in accordance with all applicable collective bargaining agreements and Seller's post-employment welfare benefit plans; provided, however, that Buyer shall have the right (subject to applicable collective bargaining agreements) to modify or terminate such benefits at any time.

        8K.    Facility Closings; Employee Layoffs.    For a period of ninety (90) days after the Closing Date, none of the Buyer, Buyer Sub, or any of their respective Subsidiaries (including any member of the Paper Group or any of its Subsidiaries) shall terminate Transferred Employees or Subsidiary Employees in such numbers as would trigger any liability for Seller and/or any of its Affiliates under the Worker Adjustment and Retraining Notification Act of 1988, 29 U.S.C. § 2101, et seq., as amended, or any similar foreign, state or local law, regulation or ordinance (collectively, "WARN"). Buyer and Buyer Sub shall, and shall cause each member of the Paper Group and its Subsidiaries to, comply with any and all applicable notice or filing requirements under WARN. Provided that on or before the Closing Date, Seller has provided Buyer with a list of employee layoffs, by date and location, implemented by Seller in the 90-day period preceding the Closing Date, Buyer shall indemnify, defend and hold harmless Seller and its Affiliates from any and all WARN obligations or liabilities of Seller and/or any of its Affiliates arising as a result, in whole or in part, of actions taken by Buyer or its Affiliates on or after the Closing Date.

        8L.    Provision Respecting Representation of Company and Seller.    Each of the parties to this Agreement hereby agrees, on its own behalf and on behalf of its directors, members, partners, stockholders, officers, employees and Affiliates, that Seller's in-house legal counsel and Kirkland & Ellis LLP may serve as counsel to each and any of Seller and the Equityholder Parties (individually and collectively, "Seller Group"), on the one hand, and any of the members of the Paper Group or any of its Subsidiaries, on the other hand, in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and that, following consummation of the transactions contemplated hereby, each of Seller's in-house legal counsel and Kirkland & Ellis LLP (or any successor) may serve as counsel to the Seller Group or any director, member, partner, stockholder, officer, employee or Affiliate of Seller Group, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement notwithstanding such representation or any continued representation of any of the members of the Paper Group or any of its Subsidiaries, and each of the parties hereto hereby consents thereto and waives any conflict of interest arising therefrom, and each of such parties shall cause any Affiliate thereof to consent to waive any conflict of interest arising from such representation.

        8M.    Directors' and Officers' Indemnification.

            (i)  The indemnification provisions of each member of the Paper Group's and its Subsidiaries' constitutive documents as in effect at the Closing shall not be amended, repealed or otherwise modified for a period of six (6) years from the Closing Date in any manner that would adversely affect the rights thereunder of individuals who at the Closing were directors, officers or employees of any such Person and/or the Business; provided, that all rights to indemnification in respect of any action pending or asserted or any claim made within such period shall continue until the disposition of such action or resolution of such claim. From and after the Closing, Buyer and Buyer Sub shall each assume, be jointly and severally liable for, and honor, guaranty and stand surety for, and shall cause the members of the Paper Group (and each of their Subsidiaries) to honor, in accordance with their respective terms, each of the covenants contained in this Section 8M. Buyer shall pay all reasonable expenses, including reasonable attorneys' fees, that may be incurred by an indemnified person in enforcing the indemnity set forth in Section 8M.

           (ii)  Buyer and its Subsidiaries shall maintain in effect for six years from the Closing Date directors' and officers' liability insurance covering those persons who at the Closing were directors, officers or employees of any member of the Paper Group and/or any of its Subsidiaries and/or the Business and who are currently covered under any directors' and officers' liability insurance policy of or with respect to the Business, any member of the Paper Group and/or any of their respective Subsidiaries and the Buyer D&O Policy on terms not less favorable than such existing insurance coverage; provided that in the event that any claim is brought under any such policy prior to the six year anniversary of the Closing Date, such directors' and officers' liability insurance policy shall be maintained until final disposition thereof.

        8N.    Expenses.    Except as otherwise provided in this Agreement, each of Buyer and Buyer Sub, on the one hand, and Seller, on the other hand, shall be solely responsible for payment of any fees and expenses incurred by it or its Affiliates in connection with the transactions contemplated hereby or otherwise required by applicable law.

        8O.    Support Obligations.

            (i)  Buyer recognizes that Seller and certain of its Affiliates have provided credit support to the Paper Group, their Subsidiaries and the Business and may have to (but shall not be obligated to) provide other credit support in connection with the transactions contemplated by this Agreement (collectively, the "Support Obligations"). Buyer shall use reasonable best efforts to effect the full and unconditional release of Seller and its Affiliates from all Support Obligations, including by the issuance, to the beneficiaries thereof, in sufficient amount of letters of credit, guaranties, cash collateral and/or other credit support as would reasonably be expected to cause the release of the Support Obligations.

           (ii)  In connection with replacement of such Support Obligation by Buyer, Buyer and Seller shall cooperate to cause the beneficiary or beneficiaries of the Support Obligations to terminate and redeliver to Seller or its Affiliates, as applicable, as soon as practicable, each original copy of each original guaranty, letter of credit or other instrument constituting or evidencing such Support Obligations as well as to redeliver to Seller and its Affiliates, any cash collateral in respect of the Support Obligations and, as to any Support Obligations terminated after the Closing, promptly to redeliver such originals or cash to Seller or its Affiliates, as applicable, and in each case, to take such other actions as may be required to terminate such Support Obligations.

          (iii)  If Buyer is not successful in obtaining the complete and unconditional release of Seller and its Affiliates from the Support Obligations prior to the Closing, then Buyer shall continue to try to obtain such release after Closing and shall indemnify, defend and hold harmless Seller and its Affiliates from and against any and all Losses incurred by any such indemnified Persons in connection with the Support Obligations. Buyer shall, for so long as any Support Obligation remains outstanding, not, and shall cause each member of the Paper Group and their respective Subsidiaries not to, effect any amendments or modifications or any other changes to the contracts, guaranties or letters of credit to which any of such Support Obligations relate, or otherwise take any action that would effect any change to such contracts, guaranties or letters of credit, without Seller's prior written consent.

          (iv)  Notwithstanding anything in this Agreement to the contrary, during the period from the date of this Agreement until the Closing Date, Buyer shall have the right to contact and have discussions with each beneficiary of a Support Obligation in order to satisfy its obligations under this Section 8O; provided that (a) Buyer shall give Seller prior notice before making any such contact, (b) Seller shall have the right to have one of its representatives present on the telephone line or in person, as applicable, during any such contact or discussion, (c) Buyer shall only contact and hold discussions with such beneficiaries through representatives of Buyer previously approved by Seller, and (d) Buyer shall cause such representatives to comply with all procedures and protocols regarding such contacts and discussions that may be established by Seller.

           (v)  Prior to the Release Date, each of Buyer and Buyer Sub agrees not to assign, sell, transfer or convey all or any portion of the Target Units and/or the Paper Units and shall cause the members of the Paper Group not to assign, sell, transfer or convey all or any substantial portion of the assets of the Paper Group and its Subsidiaries, in a single transaction or series of related transactions, in each case without the assignment to the transferee of the rights of Buyer and Buyer Sub under this Agreement and the assumption in writing by the transferee (which assumption shall be enforceable by Seller and its Affiliates) of the obligations of Buyer and Buyer Sub under this Agreement (including the obligations of Buyer and Buyer Sub pursuant to this Section 8O); provided that, for the avoidance of doubt, the sale of equity interests of Buyer (whether accomplished by merger or otherwise) shall not be deemed a sale, transfer, conveyance or assignment for purposes of this Section 8O. Buyer and Buyer Sub agree to take such actions such that any assignment, sale, transfer or conveyance in contravention of the preceding sentence shall be null and void ab initio. Buyer and Buyer Sub agrees to provide Seller with a copy of such assignment and assumption agreement prior to execution and prior to the assignment, sale, transfer or conveyance and a copy of the executed assignment and assumption agreement which shall be in the same form with such changes as Seller may reasonably request. Upon such an assignment, sale, transfer or conveyance pursuant to which the transferee assumes all of Buyer's and Buyer Sub's rights and obligations under this Agreement, Buyer and Buyer Sub shall have no further rights or obligations under this Agreement (except for obligations relating to breaches by Buyer and/or Buyer Sub occurring prior to the date of the assignment, sale, transfer or conveyance). The "Release Date" shall be the later of the date on which all of the Support Obligations have been fully and unconditionally released and the date on which Seller has no more obligations owing to Buyer and/or Buyer Sub under this Agreement.

        8P.    Cooperation.    The parties acknowledge and agree that, in order to preserve the confidentiality of the transactions contemplated hereby, prior to the public announcement of the transactions contemplated hereby, the forms of the Applicable Ancillary Agreements attached as exhibits hereto will require input and cooperation from employees and representatives of Seller and its Subsidiaries not heretofore privy to the terms and conditions of the transactions contemplated hereby (the "Applicable Persons") and then review by Seller and Buyer. Without limiting the generality of the provisions of Section 8F hereof, the parties agree to discuss in good faith the terms and provisions of the Applicable Ancillary Agreements and any changes thereto recommended by, and/or generated after discussions with, the Applicable Persons and representatives of Buyer and Seller and that arise from questions or comments (if any) arising from a review of the Applicable Ancillary Agreements by Buyer and Seller after receipt of the recommendation of the Applicable Persons. Each of Buyer and Seller agree to consider in good faith any changes or revisions proposed by the other to the forms of the Applicable Ancillary Agreements attached hereto and any changes or revisions to the Applicable Ancillary Agreements to reflect comments and proposals of the Applicable Persons, Seller and/or Buyer shall be deemed an amendment to the Applicable Ancillary Agreements for purposes of this Section 8P. Neither party shall be obligated to, or to cause its Affiliates to, execute and deliver an Applicable Ancillary Agreement unless the final form of such Applicable Ancillary Agreement is reasonably satisfactory to Buyer and Seller and/or the respective Affiliates thereof.

        8Q.    Litigation Support.

            (i)  In the event and for so long as any party or any of its Affiliates actively is contesting or defending against any action, suit, audit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (a) any transaction contemplated by this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Seller, any of its Subsidiaries (including any member of the Paper Group and/or any of its Subsidiaries), or the Business, the other party will cooperate with the contesting or defending party or such Affiliate and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party or such Affiliate (unless the contesting or defending party or such Affiliate is entitled to indemnification therefor pursuant to this Agreement).

           (ii)  Seller and Buyer agree that, to the extent permitted by law, their respective rights and obligations to maintain, preserve, assert or waive any or all attorney-client and work product privileges belonging to either party with respect to the Business and Seller's Other Businesses (collectively, "Privileges") shall be governed by the provisions of this Section 8Q. With respect to matters relating to Seller's Other Businesses or any liabilities of any member of the Paper Group and its Subsidiaries or the Business for which Seller or any of its Affiliates has agreed to be responsible after the Closing Date pursuant to this Agreement or the agreements contemplated hereby, and with respect to all information of Seller and its Affiliates (including, until the Closing, the members of the Paper Group and their respective Subsidiaries) relating to the sale of the Business, Seller and its post-Closing Affiliates shall have sole authority in perpetuity to determine whether to assert or waive any or all Privileges, and Buyer and its Affiliates (including, after the Closing, the members of the Paper Group and their respective Subsidiaries) shall take no action without the prior written consent of Seller that would reasonably be likely to result in any waiver of any Privilege that could be asserted by Seller or such Affiliate under applicable law and this Agreement. With respect to matters relating to the Business (except as set forth in the immediately preceding sentence), after the Closing, Buyer shall have sole authority in perpetuity to determine whether to assert or waive any or all Privileges, and Seller and its post-Closing Subsidiaries shall take no action after the Closing without the prior written consent of Buyer that would reasonably be likely to result in any waiver of any Privilege that could be asserted by Buyer under applicable law and this Agreement. The rights and obligations created by this Section 8Q shall apply to all information as to which Seller and its Subsidiaries, on the one hand, or the Company and its Subsidiaries, on the other hand, would be entitled to assert or has asserted a Privilege without regard to the effect, if any, of the transactions contemplated hereby (such information, "Privileged Information").

          (iii)  Privileged Information of Seller and its Affiliates (including, until the Closing, the members of the Paper Group and their respective Subsidiaries) includes (a) all information regarding the Seller's Other Businesses and all information of Seller or any of its Affiliates relating to the sale process for the Paper Group and the Business with respect to which Seller or any of its Affiliates (including, until the Closing, the members of the Paper Group and their respective Subsidiaries) had a Privilege, but which after the Closing is in the possession of Buyer or any of its Affiliates (including, after the Closing, the members of the Paper Group and their respective Subsidiaries); and (b) all communications with respect to which Seller or any of its Affiliates (including, until the Closing, the members of the Paper Group and their respective Subsidiaries) had a Privilege occurring prior to the Closing pertaining to liabilities of any member of the Paper Group, any of its Subsidiaries or the Business for which Seller or any of its Affiliates has agreed to be responsible after the Closing Date pursuant to this Agreement or the agreements contemplated hereby, and with respect to all information of Seller and its Affiliates (including, until the Closing, the members of the Paper Group and their respective Subsidiaries) relating to the sale of the Paper Group, any of its Subsidiaries or the Business between counsel for Seller and any of its Affiliates (including, until the Closing, the members of the Paper Group and their respective Subsidiaries) (including in-house counsel who are employees of Seller or its Affiliates) and any Person who, at the time of the communication, was an employee of Seller or any of its Affiliates (including, until the Closing, the members of the Paper Group and their respective Subsidiaries), regardless of whether such employee is or becomes an employee of Buyer or any of its Affiliates (including, after the Closing, the members of the Paper Group and their respective Subsidiaries).

          (iv)  Privileged Information of Buyer includes but is not limited to (a) any and all information generated prior to the Closing regarding the Business with respect to which Buyer or any of its Affiliates (including, after the Closing, the members of the Paper Group and their respective Subsidiaries) had a Privilege, but which after the Closing is in the possession of Seller or any of its Affiliates (excluding information of Seller or its Affiliates described in Section 8Q(iii)(b)); and (b) all communications with respect to which Buyer or any of its Affiliates (including, after the Closing, the members of the Paper Group and their respective Subsidiaries) had a Privilege occurring prior to the Closing (excluding communications relating to information of Seller or its

  Affiliates described in Section 8Q(iii)(b)) between counsel for the Company (including in-house counsel who are employees of Seller or its Affiliates) and any Person who, at the time of the communication, was an employee of any member of the Paper Group, regardless of whether such employee is or becomes an employee of Seller or any of its Affiliates.

           (v)  Upon receipt by Seller or any of its Affiliates (including, until the Closing, the members of the Paper Group and their respective Subsidiaries) or Buyer or any of its Affiliates (including, after the Closing, the members of the Paper Group and their respective Subsidiaries), as the case may be, of any subpoena, discovery or other request from any third party that actually or arguably calls for the production or disclosure of Privileged Information of the other or if Seller or its Affiliates or Buyer or its Affiliates, as the case may be, obtains knowledge that any current or former employee of either Seller or its Affiliates or Buyer or its Affiliates has received any subpoena, discovery or other request from any third party that actually or arguably calls for the production or disclosure of Privileged information of the other, Seller or Buyer or any of their respective Affiliates, as the case may be, shall promptly notify the other of the existence of the request and shall provide the other a reasonable opportunity to review the information and to assert any rights it may have under this Section 8Q or otherwise to prevent the production or disclosure of Privileged Information.

          (vi)  Seller's agreement to permit Buyer to obtain information existing prior to the Closing are made in reliance on Seller's and Buyer's respective agreements, as set forth in this Agreement, to maintain the confidentiality of such information and to take the steps provided herein for the preservation of all Privileges that may belong to or be asserted by Seller or Buyer, as the case may be. The access to information being granted pursuant to this Agreement, the agreement to provide witnesses and individuals pursuant to this Agreement and the disclosure of Privileged Information relating to the Business or the Seller's Other Businesses pursuant to this Agreement in connection with the transactions contemplated hereby shall not be asserted by Seller or Buyer to constitute, or otherwise be deemed, a waiver of any Privilege that has been or may be asserted under this Section 8Q(i) or otherwise. Nothing in this Agreement shall operate to reduce, minimize or condition the rights granted to Seller and Buyer or their respective Affiliates in, or the obligations imposed upon Seller, Buyer and their respective Affiliates by, this Section 8Q. Notwithstanding anything in this Agreement to the contrary, Buyer and its Affiliates (including, after the Closing, the members of the Paper Group and their respective Subsidiaries) hereby provide their express irrevocable consent to the disclosure by Seller or its Affiliates of information related to the Business, provided that (a) Seller or its Affiliates deem such information relevant to an analysis of Seller's Other Businesses (including information related to Shared Contracts) and (b) such disclosure is made to Persons exploring a potential acquisition of (or financing related to) any assets related to Seller's Other Businesses.

        8R.    Mutual Non-Solicitation Period.

            (i)  Except as otherwise set forth in the Outsourcing Agreement, during the three (3) -year period beginning on the Closing Date, Seller agrees that it will not (and will cause its post-Closing Subsidiaries not to), directly or indirectly, (a) induce or attempt to induce any Transferred Employee or Subsidiary Employee to leave the employ of Buyer or its Affiliates, (b) in any way interfere with the relationship between Buyer and its Affiliates and any Transferred Employee or Subsidiary Employee, or (c) employ, or otherwise engage as an independent contractor, any executive employee of Buyer or its Affiliates; providedthat Seller and its Subsidiaries shall not be restricted (x) in any general solicitation for employees (including through the use of employment agencies) not specifically directed at the Transferred Employees or Subsidiary Employees or having discussions with any Transferred Employees or Subsidiary Employees who contact Seller or any of its Subsidiaries to initiate employment discussions, (y) in hiring any person who responds to any such general solicitation or any person who contacts Seller or any of its Subsidiaries to initiate employment discussions, or (z) from inducing or hiring any person that terminated his or her employment with Buyer or its Affiliates at least two (2) months prior to the date of such solicitation or hiring.

           (ii)  Except as otherwise set forth in the Outsourcing Agreement, during the three (3) -year period beginning on the Closing Date, Buyer agrees that it will not, and will cause its Subsidiaries not to, directly or indirectly, (a) induce or attempt to induce any employee of Seller or any of its Affiliates (other than Transferred Employees and Subsidiary Employees) to leave the employ of Seller or its Affiliates, (b) in any way interfere with the relationship between Seller and its Affiliates and any such employee, or (c) employ, or otherwise engage as an independent contractor, any executive employee of Seller or its Affiliates; providedthat Buyer and its Subsidiaries shall not be restricted (x) in any general solicitation for employees (including through the use of employment agencies) not specifically directed at employees of Seller or its Affiliates or having discussions with any employees of Seller or its Affiliates who contact Seller or any of its Subsidiaries to initiate discussions, (y) in hiring any person who responds to any such general solicitation or any person who contacts Buyer or any of its Subsidiaries to initiate employment discussions, or (z) from inducing or hiring any person that terminated his or her employment with Seller or its Affiliates at least two (2) months prior to the date of such solicitation or hiring.

        8S.    Post-Closing Record Retention and Access.

        (i)    Ownership.    Upon consummation of the Closing, the ownership of all of Seller's books and records to the extent relating exclusively to the Business shall be transferred to Buyer. The ownership of all other books and records (including electronic books and records) of Seller and its Affiliates (the "Retained Records") shall be retained by Seller and its Affiliates. The parties will cooperate in good faith to determine which books and records are Retained Records and which books and records are not Retained Records.

        (ii)    Possession of Seller Headquarters Records.    Notwithstanding the provisions of clause (i) above dealing with legal ownership of books and records, at Closing but subject to the provisions of this Section 8S and Section 8C, Buyer may take possession of any of the Retained Records that are located at the Headquarters Facility (or any associated long-term records retention facility) to the extent such Retained Records are not possessed by Seller and/or any of its Affiliates. Seller may at any time prior to destruction of such records pursuant to clause (iii) below take possession of such records from Buyer.

        (iii)    Management of Seller Headquarters Records.    Buyer shall keep and preserve in an organized and retrievable manner the books and records of Seller held by it pursuant to clause (ii) above for the lesser of (i) seven years from the Closing Date or (ii) the retention period for such records under Seller's records retention schedules that were applicable to such records immediately prior to the Closing Date. Upon expiration of such period for any specific books and records, Buyer shall notify Seller that it intends to destroy such records unless Seller takes possession of them within 90 days following such notice and upon expiration of such period may promptly destroy any such record not taken by Seller. While such books and records remain in existence, Buyer shall allow the Seller, its representatives, attorneys and accountants, at the requesting party's expense, access to the books and records upon reasonable request and advance notice and during normal business hours for general business purposes (including in respect of computer records normal hours of system access for the systems on which such records are stored). Such access shall include the ability to make copies and shall include access for all general business purposes, whether or not relating to or arising out of this Agreement or the transactions contemplated hereby (including the preparation of Tax Returns, amended Tax Returns or claim for refund (and any materials necessary for the preparation of any of the foregoing), and financial statements for periods ending on or prior to the Closing Date, the management and handling of any audit, investigation, litigation or other proceeding, whether such audit, investigation, litigation or other proceeding is a matter with respect to which indemnification may be sought hereunder), to comply with the rules and regulations of the Internal Revenue Service, the

Securities and Exchange Commission or any other Governmental Entity or otherwise relating to Seller's Other Businesses. The obligations of Buyer with respect to such records shall include maintaining, for at least the retention period specified above, computer systems permitting access to any of such records that are stored in electronic form in a fashion that is not less efficient than current access methods. Buyer's costs incurred in performing its obligations under this clause (iii) shall be considered reimbursable costs under the Outsourcing Agreement.

        (iv)    Management of and Access to Other Records.    Each party shall manage and retain all other pre-Closing books and records held by it which are relevant to either the Business to be transferred hereunder or the other business activities of Seller's Other Businesses conducted prior to the Closing for the period and in the manner prescribed for the records covered by clause (iii) above and shall provide access to the other party to such records to the same extent as is provided for in clause (iii). To the extent that Buyer obtains ownership or possession of records which are subject to retention and access obligations of Seller or its Affiliates running to OfficeMax Incorporated, pursuant to the OMX Purchase Agreement, Buyer shall perform such obligations on behalf of Seller and its Affiliate. Costs incurred by either party in performing obligations under this clause (iv) shall not be considered reimbursable costs under the Outsourcing Agreement.

        8T.    Shared Contracts.

            (i)  Buyer acknowledges that certain contracts, understandings or agreements to which Seller or one or more of its Subsidiaries is party contain terms that are relevant to, are for the benefit of and/or impose obligations on Seller and its Subsidiaries with respect to both the Business and one or more of Seller's Other Businesses (such contracts, understandings and arrangements being collectively referred to herein as "Shared Contracts"). Buyer acknowledges and agrees that such Shared Contracts shall be addressed by the parties as set forth in this Section 8T.

           (ii)  Section 8T(ii) of the Seller Disclosure Letter (as amended after the date hereof with the agreement of Buyer and Seller) sets forth certain material Shared Contracts under which, except as set forth in the Ancillary Agreements, Buyer, the members of the Paper Group (and their Subsidiaries) and the Business shall cease to have any rights or obligations from and after the Closing. Seller acknowledges and agrees that, from and after the Closing, it and its Subsidiaries shall be solely responsible for performance of the Shared Contracts set forth on Section 8T(ii) of the Seller Disclosure Letter and Buyer acknowledges and agrees that neither it nor any of its Affiliates (including any member of the Paper Group or any other Affiliate that owns assets of the Business) shall have any rights or obligations under any of the Shared Contracts except as set forth in the Ancillary Agreements.

          (iii)  Section 8T(iii) of the Seller Disclosure Letter (as amended after the date hereof with the agreement of Buyer and Seller) sets forth certain material Shared Contracts under which both the Business and Seller's Other Businesses perform obligations, have liabilities and/or receive benefits (the "Ongoing Shared Contracts"). With respect to each Ongoing Shared Contract, from and after the date hereof until expiration or termination of such Ongoing Shared Contract, each of Seller and Buyer shall, at the request of the other, cooperate with each other to schedule discussions and participate in negotiations with the counterparty to, or obligor or obligee under, each such Ongoing Shared Contract regarding a split of such Ongoing Shared Contract that, as nearly as practicable, approximates the rights and obligations of the Business and Seller's Other Businesses with respect to such Ongoing Shared Contract during the term of the Ongoing Shared Contract prior to such split; provided that in no event shall either Seller or Buyer be obligated to execute, deliver or (except to the extent executed and delivered by such Person) perform under, or be obligated to cause another Person to execute, deliver or (except to the extent executed and delivered by such Person) perform under, such split contract without such party's prior written consent. For the avoidance of doubt, in no event shall the split of, or any similar action with respect to, any Ongoing Shared Contract be a condition to the obligations of any party to this Agreement.

          (iv)  To the extent that a split contract with respect to such Ongoing Shared Contract is not obtained prior to Closing, then from and after the Closing until such Ongoing Shared Contract expires or is terminated, to the extent permitted by law and, unless waived by Seller, to the extent otherwise permissible in light of the terms of such Ongoing Shared Contract, then Seller shall cause Seller's Other Businesses and Buyer shall cause Buyer Sub, the members of the Paper Group, each of their respective Subsidiaries and the Business to perform obligations under each such Ongoing Shared Contract to which it is a party or bound and Seller and Buyer shall cooperate with each other and use reasonable best efforts such that the applicable members of the Paper Group and their Subsidiaries shall perform the obligations under, and receive the benefits of, such Ongoing Shared Contracts, in each case in the manner set forth on Section 8T(iv) of the Seller Disclosure Letter (as amended after the date hereof with the consent of Buyer and Seller) or otherwise in a manner that as nearly as practicable approximates the obligations and benefits of the Business and Seller's Other Businesses with respect to such Ongoing Shared Contract during the term of the Ongoing Shared Contract prior to Closing. In the event that, after the Closing, Buyer performs its obligations under an Ongoing Shared Contract that has not been split and Seller or one of its Subsidiaries receives benefits under such Ongoing Shared Contract that are attributable to the operations of the Business after the Closing Date, Seller shall pay over such benefits to Buyer. In the event that, after the Closing, Seller performs its obligations under an Ongoing Shared Contract that has not been split and Buyer or one of its Subsidiaries receives benefits that are attributable to the operation of one of Seller's Other Businesses after Closing, Buyer shall pay over such benefits to Seller. Each of Buyer and Seller shall indemnify the other for Losses such party or its Affiliates suffer as a result of any breach of any Ongoing Shared Contract by such party.

           (v)  Buyer and Seller agree that, from and after the Closing, such party shall not, and shall cause its Affiliates not to, amend, waive, settle or compromise any material matter or claim related to any Ongoing Shared Contract without the prior written consent of the other. For all purposes of this Section 8T, upon an effective split of an Ongoing Shared Contract that each of Buyer and Seller has agreed to, such Ongoing Shared Contract shall be deemed terminated for purposes of this Section 8T.

        8U.    Other Matters.

            (i)  For purposes of this Agreement, the parties hereto acknowledge and agree that none of Buyer, Buyer Sub and/or any of its Affiliates shall be deemed to be an "Affiliate" of Seller hereunder.

           (ii)  Buyer covenants and agrees to cause Buyer Sub to perform all of its obligations and agreements under this Agreement in accordance with the terms hereof. In addition, Buyer covenants and agrees that, from and after the Closing, it shall cause each of its post-Closing Subsidiaries to comply with each of the terms of the Ancillary Agreements to which it is party or subject.

          (iii)  Prior to the Closing, Seller shall form Louisiana Timber Procurement Company, L.L.C. as limited liability company in the State of Delaware.

        8V.    Actions in Connection with the Paper Contribution.    Notwithstanding any other representation, warranty, or covenant made hereunder by any member of the Paper Group or Seller or any other provision of this Agreement to the contrary, it is hereby agreed by Buyer and Buyer Sub that the members of the Paper Group and Seller shall be entitled to carry out the transactions contemplated by the Paper Contribution Agreement and Section 1A hereof (including the Paper Unit Contribution and the Target Unit Contribution) and that none of the Seller, any member of the Paper Group and/or any of their respective Affiliates shall be deemed to be in breach of any representation, warranty or covenant made hereunder with respect to any change to the extent caused by or resulting or arising from any of the foregoing and the other transactions contemplated thereby and/or actions taken by any of the foregoing Persons in furtherance thereof.

        8W.    Conversion Rights.    Buyer shall take such action such that each issued and outstanding share of Buyer Common Stock that is held by a Person who has not voted in favor of the Purchase and Sale Transaction and who, in accordance with the Buyer Charter Documents, has exercised and not withdrawn his, her or its right to convert his, her or its share of Buyer Common Stock into cash upon consummation of the Purchase and Sale Transaction shall be paid from the Trust Fund the portion of the Trust Fund to which such holder is entitled, as determined in accordance with the Buyer Charter Documents or from Buyer to the extent any such amounts are distributed to Buyer; it being acknowledged and agreed that, to the extent any such amounts are distributed to Buyer, such amounts shall be held in trust by Buyer for the benefit of Persons validly exercising any such Conversion Rights. The rights of a holder of Buyer Common Stock to convert his, her or its Buyer Common Stock into cash in accordance with Section B of Article Seventh of Buyer's amended and restated certificate of incorporation is referred to herein as "Conversion Rights." Buyer shall take such actions within its control and not in contravention of the Buyer Charter Documents or applicable law such that shares of Buyer Common Stock in respect of which Conversion Rights have been exercised shall from and after the Closing represent only the right to receive the portion of the Trust Fund to which such holder is entitled, as determined in accordance with the Buyer Charter Documents, and upon payment of any such amounts, Buyer shall cause such shares of Buyer Common Stock to be canceled and no longer outstanding.

        8X.    Noncompetition.    From and after the Closing, in consideration of the mutual covenants provided for herein but subject to the limitations set forth in the last sentence of this Section 8X, during the period beginning on the Closing Date and ending on the earlier of the third anniversary of the Closing Date and, with respect to any Restricted Person, the date that a person or group of related persons (other than Madison Dearborn Capital Partners IV, L.P. or an Affiliate thereof) owns or acquires (directly or indirectly) equity securities of such Restricted Person that represent more than 50% of the ordinary voting power entitled to vote in the election of such Restricted Person's board of directors or managers (as applicable), Seller shall not, and shall cause its Subsidiaries (each a "Restricted Person" and, collectively, the "Restricted Persons") not to, directly or indirectly, build and operate any greenfield plants for the production of uncoated free sheet paper or corrugated container board, anywhere within the United States; provided that no Restricted Person shall be deemed to be taking an action in violation of this Section 8X by virtue of its or their (w) engaging in Seller's Other Businesses or activities reasonably related thereto, (x) ownership of Buyer Common Stock as a result of the Purchase and Sale Transaction, (y) ownership of less than 5% of the outstanding stock of any publicly-traded corporation, or (z) acquisition of any Person (whether by asset purchase, stock purchase, merger or otherwise) engaged in a business that competes with the Business. The parties hereto agree that the covenant set forth in Section 8X is reasonable with respect to its duration, geographical area and scope. If the final judgment of a court of competent jurisdiction declares that any term or provision of Section 8X is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

ARTICLE 9
MISCELLANEOUS

        9A.    Amendment and Waiver.    This Agreement may be amended or any provision of this Agreement may be waived; provided that any amendment or waiver shall be binding only if such amendment or waiver is set forth in a writing executed by the party against whom enforcement is sought. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

        9B.    Notices.    All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) if personally delivered, on the date of delivery, (ii) if delivered by express courier service of national standing (with charges prepaid), on the Business Day following the date of delivery to such courier service, (iii) if deposited in the United States mail, first-class postage prepaid, on the fifth Business Day following the date of such deposit, (iv) if delivered by telecopy, upon confirmation of successful transmission, (x) on the date of such transmission, if such transmission is completed at or prior to 5:00 p.m., local time of the recipient party on a Business Day, on the date of such transmission, and (y) on the next day following the date of transmission, if such transmission is completed after 5:00 p.m., local time of the recipient party, on the date of such transmission or is transmitted on a day that is not a Business Day, or (v) if delivered by Internet mail (with a delivery report), provided the relevant computer record indicates a full and successful transmission or no failure message is generated (x) on the date of such transmission, if such transmission is completed at or prior to 5:00 p.m., local time of the recipient party on a Business Day, on the date of such transmission, and (y) on the next Business Day following the date of transmission, if such transmission is completed after 5:00 p.m., local time of the recipient party or is transmitted on a day that is not a Business Day. All notices, demands and other communications hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

      Notices to any member of the Paper Group:

      c/o Boise Cascade, L.L.C.
      1111 W. Jefferson St.
      Boise, Idaho 83728 Attention: General Counsel
      Telephone: 208-384-7732 Telecopy: 208-384-7945
      Email: karengowland@bc.com

      with a copy to:

      Kirkland & Ellis LLP
      200 East Randolph Drive
      Chicago, Illinois 60601
      Attention: Richard J. Campbell, P.C.
      Telephone: 312-861-2000
      Telecopy: 312-861-2200
      Email: rcampbell@kirkland.com

      Notices to Seller:

      Boise Cascade, L.L.C.
      1111 W. Jefferson St.
      Boise, Idaho 83728
      Attention: General Counsel Telephone: 208-384-7732
      Telecopy: 208-384-7945
      Email:  karengowland@bc.com (prior to Closing)
                   davegadda@bc.com (after the Closing)

      with a copy to:

      Kirkland & Ellis LLP
      200 East Randolph Drive
      Chicago, Illinois 60601
      Attention: Richard J. Campbell, P.C.
      Telephone: 312-861-2000
      Telecopy: 312-861-2200
      Email: rcampbell@kirkland.com

      Notices to Buyer and to Buyer Sub:

      Aldabra 2 Acquisition Corp.
      c/o Terrapin Partners LLC
      540 Madison Avenue
      New York, NY 10022
      Attention: Jason Weiss
      Telephone: 212-710-4100
      Telecopy: 310-459-5822
      Email: jason@terrapinpartners.com

      with a copy to:

      Kramer Levin Naftalis & Frankel LLP
      1177 Avenue of the Americas
      New York, New York 10036
      Attention: Philip Weingold
      Telephone: 212-715-9100
      Telecopy: 212-715-8000
      Email: pweingold@kramerlevin.com

        9C.    Assignment.    This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (including by operation of law) by any party hereto without the prior written consent of the other parties. Notwithstanding anything herein to the contrary, (i) Buyer acknowledges and agrees that Seller may from time to time assign, without the consent of any other party hereto, all or any portion of its rights, interests and/or obligations under this Agreement to a purchaser of assets of any division of Seller (however structured, including through the direct or indirect sale of equity securities or assets of Seller or one or more Subsidiaries) as long as the agreement by which any obligations of Seller hereunder are assumed are by such purchaser in a written instrument that includes Buyer as a third-party beneficiary thereof with respect to the obligations under this Agreement, (ii) each of the parties hereto acknowledges and agrees that any party hereto may cause any of its Affiliates to perform on its behalf any of such party's agreements and obligations hereunder and such performance by any of such party's Affiliates shall be deemed to have satisfied such party's obligations hereunder to perform such agreements and/or discharge such obligations (as applicable) and (iii) each party hereto may, without the consent of any other party hereto, assign in whole or in part its rights under this Agreement for collateral security purposes to such party's financing sources.

        9D.    Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held by a court of competent jurisdiction to be prohibited by or unenforceable under applicable law, such provision shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remainder of such provisions or the remaining provisions of this Agreement and such court shall have the authority to modify such unenforceable provision to the extent necessary to render it enforceable, preserving to the fullest extent permissible the intent of the parties. Notwithstanding the foregoing, to the extent that a representation or warranty of any party contained in this Agreement or the Seller Disclosure Letter (each, a "Representation") addresses a particular issue with specificity (a "Specific Representation"), and no breach by such party exists under such Specific Representation, such party shall not be deemed to be in breach of any other Representation (with respect to such issue) that addresses such issue with less specificity than the Specific Representation and if such Specific Representation is qualified or limited by such party's knowledge, or in any other manner, no other Representation shall supercede or limit such qualification in any manner. Without limiting the generality of the foregoing, no representation or warranty regarding or relating to (i) Tax matters is being made, except as set forth in Section 4I, (ii) employee benefit matters is being made, except as set forth in Section 4N, and (iii) environmental matters is being made, except as set forth in Section 4R.

        9E.    No Strict Construction.    Notwithstanding the fact that this Agreement has been drafted or prepared by one of the parties, each of Buyer, Buyer Sub and Seller confirm that they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

        9F.    Captions.    The captions used in this Agreement and descriptions of the Seller Disclosure Letter are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption or description of the Seller Disclosure Letter had been used in this Agreement.

        9G.    Complete Agreement.    Except for the Confidentiality Agreement, this Agreement and the Ancillary Agreements contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

        9H.    Seller Disclosure Letter.

            (i)  The disclosures in the Seller Disclosure Letter are to be taken as relating to the representations and warranties of the Paper Group and their respective Subsidiaries as a whole, notwithstanding the fact that the Seller Disclosure Letter is arranged by sections corresponding to the sections in this Agreement or that a particular section of this Agreement makes reference to a specific section of the Seller Disclosure Letter and notwithstanding that a particular representation and warranty may not make a reference to the Seller Disclosure Letter. The inclusion of information in the Seller Disclosure Letter shall not be construed as or constitute an admission or agreement that such information is material to any member of the Paper Group or its Subsidiaries. In addition, matters reflected in the Seller Disclosure Letter are not necessarily limited to matters required by this Agreement to be reflected in the Seller Disclosure Letter. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. Neither the specifications of any dollar amount in any representation, warranty or covenant contained in this Agreement nor the inclusion of any specific item in the Seller Disclosure Letter is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no party shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in the Seller Disclosure Letter is or is not material for purposes of this Agreement. Further, neither the specification of any item or matter in any representation, warranty or covenant contained in this Agreement nor the inclusion of any specific item in the Seller Disclosure Letter is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no party shall use the fact of setting forth or the inclusion of any such items or matter in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in the Seller Disclosure Letter is or is not in the ordinary course of business for purposes of this Agreement.

           (ii)  Prior to the Closing, Seller shall have the right from time to time to supplement, modify or update the Seller Disclosure Letter with respect to the representations and warranties in Articles 4 and 5 hereof for matters first arising after the date of this Agreement or, with respect to representations and warranties qualified by Seller's knowledge (or similar knowledge qualifications), for matters of which the Seller first obtains knowledge after the date hereof, to ensure the correctness thereof. Any such supplements, modifications and updates shall not be deemed made for purposes of determining satisfaction of the condition to Closing in Section 2B(i) hereof. From and after the Closing, references to the Seller Disclosure Letter shall be references to the Seller Disclosure Letter as so supplemented, modified and/or updated.

          (iii)  Prior to the Closing, the Buyer shall have the right, by written notice to Seller, to provide written notice of any updates or changes with respect to the representations and warranties in Article 6 hereof for matters first arising after the date of this Agreement or, with respect to representations and warranties qualified by the Buyer's knowledge, for matters of which Buyer first obtains knowledge after the date hereof, to ensure the correctness thereof. Any such supplements, modifications and updates shall not be deemed made for purposes of determining satisfaction of the condition to Closing in Section 2C(i) hereof. From and after the Closing, references to the representations and warranties made in Article 6 shall be deemed qualified by the matters addressed in any such written notice.

          (iv)  Notwithstanding anything herein to the contrary, Seller may update Section 8J(i) of the Seller Disclosure Letter and Section 8J(ii) of the Seller Disclosure Letter from time to time to reflect departures, new hires, and as otherwise agreed between Buyer and Seller.

        9I.    No Additional Representations; Disclaimer.

            (i)  Each party acknowledges and agrees that none the other parties hereto, nor any Person acting on behalf of any party hereto or any of their respective Affiliates or representatives has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding such party or any of its Subsidiaries or their respective businesses or assets, except as expressly set forth in this Agreement or as and to the extent required by this Agreement to be set forth in the Seller Disclosure Letter. Buyer and Buyer Sub each further agrees that none of Seller, any member of the Paper Group and/or any of their respective Affiliates or representatives will have or be subject to any liability to Buyer, Buyer Sub or any other Person resulting from the distribution to Buyer, or Buyer's use of, any such information and any information, document or material made available to Buyer or its Affiliates or representatives in certain "data rooms" and online "data sites," management presentations or any other form in expectation of the transactions contemplated by this Agreement.

           (ii)  Each party acknowledges and agrees that except for the representations and warranties expressly set forth in Articles 4, 5 and 6, the Purchase and Sale Transaction is being consummated AS IS WITHOUT ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR INTENDED USE OR OTHER EXPRESSED OR IMPLIED WARRANTY. Each party acknowledges and agrees that it is consummating the Purchase and Sale Transaction without any representation or warranty, express or implied, by the other parties hereto or any of their Affiliates or representatives, except for the representations and warranties expressly set forth in Articles 4, 5 and 6 hereof.

          (iii)  In connection with Buyer's and Buyer Sub's investigation of the Business, Buyer and Buyer Sub has received from or on behalf of Seller and the Equityholder Parties certain projections, including projected statements of operating revenues and income from operations of the Business and for subsequent fiscal years and certain business plan information of the Business. Buyer and Buyer Sub each acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that each of them is familiar with such uncertainties, that each of them is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections and forecasts), and neither of them shall have any claim against Seller or any other Person with respect thereto. Accordingly, neither Seller nor any member of the Paper Group makes any representations or warranties whatsoever with respect to such estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and forecasts).

        9J.    Counterparts.    This Agreement may be executed in multiple counterparts (including by means of telecopied or electronically transmitted signature pages), all of which taken together shall constitute one and the same Agreement.

        9K.    Governing Law.    The internal law (and not the law of conflicts) of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

        9L.    Payments under Agreement.    Each party agrees that all amounts required to be paid hereunder shall be paid in United States currency and without discount, rebate or reduction and subject to no counterclaim or offset (other than withholding tax obligations required to be withheld by law or as otherwise set forth herein), on the dates specified herein (with time being of the essence).

        9M.    Third-Party Beneficiaries and Obligations.    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies or liabilities under or by reason of this Agreement, other than Section 8A, Section 8L, Section 8M, and to the extent applicable, this Section 9 (each of which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).     Nothing in this Agreement is intended to or shall be construed to amend any Employee Benefit Plan.

        9N.    Waiver of Bulk Sales Laws.    Each of the parties acknowledges and agrees that neither Seller nor any of its Subsidiaries will comply with, and hereby waives compliance by Seller and its Subsidiaries with, any "bulk sales", "bulk transfer" or similar law relating to the transactions contemplated hereby.

        9O.    CONSENT TO JURISDICTION.    SUBJECT TO THE PROVISIONS OF SECTION 1E (WHICH SHALL GOVERN ANY DISPUTE ARISING THEREUNDER), THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY PARTY PURSUANT TO THIS AGREEMENT SHALL PROPERLY AND EXCLUSIVELY LIE IN ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF DELAWARE. EACH PARTY ALSO AGREES NOT TO BRING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES FURTHER

AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT.

        9P.    WAIVER OF JURY TRIAL.    THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        9Q.    Relationship of Parties.    Except as specifically provided herein, none of the parties will act or represent or hold itself out as having authority to act as an agent or partner of the other parties or in any way bind or commit the other parties to any obligations or agreement. Nothing contained in this Agreement will be construed as creating a partnership, joint venture, agency, trust, fiduciary relationship or other association of any kind, each party being individually responsible only for its obligations as set forth in this Agreement. The parties' respective rights and obligations hereunder are limited to the contractual rights and obligations expressly set forth herein on the terms and conditions set forth herein.

        9R.    Certain Foreign Currency Transactions.    Notwithstanding anything herein to the contrary, for the purpose of calculating Company Closing Cash Amount, Company Closing Net Working Capital and Buyer Closing Net Working Capital, Seller and the Buyer shall use applicable currency exchange rates to United States currency as in effect as of the close of business on the third Business Day prior to Closing, as reported in the The Wall Street Journal.

        9S.    Usage.

            (i)  Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

           (ii)  Words denoting any gender shall include all genders. Where a word is defined herein, references to the singular shall include references to the plural and vice versa.

          (iii)  A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

          (iv)  All references to "$" and dollars shall be deemed to refer to United States currency unless otherwise specifically provided.

           (v)  All references to a day or days shall be deemed to refer to a calendar day or calendar days, as applicable, unless otherwise specifically provided.

          (vi)  Any reference to any agreement or contract referenced herein or in the Seller Disclosure Letter shall be a reference to such agreement or contract, as amended, modified, supplemented or waived.

         (vii)  Any reference to a predecessor of Seller or any of its Affiliates shall be deemed to include a reference to Boise Cascade Corporation (now OfficeMax Incorporated) and its Subsidiaries.

        (viii)  The definitions on Annex I are incorporated into this Agreement as if fully set forth at length herein and all references to a "Section" in such Annex I are references to such Section of this Agreement.

* * * *

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BOISE CASCADE, L.L.C.
By:	/s/ W. THOMAS STEPHENS W. Thomas Stephens
Its:	Chief Executive Officer
BOISE PAPER HOLDINGS, L.L.C.
By:	/s/ KAREN GOWLAND Karen Gowland
Its:	Vice President, General Counsel
BOISE WHITE PAPER, L.L.C.
By:	/s/ KAREN GOWLAND Karen Gowland
Its:	Vice President, General Counsel
BOISE PACKAGING & NEWSPRINT, L.L.C.
By:	/s/ KAREN GOWLAND Karen Gowland
Its:	Vice President, General Counsel
BOISE CASCADE TRANSPORTATION HOLDINGS CORP.
By:	/s/ KAREN GOWLAND Karen Gowland
Its:	Vice President, General Counsel

ALDABRA 2 ACQUISITION CORP.
By:	/s/ JASON WEISS Jason Weiss
Its:	Chief Executive Officer
ALDABRA SUB LLC
BY: ALDABRA 2 ACQUISITION CORP., ITS SOLE MEMBER
By:	/s/ JASON WEISS Jason Weiss
Its:	Chief Executive Officer

ANNEX 1
DEFINITIONS

        For purposes of this Agreement, the following terms shall have the following meanings:

        "Acceptable Note" shall have the meaning set forth in Section 1F(ii).

        "Acceptable Note Rate" shall have the meaning set forth in Section 1F(ii).

        "Accounting Firm" shall have the meaning set forth in Section 1E(iii).

        "Adjustment Amount" shall have the meaning set forth in Section 1E(iv).

        "Adjustment Calculation Time" means 11:59 p.m. (Boise, Idaho time) on the day before the Closing Date.

        "Affiliate" means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified; it being understood and agree that from and after the Closing, none of Buyer, Buyer Sub, any member of the Paper Group and/or any of their respective Subsidiaries shall be deemed to be an Affiliate of Seller or any of its Affiliates.

        "Agreement" shall have the meaning set forth in the preamble.

        "Allocation" shall have the meaning set forth in Section 8I(iii).

        "Alternative Payment Amount" shall have the meaning set forth in Section 8F(i).

        "Ancillary Agreements" means the Outsourcing Agreement, the Rail Car Agreement, the HQ Sublease Agreement, the Timber Procurement Agreement, IP License Agreement, the LTPC Operating Agreement, the Investor Rights Agreement, the Wood Residuals Inland Agreement, the Softwood Chip Agreement, Trucking Services Agreement, the Wood Residuals Louisiana Agreement, the Employee Leasing Agreement and any other agreement, document or instrument contemplated hereby to be executed and/or delivered by or on behalf of a party hereto or one of its Affiliates at or in connection with Closing.

        "Applicable Ancillary Agreements" means, collectively, the Employee Services Agreement, the Railcar Agreement, the Paper Contribution Agreement, the Timber Procurement Agreement, the LTPC Operating Agreement and the Trucking Services Agreement.

        "Applicable Person" shall have the meaning set forth in Section 8P.

        "ASTM-05 Standard" means ASTM International's Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process E1527-05.

        "Available Insurance Polices" shall have the meaning set forth in Section 3D(ii).

        "Average Trading Price" means the average per share closing price of Buyer Common Stock for the twenty (20) trading days ending on the third trading day immediately prior to consummation of the Purchase and Sale Transaction (disregarding for this purpose in such twenty (20) trading days any day in which trading of Buyer Common Stock was conducted by or on behalf of an officer or director of Buyer or a family member or Affiliate thereof); provided that, for purposes of this Agreement, in no event shall the Average Trading Price exceed $10.00 per share of Buyer Common Stock and in no event shall the Average Trading Price be less than $9.54 per share of Buyer Common Stock, in each case, as equitably adjusted to reflect any stock split, stock dividend, reclassification or recapitalization affecting the Buyer Common Stock.

        "Base Purchase Price" means $1,625,000,000.

        "Boise P&N" shall have the meaning set forth in the preamble.

        "Boise P&N Units" shall have the meaning set forth in the recitals hereto.

        "Boise Transportation" shall have the meaning set forth in the preamble.

        "Boise Transportation Stock" shall have the meaning set forth in the recitals hereto.

        "Boise White Paper" shall have the meaning set forth in the preamble.

        "Boise White Paper Units" shall have the meaning set forth in the recitals hereto.

        "Business" means the white paper, packaging & newsprint and transportation businesses of the Paper Group and their respective Subsidiaries and the Headquarters Operations of Seller and its Subsidiaries, in each case as conducted by Seller as of the date of this Agreement and as of the Closing Date, but shall in no event shall "Business" be interpreted to include any of Seller's Other Businesses.

        "Business Day" means any day, other than a Saturday, Sunday, or any other date in which banks located in New York, New York or Boise, Idaho are closed for business as a result of federal, state or local holiday.

        "Business Employee" means any current or former employee of Seller or any of its Subsidiaries (including, for the avoidance of doubt, any individual who (i) is not actively at work by reason of illness, paid time off, short-term disability, long-term disability, workers' compensation or other leave of absence or (ii) is, or is expected to become, an employee of Seller or any of its Subsidiaries) whose services for Seller or its Subsidiaries are or were primarily dedicated to the Business (as opposed to Seller's Other Businesses) or who is otherwise set forth on Section 8J(i) of the Seller Disclosure Letter, but excluding those employees set forth on Section 8J(ii) of the Seller Disclosure Letter.

        "Business Flexible Benefit Plan" shall have the meaning given to such term in Section 8J(xi).

        "Business Liabilities" shall mean all obligations, liabilities and commitments of any nature, whether known or unknown, express or implied, primary or secondary, direct or indirect, liquidated, absolute, accrued, contingent or otherwise and whether due or to become due, arising out of or relating to the assets, business and/or operation or conduct of the Business (whether conducted by the members of the Paper Group and their respective Subsidiaries and their respective predecessors prior to and on the Closing Date and/or Buyer and its Affiliates (including the members of the Paper Group and their respective Subsidiaries) after the Closing Date), including obligations, liabilities and commitments with respect to the Business for which Forest Products Holdings L.L.C. is responsible pursuant to the OMX Purchase Agreement; provided that, in no event shall "Business Liabilities" include (i) obligations, liabilities and commitments for which Seller and its post-Closing Affiliates have agreed to be responsible pursuant to this Agreement or any Ancillary Agreement and (ii) Retained Liabilities (as defined in the OMX Purchase Agreement).

        "Buyer" shall have the meaning set forth in the preamble.

        "Buyer Cash Amount" means (without duplication) the sum of (i) the aggregate amount of cash on hand of Buyer and its Subsidiaries as of immediately prior to the Closing, plus (ii) the aggregate amount of cash held in the Trust Fund that is disbursed to Buyer and/or Buyer Sub for payment to Seller hereunder (excluding, for the avoidance of doubt, any portion of the Trust Fund paid or payable to the holders of shares of Buyer Common Stock in respect of which Conversion Rights have been properly exercised prior to the Closing (and only to the extent of the portion of the Trust Fund to which such holder(s) are entitled, as determined in accordance with the Buyer Charter Documents)), plus (iii) the aggregate cash proceeds received by Buyer and/or Buyer Sub on or prior to the Closing Date in respect of the Debt Financing; provided that, for the avoidance of doubt, in no event shall any cash of the Paper Group or their respective Subsidiaries be used in determining Buyer Cash Amount.

        "Buyer Charter Documents" means Buyer's amended and restated certificate of incorporation and by-laws.

        "Buyer Closing Balance Sheet" shall have the meaning set forth in Section 1E(i).

        "Buyer Closing Certificate of Incorporation" shall have the meaning set forth in Section 3G(ii).

        "Buyer Closing Net Working Capital" means Buyer Net Working Capital as of the Adjustment Calculation Time; provided that notwithstanding anything herein to the contrary (including that Buyer Closing Net Working Capital is being measured at the Adjustment Calculation Time and that Buyer Net Working Capital is to be calculated in accordance with GAAP (as modified by this Agreement)) to the extent not already included as a current liability in the computation of Buyer Net Working Capital, (i) any transaction expenses of the Buyer and its Subsidiaries triggered by consummation of the Purchase and Sale Transaction (including the Deferred Discount payable to the Underwriters and any fees and expenses of Houlihan Lokey Howard & Zukin) and any transaction bonuses, retention bonuses or similar liabilities entered into by the Buyer and its Subsidiaries prior to the Closing that are triggered upon consummation of the Purchase and Sale Transaction shall be included as current liabilities in the computation of Buyer Closing Net Working Capital (in each case, to the extent unpaid at Closing), (ii) all indebtedness for borrowed money and capitalized lease obligations of Buyer and its Subsidiaries as of the Closing Date (in each case regardless of the terms thereof) shall be included in the computation of Buyer Closing Net Working Capital, other than the aggregate amount of the Debt Financing borrowed by Buyer and Buyer Sub on the Closing Date in connection with the consummation of the transactions contemplated hereby and (iii) for the avoidance of doubt, the provisions of the proviso to the definition of Buyer Net Working Capital shall apply to the calculation of Buyer Closing Net Working Capital.

        "Buyer Closing Statement" shall have the meaning set forth in Section 1E(i).

        "Buyer Common Stock" means the common stock, par value $0.0001 per share, of Buyer.

        "Buyer Designated Contacts" shall have the meaning set forth in Section 3A.

        "Buyer D&O Policy" shall have the meaning set forth in Section 6L hereof.

        "Buyer ERISA Affiliate" means each entity that is treated as a single employer with Buyer and/or any of its Subsidiaries for purposes of Code § 414.

        "Buyer 401(k) Plan" shall have the meaning set forth in Section 8J(viii).

        "Buyer Material Adverse Effect" means a material adverse effect upon the financial condition or operating results of Buyer and its Subsidiaries taken as a whole or on the ability of Buyer and its Subsidiaries to consummate the transactions contemplated hereby.

        "Buyer Material Contract" means a material contract, as such term is defined in Regulation S-K of the SEC, to which Buyer and/or any of its Subsidiaries is party.

        "Buyer Net Working Capital" means the excess of (i) the sum of the current assets of Buyer and its Subsidiaries (including Buyer Sub) determined on a consolidated basis in accordance with GAAP applied on a basis consistent with the methodologies, practices, estimation techniques, assumptions and principles used in the preparation of the financial statements included in the Buyer SEC Reports related to the fiscal quarter ended June 30, 2007 (excluding any current asset related to the exercise or notice of exercise of any Buyer Warrants), minus (ii) the sum of the current liabilities of Buyer and its Subsidiaries (including Buyer Sub) determined on a consolidated basis in accordance with GAAP applied on a basis consistent with the methodologies, practices, estimation techniques, assumptions and principles used in the preparation of the financial statements included in the Buyer SEC Reports related to the fiscal quarter ended June 30, 2007; provided that (1) the Buyer Transaction Expense Amount shall be included in Buyer's current liabilities, (2) the amounts reflected in the line item "Cash held in trust" on Buyer's balance sheet shall be included in Buyer's current assets, (3) the amounts reflected in the line item "Common Stock Subject to Possible Conversion" shall not be included in

Buyer's current liabilities, (4) the amounts included in the line item "Deferred tax asset" shall not be included in Buyer's current assets, (5) all proceeds received from the debt financing contemplated by Section 2A(vi) shall be excluded in Buyer's current assets and (6) all indebtedness in respect of the debt financing contemplated by Section 2A(vi) and all indebtedness owing pursuant to an Acceptable Note (if any) shall be excluded from Buyer's current liabilities.

        "Buyer Plans" shall mean all material employee plans, programs, practices and arrangements, including all employee benefit plans (within the meaning of Section 3(3) of ERISA), employment agreements, and health, medical, dental, welfare, accident, disability, life insurance, stock purchase, bonus, equity and equity-type compensation, severance pay and other employee benefit or fringe benefit plans maintained or contributed to by Buyer or any Buyer ERISA Affiliate with respect to which Buyer or any Buyer ERISA Affiliate has any fixed or contingent, direct or indirect liability with respect to Buyer or any of its Subsidiaries.

        "Buyer Post-Closing Bylaws" shall have the meaning set forth in Section 3G(i).

        "Buyer Post-Closing Certificate of Incorporation" shall have the meaning set forth in Section 3G(ii).

        "Buyer Post-Closing Directors" shall have the meaning set forth in Section 3G(ii).

        "Buyer Preferred Stock" means the preferred stock, par value $0.0001 per share, of Buyer.

        "Buyer SEC Reports" shall have the meaning set forth in Section 6G(i).

        "Buyer Shared Expense Amount" means one half of any Shared Expense Amount.

        "Buyer Shareholder Approval" shall have the meaning set forth in Section 3G(ii).

        "Buyer Sub" shall have the meaning set forth in the preamble.

        "Buyer Sub Common Units" means the common units of Buyer Sub.

        "Buyer Transaction Expense Amount" means all fees and expenses incurred by Buyer or Buyer Sub relating to the negotiation, preparation, execution, consummation and performance of this Agreement and the transactions contemplated hereby or for which Buyer or Buyer Sub has agreed to be responsible pursuant to this Agreement, including (i) fees and expenses of its attorneys, accountants, Pali Capital, Inc., Lazard Freres & Co. LLC, and Houlihan Lokey Howard & Zukin (and its Affiliates), (ii) the Deferred Discount, and (iii) the Buyer Shared Expense Amount, in each case, to the extent unpaid at the Closing; provided that, for the avoidance of doubt, in no event shall "Buyer Transaction Expense Amount" include the Seller Shared Expense Amount.

        "Buyer Warrants" means warrants to acquire shares of Buyer Common Stock issued pursuant to the terms of that certain Warrant Agreement, dated as of June 19, 2007, by and between Buyer and Continental.

        "Buyer's IPO" shall mean the June 22, 2007 initial public offering by Buyer of 41,400,000 of its units, with each unit consisting of one share of Buyer Common Stock and one Buyer Warrant.

        "Buyer's Supplemental Pension Plan" shall have the meaning set forth in Section 8J(x).

        "Capitalized Lease Obligations" means obligations of the Business, any member of the Paper Group and/or any of its Subsidiaries as lessee or lessees under leases that have been recorded as capital leases in accordance with GAAP.

        "Cash Contribution" shall have the meaning set forth in Section 1A.

        "Cash Pay Shares" shall have the meaning set forth in Section 1F(i).

        "Cash Portion" shall mean the excess of (i) the Buyer Cash Amount, minus (ii) the Shared Expense Amount, minus (iii) the Buyer Transaction Expense Amount, minus (iv) the Debt Financing

Fee Amount; provided that the "Cash Portion" shall in no event exceed the Estimated Closing Purchase Price; provided further that the calculation of "Cash Portion" shall be without duplication such that if the Buyer Cash Amount is reduced for amounts otherwise includable as Shared Expense Amount, Buyer Transaction Expense Amount or the Debt Financing Fee Amount (e.g., financing fees related to the Debt Financing or other debt financing were netted against the proceeds of such Debt Financing or other debt financing), the amount by which the Buyer Cash Amount was already reduced shall not be included in the calculation of Shared Expense Amount, the Buyer Transaction Expense Amount or the Debt Financing Fee Amount for purposes of the determination of Cash Portion.

        "CERCLA" shall have the meaning set forth in Section 4R.

        "Closing" shall have the meaning set forth in Section 1D.

        "Closing Date" shall have the meaning set forth in Section 1D.

        "Closing Purchase Price" means the result equal to (i) the Base Purchase Price, plus (ii) the Company Closing Cash Amount, plus (iii) the amount (if any) by which the Company Closing Net Working Capital is greater than the Targeted Company Net Working Capital, minus (iv) the amount (if any) by which the Company Closing Net Working Capital is less than the Targeted Company Net Working Capital, plus (v) the amount (if any) by which the Buyer Closing Net Working Capital is less than the Targeted Buyer Net Working Capital.

        "COBRA" means Part 6 of Subtitle B of Title I of ERISA, Code § 4980B, and any similar state law.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Collective Bargaining Agreements" means a collective bargaining agreement or similar agreement covering any Eligible Employee or any Subsidiary Employee.

        "Company" shall have the meaning set forth in the preamble.

        "Company Closing Balance Sheet" shall have the meaning set forth in Section 1E(i).

        "Company Closing Cash Amount" means the aggregate cash and cash equivalents of the Paper Group and its Subsidiaries as of the Adjustment Calculation Time.

        "Company Closing Net Working Capital" means Company Net Working Capital as of the Adjustment Calculation Time; provided that notwithstanding anything herein to the contrary (including that Company Closing Net Working Capital is being measured as of the Adjustment Calculation Time and that Company Closing Net Working Capital is to be calculated in accordance with SAAP (as modified by this Agreement)), except to the extent paid by Seller or any of its post-Closing Subsidiaries, any transaction expenses of the Paper Group and its Subsidiaries triggered by consummation of the Purchase and Sale Transaction (including any amounts required to be paid to investment bankers) and any transaction bonuses, retention bonuses or similar liabilities entered into by the Paper Group and its Subsidiaries prior to the Closing that are triggered upon consummation of the Purchase and Sale Transaction shall be included as current liabilities in the computation of Company Closing Net Working Capital.

        "Company Closing Statement" shall have the meaning set forth in Section 1E(i).

        "Company Intellectual Property" means each of the Intellectual Property Rights that are registered or the subject of a pending application for registration and material unregistered Intellectual Property Rights that are (i) owned by any member of the Paper Group or one of its Subsidiaries or (ii) used exclusively or primarily in the operation of the Business, and owned by Seller or one of its Subsidiaries.

        "Company Material Adverse Effect" means material adverse effect upon (x) financial condition or operating results of the Paper Group (and their Subsidiaries) or the Business, taken as a whole, or

(y) the ability of the Seller, the Company and the Paper Group to consummate the transactions contemplated by this Agreement, except any adverse effect related to or resulting from (i) general business or economic conditions affecting the industry in which any member of the Paper Group, any of its Subsidiaries or the Business operates, (ii) national or international political or social conditions, including the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (iii) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (iv) changes in GAAP or, solely as a result of changes in GAAP, SAAP, (v) changes in laws, rules, regulations, orders, or other binding directives issued by any Governmental Entity, (vi) the taking of any action contemplated by this Agreement or the announcement of this Agreement or the transactions contemplated hereby, (vii) any existing event, occurrence, or circumstance with respect to which Buyer or Buyer Sub has knowledge as of the date hereof (including any matter set forth in the Seller Disclosure Letter), (viii) any adverse change in or effect on the business of any member of the Paper Group, any of its Subsidiaries and/or the Business that is cured by or on behalf of any member of the Paper Group, any of its Subsidiaries and/or the Business before the earlier of the Closing Date and the date on which this Agreement is terminated pursuant to Article 7, (ix) any adverse change in or effect on the business of any member of the Paper Group, any of its Subsidiaries and/or the Business that is caused by any delay in consummating the Closing as a result of any violation or breach by Buyer and/or Buyer Sub of any covenant, representation or warranty contained in this Agreement, or (x) Buyer's and/or Buyer Sub's failure to consent to any of the actions restricted by Section 3B.

        "Company Material Contracts" shall have the meaning set forth in Section 4J.

        "Company Net Working Capital" means the excess of (i) the sum of the current assets of the white paper and packaging and newsprint businesses of Seller and its Subsidiaries on a combined basis (excluding cash and cash equivalents) minus (ii) the sum of the current liabilities of the white paper and packaging and newsprint businesses of Seller and its Subsidiaries on a combined basis, in each case determined in accordance with SAAP applied on a basis consistent with the methodologies, practices, estimation techniques, assumptions and principles used in the preparation of the Latest Balance Sheet and, except as otherwise expressly provided in this definition, shall include only assets and liabilities of the type included in the Latest Balance Sheet. Furthermore, for purposes of the foregoing, current assets shall not be reduced by, and current liabilities shall not include, (a) any indebtedness and/or other liabilities (including guarantee obligations) being repaid in connection with the transactions contemplated hereby (including any liabilities and/or obligations of a nature described in Section 2B(iv) hereof) or for which neither the Paper Group nor any of their Subsidiaries will be liable from and after the Closing, (b) any Capitalized Lease Obligations, (c) any liabilities related to inter-company debt between the white paper business, on the one hand, and the packaging and newsprint business, on the other hand, (d) any liabilities of the white paper business or the packaging and newsprint business in respect of any letter of credit, performance bond, surety bond or other obligation issued by any of them whether issued pursuant to the Senior Credit Facility or otherwise, (e) Transfer Taxes, (f) any portion of the Shared Expense Amount and (g) all other liabilities for which Seller or Buyer has agreed to be responsible pursuant to this Agreement or any Ancillary Agreement.

        "Company Permits" shall have the meaning set forth in Section 4Q.

        "Company's Supplemental Pension Plans" shall have the meaning set forth in Section 8J(x).

        "Confidential Information" shall have the meaning set forth in Section 8C.

        "Confidentiality Agreement" means the Confidentiality Agreement, dated July 18, 2007, between Seller and Buyer.

        "Continental" shall have the meaning set forth in Section 2C(xvi).

        "Conversion Rights" shall have the meaning set forth in Section 8W.

        "Covered Paper Group Claim" shall have the meaning set forth in Section 3D(ii).

        "Covered Seller Claim" shall have the meaning set forth in Section 3D(iii).

        "Debt Commitment Letters" shall have the meaning set forth in Section 3I(i).

        "Debt Financing" shall have the meaning set forth in Section 3I(i).

        "Debt Financing Fee Amount" means the aggregate fees and expenses payable by Buyer and Buyer Sub at or prior to Closing to lenders providing debt financing, and/or any agent with respect to the debt financing, for the Purchase and Sale Transaction, which shall include, without limitation, fees of counsel to lenders and filing fees with respect to collateral for the debt financing; provided that notwithstanding anything herein to the contrary, in no event shall any fees or expenses be included in Debt Financing Fee Amount unless Seller has agreed to the incurrence and payment of such fees and expenses in advance in writing and, after Seller has so agreed to such incurrence and payment, there has been no amendment, modification, termination or waiver of such fee and expense arrangement unless such amendment, modification, termination or waiver has been agreed in advance in writing by Seller.

        "Deferred Discount" means deferred underwriting discounts and commissions in connection with the initial public offering of Buyer's units payable by Buyer to the Underwriters upon consummation of the Purchase and Sale Transaction.

        "Delaware General Corporation Law" shall have the meaning set forth in the recitals hereto.

        "Delaware LLC Act" shall have the meaning set forth in the recitals hereto.

        "Domestic Subsidiary" means a Subsidiary organized under the laws of the United States.

        "EGTRRA" shall have the meaning set forth in Section 4N(iii).

        "Eligible Employees" means (i) current employees of Seller (other than Subsidiary Employees) (including, for the avoidance of doubt, any individual who (A) is not actively at work by reason of illness, paid time off, short-term disability or other leave of absence or (B) is, or is expected to become, an employee of Seller) whose services for Seller will be, are or were primarily dedicated to the Business (as opposed to Seller's Other Businesses), (ii) any other current or past employee of Seller who is or becomes entitled to employment under any applicable Collective Bargaining Agreement whose job related to the Business, or (iii) any employee who is otherwise listed on Section 8J(i) of the Seller Disclosure Letter.

        "Employee Benefit Plan" means each "employee benefit plan" (as such term is defined in ERISA §3(3)) and each other material employee benefit plan, program or arrangement maintained by any Seller or an ERISA Affiliate on behalf of employees of Seller and its Subsidiaries in which Business Employees participate; provided that Employee Benefit Plan shall not include any Foreign Benefit Plan.

        "Employee Leasing Agreement" shall mean that certain Employee Lease and Service Agreement in substantially the form of Exhibit Q attached hereto.

        "Employee Welfare Benefit Plan" has the meaning set forth in ERISA §3(1).

        "ENVIRON" shall have the meaning set forth in Section 3J.

        "Environmental Laws" shall have the meaning set forth in Section 4R.

        "Environmental Reports" means the environmental reports set forth on Annex 1A of the Seller Disclosure Letter.

        ''Equity Value Amount" means the excess of (i) the Estimated Closing Purchase Price minus (ii) the Cash Portion, minus (iii) the Shared Expense Amount, minus (iv) the Debt Financing Fee Amount.

        "Equityholder Parties" means, collectively, any current or former Affiliate of Seller and any officers, directors, employees, partners, stockholders, members, agents, attorneys representatives, successors and permitted assigns of Seller or any of its Affiliates.

        "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means each entity that is treated as a single employer with the Seller and members of the Paper Group for purposes of Code § 414.

        "Estimated Buyer Closing Net Working Capital" means Buyer Closing Net Working Capital, as estimated by Buyer and delivered to the Seller not less than one (1) business day prior to Closing.

        "Estimated Closing Purchase Price" means the result equal to (i) the Base Purchase Price, plus (ii) the Estimated Company Closing Cash Amount, plus (iii) the amount (if any) by which the Estimated Company Closing Net Working Capital is greater than the Targeted Company Net Working Capital, minus (iv) the amount (if any) by which the Estimated Company Closing Net Working Capital is less than the Targeted Company Net Working Capital, plus (v) the amount (if any) by which the Estimated Buyer Closing Net Working Capital is less than the Targeted Buyer Net Working Capital.

        "Estimated Company Closing Cash Amount" means the Company Closing Cash Amount, as estimated by the Seller and delivered to Buyer not less than one (1) business day prior to Closing

        "Estimated Company Closing Net Working Capital" means Company Closing Net Working Capital, as estimated by the Seller and delivered to Buyer not less than one (1) business day prior to Closing.

        "Excess Amount" shall have the meaning set forth in Section 1E(iv).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Excluded Staff Functions" means the staff functions at the Headquarters Facility which (i) are exclusively or primarily related to Seller's Other Businesses or (ii) are otherwise set forth on Annex 1B of the Seller Disclosure Letter.

        "Financial Statements" shall have the meaning set forth in Section 4E.

        "Foreign Benefit Plan" means each material employee benefit plan, program or arrangement maintained by Seller or its Subsidiaries on behalf of Business Employees or Subsidiary Employees located outside of the United States, other than any such plans, programs or arrangements as are mandated by applicable law.

        "FPH" shall have the meaning set forth in the recitals hereto.

        "GAAP" means United States generally accepted accounting principles.

        "Governmental Entity" means any government, governmental agency, department, bureau, office, commission, authority or instrumentality, or court of competent jurisdiction, whether foreign, federal, state or local.

        "Hazardous Substances" means any substance that is: (A) listed, classified, or regulated as hazardous or toxic pursuant to any Environmental Laws; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint, polychlorinated biphenyl, radioactive material or radon; and (C) any other substance that is subject to regulatory action by any Governmental Entity in connection with any Environmental Laws because of its toxic or hazardous properties or characteristics.

        "Headquarters Facility" means Seller's headquarters building located at 1111 West Jefferson Street, Boise, Idaho and the additional properties owned or leased by it in the immediate vicinity thereof.

        "Headquarters Lease" means that certain Office Lease, dated March 9th, 2006 (as amended, modified and/or supplemented from time to time), by and between Eleven Eleven West Jefferson LLC, an Idaho limited liability company, The Ronald and Mary Family Trust, utd 9/15/90, and Boise Project, LLC, a Montana limited liability company, as landlord, and Boise Cascade, L.L.C., a Delaware limited liability company, as tenant.

        "Headquarters Operations" shall mean all of the business operations, support functions, and other activities conducted by Seller and its Subsidiaries at the Headquarters Facility (including all assets of Sellers and its Subsidiaries located at the Headquarters Facility and any other assets of Sellers and its Subsidiaries exclusively or primarily related to, or used exclusively or primarily in, the Headquarters Facility or the conduct of such activities), except for the Excluded Staff Functions.

        "HIPAA" shall have the meaning set forth in Section 8J(iii).

        "HQ Landlord" means Eleven Eleven West Jefferson LLC, an Idaho limited liability company, The Ronald and Mary Family Trust, utd 9/15/90, and Boise Project, LLC, a Montana limited liability company.

        "HQ Sublease Agreement" shall have the meaning set forth in Section 2B(viii).

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "HSR Approval" shall have the meaning set forth in Section 2A(ii).

        "Included Real Property" means, collectively, the Owned Real Property and the Leased Real Property.

        "Income Taxes" means all federal, state, local, and foreign income Taxes or other Taxes based on or measured by income, net worth or receipts including, without limitation, any franchise Taxes measured by or based upon income or receipts.

        "Indenture" means that certain Indenture, dated as of October 29, 2004, by and among Seller, Boise Cascade Finance Corporation, Boise Cascade Holdings, L.L.C., the guarantors named therein and U.S. Bank National Association relating to the Senior Floating Rate Notes due 2012 and the 7 1/8% Senior Subordinated Notes due 2014, as trustee, as amended, supplemented, modified or waived from time to time.

        "Intellectual Property Rights" means all worldwide rights in and to the following:

        (i)    all domestic and foreign patents (including certificates of invention and other patent equivalents), provisional applications, patent applications and patents issuing therefrom as well as any division, continuation or continuation in part, reissue, extension, reexamination, certification, revival or renewal of any patent, all Inventions and subject matter related to such patents, in any and all forms;

        (ii)    all domestic and foreign trademarks, service marks, trade dress, trade names, logos, corporate names, icons, slogans, and any other indicia of source or sponsorship of goods and services, all designs and logotypes related to the above, in any and all forms, and all registrations and applications for registration thereof together with all of the goodwill related to the foregoing;

        (iii)    all domestic and foreign copyright interests in any work of authorship, whether registered or unregistered, including but not limited to all copyright registrations or foreign equivalent, all applications for registration or foreign equivalent, all moral rights, all common-law rights, and all rights to register and obtain renewals and extensions of copyright registrations, together with all other copyright interests accruing by reason of international copyright convention;

        (iv)    all domain name registrations;

        (v)    any formula, design, device or compilation, or other information which is used or held for use by a business, which gives the holder thereof an advantage or opportunity for advantage over competitors which do not have or use the same, and which is not generally known by the public. Trade Secrets may include, by way of example, formulas, algorithms, market surveys, market research studies, information contained on drawings and other documents, and information relating to research, development or testing;

        (vi)    novel devices, processes, compositions of matter, methods, techniques, observations, discoveries, apparatuses, machines, designs, expressions, theories and ideas, whether or not patentable;

        (vii)    scientific, engineering, mechanical, electrical, financial, marketing or practical knowledge or experience useful in the operation of the Business; and

        (viii)    (A) any and all computer programs and/or software programs (including all source code, object code, firmware, programming tools and/or documentation), (B) machine readable databases and compilations, including any and all data and collections of data, and (C) all content contained on Internet site(s).

        "Investor Rights Agreement" shall have the meaning set forth in Section 2B(xii).

        "IP License Agreement" shall have the meaning set forth in Section 2B(x).

        "IPO Shares" shall have the meaning set forth in Section 3G(i)p.

        "knowledge," when used (i) in the phrase "to the knowledge of Seller" or similar phrases means, and shall be limited to, the actual knowledge of the Seller Designated Contacts, Alexander Toeldte and David Gadda and (ii) in the phrase "to the knowledge of Buyer" or similar phrases means, and shall be limited to, the actual knowledge of the Buyer Designated Contacts.

        "Latest Balance Sheet" shall have the meaning set forth in Section 4E.

        "Leased Real Property" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property of any member of the Paper Group or any of its Subsidiaries.

        "Leases" means all leases, subleases, licenses, concessions and other agreements, including all amendments, supplements, extensions, renewals, guaranties, non disturbance and other agreements with respect thereto, pursuant to which any member of the Paper Group or any of its Subsidiaries grants or holds a leasehold interest (or similar interest), whether as lessor or lessee (or in any other similar capacity) for which the annual rental expense exceed $50,000.

        "Liabilities" shall have the meaning set forth in Section 4F.

        "Lien" means any mortgage, pledge, lien, charge or other security interest or encumbrance.

        "Losses" means actual out-of-pocket losses, liabilities, damages or expenses (including reasonable legal fees).

        "LTPC Operating Agreement" shall have the meaning set forth in Section 2B(xi).

        "Most Recent Financial Statements" shall have the meaning set forth in Section 4E.

        "New Plans" shall have the meaning set forth in Section 8J(vi).

        "Nonunion Employees" shall have the meaning set forth in Section 8J(v).

        "Notice of Disagreement" shall have the meaning set forth in Section 1E(ii).

        "NYSE" means the New York Stock Exchange.

        "OMX Purchase Agreement" means that certain Purchase and Sale Agreement, dated as of July 26, 2004, by and among OfficeMax, Inc. (formerly Boise Cascade Corporation), Minidoka Paper Company, Boise Southern Company, Forest Products Holdings L.L.C., Boise Land & Timber Holdings Corp. and the other parties thereto from time to time, as the same has been and may be amended, modified, supplemented or waived from time to time.

        "Ongoing Shared Contracts" shall have the meaning set forth in Section 8T(iii).

        "Outsourcing Agreement" shall have the meaning set forth in Section 2B(v).

        ''Owned Real Property" means all land, together with all buildings, structures, improvements, and fixtures located thereon, and all easements and other interests and rights appurtenant thereto, owned by any member of the Paper Group or any of its Subsidiaries.

        "Paper Companies" means, collectively, Boise P&N, Boise White Paper and Boise Transportation.

        "Paper Contribution Agreement" shall have the meaning set forth in Section 1A.

        "Paper Group" means, collectively, the Company, Boise P&N, Boise Transportation and Boise White Paper.

        "Paper Unit Contribution" shall have the meaning set forth in Section 1A.

        "Paper Units" shall have the meaning set forth in the recitals hereto.

        "Permitted Encumbrances" means (i) any restriction on transfer arising under applicable securities law, (ii) Liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings and for which reserves have been established in accordance with GAAP, (iii) purchase money Liens, (iv) Liens of a lessor, sublessor, licensor, sublicensor, lessee, sublessee, licensee or sublicensee arising under lease arrangements or license arrangements, (v) Liens under the Senior Credit Facility or the Security Agreement which are being released at or prior to Closing, (vi) Liens arising in the ordinary course of business (including customer return rights and customer warranty claims) and not incurred in connection with the borrowing of money, (vii) mechanics Liens and similar Liens for labor, materials, or supplies incurred in the ordinary course of business for amounts in good faith dispute with the contractor or supplier, (viii) zoning, building codes, land use laws regulating the use or occupancy of the Owned Real Property or Leased Real Property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such Owned Real Property or Leased Real Property which are not violated by the current use or occupancy, other than any violations which would not result in a Company Material Adverse Effect; (ix) rebates, refunds and other discounts to customers, (x) Liens in the form of security deposits or otherwise collateralized with letters of credit or similar instruments, (xi) zoning, entitlements, land use, easements, rights of way, restrictions of record and other similar Liens, other than those which would impair the use or occupancy of the Included Real Property (as presently conducted) to such an extent as to result in a Company Material Adverse Effect, (xii) Liens disclosed on any title policy, title commitment and/or survey for the Owned Real Property or Leased Real Property made available by Seller or its representatives to Buyer prior to the date of this Agreement (provided that, without limiting the creation of a Permitted Encumbrance pursuant to clause (v) or any other clause pursuant to this definition, this clause (xii) shall not include Liens created by mortgages, deeds of trust or similar instruments), (xiii) Liens set forth on Annex 1C of the Seller Disclosure Letter and (xiv) other Liens that, individually or in the aggregate, do not materially impair the value of the property or asset subject to such Liens; provided that, notwithstanding the foregoing, the Permitted Encumbrances listed in clause (iii), clause (vi), and clause (ix) shall not apply with respect to any representation (or the portion thereof) regarding Owned Real Property or Leased Real Property.

        "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Entity.

        "Phase I Reports" shall have the meaning set forth in Section 3J.

        "Post-Closing Buyer Common" shall have the meaning set forth in Section 1F(i).

        "Privileged Information" shall have the meaning set forth in Section 8Q(ii).

        "Privileges" shall have the meaning set forth in Section 8Q(ii).

        "Proxy Statement" shall have the meaning set forth in Section 3(G)(i).

        "Purchase and Sale Transaction" shall have the meaning set forth in Section 1B.

        "Railcar Agreement" shall have the meaning set forth in Section 2B(vii).

        "RCRA" shall have the meaning set forth in Section 4R.

        "REC" shall have the meaning set forth in Section 3J.

        "Release Date" shall have the meaning set forth in Section 8O(v).

        "Representation" shall have the meaning set forth in Section 9D.

        "Responsible Share Percentage" means, with respect to any particular fee or expense, 50% for each of Buyer and Seller.

        "Restricted Person" shall have the meaning set forth in Section 8X.

        "Retained Records" shall have the meaning set forth in Section 8S(i).

        "SAAP" means the customary accounting methods, policies, practices and procedures, including classification and estimation methodology, used by Seller and its parent company with respect to Boise White Paper and Boise P&N during their annual and interim accounting periods from January 1, 2005 through the Closing Date.

        "Salaried/Nonunion Employees" means Eligible Employees who are not Union Employees.

        "SEC" shall have the meaning set forth in Section 3G(i).

        "Securities Act" means the Securities Act of 1933, as amended.

        "Security Agreement" means that certain Guarantee and Collateral Agreement, dated as of May 3, 2007, entered into by Seller and certain of its Affiliates pursuant to the Senior Credit Facility, as the same has been and may be amended, modified, supplemented or waived from time to time.

        "Seller" shall have the meaning set forth in the preamble.

        "Seller Designated Contacts" shall have the meaning set forth in Section 3A.

        "Seller Disclosure Letter" means the Seller Disclosure Letter delivered by Seller to Buyer on the date hereof, as amended, supplemented or restated in accordance with Section 9H.

        "Seller 401(k) Plan" shall have the meaning set forth in Section 8J(viii).

        "Seller Group" shall have the meaning set forth in Section 8L.

        "Seller's Other Businesses" means all businesses of Seller and its Subsidiaries, other than the white paper business, packaging & newsprint business, transportation business and Headquarters Operations of Seller and its Subsidiaries.

        "Seller Pension Plans" means (i) the Boise Cascade, L.L.C. Pension Plan for Salaried Employees and (ii) the Boise Cascade, L.L.C. Pension Plan C.

        "Seller SEC Reports" means, collectively, each report, registration statement and definitive proxy statement filed by Seller and/or any of its Subsidiaries with the SEC.

        "Seller Shared Expense Amount" means the sum of (i) the Debt Financing Fee Amount plus (ii) one half of any Shared Expense Amount.

        "Seller's Supplemental Pension Plan" shall have the meaning set forth in Section 8J(x).

        "Senior Credit Facility" means that certain Third Amended and Restated Credit Agreement, dated as of May 3, 2007, among Boise Cascade Holdings, L.L.C., Boise Cascade, L.L.C., JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities Inc. and Lehman Brothers Inc., as Joint Lead Arrangers and Joint Bookrunners, Lehman Brothers Inc., as Syndication Agent, Banc of America Securities LLC, Deutsche Securities Inc. and Goldman Sachs Credit Partners L.P., as Documentation Agents and the Lenders party thereto, as the same has been and may be amended, modified, supplemented or waived from time to time.

        "Shared Contracts" shall have the meaning set forth in Section 8T(i).

        "Shared Expense Amount" means, without duplication, the sum of (i) the aggregate Transfer Taxes related to the transactions contemplated hereby, plus (ii) the aggregate accrued and unpaid fees and expenses of the environmental consultants for the Phase I Reports and Phase II Investigations, in each case determined as of the Closing, plus (iii) the aggregate unpaid filing fees under the HSR Act and for foreign antitrust filings, plus (iv) the aggregate unpaid consent fees to third parties and Governmental Entities in connection with the transactions contemplated hereby.

        "Shareholder Meeting" shall have the meaning set forth in Section 3G(i).

        "Softwood Chip Agreement" shall have the meaning set forth in Section 2B(xiv).

        "Specific Representation" shall have the meaning set forth in Section 9D.

        "Spunoff 401(k) Plan" shall have the meaning set forth in Section 8J(vii).

        "Spunoff Pension Plans" shall have the meaning set forth in Section 8J(ix).

        "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

        "Subsidiary Employee" means an employee of a Subsidiary of the Company.

        "Support Obligations" shall have the meaning set forth in Section 8O(i).

        "Targeted Buyer Net Working Capital" means $404,350,800.

        "Targeted Company Net Working Capital" means $329,000,000.

        "Target Units" shall have the meaning set forth in the preamble.

        "Tax" or "Taxes" means (i) any and all federal, foreign, state or local taxes, charges, imposts, levies or other assessments in the nature of a tax including any interest, penalties or other additions that may become payable in respect thereof, imposed by any domestic or foreign Governmental Entity responsible for administering taxes, including without limiting the generality of the foregoing, all income, or profits taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, severance taxes, license charges, taxes on stock, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, ad valorem taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, unclaimed property taxes or fees, estimated taxes and other obligations of the same or of a similar nature to any of the foregoing, (ii) liability for such items described in clause (i) that is imposed by reason of Treasury Regulation Section 1.1502-6 or a similar provision of foreign, state or local law and (iii) liability for any such items described in clause (i) imposed on any transferee, successor, by contract or otherwise.

        "Tax Return" means a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Governmental Entity with respect to any Tax, including an information return, claim for refund, amended return or declaration of estimated Tax.

        "Tax Sharing Agreements" shall have the meaning set forth in Section 4I(vi).

        "Termination Date" shall have the meaning set forth in Section 7A(viii).

        "Timber Procurement Agreement" shall have the meaning set forth in Section 2B(ix).

        "Transfer Taxes" means all transfer, real property transfer, sales, use, goods and services, value added, recordation, mortgage, mortgage recording, documentary, stamp, duty, excise, and conveyance Taxes and other similar Taxes, duties, fees or charges, as levied by any Governmental Entity in connection with the transactions contemplated by this Agreement, including any real property transfer Taxes, mortgage Taxes and mortgage recordation fees and expenses imposed by any Governmental Entity, including all penalties, interest, costs and fees (including attorney's fees); provided, however, that for the avoidance of doubt, the term Transfer Taxes shall not include any Income Taxes.

        "Transferred Employees" shall have the meaning set forth in Section 8J(i).

        "Transferred Policies" shall have the meaning set forth in Section 3D(iii).

        "Trust Fund" shall have the meaning set forth in Section 6I.

        "Underwriters" means, collectively, Lazard Capital Markets LLC, Pali Capital, Inc., Ladenburg Thalmann & Co. Inc. and EarlyBird Capital, Inc.

        "Union Employees" shall have the meaning set forth in Section 8J(i).

        "WARN" shall have the meaning set forth in Section 8K.

        "Wood Residuals Inland Agreement" shall have the meaning set forth in Section 2B(xiii).

        "Wood Residuals Louisiana Agreement" shall have the meaning set forth in Section 2B(xv).

Schedules to the Purchase Agreement

Purchase Agreement Section Reference
Closing Consents and Notices	2A(v	)
Certain Agreements	2c(xvii	)
Conduct of Company Business	3B
Seller Insurance Policies	3D(ii	)
Buyer Insurance Policies	3D(iii	)
Phase I Reports	3J
Liens	4B
Subsidiaries	4C
Paper Group Authorization	4D
Financial Statements	4E
Liabilities	4F
Developments	4G
Owned Real Property	4H(i	)
Leases	4H(ii	)
Owned Real Property Leased to Third Parties	4H(iii	)
Real Property Proceedings	4H(iv	)
Assets	4H(vi	)
Taxes	4I
Contracts	4J
Intellectual Property Claims	4K(i	)
Intellectual Property Ownership	4K(ii	)
Company Intellectual Property	4K(iii	)
Litigation	4L
Paper Group Brokers	4M
Employee Benefit Plans	4N(i	)
Foreign Benefit Plans	4N(v	)
Continuing Benefits	4N(ix	)
Certain Benefits	4N(xi	)
Insurance	4O
Sufficiency of Assets	4P
Permits	4Q(i	)

Compliance with Laws	4Q(ii	)
Environmental	4R
Employees	4S(ii	)
Seller Authorization	5B
Seller Brokers	5D
Certain Employees	8J(i	)
Certain Excluded Employees	8J(ii	)
Seller Shared Contracts	8T(ii	)
Ongoing Shared Contracts	8T(iii	)
Ongoing Shared Contracts Arrangements	8T(iv	)
Annexes to the Schedules
Environmental Reports	Annex 1A
Excluded Staff Functions	Annex 1B
Liens	Annex 1C
Exhibits to the Purchase Agreement
Contribution Agreement by and among the Company, Seller and other parties thereto	Exhibit A
Form of Seller Closing Certificate	Exhibit B
Outsourcing Agreement Term Sheet	Exhibit C
Form of Railcar Supply and Utilization Agreement with BBSM	Exhibit D
Form of Timber Procurement and Management Agreement with BBSM and LA Timber Procurement Company, L.L.C.	Exhibit E
Form of IP License Agreement	Exhibit F
Form of Operating Agreement of Louisiana Timber Procurement Company, L.L.C.	Exhibit G
Form of Investor Rights Agreement	Exhibit H
Form of Wood Residuals Purchase And Sale Agreement (Inland Region)	Exhibit I
Form of Softwood Chip Purchase and Sale Agreement (Westside)	Exhibit J
Form of Wood Residuals Purchase and Sale Agreement (Louisiana)	Exhibit K
Form of Irregular Route Motor Carrier Transportation Contract Master Agreement—Short Form	Exhibit L
Form of Buyer Closing Certificate	Exhibit M
Amendment to Buyer's Certificate of Incorporation (Buyer Closing Certificate of Incorporation)	Exhibit N
Amended and Restated Buyer Certificate of Incorporation (Buyer Post-Closing Certificate of Incorporation)	Exhibit O
Amended and Restated Buyer Bylaws (Buyer Post-Closing Bylaws)	Exhibit P
Employee Leasing Agreement	Exhibit Q

AMENDMENT NO. 1 TO
PURCHASE AND SALE AGREEMENT

        This AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT (this "Amendment"), dated October 18, 2007, is by and among Boise Cascade, L.L.C., a Delaware limited liability company ("Seller"), Boise Paper Holdings, L.L.C., a Delaware limited liability company (the "Company"), Boise Packaging & Newsprint, L.L.C., a Delaware limited liability company ("Boise P&N"), Boise White Paper, L.L.C., a Delaware limited liability company ("Boise White Paper"), Boise Cascade Transportation Holdings Corp., a Delaware corporation ("Boise Transportation"), Aldabra 2 Acquisition Corp., a Delaware corporation ("Buyer"), and Aldabra Sub LLC, a Delaware limited liability company agreement and a wholly owned subsidiary of Buyer ("Buyer Sub"), and amends that certain Purchase and Sale Agreement, dated September 7, 2007 (and as may be further amended, modified and/or supplemented from time to time, the "Purchase Agreement"), by and among Seller, the Company, Boise P&N, Boise White Paper, Boise Transportation, Buyer and Buyer Sub. Any capitalized term used in this Amendment which is not otherwise defined herein shall have the meaning assigned to such term in the Purchase Agreement.

        WHEREAS, each of the undersigned parties wish to amend the Purchase Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree to amend the Purchase Agreement as follows:

        1.     Amendment to Section 1F(i). The parenthetical "(such number of shares of Buyer Common Stock that would cause Buyer to hold more than 49.00% of the Buyer Post-Closing Common, as determined by Seller in good faith, the "Cash Pay Shares")" contained in Section 1F(i) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

  "(such number of shares of Buyer Common Stock that would cause Seller to hold more than 49.00% of the Buyer Post-Closing Common, as determined by Seller in good faith, the "Cash Pay Shares")"

        2.     Amendment to Section 2A(vi). Section 2A(vi) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

  "Buyer and/or Buyer Sub shall have received debt financing in an aggregate amount of $946,000,000 (in addition to borrowings to fund any original issue discount and in addition to borrowings that arise, in accordance with the Debt Commitment Letters, from the exercise of Conversion Rights) on terms not materially less favorable to Buyer and Buyer Sub than those set forth in the Debt Commitment Letters (assuming full exercise of the "flex" provisions thereof), which debt financing shall allow for the Support Obligations of Seller in respect of the Business to be substituted by Buyer at or promptly after Closing and allow for Buyer and its Domestic Subsidiaries to issue an Acceptable Note to Seller (if applicable)."

        3.     Amendment to Section 2C(xxi). Section 2C(xxi) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

  "The Cash Portion to be delivered to Seller at the Closing under Section 1C(i) shall not be less than an amount equal to (x) $1,210,000,000, plus (y) the aggregate Debt Financing Fee Amount which is paid directly by Seller (e.g., as opposed to by reduction from the Cash Portion and remittance by Buyer) to lenders and/or agents providing the debt financing to Buyer and/or Buyer Sub in connection with the Purchase and Sale Transaction, minus (z) the Shared Expense Amount."

        4.     Amendment to Section 8I(iii). Section 8I(iii) of the Purchase Agreement is hereby amended by adding the following sentence after the first sentence thereof:

  "All fees and expenses incurred in connection with the preparation of the Allocation shall be treated as a Shared Expense Amount and paid when due, with each of Seller and Buyer responsible for its Responsible Share Percentage multiplied by fees and expenses incurred in connection with the preparation of the Allocation."

        5.     Amendment to Definitions Section. The definition of "Shared Expense Amount" in Annex I of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

  "Shared Expense Amount" means, without duplication, the sum of (i) the aggregate Transfer Taxes related to the transactions contemplated hereby, plus (ii) the aggregate fees and expenses of the environmental consultants for the Phase I Reports and Phase II Investigations, in each case determined as of the Closing, plus (iii) the aggregate filing fees under the HSR Act and for foreign antitrust filings, plus (iv) the aggregate consent fees to third parties and Governmental Entities in connection with the transactions contemplated hereby, plus (v) the aggregate fees and expenses incurred in connection with the preparation of the Allocation."

        6.     Debt Commitment Letters; Related Matters.

          (a)   Each of the undersigned parties acknowledges and agrees that the commitment letter and the associated fee letter (together with the annexes and exhibits thereto), each dated on or about the date hereof (each as amended, modified, supplemented and/or waived from time to time in accordance with the terms of this letter agreement and the Purchase Agreement, collectively, the "Goldman Commitment Letter") between Goldman Sachs Credit Partners L.P. ("GSCP") and Buyer Sub shall be the "Debt Commitment Letters" for all purposes under the Purchase Agreement.

          (b)   In addition, each of the undersigned parties acknowledges and agrees that, solely for purposes of determining (1) which fees and expenses relating to the Debt Financing contemplated by the Goldman Commitment Letter (such Debt Financing contemplated by the Goldman Commitment Letter, the "Goldman Debt Financing") Seller is responsible for under the Purchase Agreement and (2) which fees and expenses relating to the Goldman Debt Financing shall be included within the definition of "Debt Financing Fee Amount", Seller shall be responsible only for the following fees and expenses with respect to the Goldman Debt Financing:

            (i)    the First Lien Facility Fee (as such term is defined in the Goldman Commitment Letter) regardless of when paid;

            (ii)   the Second Lien Facility Fee (as such term is defined in the Goldman Commitment Letter) regardless of when paid;

            (iii)  the out-of-pocket expenses of GSCP that are reimbursable pursuant to the Goldman Commitment Letter, including expenses associated with GSCP's syndication of the Facilities (as such term is defined in the Goldman Commitment Letter) and the fees and disbursements of GSCP's attorneys and advisors, in each case to the extent such expenses, fees and disbursements relate to services provided, or expenses incurred, prior to or in connection with the closing of the Goldman Debt Financing on the Closing Date, and, subject to the provisions of the Purchase Agreement regarding the treatment of the Shared Expense Amount, any sales, use or similar taxes (including additions to such taxes, if any) arising in connection with any matter referred to in the Goldman Commitment Letter to the extent incurred in connection with the closing of the Goldman Debt Financing on the Closing Date (but excluding, for the avoidance of doubt, any tax or other Liability in respect of any original issue discount or similar obligation with respect to any of the Facilities (as such term is defined in the Goldman Commitment Letter)); and

            (iv)  without waiving or otherwise limiting any rights of Seller under the Purchase Agreement (including any rights to approve any replacement debt financing), the fees payable to GSCP described in the second paragraph under the "Other" Section of the fee letter contained in the Goldman Commitment Letter, but only to the extent (i) Buyer Sub's and/or any of its Affiliates' failure to close all or any part of the Facilities (as such term is defined in the Goldman Commitment Letter) is expressly approved in writing by Seller and (ii) the completion of any replacement bank or similar financing which would give rise to any obligation of Buyer Sub under such paragraph to pay any such fees to GSCP is also expressly approved in writing by Seller.

          (c)   For the avoidance of doubt, each of Buyer and Buyer Sub acknowledge and agree that (i) Seller's obligations with respect to the foregoing fees and expenses shall be deemed satisfied at the Closing to the extent any such fees and expenses described above are deducted from the Equity Value Amount (including through the calculation of Debt Financing Fee Amount), in which case Buyer and Buyer Sub shall be responsible for paying such fees and expenses that are deducted from the Equity Value Amount and (ii) Seller shall not be required to pay and/or otherwise bear any Liability for any such fees and expenses prior to the consummation of the Closing; provided, however, that the foregoing shall not limit Seller's obligation to pay for such fees and expenses that are due and payable if the Closing does not occur.

          (d)   Without limiting any obligations of Buyer and/or Buyer Sub under the Purchase Agreement, Buyer and Buyer Sub covenant and agree that neither of them will (individually or collectively) amend, modify, supplement, terminate or waive any provisions under the Goldman Commitment Letter without the prior written consent of Seller; provided that if GSCP proposes to amend the Goldman Commitment Letter to provide for additional debt financing to Buyer and/or Buyer Sub at the Closing on terms not materially less favorable than those set forth in the Goldman Commitment Letter, Buyer and Buyer Sub shall agree to amend the Goldman Commitment Letter to allow for such additional debt financing (in which case such Goldman Commitment Letters, as amended, shall be the "Debt Commitment Letters" for all purposes of the Purchase Agreement and the debt financing contemplated by such amended Debt Commitment Letters shall be the "Debt Financing" for all purposes of the Purchase Agreement and any additional fees (to the extent they are of the type described in Sections 6(b)(i)—(iv)) incurred by Buyer and/or Buyer Sub in respect of such additional debt financing shall be included within the definition of "Debt Financing Fee Amount").

          (e)   Each of Buyer and Buyer Sub acknowledge and agree that no portion of the Trust Fund and/or any cash in the Trust Fund (including any cash released from the Trust Fund in connection with the transactions contemplated by the Purchase Agreement), the aggregate amount of cash on hand of Buyer and its Subsidiaries as of immediately prior to the Closing and/or the aggregate cash proceeds received by Buyer and/or Buyer Sub on or prior to the Closing Date in respect of the Debt Financing shall be used to pay or otherwise satisfy any Liability of Buyer, Buyer Sub and/or any of their post-Closing Affiliates in respect of any original issue discount or similar obligation under the Facilities (as such term is defined in the Goldman Commitment Letter).

        7.     Amendment to Section 1F(iii). Section 1F(iii) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

  "Promptly after Buyer and/or Buyer Sub have received Debt Commitment Letters executed by the counterparties thereto or have otherwise received the debt financing for the transactions contemplated hereby, at the request of either Buyer or Seller, the parties shall work together in good faith to develop a form of Acceptable Note that is consistent with this Section 1F and otherwise reasonably satisfactory to each of them. Buyer and Buyer Sub shall be jointly and severally responsible for Buyer's payment obligations under this Section 1F."

        8.     No Other Amendments. Except as otherwise provided herein, the terms and conditions of the Purchase Agreement shall remain unchanged and the Purchase Agreement shall be construed in a manner consistent with this Amendment.

        9.     Miscellaneous; Counterparts; Effectiveness. Section and other headings are for reference purposes only and shall not affect the interpretation or construction of this Amendment. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or electronic pdf shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment is governed by the laws of the State of Delaware. The provisions of this Amendment may not be amended without the prior written consent of each of Seller and Buyer. This Amendment is binding on and shall inure to the benefit of the parties hereto and their successors and permitted assigns.

* * * * *

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Purchase and Sale Agreement to be executed by their respective officers hereunto duly authorized as of the day and year first written above.

BOISE CASCADE, L.L.C.
By:	/s/ DAVID GADDA David Gadda
Its:	Vice President, Legal
BOISE PAPER HOLDINGS, L.L.C.
By:	/s/ DAVID GADDA David Gadda
Its:	Vice President, Legal
BOISE WHITE PAPER, L.L.C.
By:	/s/ DAVID GADDA David Gadda
Its:	Vice President, Legal
BOISE PACKAGING & NEWSPRINT, L.L.C.
By:	/s/ DAVID GADDA David Gadda
Its:	Vice President, Legal
BOISE CASCADE TRANSPORTATION HOLDINGS CORP.
By:	/s/ DAVID GADDA David Gadda
Its:	Vice President, Legal
ALDABRA 2 ACQUISITION CORP.
By:	/s/ JASON WEISS Jason Weiss
Its:	Chief Executive Officer
ALDABRA SUB LLC
By:	Aldabra 2 Acquisition Corp., its sole member
By:	/s/ JASON WEISS Jason Weiss
Its:	Chief Executive Officer

ANNEX B

September 6, 2007

Board of Directors
Aldabra 2 Acquisition Corp.
540 Madison Avenue, 17th Floor,
New York, New York 10022

Dear Members of the Board of Directors:

        We understand that Aldabra 2 Acquisition Corp. (the "Buyer"), Aldabra Sub LLC, a wholly-owned subsidiary of the Buyer ("Buyer Sub"), Boise Cascade L.L.C. (the "Seller"), Boise Paper Holdings, L.L.C. (the "Company"), Boise Packaging & Newsprint, L.L.C. ("Boise P&N"), Boise White Paper, L.L.C. ("Boise White Paper"), and Boise Cascade Transportation Holdings Corp. ("Boise Transportation") propose to enter into a Purchase and Sale Agreement dated as of the date hereof (the "Purchase and Sale Agreement"), pursuant to which, among other things, Buyer Sub will acquire from the Seller all outstanding equity interests of the Company (the "Transaction"). Prior to the Transaction, the Company will own all outstanding equity interests of Boise P&N, Boise White Paper, and Boise Transportation (the Company and such three entities, the "Paper Group"), and the Seller and certain of its affiliates will contribute certain assets and liabilities to one or more members of the Paper Group. The consideration paid in the Transaction will be a combination of cash and common stock of the Buyer having an aggregate agreed value of $1,625,000,000, as more fully set forth in the Purchase and Sale Agreement, and subject to the adjustments provided therein.

        You have requested that Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey") provide an opinion (the "Opinion") as to whether, as of the date hereof, (i) the consideration to be paid by the Buyer in the Transaction is fair to the Buyer from a financial point of view, and (ii) the fair market value of the Paper Group is at least equal to 80% of the net assets of the Buyer.

        In connection with this Opinion, we have made such reviews, analyses, and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

  1.
  reviewed publicly available information related to the Buyer, including the Buyer's registration statement on Form S-1 filed March 19, 2007 and amendments thereto, and quarterly report on Form 10-Q for the quarter ended June 30, 2007, which the Buyer's management has identified as being the most current financial statements available;

  2.
  reviewed unaudited financial statements pertaining to the Paper Group prepared by the Seller for the years ended December 31, 2004, December 31, 2005, and December 31, 2006, and the six-months ended June 30, 2006 and June 30, 2007, which management of the Seller has identified as being the most current financial statements available;

  3.
  spoken with certain members of the management of the Seller and the Paper Group regarding the operations, financial condition, future prospects, and projected operations and performance of the Paper Group and regarding the Transaction;

  4.
  spoken with certain members of the management of the Buyer regarding the Transaction, the Paper Group, and related matters;

  5.
  visited Boise Cascade's manufacturing plant in Wallula, WA;

  6.
  reviewed drafts of the Purchase and Sale Agreement;

  7.
  reviewed financial forecasts and projections prepared by the management of the Seller and the Paper Group with respect to the Paper Group for the years ended December 31, 2007 through 2012;

  8.
  reviewed the historical market prices and trading volume and certain financial data for certain publicly traded companies which we deemed relevant;

  9.
  reviewed certain financial data for certain transactions that we deemed relevant; and

  10.
  conducted such other financial studies, analyses and inquiries and considered such other information as we deemed appropriate.

        We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material, and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material, and other information. In addition, management of the Seller and the Paper Group have advised us, and we have assumed, that the financial forecasts and projections reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Paper Group, and we express no opinion with respect to such forecasts and projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no material change in the assets, liabilities, financial condition, results of operations, or prospects of the Paper Group or the Buyer since the date of the most recent financial statements provided to us, and that there is no information nor are there any facts that would make any of the information reviewed by us incomplete or misleading.

        We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Purchase and Sale Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the agreements and documents provided to us, without any material amendments or modifications thereto or any adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments, or otherwise) or any other financial term of the Transaction. We also have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules, and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions, or conditions will be imposed or amendments, modifications, or waivers made that would result in the disposition of any material portion of the assets of the Paper Group, or assets of the Seller or its affiliates that are being contributed to the Paper Group in connection with the Transaction, or otherwise have an adverse effect on the Buyer or the Paper Group or any expected benefits of the Transaction. In addition, we have relied upon and assumed, without independent verification, that the final, signed Purchase and Sale Agreement will not differ from the draft version of such document reviewed by us in any respect material to this Opinion. In addition, we note that as a condition to consummating the Transaction, the Buyer and Buyer Sub must obtain debt financing to fund a portion of the cash consideration being paid to the Seller in the Transaction, and our Opinion assumes that such financing will be obtained on reasonable commercial terms.

        Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties, or liabilities (fixed, contingent, derivative, off-balance-sheet, or otherwise) of the Paper Group, the Buyer, or any other party, nor were we provided with any such appraisal or evaluation. We express no opinion regarding the liquidation value of the Paper Group, the Buyer, or any other entity or asset. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims, or other contingent liabilities, to which the Seller, the Paper Group, the Buyer, or any other person, is or may be a party or is or may be subject, or of any governmental investigation or any possible unasserted claims or other contingent liabilities to which the Seller, the Paper Group, the Buyer, or any other person, is or may be a party or is or may be subject and, at your direction and with your consent, this Opinion makes no assumption concerning, and therefore does not consider, the potential effects of any such litigation, claims or investigations or possible assertion of claims, outcomes or damages arising out of any such matters.

        We have not been requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Transaction, the Paper Group, or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise the Board of Directors or any other party with respect to alternatives to the Transaction. This Opinion is necessarily based on financial, economic, market, and other conditions as in effect on, and the information made available to us as of, the date hereof. We are not expressing any opinion as to what the value of the common stock of the Buyer actually will be when issued pursuant to the Transaction or the price or range of prices at which the common stock may trade at any time. Subsequent events that could materially affect the conclusions set forth in this Opinion include, without limitation, adverse changes in industry performance or market conditions; changes to the business, financial condition and results of operations of the Paper Group; changes in the terms of the Transaction; and the failure to consummate the Transaction within a reasonable period of time.

        This Opinion is furnished for the use and benefit of the Board of Directors of the Buyer in connection with its consideration of the Transaction, and is not intended to be used, and may not be used, for any other purpose, without our prior written consent. This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey's part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to the Board of Directors, any security holder, or any other person as to how to act or vote with respect to the Transaction.

        In the ordinary course of business, certain of our affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Buyer, the Seller, or any other party that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction.

        We will receive a fee for rendering this Opinion, which is neither contingent upon the successful completion of the Transaction nor the conclusions set forth in the Opinion. In addition, the Buyer has agreed to indemnify us for certain liabilities arising out of our engagement.

        We have not been requested to opine as to, and this Opinion does not address: (i) the underlying business decision of the Buyer, the Seller, the Paper Group, their respective security holders, or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements, or documents related to, or the form or any other portion or aspect of, the Transaction or otherwise, except as expressly addressed in this Opinion, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors, or other constituencies of the Buyer, the Seller, the Paper Group, or any other party other than those set forth in this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Buyer, the Seller, the Paper Group, or any other party or the effect of any other transaction in which the Buyer, the Seller, the Paper Group, or any other party might engage, (v) the tax or legal consequences of the Transaction to the Buyer, the Seller, the Paper Group, their respective security holders, or any other party, (vi) the fairness of any portion or aspect of the Transaction to any one class or group of the Buyer's or any other party's security holders vis-à-vis any other class or group of the Buyer's or such other party's security holders (including without limitation the allocation of any consideration amongst or within such classes or groups of security holders), (vii) whether or not the Buyer, the Seller, the Paper Group, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, or (viii) the solvency, creditworthiness or fair value of the Buyer, the Seller, the Paper Group, or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, or similar matters. Furthermore, no opinion, counsel, or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax, or other similar professional advice. It is assumed that such opinions, counsel, or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with your consent, on the assessment by the Buyer and its advisers, as to all legal, regulatory, accounting, insurance, and tax matters with respect to the Paper Group and the Transaction.

        Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, (i) the consideration to be paid by the Buyer in the Transaction is fair to the Buyer from a financial point of view, and (ii) the fair market value of the Paper Group is at least equal to 80% of the net assets of the Buyer.

Very truly yours,

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

ANNEX C

CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ALDABRA 2 ACQUISITION CORP.
A Delaware Corporation
Adopted in accordance with the provisions
of §242 of the General Corporation Law
of the State of Delaware

        Pursuant to Section 242 of the Delaware Corporation Law of the State of Delaware, the undersigned, being the [officer title] of Boise Inc., a Delaware corporation (the "Corporation") does hereby certify the following as of [                        ]:

        FIRST: The name of the Corporation is Aldabra 2 Acquisition Corp.

        SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on February 1, 2007, and the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on [            ].

        THIRD: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to effect a change in the first sentence of Article Four thereof, relating to the total number of shares of stock the Corporation has authority to issue, accordingly the first sentence of Article Four of the Amended and Restated Certificate of Incorporation shall be amended to read in its entirety as follows:

        FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 251,000,000 of which 250,000,000 shares shall be Common Stock of the par value of $.0001 per share and 1,000,000 shares shall be Preferred Stock of the par value $.0001 per share.

        FIFTH: The amendment to the Amended and Restated Certificate of Incorporation of the Corporation effected hereby was approved by the Board of Directors of the Corporation and by written consent of the stockholders of the Corporation.

        * * * *

        IN WITNESS WHEREOF, the undersigned affirms as true the foregoing under penalties of perjury, and has executed this Certificate as of the date first set forth above.

ALDABRA 2 ACQUISITION CORP.
By:
Name:
Title:

C-2

ANNEX D

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
BOISE INC.
a Delaware corporation
ARTICLE ONE
NAME

        The name of the Corporation is Boise Inc. (the "Corporation").

ARTICLE TWO
REGISTERED OFFICE AND AGENT

        The address of the Corporation's registered office in the State of Delaware is 615 S. DuPont Hwy., in the city of Dover, county of Kent. The name and address of the registered agent is National Corporate Research, Ltd.

ARTICLE THREE
PURPOSE

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as amended from time to time (the "DGCL").

ARTICLE FOUR
CAPITAL STOCK

        Section 1.    Authorized Shares.    The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 251,000,000 shares, of which:

          (i)  250,000,000 shares, par value $0.0001 per share, shall be shares of common stock (the "Common Stock"); and

         (ii)  1,000,000 shares, par value $0.0001 per share, shall be shares of initially undesignated preferred stock (the "Preferred Stock").

        Section 2.    Preferred Stock.    The Board of Directors of the Corporation (the "Board") is authorized, subject to limitations prescribed by law or any exchange on which the Corporation's securities may then be listed, to provide by resolution or resolutions for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each such series, and to fix the voting powers (if any), designations, powers, preferences, and relative, participating, optional or other rights, if any, of the shares of each such series, and any qualifications, limitations or restrictions thereof.

        Section 3.    Common Stock.    Except as (i) otherwise required by law or (ii) expressly provided in this Certificate of Incorporation, each share of Common Stock shall have the same powers, rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.

        (a)    Dividends.    Subject to the rights of the holders of Preferred Stock, and to the other provisions of this Certificate of Incorporation, holders of Common Stock shall be entitled to receive equally, on a per share basis, such dividends and other distributions in cash, securities or other property of the Corporation as may be declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor.

        (b)    Voting Rights.    At every annual or special meeting of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast one (1) vote for each share of Common Stock standing in such holder's name on the stock transfer records of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificates of designation relating to any series of Preferred Stock).

        (c)    Liquidation Rights.    Subject to the provisions of the Preferred Stock, in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the Corporation's debts and amounts payable upon shares of Preferred Stock entitled to a preference, if any, over holders of Common Stock upon such dissolution, liquidation or winding up, the assets available for distribution to holders of Common Stock shall be distributed to holders of Common Stock, ratably among such holders (in the proportion that the number of shares of Common Stock held by each such holder immediately prior to the such liquidation, dissolution or winding up of the Corporation bears to the aggregate number of shares of such Common Stock outstanding immediately prior to such transaction).

        (d)    Preemptive Rights.    Except as may be set forth in a written agreement to which such holder is party with the Corporation, no holder of Common Stock shall have any preemptive rights with respect to the Common Stock or any other securities of the Corporation, or to any obligations convertible (directly or indirectly) into securities of the Corporation whether now or hereafter authorized.

ARTICLE FIVE
INCORPORATOR

        The name and address of the incorporators of the Corporation are as follows:

        [to be inserted]

ARTICLE SIX
BOARD OF DIRECTORS

        Section 1.    Number of Directors.    Subject to any rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances and subject to the terms of the Investor Rights Agreement, the number of directors which shall constitute the Board of Directors shall initially be nine (9) members and thereafter shall be established from time to time by resolution of the Board. When used herein, the "Investor Rights Agreement" means that certain Investor Rights Agreement, dated as of [                        ], 2007, by and among the Corporation and certain of its stockholders, as the same may be amended, modified, supplemented or waived from time to time. A copy of such Investor Rights Agreement shall be made available to any stockholder upon request.

        Section 2.    Election and Term of Office.    The directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors; provided that, whenever the holders of any class or series of capital stock of the Corporation are entitled to elect one or more directors pursuant to the provisions of this Certificate of Incorporation (including, but not limited to, any duly authorized certificate of designation), such directors shall be elected by a plurality of the votes of such class or series present in person or represented by proxy at the meeting and entitled to vote in the election of such directors. The directors shall be elected and shall hold office only in this manner, except as expressly provided in Sections 2, 3 and 4 of this Article Six. Each director shall hold office until a successor is duly elected and qualified or until his or her earlier death, disqualification, resignation or removal. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

        Section 3.    Classes of Directors.    The directors on the Board shall be divided into three classes, designated Class I, Class II and Class III. The Board is hereby authorized to assign members of the Board already in office to such classes at the time such classification becomes effective by resolution of the Board. The term of the initial Class I directors shall terminate on the date of the [2008] annual meeting; the term of the initial Class II directors shall terminate on the date of the [2009] annual meeting; and the term of the initial Class III directors shall termination on the date of the [2010] annual meeting. At each succeeding annual meeting of the stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Notwithstanding anything in this Certificate of Incorporation or the Bylaws of the Corporation to the contrary, the term of any director that, in accordance with this Certificate of Incorporation or the Bylaws of the Corporation, ceases to be qualified to serve as a director of the Corporation shall automatically terminate as of the time such director ceases to be qualified.

        Section 4.    Removal of Directors; Vacancies.    Subject to the rights of the holders of any series of Preferred Stock then outstanding, (a) as long as the holders of Boise Registrable Securities (as such term is defined in the Investor Rights Agreement) own capital stock of the Corporation that possesses 25% or more of the voting power of all capital stock of the Corporation entitled to vote generally in the election of directors (voting together as a single class), any director may be removed at any time for any reason upon the election of holders a majority of the voting power of the capital stock of the Corporation entitled to vote generally in the election of directors, and (b) from and after the date that the holders of Boise Registrable Securities (as such term is defined in the Investor Rights Agreement) own capital stock of the Corporation that possesses less than 25% of the voting power of all capital stock of the Corporation entitled to vote generally in the election of directors (voting together as a single class),] any director may be removed from office at any time, but only for cause, at a meeting called for that purpose, but only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all outstanding shares of Common Stock entitled to vote at an election of directors, voting together as a single class. Vacancies and newly created directorships resulting from any increase in the authorized number of directors and vacancies created from the death, disqualification, resignation or removal of any director shall be filled by directors possessing a majority of the voting power of all directors.

        Section 5.    Rights of Holders of Preferred Stock.    Notwithstanding the provisions of this Article Six, whenever the holders of one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the rights of such Preferred Stock as set forth in the certificate of designations governing such series.

        Section 6.    Bylaws.    The Board is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation in accordance with the terms of the Bylaws. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, the Bylaws of the Corporation shall not be altered or amended by the stockholders without the affirmative vote of (a) as long as the holders of Boise Registrable Securities (as such term is defined in the Investor Rights Agreement) own 25% or more of all capital stock of the Corporation entitled to vote generally in the election of directors (voting together as a single class), the holders of a majority of the voting power of all capital stock of the Corporation entitled to vote generally in the election of directors and (b) from and after the date that the holders of Boise Registrable Securities (as such term is defined in the Investor Rights Agreement) own less than 25% of the capital stock of the Corporation entitled to vote generally in the election of directors (voting together as a single class), the holders of 66 2/3% of the voting power of all capital stock of the Corporation entitled to vote generally in the election of directors (voting together as a single class).

ARTICLE SEVEN
DEFINITIONS

        For purposes of this Certificate of Incorporation (as amended), the following terms shall have the meanings ascribed below:

        "Bylaws" means the Corporation's Bylaws (as amended or amended and restated from time to time).

        "Certificate of Incorporation" means this Certificate of Incorporation, including any certificate of designations relating to any series of Preferred Stock (as amended or amended and restated from time to time).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, references to a "Subsidiary" of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term "Subsidiary" refers to a Subsidiary of the Corporation.

ARTICLE EIGHT
LIMITATION OF LIABILITY

        To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE NINE
INDEMNIFICATION

        Section 1.    Right to Indemnification.    Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or in any other capacity while so serving, shall be indemnified and held harmless by the Corporation to the full extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys' fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, partner, member or trustee and shall inure to the benefit of his or her heirs, executors and administrators. Each person who is or was serving as a director or officer of a subsidiary of the Corporation shall be deemed to be serving, or have served, at the request of the Corporation. Any indemnification (but not advancement of expenses) under this Article Nine (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). Such determination shall be made with respect to a person who is a director or officer at the time of such determination (a) by a majority vote of the directors who were not parties to such proceeding (the "Disinterested Directors"), even though less than a quorum, (b) by a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, even though less than a quorum, (c) if there are no such Disinterested Directors, or if such Disinterested Directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders. Notwithstanding anything in this Article Nine to the contrary, in no event shall the Corporation have any obligation to indemnify a director or officer of the Corporation for any proceeding initiated by such person seeking indemnification unless such proceeding either (i) is a proceeding to enforce such director's or officer's rights under this Article Nine or (ii) was authorized by the Board.

        Section 2.    Advancement of Expenses.    Expenses (including attorneys' fees, costs and charges) incurred by a director or officer of the Corporation in defending a proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article Nine. The majority of the Disinterested Directors or a committee thereof may, in the manner set forth above, and upon approval of such director or officer of the Corporation, authorize the Corporation's counsel to represent such person, in any proceeding, whether or not the Corporation is a party to such proceeding.

        Section 3.    Procedure for Indemnification.    Any indemnification or advance of expenses (including attorneys' fees, costs and charges) under this Article Nine shall be made promptly, and in any event within 30 days upon the written request of the director or officer (and, in the case of advance of expenses, receipt of a written undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that Indemnitee is not entitled to be indemnified therefor pursuant to the terms of this Article Nine). The right to indemnification or advances as granted by this Article Nine shall be enforceable by the director or officer in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 30 days. Such person's costs and expenses incurred in connection with successfully establishing his/her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses (including attorney's fees, costs and charges) under this Article Nine where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, the Corporation's independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he/she has met the applicable standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), nor the fact that there has been an actual determination by the Corporation (including the Board, the Corporation's independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        Section 4.    Other Rights; Continuation of Right to Indemnification.    The indemnification and advancement of expenses provided by this Article Nine shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), bylaw, agreement, vote of stockholders or Disinterested Directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administers of such person. All rights to indemnification under this Article Nine shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article Nine is in effect. Any repeal or modification of this Article Nine or any repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal. For the purposes of this Article Nine, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article Nine, with respect to the resulting or surviving corporation, as he would if he/she had served the resulting or surviving corporation in the same capacity.

        Section 5.    Insurance.    The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

        Section 6.    Reliance.    Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article Nine in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article Nine shall apply to claims made against an Indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

        Section 7.    Savings Clause.    If this Article Nine or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under the first paragraph of this Article Nine as to all expense, liability and loss (including attorneys' fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article Nine to the full extent permitted by any applicable portion of this Article Nine that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE TEN
ACTION BY WRITTEN CONSENT;
SPECIAL MEETINGS OF STOCKHOLDERS

        The stockholders of the Corporation may not take any action by written consent in lieu of a meeting, and must take any actions at a duly called annual or special meeting of stockholders and the power of stockholders to consent in writing without a meeting is specifically denied. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of directors holding a majority of the voting power of all directors then in office; provided that, as long as the holders of Boise Registrable Securities (as such term is defined in the Investor Rights Agreement) own capital stock of the corporation possessing 25% or more of the capital stock of the corporation entitled to vote generally in the election of directors (voting together as a single class), a special meeting shall be called by the president upon the written request of holders of shares entitled to cast not less than twenty-five (25) percent of the votes at the meeting. Notwithstanding the foregoing, the provisions of the first sentence of this Article Ten shall not apply at any time when the Corporation's Common Stock is not registered under Section 12 of the Securities Exchange Act of 1934, as amended, or when the holders of Boise Registrable Securities (as such term is defined in the Investor Rights Agreement) beneficially own, capital stock of the Corporation that possesses 25% or more of the voting power of all capital stock of the Corporation entitled to vote generally in the election of directors (voting together as a single class).

ARTICLE ELEVEN
CORPORATE OPPORTUNITIES

        To the maximum extent permitted from time to time under the laws of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of the Corporation or any of its subsidiaries. No amendment or repeal of this Article Eleven shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director, or stockholder becomes aware prior to such amendment or repeal.

ARTICLE TWELVE
SECTION 203

        The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE THIRTEEN
AMENDMENT

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation, the Bylaws of the Corporation or otherwise, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock required by law, this Certificate of Incorporation, the Bylaws of the Corporation or otherwise, the affirmative vote of the holders of (i) at least two-thirds (66 2/3%) of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt any provision inconsistent with, to amend or repeal any provision of, or to adopt a bylaw inconsistent with Article Six, Article Seven, Article Eight, Article Nine, Article Ten, Article Eleven, Article Twelve or this Article Thirteen of this Certificate of Incorporation (whether effected by amendment, waiver, repeal, merger, consolidation or otherwise) or (ii) at least a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt any provision inconsistent with, to amend or repeal any provision of, or to adopt a bylaw inconsistent with any other provision of this Certificate of Incorporation (whether effected by amendment, waiver, repeal, merger, consolidation or otherwise).

        * * * * * *

ANNEX E

         BOISE INC.
INCENTIVE AND PERFORMANCE PLAN
Effective                        , 2008

Boise Inc.
Incentive and Performance Plan

        1.    Purpose.    The Boise Inc. Incentive and Performance Plan (the "Plan") is intended to promote the interests of the Company and its Shareholders by (a) attracting, motivating, rewarding, and retaining the broad-based management talent critical to achieving the Company's business goals; (b) linking a portion of each Participant's compensation to the performance of both the Company and the individual Participant; and (c) encouraging ownership of Stock (defined below) by Participants.

        2.    Definitions.    As used in the Plan, the following definitions apply to the terms indicated below:

          2.1   "Agreement" means either the agreement between the Company and a Participant evidencing an Award and setting forth the terms and conditions applicable to the Award or a statement issued by the Company to a Participant describing the terms and conditions of an Award, in each case either written or electronic.

          2.2   "Annual Incentive Award" means an Award granted under Section 13.

          2.3   "Award" means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share, Annual Incentive Award, or Stock Bonus granted pursuant to the terms of the Plan.

          2.4   "Board of Directors" means the Board of Directors of the Company. Reference to the Board of Directors that initially adopted and approved this Plan means the Board of Directors of Aldabra 2 Acquisition Corp.

          2.5   A "Change in Control" shall be deemed to have occurred if:

            (a)   Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided, however, if such Person acquires securities directly from the Company, such securities shall not be included unless such Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 35% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities, and provided further that any acquisition of securities by any Person in connection with a transaction described in Section 2.5(c)(i) shall not be deemed to be a Change in Control; or

            (b)   During any 24-month period, the following individuals cease for any reason to constitute at least a majority of the number of directors then serving: individuals who, on the effective date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors on the effective date hereof or whose appointment, election, or nomination for election was previously so approved (the "Continuing Directors"); or

            (c)   The consummation of a merger or consolidation of the Company with any other corporation other than (i) a merger or consolidation which would result in both (a) Continuing Directors continuing to constitute at least a majority of the number of directors of the combined entity immediately following consummation of such merger or consolidation, and (b) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided that securities acquired directly from the Company shall not be included unless the Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 35% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities; and provided further that any acquisition of securities by any Person in connection with a transaction described in Section 2.5(c)(i) shall not be deemed to be a Change in Control; or

            (d)   The Shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

            For purposes of this Section 2.5, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, and "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that "Person" shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the Shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, (v) an individual, entity or group that is permitted to and does report its beneficial ownership of securities of the Company on Schedule 13G under the Exchange Act (or any successor schedule), provided that if the individual, entity or group later becomes required to or does report its ownership of the Company's securities on Schedule 13D under the Exchange Act (or any successor schedule), then the individual, person or group shall be deemed to be a Person as of the first date on which the individual, person or group becomes required to or does report its ownership on Schedule 13D or (vi) any Exempt Person.

          2.6   "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder.

          2.7   "Committee" means the Compensation Committee of the Board of Directors or any successor to the Committee, which shall consist of three or more persons, each of whom, unless otherwise determined by the Board of Directors, is an "outside director" within the meaning of Section 162(m) of the Code and a "nonemployee director" within the meaning of Rule 16b-3.

          2.8   "Company" means Boise Inc., a Delaware corporation, and any predecessor or successor thereto.

          2.9   "Covered Employee" means a Participant who is, or is likely to become, a "covered employee" within the meaning of Section 162(m)(3) of the Code.

          2.10 "Director" means any individual who is a member of the Board of Directors and who is not an employee of the Company or any subsidiary.

          2.11 "Disciplinary Reason" has the meaning ascribed to that term in the Company's Corporate Policy 10.2, Termination of Employment.

          2.12 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          2.13 "Exempt Person" shall mean (i) Forest Products Holdings, L.L.C. or (ii) Madison Dearborn. "Madison Dearborn" means Madison Dearborn Partners, L.L.C. and any investment fund controlled by or under common control with Madison Dearborn Partners, L.L.C., and any officer, director or employee of such persons, or any trust, corporation, partnership or other entity controlled by such persons or any combination of these identified relationships.

          2.14 "Fair Market Value" of a share of Stock means the closing price of the Stock on any established stock exchange or national market system on which the stock is listed, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, as quoted on such exchange or system on the date in question, unless otherwise specified by the Committee. If there are no Stock transactions on a particular date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions, unless otherwise specified by the Committee.

          The Committee may in its sole discretion specify the following alternative dates or methods for determining Fair Market Value: (1) the closing price on the trading day before the date in question, (2) the arithmetic mean of the high and low prices on the trading day before the date in question, (3) the arithmetic mean of the high and low prices on the date in question, or, in the case of a grant of an Award, (4) an average of prices over a specified period of up to 30 days after the date of grant; provided that the Fair Market Value specified for Incentive Stock Options shall comply with applicable laws and regulations.

          2.15 "Incentive Stock Option" means an Option that is an "incentive stock option" within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

          2.16 "Nonqualified Stock Option" means an Option other than an Incentive Stock Option.

          2.17 "Option" means the right to purchase a stated number of shares of Stock at a stated price for a stated period of time, granted pursuant to Section 7.

          2.18 "Participant" means an employee of the Company or a subsidiary or a Director to whom an Award is granted pursuant to the Plan, or upon the death of the Participant, his or her successors, heirs, executors, and administrators, as the case may be.

          2.19 "Performance Criteria" means the criteria, either individually, alternatively or in any combination, selected for purposes of establishing the Performance Goal(s) for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), sales or revenue, income or net income (either before or after taxes), operating income or net operating income, operating profit or net operating profit, cash flow (including, but not limited to, operating cash flow and free cash flow), economic profit (including economic profit margin), return on assets, return on capital, return on investment, return on operating revenue, return on equity or average stockholders' equity, total stockholder return, growth in sales or return on sales, gross, operating or net profit margin, working capital, earnings per share, growth in earnings or earnings per share, price per share of Stock, market share, overhead or other expense reduction, growth in stockholder value relative to various indices, and strategic plan development and implementation, any of which may be used to measure the performance of the Company as a whole or with respect to any business unit, Subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case as specified in the Award. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for a Performance Period for the Participant.

          2.20 "Performance Goals" means the objectives established by the Committee in its sole discretion with respect to any performance-based Awards that relate to the Performance Criteria. Performance Goals may (a) be used to measure the performance of the Company as a whole or any subsidiary, business unit, division or other operating segment of the Company, or an individual Participant, and/or (b) reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group, index, or other external measure, in each case as determined by the Committee in its sole discretion. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

          2.21 "Performance Share" means an Award of a number of shares granted to a Participant pursuant to Section 12 which is initially valued according to Fair Market Value and is paid out based on the achievement of stated Performance Goals during a stated period of time.

          2.22 "Performance Unit" means an Award granted to a Participant pursuant to Section 11 which is paid out based on the achievement of stated Performance Goals during a stated period of time.

          2.23 "Restricted Stock" means Stock granted to a Participant which is subject to forfeiture and restrictions as set forth in Section 9.

          2.24 "Restricted Stock Units" means an Award granted to a Participant pursuant to Section 10 which is subject to forfeiture and restrictions.

          2.25 "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

          2.26 "Securities Act" means the Securities Act of 1933, as amended from time to time.

          2.27 "Shareholders" means the shareholders of the Company or, when referring to the initial adoption and approval of this Plan, the shareholders of Aldabra 2 Acquisition Corp.

          2.28 "Stock" means Common Stock of the Company.

          2.29 "Stock Appreciation Right" or "SAR" means the right to receive an amount calculated as provided in and granted pursuant to Section 8.

          2.30 "Stock Bonus" means a bonus payable in shares of Stock granted pursuant to Section 14.

          2.31 "Termination of Employment" means, unless otherwise specified in the Agreement, the time when the employee-employer relationship between a Participant and the Company is terminated for any reason, with or without cause, including without limitation a termination by resignation, discharge, death, disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of a Participant by the Company, (b) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that with respect to Incentive Stock Options, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, the leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the regulations issued thereunder.

        3.    Stock Subject to The Plan.

          3.1    Shares Available for Awards.    The maximum number of shares of Stock available for grant to Participants under this Plan shall be 5,175,000 shares (subject to adjustment as provided herein). Shares covered by an Award shall only be counted as used to the extent they are actually issued, except that the full number of Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for Awards under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights. Shares may be authorized but unissued Stock or authorized and issued Stock held in the Company's treasury. All shares of Stock available for grant under the Plan shall be available for any Awards, including Options and Stock Appreciation Rights. Shares of Stock related to an Award which is cancelled, expired, terminated, forfeited, surrendered, or otherwise settled without the issuance of any Stock, and shares of Stock related to an Award which is settled in cash in lieu of Stock shall again be available for Awards under this Plan.

          3.2    Performance-Based Award Limitation.    Awards that are designed to comply with the performance-based exception from the tax deductibility limitation of Section 162(m) of the Code shall be subject to the following rules:

            (a)   The number of shares of Stock that may be granted in the form of Options in a single fiscal year to a Covered Employee may not exceed 2,350,000.

            (b)   The number of shares of Stock that may be granted in the form of SARs in a single fiscal year to a Covered Employee may not exceed 2,350,000.

            (c)   The number of shares of stock that may be granted in the form of Restricted Stock in a single fiscal year to a Covered Employee may not exceed 2,350,000.

            (d)   The number of Restricted Stock Units that may be granted in a single fiscal year to a Covered Employee may not exceed 2,350,000.

            (e)   The number of shares of Stock that may be granted in the form of Performance Shares in a single fiscal year to a Covered Employee may not exceed 2,350,000.

            (f)    The maximum amount that may be paid to a Covered Employee for Performance Units granted in a single fiscal year to the Covered Employee may not exceed $6,000,000.

            (g)   To the extent necessary to comply with the qualified performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by

    Section 162(m) of the Code), the Committee shall, in writing, (a) select the Performance Criteria applicable to the performance period, (b) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for the performance period, and (c) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for the performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that it deems relevant to the assessment of individual or corporate performance.

            (h)   Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute qualified performance-based compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

          3.3    Adjustment for Change in Capitalization.    If the Committee in its sole discretion determines that a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, share repurchase, share exchange, reclassification, or other similar corporate transaction or event has occurred, then (a) the number and kind of shares of stock which may thereafter be issued in connection with Awards; (b) the number and kind of shares of stock or other property issued or issuable in respect of outstanding Awards; (c) the exercise price, grant price, or purchase price relating to any Award; and (d) the maximum number of shares subject to Awards which may be awarded to any employee during any fiscal year of the Company shall be equitably adjusted as necessary to prevent the dilution or enlargement of the rights of Participants; provided that, with respect to Incentive Stock Options, adjustments shall be made in accordance with Section 424 of the Code.

        4.    Administration of The Plan.

          4.1    Authority and Delegation.    The Committee shall have final discretion, responsibility, and authority to administer and interpret the Plan. This includes the discretion and authority to determine all questions of fact, eligibility, or benefits relating to the Plan. The Committee may also adopt any rules it deems necessary to administer the Plan. Any interpretation, determination, decision, or other action made or taken by the Committee shall be final and binding on Participants, the Company, and any other interested parties. The Committee may delegate to one or more of its members or to one or more officers or employees of the Company and/or its Subsidiaries and Affiliates, or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered a Section 16 officer; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

          4.2    Terms and Conditions of Awards.    The Committee shall have final discretion, responsibility, and authority to:

            (a)   grant Awards;

            (b)   determine the Participants to whom and the times at which Awards shall be granted;

            (c)   determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate, and the applicable terms, conditions, and restrictions, including the length of time for which any restriction shall remain in effect;

            (d)   establish and administer Performance Criteria and Goals relating to any Award;

            (e)   establish the rights of Participants with respect to an Award upon Termination of Employment or termination of service as a Director (which may be different based on the reason for termination);

            (f)    determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered, provided that any Committee action taken in this respect must not result in an Award being considered "nonqualified deferred compensation" under Section 409A of the Code and further provided that any Committee action taken in this respect shall be subject to Sections 7.5 and 8.7 prohibiting repricing of Options and Stock Appreciation Rights;

            (g)   make adjustments in the Performance Goals in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles;

            (h)   determine the terms and provisions of Agreements; and

            (i)    make all other determinations deemed necessary or advisable for the administration of the Plan.

            The Committee shall determine the terms and conditions of each Award at the time of grant. The Committee may establish different terms and conditions for different Participants (whether or not similarly situated), for different Awards, and for the same Participant for each Award the Participant may receive, whether or not granted at different times.

        5.    Eligibility.    The persons who shall be eligible to receive Awards pursuant to the Plan shall be employees of the Company and its subsidiaries and affiliates (including elected officers of the Company, whether or not they are directors of the Company) selected by the Committee from time to time, and Directors. The grant of an Award at any time to any person shall not entitle that person to a grant of an Award at any future time.

        6.    Awards Under The Plan; Agreement.    Awards that may be granted under the Plan consist of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Annual Incentive Awards, and Stock Bonuses, all as described below.

        Each Award granted under the Plan, except unconditional Stock Bonuses, shall be evidenced by an Agreement which shall contain such provisions as the Committee may, in its sole discretion, deem necessary or desirable which are not in conflict with the terms of the Plan. By accepting an Award, a Participant agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

        7.    Options.

          7.1    Terms and Agreement.    Subject to the terms of the Plan, Options may be granted to Participants at any time as determined by the Committee. The Committee shall determine, and the Agreement shall reflect, the following for each Option granted:

            (a)   the number of shares subject to each Option;

            (b)   duration of the Option (provided that no Option shall have an expiration date later than the day after the 10th anniversary of the date of grant);

            (c)   vesting requirements, if any;

            (d)   whether the Option is an Incentive Stock Option or a Nonqualified Stock Option;

            (e)   the amount and duration of related Stock Appreciation Rights, if any, and any conditions upon their exercise;

            (f)    the exercise price for each Option (which shall not be less than the Fair Market Value on the date of the grant);

            (g)   the permissible method(s) of payment of the exercise price;

            (h)   the rights of the Participant upon Termination of Employment or termination of service as a Director (which may be different based on the reason for termination, provided that the termination rights for Participants receiving Incentive Stock Options shall conform to Section 422 of the Code; and

            (i)    any other terms or conditions established by the Committee.

          7.2    Exercise of Options.

            (a)   Options shall be exercisable at such times and subject to such restrictions and conditions as the Committee, in its sole discretion, deems appropriate, which need not be the same for all Participants.

            (b)   An Option shall be exercised by delivering written notice as specified in the Agreement on the form of notice provided by the Company, or by complying with any alternative exercise procedures the Committee may authorize. Options may be exercised in whole or in part.

    For a Participant who is subject to Section 16 of the Exchange Act, the Company may require that the method of payment comply with Section 16 and the rules and regulations thereunder. Any payment in shares of Stock, if permitted, shall be made by delivering the shares to the corporate secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidence as the secretary shall require.

            (c)   Certificates for shares of Stock purchased upon the exercise of an Option shall be issued in the name of or for the account of the Participant or other person entitled to receive the shares and delivered to the Participant or other person, or evidence of book-entry shares shall be delivered to the Participant or other person, as soon as practicable following the effective date on which the Option is exercised.

          7.3    Incentive Stock Options.    Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any affected Participant, to cause any Incentive Stock Option previously granted to fail to qualify for the federal income tax treatment afforded under Section 421 of the Code. Incentive Stock Options shall not be granted to Directors. Incentive Stock Options shall not be granted under the Plan on or after the tenth anniversary of the Effective Date.

          7.4    Leave of Absence or Transfer.    Transfer between the Company and any subsidiary or affiliate of the Company, or between subsidiaries of the Company, or a leave of absence of less than six months duly authorized by the Participant's employer, shall not be deemed a Termination of Employment. A Participant may not, however, exercise an Option or related Stock Appreciation Right during any leave of absence unless authorized to do so by the Company's compensation manager.

          7.5    Reduction in Price or Reissuance.    In no event shall the Committee cancel any outstanding Option for the purpose of reissuing the Option to the Participant at a lower exercise price or reduce the exercise price of a previously issued Option.

        8.    Stock Appreciation Rights.

          8.1    Terms and Agreement.    Subject to the terms of the Plan, Stock Appreciation Rights may be granted to Participants at any time as determined by the Committee. The Committee shall determine, and the Agreement shall reflect, the following for each SAR granted:

            (a)   the number of shares subject to each SAR;

            (b)   whether the SAR is a Related SAR or a Freestanding SAR;

            (c)   duration of the SAR;

            (d)   vesting requirements, if any;

            (e)   rights of the Participant upon Termination of Employment or termination of service as a Director (which may be different based on the reason for termination); and

            (f)    any other terms or conditions established by the Committee.

          8.2    Related and Freestanding SARs.    A Stock Appreciation Right may be granted in connection with an Option at the time of grant (a "Related SAR"), or may be granted unrelated to an Option (a "Freestanding SAR").

          8.3    Surrender of Option.    A Related SAR shall require the holder, upon exercise, to surrender the Option with respect to the number of shares as to which the SAR is exercised, in order to receive payment. The Option will, to the extent surrendered, cease to be exercisable.

          8.4    Reduction in Number of Shares Subject to Related SARs.    For Related SARs, the number of shares subject to the SAR shall not exceed the number of shares subject to the Option. For example, if the SAR covers the same number of shares as the Option, the exercise of a portion of the Option shall reduce the number of shares subject to the SAR to the number of shares remaining under the Option. If the Related SAR covers fewer shares than the Option, the exercise of a portion of the Option shall reduce the number of shares subject to the SAR to the extent necessary so that the number of remaining shares subject to the SAR is not more than the remaining shares under the Option.

          8.5    Exercisability.    Subject to Section 8.7 and to any rules and restrictions imposed by the Committee, a Related SAR will be exercisable at the time or times, and only to the extent, that the Option is exercisable and will not be transferable except to the extent that the Option is transferable. A Freestanding SAR will be exercisable as determined by the Committee but in no event after 10 years from the date of grant.

          8.6    Payment.    Upon the exercise of a Stock Appreciation Right, the holder will be entitled to receive payment of an amount determined by multiplying:

            (a)   The excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant, by

            (b)   The number of shares with respect to which the SAR is being exercised.

          The Committee may limit the amount payable upon exercise of a Stock Appreciation Right. Any limitation must be determined as of the date of grant and noted on the Agreement evidencing the grant.

          Payment will be made in cash, Stock, or a combination of cash and Stock, in the Committee's sole discretion.

          8.7    Reduction in Price or Reissuance.    In no event shall the Committee cancel any outstanding Stock Appreciation Right for the purpose of reissuing the Stock Appreciation Right to the Participant at a lower exercise price or reduce the exercise price of a previously issued Stock Appreciation Right.

          8.8    Additional Terms.    The Committee may impose additional conditions or limitations on the exercise of a Stock Appreciation Right as it may deem necessary or desirable to secure for holders the benefits of Rule 16b-3, or any successor provision, or as it may otherwise deem advisable.

        9.    Restricted Stock.

          9.1    Terms and Agreement.    Subject to the terms of the Plan, shares of Restricted Stock may be granted to Participants at any time as determined by the Committee. The Committee shall determine, and the Agreement shall reflect, the following for the Restricted Stock granted:

            (a)   the number of shares of Restricted Stock granted;

            (b)   the purchase price, if any, to be paid by the Participant for each share of Restricted Stock;

            (c)   the restriction period established pursuant to Subsection 9.2;

            (d)   any requirements with respect to elections under Section 83(b) of the Code;

            (e)   rights of the Participant upon Termination of Employment or termination of service as a Director (which may be different based on the reason for termination); and

            (f)    any other terms or conditions established by the Committee.

          9.2    Restriction Period.    At the time of the grant of Restricted Stock, the Committee shall establish a restriction period for the shares granted, which may be time-based, based on the achievement of specified Performance Goals, a combination of time-and Performance Goal-based, or based on any other criteria the Committee deems appropriate. The Committee may divide the shares into classes and assign a different restriction period for each class. The Committee may impose additional conditions or restrictions upon the vesting of the Restricted Stock as it deems fit in its sole discretion. If all applicable conditions are satisfied, then upon the termination of the restriction period with respect to a share of Restricted Stock, the share shall vest and the restrictions of Section 9.3 shall lapse. To the extent required to ensure that a Performance Goal-based Award of Restricted Stock to an executive officer is deductible by the Company pursuant to Section 162(m) of the Code, any such Award shall vest only upon the Committee's determination that the Performance Goals applicable to the Award have been attained.

          9.3    Restrictions on Transfer Prior to Vesting.    Prior to the vesting of Restricted Stock, the Participant may not sell, assign, pledge, hypothecate, transfer, or otherwise encumber the Restricted Stock. Upon any attempt to transfer rights in a share of Restricted Stock, the share and all related rights shall immediately be forfeited by the Participant. Upon the vesting of a share of Restricted Stock, the transfer restrictions of this section shall lapse with respect to that share.

          9.4    Rights as a Shareholder.    Except for the restrictions set forth here and unless otherwise determined by the Committee, the Participant shall have all the rights of a Shareholder with respect to shares of Restricted Stock, including but not limited to the right to vote and the right to receive dividends, provided that unless otherwise specified in the Agreement, dividends shall be held subject to the same conditions and restrictions upon vesting as the underlying Restricted Stock.

          9.5    Issuance of Certificates.

            (a)   Following the date of grant, upon the Participant's request, the Company shall issue a stock certificate, registered in the name of or for the account of the Participant to whom the shares of Restricted Stock were granted, evidencing the shares. Each stock certificate shall bear the following legend:

        The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms, and conditions (including forfeiture provisions and restrictions against transfer) contained in the Boise Inc. Incentive and Performance Plan and an Agreement entered into between the registered owner of the shares and Boise Inc.

              This legend shall not be removed until the shares vest pursuant to the terms stated.

            (b)   Each certificate, together with the stock powers relating to the shares of Restricted Stock evidenced by the certificate, shall be held by the Company unless the Committee determines otherwise.

            (c)   Following the date on which a share of Restricted Stock vests, upon a Participant's request, the Company shall cause to be delivered to the Participant to whom the shares were granted, a certificate evidencing the share free of the legend stated in subsection (a) above.

            (d)   Unless a Participant requests a stock certificate as provided in subsections (a) and (c) above, the shares shall be maintained in book-entry form by the Company.

          9.6    Section 83(b) Election.    The Committee may provide in the Agreement that the Award is conditioned upon the Participant making or not making an election under Section 83(b) of the Code. If the Participant makes an election pursuant to Section 83(b) of the Code, the Participant shall be required to file a copy of the election with the Company within 10 days.

        10.    Restricted Stock Units.

          10.1    Terms and Agreement.    Subject to the terms of the Plan, Restricted Stock Units may be granted to Participants at any time as determined by the Committee. The Committee shall determine, and the Agreement shall reflect, the following for the Restricted Stock Units granted:

            (a)   the number of Restricted Stock Units awarded:

            (b)   the purchase price, if any, to be paid by the Participant for each Restricted Stock Unit;

            (c)   the restriction period established pursuant to Subsection 10.2;

            (d)   whether dividend equivalents will be credited with respect to Restricted Stock Units, and if so, any accrual, forfeiture, or payout restrictions on the dividend equivalents; provided that dividend equivalents will not be credited if they are determined to be "nonqualified deferred compensation" under Section 409A of the Code;

            (e)   rights of the Participant upon Termination of Employment or termination of service as a Director (which may be different based on the reason for termination); and

            (f)    any other terms or conditions established by the Committee.

          10.2    Restriction Period.    At the time of the grant of Restricted Stock Units, the Committee shall establish a restriction period, which may be time-based, based on the achievement of specified Performance Goals, a combination of time- and Performance Goal-based, or based on any other criteria the Committee deems appropriate. The Committee may divide the awarded units into classes and assign a different restriction period for each class. The Committee may impose any additional conditions or restrictions upon the vesting of the Restricted Stock Units as it deems fit in its sole discretion. If all applicable conditions are satisfied, then upon the termination of the restriction period with respect to a Restricted Stock Unit, the unit shall vest. To the extent required to ensure that a Performance Goal-based Award of Restricted Stock Units to an executive officer is deductible by the Company pursuant to Section 162(m) of the Code, any such Award shall become vested only upon the Committee's determination that the Performance Goals applicable to the Award, if any, have been attained.

          10.3    Payment.    Upon vesting of a Restricted Stock Unit, the Participant shall be entitled to receive payment of an amount equal to the Fair Market Value of one share of Stock. Payment may be made in cash, Stock, or a combination of cash and Stock, in the Committee's sole discretion.

        11.    Performance Units.

          11.1    Terms and Agreement.    Subject to the terms of the Plan, Performance Units may be granted to Participants at any time as determined by the Committee. The Committee shall determine, and the Agreement shall reflect, the following for the Performance Units granted:

            (a)   the number of Performance Units awarded;

            (b)   the initial value of a Performance Unit;

            (c)   the rights of the Participant upon Termination of Employment or termination of service as a Director (which may be different based on the reason for termination);

            (d)   the performance period and Performance Goals applicable to the Award; and

            (e)   any other terms or conditions established by the Committee.

          11.2    Payment.    After the applicable performance period has ended, the Committee will review the Performance Goals and determine the amount payable with respect to the Award, based upon the extent to which the Performance Goals have been attained within the performance period and any other applicable terms and conditions. Payment of earned Performance Units may be made in cash, Stock, or a combination of cash and Stock, in the Committee's sole discretion.

        12.    Performance Shares.

          12.1    Terms and Agreement.    Subject to the terms of the Plan, Performance Shares may be granted to Participants at any time as determined by the Committee. The Committee shall determine, and the Agreement shall reflect, the following for the Performance Shares granted:

            (a)   the number of Performance Shares awarded;

            (b)   the performance period and Performance Goals applicable to the Award;

            (c)   whether dividend equivalents will be credited with respect to Performance Shares, and if so, any accrual, forfeiture, or payout restrictions on the dividend equivalents; provided that dividend equivalents will not be credited if they are determined to be "nonqualified deferred compensation" under Section 409A of the Code;

            (d)   the rights of the Participant upon Termination of Employment or service as a Director (which may be different based on the reason for termination); and

            (e)   any other terms or conditions established by the Committee.

          12.2    Initial Value.    The initial value of each Performance Share shall be the Fair Market Value on the date of grant.

          12.3    Payment.    After the applicable performance period has ended, the Committee will review the Performance Goals and determine the amount payable with respect to the Award, based upon the extent to which the Performance Goals have been attained within the performance period and any other applicable terms and conditions. Payment of earned Performance Shares may be made in cash, Stock, or a combination of cash and Stock, as determined by the Committee in its sole discretion.

        13.    Annual Incentive Awards.

          13.1    Award Period and Performance Goals.    The award period for Annual Incentive Awards is a fiscal year, which may be a calendar year. Within 90 days of the beginning of each award period, the Committee shall establish the specific Performance Goals to be achieved in order for Participants to earn an Annual Incentive Award. The Committee shall establish a mathematical formula pursuant to which an Award equal to a specified percentage of a Participant's salary shall be earned upon the attainment of specific levels of the applicable Performance Goals. The Performance Goals and formula, once established, shall continue for subsequent years unless modified by the Committee. The Performance Goals applicable to an Award Period, and the formula pursuant to which Award amounts shall be determined, shall be selected and published within 90 days from the beginning of the award period.

          13.2    Payment.    As soon as practical after the conclusion of the award period, the Committee shall review and evaluate the Performance Goals applicable to that award period in light of performance measured in accordance with the goals and shall determine whether the goals have been satisfied. If satisfied, the Committee shall so certify in a written statement and shall apply the criteria to determine the amount of the Award for each Participant, subject to the Committee's right to reduce or eliminate the amount of any Award under Section 31. Payment of earned Annual Incentive Awards may be made in cash, Stock, or a combination of cash and Stock, in the Committee's sole discretion. No Award may be paid to a Participant in excess of $3,000,000 for any single year.

        14.    Stock Bonuses.    Subject to the terms of the Plan, a Stock Bonus may be granted to one or more Participants at any time as determined by the Committee. If the Committee grants a Stock Bonus, a certificate for the shares of Stock constituting the Stock Bonus shall be issued in the name of the Participant to whom the grant was made and delivered as soon as practicable after the date on which the Stock Bonus is payable.

        15.    Rights as a Shareholder.    Except as otherwise provided in Section 9.4 with respect to Restricted Stock, no person shall have any rights as a Shareholder with respect to any shares of Stock covered by or relating to an Award until the date of issuance of a stock certificate with respect to the shares (or, if such shares are held in "book-entry" form, the date upon which a stock certificate first could have been issued). Except as otherwise provided in Sections 3.3, 10.1 and 12.1, no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date the stock certificate is issued.

        16.    Awards Subject to Code Section 409A.    Any Award that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code (a "Section 409A Award") shall comply in form and operation with the requirements of Section 409A of the Code and this Section 16, to the extent applicable. The Award Agreement with respect to a Section 409A Award shall incorporate the terms and conditions required by Section 409A of the Code and this Section 16.

          16.1    Specified Employee Restriction.    In the case of a Participant who is a "specified employee," the distributions with respect to the Section 409A Award payable upon the Participant's separation from service may not be made before the date which is six months after the Participant's separation from service (or, if earlier, the date of the Participant's death). For purposes of this section, a Participant shall be a "specified employee" if such Participant is a key employee (as defined in Code Section 416(i) without regard to paragraph (5) thereof) of a corporation any stock of which is publicly traded on an established securities market or otherwise, as determined under Code Section 409A(a)(2)(B)(i) and the regulations thereunder.

        17.    Securities Matters.

          17.1    Delivery of Stock Certificates.    Notwithstanding anything in this Plan to the contrary, the Company shall not be obligated to issue or deliver any certificates evidencing shares of Stock unless and until (a) the Company is advised by its counsel that the issuance and delivery of certificates is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any securities exchange on which the Stock is traded; and (b) any governmental approvals the Company deems necessary or advisable have been obtained. The Committee may require, as a condition of the issuance and delivery of certificates, that the recipient make any agreements and representations and that the certificates bear any legends as the Committee, in its sole discretion, deems necessary or desirable.

          17.2    When Transfer is Effective.    The transfer of any shares of Stock shall be effective only when counsel to the Company has determined that the issuance and delivery of the shares is in compliance with all applicable laws, regulations, and the requirements of any securities exchange on which shares of Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Stock in order to allow the issuance of the shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw the exercise and obtain the refund of any amount paid in connection with the exercise.

        18.    Withholding Taxes.    When cash is to be paid pursuant to an Award, an amount sufficient to satisfy any federal and state taxes required by law to be withheld shall be deducted from the payment. When shares of Stock are to be delivered pursuant to an Award, the Participant shall remit in cash an amount sufficient to satisfy any federal and state taxes required by law to be withheld; provided that if permitted by the Committee in its sole discretion, a Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. The shares shall be valued at Fair Market Value on the date the amount of tax to be withheld is determined.

        19.    Amendment and Termination.    The Committee may, at any time, amend or terminate the Plan; provided that no amendment shall be made without Shareholder approval if approval is required under applicable law or if the amendment would (a) decrease the grant or exercise price of any Stock-based Award to less than the Fair Market Value on the date of grant, (b) increase the total number of shares of Stock available under the Plan, or (c) materially increase the benefits to Participants. Any amendment or termination shall not (i) violate Section 409A of the Code, or (ii) adversely affect the vested or accrued rights or benefits of any Participant without the Participant's prior consent, provided that an amendment may adversely affect the vested or accrued rights of a Participant without the Participant's prior consent if such amendment is necessary to comply with Section 409A of the Code or if, in the Committee's sole discretion, not amending a Participant's vested or accrued rights or benefits would have adverse consequences to the Company.

        20.    Transfers Upon Death; Nonassignability.    Upon the death of a Participant, outstanding Awards granted to the Participant may be exercised only by a beneficiary designated pursuant to Section 30, the executor or administrator of the Participant's estate, or a person who has acquired the right to exercise by will or the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee has been furnished with (a) written notice and a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer, and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that would have applied to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

        During the lifetime of a Participant, no Award is transferable.

          21.    Expenses and Receipts.    The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award may be used for general corporate purposes.

        22.    Change in Control Provisions.

          22.1    Vesting and Exercisability.    Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 22 shall apply in the event of a Change in Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement. Upon a Change in Control, all then-outstanding Stock Options and Stock Appreciation Rights shall become fully vested and exercisable, and all other then-outstanding Awards that are subject solely to time-based vesting shall vest in full and be free of restrictions, except to the extent that another Award meeting the requirements of Section 22.2 (a "Replacement Award") is provided to the Participant to replace such Award (the "Replaced Award"); provided that, the Committee shall have the discretion to provide in any Award Agreement that, if no Replacement Award is granted, all then-outstanding Stock Options subject to such Award Agreement shall automatically terminate if not exercised prior to or in connection with such Change in Control and the value of all Stock Appreciation Rights and all other Awards that are subject solely to time-based vesting subject to such Award Agreement shall be finally be determined with reference to such Change in Control. Notwithstanding the foregoing, upon a Change in Control, the Committee may in its sole discretion pay cash to any or all Participants in exchange for the cancellation of their outstanding Awards. Upon a Change in Control, the treatment of any other Awards shall be as determined by the Committee at the time of grant, as reflected in the applicable Award Agreement.

          22.2    Replacement Awards.    An Award shall meet the conditions of this Section 22.2 and qualify as a Replacement Award if:

            (a)   it has a value at least equal to the value of the Replaced Award as determined by the Committee in its sole discretion;

            (b)   it relates to equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and

            (c)   its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control).

          Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award as long as the preceding requirements of this Section 22.2 are satisfied. The determination of whether the requirements of this Section 22.2 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

          22.3    Subsequent Termination of Employment.    Upon a Termination of Employment or termination of directorship of a Participant occurring in connection with or during the period of two (2) years after such Change in Control, other than termination for a Disciplinary Reason, (i) all Replacement Awards held by the Participant shall become fully vested and (if applicable) exercisable and free of restrictions, and (ii) all Stock Options and Stock Appreciation Rights held by the Participant immediately before the termination of employment or termination of directorship that the Participant held as of the date of the Change in Control or that constitute Replacement Awards shall remain exercisable for not less than one (1) year following such termination or until the expiration of the stated term of such Stock Option or SAR, whichever period is shorter; provided, that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control.

          22.4    No Amendment.    Notwithstanding Section 19, upon a Change in Control, the provisions of this Section 22 may not be amended in any respect for twelve months following a Change in Control but may be amended thereafter.

        23.    Claims Procedure.    Claims for benefits under the Plan shall be filed in writing, within 90 days after the event giving rise to a claim, with the Company's compensation manager, who shall have absolute discretion to interpret and apply the Plan, evaluate the facts and circumstances, and make a determination with respect to the claim in the name and on behalf of the Company. The claim shall include a statement of all facts the Participant believes relevant to the claim and copies of all documents, materials, or other evidence that the Participant believes relevant to the claim. Written notice of the disposition of a claim shall be furnished to the Participant within 90 days after the application is filed. This 90-day period may be extended an additional 90 days for special circumstances by the compensation manager, in his or her sole discretion, by providing written notice of the extension to the claimant prior to the expiration of the original 90-day period. If the claim is denied, the compensation manager shall notify the claimant in writing. This written notice shall:

            (a)   state the specific reasons for the denial;

            (b)   refer to Plan provisions on which the determination is based;

            (c)   describe any additional material or information necessary for the claimant to perfect the claim and explain why the information is necessary; and

            (d)   explain how the claimant may submit the claim for review and state applicable time limits.

        24.    Claims Review Procedure.    Any Participant, former Participant, or Beneficiary of either, who has been denied a benefit claim, shall be entitled, upon written request, to access to or copies of all documents and records relevant to his or claim and to a review of his or her denied claim. A request for review, together with a written statement of the claimant's position and any other comments, documents, records, or information that the claimant believes relevant to his or her claim, shall be filed no later than 60 days after receipt of the written notification provided for in Section 23 and shall be filed with the Company's compensation manager. The manager shall promptly inform the Company's senior human resources officer. The senior human resources officer shall make his or her decision, in writing, within 60 days after receipt of the claimant's request for review. This 60-day period may be extended an additional 60 days if, in the senior human resources officer's sole discretion, special circumstances warrant the extension and if the senior human resources officer provides written notice of the extension to the claimant prior to the expiration of the original 60-day period. The written decision shall be final and binding on all parties and shall state the facts and specific reasons for the decision and refer to the Plan provisions upon which the decision is based.

        25.    Lawsuits; Venue; Applicable Law.    No lawsuit claiming entitlement to benefits under this Plan may be filed prior to exhausting the claims and claims review procedures described in Sections 23 and 24. Any lawsuit must be initiated no later than (a) one year after the event(s) giving rise to the claim occurred, or (b) 60 days after a final written decision was provided to the claimant under Section 24, whichever is sooner. Any legal action involving benefits claimed or legal obligations relating to or arising under this Plan may be filed only in Federal District Court in the city of Boise, Idaho. Federal law shall be applied in the interpretation and application of this Plan and the resolution of any legal action. To the extent not preempted by federal law, the laws of the state of Delaware shall apply.

        26.    Participant Rights.    No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation to treat Participants uniformly.

        27.    Unsecured General Creditor.    Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any property or assets of the Company. The assets of the Company shall not be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all Company assets shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be an unfunded and unsecured promise of the Company.

        28.    No Fractional Shares.    No fractional shares of Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional shares or whether fractional shares or any rights to fractional shares shall be forfeited or otherwise eliminated.

        29.    Beneficiary.    A Participant who is an elected officer of the Company or a Director may file with the Committee a written designation of a beneficiary on the form prescribed by the Committee and may, from time to time, amend or revoke the designation. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant's estate.

        30.    Employment Not Guaranteed.    This Plan is not intended to and does not create a contract of employment in any manner. Employment with the Company and/or any subsidiary or affiliate of the Company is at will, which means that either the employee or the employer may end the employment relationship at any time and for any reason. Nothing in this Plan changes, or should be construed as changing, that at-will relationship.

        31.    Section 162(m).    The Plan is designed and intended, and all provisions shall be construed in a manner, to comply, to the extent applicable, with Section 162(m) of the Code and the regulations thereunder. To the extent permitted by Section 162(m), the Committee shall have sole discretion to reduce or eliminate the amount of any Award which might otherwise become payable upon attainment of a Performance Goal.

        32.    Form of Communication.    Any election, application, claim, notice, or other communication required or permitted to be made by a Participant to the Committee or the Company shall be made in writing and in such form as the Company may prescribe. Any communication shall be effective upon receipt by the Company's compensation manager at 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728.

        33.    Severability.    If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected.

        34.    Effective Date and Term of Plan.    The Plan has been adopted and approved by the Board of Directors (defined below) and the Company's Shareholders (defined below). The Plan will become effective upon the close of the transaction entered into between Boise Cascade L.L.C. and Aldabra 2 Acquisition Corp. as set forth in the Purchase and Sale Agreement dated September 7, 2007 (that date being the "Effective Date"). The Plan will expire on the tenth anniversary of the Effective Date, unless terminated earlier. The Board of Directors or the Committee may terminate the Plan at any time prior to such expiration date. Awards outstanding at the expiration or termination of the Plan shall remain in effect according to their terms and the provisions of the Plan.

Annex F

BYLAWS
OF
BOISE INC.

A Delaware Corporation

(Effective as of                        ,             )

ARTICLE I
OFFICES

        Section 1. Registered Office.    The registered office of the corporation in the State of Delaware shall be located at [                        ]. The name of the corporation's registered agent at such address shall be [                        ]. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

        Section 2. Other Offices.    The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

        Section 1. Place and Time of Meetings.    An annual meeting of the stockholders shall be held each year for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting shall be determined by the board of directors. No person shall be nominated for election as a director at, and no business shall transacted at, an annual meeting of stockholders, unless the proposed nomination of such person, or the proposal of such business to be so transacted, is (a) specified in the notice of meeting (or any supplement thereto) given in accordance with this Section 1 at the direction of the board of directors (or any duly authorized committee thereof), (b) otherwise properly brought before such meeting by or at the direction of the board of directors (or any duly authorized committee thereof), or (c) otherwise properly brought before such meeting by any stockholder of the corporation (i) who complies with the requirements set forth in the last sentence of this Section 1 and (ii) who is a stockholder of record on the date of its giving of the notice provided for in such last sentence and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting. In addition to any other applicable requirements, for a person to be nominated by a stockholder for election as a director, or for any business to be proposed by a stockholder to be transacted, at an annual meeting of stockholders, such stockholder must have given timely notice thereof, as specified in Section 4 hereof, in proper written form, as specified in Section 4 hereof, to the secretary of the corporation and, in the case of any such proposal for the transaction of business, the business proposed must constitute a proper matter for stockholder action.

        Section 2. Special Meetings.    Special meetings of stockholders may be called for any purpose and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by holders of a majority of the voting power of members of the board of directors; provided that, if not prohibited by the corporation's certificate of incorporation, as long as the holders of Boise Registrable Securities (as such term is defined in the Investor Rights Agreement) own capital stock of the corporation possessing 25% or more of the capital stock of the corporation entitled to vote generally in the election of directors (voting together as a single class), a special meeting shall be called by the president upon the written request of holders of shares entitled to cast not less than 25% of the votes at the meeting, which written request shall state the purpose or purposes of the meeting and shall be delivered to the president, and the president shall fix a date and time for such meeting within sixty (60) days of the date requested for such meeting in such written request. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting (or any supplement thereto). Nominations of persons for election to the board of directors at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (or supplement thereto) may be made (a) by or at the direction of the board of directors (or a duly authorized committee thereof) or (b) provided that the board of directors (or a duly authorized committee thereof) has determined that directors shall be elected at such meeting, by any stockholder of the corporation (i) who complies with the requirements set forth in the last sentence of this Section 2 and (ii) is a stockholder of record on the date of its giving of the notice referred to in such last sentence and on the record date for the determination of stockholders entitled to notice of and to vote at such special meeting. In addition to any other applicable requirements, for a person to be nominated by a stockholder for election as a director at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (or supplement thereto), such stockholder must have given timely notice thereof, as specified in Section 4 hereof, in proper written form, as specified in Section 4 hereof, to the secretary of the corporation.

        Section 3. Place of Meetings.    The board of directors may designate in the notice of meeting any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the corporation.

  Section 4. Notice.

          (a)   Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, and time of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation.

          (b)   To be timely, a stockholder's notice referred to in Section 1 hereof shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the date (the "Reference Date") which is (i) in the case of any annual meeting during the corporation's fiscal year ended December 31, 2008, October 31, 2008, and (ii) in all later cases, the first anniversary of the date on which the corporation first mailed its proxy materials for the preceding year's annual meeting; provided, however, that, in the event that the date of the annual meeting is changed by more than thirty (30) days from the anniversary date of the previous year's meeting (to the extent applicable), for the stockholder's notice referred to in Section 1 hereof to be timely given, such notice must be delivered not earlier than one hundred and twenty (120) days prior to such annual meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting or (y) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder's notice referred to in Section 1. Notwithstanding anything in this Section 4(b) to the contrary, if the number of directors to be elected to the board of directors at an annual meeting is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least one hundred (100) days prior to the applicable Reference Date, then a stockholder's notice referred to in Section 1 shall be considered timely delivered, but only with respect to nominees for any new

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  positions created by such increase, if it is received by the secretary of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

          (c)   To be timely, a stockholder's notice referred to in Section 2 shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of the special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (or supplement thereto) and not later than the close of business on the later of (i) the ninetieth (90th) day prior to such special meeting or (ii) the tenth (10th) day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the board of directors (or a duly authorized committee thereof) to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice referred to in Section 2.

          (d)   To be in proper written form, a stockholder's notice referred to in Section 1 or 2 must also set forth (i) in the case of an annual meeting of stockholders, or special meeting of stockholders for the election of one or more directors, as to each person whom the stockholder proposes to nominate for election or reelection at the meeting of stockholders as a director, (x) all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended or supplemented (the "Exchange Act"), including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (y) the citizenship, date of birth and place of birth of each such nominee; (ii) in the case of an annual meeting of stockholders, as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (w) the name and address of such stockholder, as they appear on the corporation's books and records, and of such beneficial owner, (x) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (y) a representation that the stockholder is a holder of record of shares of capital stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (z) a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding shares of the corporation's capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his or her intention to present a proposal at an annual meeting of stockholders in compliance with the applicable rules and regulations promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

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          (e)   Except as otherwise provided by applicable law, the certificate of incorporation or these bylaws, the chairperson of an annual or special meeting of stockholders shall have the power and duty to determine whether a nomination or any business proposed to be brought before such meeting by a stockholder was made or proposed, as the case may be, in accordance with the procedures set forth in these bylaws and, if any proposed nomination or business is not in compliance with these bylaws, to declare that such defective proposal or nomination shall be disregarded. The chairperson of an annual or special meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that any nomination or business was not properly brought before the meeting and in accordance with the provisions of these bylaws, and if he or she should so determine, he or she shall so declare to the meeting, and any such nomination or business not properly brought before the meeting shall not be made or transacted. Notwithstanding the other provisions of this Article II, if neither the stockholder that proposed the nomination of a person for election as a director or the transaction of certain business at the annual or special meeting of stockholders, nor a qualified representative of the stockholder, appears at such meeting to present such nomination or transact such business in accordance with the stockholder's notice given in accordance with Section 1 or 2, such nomination shall be disregarded, and such proposed business shall not be transacted, notwithstanding that proxies in respect of the vote thereon may have been received by the corporation. For purposes of this Article II, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

          (f)    Whenever used in these bylaws, the term "public announcement" shall mean disclosure (a) in a press release publicly released by the corporation, provided such press release is released by the Corporation in accordance with its customary procedures, or is reported by the Dow Jones News Service, Associated Press or a comparable national news service, or (b) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (g)   Notwithstanding the foregoing provisions of this Article II, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article II. Nothing in these bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to the applicable rules and regulations promulgated under the Exchange Act, or (ii) of the holders of any series of preferred stock of the corporation pursuant to any applicable provision of the certificate of incorporation.

          (h)   Notwithstanding anything to the contrary contained in this Article II, to the maximum extent permitted by law, (i) for as long as the holders of Boise Registrable Securities (as such term is defined in the Investor Rights Agreement) and their affiliates (collectively, the "Boise Affiliated Persons") collectively are the beneficial owners of at least 10% of the outstanding shares of the common stock of the corporation, no Boise Affiliated Person shall be subject to the notice procedures set forth in this Article II to nominate any person for election to the Board of Directors, or to propose any business to be considered by the stockholders, at an annual meeting of stockholders and (ii) as long as holders of Boise Registrable Securities (as such term is defined in the Investor Rights Agreement) have the right to appoint Board Representatives (as defined in the Investor Rights Agreement) in accordance therewith, holders of a majority of the Boise Registrable Securities shall not be subject to the notice procedures set forth in this Article II to nominate any person for election to the Board of Directors, or to propose any business to be considered by the stockholders, at any meeting of stockholders to ensure compliance with the

F-4

  Investor Rights Agreement. For purposes hereof, the term "Investor Rights Agreement" shall mean that certain Investor Rights Agreement, dated as of                        ,         , by and among the corporation and certain of its stockholders, as the same may be amended, modified, supplemented or waived from time to time.

        Section 5. Organization.    The chairperson of the board of directors shall act as chairperson of meetings of the stockholders. The board of directors may designate any other officer or director of the corporation to act as chairperson of any meeting in the absence of the chairperson of the board of directors, and the board of directors may further provide for determining who shall act as chairperson of any stockholders meeting in the absence of the chairperson of the board of directors and such designee. The secretary of the corporation shall act as secretary of all meetings of the stockholders, but in the absence of the secretary the presiding officer may appoint any other person to act as secretary of any meeting.

        Section 6. Stockholders List.    The officer having charge of the stock ledger of the corporation shall make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        Section 7. Quorum.    The holders of a majority of the voting power of the outstanding shares of capital stock, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the certificate of incorporation. If a quorum is not present, the holders of a majority of the voting power of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place.

        Section 8. Adjourned Meetings.    When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        Section 9. Vote Required.    When a quorum is present, the affirmative vote of the majority of the voting power of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

        Section 10. Voting Rights.    Except as otherwise provided by the General Corporation Law of the State of Delaware or by the certificate of incorporation of the corporation or any amendments thereto and subject to Section 3 of Article VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.

        Section 11. Proxies.    Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or

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persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

        Section 12. Action by Written Consent.    Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the state of Delaware, or the corporation's principal place of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

        Section 13. Conduct of Meetings.    The board of directors may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairperson of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairperson of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

  Section 14. Inspectors of Elections.

          (a)   Preceding any meeting of the stockholders, to the extent required by applicable law, the board of directors by resolution or the chairperson of the board of directors, if any, or the chief executive officer shall appoint one or more persons to act as inspectors at the meeting and make a written report thereof. The corporation may designate one or more alternate inspectors to replace any inspector who fails to act. In the event no inspector or alternate inspector is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. In addition to the duties prescribed by applicable law, the inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspector(s) may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of inspector.

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          (b)   In determining the shares represented and the validity and counting of proxies and ballots, each inspector shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 211(e) or Section 212(c)(2) of the General Corporation Law of the State of Delaware, any information provided pursuant to Section 211(a)(2)(B)(i) or (iii) of the General Corporation Law of the State of Delaware, ballots, and the regular books and records of the Corporation, except that each inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers or their nominees or a similar person which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If any inspector considers other reliable information for the limited purpose permitted by this paragraph, such inspector, at the time of the making of his or her certification referred to in Section 14(a) of this Article II, shall specify the precise information considered, the person or persons from whom the information was obtained, when this information was obtained, the means by which the information was obtained, and the basis for such inspector's belief that such information is accurate and reliable.

        Section 15. Remote Communications.    If authorized by the board of directors in its sole discretion, and subject to such guidelines and procedures as the board of directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided that, (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

        Section 16. Ratification.    Any transaction questioned in any stockholders' derivative suit, or any other suit to enforce alleged rights of the corporation or any of its stockholders, on the ground of lack of authority, defective or irregular execution, adverse interest of any director, officer or stockholder, nondisclosure, miscomputation or the application of improper principles or practices of accounting may be approved, ratified and confirmed before or after judgment by the board of directors or by the holders of majority of the voting power of the capital stock of the corporation and, if so approved, ratified or confirmed, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said approval, ratification or confirmation shall be binding upon the Corporation and all of its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE III
DIRECTORS

        Section 1. General Powers.    The business and affairs of the corporation shall be managed by or under the direction of the board of directors.

        Section 2. Number, Election and Term of Office.    The number of directors which shall constitute the first board after the date hereof shall consist of nine (9) members. Thereafter, the number of directors shall be established from time to time by resolution of the board. The directors shall be elected (a) by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors and (b) in this manner at the annual meeting of the

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stockholders, except as provided in the certificate of incorporation or in Sections 2, 3 and 4 of this Article III.

        Section 3. Removal and Resignation.    Subject to the provisions of the corporation's certificate of incorporation, any director or the entire board of directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to designate or elect one or more directors by the provisions of the corporation's certificate of incorporation, the provisions of this section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time by delivery of written notice of resignation to the corporation.

        Section 4. Vacancies.    Vacancies and newly created directorships resulting from any increase in the authorized number of directors and vacancies created from the death, disqualification, resignation or removal of any director shall be filled by directors possessing a majority of the voting power of all directors. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, disqualification, resignation or removal as herein provided.

        Section 5. Annual Meetings.    The annual meeting of each newly elected board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders.

        Section 6. Other Meetings and Notice.    Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board. Special meetings of the board of directors may be called by or at the request of the president on at least twenty-four (24) hours notice to each director, either personally, by telephone, by mail, or by telegraph; in like manner and on like notice the president must call a special meeting on the written request of at least thirty-three percent (33%) of the voting power possessed by all directors.

        Section 7. Quorum, Required Vote and Adjournment.    Directors possessing a majority of the voting power of all directors then in office shall constitute a quorum for the transaction of business. The vote of directors present at a meeting at which a quorum is present and possessing a majority of the voting power held by the directors present at such meeting shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 8. Committees.    The board of directors may, by resolution passed by directors possessing a majority of the voting power held by all directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these bylaws shall have and may exercise the powers of the board of directors in the management and affairs of the corporation except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required. Any director appointed to a committee shall have the same number of votes in a matter submitted to such committee as such director would have in a matter submitted to the board of directors for vote. Committee members possessing a majority of the voting power of all committee members then in office shall constitute a quorum for the transaction of business. The vote of committee members present at a meeting at which a quorum is present and possessing a majority of

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the voting power held by the committee members present at such meeting shall be the act of the committee.

        Section 9. Committee Rules.    Subject to Section 8 above, each committee of the board of directors may, by vote of committee members possessing a majority of the voting power of all committee members, fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee.

        Section 10. Communications Equipment.    Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting. A telephonic alternative must be made available for all special meetings of the board of directors.

        Section 11. Waiver of Notice and Presumption of Assent.    Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

        Section 12. Action by Written Consent.    Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

        Section 13. Organization of Meetings.    The board of directors shall elect one of its members to be chairperson of the board of directors. The chairperson of the board of directors shall lead the board of directors in fulfilling its responsibilities as set forth in these bylaws, including its responsibility to oversee the performance of the corporation, and shall determine the agenda and perform all other duties and exercise all other powers which are or from time to time may be delegated to him or her by the board of directors. Meetings of the board of directors shall be presided over by the chairperson of the board of directors, or in his or her absence, by the chief executive officer, or in the absence of the chairperson of the board of directors and the chief executive officer by such other person as the board of directors may designate or the members present may select.

        Section 14. Compensation.    The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed amount (in cash or other form of consideration) for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

        Section 15. Interested Directors.    No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because

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the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

ARTICLE IV
OFFICERS

        Section 1. Elected and Appointed Officers.    The board of directors shall elect a chairperson, chief executive officer, president, chief operating officer, chief financial officer, one or more vice-presidents, a secretary, a treasurer, and such other officers and assistant officers as the board may deem necessary or desirable. Management may also appoint such other officers as management may deem necessary or desirable. The same person may hold two or more offices.

        Section 2. Election and Term of Office.    Each elected officer shall hold office until the officer's successor is elected and is qualified or until the officer's earlier resignation or removal. Each appointed officer shall hold office for such term as management may prescribe. Any officer may resign at any time upon written notice to the corporation.

        Section 3. Removal.    Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        Section 4. Vacancies.    Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

        Section 5. Compensation.    Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

        Section 6. Chairperson.    The chairperson of the board of directors, if any, shall give counsel and advice to the board of directors and the officers of the corporation on all subjects concerning the welfare of the corporation and the conduct of its business and shall perform such other duties as the board of directors may from time to time determine.

  Section 7. President; Chief Executive Officer.

          (a)   The president (or in the event the board of directors separately appoints a chief executive officer, the person appointed as such chief executive officer) shall have supervision, direction and control of the business and affairs of the corporation subject to the control of the board of directors and shall see that all orders and resolutions of the board of directors are carried into effect. The president (or in the event the board of directors separately appoints a chief executive officer, the person appointed as such chief executive officer) shall report to the board of directors,

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  shall keep the board of directors informed concerning the affairs and conditions of the corporation's business, make such reports of the affairs of the corporation to the board of directors as the board of directors may from time to time require, and shall perform such other duties as the board of directors may from time to time determine. In the event of the appointment by the board of directors of a president but no separate chief executive officer, the powers, duties and responsibilities of the president shall include those of the chief executive officer set forth in these bylaws, as if the president were the chief executive officer.

          (b)   In the event the board of directors has separately appointed a chief executive officer and a president, the president shall report to the chief executive officer and have such powers and duties as may be assigned to him or her from time to time by the board of directors or the chief executive officer, and, unless otherwise determined by the board of directors, the president, during the absence or disability of the chief executive officer, shall have the powers, and shall perform the duties, of the chief executive officer.

          (c)   The president or the chief executive officer may sign and execute in the name of the corporation deeds, mortgages, bonds, contracts or other instruments authorized by the board of directors and may execute and deliver such documents, certificates and other instruments authorized by the board of directors, except in cases where (i) the execution and delivery thereof shall be expressly delegated to one or more officers who do not include such officer or, pursuant to applicable law, be required to be executed and delivered by one or more persons who do not include such officer or (ii) the execution and delivery thereof by such officer shall be expressly made subject by the board of directors, or pursuant to applicable law, to the satisfaction of certain conditions precedent (including, without limitation, that such items be jointly executed and delivered by such officer and one or more other officers or persons).

        Section 8. Chief Operating Officer.    The chief operating officer, subject to the powers of the board of directors, shall have general and active management of the business of the corporation under the direction of the president and the chief executive officer; and shall see that all orders and resolutions of the board of directors are carried into effect. The chief operating officer shall have such other powers and perform such other duties as the board of directors, the president or these bylaws may, from time to time, prescribe.

        Section 9. Chief Financial Officer.    The chief financial officer shall, under the direction of the board of directors and the president, be responsible for all financial and accounting matters and for the direction of the offices of treasurer and controller. The chief financial officer shall have such other powers and perform such other duties as the board of directors, the president or these bylaws may, from time to time, prescribe.

        Section 10. Vice-Presidents.    The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the board of directors, the president or these bylaws may, from time to time, prescribe.

        Section 11. The Secretary and Assistant Secretaries.    The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the president's supervision, the secretary shall give, or cause to be given, all notices required to be given by these bylaws or by law; shall have such powers and perform such duties as the board of directors, the president or these bylaws may, from time to time, prescribe; and shall have custody of the corporate seal of the corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her

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signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the president, or secretary may, from time to time, prescribe.

        Section 12. The Treasurer and Assistant Treasurer.    The treasurer shall, subject to the authority of the chief financial officer, have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the president and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation; and shall have such powers and perform such duties as the board of directors, the president, the chief financial officer or these bylaws may, from time to time, prescribe. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The assistant treasurers shall perform such other duties and have such other powers as the board of directors, the president, the chief financial officer or treasurer may, from time to time, prescribe.

        Section 13. Other Officers, Assistant Officers and Agents.    Officers, assistant officers and agents, if any, other than those whose duties are provided for in these bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

        Section 14. Absence or Disability of Officers.    In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

        Section 15. Books and Records.    The secretary shall keep proper and usual books and records pertaining to the business of the corporation. The books and records of the corporation shall be kept at the principal office of the corporation or at such other places, within or without the State of Delaware, as the secretary shall from time to time determine.

ARTICLE V
INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

        Section 1. Nature of Indemnity.    Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended against all expense, liability and loss including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding; provided; however, that, except

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as provided in Section 2 of this Article V, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the corporation. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        Section 2. Procedure for Indemnification of Directors and Officers.    Any indemnification of a director or officer of the corporation under Section 1 of this Article V or advance of expenses under Section 5 of this Article V shall be made promptly, and in any event within thirty (30) days, upon the written request of the director or officer. If a determination by the corporation that the director or officer is entitled to indemnification pursuant to this Article V is required, and the corporation fails to respond within sixty (60) days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Article V shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        Section 3. Article Not Exclusive.    The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 4. Insurance.    The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under this Article V.

        Section 5. Expenses.    Expenses incurred by any person described in Section 1 of this Article V in defending a proceeding shall be paid by the corporation in advance of such proceeding's final disposition. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

        Section 6. Employees and Agents.    Persons who are not covered by the foregoing provisions of this Article V and who are or were employees or agents of the corporation, or who are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint

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venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

        Section 7. Contract Rights.    The provisions of this Article V shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this Article V and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this Article V or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

        Section 8. Merger or Consolidation.    For purposes of this Article V, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE VI
CERTIFICATES OF STOCK

        Section 1. Form.    Unless otherwise provided by resolution of the Board, every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the president or a vice-president and the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation. Any or all signatures on any certificate may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. The board of directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation. The board of directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the corporation.

        Section 2. Lost Certificates.    The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

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        Section 3. Fixing a Record Date for Stockholder Meetings.    In order for the corporation to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

        Section 4. Fixing a Record Date for Action by Written Consent.    In order for the corporation to determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

        Section 5. Fixing a Record Date for Other Purposes.    In order for the corporation to determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

        Section 6. Registered Stockholders.    Prior to the surrender to the corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.

        Section 7. Subscriptions for Stock.    Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

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ARTICLE VII
GENERAL PROVISIONS

        Section 1. Dividends.    Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

        Section 2. Checks, Drafts or Orders.    All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

        Section 3. Contracts.    The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

        Section 4. Loans.    The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

        Section 5. Fiscal Year.    The fiscal year of the corporation shall be fixed by resolution of the board of directors.

        Section 6. Corporate Seal.    The board of directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

        Section 7. Voting Securities Owned By Corporation.    Voting securities in any other corporation held by the corporation shall be voted by the president, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

        Section 8. Section Headings.    Section headings in these bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

        Section 9. Inconsistent Provisions.    In the event that any provision of these bylaws is or becomes inconsistent with any provision of the certificate of incorporation, the General Corporation Law of the

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State of Delaware or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VIII
AMENDMENTS

        In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law and subject to the provisions of the certificate of incorporation, the board of directors is expressly authorized to adopt, amend and repeal these bylaws, without the assent or vote of the stockholders, in any manner not inconsistent with the Delaware General Corporation Law or the certificate of incorporation. The stockholders shall also have the power to adopt, amend, supplement or repeal these bylaws to the extent provided in the corporation's certificate of incorporation.

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Annex G

INVESTOR RIGHTS AGREEMENT

        THIS INVESTOR RIGHTS AGREEMENT (this "Agreement") is made as of                        ,     , by and between Aldabra 2 Acquisition Corp., a Delaware corporation and which shall be renamed as "Boise Inc." promptly following the Closing (the "Company") and each of the following Persons: Boise Cascade, L.L.C., a Delaware limited liability company ("Boise"), certain directors and officers of the Company who are shareholders of the Company on the date hereof and who are signatories to this Agreement (the "Aldabra Shareholders"), and each other Person who becomes a party to this Agreement after the date hereof pursuant to Section 14(e). Certain capitalized terms used herein are defined in Section 12.

        The Company, Boise and certain other Persons are parties to that certain Purchase and Sale Agreement, dated as of September 7, 2007 (as amended, modified, supplemented or waived from time to time, the "Purchase Agreement") pursuant to which the Company is acquiring the Business (as such term is defined in the Purchase Agreement) and, in partial consideration therefor, Boise is receiving shares of Common Stock of the Company.

        The Aldabra Shareholders own shares of Common Stock of the Company and warrants exercisable for shares of Common Stock and are agreeing to the covenants herein as a condition to the obligation of Boise to consummate the transactions contemplated by the Purchase Agreement.

        The execution and delivery of this Agreement by the Company is a condition to Boise's obligations under the Purchase Agreement, and the execution and delivery of this Agreement by Boise is a condition to the Company's obligations under the Purchase Agreement.

        The parties hereto, intending to be legally bound, hereby agree as follows:

        1.    Demand Registrations.

        (a)    Requests for Registration.    At any time and from time to time after the date hereof, holders of Registrable Securities may, to the extent permitted in accordance with Section 1(b) and Section 1(c) hereof, request registration under the Securities Act of all or any portion of their Registrable Securities (i) on Form S-1 or any similar long-form registration ("Long-Form Registrations") and/or (ii) on Form S-2 or S-3 (including pursuant to Rule 415 under the Securities Act) or any similar short-form registration ("Short-Form Registrations"). All registrations requested pursuant to this Section 1(a) are referred to herein as "Demand Registrations". Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered. The Company shall give prompt written notice of such requested registration to all other holders of Registrable Securities (which notice shall be given at least 20 days prior to the date the applicable registration statement is to be filed) and, subject to the remainder of this Section 1, shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. Notwithstanding the provisions of this Section 1(a) to the contrary, as long as the Company determines that such delay would not impair the ability of holders of Registrable Securities to participate in such registration (e.g., because the registration statement therefor is likely to be reviewed by the Securities and Exchange Commission and/or such offering will not be completed until at least 20 days after the registration statement therefor is filed), at the request of the holders requesting such registration, the Company shall delay the notice of a Demand Registration requested in accordance with this Section 1 until the day after the registration statement with respect to such Demand Registration is filed, in which case, subject to the remainder of this Section 1, the Company shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice; provided that in no event shall such Demand Registration be closed unless such notice has been provided at least 20 days prior to the closing thereof. Notwithstanding anything herein to the contrary, unless otherwise consented to by the holders of Registrable Securities initially requesting such registration, no other holder to whom such notice is provided may include in such Demand Registration a greater percentage of such holder's Registrable Securities than the percentage of Registrable Securities included by the holders requesting such registration.

        (b)    Long-Form Registrations.    The Boise Majority Holders shall be entitled to request five (5) Long-Form Registrations and the Aldabra Majority Holders shall be entitled to request two (2) Long-Form Registrations; provided that the aggregate offering value of the Registrable Securities requested to be registered in any Long-Form Registration must equal at least $25,000,000. All Long-Form Registrations shall be underwritten registrations if requested by the holders of a majority of the Registrable Securities initially requesting such registration. The Company shall pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration, whether or not it becomes effective. A registration shall not count as one of the permitted Long-Form Registrations until it has become effective and no registration shall count as one of the permitted Long-Form Registrations unless the holders of Registrable Securities are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration within the price range acceptable to the holders of a majority of the Registrable Securities initially requesting registration (with it being understood and agreed that a holder of Registrable Securities instituting a Demand Registration shall be entitled to withdraw his, her or its request to effect a Long-Form Registration at any time prior to the effectiveness thereof, in which case such registration shall not proceed with respect to any holder and such registration shall not thereafter count as one of the permitted Long-Form Registrations). In no event shall any holder of Registrable Securities have liability to another for determining to withdraw its request for registration.

        (c)    Short-Form Registrations.    In addition to the Long-Form Registrations provided pursuant to Section 1(b), the Boise Majority Holders shall be entitled to request an unlimited number of Short-Form Registrations, and the Aldabra Majority Holders shall be entitled to request an unlimited number of Short-Form Registrations, and, in each case, the Company shall pay all Registration Expenses provided that the aggregate offering value of the Registrable Securities requested to be registered in any Short-Form Registration must equal at least $5,000,000. The Company shall use its reasonable best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities as promptly as practicable under applicable law. Each of the Boise Majority Holders and the Aldabra Majority Holders may, in connection with any Demand Registration requested by such holders that is a Short-Form Registration, require the Company to file such Short-Form Registration with the Securities and Exchange Commission in accordance with and pursuant to Rule 415 under the Securities Act (or any successor rule then in effect) (a "Shelf Registration").

        (d)    Priority on Demand Registrations.    The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of at least 50% of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within the price range acceptable to the holders of a majority of the Registrable Securities initially requesting registration, the Company will include in such registration (i) first, the number of Registrable Securities requested to be included in such registration which in the opinion of such underwriters can be sold in such manner in the acceptable price range, pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder and (ii) second, other securities requested to be included in such Demand Registration, pro rata among the holders of such securities on the basis of the number of such securities owned by each such holder; provided, however, that in the event that any holder of Aldabra Registrable Securities was prevented from participating in a Demand Registration or Piggyback Registration on or prior to the date the Aldabra Registrable Securities are released from escrow (a "Prior Registration") as a result of his, her or its shares being held in a share escrow account, the pro rata share referenced in clause (i) shall be, for each holder of Registrable Securities requesting inclusion of Registrable Securities in the first Demand Registration after the date the Aldabra Registrable Securities are released from escrow (the "Escrow Release Date"), determined as such holder's Revised Pro Rata Share; provided further, however that the foregoing proviso shall be disregarded if the Revised Pro Rata Share was applied in a Piggyback Registration prior to such Demand Registration. Notwithstanding anything herein to the contrary, if the managing underwriters determine that the inclusion of the number of Aldabra Registrable Securities or Registrable Securities held by management of the Company proposed to be included in any such offering would adversely affect the marketability of such offering, the Company may exclude such number of Aldabra Registrable Securities or Registrable Securities held by management as necessary or desirable to negate such adverse impact; provided that the provisions of this sentence shall not, to the extent applicable to holders of Aldabra Registrable Securities, apply in a Demand Registration effected by holders of Aldabra Registrable Securities in accordance with the first sentence of Section 1(b) or the first sentence of Section 1(c). Any Persons other than holders of Registrable Securities who participate in Demand Registrations which are not at the Company's expense must pay their share of the Registration Expenses as provided in Section 5 hereof.

        (e)    Restrictions on Demand Registrations.    The Company shall not be obligated to effect any Demand Registration within 90 days after the effective date of a previous Demand Registration. The Company may postpone for up to 60 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company's Board determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets or stock from a third party (other than in the ordinary course of business) or any merger, consolidation, tender offer, recapitalization, reorganization or similar transaction or require the Company to disclose any material nonpublic information which would reasonably be likely to be detrimental to the Company and its Subsidiaries; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration; provided further that in no event shall the restrictions set forth in this sentence be deemed to apply to a redemption or repurchase of, or plan to redeem or repurchase, capital stock, options or warrants of the Company. The Company may delay a Demand Registration hereunder only once in any twelve-month period. In addition, notwithstanding any provision herein to the contrary, neither the Boise Majority Holders, on the one hand, or the Aldabra Majority Holders, on the other hand, shall be entitled to request any Demand Registration otherwise permitted to be requested hereunder by such group within the twelve (12) month period following any request by such group for a Demand Registration in which (i) the aggregate offering value of the Registrable Securities of such group requested to be registered by such group in such prior Demand Registration was less than $25,000,000 and/or (ii) such group requested that any of its Registrable Securities consisting of warrants exercisable for shares of Common Stock be included in such prior Demand Registration.

        (f)    Selection of Underwriters.    The holders of a majority of the Registrable Securities requesting a Demand Registration shall be entitled to select the underwriters to manage such Demand Registration.

        2.    Piggyback Registrations.

        (a)    Right to Piggyback.    Whenever the Company proposes to register any of its equity securities (including any proposed registration of the Company's securities by any third party) under the Securities Act (other than (i) pursuant to a Demand Registration, which is governed by Section 1, or

(ii) pursuant to a registration on Form S-4 or S-8 or any successor or similar forms), whether or not for sale for its own account, and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration (which notice shall be given at least 20 days prior to the date the applicable registration statement is to be filed) and, subject to Sections 2(c) and 2(d), shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. Notwithstanding the provisions of this Section 2(a) to the contrary, as long as the Company determines that such delay would not impair the ability of holders of Registrable Securities to participate in such registration (e.g., because the registration statement therefor is likely to be reviewed by the Securities and Exchange Commission and/or such offering will not be completed until at least 20 days after the registration statement therefor is filed), the Company may delay the notice of a Piggyback Registration until the day after the registration statement with respect to such Piggyback Registration is filed, in which case, subject to the remainder of this Section 2, the Company shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice; provided that in no event shall such Demand Registration be closed unless such notice has been provided at least 20 days prior to the closing thereof.

        (b)    Piggyback Expenses.    Subject to the qualifications set forth in Section 5(b), the Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

        (c)    Priority on Primary Registrations.    If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the amount of such securities owned by each such holder, and (iii) third, the other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the amount of such securities shares owned by each such holder; provided, however, that in the event that any holder of Aldabra Registrable Securities was prevented from participating in a Prior Registration as a result of his, her or its shares being held in a share escrow account, the pro rata share referenced in clause (ii) shall be, for each holder of Registrable Securities requesting inclusion of Registrable Securities in the first Piggyback Registration after the Escrow Release Date, determined as such holder's Revised Pro Rata Share; provided further, however that the foregoing proviso shall be disregarded if the Revised Pro Rata Share was applied in a Demand Registration or another Piggyback Registration prior to such Piggyback Registration. Notwithstanding anything herein to the contrary, if the managing underwriters determine that the inclusion of the Aldabra Registrable Securities or Registrable Securities held by management of the Company proposed to be included in any such offering would adversely affect the marketability of such offering, the Company may exclude such number of Aldabra Registrable Securities or Registrable Securities held by management of the Company pro rata as necessary or desirable to negate such adverse impact.

        (d)    Priority on Secondary Registrations.    If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities other than a Demand Registration (a "Secondary Registration"), and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, except to the extent otherwise previously agreed to by holders of a majority of the Registrable Securities, the securities requested to be included therein by the holders requesting such registration, together with the Registrable Securities requested to be included in such registration, pro rata among the holders of such securities and Registrable Securities on the basis of the amount of such securities owned by each such holder, and (ii) second, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the amount of such securities owned by each such holder; provided, however, that in the event that any holder of Aldabra Registrable Securities was prevented from participating in a Prior Registration as a result of his, her or its shares being held in a share escrow account, the pro rata share referenced in clause (i) shall be, for each holder of Registrable Securities requesting inclusion of Registrable Securities in the first Piggyback Registration after the Escrow Release Date, determined as such holder's Revised Pro Rata Share; provided further, however that the foregoing proviso shall be disregarded if the Revised Pro Rata Share was applied in a Demand Registration or another Piggyback Registration prior to such Piggyback Registration. Notwithstanding anything herein to the contrary, if the managing underwriters determine that the inclusion of the Aldabra Registrable Securities or Registrable Securities held by management of the Company proposed to be included in any such offering would adversely affect the marketability of such offering, the Company may exclude such number of Aldabra Registrable Securities or Registrable Securities held by management of the Company pro rata as necessary or desirable to negate such adverse impact.

        (e)    Selection of Underwriters.    If any Piggyback Registration is an underwritten offering, the Company will have the right to select the investment banker(s) and manager(s) for the offering.

        (f)    Obligations of Seller.    During such time as any holder of Registrable Securities may be engaged in a distribution of securities pursuant to an underwritten Piggyback Registration, such holder shall distribute such securities only under the registration statement and solely in the manner described in the registration statement.

        (g)    Right to Terminate Registration.    The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2 whether or not any holder of Registrable Securities has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 5 hereof.

        3.    Holdback Agreements.

        (a)   To the extent not inconsistent with applicable law, each holder of Registrable Securities shall not sell, transfer, make any short sale, grant any option for the purchase, or enter into any hedging or similar transaction with the same economic effect as a sale (including sales pursuant to Rule 144) (a "Sale Transaction") of equity securities of the Company, or any securities, warrants, options or rights convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of all underwritten Demand Registrations and all underwritten Piggyback Registrations, except as part of such underwritten registration or unless the underwriters managing such public offering agree in writing; provided that, in each case, such restrictions with respect to a particular Demand Registration or Piggyback Registration (as applicable) shall automatically lapse ten (10) days after such registration is withdrawn; provided further that, in connection with a Demand Registration or any Piggyback Registration, the holders of Registrable Securities requesting such registration shall be entitled, by notice to the holders of Registrable Securities, to begin the lock-up period for each holder of Registrable Securities on the date that the registration statement with respect to such Demand Registration is filed with the Securities and Exchange Commission or such later date after the filing of, but prior to the effectiveness of, such registration statement as may be determined by the holders of Registrable Securities requesting such

Demand Registration. Furthermore, upon notice from any holder(s) of Registrable Securities subject to a Shelf Registration and who are otherwise entitled to initiate a Shelf Registration hereunder that such holder(s) intend to effect an underwritten distribution of Registrable Securities pursuant to such Shelf Registration (upon receipt of which, the Company will promptly notify all other holders of Registrable Securities of the date of the commencement of such distribution), to the extent not inconsistent with applicable law, each holder of Registrable Securities shall not engage in a Sale Transaction of equity securities of the Company, or any securities, warrants, options or rights convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the date of the commencement of such distribution. If (1) the Company issues an earnings release or other material news or a material event relating to the Company and its Subsidiaries occurs during the last 17 days of any holdback period described in clause (ii) above, or (2) prior to the expiration of any holdback period described in clause (ii) above, the Company announces that it will release earnings results during the 16-day period beginning upon the expiration of such period, then to the extent necessary for a managing or co-managing underwriter of a registered offering required hereunder to comply with NASD Rule 2711(f)(4), the holdback periods described in clauses (i) and (ii) above shall be extended until 18 days after the earnings release or the occurrence of the material news or event, as the case may be (such period referred to herein as the "Holdback Extension"). The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of such period, including any period of Holdback Extension.

        (b)   Notwithstanding anything herein to the contrary, the restrictions in Section 3(a) shall not apply in the case of any holder of Registrable Securities, to the extent that such holder provides to the Company an opinion of nationally recognized outside counsel to the effect that such holder is prohibited by applicable law or exercise of fiduciary duties from agreeing to withhold Registrable Securities from sale or is acting in its capacity as a fiduciary or investment advisor. Without limiting the scope of the term "fiduciary," a holder shall be deemed to be acting as a fiduciary or an investment advisor if its actions or the Registrable Securities proposed to be sold are subject to the Employee Retirement Income Security Act of 1974, as amended, or the Investment Company Act of 1940, as amended, or if such Registrable Securities are held in a separate account under applicable insurance law or regulation.

        (c)   The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during (x) the seven days prior to and the 90-day period beginning on the effective date of all underwritten Demand Registrations, underwritten Piggyback Registrations, except as part of such underwritten registration or unless the underwriters managing such public offering agree in writing and (y) upon notice from any holder(s) of Registrable Securities subject to a Shelf Registration and who are otherwise entitled to initiate a Shelf Registration hereunder that such holder(s) intend to effect an underwritten distribution of Registrable Securities pursuant to such Shelf Registration (upon receipt of which, the Company will promptly notify all other holders of Registrable Securities of the date of the commencement of such distribution), the seven days prior to and the 90-day period beginning on the date of the commencement of such distribution, unless, in each case, the underwriters managing the registered public offering otherwise agree in writing (and, in each case, except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), and (ii) shall use reasonable best efforts to cause each holder of at least 1% (on a fully-diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (as extended by any Holdback Extension), except as part of such underwritten registration, if otherwise permitted, unless the underwriters managing the registered public offering otherwise agree in writing. Notwithstanding clause (i)(x) foregoing, in connection with a Demand Registration, the holders of Registrable Securities requesting such registration shall be entitled, by notice to the Company, to begin the lock-up period for the Company on the date that the registration statement with respect to such Demand Registration is filed with the Securities and Exchange Commission or such later date after the filing of, but prior to the effectiveness of, such registration statement as may be determined by the holders of Registrable Securities requesting such Demand Registration.

        (d)   Each of the Aldabra Shareholders and each holder of Registrable Securities that is a member of the Company's management agrees that the restrictions on transfer in this Section 3 are in addition to, and not in lieu of, any other restrictions on transfer that such Aldabra Shareholder or such management holder may have agreed to with respect to its shares of Common Stock and warrants exercisable for Common Stock.

        4.    Registration Procedures.    Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as practicable:

        (a)   in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, prepare and file with the Securities and Exchange Commission a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed), and include in any Short-Form Registration such additional information reasonably requested by a majority of the Registrable Securities registered under the applicable registration statement, or the underwriters, if any, for marketing purposes, whether or not required by applicable securities laws, but only to the extent such information does not contravene applicable securities laws or include information not readily in the possession of the Company;

        (b)   notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days (or in the case of a Shelf Registration, ending on the earliest of (1) the date on which all Registrable Securities have been sold pursuant to the Shelf Registration or have otherwise ceased to be Registrable Securities, (2) the second anniversary of the effective date of such Shelf Registration, (3) such other date determined by the holders of a majority of the Registrable Securities requesting such Shelf Registration and (4) when all such Registrable Securities are freely saleable under Rules 144 and 145 under the Securities Act) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement; provided, however, that at any time, upon written notice to the participating holders of Registrable Securities and for a period not to exceed sixty (60) days thereafter (the "Suspension Period"), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the holders of Registrable Securities hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company or any of its Subsidiaries, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined in Section 6(a)). During any such Suspension Period, and as may be extended hereunder, the Company shall use its reasonable best efforts to correct or update any disclosure causing the Company to provide notice of the Suspension Period and to file and cause to become effective or terminate the suspension of use or effectiveness, as the case may be, of the subject registration statement. In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. If so directed by the Company, all holders of Registrable Securities registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their reasonable best efforts to deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holders' possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice;

        (c)   furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

        (d)   use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection or (ii) consent to general service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction);

        (e)   notify each seller of such Registrable Securities, (i) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) promptly after receipt thereof, of any request by the Securities and Exchange Commission for the amendment or supplementing of such registration statement or prospectus or for additional information, and (iii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

        (f)    prepare and file promptly with the Securities and Exchange Commission, and notify such holders of Registrable Securities prior to the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, when any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, in case an of such holders of Registrable Securities or any underwriter for any such holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations promulgated thereunder, the Company shall use its reasonable best efforts to prepare promptly upon request of any such holder or underwriter such amendments or supplements to such registration statement and prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

        (g)   cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

        (h)   provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

        (i)    enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, participation in "road shows," investor presentations and marketing events and effecting a stock split or a combination of shares);

        (j)    make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

        (k)   take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

        (l)    otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

        (m)  permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

        (n)   the Company agrees to file all reports and supplements which are required to be filed by the Company under the Securities Act so that it may be eligible to effect any registration of Registrable Securities on Form S-3 or any comparable form, successor form or other form if such form is available for use by the Company;

        (o)   obtain one or more comfort letters, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the Company's independent public accountants (and, unless waived in writing by holders of a majority of the Registrable Securities participating in such registration, on which the holders of Registrable Securities participating in such registration are expressly entitled to rely) in the then-current customary form and covering such matters of the type customarily covered from time to time by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request;

        (p)   provide a legal opinion of the Company's outside counsel (and, unless waived in writing by holders of a majority of the Registrable Securities participating in such registration, on which the holders of Registrable Securities participating in such registration are expressly entitled to rely), dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in the then-current customary form and covering such matters of the type customarily covered from time to time by legal opinions of such nature; and

        (q)   use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, and in the event of the issuance of any such stop order or other such order the Company shall advise such holders of Registrable Securities of such stop order or other such order promptly after it shall receive notice or obtain knowledge thereof and shall use its reasonable best efforts promptly to obtain the withdrawal of such order.

If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if, in its sole and exclusive judgment, such holder is or might be deemed to be an underwriter or a controlling person of the Company, such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder shall assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such holder; provided that with respect to this clause (ii) such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

        5.    Registration Expenses.

        (a)   Subject to Section 5(b), all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, travel expenses, filing expenses, messenger and delivery expenses, fees and disbursements of custodians, fees and disbursements of counsel for the Company and fees and disbursements of all independent certified public accountants, underwriters (including, if necessary, a "qualified independent underwriter" within the meaning of the rules of the National Association of Securities Dealers, Inc.) (excluding underwriting discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne by the Company, except as otherwise expressly provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system (or any successor or similar system).

        (b)   In connection with each Demand Registration, each Piggyback Registration and each Shelf Registration (and each underwritten distribution of Registrable Securities pursuant to a Shelf Registration), the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of (i) one counsel (in addition to local counsel) chosen by the holders of a majority of the Registrable Securities included in such registration and (ii) each additional counsel retained by any holder of Registrable Securities, but in the case of this clause (ii) only to the extent such fees and disbursements were incurred for the purpose of rendering a legal opinion on behalf of such holder in connection with any underwritten Demand Registration, underwritten Piggyback Registration or underwritten distribution of Registrable Securities pursuant to a Shelf Registration). Otherwise, all fees and expenses of such counsel shall be borne by the holder or holders of Registrable Securities for whom such services were rendered.

        (c)   To the extent Registration Expenses are not required to be paid by the Company or, in accordance with the last sentence of Section 5(b), borne by a particular holder of Registrable Securities, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, including any underwriting discounts or commissions, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

        6.    Indemnification.

        (a)   The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, actions, damages, liabilities and expenses caused by any of the following statements, omissions or violations (each a "Violation") by the Company: (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus, preliminary prospectus or Free-Writing Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; provided that the Company shall have no obligation to provide the indemnification set forth in this Section 6(a) to any holder to the extent such Violation arose from a statement provided in writing to the Company by such holder for inclusion in such registration statement, prospectus, preliminary prospectus or Free-Writing Prospectus or any amendment thereof or supplement thereto. The Company shall pay to each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) entitled to such indemnification, as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

        (b)   In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

        (c)   Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party. No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

        (d)   If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party or is otherwise unenforceable with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

        (e)   The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

        (f)    No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

        7.    Participation in Underwritten Registrations; Shelf Registrations.

        (a)    Participation in Underwritten Registrations.

            (i)  No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including pursuant to any over-allotment or "green shoe" option requested by the underwriters); provided that no holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such holder has requested to include and (ii) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that in no event shall any holder of Registrable Securities be required to indemnify any underwriter or other Person in any manner other than that which is specifically set forth in Section 6(b) with respect to its indemnification obligations to the Company and other holders of Registrable Securities. Each holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the Company and the lead managing underwriter(s) that are consistent with such holder's obligations under Section 3 or that are necessary to give further effect thereto. Without limiting any other right or remedy to which a party hereto may be entitled, any holder of Registrable Securities that does not comply with his, her or its obligations under this Section 7(a)(i) shall not be entitled to participate in the registration in question without violation of such holder's rights hereunder.

           (ii)  Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(e) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person's receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 4(e). In the event the Company shall give any such notice, the applicable time period mentioned in Section 4(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 7(b) to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(e).

        (b)    Shelf Take-Downs.    At any time that a Shelf Registration is effective, if any holder or group of holders of Registrable Securities delivers a notice to the Company (a "Take-Down Notice") stating that it intends to effect an offering or distribution of all or part of its Registrable Securities included by it on the Shelf Registration, whether such offering or distribution is underwritten or non-underwritten

(a "Shelf Offering") and stating the number of the Registrable Securities to be included in the Shelf Offering, then the Company shall amend or supplement the Shelf Registration as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account the inclusion of Registrable Securities by any other holders thereof pursuant to this Section 7(b)). In connection with any Shelf Offering:

            (i)  the Company shall, promptly after receipt of a Take-Down Notice, deliver such notice to all other holders of Registrable Securities included on such Shelf Registration and permit each holder to include its Registrable Securities included on the Shelf Registration in the Shelf Offering if such holder notifies the proposing holders and the Company within three (3) days after delivery of the Take-Down Notice to such holder, and

           (ii)  in the event that the managing underwriter(s), if any, advises the Company in writing that in its opinion the number of Registrable Securities to be included in such Shelf Offering exceeds the number of Registrable Securities which can be sold therein without adversely affecting the marketability of the offering, such underwriter(s), if any, may limit the number of shares which would otherwise be included in such take-down offering in the same manner as is described in Section 1(d).

        (c)   Notwithstanding anything in this Section 7(b) to the contrary, in no event shall any holder or group of holders be entitled to effect a Shelf Offering unless the aggregate offering price for any such offering or distribution is not less than $20,000,000. No holder of Registrable Securities that has included Registrable Securities pursuant to a Shelf Registration shall be entitled to sell shares included as part of a Shelf Registration unless included as part of a Shelf Offering. Notwithstanding anything herein to the contrary, unless otherwise consented to by the holders of Registrable Securities initially requesting such Shelf Offering, no other holder to whom such notice is provided may include in such Shelf Offering a greater percentage of such holder's Registrable Securities than the percentage of Registrable Securities included by the holders requesting such Shelf Offering.

        8.    Rule 144 and Rule 144A Reporting.    With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission that may permit the sale of Registrable Securities to the public without registration, the Company agrees at all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Exchange Act to use its reasonable best efforts to: (a) make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 and Rule 144A under the Securities Act; (b) file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (c) so long as a holder owns any Registrable Securities, furnish to the holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and Rule 144A, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a holder may reasonably request in availing itself of any rule or regulation of the Securities and Exchange Commission allowing a holder to sell any such securities without registration.

        9.    Other Rights and Restrictions.

        (a)    Approval of Certain Activities.    For as long as the holders of Boise Registrable Securities own at least 33% of the shares of Common Stock of the Company issued to holders of Boise Registrable Securities as of the date hereof (determined after giving effect to the issuance of Common Stock to Boise under the Purchase Agreement and as equitably adjusted for any stock splits, stock combinations, reorganizations, exchanges, merger, recapitalizations or similar transaction after the date hereof), the Company shall not, and shall not permit any Subsidiary to, and no officer, employee or agent of the

Company or any Subsidiary of the Company shall take, any of the following actions without the affirmative written consent of the Boise Majority Holders:

            (i)  directly or indirectly declare or pay any dividends or make any distributions upon any of its capital stock (or any series or class thereof) or other equity securities, except that (a) the Company may declare and pay or make (x) dividends or distributions payable in shares of Common Stock issued ratably upon the outstanding shares of Common Stock and (y) dividends or distributions payable in cash ratably upon the outstanding shares of Common Stock and (b) any Subsidiary may declare and pay dividends or make distributions to the Company or any wholly-owned direct or indirect Subsidiary of the Company;

           (ii)  directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's or any Subsidiary's capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities) or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans, except for (a) acquisitions of capital stock pursuant to agreements or plans, including equity incentive agreements with service providers, which allow the Company to repurchase shares of Common Stock upon the termination of services or an exercise of the Company's right of first refusal upon a proposed transfer and (b) redemption, purchases or acquisitions of Common Stock offered ratably to holders of the outstanding shares of Common Stock.

          (iii)  except as expressly contemplated by this Agreement and the Purchase Agreement, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, (a) any notes or debt securities containing equity or voting features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features) or (b) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities);

          (iv)  make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of, or investments in, any Person (other than the Company or a wholly-owned direct or indirect Subsidiary of the Company) outside of the ordinary course of business, except for (i) reasonable advances to employees in the ordinary course of business, (ii) acquisitions permitted pursuant to subparagraph (viii) below, (iii) investments having a stated maturity no greater than one year from the date the Company or any Subsidiary makes such investment in (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (2) certificates of deposit of commercial banks having combined capital and surplus of at least $50 million, (3) commercial paper with a rating of at least "Prime-1" by Moody's Investors Service, Inc., or (iv) loans for acquisitions of capital stock pursuant to agreements or plans, including equity incentive agreements with service providers, which allow the Company to repurchase shares of Common Stock upon the termination of services or an exercise of the Company's right of first refusal upon a proposed transfer;

           (v)  merge or consolidate with any Person;

          (vi)  sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, more than 25% of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Company's board of directors in its reasonable good faith judgment) in any transaction or series of related transactions or sell or permanently dispose of any of its or any Subsidiary's Intellectual Property Rights (as defined in the Purchase Agreement);

         (vii)  liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

        (viii)  acquire or enter into, or permit any Subsidiary to acquire or enter into, any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), except acquisitions for purchase consideration of not more than $50,000,000 in the aggregate, or any joint venture;

          (ix)  reclassify or recapitalize any securities of the Company or any of its Subsidiaries;

           (x)  enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any line of business other than the lines of business in which those entities are currently engaged and other activities reasonably related thereto;

          (xi)  make any amendment to or rescind (including, without limitation, in each case by merger or consolidation) any provision of the certificate of incorporation, articles of incorporation, bylaws or similar organizational documents of the Company or any of its Subsidiaries, or file any resolution of the board of directors, board of managers or similar governing body with the applicable secretary of state of the state of formation of the Company or any of its Subsidiaries;

         (xii)  enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, employees, stockholders or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest, except for customary employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement or the Purchase Agreement;

        (xiii)  create, incur, guarantee, assume or suffer to exist, or permit any Subsidiary to create, incur, guarantee, assume or suffer to exist, indebtedness for borrowed money and/or capitalized lease obligations exceeding an aggregate principal amount of $50,000,000 outstanding at any time on a consolidated basis, other than pursuant to credit facilities in effect on the date of this Agreement (and refinancings thereof in an aggregate principal amount not in excess thereof) and other than for the making of capital expenditures approved by the Company's Board;

        (xiv)  issue or sell, or permit any Subsidiary to issue or sell, any shares of the capital stock, or rights to acquire shares of the capital stock, of any Subsidiary to any Person other than the Company or a wholly-owned direct or indirect Subsidiary of the Company;

         (xv)  a Sale of the Company; and/or

        (xvi)  agree to any of the foregoing.

        (b)    Affirmative Covenants.    For as long as holders of Boise Registrable Securities own at least 33% of the shares of Common Stock of the Company issued to holders of Boise Registrable Securities as of the date hereof (determined after giving effect to the issuance of Common Stock to Boise under the Purchase Agreement and as equitably adjusted for any stock splits, stock combinations, reorganizations, exchanges, merger, recapitalizations or similar transaction after the date hereof), from and after the date hereof, the Company shall unless it has received the prior written consent of Boise Majority Holders:

            (i)  at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

           (ii)  maintain and keep its material properties in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted in all material respects at all times; provided that in no event shall this Section 9(b) be deemed to require the making of capital expenditures in excess of the amount approved by the Company's Board;

          (iii)  pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid would by law become a lien, encumbrance or other restriction upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books and financial statements with respect thereto;

          (iv)  comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books and financial statements with respect thereto;

           (v)  comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the business, condition (financial or otherwise), operating results, assets, liabilities, operations, business prospects or customer, supplier or employee relations of the Company and its Subsidiaries taken as a whole;

          (vi)  apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for well-insured companies of similar size engaged in similar lines of business; and

         (vii)  maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP.

        (c)    Financial Statements and Other Information.    The Company shall deliver to each holder of Registrable Securities holding more than 5% of the Company's Common Stock:

            (i)  within 45 days after the end of each quarterly accounting period in each fiscal year, unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the preceding fiscal year, and all such items shall be prepared in accordance with GAAP and shall be certified by a senior executive officer of the Company; provided that, for as long as the Company is filing quarterly reports on From 10-Q pursuant to the Exchange Act, the Company's obligations under this clause (i) shall be deemed satisfied by timely filing of such report;

           (ii)  within 90 days after the end of each fiscal year, consolidated statements of income, cash flows and shareholders' equity of the Company and its Subsidiaries for such fiscal year, and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the preceding fiscal year, all prepared in accordance with GAAP, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion containing no material exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing, and (b) when applicable, a copy of such firm's annual management letter to the Company's Board; provided that, for as long as the Company is filing annual reports on From 10-K pursuant to the Exchange Act, the Company's obligations under this clause (ii) shall be deemed satisfied by timely filing of such report;

          (iii)  promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's and/or any of its Subsidiaries' operations or financial affairs given to the Company's Audit Committee by its independent accountants (and not otherwise contained in other materials provided hereunder);

          (iv)  not later than 45 days after the beginning of each fiscal year of the Company, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets; and

           (v)  with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this Section 9(c) may reasonably request.

Each of the financial statements referred to in subparagraphs (i) and (ii) above shall fairly present in all material respects in accordance with GAAP, the financial condition at such date and the results of operations and cash flows for such period, subject in the case of the unaudited financial statements to absence of footnote disclosure and changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, be materially adverse to the business, condition (financial or otherwise), operating results, assets, liabilities, operations, business prospects or customer, supplier or employee relations of the Company and its Subsidiaries taken as a whole).

        (d)    Inspection Rights.    The Company shall permit, upon reasonable notice and during normal business hours, any Representatives designated by Boise and each holder of Registrable Securities holding more than 5% of the Common Stock as of such date, at such holder's own expense, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by any such Person to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Person.

        (e)    Confidentiality.    To the extent that any such information made available to any holder of Boise Registrable Securities pursuant to this Section 9 (including Section 9(c)) would require disclosure under Regulation FD, such holder shall, as a condition to receiving any such information that is not otherwise publicly available, agree in writing to keep such information confidential and not disclose such information to any Person (i) unless such Person agrees to keep such information confidential or (ii) except as may be required by applicable law (including securities law). Each holder of Boise Registrable Securities party to this Agreement shall be deemed by its execution hereof to have satisfied the condition referred to in this Section 9(e). Any holder of Boise Registrable Securities may, at any time and from time to time, deliver written notice to the Company that it does not desire to receive all or any portion of any material non-public information to which it is otherwise entitled pursuant to Section 9 (without prejudice to such holder's right to receive such information in the future).

        (f)    Corporate Governance.    As long as any Boise Registrable Securities are issued and outstanding, the Company will not, without the prior written consent of the Boise Majority Holders

(which may be withhold in their sole and absolute discretion), take, or cause to be taken, directly or indirectly, any action, including making or failing to make any election under the law of any state, which has the effect, directly or indirectly, of restricting or limiting the ability of any holder of Boise Registrable Securities freely to sell, transfer, assign, pledge or otherwise dispose of shares of the Company's capital stock or would restrict or limit the rights of any transferee of any holder of Boise Registrable Securities as a holder of the Company's capital stock, other than the restrictions expressly agreed to herein by Boise which are applicable to the holders of Boise Registrable Securities. Without limiting the generality of the foregoing, the Company will not, as long as any Boise Registrable Securities are issued and outstanding, without the prior written consent of the Boise Majority Holders (which may be withhold in their sole and absolute discretion), take any action, or take any action to recommend to its stockholders any action, which would, among other things, limit the legal rights of, or deny any benefit to, any holder of Boise Registrable Securities as a stockholder of the Company either (i) solely as a result of the amount of Common Stock owned by Boise or (ii) in a manner not applicable to the Company's stockholders generally.

        (g)    Information to Competitor.    The Company may, without violation of this Section 9, refuse to provide any information or grant access to any Person that is a competitor or its Representatives to the extent it determines that provision of such information or access to such Person or its Representatives would be reasonably likely to cause economic or competitive harm to the Company or its Subsidiaries or would be reasonably likely to result in a violation of applicable law; provided that, no Person or its Representatives may be prevented from receiving such information or access as a result of the Company's determination that provision of such information or access would cause a violation of applicable securities law if such Person or its Representatives acknowledge in writing the restrictions under applicable securities law about trading on material nonpublic information.

        10.    Board Representatives.    Subject to the limitations set forth in this Section 10, the Boise Majority Holders shall have the right to designate not less than the Applicable Number of representatives for election to the Board of the Company (individually a "Boise Board Representative" and collectively the "Boise Board Representatives") and the Aldabra Majority Holders shall have the right to designate not less than the Applicable Number of representatives for election to the Board of the Company (individually an "Aldabra Board Representative" and collectively the "Aldabra Board Representatives"). The terms and conditions governing the election, term of office, filling of vacancies and other features of such directorships shall be as follows:

        (a)    Interim Appointment of Directors.    From and after the date hereof (the "Beginning Date") until the Boise Expiration Date, the Boise Majority Holders may nominate not less than the Boise Applicable Number of Boise Board Representatives to be elected to the Board. From and after the Beginning Date until the Aldabra Expiration Date, the Aldabra Majority Holders may nominate not less than the Aldabra Applicable Number of Aldabra Board Representatives to be elected to the Board. Subject only to such actions not being in violation of the fiduciary duties of members of the Company's Board to the Company, the Company shall take all action necessary such that the number of directors on the Board of the Company shall (if necessary) be increased such that the Boise Applicable Number of Boise Board Representatives and the Aldabra Applicable Number of Aldabra Board Representatives may then serve on the Board and such vacancies shall be filled by the designees of the Boise Majority Holders or the Aldabra Majority Holders, as applicable, effective as of the day following the Beginning Date (or, if later, the date that the Boise Majority Holders determine to appoint such Boise Board Representative or the date that the Aldabra Majority Holders determine to appoint such Aldabra Board Representative); provided that if the Company avoids its obligations under this sentence or this Section 10(a) because it deems such nomination to be in violation of fiduciary duties of members of the Board of the Company, the Boise Majority Holders or the Aldabra Majority Holders, as applicable, shall be entitled to appoint an alternative nominee to be a Boise Board Representative or Aldabra Board Representative, as applicable. Each Boise Board Representative and each Aldabra Board Representative appointed pursuant to this Section 10(a) shall continue to hold office until such Boise Board Representative's term or such Aldabra Board Representative's term, as applicable, expires, subject, however, to prior death, resignation, retirement, disqualification or termination of term of office as provided in this Section 10.

        (b)    Continuing Designation of Boise Board Representatives.    On and prior to the Boise Expiration Date and the Aldabra Expiration Date, as applicable, in connection with the expiration of the term of any Boise Board Representative or Aldabra Board Representative, as applicable, the Company shall, subject to the provisions of Section 10(c) and subject only to such nomination not being in violation of the fiduciary duties of members of the Board of the Company, nominate the Boise Board Representative(s) designated by the Boise Majority Holders and the Aldabra Board Representative(s) designated by the Aldabra Majority Holders for election to the Board of the Company by the holders of voting capital stock and solicit proxies from the Company's stockholders in favor of the election of such Boise Board Representative(s) and Aldabra Board Representative(s); provided that if the Company avoids its obligations under this sentence or this Section 10(b) because it deems such nomination to be in violation of fiduciary duties of members of the Board of the Company, the Boise Majority Holders shall be entitled to appoint an alternative nominee to be a Boise Board Representative and the Aldabra Majority Holders shall be entitled to appoint an alternative nominee to be an Aldabra Board Representative. Subject to the provisions of Section 10(c), the Company shall use reasonable best efforts to cause such Boise Board Representative(s) to be elected to the Board of the Company (including voting all unrestricted proxies in favor of the election of such Boise Board Representative(s) and Aldabra Board Representative(s) and including recommending approval of such Boise Board Representative(s)' appointment to the Board of the Company and such Aldabra Board Representative(s)' appointment to the Board of the Company as provided for in the Company's proxy statement) and shall not take any action which would diminish the prospects of such Boise Board Representative(s) or such Aldabra Board Representative(s) of being elected to the Board of the Company.

        (c)    Termination of Boise Board Representative Designation Rights.    The right of the Boise Majority Holders to designate a Boise Board Representative pursuant to this Section 10 shall terminate on the Boise Expiration Date. The right of the Aldabra Majority Holders to designate an Aldabra Board Representative pursuant to this Section 10 shall terminate on the Aldabra Expiration Date. If the rights of the Boise Majority Holders or the Aldabra Majority Holders, as applicable, to designate a Boise Board Representative or Aldabra Board Representative, as applicable, cease under the immediately preceding sentence, then the Company may use reasonable best efforts to effect the removal of such director.

        (d)    Resignation; Removal; and Vacancies.

          (i)    Resignation.    An elected Boise Board Representative may resign from the Company's Board at any time by giving written notice to the Company at its principal executive office. An elected Aldabra Board Representative may resign from the Company's Board at any time by giving written notice to the Company at its principal executive office. The resignation is effective without acceptance when the notice is given to the Company, unless a later effective time is specified in the notice.

          (ii)    Removal.    So long as the Boise Majority Holders or the Aldabra Majority Holders, as applicable, retain the right to designate a director pursuant to Section 10(b), the Company shall use reasonable best efforts to remove any Boise Board Representative or Aldabra Board Representative, as applicable, only if so directed in writing by the Boise Majority Holders or the Aldabra Majority Holders, as applicable.

          (iii)    Vacancies.    In the event of a vacancy on the Company's Board resulting from the death, disqualification, resignation, retirement or termination of term of office of a Boise Board

  Representative designated by the Boise Majority Holders or an Aldabra Board Representative designated by the Aldabra Majority Holders, then the Company shall use reasonable best efforts to fill such vacancy with a representative designated by Boise Majority Holders or the Aldabra Majority Holders, as applicable, as provided hereunder, in either case to serve until the next annual or special meeting of the stockholders (and at such meeting, such representative, or another representative designated by such holders, will be elected to the Company's Board in the manner set forth in the Company's Bylaws). If the Boise Majority Holders or the Aldabra Majority Holders, as applicable, fail or decline to fill the vacancy, then the directorship shall remain open until such time as the Boise Majority Holders or the Aldabra Majority Holders, as applicable, elect to fill it with a representative designated hereunder. During any such period that the Boise Majority Holders or the Aldabra Majority Holders, as applicable, are entitled to, but have failed or declined to, designate a Boise Board Representative or an Aldabra Board Representative, as applicable, the Boise Majority Holders or the Aldabra Majority Holders, as applicable, shall have the right to designate one representative to attend all Company Board meetings as a non-voting observer. The observer shall be entitled to notice of all Company Board meetings in the manner that notice is provided to members of the Board of the Company, shall be entitled to receive all materials provided to members of the Board of the Company, shall be entitled to attend (whether in person, by telephone, or otherwise) all meetings of the Board of the Company as a non-voting observer, and shall be entitled to fees and expenses paid to Boise Board Representatives pursuant to Section 1(e).

        (e)    Fees & Expenses.    Boise Board Representatives and Aldabra Board Representatives shall be entitled to fees, other compensation and reimbursement of expenses paid to members of the Company's Board who are not employees of the Company or its Subsidiaries.

        (f)    Subsidiary Boards; Committees.    Subject to applicable law and the rules of any exchange on which the Company's securities are listed, at the request of the Boise Majority Holders or the Aldabra Majority Holders, as applicable, the Company shall use reasonable best efforts to cause the Boise Board Representative(s) or the Aldabra Majority Holders, as applicable, to have proportional representation (relative to their percentage on the whole Board of the Company) on the Boards of each Subsidiary of the Company (each, a "Sub Board") and each committee of the Board and each Sub Board.

        (g)    Reporting Information.    With respect to each Boise Board Representative designated pursuant to the provisions of this Section 10, the Boise Majority Holders shall cause the Boise Board Representative to provide to the Company with all necessary assistance and information related to such Boise Board Representative that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies or otherwise, including such Person's written consent to being named in the proxy statement (if applicable) and to serving as a director if elected. With respect to each Aldabra Board Representative designated pursuant to the provisions of this Section 10, the Aldabra Majority Holders shall cause the Aldabra Board Representative to provide to the Company with all necessary assistance and information related to such Aldabra Board Representative that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies or otherwise, including such Person's written consent to being named in the proxy statement (if applicable) and to serving as a director if elected.

        11.    Special Financial Procedures, Controls, Reports and Related Matters.

        (a)    Financial Information.

            (i)  In addition to the reports and financial statements required to be delivered by the Company pursuant to this Agreement, the Company will, and will cause each of its Subsidiaries to, maintain disclosure controls and procedures and internal control over financial reporting as defined in Exchange Act Rule 13a-15, and the Company will, and will cause each of its officers to, make such disclosures and certifications as are required by the Exchange Act with respect thereto.

           (ii)  The Company will, and will cause each of its Subsidiaries to, maintain a fiscal year that commences and ends on the same calendar days as Boise's fiscal year commences and ends, and to maintain monthly and quarterly accounting periods that commence and end on the same calendar days as Boise's monthly and quarterly accounting periods commence and end;

          (iii)  While the provisions of this Section 11 are applicable, no later than ten (10) calendar days after the end of each of the Company's monthly accounting periods following the date hereof, the Company will deliver to Boise such financial information for such period as is reasonably necessary such that Boise may report its equity in earnings from the Company and its Subsidiaries for such period and such other financial information that Boise may reasonably request in connection with its preparation of financial statements and notes to financial statements for such period;

          (iv)  Notwithstanding any time periods to the contrary in Section 9(c), while the provisions of this Section 11 are applicable, as soon as practicable after the end of each of the Company's fiscal quarters following the date hereof, the Company will deliver to Boise the financial statements specified in Section 9(c)(i) for such period, in each case in such format and detail as Boise may request. In any event no later than the earlier of (x) ten (10) Business Days prior to the date on which the Company is required to file a Form 10-Q or other document containing Quarterly Financial Statements with the Securities and Exchange Commission for each of the Company's first three fiscal quarters in each fiscal year and (y) ten (10) Business Days prior to the date on which Boise has notified the Company that Boise intends to file its Form 10-Q or other document containing Quarterly Financial Statements with the Securities and Exchange Commission, the Company will deliver to Boise drafts of the following:

    (A)
    the consolidated financial statements of the Company and its Subsidiaries (and notes thereto) for such periods and for the period from the beginning of the current fiscal year to the end of such quarter, setting forth in each case in comparative form for each such fiscal quarter of the Company the consolidated figures (and notes thereto) for the corresponding quarter and periods of the previous fiscal year and all in reasonable detail and prepared in accordance with Article 10 of Regulation S-X and GAAP, and

    (B)
    a discussion and analysis by the Company's management of the Company's and its Subsidiaries' financial condition and results of operations for such fiscal period, including, without limitation, an explanation of any material period-to-period change and any off-balance sheet transactions, all in reasonable detail and prepared in accordance with Item 303(b) and 305 of Regulation S-K.

The information set forth in (A) and (B) above is referred to in this Agreement as the "Quarterly Financial Statements" and a draft of the Company's report on Form 10-Q containing the above-referenced information for such quarter delivered when required by this clause (iv) shall be deemed to satisfy the requirements of this clause (iv). No later than the earlier of (x) three (3) Business Days prior to the date the Company publicly files the Quarterly Financial Statements with the Securities and Exchange Commission or otherwise makes such Quarterly Financial Statements publicly available or (y) three (3) Business Days prior to the date on which Boise has notified the Company that Boise intends to file Boise's quarterly financial statements with the Securities and Exchange Commission, the Company will deliver to Boise the final form of its quarterly report on Form 10-Q and certifications thereof by the Company's principal executive and financial officers in substantially the forms required under Securities and Exchange Commission rules for periodic reports and in form and substance reasonably satisfactory to Boise; provided, however, that the Company may continue to revise such quarterly report on Form 10-Q prior to the filing thereof in order to make corrections and changes which corrections and changes will be delivered by the Company to Boise as soon as practicable.

Notwithstanding anything to the contrary in this Section 11(a)(iv), the Company will use its reasonable best efforts to file its quarterly report on Form 10-Q with the Securities and Exchange Commission on the same date that Boise files Boise's quarterly financial statements with the Securities and Exchange Commission unless otherwise required by applicable law or as otherwise reasonably agreed between the parties after due consideration to, among other things, the securities law implications of filing on different dates.

           (v)  As soon as practicable, and in any event no later than:

    (A)
    the earlier of (x) ten (10) Business Days prior to the date on which the Company is required to file a Form 10-K or other document containing its Annual Financial Statements with the Securities and Exchange Commission and (y) ten (10) Business Days prior to the date on which Boise has notified the Company that Boise intends to file its Form 10-K or other document containing annual financial statements with the Securities and Exchange Commission, the Company will deliver to Boise (A) any financial and other information and data with respect to the Company and its Subsidiaries and their business, properties, financial position, results of operations and prospects as is reasonably requested by Boise in connection with the preparation of Boise's financial statements and annual report on Form 10-K and (B) a discussion and analysis by the Company's management of the Company and its Subsidiaries' financial condition and results of operations for such year, including, without limitation, an explanation of any material period-to-period change and any off-balance sheet transactions, all in reasonable detail and prepared in accordance with Items 303(a) and 305 of Regulation S-K; and

    (B)
    the earlier of (x) ten (10) Business Days prior to the date on which the Company is required to file a Form 10-K or other document containing its Annual Financial Statements with the Securities and Exchange Commission and (y) ten (10) Business Days prior to the date on which Boise has notified the Company that Boise intends to file its Form 10-K or other document containing annual financial statements with the Securities and Exchange Commission, the Company will deliver to Boise, drafts of the consolidated financial statements of the Company and its Subsidiaries (and notes thereto) for such year, setting forth in each case in comparative form the consolidated figures (and notes thereto) for the previous fiscal years and all in reasonable detail and prepared in accordance with Regulation S-X and GAAP.

The information set forth in (A) and (B) above is referred to in this Agreement as the "Annual Financial Statements" and a draft of the Company's report on Form 10-K containing the above-referenced information for such annual period delivered when required by this clause (v) shall be deemed to satisfy the requirements of this clause (v). The Company will deliver to Boise all revisions to such drafts as soon as any such revisions are prepared or made. No later than the earlier of (A) five Business Days prior to the date the Company publicly files the annual report on Form 10-K with the Securities and Exchange Commission or otherwise makes such annual report on Form 10-K publicly available or (B) five Business Days prior to the date on which Boise has notified the Company that Boise (and/or any Person affiliated with Boise) intends to file the Boise Annual Financial Statements (as defined below) with the Securities and Exchange Commission, the Company will deliver to Boise the final form of its annual report on Form 10-K and certifications thereof by the Company's principal executive and financial officers in substantially the forms required under Securities and Exchange Commission rules for periodic reports and in form and substance reasonably satisfactory to Boise; provided, however, that the Company may continue to revise such annual report on Form 10-K prior to the filing thereof in order to make corrections and changes which corrections and changes will be delivered by the Company to Boise as soon as practicable. In any event, the Company will deliver to Boise, no later than three days prior to the date on which Boise has notified the Company that Boise intends to file the Boise Annual Financial Statements with the Securities and Exchange Commission, the final form of the annual report on Form 10-K accompanied by an opinion on the annual financial statements included therein by the Company's independent certified public accountants. Notwithstanding anything to the contrary in this Section 11(a)(v), the Company will use its reasonable best efforts to file its Annual Financial Statements with the Securities and Exchange Commission on the same date that Boise files the Boise Annual Financial Statements with the Securities and Exchange Commission unless otherwise required by applicable law or as otherwise reasonably agreed between the parties after due consideration to, among other things, the securities law implications of filing on different dates.

           (v)  With reasonable promptness, the Company and its Subsidiaries will deliver to Boise such additional audited and unaudited financial statements, financial and other information and data with respect to the Company and its Subsidiaries and their business, properties, financial positions, results of operations and prospects as from time to time may be reasonably requested by Boise, including such financial information and comfort letters as may be requested or required in connection with the sale or registration of securities by Boise. Without limiting the generality of the foregoing, the Company and its Subsidiaries shall make available to Boise and its Representatives reasonable access to the books and records of the Company and its Subsidiaries with respect to, or as may be necessary to prepare audited financial statements and/or financial statements compliant with Regulations S-X and S-K for, the Company and its Subsidiaries. Seller understands that, from time to time, Boise and its Affiliates may do one or more financings and/or securities law filings for which financial information with respect to the Company and its Subsidiaries will be reported. The Company and its Subsidiaries shall provide Boise and its representatives with such financial information as may be reasonably requested by Boise and its representatives as promptly as practicable after the request therefor and enter into and deliver such management representation letters and cold comfort letters with respect to such financial information as may be reasonably requested by Boise and its Affiliates in order to complete their financings and/or filings and/or as otherwise may be necessary for Boise and its Affiliates to prepare audited financial statements and/or financial statements prepared in accordance with Regulations S-X and S-K.

        (b)    Cooperation on Boise Filings.

            (i)  The Company will cooperate fully, and cause its auditors and other Representatives to cooperate fully, with Boise to the extent requested by Boise in the preparation of Boise's public earnings or other press releases, Quarterly Reports on Form 10-Q, Annual Reports to Stockholders, Annual Reports on Form 10-K, any Current Reports on Form 8-K and any other proxy, information and registration statements, reports, notices, prospectuses and any other filings made by Boise with the Securities and Exchange Commission, any national securities exchange or otherwise made publicly available (collectively, the "Boise Public Filings").

           (ii)  The Company agrees to provide to Boise all information that Boise reasonably requests in connection with any Boise Public Filings or that, in the judgment of Boise's legal advisors, is required to be disclosed or incorporated by reference therein under any law, rule or regulation. The Company will provide such information in a timely manner on the dates requested by Boise (which may be earlier than the dates on which the Company otherwise would be required hereunder to have such information available) to enable Boise to prepare, print and release all Boise Public Filings on such dates as Boise will determine but in no event later than as required by applicable law. The Company will use its reasonable best efforts to cause the Company's auditors and other Representatives to consent to any reference to them as experts in any Boise Public Filings required under any law, rule or regulation and to provide their consent to the incorporation of their reports in Boise Public Filings.

          (iii)  If and to the extent requested by Boise, the Company diligently and promptly will review all drafts of such Boise Public Filings and prepare in a diligent and timely fashion any portion of such Boise Public Filing pertaining to the Company.

          (iv)  Prior to any printing or public release of any Boise Public Filing, an appropriate executive officer of the Company will, if requested by Boise, certify that the information relating to any the Company and/or any of its Subsidiaries and/or any of their respective businesses in such Boise Public Filing is accurate, true, complete and correct in all material respects.

        (c)    Auditors and Audits; Annual Financial Statements and Accounting.

            (i)  Unless required by law, the Company will not select a different accounting firm than KPMG LLC (or its affiliate accounting firms) to serve as its (and the Company's Affiliates') independent certified public accountants (the "Company's Auditors") without Boise's prior written consent (which will not be unreasonably withheld); provided that nothing herein shall prevent a change in the Company' Auditors to the extent that the Company's Board or its audit committee determines that a change is reasonably necessary in order for the members thereof to comply with their fiduciary duties..

           (ii)  The Company will provide to Boise on a timely basis all information that Boise reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of the Boise Annual Financial Statements in accordance with Sections 11(a) through (f) hereof and as required by applicable law. Without limiting the generality of the foregoing, the Company will provide all required financial information with respect to the Company and its Subsidiaries to the Company's Auditors in a sufficient and reasonable time and in sufficient detail to permit the Company's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to Boise's Auditors with respect to information to be included or contained in the Boise Annual Financial Statements.

          (iii)  The Company will authorize the Company's Auditors to make available to Boise's Auditors both the personnel who performed, or are performing, the annual audit of the Company and work papers related to the annual audit of the Company, in all cases within a reasonable time prior to the Company's Auditors' opinion date, so that Boise's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of the Company's Auditors as it relates to Boise's Auditors' report on Boise's statements, all within sufficient time to enable Boise to meet its timetable for the printing, filing and public dissemination of the Boise Annual Financial Statements.

          (iv)  If Boise determines in good faith that there may be some inaccuracy in the financial statements of the Company or any its Subsidiaries or deficiency in such Person's internal accounting controls or operations that could materially impact Boise's financial statements, at Boise's request, the Company will provide Boise's internal auditors with access to the books and records of the Company and its Subsidiaries so that Boise may conduct reasonable audits relating to the financial statements provided by the Company under this Agreement as well as to the internal accounting controls and operations of the Company and its Subsidiaries.

        (d)    Notice of Changes.    Subject to Section 9(a) and Section 11(c), the Company will give Boise as much prior notice as reasonably practicable of any proposed determination of, or any significant changes in, the Company's accounting estimates or accounting principles with respect to the Business from those in effect with respect to the Business as of immediately prior to the Closing. The Company will consult with Boise and, if requested by Boise, the Company will consult with Boise's Auditors with respect thereto. The Company will not make any such determination or changes without Boise's prior written consent (not to be unreasonably withheld) if such a determination or a change would be sufficiently material to be required to be disclosed in the Company's or Boise's financial statements as filed with the Securities and Exchange Commission or otherwise publicly disclosed therein; provided that nothing herein shall limit the right of the Company's Board or its audit committee to make such a determination or change to the extent it determines is reasonably necessary in order for its members to comply with their fiduciary duties.

        (e)    Special Reports of Deficiencies or Violations.    The Company will report in reasonable detail to Boise the following events or circumstances promptly after any executive officer of the Company or any member of the Company's Board becomes aware of such matter:

            (i)  all material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information;

           (ii)  any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting;

          (iii)  any illegal act within the meaning of Section 10A(b) and (f) of the Exchange Act; and

          (iv)  any report of a material violation of law that an attorney representing the Company and/or any of its Subsidiaries / Affiliates has formally made to any officers or directors of the Company pursuant to the Securities and Exchange Commission's attorney conduct rules (17 C.F.R. Part 205).

        (f)    Applicability of Section 11.    The provisions of this Section 11 shall apply during any and each period(s) in which Boise and/or any Person (including any member of the Boise Group) affiliated with Boise (in Boise's good faith determination) is required to consolidate the results of operations and financial position of the Company and/or any of its Subsidiaries or to account for its investment in the Company under the equity method of accounting (determined in accordance with GAAP and consistent with the Securities and Exchange Commission reporting requirements). Without limiting the generality of the foregoing, but for the avoidance of doubt, in the event that Boise is not filing periodic reports with the Securities and Exchange Commission, Boise may waive any of the requirements of this Section 11 without prejudice to its rights to receive such information (including with respect to periods previously waived) at a time in the future in the event that Boise subsequently is required to file periodic reports with the Securities and Exchange Commission. In no event shall the provisions of this Section 11 be deemed to apply to accounting judgments made by the Company in connection with the working capital adjustment contemplated by the Purchase Agreement.

        12.    Definitions.

        "Affiliate" means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the party specified (it being understood and agree that from and after the Closing, for purposes of this Agreement, none of the Company or any of its Subsidiaries shall be deemed to be an Affiliate of Boise or any of its Affiliates).

        "Aldabra Applicable Number" means such number of directors of the Company which, as a percentage of all directors of the Company, when rounded up most closely approximates (but is not less than) the percentage of voting power represented by the shares of capital stock of the Company held by holders of Aldabra Registrable Securities.

        "Aldabra Expiration Date" means the first date that the aggregate voting power of capital stock of the Company owned by holders of Aldabra Registrable Securities represents less than 5% of the voting power of all capital stock of the Company.

        "Aldabra Majority Holders" means, at any time, the holders of a majority of the Aldabra Registrable Securities then outstanding.

        "Aldabra Registrable Securities" means, without duplication, (i) any shares of Common Stock held by any Aldabra Shareholder on the date hereof, (ii) if such Aldabra Shareholder otherwise holds Aldabra Registrable Securities as of the date of such acquisition, any other shares of Common Stock of the Company acquired by any Aldabra Shareholder after the date hereof, (iii) any shares of Common Stock issued upon exercise of any warrants outstanding on the date hereof held by any Aldabra Shareholder exercisable for shares of Common Stock, (iv) any Common Stock issued or issuable with respect to the securities referred to in clauses (i), (ii) and (iii) by way of a stock dividend or stock split or stock conversion or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (v) any warrants outstanding on the date hereof held by any Aldabra Shareholder exercisable for shares of Common Stock (except that, in the case of (1) any Demand Registration made by the Aldabra Majority Holders other than a Demand Registration made by the Aldabra Majority Holders in which such holders request registration of the warrants outstanding on the date hereof which are held by the Aldabra Shareholders, (2) any Demand Registration made by the Boise Majority Holders, (3) any Piggyback Registration and/or (4) any Secondary Registration, any and all such warrants shall not be entitled to be included in any such registration (and shall be disregarded for purposes of determining the number of Registrable Securities any Aldabra Shareholder may otherwise be entitled to include in such registration, except to the extent provided in the last sentence of this definition)). For the avoidance of doubt, as to any particular Aldabra Registrable Securities, such securities shall cease to be Aldabra Registrable Securities when they have been distributed to the public pursuant to a offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary. For purposes of this Agreement, a Person shall be deemed to be a holder of Aldabra Registrable Securities whenever such Person has the right to acquire such Aldabra Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected; provided that such right must be converted or exercised and the Aldabra Registrable Securities acquired not later than immediately prior to the initial closing of an offering in which the Aldabra Registrable Securities issuable upon exchange or conversion of such rights are to be included (although such conversion or exercise may be conditioned upon the occurrence of such closing).

        "Board" means (i) in the case of a Person that is a limited liability company, the managers authorized to act therefor (or, if the limited liability company has no managers, the members), (ii) in the case of a Person that is a corporation, the board of directors of such Person or any committee authorized to act therefor, (iii) in the case of a Person that is a limited partnership, the board of directors of its corporate general partner (or, if the general partner is itself a limited partnership, the board of directors of such general partner's corporate general partner) and (iv) in the case of any other Person, the board of directors, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of such Person; provided that, in each case, the "Board" shall be deemed to include any duly authorized committee thereof that is authorized to take the action in question.

        "Boise Applicable Number" means such number of directors of the Company which, as a percentage of all directors of the Company, when rounded up most closely approximates (but is not less than) the percentage of voting power represented by the shares of capital stock of the Company held by holders of Boise Registrable Securities.

        "Boise Expiration Date" means the first date that the aggregate voting power of capital stock of the Company owned by holders of Boise Registrable Securities represents less than 5% of the voting power of all capital stock of the Company.

        "Boise Group" means Boise and each Person (other than any member of the Company Group) that is an Affiliate of Boise immediately after the Closing Date.

        "Boise Majority Holders" means, at any time, the holders of at least a majority of the Boise Registrable Securities then outstanding.

        "Boise Registrable Securities" means (i) any shares of Common Stock originally issued to Boise pursuant to the Purchase Agreement, (ii) if such holder of Boise Registrable Securities otherwise holds Boise Registrable Securities as of the date of such acquisition, any other shares of Common Stock of the Company acquired by such holder of Boise Registrable Securities after the date hereof and (iii) any securities of the Company issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) and (ii) foregoing by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Boise Registrable Securities, such securities shall cease to be Boise Registrable Securities when they have been distributed to the public pursuant to a offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary. For purposes of this Agreement, a Person shall be deemed to be a holder of Boise Registrable Securities whenever such Person has the right to acquire such Boise Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected; provided that such right must be converted or exercised and the Boise Registrable Securities acquired not later than immediately prior to the initial closing of an offering in which the Boise Registrable Securities issuable upon exchange or conversion of such rights are to be included (although such conversion or exercise may be conditioned upon the occurrence of such closing).

        "Business Day" has the meaning given to such term in the Purchase Agreement.

        "Certificate of Incorporation" means the Company's Certificate of Incorporation, including any certificate of designations relating to any series of Preferred Stock (as amended or amended and restated from time to time).

        "Closing" has the meaning given to such term in the Purchase Agreement.

        "Closing Date" has the meaning given to such term in the Purchase Agreement.

        "Common Stock" means the Company's Common Stock, par value $0.0001 per share.

        "Company Group" means the Company, each Subsidiary of the Company Group immediately after the Closing Date, and each other Person that is controlled directly or indirectly by the Company immediately after the Closing Date.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Family Group" means a Person's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of the Person and/or the Person's spouse and/or descendants.

        "Free Writing Prospectus" means a free-writing prospectus, as defined in Rule 405 of the Securities Act.

        "GAAP" means U.S. generally accepted accounting principles, consistently applied.

        "Group" means either the Company Group or the Boise Group, as the context requires.

        "Independent Third Party" means any Person who, immediately prior to the contemplated transaction does not own directly or indirectly in excess of 5% of the Company's voting capital stock on a fully-diluted basis (a "Non-Independent Owner"), who does not control, is not controlled by or under common control with any such Non-Independent Owner and who is not the spouse or descendent (by birth or adoption) of any such Non-Independent Owner or a trust for the benefit of such Non-Independent Owner and/or such other Persons.

        "MDCP IV" means Madison Dearborn Capital Partners IV, L.P.

        "Other Registrable Securities" means (i) any shares of Common Stock issued to a Person that becomes party to this Agreement after the date hereof in accordance with Section 14(e), and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or stock conversion or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Other Registrable Securities, such securities shall cease to be Other Registrable Securities when they have been distributed to the public pursuant to a offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary. For purposes of this Agreement, a Person shall be deemed to be a holder of Other Registrable Securities whenever such Person has the right to acquire such Other Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected; provided that such right must be converted or exercised and the Other Registrable Securities acquired not later than immediately prior to the initial closing of an offering in which the Other Registrable Securities issuable upon exchange or conversion of such rights are to be included (although such conversion or exercise may be conditioned upon the occurrence of such closing).

        "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        "Registrable Securities" means Aldabra Registrable Securities, Boise Registrable Securities and Other Registrable Securities.

        "Representative" means, with respect to any Person, any of such Person's directors, officers, employees, agents, consultants, advisors, accountants or attorneys.

        "Restricted Securities" means (i) the Common Stock, and (ii) any securities issued with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and any warrants exercisable for Common Stock outstanding on the date hereof that are not freely tradable under applicable law and regulation. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in this Agreement.

        "Revised Pro Rata Share" means, for each holder, a fraction, (x) the numerator of which equals the difference between (i) the product of (a) the percentage of Registrable Securities owned by such holder (as a percentage of all Registrable Securities and, in the event that the Prior Registration was a Secondary Registration, other securities then outstanding) immediately prior to the Prior Registration multiplied by (b) the sum of (A) the aggregate number of Registrable Securities (and, in the event that the Prior Registration was a Secondary Registration, other securities) included in the Prior Registration plus (B) the aggregate number of Registrable Securities (and, in the event such registration is to be a Secondary Registration, other securities) to be included in the Demand Registration or Piggyback Registration in question minus (ii) the aggregate number of Registrable Securities sold by such holder in the Prior Registration and (y) the denominator of which is the number of Registrable Securities

(and, in the event that the Prior Registration was a Secondary Registration, other securities) to be included in such Demand Registration or Piggyback Registration.

        "Sale of the Company" means the sale of the Company (however structured) to an Independent Third Party or group of Independent Third Parties acting in concert pursuant to which such party or parties acquire (i) equity securities of the Company that, directly or indirectly through one or more intermediaries, have more than 50% of the ordinary voting power then outstanding to elect a majority of the Company's board of directors or (ii) all or substantially all of the Company's assets determined on a consolidated basis (in either case, whether by merger, consolidation, sale or transfer of the Company's or any Subsidiary's equity securities, sale or transfer of the Company's consolidated assets, or other reorganization).

        "Securities Act" means the Securities Act of 1933, as amended.

        "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

        "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

        13.    Transfer of Restricted Securities.

        (a)    General Provisions.    In addition to any other restrictions on transfer to which such shares may be subject, Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in Section 13(b) below, any other legally available means of transfer.

        (b)    Opinion Delivery.    In connection with the transfer of any Restricted Securities (other than a transfer described in Section 13(a)(i) or (ii) above), upon the request of the Company, the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis LLP or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis LLP or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 13(c). If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 13.

        (c)    Legend.    Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN INVESTOR RIGHTS AGREEMENT BETWEEN THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS DATED AS OF [                        ], 200  , AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

        (d)    Legend Removal.    If any Restricted Securities become eligible for sale without restriction pursuant to Rule 144, the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in Section 13(c) from the certificates for such Restricted Securities.

        14.    Miscellaneous.

        (a)    Counterparts.    This Agreement may be executed simultaneously in two or more counterparts (including by facsimile or electronic transmission), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

        (b)    Descriptive Headings.    The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        (c)    Remedies.    Any Person having rights under any provision of this Agreement shall be entitled to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law (including in the case of injunctive relief, without a requirement of posting a bond).

        (d)    Amendments and Waivers.    Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and Boise Majority Holders; provided that if any such amendment or waiver would adversely affect in any material manner the rights of any holders of Registrable Securities relative to other holders of Registrable Securities similarly situated with respect to such rights under this Agreement, such amendment or waiver must be approved in writing by the holders of a majority of such Registrable Securities so adversely affected.

        (e)    Additional Parties.    Except as otherwise described below, the Board of the Company shall be entitled, but not obligated, to allow any purchaser of Common Stock from the Company (or securities or rights convertible or exercisable into Common Stock) other than a transferee of Boise Registrable Securities or Aldabra Registrable Securities (which Transferees shall become holders of New Boise Registrable Securities or Aldabra Registrable Securities, as applicable, and such transferees shall be required to execute a counterpart to this Agreement and become a party hereto as a condition to such transferee's receipt of such securities), to execute a counterpart to this Agreement and become a party hereto (each, an "Other Investor"), in which case the Common Stock issued or issuable to any such Other Investor shall, except if such Other Investor holds securities that meet the definition of "Boise Registrable Securities" or "Aldabra Registrable Securities" be deemed "Other Registrable Securities" for purposes of this Agreement. Except as set forth in this Section 14(e), the Company will not grant to any other Persons any registration rights (other than Piggyback Registration Rights in accordance with this Agreement) without the prior written consent of holders of a majority of the Registrable Securities then outstanding.

        (f)    Successors and Assigns.    All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the purchasers or holders of any type of Registrable Securities are, except as otherwise described herein, also for the benefit of, and enforceable by, any subsequent holder of such type of Registrable Securities (e.g., any subsequent purchaser of Boise Registrable Securities or Aldabra Registrable Securities, as the case may be, shall, except as otherwise described herein, have the rights of a holder of Boise Registrable Securities or Aldabra Registrable Securities, respectively). Furthermore, Boise may assign in writing, without the consent of any other party hereto, any rights specific to Boise hereunder in whole or in part to any transferee of Boise Registrable Securities. Nothing herein shall limit the right of Boise or its shareholders to distribute or otherwise transfer any Boise Registrable Securities hereunder to its direct and indirect members, subject to such conditions as may be imposed by Boise with respect thereto; provided that, upon any distribution by OfficeMax, Inc. to its shareholders, Forest Products Holdings, L.L.C. to its members or MDCP IV to its partners of any Boise Registrable Securities, such distributing party may, with effect immediately prior to such distribution, by written notice to the Company terminate the rights and obligations of each distributee of such Registrable Securities that will (together with its Affiliates), after giving effect to such distribution, hold less than 10% of the Company's Common Stock on a fully-diluted basis and is not otherwise an officer, director or employee of the Company. Notwithstanding anything herein to the contrary, in order to obtain any benefits of this Agreement, any subsequent holder of Registrable Securities or any assignee of Boise must execute a counterpart to this Agreement in form and substance satisfactory to the Company, thereby agreeing to be bound the terms hereof.

        (g)    Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

        (h)    Governing Law.    The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply. Whenever used herein, "including" means "including, without limitation."

        (i)    Notices.    All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to a particular holder of Registrable Securities at the address indicated on the books and records of the Company and to the Company at its principal executive office (to the attention of the Company's president) or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

        (j)    Entire Agreement.    Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way (including that certain Registration Rights Agreement, dated as of June 19, 2007, by and among the Company and certain of its stockholders, which is hereby terminated in its entirety).

        (k)    References to Equity Securities.    Whenever there is a reference to any series, class or type of equity securities (e.g., Common Stock), such reference shall include a reference to any equity securities issued to the holder thereof in respect of such securities in any merger, consolidation, recapitalization, restructuring, exchange, conversion, stock spilt, stock combination or other transaction.

        * * * * *

ALDABRA 2 ACQUISITION CORP.
540 Madison Avenue, 17th Floor
New York, New York 10022

PROXY FOR A SPECIAL MEETING OF STOCKHOLDERS
                        , 200

This proxy is solicited on behalf of the board of directors for the special meeting on                        , 200    .

        The undersigned hereby appoints Nathan Leight and Jason Weiss, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all of the common shares of Aldabra 2 Acquisition Corp. ("Aldabra"), held of record by the undersigned at the close of business on January 16, 2008, at the special meeting of stockholders to be held at Kramer Levin Naftalis & Frankel LLP, located at 1177 Avenue of the Americas, New York, NY 10036, at 10:00 a.m. Eastern Standard time on                              , 200    , and at any adjournment or postponement thereof (the "Special Meeting"), upon all subjects that may properly come before the Special Meeting, including the matters described in the proxy statement, and in accordance with the instructions given by the undersigned on the reverse side of this proxy card. In the event that any other matter may properly come before the Special Meeting, or any adjournment or postponement thereof, the proxies are each authorized to vote such matter in his or her discretion. The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of the Notice of Special Meeting of Stockholders and the proxy statement/prospectus relating to the Special Meeting.

        The shares represented by this proxy card (the "Shares") shall be voted in accordance with the instructions given by the undersigned if the card is signed and returned. If this card is signed and returned without instructions, the Shares shall be voted in favor of all proposals. In either case, each of the proxies is authorized to vote the Shares in his or her discretion on any other matter that may properly come before the Special Meeting. If the undersigned does not vote by telephone, or sign and return a proxy card or attend the Special Meeting and vote by ballot, the Shares will not be voted.

Please mark your choices, and sign the other side of the proxy card and return it promptly in the enclosed postage-paid envelope to Aldabra 2 Acquisition Corp., c/o Terrapin Partners LLC, 540 Madison Avenue, 17th Floor, New York, New York 10022.

Aldabra directors recommend a vote "FOR" all proposals.

		FOR	AGAINST	ABSTAIN
Proposal 1	Adopt the Purchase and Sale Agreement, dated as of September 7, 2007, by and among Boise Cascade, L.L.C., Boise Paper Holdings, L.L.C., Boise White Paper, L.L.C., Boise Packaging & Newsprint, L.L.C., Boise Cascade Transportation Holdings Corp., Aldabra and Aldabra Sub LLC (the "purchase agreement"), and to approve the transactions contemplated by the purchase agreement (the "Acquisition") (the proposal relating to the purchase agreement and the contemplated Acquisition, the "Acquisition proposal").	☐	☐	☐

EXERCISE CONVERSION RIGHTS:

If you both (i) voted "AGAINST" Proposal 1 and (ii) hold shares of Aldabra common stock issued in its initial public offering, you may exercise your conversion rights and demand that Aldabra convert your shares of common stock into a pro rata portion of the trust account by marking the "Exercise Conversion Rights" box to the right. If you exercise your conversion rights, then you will be exchanging your shares of Aldabra common stock for cash, and you will no longer own these shares. You will only be entitled to receive cash for these shares if the Acquisition is completed and you continue to hold these shares through the closing of the Acquisition. Do not mail your stock certificates with your proxy. If you elect conversion, you will receive instructions on how to return your stock certificates.	☐

		FOR	AGAINST	ABSTAIN
Proposal 2	Adopt a certificate of amendment to Aldabra's existing amended and restated certificate of incorporation (the "charter") to increase the number of authorized shares of Aldabra common stock from 100,000,000 to 250,000,000, par value $0.0001 per share, to satisfy Aldabra's obligations under the purchase agreement regarding the issuance of Aldabra common stock (the "closing charter amendment proposal").	☐	☐	☐

		FOR	AGAINST	ABSTAIN
Proposal 3	Adopt an amended and restated charter, immediately following the closing of the Acquisition, to, among other things, change Aldabra's name to "Boise Inc.," delete certain provisions that relate to Aldabra as a blank check company and create perpetual corporate existence (the "amended and restated charter proposal").	☐	☐	☐

		FOR	WITHHOLD
Proposal 4	To elect nine members of the board of directors to serve on the Boise Inc. board of directors from the completion of the Acquisition until their successors are duly elected and qualified:
	Carl A. Albert	☐	☐
	Zaid F. Alsikafi	☐	☐
	Jonathan W. Berger	☐	☐
	Jack Goldman	☐	☐
	Nathan D. Leight	☐	☐
	Thomas S. Souleles	☐	☐
	W. Thomas Stephens	☐	☐
	Alexander Toeldte	☐	☐

2

Jason G. Weiss	☐	☐

		FOR	AGAINST	ABSTAIN
Proposal 5	Adopt the 2008 Boise Inc. Incentive and Performance Plan (the "Incentive Plan proposal").	☐	☐	☐

		FOR	AGAINST	ABSTAIN
Proposal 6	Adopt an adjournment proposal to authorize the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes at the time of the special meeting to adopt the Acquisition proposal, the closing charter amendment proposal, the amended and restated charter proposal and/or the Incentive Plan proposal.	☐	☐	☐
MARK HERE FOR ADDRESS CHANGE AND IF APPLICABLE, SPECIFY NEW ADDRESS BELOW:	☐

        Your signature is required if you are using this proxy card to vote your Shares. When Shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If the signer is a corporation, please sign the full corporate name by duly authorized officer, giving the full title as such. If signer is a partnership, please sign in partnership name by authorized person. If you attend the Special Meeting in person and decide to vote by ballot, such vote will supersede this proxy.

Date: , 200

Name of Stockholder	Signature of Stockholder
Date: , 200

Name of Stockholder (if held jointly)	Signature of Stockholder (if held jointly)

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QuickLinks

SUMMARY OF THE PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PROPOSALS
SELECTED HISTORICAL FINANCIAL INFORMATION OF ALDABRA
SELECTED HISTORICAL FINANCIAL INFORMATION OF BOISE PAPER PRODUCTS
SELECTED UNAUDITED PRO FORMA FINANCIAL INFORMATION
COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE INFORMATION
RISK FACTORS
Risks Related to BPP's Business
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
THE SPECIAL MEETING
PROPOSAL I—THE ACQUISITION PROPOSAL
THE HOULIHAN LOKEY FAIRNESS OPINION
INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION
THE PURCHASE AGREEMENT
ACQUISITION FINANCING
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
PROPOSAL II—CLOSING CHARTER AMENDMENT
PROPOSAL III—AMENDED AND RESTATED CHARTER
PROPOSAL IV—ELECTION OF DIRECTORS
PROPOSAL V—INCENTIVE PLAN
PROPOSAL VI—ADJOURNMENT PROPOSAL
INFORMATION ABOUT ALDABRA
ALDABRA MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
INFORMATION ABOUT BOISE PAPER PRODUCTS
BOISE PAPER PRODUCTS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
MANAGEMENT FOLLOWING THE ACQUISITION
COMPENSATION DISCUSSION AND ANALYSIS
Index to Financial Statements
ALDABRA 2 ACQUISITION CORP. (A CORPORATION IN THE DEVELOPMENT STAGE) CONDENSED BALANCE SHEET (unaudited)
ALDABRA 2 ACQUISITION CORP. (A CORPORATION IN THE DEVELOPMENT STAGE) CONDENSED STATEMENTS OF INCOME (unaudited)
ALDABRA 2 ACQUISITION CORP. (A CORPORATION IN THE DEVELOPMENT STAGE) CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY (unaudited)
ALDABRA 2 ACQUISITION CORP. (A CORPORATION IN THE DEVELOPMENT STAGE) CONDENSED STATEMENT OF CASH FLOWS (unaudited)
ALDABRA 2 ACQUISITION CORP. NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ALDABRA 2 ACQUISITION CORP. (A CORPORATION IN THE DEVELOPMENT STAGE) BALANCE SHEET
ALDABRA 2 ACQUISITION CORP. (A CORPORATION IN THE DEVELOPMENT STAGE) STATEMENT OF OPERATIONS
ALDABRA 2 ACQUISITION CORP. (A CORPORATION IN THE DEVELOPMENT STAGE) STATEMENT OF STOCKHOLDERS' EQUITY For the period February 1, 2007 (inception) to February 28, 2007
ALDABRA 2 ACQUISITION CORP. (A CORPORATION IN THE DEVELOPMENT STAGE) STATEMENT OF CASH FLOWS
ALDABRA 2 ACQUISITION CORP. (A CORPORATION IN THE DEVELOPMENT STAGE) NOTES TO FINANCIAL STATEMENTS
Boise Paper Products Consolidated Statements of Income (unaudited)
Boise Paper Products Consolidated Balance Sheets (unaudited)
Boise Paper Products Consolidated Statements of Capital (unaudited)
Boise Paper Products Consolidated Statements of Cash Flows (unaudited)
Boise Paper Products Notes to Unaudited Quarterly Consolidated Financial Statements
Boise Paper Products Consolidated Statements of Income (Loss)
Boise Paper Products Consolidated Balance Sheets
Boise Paper Products Consolidated Statements of Cash Flows
Boise Paper Products Consolidated Statements of Capital
Boise Paper Products Notes to Consolidated Financial Statements
Independent Auditors' Report
PURCHASE AND SALE AGREEMENT by and among BOISE CASCADE, L.L.C., BOISE PAPER HOLDINGS, L.L.C., BOISE WHITE PAPER, L.L.C., BOISE PACKAGING & NEWSPRINT, L.L.C., BOISE CASCADE TRANSPORTATION HOLDINGS CORP., ALDABRA 2 ACQUISITION CORP., and ALDABRA SUB LLC SEPTEMBER 7, 2007

PURCHASE AND SALE AGREEMENT
ARTICLE 1 CONTRIBUTION; PURCHASE AND SALE
ARTICLE 2 CONDITIONS TO CLOSING
ARTICLE 3 CERTAIN COVENANTS
ARTICLE 4 REPRESENTATIONS AND WARRANTIES REGARDING THE PAPER GROUP
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF SELLER
ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF BUYER
ARTICLE 7 TERMINATION
ARTICLE 8 ADDITIONAL AGREEMENTS
ARTICLE 9 MISCELLANEOUS
ANNEX 1 DEFINITIONS
Schedules to the Purchase Agreement
AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT
Boise Inc. Incentive and Performance Plan
ALDABRA 2 ACQUISITION CORP. 540 Madison Avenue, 17th Floor New York, New York 10022